Exhibit 10.3

AGREEMENT OF SALE AND LEASEBACK

THIS AGREEMENT OF SALE AND LEASEBACK (this “Agreement”) made as of November 4, 2010 (the “Effective Date”), by and between THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation (“A&P”), PATHMARK STORES, INC., a Delaware corporation (“Pathmark”), PLAINBRIDGE LLC, a Delaware limited liability company (“Plainbridge”), UPPER DARBY STUART, LLC, a Delaware limited liability company (“UP STUART”), and LANCASTER PIKE STUART, LLC, a Delaware limited liability company (“LP STUART”), each having an address at Two Paragon Drive, Montvale, New Jersey 07645 (collectively referred to herein as “Seller”), and WE APP I LLC, a Delaware limited liability company, having an address at c/o Winstanley Enterprises LLC, 150 Baker Avenue Extension, Suite 303, Concord, Massachusetts 07142 (“Purchaser”).

W I T N E S S E T H:

WHEREAS, subject to the terms and conditions set forth below, Seller and Purchaser desire to effectuate a “sale-leaseback” transaction;

WHEREAS, pursuant to the transaction, Seller agrees to sell, and Purchaser agrees to purchase the “Properties” (defined below); and

WHEREAS, simultaneous with the sale of the Properties, Seller, as “Tenant,” and Purchaser, as “Landlord” will enter into a lease for all or a portion of each of the Properties, all on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1 — DEFINITIONS

1.1.                                 Definitions.

As used herein the following terms shall have the following meanings:

“A&P” is defined in the Preamble to this Agreement.

“Applicable Law” means any laws, statutes, ordinances, codes, regulations, rules, orders, or other requirements of any local, state or federal authority or any other governmental entity or agency having jurisdiction over the Properties or any part thereof, including, without limitation, any of the foregoing affecting zoning, subdivision, building, health, traffic, environmental, Hazardous Materials or flood control.

“Business Day” means a day, other than Saturday or Sunday, on which commercial banks in the State of New Jersey are open for the general transaction of business.

“Closing” means (a) the transfer of the Properties from Seller to Purchaser; (b) the Seller and Purchaser’s execution and delivery of the Supermarket Leases, (c) the payment of the Purchase Price by Purchaser to Seller, and (d) the delivery and performance of the other items and obligations to be delivered or performed hereunder at the time the Properties are transferred and the Purchase Price is paid.

“Closing Date” means November 8, 2010, subject to extension only as expressly provided in this Agreement.

“Deeds” is defined in Section 3.4(a).

“Deposit” means the sum of Fourteen Million Dollars ($14,000,000.00), and any interest or other earnings thereon.

“Escrow Agent” means the national office of Chicago Title Insurance Company located at 265 Franklin Street, Boston, Massachusetts 02110.

“Environmental Report” means those certain Phase I Environmental Reports on the Properties prepared by Whitestone Associates set forth on Exhibit I.

“Environmental Law” means any Applicable Law and binding administrative or judicial interpretations thereof, relating directly to the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, release or disposal of Hazardous Materials.

“Estoppel Requirement” is defined in Section 11.1(a).

“Existing Leases Assignment” is defined in Section 3.4(d).

“Existing Leases” means the existing leases on the Shopping Center Property set forth on the Rent Roll. The Ground Leases shall not be considered Existing Leases. At Closing, Purchaser shall purchase the Properties subject to the Existing Leases.

“Existing Tenant Estoppels” means the estoppel certificates from the Existing Tenants required pursuant to Section 11(a).

“Existing Tenants” means the tenants under the Existing Leases.

“Gas Station Lease” means that certain lease between Pathmark and the Gas Station Tenant dated October 24, 1975 for certain space on the Lawnside Property.

“Gas Station Tenant” means Leemilt’s Petroleum.

“Ground Landlord Estoppels” is defined in Section 11.1(b).

“Ground Landlords” means the landlords under the Ground Leases.

“Ground Lease Assignments” is defined in Section 3.4(e).

“Ground Leases” means the ground leases and basement lease applicable to the Properties set forth on Exhibit C-2 attached hereto. At Closing, Seller shall assign and Purchaser shall assume the tenant’s interest under each of the Ground Leases.

“Hazardous Materials” means all materials (including without limitation wastes, pollutants and contaminants) in such quantity or concentration as to be subject to regulation pursuant to Environmental Law, including oils, petroleum, and petroleum products.

“HFF” is defined in Section 12.2(a).

“Improvements” means all buildings and other improvements located on the Parcels and all fixtures attached or affixed, actually or constructively, to the Parcels.

“Intangible Property” means all appurtenant easements, rights, and privileges related to the Parcels and the Improvements (including, without limitation, all approvals and development rights).

“Knowledge” means the actual knowledge of the present senior employees of the Corporate Real Estate Department of the Seller, without any independent inquiry other than the reading of this Agreement.

“Lawnside Property” means the Property located at 130 White Horse Pike, Lawnside, New Jersey.

“Material Adverse Effect” means an effect that is materially adverse to the physical or financial condition of the Properties, but shall exclude any effect resulting from (i) any occurrence or condition generally affecting the retail grocery industry; (ii) Acts of God and other force majeure events; (iii) the public announcement of this Agreement or the transactions contemplated hereby; and (iv) the acts or omissions of Purchaser or any of its Affiliates.

“Nemeroff” is defined in Section 12.2(a).

“Parcels” means the six (6) parcels of land described on Exhibits A-1 through A-6 attached hereto (including, without limitation, all air rights and subsurface rights).

“Partial Closing” means a Closing permitted to Purchaser under the provisions of this Agreement with respect to less than all of the Properties. In the case of a Partial Closing all of the provisions of this Agreement shall apply with respect to the Properties subject to such Partial Closing and the Purchase Price in connection with such Partial Closing shall be calculated based on the Purchase Price allocated to the Properties subject to such Partial Closing as set forth on Exhibit A (and the Deposit shall be applied to such Properties on a prorated basis based on such allocation). If the matters affecting the Property or Properties which have been removed from an initial Partial Closing (or Partial Closings) are subsequently satisfied such that pursuant to this Agreement a Partial Closing is to occur with respect to such Property or Properties, then all provisions of this Agreement shall apply with respect to such Property or Properties at the subsequent Partial Closing and the Purchase Price in connection with such subsequent Partial Closing shall be calculated based on the Purchase Price allocated to the Property or Properties subject to such subsequent Partial Closing as set forth on Exhibit A.

“Permits” means all licenses permits, consents, authorizations, and approvals with respect to the use, occupancy, possession and operation of the Parcels and Improvements now or hereafter issued, approved or granted by any governmental entity in connection with the Parcels and the Improvements.

“Permitted Encumbrances” is defined in Section 2.1.

“Properties” means all of the Parcels, together with all of Seller’s right, title or interest in the Improvements, Intangible Properties and the Permits related to the Parcels, the Ground Leases and the Existing Leases and any modifications or new leases made in accordance with the terms of this Agreement. As the context so requires in this Agreement, a “Property” shall mean any one of the six (6) Parcels and any Improvements, Intangible Properties, Permits, Ground Leases and, with respect to the Shopping Center Property, the Existing Leases related thereto.

“Purchase Price” means the sum of Eighty Nine Million Eight Hundred Thirty Thousand Fifteen Dollars ($89,830,015.00). The Purchase Price shall be allocated among the Properties in accordance with Exhibit A and is subject to adjustment pursuant to the provisions of this Agreement.

“Purchaser” is defined in the Preamble to this Agreement.

“Rent Roll” means the rent roll regarding the Existing Leases set forth on Exhibit C-1  attached hereto.

“Seller” is defined in the Preamble to this Agreement. “Settlement Statement” is defined in Section 3.3.

“Shopping Center Property” means the Property located at 9210 Atlantic Avenue, Queens (Ozone Park), New York.

“Stand Alone Properties” means the Properties other than the Shopping Center Property.

“Supermarket Leases” means the six (6) supermarket leases to be entered into at Closing between Seller, as “Tenant”, and Purchaser, as “Landlord”. For the Shopping Center Property, the Supermarket Lease for that Property will have a Demised Premises consisting of the current supermarket space on the Property; for the Stand Alone Properties, the Demised Premises will be the entire Parcel. The Supermarket Leases will be substantially in the forms attached hereto as Exhibit B-1 through B-6 (including the guarantees attached thereto) and as described in Section 9.1 below. Purchaser acknowledges and agrees that Seller may designate either Pathmark or A&P to serve as the tenants under the Supermarket Leases so long as A&P is either the tenant or guarantor under all of the Supermarket Leases.

“Surveys” means the ALTA/ACSM surveys of the Properties listed on the attached Exhibit C-3.

“Title Conditions” means the “Schedule B” conditions and requirements and other title matters to be satisfied by Seller at or prior to the Closing as set forth on the attached Exhibit C4.

“Unlimited Representations” means the representations and warranties of Seller set forth in Sections 7.1(g) and 7.1(q).

“Utility Deposits” is defined in Section 3.3(c).

ARTICLE 2 - SALE OF THE PROPERTY.

2.1.          Properties to be Sold and Conveyed.

Subject to the terms, conditions and covenants of this Agreement, Seller agrees to sell, convey and transfer good and marketable fee title (except with respect to the portions of the Properties subject to the Ground Leases, for which leasehold title shall be conveyed) and Purchaser agrees to purchase and accept all of Seller’s right, title and interest in and to the Properties. The Properties shall be sold subject only to (a) such easements, covenants, restrictions, agreements, encumbrances and other matters of title of as enumerated on Exhibit C5 attached hereto, (b) all present and future zoning and other governmental laws and regulations, (c) all facts revealed by the Surveys, and (d) the Existing Leases (the items enumerated in (a), (b), (c) and (d) are hereinafter collectively referred to as the “Permitted Encumbrances”). Further, in regard to the Lawnside Property, Seller will retain, and shall not assign, the Gas Station Lease (that is, following the Closing the Gas Station Lease shall be a sublease between the tenant under the applicable Supermarket Lease and the Gas Station Tenant).

2.2.          Payment of the Purchase Price.

The Purchase Price shall be paid as follows:

(a)                                       The Deposit, to be paid by certified check, bank check or wire transfer by Purchaser to Escrow Agent on the Effective Date. The Deposit shall be held in a trust account in accordance with Article 10. The Deposit shall be non-refundable to Purchaser, except as expressly set forth in this Agreement, but shall be credited against the Purchase Price at Closing; and

(b)                                      The Purchase Price, at Closing, by wire transfer to a bank and account designated by Seller, decreased by the Deposit, and increased or decreased by the closing adjustments described in Article 3 below.

ARTICLE 3 - CLOSING

3.1.          Closing Date.

The parties agree that the Closing shall take place on the Closing Date. TIME IS OF THE ESSENCE of this Agreement and all covenants and deadlines hereunder.

3.2.         Closing Place.

The Closing shall take place by escrow through the Escrow Agent or Purchaser’s title insurance company.

3.3.         Apportionments.

At the Closing, the following items shall be apportioned for the Properties as of 11:59 p.m. on the day preceding the Closing Date (provided, however, that no such items shall be apportioned with respect to the Stand Alone Properties except for the Annual Fixed Rent to be paid under the applicable Supermarket Leases):

(a) Taxes, water, sewer and any other cost or expense customarily apportioned in a shopping center closing will be apportioned on the basis of a 30-day month and on the basis of the accrual method of accounting. All such items attributable to the period prior to the Closing Date shall be credited to Seller, and all such items attributable to the period commencing on the Closing Date shall be credited to Purchaser;

(b)                                      All real estate taxes assessed against the Shopping Center Property shall be prorated between Seller and Purchaser on an accrual basis based upon the actual current tax bills. If the most recent tax bills received by Seller before the Closing Date are not the actual current tax bills, then Seller and Purchaser shall initially prorate the taxes at closing by applying 100% of the tax rate for the period covered by the most current available tax bill to the latest assessed valuation, and shall reprorate the taxes retroactively when the actual current tax bill is then available. All real estate taxes accruing before the Closing Date shall be the obligation of Seller and all such taxes accruing on and after the Closing date shall be the obligation of Purchaser;

(c)                                       The actual or estimated charges for utilities accrued and payable by Seller shall be prorated between Seller and Purchaser, provided Purchaser is required by law or elects to assume Seller’s utility accounts. Deposits for utilities (the “Utility Deposits”), plus any interest on the Utility Deposits to which Seller are or will be entitled that are held by the provider of the utilities and which are freely transferable to Purchaser, shall at the election of the Purchaser be assigned by Seller to Purchaser and Purchaser shall pay Seller the full amount thereof at Closing. Seller shall retain the right to obtain a refund of any Utility Deposits which are not required to be assigned to Purchaser, and Purchaser will cooperate with Seller as reasonably requested in obtaining any refund. With respect to water, sewer, electric and gas charges, Seller shall make reasonable efforts to obtain a reading of the meter or other consumption measuring device as of the Closing Date. If the Seller is unable to obtain such a reading, Seller shall furnish a reading as of a date not more than thirty (30) days prior to the Closing Date and the unknown charges shall be apportioned on the basis of an estimate computed by utilizing such reading and the most recent bill from the utility provider;

(d)                                      Rent and all other amounts due under the Ground Leases shall be prorated between Seller and Purchaser as of the Closing Date based on the actual number of days in the month during which the Closing Date occurs. Seller shall be entitled to a credit for any pre-paid rent under any of the Ground Leases with respect to the month in which the Closing Date occurs;

(e)                                       The prorated Fixed Annual Rent under the Supermarket Leases shall be credited to Purchaser as provided in Section 9.1 below; and

(f) The rent and any security deposit under the Existing Leases shall be apportioned/credited as provided in Section 9.2 below. Any prepaid rents, rent concessions, tenant improvement allowances or deposits on account of expenses relating in whole or part to any period after the Closing shall be credited to Purchaser at Closing.

At Closing, the parties shall jointly execute a settlement statement (the “Settlement Statement”) setting forth all adjustments and the basis for same. Seller shall deliver to Purchaser a draft of the Settlement Statement with appropriate back up information at least two (2) Business Days prior to the Closing Date. All apportionments shall be subject to reconciliation for a period of one (1) year following Closing.

3.4.                                 Seller’s Deliveries.

At the Closing, Seller shall, on compliance by Purchaser with the obligations of Purchaser to be complied with under this Agreement prior to or at the Closing, deliver to Purchaser each of the following:

(a)                                       Deeds in the forms attached as Exhibit D-1 through D-3, duly executed by Seller and in recordable form, to convey to Purchaser title to the Properties, subject only to the Permitted Encumbrances (the “Deeds”) together with such other instruments that are required or customary for the Deeds to be recorded (including, without limitation, any forms to be filed in connection with realty transfer fees, transfer taxes, document stamps or similar charges);

(b)                                      (i) A standard form affidavit of title together with such other reasonable instruments or certifications reasonably requested by Purchaser’s title insurer so that Purchaser may obtain title policies for the Properties subject only to the Permitted Exceptions and (ii) any reasonable instruments, certifications or funds required in connection with the satisfaction of the Title Conditions;

(c)                                       The Supermarket Leases, duly executed;

(d)                                      An Assignment and Assumption of Leases for the Existing Leases for the Shopping Center Property in the form attached hereto as Exhibit E (the “Existing Leases Assignment”);

(e)                                       An Assignment and Assumption of Ground Lease for each of the Ground Leases in the form attached hereto as Exhibit F (the “Ground Lease Assignments”);

(f)                                         The Existing Tenant Estoppels and the Ground Landlord Estoppels;

(g)                                      Tenant attornment letters from Seller to the Existing Tenants in the form of Exhibit G attached hereto;

(h)                                      Affidavits sworn to by each party that constitutes Seller, in the form attached hereto as Exhibit H, stating under penalty of perjury that such Seller is not a foreign person as defined in Section 1445 of the Internal Revenue Code and stating such Seller’s United States taxpayer identification number;

(i)                                          A Secretary’s Certificate from A&P evidencing the necessary corporate approvals and authority of the Seller hereunder and of the tenant(s) and guarantor under the Supermarket Leases in the form attached hereto as Exhibit M and, if applicable, such other evidence of authority as may be reasonably required by Purchaser’s title insurer in connection with the transactions contemplated herein;

(j)                                          The Settlement Statement;

(k)                                       Original lease files for the Existing Leases and the Ground Leases (including, without limitation, fully-executed originals (if available) of the Existing Leases and the Ground Leases); and

(l)                                          All books, records and other documents, databases, computer files and other materials in the possession or control of Seller and material to Purchaser’s ownership or operation of the Properties, including correspondence, Permits, licenses and approvals, as-built drawings, plans and specifications, and guaranties and warranties.

3.5.                                                          Purchaser’s Deliveries.

At the Closing, Purchaser shall, on compliance by Seller with the obligations of Seller to be complied with under this Agreement prior to or at Closing, and satisfaction (or waiver by Purchaser) of all conditions set forth in Article 11 of this Agreement to Purchaser’s obligation to close, deliver to Seller each of the following:

(a)                                       The Purchase Price (subject to Section 2.2(b));

(b)                                      The Supermarket Leases;

(c)                                       The Existing Leases Assignment;

(d)                                      The Ground Lease Assignments; and

(e)                                       The Settlement Statement.

3.6.           Pre-submission.

Each party agrees to submit to the other party’s attorneys copies of all documents to be delivered by such party at the Closing at least two (2) Business Days prior to Closing to the extent available, or if same are not available at said time, at such other time in as far in advance of the Closing as possible.

3.7.           Realty Transfer Fee and Other Fees and Taxes.

(a)                                       The realty transfer fee, transfer tax, document stamps or similar charges imposed on or in connection with the transfer of the Properties pursuant to this Agreement shall be paid by Seller. Any mortgage recording tax incurred with respect to any financing of Purchaser or commercial mansion fees shall be paid by Purchaser.

(b)                                      Seller shall pay its own counsel fees.

(c)                                       All fees of Purchaser’s counsel, survey, due diligence, recording fees, and title insurance premiums with respect to the transaction hereunder shall be paid by Purchaser.

(d)                                      All other governmental fees and taxes, if any, which are not otherwise addressed herein shall be paid in accordance with local custom in the county where the respective Property is located.

3.8.           Assessments.

If, on the Closing Date, the Properties or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments of which the first installment is then due or has been paid, then for the purposes of this Agreement, the unpaid installments of any such assessments shall all be considered due and payable and shall be credited to Purchaser at or prior to Closing. Any other such assessments shall be Purchaser’s responsibility to pay directly. Notwithstanding the foregoing, this Section 3.8 shall not be applicable to the Stand Alone Properties.

ARTICLE 4 - TITLE AND CONDITION OF PROPERTY

4.1.                                 Title, Permitted Encumbrances.

Title to the Properties shall be delivered at the Closing, subject only to the Permitted Encumbrances. Seller covenants and agrees (a) not to encumber the Properties in any way during the pendency of this Agreement, (b) to deliver title to the Properties subject only to the Permitted Encumbrances and (c) to cause all Title Conditions to be satisfied on or prior to the Closing Date. Without limiting the generality of the foregoing, Seller hereby agrees that on or prior to the Closing Date Seller shall satisfy or cure all taxes, mortgages, deeds of trust, judgments, attachments, mechanic’s or materialmen’s liens or other such monetary encumbrances on the Properties.

4.2.                                 Condition of Properties.

PURCHASER REPRESENTS, WARRANTS AND ACKNOWLEDGES TO AND AGREES WITH SELLER THAT PURCHASER IS PURCHASING THE PROPERTIES IN THEIR “AS-IS”, “WHERE IS” CONDITION “WITH ALL FAULTS” AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATION OR GUARANTEES, EITHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF THE SELLER, EXCEPT AS EXPRESSLY SET FORTH HEREIN. Purchaser acknowledges that Purchaser has not relied, and is not relying, upon any information, document, sales brochures or other literature, maps or sketches, projection, proforma, statement, representation, guarantee or warranty (whether express or implied, or oral or written, or material or immaterial) that may have been given by or made by or on behalf of the Seller except as expressly set forth herein.

ARTICLE 5 — PRE- CLOSING OBLIGATIONS

5.1                                    Covenants of Seller Pending Closing.

(a)                                       From and after the Effective Date through the Closing Date, except as otherwise provided by this Agreement, Seller shall not enter into any contracts for services or otherwise that may be binding upon the Properties or upon Purchaser, nor shall any easements be created or any licenses given on the Properties, nor shall any legal action be taken with respect to the Properties, nor enter into any new lease of space in the Properties, amend, modify or waive any right under an Existing Lease (except as provided in Section 9.2 below) or drawdown on any lease deposit or give a notice of default or commence or threaten to commence any action against any tenant or other third party having an interest in the Properties, or amend or take any other action with respect to any of the Ground Leases, without the express prior written consent of Purchaser in each instance, which consent shall be granted or withheld in Purchaser’s sole discretion;

(b)                                      From the Effective Date through the Closing Date, except as otherwise provided by this Agreement, Seller shall continue to operate the Properties in substantially the same manner as Seller has prior to the Effective Date;

(c)                                       From the Effective Date through the Closing Date, except as otherwise provided by this Agreement, Seller shall not initiate, consent to, approve or otherwise take any action with respect to a change in any Permit or applicable zoning or any other governmental rules or regulations presently applicable to all or any part of the Properties;

(d)                                      From the Effective Date through the Closing Date, Seller shall promptly give Purchaser a reasonably detailed written notice of: (i) any fire, flood or other material adverse change with respect to the Properties; (ii) any actual or proposed condemnation (or proceeding in lieu thereof) of which Seller obtains Knowledge; (iii) any written notice received by Seller claiming that the Property or the use and operation thereof fails to comply with Applicable Law; (iv) any written notice given or received by or on behalf of Seller claiming that Seller or any Existing Tenant is in default under an Existing Lease; (v) any written notice given or received by or on behalf of Seller claiming that Seller or any Ground Landlord is in default under any of the Ground Leases; and (vi) any written notice received by any Seller concerning any pending or threatened litigation or administrative proceeding affecting any of the Properties; and

(e)                                       From the Effective Date through the Closing Date, Seller shall not sell or encumber all or any portion the Properties or any direct or indirect interest therein or enter into any agreement relating thereto.

ARTICLE 6 - CASUALTY AND CONDEMNATION

6.1                                    Casualty.

The risk of loss or damage to the Properties by fire or otherwise, beyond ordinary wear and tear, shall be upon Seller until the Closing, provided however, that, in the event of a casualty, Purchaser shall accept the Properties in their then “as is” condition at Closing (which shall not be delayed as a result of the casualty) and with respect to any casualty applicable to any portion of the Shopping Center Property subject to an Existing Lease, Seller shall, at the Closing, assign to Purchaser its rights under all insurance proceeds as a result of such casualty (to the extent applicable to such portion(s) of the Properties) and shall pay to Purchaser all insurance proceeds received by Seller with respect thereto, and Purchaser shall receive a credit at Closing in an amount equal to the deductibles under the insurance policies applicable thereto (provided, however, that with respect to any of the Stand Alone Properties or any portion of the Shopping Center Property that will be subject to a Supermarket Lease upon the Closing, Seller shall not so assign such rights, and Purchaser’s and Seller’s rights and obligations following the casualty shall be governed by the applicable Supermarket Lease). Notwithstanding the foregoing, in the event that any casualty at a Property affects more than ten percent (10%) of the Improvements for such Property or entitles an Existing Tenant to terminate its Existing Lease or cease paying all or some of its rent or entitles a Ground Landlord to terminate its Ground Lease or would entitle a tenant under a Supermarket Lease (under the provisions of the applicable Supermarket Lease to be delivered at Closing) to terminate the applicable Supermarket Lease or cease paying all or some of its rent, then Purchaser shall have the right to remove such Property from this Agreement by giving notice of same to Seller within ten (10) Business Days after the casualty, and the parties shall proceed to a Partial Closing without such Property.

6.2 Condemnation.

(a)                                      In the event that a permanent (or temporary that exceeds thirty (30) days) public condemnation, eminent domain or other taking proceeding shall be completed, commenced or threatened against an entire Property, or a material portion of any Property, prior to Closing, such that the Property cannot, in Purchaser’s reasonable judgment, be used for its intended purpose or which will impact access or parking, permit an Existing Tenant to terminate its Existing Lease or stop paying full rent, permit a Ground Landlord to terminate its Ground Lease, entitle a tenant under a Supermarket Lease (under the provisions of the applicable Supermarket Lease to be delivered at Closing) to terminate the applicable Supermarket Lease or stop paying full rent or reduce the value of any of the Properties by more than ten percent (10%), then Purchaser shall have the right to remove such Property from this Agreement by giving notice of same to Seller within ten (10) Business Days after the condemnation notice or other event giving Purchaser such termination right, and the parties shall proceed to a Partial Closing without such Property.

(b)                                     In the event of a permanent public condemnation, eminent domain or other taking proceeding of a portion of the Properties prior to Closing, which is not described in Section 6.2(a), Purchaser shall complete the sale without any adjustment to the Purchase Price or other compensation for such condemnation except that any proceeds received by the Seller before the Closing on account thereof shall be paid over to Purchaser at Closing as a Closing adjustment, and Seller shall transfer and assign to Purchaser at Closing all of Seller’s rights and interests in and to such award and proceeds and any proceeds received by the Seller after Closing on account thereof shall be paid over to Purchaser as a post-closing adjustment.

(c) The provisions of this Section 6.2 shall survive the Closing; provided, however, in the event of any inconsistency between the provisions of this Section 6.2 and any applicable provisions of any of the Supermarket Leases, the applicable provisions of the applicable Supermarket Lease or Supermarket Leases shall govern and control.

ARTICLE 7- REPRESENTATIONS AND WARRANTIES

7.1                                    Warranties and Representations of Seller.

Seller represents and warrants to, and covenants and agrees with, Purchaser as of the Effective Date (and on the Closing Date shall be deemed to reaffirm all such representations, covenants and warranties as of that date) that:

(a)                                       Seller is duly organized, validly existing and in good standing under the laws of the state of its incorporation/formation and authorized to do business in the jurisdictions where the Properties are situate. The execution, delivery and performance by Purchaser of the terms of this Agreement have been duly authorized by all necessary corporate action and do not conflict with the organizational/formation documents of Seller or any agreement to which Seller is bound or is a party or requires the consent of any party;

(b)                                      Seller has the legal right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms. The execution and delivery by Seller of this Agreement and the Seller’s performance hereunder will not conflict with, or result in a breach of, any of the terms, covenants and provisions of any agreement or instrument to which Seller is a party or by which it is bound, or, to Seller’s Knowledge, any Governmental Regulation, or judgment, writ, injunction or decree of any court or governmental authority affecting Seller. The individual executing this Agreement on Seller’s behalf has been duly authorized to do so by all necessary all corporate action;

(c)                                       Seller does not have Knowledge of any pending or threatened condemnation, eminent domain or similar proceeding affecting the Properties or any portion thereof;

(d)                                      To Seller’s Knowledge and except as would not have a Material Adverse Effect, there are no suits, actions, claims or proceedings pending or threatened against or affecting the Properties, the Permits or any of the transactions provided for herein before any court or administrative agency or officer (including, without limitation, any bankruptcy, insolvency or similar proceeding) seeking to restrain, enjoin or otherwise prohibit the consummation of any of the transactions contemplated by this Agreement, and Seller has not breached or otherwise failed to perform with respect to any judgment, order, writ, injunction, rule or regulation of any court or governmental agency or office to which Seller is subject in any way affecting the Seller (but only to the extent that any such breach or failure to perform could reasonably be expected to have a Material Adverse Effect on Purchaser following the Closing), the Properties, the Permits or any of the transactions provided for herein;

(e)                                       Seller does not have Knowledge of any pending or threatened special assessments affecting the Properties or any portion thereof. There is no application or proceeding pending with respect to the reduction of the assessed valuation of any portion of the Properties;

(f)                                         Seller is familiar with the provisions of Sections 897 and 1445 of the Internal Revenue Code (the “Code”), and Seller is not a “foreign person” or “disregarded entity” as those terms are defined in Section 1445(f)(3) of the Code;

(g) No bankruptcy or insolvency proceeding or petition under the U.S. Bankruptcy Code or any state bankruptcy or insolvency law filed by or against Seller is pending, or, to Seller’s Knowledge, threatened. Seller has not caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or made an assignment for the benefit of creditors. Seller is solvent, and Seller will not be made insolvent by the consummation of the transactions contemplated by this Agreement, nor does Seller contemplate any pending insolvency or believe or have reason to believe that it will not be able to pay its debts and other obligations as they become due (the parties acknowledge and agree that the terms and phrases used in this sentence shall be interpreted in accordance with Section 548 of the U.S. Bankruptcy Code). Seller did not enter into this Agreement and the Seller will not consummate the transactions contemplated by this Agreement with any intent to hinder, delay or defraud any creditors. The Purchase Price is good and valuable consideration for the Properties and has been negotiated in an arm’s length transaction between Seller and Purchaser; without limitation of the foregoing, Seller continued to market the Properties until immediately prior to the execution of this Agreement upon a separate understanding between Purchaser and Seller, which understanding is terminated by the execution of this Agreement, that Purchaser would have the right to match any materially higher offers received by Seller in connection with the sale of the Properties;

(h)                                      To Seller’s Knowledge, except as disclosed in the Environmental Reports, (i) there has never been any release of Hazardous Materials into the environment from the Properties, or in, on or under the Properties, that has not been remediated in accordance with all Environmental Laws; and (ii) there are no underground fuel or oil storage tanks located at the Properties;

(i)                                          Other than the Existing Leases (and one (1) lease at the Property located in Lawnside, New Jersey that will be a sublease under the Supermarket Lease at such Property following the Closing in respect of which Purchaser shall have no responsibility, obligation or liability), there are no leases or other agreements (written or verbal) that grant any possessory interest in and to any space situated on or in the Properties or that otherwise give rights with regard to use of the Properties for occupancy of any kind affecting the Properties;

(j)                                          To Seller’s Knowledge, there are no service, maintenance, supply or other similar contracts affecting the Properties that will be binding on Purchaser; and in the event that any such contracts are discovered after the Closing, Seller shall satisfy all obligations thereunder and terminate such agreements and within ten (10) Business Days following Purchaser’s written demand, and pay in full any cost, demand, claim or other expense of any kind or nature related thereto;

(k)                                       Seller has not received written notice of any uncured claims, demands, suits, orders, decrees or judgments relative to violations of (i) any of the Permits or any conditions thereof, or (ii) or any easement, restrictive covenant or other matter of record affecting the Properties;

(l) The Existing Leases are in full force and effect and have not been modified, amended, extended or assigned, except as expressly set forth in the Rent Roll. With respect to the Existing Leases: (i) the rents and other charges payable by the Existing Tenants under the Lease are being paid on a current basis and there are no arrearages; (ii) there are no existing defaults by either Seller as the landlord, or to Seller’s Knowledge, the Existing Tenants, nor to Seller’s Knowledge are there any existing state of facts or conditions which, upon passage of time and/or giving of notice, could give rise to a default by either Seller as the landlord or the Existing Tenants; (iii) no rent under the Existing Leases have been paid more than thirty (30) days in advance; (iv) there are no security deposits under any Existing Leases except as shown on the Rent Roll, and any such security deposits are cash security deposits; and (v) all brokerage commissions and tenant improvement allowance (and any other amount payable to a tenant) payable by Seller as landlord (whether or not then due and payable) under or with respect to the Existing Leases, including, without limitation, any renewal or extension thereof have been paid in full or will be as of the Closing or credited to Purchaser against the Purchase Price. Seller has properly performed all work required to be performed by landlord under each of the Existing Leases in accordance with provisions of the Existing Leases and, as the landlord under the Existing Leases, Seller has no further construction obligations, whether for initial construction or with respect to any expansion options, and has paid in full any tenant improvement contributions or other allowances. To Seller’s Knowledge, any documents, test results or other submissions required to be delivered to the Existing Tenants under the Existing Leases have been delivered. Seller has no Knowledge that any Existing Tenant intends to vacate its space, cease operating for business or request protection under any bankruptcy laws, insolvency laws or other similar laws. The information on the Rent Roll is materially true and accurate and Seller has provided true, correct and complete copies of the Existing Leases to Purchaser. No lease security deposit has been drawdown on;

(m)                                    Seller has not given or received a notice of any violation of any Applicable Law governing either of the Properties or any covenant, condition or restriction or any agreement contained in any instrument encumbering or benefiting either of the Properties that remains uncured;

(n)                                      No person, firm, corporation or other entity has any right or option (including, without limitation, any right of first refusal or first offer) to purchase the Properties or any portion thereof;

(o)                                      Seller has delivered to Purchaser true, correct and complete copies of the Ground Leases. The Ground Leases are in full force and effect, have not been amended, modified or supplemented, and each constitutes the entire agreement between Seller and the applicable Ground Landlord. There is no default by Seller, nor to Seller’s Knowledge any Ground Landlord under any of the Ground Leases and, to Seller’s Knowledge, no condition or event that, with the passage of time or giving of notice, or both, has occurred that would constitute such a default. No security deposit has been provided in connection with any of the Ground Leases. No brokerage or leasing commission or fee payable by the tenant under any the Ground Leases is or will hereafter be due, and there are no agreements that will obligate Purchaser to pay any such amount on or after Closing in connection with any renewals or extensions or amendments of any of the Ground Leases;

(p)                                      The sales and EBITDA information attached as Exhibit J is true, correct and accurate in all material respects; and

(q) At Closing there shall not be any collective bargaining agreements, management agreements or other employee agreements binding on Purchaser and Purchaser shall have no obligation with respect to any employees, and the only employees at the Properties shall be the employees of the tenants under the Existing Leases and the Supermarket Leases (and the only such collective bargaining agreements, management agreements or other employee agreements shall be binding on such tenants, but not Purchaser).

7.2                                    Survival.

The representations and warranties made by Seller in Section 7.1 are true and correct as of the date of this Agreement and shall be true and correct and deemed repeated as of Closing, and shall survive Closing for a period of twelve (12) months, provided however, the Unlimited Representations shall survive closing indefinitely without any such limitation on survival.

7.3                                    Warranties and Representations of Purchaser.

Purchaser warrants and represents to, and covenants and agrees with, Seller as follows:

(a)                                       Purchaser is a limited liability company, has full power and authority to execute, deliver and carry out its obligations under this Agreement and all documents to be executed in connection herewith and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and all documents to be executed in connection herewith. All persons executing this Agreement on behalf of the Purchaser have been duly authorized to do so;

(b)                                      This Agreement is the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms;

(c)                                       The execution, delivery and performance of this Agreement by Purchaser in accordance with its terms, will not violate, conflict with or result in the breach of any agreement or any law, regulation, contract, agreement, commitment, order, judgment or decree to which Purchaser is a party or by which it is or may be bound;

(d)                                      No bankruptcy or insolvency proceeding or petition under the U.S. Bankruptcy Code or any state bankruptcy or insolvency law filed by or against Purchaser is pending, or, to Purchaser’s knowledge, threatened. Purchaser has not caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or made an assignment for the benefit of creditors; and

(e) Purchaser has funds sufficient for the Purchase Price. Purchaser acknowledges and agrees that this transaction is not contingent upon financing of any kind or the availability of any specific funding source.

7.4                                    Survival.

The representations made by Purchaser in Section 7.3 are true and correct as of the date of this Agreement and shall be true and correct and deemed repeated as of Closing, but shall not survive Closing.

ARTICLE 8- DEFAULT

8.1 Default by Purchaser.

In the event that Purchaser defaults under this Agreement and such default continues for five (5) days after written notice from Seller to Purchaser specifying such default, Seller shall have as its sole and exclusive remedy the right to terminate this Agreement and retain the Deposit without the necessity of proving actual damages due to the difficulty of proving actual damages resulting from the breach of this Agreement by Purchaser. In the event that litigation ensues regarding Seller’s right to retain the Deposit and Seller ultimately prevails, Purchaser hereby waives any right to challenge the enforceability of this Section 8.1 or its reasonability.

8.2                                    Default by Seller.

In the event that Seller defaults under this Agreement and such default continues for five (5) days after written notice from Purchaser to Seller specifying such default, the Deposit shall immediately be refunded to Purchaser following Purchaser’s written demand and Purchaser shall, as its sole and exclusive remedy, have the right either (a) to seek specific performance of this Agreement, or, in the alternative (or if Purchaser sought specific performance and such remedy was denied or otherwise not available to Purchaser for any reason), (b) to terminate this Agreement and receive liquidated damages of $2,000,000 from Seller without the necessity of proving actual damages due to the difficulty of proving actual damages resulting from the breach of this Agreement by Seller. In the event that litigation ensues regarding such liquidated damages or the amount thereof, Seller hereby waives any right to challenge the enforceability of this Section 8.2 or its reasonability. The parties agree that except as expressly set forth in this Section 8.2 no damages of any kind whatsoever (including, without limitation, compensatory, special or consequential damages) shall be awarded as a result of Seller’s default. Purchaser may, in its sole and absolute discretion, extend any time for performance of any obligation of Seller under this Agreement by written notice of such election given to Seller for one or more periods of up to thirty (30) days in total to provide additional time for the performance of any such obligation.

8.3                                    Partial Closing.

In addition to Purchaser’s remedies set forth in Section 8.2 above, if any default by Seller under this Agreement affects less than all of the Properties, Purchaser may, in its sole and absolute discretion, by written notice of such election given to Seller, elect to proceed to a Partial Closing with respect to the Properties that are not affected by such default. In connection with such an election Purchaser may, in its sole and absolute discretion, by written notice of such election given to Seller, elect to consummate a Partial Closing with respect to the Property or Properties subject to Seller’s default following Seller’s cure thereof.

ARTICLE 9 — SUPERMARKET LEASES

9.1                                    Supermarket Leases.

(a)                                    At Closing, the parties shall mutually execute and deliver the Supermarket Leases for the Properties in the forms attached as Exhibits B-1 through B-6.

(a) At the Closing, Seller, as “Tenant,” shall pay the Fixed Annual Rent described in Section 5 of the Supermarket Leases, plus, with respect to the Supermarket Lease for the Shopping Center Property its proportionate share of estimated monthly CAM, Real Estate Taxes, and insurance, on a prorated basis as of 11:59 p.m. on the day preceding the Closing Date.

9.2                                    Existing Leases.

(a) At the Closing, base rent and additional rent under the Existing Leases shall be apportioned for the Property as of 11:59 p.m. on the day preceding the Closing Date. After Closing, any rent under the Existing Leases collected by either party shall be first credited to Purchaser for any rents then due and payable, next to Seller and Purchaser for the rent payable in the month in which the Closing occurs and then against any pre-closing arrearages due to Seller. In the first twelve (12) months following the Closing, Seller may not commence a legal action against any Existing Tenant. Thereafter, Seller may, but shall have no obligation to, commence a legal action to recover pre-closing arrearages from an Existing Tenant (provided, however, in no event shall Seller seek to terminate an Existing Lease or evict any Existing Tenant in connection with any such action).

(b)                                 Existing Tenants’ payments on account of “CAM” and percentage rent under the Existing Leases and the basis for billing therefor will be accounted for at Closing based on information available at such time, and Seller and Purchaser shall cooperate with respect thereto during the twelve (12) month period following the Closing such that all amounts accruing with respect thereto prior the Closing Date are paid or otherwise credited to Seller and all amounts accruing with respect thereto on or after the Closing Date are paid or otherwise credited to Purchaser.

(c)                                  At Closing, Purchaser shall receive a credit against the Purchase Price for any and all security deposits held by Seller pursuant to the Existing Leases.

ARTICLE 10 - ESCROW AGENT

10.1 Deposit in Escrow.

The Deposit and any interest earned thereon shall be held by the Escrow Agent, in trust and on the terms hereinafter set forth. The term “Deposit” shall include any interest earned thereon.

10.2 Deliveries by Escrow Agent.

If Purchaser demands the Deposit pursuant to Section 8.1 or terminates this Agreement pursuant to Section 11.2(a), Escrow Agent shall immediately return the Deposit to Purchaser. Except as provided in the previous sentence or at Closing, when the entire Deposit shall be paid to Seller, Escrow Agent shall not make any disbursements of the Deposit unless instructed by written instructions jointly signed by Seller and Purchaser directing Escrow Agent to disburse funds otherwise.

10.3 Disputes.

In the event of a dispute that results in litigation between Seller and Purchaser, the Escrow Agent shall deliver the monies held in the escrow to the Clerk of the Court in which such litigation is pending, or in the event of a dispute not then resulting in litigation, the Escrow Agent may continue to hold the monies in escrow or take such affirmative steps as the Escrow Agent may, at the Escrow Agent’s option, elect in order to terminate the Escrow Agent’s duties, including, but not limited to, depositing the monies held in the escrow in any court which the Escrow Agent shall select in New Jersey, and an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party.

10.4 Release and Indemnity.

(a) It is agreed that the duties of the Escrow Agent are only as herein specifically provided and are purely ministerial in nature, and that the Escrow Agent shall incur no liability whatsoever except for willful misconduct or gross negligence, as long as the Escrow Agent has acted in good faith. The Seller and Purchaser each release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of its duties hereunder.

(b) Seller and Purchaser shall jointly and severally hold Escrow Agent harmless from and against any loss, damage, liability or expense incurred by Escrow Agent not caused by its willful misconduct or gross negligence, arising out of or in connection with its entering into this Agreement and the carrying out of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim of liability or participating in any legal proceeding. Escrow Agent may consult with counsel of its choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

10.5 Stakeholder Only.

(a)                                       The Escrow Agent is acting as a stakeholder only with respect to the monies to be deposited in the escrow. Upon making delivery of such monies in the manner herein provided, the Escrow Agent shall have no further liability hereunder.

(b)                                      Escrow Agent may resign at will and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect; provided, however, that (i) prior to such resignation a substitute escrow agent is approved in writing by Seller and Purchaser, which approval shall not be unreasonably withheld or delayed, or (ii) Escrow Agent shall deposit the Deposit with a court of competent jurisdiction in New Jersey. After such resignation, Escrow Agent shall have no further duties or liability hereunder.

ARTICLE 11 — CONDITIONS TO CLOSING

11.1 Conditions Precedent.

Purchaser’s obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 11.1 on or before the Closing Date:

(a) Purchaser shall have received an estoppel certificate from Fashion Bug (the “Estoppel Requirement”). All Tenant estoppel certificates required under this Section 11.1(a) shall be substantially in the form attached hereto as Exhibit K. No tenant estoppel certificate shall count toward the Estoppel Requirement if it discloses: (i) any material default by landlord or tenant or condition that, with the giving of notice, the passage of time, or both, would become a default, unless Seller actually cures the alleged default or condition prior to Closing to Purchaser’s reasonable satisfaction; (ii) any materially adverse amendment, modification or supplement to the Existing Lease in question that was not provided to Purchaser before the Effective Date; (iii) any outstanding tenant improvement allowances or obligations, moving allowances, free rent or other inducements or concessions owed to any Existing Tenant that were not disclosed in writing to Purchaser before the Effective Date, unless, with respect to any payment obligation to an Existing Tenant, Seller agrees to credit the amount of the obligation to Purchaser at Closing; or (iv) any other information that is inconsistent in any material adverse respect with the Rent Roll or the copies of the Existing Leases provided to Purchaser before the Effective Date. (Although not a condition to Closing, Seller, as a post-Closing requirement shall use good faith, commercially reasonable efforts to obtain an estoppel certificate from each tenant under each of the Existing Leases, and shall deliver copies such estoppels to Purchaser promptly upon receipt thereof by Seller);

(b)                                      Purchaser shall have received an estoppel certificate from each Ground Landlord reflecting the terms of each Ground Lease and otherwise substantially in the form attached hereto as Exhibit L (the “Ground Landlord Estoppels”). This condition shall not be satisfied if any of the Ground Landlord Estoppels discloses: (i) any default under any of the Ground Leases or condition that, with the giving of notice, the passage of time, or both, would become a default unless Seller actually cures the alleged default or condition prior to Closing to Purchaser’s reasonable satisfaction; (ii) any material amendment, modification or supplement to any of the Ground Leases that was not provided to Purchaser before the Effective Date; or (iii) any other information that is inconsistent in any material respect with the Ground Leases or related information as provided to Purchaser before the Effective Date. Seller shall use good faith, commercially reasonable efforts to obtain the Ground Landlord Estoppels from each of the Ground Landlords, and shall deliver a copy of such estoppels to Purchaser promptly upon receipt thereof;

(c)                                       On the Closing Date title to the Properties shall be conveyed to Purchaser in the condition required pursuant to Section 2.1 and Section 4.1; and

(d) Seller shall prepare and Purchaser shall cooperate in good faith in the filing with the State of New Jersey Division of Taxation of a Notice of Sale (C-9600) (and a copy of this Agreement shall be submitted therewith) and Asset Transfer Tax Declaration (TTD) and Seller shall obtain a so-called “Bulk Sales Letter” before the Closing assuring that Purchaser shall not be personally liable for the payment to the State of New Jersey of taxes determined to be due from Seller as a result of the sale of the Lawnside Property. In connection therewith and without limiting the generality of the foregoing, the Closing shall not occur until the State of New Jersey has issued such a so-called “bulk sales letter” and, if such letter requires the withholding of Seller’s proceeds from the Closing, an escrow therefor shall be established with the Escrow Agent and the funds held thereunder shall not be released to Seller except in accordance with instructions from the New Jersey Division of Taxation.

11.2 Failure of Condition Precedent.

(a)                                       If any condition precedent set forth in Section 11.1 has not been satisfied on the Closing Date then Purchaser may terminate this Agreement by written notice to Seller, in which event the Deposit shall immediately be returned to Purchaser and the parties shall have no further obligations hereunder.

(b)                                      Notwithstanding the foregoing, if the conditions set forth in Section 11.1 shall not have been fulfilled on or before the Closing Date, either Purchaser or Seller shall have the right, exercisable by written notice to the other party on or prior to the Closing Date, to extend the Closing Date (subject to Purchaser’s termination right set forth in the following sentence) for a period of thirty (30) days to provide additional time for the fulfillment of such conditions (and, if all such conditions are so fulfilled, the Closing Date shall be the date that is two (2) Business Days thereafter). Notwithstanding the foregoing, commencing on the date that is fifteen (15) days following the commencement of such thirty (30) day period, Purchaser may elect, in its sole discretion, to terminate this Agreement pursuant to Section 11.2(a) above or proceed to a Partial Closing pursuant to Section 11.2(c) below. At the end of such thirty (30) day period, Seller may elect, in its sole discretion, to terminate this Agreement pursuant to Section 11.2(a) above or proceed to a Partial Closing pursuant to Section 11.2(c) below.

(c)                                       Without limitation of and in addition to the provisions of Sections 11.2(a) and (b) above, if any failure of condition precedent affects less than all of the Properties, Purchaser may, in its sole and absolute discretion, by written notice of such election given to Seller, elect to proceed to a Partial Closing with respect to the Properties that are not affected by such failure.

(d)                                      The parties acknowledge and agree that the “Bulk Sales Letter” described in Section 11.1(d) will not be available by the Closing Date. Therefore, this Section 11.2(d) shall constitute Seller’s written notice to extend the Closing Date for the Lawnside Property, subject to and in accordance with the provisions of Section 11.2(b) (provided, however, that the fifteen (15) day period generally provided to Purchaser pursuant to Section 11.2(b) shall be thirty (30) days with respect to the condition described in Section 11.1(d)). Subject to all applicable provisions of the Agreement, the Closing Date for the Lawnside Property will be on the second (2nd) Business Day following Purchaser’s receipt of the Bulk Sales Letter that satisfies the requirements of Section 11.1(d).

ARTICLE 12 - MISCELLANEOUS

12.1 Entire Agreement.

This Agreement, including all exhibits, schedules and documents attached hereto, contains the entire understanding of the parties hereto with respect to the subject matter hereof, and no prior or other writing or oral agreement or undertaking pertaining to any such matter shall be effective for any purpose. This Agreement may not be changed or modified, nor any provision hereof waived, except in writing by the party to be charged thereby.

12.2 Broker.

(a)                                       Purchaser and Seller represent and warrant to each other that neither has dealt with any broker, finder or agent in connection with this transaction other than Holliday Fenoglio Fowler, L.P (“HFF”) and Andy Nemeroff of the Imperial Capital Company (“Nemeroff”).

(b)                                      Seller shall pay HFF a commission pursuant to a separate commission agreement. Purchaser shall pay Nemeroff a commission pursuant to a separate commission agreement.

(c)                                       Seller shall defend, indemnify and hold Purchaser and Nemeroff harmless from and against any claims of or liabilities to any broker, finder or agent based upon dealings or alleged dealings with Seller. Purchaser shall defend, indemnify and hold Seller and HFF harmless from and against any claims of or liabilities to any broker, finder or agent based upon dealings or alleged dealings with Purchaser.

(d)                                      Without limiting the generality of the Section 12.2(c) above, Purchaser shall defend, indemnify and hold Seller and HFF harmless from and against any claims or liabilities to Morris Harary and A&H Acquisitions, and any claim from such brokers shall not be a default under this Agreement or a basis to postpone the Closing Date.

(e) The obligations of Purchaser and Seller under this Section shall survive whether or not title closes hereunder and notwithstanding any release of either party pursuant to any other provisions of this Agreement.

12.3 Notices.

(a) All notices, elections, consents, approvals, demands, objections, requests or other communications which Seller, Purchaser or Escrow Agent may be required or desire to give pursuant to, under or by virtue of this Agreement shall be in writing and sent by (i) first class U.S. certified or registered mail, return receipt requested, with postage prepaid, or (ii) nationally recognized overnight courier (for next business day delivery), addressed as follows:

If to Seller:

Pathmark Stores, Inc.

Two Paragon Drive

Montvale, NJ 07645

Attention: Senior Vice President – Real Estate

With a copy to:

Pathmark Stores, Inc.

Two Paragon Drive

Montvale, NJ 07645

Attention: Senior Counsel, Real Estate

If to Purchaser:

c/o Winstanley Enterprises LLC

150 Baker Avenue Extension

Suite 303

Concord, Massachusetts 07142

Attention: Adam D. Winstanley

With a copy to:

Daniel A. Taylor, Esq.

DLA Piper LLP (US)

33 Arch Street, 26th Floor

Boston, MA 02110-1147

If to Escrow Agent

Chicago Title Insurance Company

265 Franklin Street, 8th floor

Boston, Massachusetts 02110

Attention: David Buczkowski

(b) Seller, Purchaser or Escrow Agent may designate another addressee or change its address for notices and other communications hereunder by a notice given to the other parties in the manner provided in this Section 12.3. A notice or other communication sent in compliance with the provisions of this Section 12.3. shall be deemed given and received on (i) the third (3rd) day following the date it is deposited in the U.S. mail, or (ii) the date it is delivered (or delivery is refused) to the other party if sent by nationally recognized overnight courier. Notices or receipts signed by the respective attorneys for the parties shall be deemed sufficient within the meaning of this Section without the signature of the parties themselves.

12.4 Governing Law.

This Agreement shall be governed by and construed under the laws of the State of New Jersey, without regard to conflict of law principles. The exclusive jurisdiction for any disputes concerning this Agreement shall be the Superior Court of New Jersey, Bergen County, and the parties hereby personally submit to such jurisdiction and waive all defenses relating to jurisdiction, venue and forum non convenience.

12.5 Interpretation.

The parties hereto agree that the terms, covenants and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that ambiguities in this Agreement, if any, shall be resolved against either party. The parties hereto further agree that any controversy over the construction of this Agreement shall be decided neutrally, and without regard to events of authorship or negotiation and shall be construed reasonably to carry out its intent. If any provision hereof shall be declared invalid by a court or in any administrative proceedings, then the provisions of this Agreement shall be construed in such manner so as to preserve the validity hereof and the substance of the transaction herein contemplated to the extent possible. The article, paragraph and/or section headings and the arrangement of this Agreement is for the convenience of the parties hereto and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

12.6 Singular, Plural, Etc.

Wherever herein the singular is used the same shall include the plural and the masculine gender shall include the feminine and neuter genders and vice versa, as the context shall require.

12.7 Counterparts/Signatures.

This Agreement may be executed in several counterparts, which shall constitute one and the same instrument. A facsimile, email, pdf or electronic signature shall be deemed an original signature.

12.8 Computation of Time.

Any time period provided for in this Agreement which ends on a Saturday, Sunday or legal holiday of the State of New Jersey shall be extended to the end of business on the next full Business Day.

12.9 Successors and Assigns.

This Agreement may not be assigned by Purchaser, except upon the express written consent of Seller, which Seller may withhold in its sole and absolute discretion; provided, however, that Purchaser shall have the right, on written notice to Seller, to assign all of its rights and obligations under this Agreement to any party or parties affiliated with Purchaser. Purchaser shall also have the right to assign all of its rights under this Agreement with respect one of the Properties to one entity and all of its rights with respect to the other of the Properties to another entity in which event Seller shall deliver separate closing documents for each such entity (that is, Purchaser may assign [and intends to so assign] its rights to multiple entities such that, at Closing, each Property shall be transferred to a separate entity as “Purchaser”). Any attempted assignment in breach of this Section 12.9 shall be null, void and of no legal effect. This Agreement shall inure to the benefit of and be binding upon Seller and Purchaser and to Seller’s and Purchaser’s respective heirs, personal representatives, successors and permitted assigns. If multiple parties have executed this Agreement as the “Seller” hereunder, then such parties shall be jointly and severally liable for all obligations of the Seller under this Agreement and the documents delivered at Closing. If Purchaser assigns its rights under this Agreement to multiple parties, then such parties shall be jointly and severally liable for all obligations of the Purchaser under this Agreement and the documents delivered at Closing.

12.10 Exhibits.

Each of the Exhibits referred to herein and attached hereto is incorporated herein by this reference.

12.11 No Recording.

Neither this Agreement nor any memorandum hereof may be recorded without the express written consent of both parties. In the event that either party records this Agreement or any memorandum hereof without first obtaining such consent, such party shall be in material breach of this Agreement and the non-breaching party shall be entitled to pursue any and all of its remedies pursuant to this Agreement or as otherwise provided by law.

12.12 Termination.

Notwithstanding anything to the contrary herein, upon termination of this Agreement neither party shall have any further rights or obligations, except those rights and obligations arising under any sections of this Agreement which expressly survive termination of this Agreement.

12.13 Confidentiality.

The parties hereto agree that the terms of this Agreement and all materials obtained or information learned by Purchaser in connection with the transaction contemplated hereby will be used solely for Purchaser and Purchaser’s agents in evaluating and closing the transaction and the Properties and all such information and materials (which is not available from third parties) will be kept confidential and shall not be disclosed to any other persons or entities other than as may be required by Purchaser to evaluate and/or close on the Properties or as may be required by law or court order. The provisions of this Section shall survive the Closing or termination of this Agreement.

12.14 No Waiver.

The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

12.15 Exculpation.

None of the officers, directors, shareholders, partners, employees, agents, trustees or representatives (cumulatively, “Representatives”) of either party or any of their respective affiliated entities shall be liable, accountable, or subject to any suit, action, proceeding or claim of any of the costs, expenses, or liability arising directly or indirectly, out of the party’s failure or refusal to satisfy its obligations hereunder or out of the transactions contemplated by this Agreement.

12.16 Waiver of Right to Jury Trial.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY, VOLUNTARILY, KNOWINGLY AND IRREVOCABLY WAIVES ANY CONSTITUTIONAL OR OTHER RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN THE EVENT OF LITIGATION CONCERNING ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, THE PARTIES PERFORMANCE THEREUNDER OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY INSTRUMENT, DOCUMENT OR AGREEMENT RELATED IN ANY WAY WHATSOEVER TO THE SUBJECT MATTER OF THIS AGREEMENT; AND IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY REPRESENTS THAT IT HAS CONSULTED WITH COUNSEL SPECIFICALLY WITH REFERENCE TO THIS CLAUSE.

12.17 Attorney Fees.

In the event litigation ensues under this Agreement, the substantially prevailing party shall be entitled to all reasonable attorney fees and all other reasonable out-of-pocket litigation costs incurred by such prevailing party.

12.18 Exclusivity.

In consideration of the significant time and expense devoted and to be devoted by Purchaser in connection with the acquisition of the Properties, Seller agrees that, during the term of this Agreement, it will not market the Properties or any portion thereof for sale or allow other potential purchasers to inspect or tour the Properties, and have not and will not enter into any agreement to sell the Properties or any portion thereof to any party other than Purchaser. Notwithstanding anything to the contrary in this Agreement, and in addition to the other rights and remedies of Purchaser set forth in this Agreement, if Seller breaches its obligations under this Section 12.18, Purchaser shall have the right, at Purchaser’s election, to injunctive or other equitable relief.

12.19 Tort Indemnity.

Seller shall indemnify and hold Purchaser harmless from and against all costs, expenses, and claims asserted against, or incurred by Purchaser, by reason of any tort claim or any other claim regarding bodily injury or property damage relating to Seller’s ownership and/or use and occupancy of the Properties for the period prior to Closing. This provision shall survive the Closing.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

WITNESS:	SELLER:

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation

BY:
Name: Craig H. Feldman	Name: Christopher W. McGarry
Title: Senior Vice President

PATHMARK STORES, INC., a Delaware corporation

BY:
Name: Craig H. Feldman	Name: Christopher W. McGarry
Title: Vice President and Secretary

PLAINBRIDGE LLC, a Delaware limited liability company

BY:
Name: Craig H. Feldman	Name: Christopher W. McGarry
Title: President

UPPER DARBY STUART, LLC, a Delaware limited liability company

BY:
Name: Craig H. Feldman	Name: Christopher W. McGarry
Title: President

LANCASTER PIKE STUART LLC, a Delaware limited liability company

BY:
Name: Craig H. Feldman	Name: Christopher W. McGarry
Title: President

WITNESS:	PURCHASER:

WE APP I Holdings LLC, a Delaware limited liability company

	By:	WP APP I, LLC, its sole member

		By:	WE APP I Manager, LLC, its
Name:			Manager

		By:	Winstanley Enterprises LLC, its
Manager

By:
Adam Winstanley
			Its:	Manager

WITNESS:	ESCROW AGENT

CHICAGO TITLE INSURANCE COMPANY

Name:	Name:
Title:

LIST OF EXHIBITS

[see Document # 43769357 for exhibits]

Exhibit A	Property Information and Purchase Price Allocation
Exhibit A-1	Legal Description of 421 South 29th Boulevard, Upper Darby, Pennsylvania
Exhibit A-2	Legal Description of 130 White Horse Pike, Lawnside, New Jersey
Exhibit A-3	Legal Description of 4055 Merrick Road, Seaford, New York
Exhibit A-4	Legal Description of 1764 Grand Avenue, Baldwin, New York
Exhibit A-5	Legal Description of 92 1 0 Grand Avenue, Queens, New York
Exhibit A-6	Legal Description of 3901 Lancaster Pike, Wilmington, Delaware
Exhibit B-1	Form of Supermarket Lease for 421 South 29th Boulevard, Upper Darby, Pennsylvania
Exhibit B-2	Form of Supermarket Lease for 1 30 White Horse Pike, Lawnside, New Jersey
Exhibit B-3	Form of Supermarket Lease for 4055 Merrick Road, Seaford, New York
Exhibit B-4	Form of Supermarket Lease for 1764 Grand Avenue, Baldwin, New York
Exhibit B-5	Form of Supermarket Lease for 9210 Grand Avenue, Queens, New York
Exhibit B-6	Form of Supermarket Lease for 3901 Lancaster Pike, Wilmington, Delaware
Exhibit C-1	Rent Roll
Exhibit C-2	Ground Leases
Exhibit C-3	Surveys
Exhibit C-4	Title Conditions
Exhibit C-5	Partial List of Permitted Encumbrances
Exhibit D-1	Form of New Jersey Deed
Exhibit D-2	Form of New York Deed
Exhibit D-3	Form of Pennsylvania Deed
Exhibit D-4	Form of Delaware Deed
Exhibit E	Form of Existing Leases Assignment
Exhibit F	Forms of Ground Lease Assignment
Exhibit G	Form of Existing Tenant Attornment Letter
Exhibit H	Form of FIRPTA Certificate
Exhibit I	List of Environmental Reports
Exhibit J	Sales and EBITDA Information
Exhibit K	Form of Existing Tenant Estoppel
Exhibit L	Forms of Ground Landlord Consent and Estoppel
Exhibit M	Form of Secretary’s Certificate

Agreement of Sale and Leaseback

EXHIBITS

EXHIBIT A

PROPERTY INFORMATION AND PURCHASE PRICE ALLOCATION

EXHIBIT A-1

Legal Description

421 South 69th Blvd.

Upper Darby, PA

PREMISES A:

ALL THAT CERTAIN lot or piece of ground with the improvements thereon erected, Situate in the Township of Upper Darby, County of Delaware and State of PA and described according to Property Topographic Plan made for Supermarkets General Corporation by H. Gilroy Damon Associates, Inc., Civil Engineers, Sharon Hill, PA, dated 5/10/1985 as follows, to wit:

BEGINNING at a point in the center line of Heather Road (40 feet wide) at the distance of 120.13 feet measured South 26 degrees 8 minutes 15 seconds West from the center line of Marshall Road (60 feet wide) and the extended center line of Heather Road; thence extending along the center line of Heather Road, South 26 degrees 8 minutes 15 seconds West 208.40 feet to a point; thence leaving the said center line of Heather Road and extending North 73 degrees 32 minutes 1 second West 76.61 feet to a point; thence extending South 33 degrees 56 minutes 52 seconds West 45.89 feet to a point; thence extending North 60 degrees 17 minutes 3 second West 95.59 feet to a point; thence extending North 18 degrees 41 minutes 45 seconds West 159.16 feet to a point; thence extending North 1 degree 51 minutes 53 seconds East 44.50 feet to a point in the center line of a 10 feet wide alley; thence extending along center line of said 10 feet wide alley; North 59 degrees 30 minutes 15 seconds East 33.53 feet to a point of curve; thence still along said center line of said alley on a line curving to the right with a radius of 160 feet, the arc distance of 150.80 feet to a point of tangency; thence still further along the center line of said alley South 66 degrees 29 minutes 45 seconds East 163.13 feet to a point in the center line of Heather Road being the first mentioned point and place of beginning.

TOGETHER with and subject to the use of Heather Road as proposed (40 feet wide).

TOGETHER with the free and common use, right, liberty and privilege of the aforesaid alley, as and for an alley passageway and watercourse at all times hereafter, forever in common with the owners, tenants and occupiers of the other lots of ground bounding thereon and entitled to the use thereof.

SUBJECT however, to the proportionate part of the expense of keeping said alley in good order, condition and repair.

PREMISES B:

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, Situate in the Township of Upper Darby, County of Delaware and Commonwealth of PA, described according to a Plan made for Supermarkets General

Corporation by H. Gilroy Damon Associates, Inc., Civil Engineers, Sharon Hill, PA, dated 10/14/1977 and last revised 5/2/1978 as follows, to wit:

BEGINNING at a point on the Northeast side of Sixty Ninth Street (70 feet wide) at the distance of 90.48 feet measured South 36 degrees 24 minutes 12 seconds East along the said side thereof from its intersection with the Southeast side of Marshall Road (60 feet wide); thence along the middle of a 10 feet wide alley; North 59 degrees 30 minutes 15 seconds East 240.27 feet to a spike; thence North 30 degrees 29 minutes 45 seconds West crossing an iron pipe on the Southeast side of Marshall Road 90 feet from said last mentioned point the distance of 126.27 feet to a point in the bed of Marshall Road; thence along the title line in the bed of Marshall Road, North 62 degrees 32 minutes 15 seconds East 102.72 feet to a point; thence still along the title line in the bed of Marshall Road, North 59 degrees 47 minutes 15 seconds East 68.06 feet to a point; thence leaving the bed of Marshall Road and extending on a course of South 1 degree 51 minutes 53 seconds West crossing said 10 feet wide alley, 187.06 feet to a monument; thence South 18 degrees 41 minutes 45 seconds East 159.72 feet to a stone; thence South 60 degrees 17 minutes 3 seconds East 95.08 feet to a stone; thence North 33 degrees 56 minutes 52 seconds East 45.89 feet to a marble stone; thence South 73 degrees 32 minutes 1 second East 52.66 feet to a spike in a tree; thence South 55 degrees 19 minutes 25 seconds East 166.46 feet to a concrete monument; thence South 42 degrees 57 minutes 45 seconds West 80 feet to a pipe; thence South 47 degrees 2 minutes 15 seconds East 101.17 feet to a point on the Northwest side of Kent Road; thence along the side of the cul-de-sac at the end of Kent Road, the two following courses and distances (1) South 87 degrees 37 minutes 37 seconds West 35.86 feet to a spike (2) on the arc of a circle curving to the left with a radius of 30 feet the arc distance of 112.07 feet the chord of said arc bearing South 19 degrees 23 minutes 35 seconds East and distance being 57.37 feet to a pipe; thence South 53 degrees 35 minutes 18 seconds West 36.94 feet to a pipe; thence North 36 degrees 24 minutes 12 seconds West 65 feet to a pipe; thence South 53 degrees 35 minutes 18 seconds West 30 feet to a pipe; thence North 36 degrees 24 minutes 12 seconds West 125 feet to a pipe; thence South 53 degrees 35 minutes 18 seconds West 250 feet to a pipe on the Northeast side of Sixty Ninth Street; thence along the Northeast side thereof, North 36 degrees 24 minutes 12 seconds West 451.31 feet to the first mentioned point and place of beginning.

TOGETHER with and subject to the free and common use of the aforesaid 10 feet wide driveway which extends Eastward and Westward into and from Sixty Ninth as and for a driveway and passageway at all times hereafter, forever in common with the other owners, tenants and occupiers of the premises adjoining thereof.

SUBJECT to the proportionate part of the expense of maintaining and keeping the same in good order and repair.

Tax ID / Parcel No. 16-01-01572-01

AS SURVEYED DESCRIPTION:

METES AND BOUNDS DESCRIPTION

FOLIO #16-01-00907-00

PREMISES “A”

LANDS NOW OR FORMERLY

UPPER DARBY STUART, INC.

UPPER DARBY TOWNSHIP, DELAWARE COUNTY

COMMONWEALTH OF PENNSYLVANIA

BEGINNING AT A POINT AT THE PROPOSED CENTER LINE OF HEATHER ROAD (40 FOOT WIDE RIGHT-OF-WAY, UNOPENED) AT THE INTERSECTION OF THE DIVIDING LINE BETWEEN FOLIO #16-01-00907-00, PREMISES “A”, LANDS NOW OR FORMERLY UPPER DARBY STUART, INC. AND FOLIO #16-01-00906-00, LANDS NOW OR FORMERLY GULER AND GULER SAID POINT BEING DISTANT 120.13 FEET ON A COURSE OF SOUTH 26 DEGREES 08 MINUTES 15 SECONDS WEST FROM THE INTERSECTION OF THE CENTER LINE OF HEATHER ROAD AND THE CENTER LINE OF MARSHALL ROAD (60 FOOD WIDE RIGHT-OF-WAY) AND FROM SAID POINT OF BEGINNING RUNNING, THENCE;

1.                                  ALONG THE DIVIDING LINE BETWEEN FOLIO #16-01-00907-00, PREMISES “A” AND FOLIO #16-01-00906-00, SOUTH 26 DEGREES 08 MINUTES 15 SECONDS WEST, A DISTANCE OF 208.40 FEET TO A POINT, THENCE;

2.                                  ALONG THE COMMON DIVIDING LINE BETWEEN FOLIO #16-01-00907-00, PREMISES “A”; FOLIO #16-01-01572-01, PREMISES “B”, LANDS NOW OR FORMERLY UPPER DARBY STUART, LLC AND FOLIO #16-01-01572-04, LANDS NOW OR FORMERLY GULER, NORTH 73 DEGREES 32 MINUTES 01 SECONDS WEST, A DISTANCE OF 76.61 FEET TO A POINT, THENCE;

THE FOLLOWING FOUR (4) COURSES AND DISTANCES ALONG THE DIVIDING LINE BETWEEN FOLIO #16-01-00907-00, PREMISES “A” AND FOLIO #16-01- 01572-01, PREMISES “B”:

3.                                  SOUTH 33 DEGREES 56 MINUTES 52 SECONDS WEST, A DISTANCE OF 45.89 FEET TO A POINT, THENCE;

4.                                  NORTH 60 DEGREES 17 MINUTES 03 SECONDS WEST, A DISTANCE OF 95.59 FEET TO AN ANGLE POINT, THENCE;

5.                                  NORTH 18 DEGREES 41 MINUTES 45 SECONDS WEST, A DISTANCE OF 159.16 FEET TO AN ANGLE POINT, THENCE;

6.                                  NORTH 01 DEGREES 51 MINUTES 53 SECONDS EAST, A DISTANCE OF 44.50 FEET TO A P.K. NAIL, THENCE;

7.                                  ALONG THE DIVIDING LINE BETWEEN FOLIO #16-01-00907-00, PREMISES “A” FOLIO #16-01-00922-00, LANDS NOW OR FORMERLY FELICE, NORTH 59 DEGREES 30 MINUTES 15 SECONDS EAST, A DISTANCE OF 33.53 FEET TO A POINT OF CURVATURE, THENCE;

8.                                  ALONG THE COMMON DIVIDING LINE BETWEEN FOLIO #16-01-00907-00, PREMISES “A”; FOLIO #16-01-00922-00; FOLIO #16-01-00921-00, LANDS NOW OR FORMERLY AMBROSE; FOLIO #16-01-00920-00, LANDS NOW OR FORMERLY JEFFKIN; FOLIO #16-01-00919-00, LANDS NOW OR FORMERLY OGUNKORODE; FOLIO #16-01-00918-00, LANDS NOW OR FORMERLY GERMICHALOS; FOLIO #16-01-00917-00, LANDS NOW OR FORMERLY SINGH; FOLIO #16-01-00916-00, LANDS NOW OR FORMERLY JOHNSON; FOLIO #16-01- 00915-00, LANDS NOW OR FORMERLY JOHNSON AND FOLIO #16-01-00914-00, LANDS NOW OR FORMERLY AHMED, ALONG THE ARC OF A CIRCLE CURVING TO THE RIGHT, HAVING A RADIUS OF 160.00 FEET, A CENTRAL ANGLE OF 54 DEGREES 00 MINUTES 05 SECONDS, AN ARC LENGTH OF 150.80 FEET, A CHORD BEARING NORTH 86 DEGREES 30 MINUTES 13 SECONDS EAST AND A CHORD DISTANCE OF 145.28 FEET TO A POINT OF TANGENCY, THENCE;

9.                                  ALONG THE COMMON DIVIDING LINE BETWEEN FOLIO #16-01-00907-00, PREMISES “A”; FOLIO #16-01-00914-00; FOLIO #16-01-00913-00, LANDS NOW OR FORMERLY ANAM AND AHMED; FOLIO #16-01-00912-00, LANDS NOW OR FORMERLY DAVIS; FOLIO #16-01-00911-00, LANDS NOW OR FORMERLY SCOTT; FOLIO #16-01-00910-00, LANDS NOW OR FORMERLY IQBAL; FOLIO #16-01-00909-00, LANDS NOW OR FORMERLY HOSSAIN; FOLIO #16-01-00908- 00, LANDS NOW OR FORMERLY GULER AND A LOT WHERE OWNER INFORMATION IS NOT AVAILABLE, SOUTH 66 DEGREES 29 MINUTES 45 SECONDS EAST, A DISTANCE OF 163.13 FEET TO THE POINT AND PLACE OF BEGINNING.

CONTAINING 62,068 SQUARE FEET OR 1.425 ACRES

METES AND BOUNDS DESCRIPTION

FOLIO #16-01-01572-01

PREMISES “B”

LANDS NOW OR FORMERLY

UPPER DARBY STUART, LLC

UPPER DARBY TOWNSHIP, DELAWARE COUNTY

BEGINNING AT A POINT ON THE NORTHEASTERLY RIGHT-OF-WAY LINE OF SIXTY-NINTH STREET (70 FOOT WIDE RIGHT-OF-WAY) AT ITS INTERSECTION WITH THE DIVIDING LINE BETWEEN FOLIO #16-01-01572-0 1, PREMISES “B”, LANDS NOW OR FORMERLY UPPER DARBY STUART, LLC. AND FOLIO #16-01-00924-00, LANDS NOW OR FORMERLY DAVIDART CORP. SAID POINT BEING DISTANT 90.48 FEET ON A COURSE OF SOUTH 36 DEGREES 24 MINUTES 12 SECONDS EAST FROM A POINT CONNECTING THE NORTHEASTERLY RIGHT-OF-WAY LINE OF SIXTY-NINTH STREET WITH THE SOUTHERLY RIGHT-OF-WAY LINE OF MARSHALL ROAD (60 FOOT WIDE RIGHT-OF-WAY) AND FROM SAID POINT OF BEGINNING RUNNING, THENCE;

THE FOLLOWING TWO (2) COURSES AND DISTANCES ALONG THE DIVIDING LINE BETWEEN FOLIO #16-01-01572-01, PREMISES “B” AND FOLIO #16-01-00924-00:

1.                                  NORTH 59 DEGREES 30 MINUTES 15 SECONDS EAST, A DISTANCE OF 239.12 FEET TO A REBAR, THENCE;

2.                                  NORTH 30 DEGREES 29 MINUTES 45 SECONDS WEST, A DISTANCE OF 126.27 FEET TO A P.K. NAIL ON THE SOUTHERLY RIGHT-OF-WAY LINE OF MARSHALL ROAD, THENCE;

THE FOLLOWING TWO (2) COURSES AND DISTANCES ALONG THE SOUTHERLY RIGHT-OF-WAY LINE OF MARSHALL ROAD:

3.                                  NORTH 62 DEGREES 32 MINUTES 15 SECONDS EAST, A DISTANCE OF 102.72 FEET TO A P.K. NAIL, THENCE;

4.                                  NORTH 59 DEGREES 47 MINUTES 15 SECONDS EAST, A DISTANCE OF 68.06 FEET TO A P.K. NAIL, THENCE;

5. ALONG THE COMMON DIVIDING LINE BETWEEN FOLIO #16-01-01572-01, PREMISES “B”; FOLIO #16-01-00922-00, LANDS NOW OR FORMERLY FELICE AND FOLIO #16-01-00907-00, PREMISES “A”, LANDS NOW OR FORMERLY UPPER DARBY STUART, INC., SOUTH 01 DEGREES 51 MINUTES 53 SECONDS WEST A DISTANCE OF 187.06 FEET TO AN ANGLE POINT, THENCE;

THE FOLLOWING FOUR (4) COURSES AND DISTANCES ALONG THE DIVIDING LINE BETWEEN FOLIO #16-01-01572-01 PREMISES “B” AND FOLIO #16-01- 00907-00, PREMISES “A”:

6.                                  SOUTH 18 DEGREES 41 MINUTES 45 SECONDS EAST, A DISTANCE OF 159.16 FEET TO AN ANGLE POINT, THENCE;

7.                                  SOUTH 60 DEGREES 17 MINUTES 03 SECONDS EAST, A DISTANCE OF 95.59 FEET TO A POINT, THENCE;

8.                                  NORTH 33 DEGREES 56 MINUTES 52 SECONDS EAST, A DISTANCE OF 45.89 FEET TO A POINT, THENCE;

9.                                  SOUTH 73 DEGREES 32 MINUTES 01 SECONDS EAST, A DISTANCE OF 52.66 FEET TO A REBAR, THENCE;

10.                            ALONG THE DIVIDING LINE BETWEEN FOLIO #16-01-01572-01, PREMISES “B” AND FOLIO #16-01-01572-04, LANDS NOW OR FORMERLY GULER, SOUTH 55 DEGREES 19 MINUTES 25 SECONDS EAST, A DISTANCE OF 166.46 FEET TO A POINT, THENCE;

11.                            ALONG THE COMMON DIVIDING LINE BETWEEN FOLIO #16-01-01572-01, PREMISES “B”; FOLIO #16-01-00746-00, LANDS NOW OR FORMERLY GULER AND FOLIO #16-01-00747-00, LANDS NOW OR FORMERLY SUKUEN, SOUTH 42 DEGREES 57 MINUTES 45 SECONDS WEST, A DISTANCE OF 80.00 FEET TO A POINT, THENCE;

12.                            ALONG THE DIVIDING LINE BETWEEN FOLIO #16-01-01572-01, PREMISES “B” AND FOLIO #16-01-00747-00, SOUTH 47 DEGREES 02 MINUTES 15 SECONDS EAST, A DISTANCE OF 101.17 FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY LINE OF KENT ROAD (VARIABLE WIDTH RIGHT-OF-WAY), THENCE;

13.                            ALONG THE NORTHERLY RIGHT-OF-WAY LINE OF KENT ROAD, SOUTH 87 DEGREES 37 MINUTES 37 SECONDS WEST, A DISTANCE OF 35.86 FEET TO A POINT CONNECTING THE NORTHERLY RIGHT-OF-WAY LINE OF KENT ROAD WITH THE SOUTHERLY RIGHT-OF-WAY LINE OF KENT ROAD, THENCE;

14.                                 ALONG THE ARC OF A TANGENT CIRCLE CURVING TO THE LEFT HAVING A RADIUS OF 30.00 FEET, A CENTRAL ANGLE OF 214 DEGREES 02 MINUTES 24 SECONDS, AN ARC LENGTH OF 112.07 FEET, A CHORD BEARING SOUTH 19 DEGREES 23 MINUTES 35 SECONDS EAST AND A CHORD DISTANCE OF 57.37 FEET TO A POINT OF CUSP, THENCE;

THE FOLLOWING THREE (3) COURSES AND DISTANCES ALONG THE DIVIDING LINE BETWEEN FOLIO #16-01-01572-01, PREMISES “B” AND FOLIO #16-01- 01572-02, LANDS NOW OR FORMERLY KR 69TH STREET:

15.                            SOUTH 53 DEGREES 35 MINUTES 18 SECONDS WEST, A DISTANCE OF 36.94 FEET TO A P.K. NAIL, THENCE;

16.                            NORTH 36 DEGREES 24 MINUTES 12 SECONDS WEST, A DISTANCE OF 65.00 FEET TO A PIPE, THENCE;

17.                            SOUTH 53 DEGREES 35 MINUTES 18 SECONDS WEST, A DISTANCE OF 30.00 FEET TO A P.K. NAIL, THENCE;

THE FOLLOWING TWO COURSES AND DISTANCES ALONG THE DIVIDING LINE BETWEEN FOLIO #16-01-01572-01, PREMISES “B” AND FOLIO #16-01-01572-05, LANDS NOW OR FORMERLY K & C REAL ESTATE HOLDINGS COMPANY:

18.                            NORTH 36 DEGREES 24 MINUTES 12 SECONDS WEST, A DISTANCE OF 125.00 FEET TO A P.K. NAIL, THENCE;

19.                            SOUTH 53 DEGREES 35 MINUTES 18 SECONDS WEST, A DISTANCE OF 250.00 FEET TO A POINT ON THE NORTHEASTERLY RIGHT-OF-WAY LINE OF SIXTY-NINTH STREET, THENCE;

20.                            ALONG THE NORTHEASTERLY RIGHT-OF-WAY LINE OF SIXTY-NINTH STREET, NORTH 36 DEGREES 24 MINUTES 12 SECONDS WEST, A DISTANCE OF 451.26 FEET TO THE POINT AND PLACE OF BEGINNING.

CONTAINING 172,289 SQUARE FEET OR 3.955 ACRES

Being part of the same premises which Pathmark Stores, Inc., a Delaware Corporation by Deed dated 9-18-98 and recorded 10-27-98 in Delaware County in Volume 1787 Page 64 conveyed unto Upper Darby Stuart, Inc., a Delaware Corporation, in fee.

As to Premises “B”

BEING the same premises which Upper Darby Stuart, Inc., a Delaware Corporation, by Indenture bearing date 2/15/2000 and recorded 3/14/2000 in the Office of the Recorder of Deeds, in and for the County of Delaware in Volume 1991 page 213 etc., granted and conveyed unto Upper Darby Stuart, LLC, a Limited Liability Company, in fee.

EXHIBIT A-2

Legal Description

130 White Horse Pike

Lawnside, NJ

ALL that certain tract, lot and parcel of land lying and being in the Borough of Lawnside, County of Camden and State of New Jersey, being more particularly described as follows:

BEGINNING at a point on the northerly line of Gloucester Pike a.k.a. CR 659, said point being at the southerly end of the property line connecting the said line of the Gloucester Pike and the southeasterly line of White Horse Pike a.k.a. NJSH Rt 30 and continuing; thence

(1)     Along Gloucester Pike, North 89 degrees 56 minutes 00 seconds West distance of 690.56 feet to a point; thence

(2)     North 00 degrees 04 minutes 28 seconds West distance of 123.11 feet to a point and corner of an existing building; thence

(3)     Along said building, South 89 degrees 56 minutes 44 seconds East a distance of 19.25 feet to a point and corner of the aforementioned building; thence

(4)     Along said building, North 00 degrees 03 minutes 16 seconds East a distance of 84.09 feet to a point and corner of the aforementioned building; thence

(5)     Along said building, South 89 degrees 56 minutes 00 seconds East a distance of 4.65 feet to a point and corner of the aforementioned building; thence

(6)     North 00 degrees 21 minutes 02 seconds East a distance of 253. 12 feet to a point; thence

(7)     North 50 degrees 17 minutes 40 seconds East a distance of 222.76 feet to a point on the southwesterly line of White Horse Pike; thence

(8)     Along the White Horse Pike, South 39 degrees 42 minutes 20 seconds East a distance of 468.40 feet to a point; thence

(9)     South 50 degrees 17 Minutes 40 seconds West a distance of 138.00 feet to a point; thence

(10)         South 39 degrees 42 minutes 20 seconds East a distance of 150.00 feet to a point; thence

(11)         North 50 degrees 17 minutes 40 seconds East a distance of 150.00 feet to a point on the southwesterly line of White Horse Pike; thence

(12)         Along the White Horse Pike, South 39 degrees 42 minutes 20 seconds East a distance of 150 feet to a point; thence

(13) South 17 degrees 05 minutes 10 seconds West a distance of 21 .46 feet to the point and place of BEGINNING.

Being further described as follows:

BEGINNING at a P.K. nail & washer set in the northerly line of Gloucester Pike (A.K.A. Browning Road, Sandy Lane, County Route 659-Variable width right-of-way), said point of beginning being located on the bearing and distance of North 89 Degrees 36 minutes 00 seconds, a distance of 72.60 feet from the original point of beginning for this tract as previously set forth in Deed Book 4657, Page 154 and from said beginning point running; thence

1.     Along the northerly line of said Gloucester Pike, North 89 degrees 56 minutes 00 seconds West, a distance of 617.96 feet to a P.K. nail & washer set in line of the same; thence

2.     Along the dividing line between Lot 5 & Lot 4.02, Block 1401, following along or near that portion of a partition wall, North 00 degrees 04 minutes 28 seconds West, a distance of 123.71 feet to a point; thence

3.     Along or near the same, South 89 degrees 56 minutes 44 seconds East, a distance of 19.25 feet to a point; thence

4.     Along or near the same, North 00 degrees 03 minutes 16 seconds East, a distance of 84.09 feet to a point; thence

5.     Along or near the northerly face of a masonry building, South 89 degrees 56 minutes 00 seconds East, a distance of 4.65 feet to a point; thence

6.     Along the dividing line between Lot 5 & Lot 4.02, Block 1401, North 00 degrees 21 minutes 02 seconds East, a distance of 253.12 feet to a P.K. nail & washer set; thence

7.     Along the dividing line between Lot 5 & Lot 4, Block 1401, North 50 degrees 17 minutes 40 seconds East, a distance of 222.76 feet to a rebar with cap set; thence

8.     Along the southwesterly line of White Horse Pike (A.K.A. New Jersey State Highway U.S. Route 30, variable width right-of-way), South 39 degrees 42 minutes 20 seconds East, a distance of 468.40 feet to a point; thence

9.     Along the dividing line between Lot 5 & Lot 6, Block 1401, South 50 degrees 17 minutes 40 seconds West a distance of 138.00 feet to a P.K. nail & washer set; thence

10.         Along the same, South 39 degrees 42 minutes 20 seconds East, a distance of 150.00 feet to a P.K. nail & washer set; thence

11. Along the same, North 50 degrees 17 minutes 40 seconds East, a distance of 150.00 to a P.K. nail & washer set; thence

12.         Along the southwesterly line of the aforementioned White Horse Pike, South 39 degrees 42 minutes 20 seconds East, a distance of 91.44 feet to a P.K. nail & washer set at a point of curvature in the same; thence

13.         Along the same, on a curve to the right, having a radius of 80.00 feet turning a central angle of 25 degrees 35 minutes 24 seconds, an arc length of 35.73 feet, the cord of which bears South 26 degrees 54 minutes 38 seconds East, a chord distance of 35.43 feet to a P.K. nail & washer set at a point of compound curvature in the same; thence

14.         Along the same, on a curve to the right, having a radius of 20.00 feet, turning a central angle of 85 degrees 39 minutes 58 seconds an arc length of 29.90 feet, the chord of which bears South 28 degrees 43 minutes 03 seconds West, a chord distance of 27.19 feet to a P.K. nail & washer set at a point of compound curvature in the same; thence

15.         Still running along the same, on a curve to the right, having a radius of 140.00 feet turning a central angle of 18 degrees 30 minutes 58 seconds, an arc length of 45.24 feet, the chord of which bears South 80 degrees 48 minutes 31 seconds West, a chord distance of 45.05 feet to a P.K. nail & washer set at a point of tangency in the same; thence

16. Along the same, South 00 degrees 03 minutes 04 seconds East, a distance of 2.83 feet to the point and place of beginning.

Together with the benefit and burden of:

(a)                                       that certain Party Wall Agreement as contained in Deed Book 3117, Page 1150 dated July 9, 1969 and recorded July 15, 1969 between Supermarkets General Corporation and Bridge Stuart, Inc.

(b)                                      Terms and provisions of agreement between Bridge Stuart Inc., Jersey Stuart, Inc., John Hancock Mutual Life Insurance, Connecticut General Life Insurance and Supermarkets General Corporation dated August 27, 1970 and recorded September 1, 1970 in Deed Book 3164, Page 1194, Modification of Cross- Easement Agreement between Bridge Stuart Inc., Jersey Stuart, Inc., John Hancock Mutual Life Insurance, Connecticut General Life Insurance and Supermarkets General Corporation dated December 3, 1980 and recorded August 5, 1981 in Deed Book 3791, Page 418 and Amendment of Cross-Easement Agreement by Plainbridge, Inc. dated August 10, 2000 and recorded in Deed Book 5113, Page 168.

For Information Only:

The land referred to herein is commonly known as Lot(s) 5, Block 1401 on the Tax Map of the Borough of Lawnside, in the County of Camden.

EXHIBIT A-3

Legal Description

4055 Merrick Road

Seaford, NY

SECTION 57 BLOCK G LOT(s) 323 ON THE TAX MAP OF NASSAU COUNTY

ALL that certain plot, piece or parcel of land, situate, lying and being at Seaford, Town of Hempstead, County of Nassau and State of New York, bounded and described as follows:

BEGINNING at a point lying in the easterly side of Washington Avenue, distant 82.03 feet northerly from the corner formed by the intersection of the easterly side of Washington Avenue with the northerly side of Merrick Road, as widened;

RUNNING THENCE along the easterly side of Washington Avenue, North 6 degrees 30 minutes 00 seconds East for a distance of 204.12 feet to land formerly of Graef;

THENCE along land formerly of Graef and formerly of J.C. Baylis, the following four courses and distances:

1.     South 84 degrees 31 minutes 50 seconds East for 316.39 feet.

2.     South 84 degrees 37 minutes 10 seconds East for 50.04 feet.

3.     South 84 degrees 19 minutes 00 seconds East for 45.00 feet.

4.     South 84 degrees 19 minutes 30 seconds East for 139.44 feet to land of the County of Nassau;

THENCE along land of the County of Nassau, South 2 degrees 51 minutes 45 seconds West for a distance of 224.20 feet to the northerly side of Merrick Road as widened;

THENCE along the northerly side of Merrick Road as widened, South 88 degrees 04 minutes 36 seconds West for a distance of 214.58 feet to a point;

THENCE still along the northerly side of Merrick Road as widened, South 87 degrees 32 minutes 33 seconds West for a distance of 128.43 feet to a point;

THENCE still along the northerly side of Merrick Road as widened, along the arc of a curve bearing to the left with a radius of 1882.00 feet for a distance of 81.61 feet to a point being 121.53 feet easterly from the corner formed by the intersection of the easterly side of Washington Avenue with the northerly side of Merrick Road, as widened;

THENCE North 01 degree 45 minutes 00 seconds West for a distance of 80.22 feet to a point;

THENCE South 88 degrees 15 minutes 00 seconds West for a distance of 26.10 feet to a point;

THENCE North 06 degrees 44 minutes 20 seconds East for a distance of 3.17 feet to a point;

THENCE North 84 degrees 53 minutes 20 seconds West for a distance of 108.29 feet to the easterly side of Washington Avenue and the point or place of BEGINNING.

EXHIBIT A-4

Legal Description

1764 Grand Avenue

Baldwin, NY

SECTION 36 BLOCK 409 LOT(s) 580, 592-595, 597, 598, 598 and 600 ON THE TAX MAP OF NASSAU COUNTY

ALL that certain plot, piece or parcel of land with the buildings and improvements thereon erected, situate lying and being at Baldwin, in the Town of Hempstead, County of Nassau, and the State of New York, bounded and described as follows:

BEGINNING at a point on the westerly side of Grand Avenue, distant 115.04 feet southerly from the corner formed by the intersection of the westerly side of Grand Avenue with the southerly side of Stowe Avenue;

RUNNING THENCE South 12 degrees 19 minutes 10 seconds East along the westerly side of Grand Avenue, 172.96 feet;

RUNNING THENCE South 78 degrees 54 minutes West, 145.29 feet;

RUNNING THENCE South 12 degrees 30 minutes East, 45.71 feet;

RUNNING THENCE North 80 degrees 32 minutes East 145.29 feet to the westerly side of Grand Avenue;

RUNNING THENCE South 12 degrees 19 minutes 10 seconds East along the westerly side of Grand Avenue, 214.81 feet;

RUNNING THENCE South 82 degrees 10 minutes West, 242.74 feet;

RUNNING THENCE South 12 degrees 19 minutes 10 seconds East, 111.16 feet;

RUNNING THENCE North 30 degrees 18 minutes West, 101.14 feet;

RUNNING THENCE South 50 degrees 33 minutes West, 61.34 feet;

RUNNING THENCE South 58 degrees 36 minutes West, 76.98 feet to land of the County of Nassau;

RUNNING THENCE along said land of the County of Nassau the following four courses and distances:

1.     North 23 degrees 17 minutes West, 119.76 feet;

2.     North 12 degrees 26 minutes 20 seconds West, 39.96 feet;

3.     North 1 degree 39 minutes 50 seconds West, 105.90;

4.     North 22 degrees 13 minutes 53 seconds West, 231.13 feet;

RUNNING THENCE North 77 degrees 56 minutes East, 443.63 feet to the westerly side of Grand Avenue, at the point or place of BEGINNING.

EXHIBIT A-5

Legal Description

92-10 Atlantic Avenue

Queens, NY

BLOCK 9027 LOT 11 AND BLOCK 9028 LOT 1 ON THE TAX MAP OF QUEENS COUNTY

Parcel 1 and 2 (Composite Description)

All that certain plot, piece or parcel of land with the buildings or improvements thereon, erected, situate, lying and being in the Borough and County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northwesterly line of 95th Avenue (a/k/a University Place, f/k/a Chichester Avenue) (60 feet wide) with the southwesterly line of 93rd Street (a/k/a Clinton Place, f/k/a Woodhaven Avenue) (60 feet wide) and from said point of BEGINNING;

RUNNING THENCE along said northwesterly line of 95th Avenue, South 40 degrees 26 minutes 58 seconds West, a distance of 299.96 feet to a point;

THENCE along the dividing line between Lot 1, Block 9028 and Lot 51 (n/f reputed owner 7 Horizon Corp.), Block 9027, the following three (3) courses and distances:

1.               NORTH 49 degrees 33 minutes 02 seconds West, a distance of 74.03 feet to a point;

2.               THENCE South 40 degrees 26 minutes 58 seconds West, a distance of 3.85 feet to a point;

3. THENCE North 49 degrees 33 minute 02 seconds West, a distance of 24.97 feet to a point;

THENCE along the dividing line between Lot 11, Lot 51 and Lot 65 (n/f reputed owner 7 Horizon Corp.), Block 9027, South 40 degrees 26 minutes 58 seconds West, a distance of 466.97 feet to a point;

THENCE along the dividing line between Lot 11 and Lot 80 (n/f reputed owner Realex Development Corporation) and Lot 8 (n/f reputed owner Sutton Associates, Inc.), Block 9027, North 49 degrees 33 minutes 02 seconds West, a distance of 301.65 feet the southeasterly line of Atlantic Avenue (LIRR division, 120.01 feet wide);

THENCE along said southeasterly line of Atlantic Avenue, North 40 degrees 26 minutes 58 seconds East, a distance of 50.48 feet to a point;

THENCE along the dividing line between Lot 11 and Lot 102 (n/f reputed owner Jack Sloane), Block 9027, the following five (5) courses and distances:

1.               SOUTH 49 degrees 33 minutes 02 seconds East, a distance of 38.53 feet to a point;

2.               THENCE North 40 degrees 26 minutes 58 seconds East, a distance of 19.75 feet to a point;

3.               THENCE South 49 degrees 33 minutes 02 seconds East, a distance of 15.00 feet to a point;

4.               THENCE North 40 degrees 26 minutes 58 seconds East, a distance of 45.00 feet to a point;

5.               THENCE North 49 degrees 33 minutes 02 seconds West, a distance of 15.00 feet a point;

THENCE continuing along the dividing line between Lot 11, Lot 102 and Lot 12 (n/f reputed owner Plainbridge, Inc.,) Block 9027, North 40 degrees 26 minutes 58 seconds East, a distance of 314.94 feet to a point;

THENCE continuing along the dividing line between Lot 11 and Lot 12, Block 9027, the following four (4) courses and distances:

1.               SOUTH 49 degrees 33 minutes 02 seconds East, a distance of 11.67 feet to a point;

2.               THENCE North 40 degrees 26 minutes 58 seconds East, a distance of 14.00 feet to a point;

3.               THENCE North 49 degrees 33 minutes 02 seconds West, a distance of 11.67 feet to a point;

4.               THENCE North 40 degrees 26 minutes 58 seconds East, a distance of 66.31 feet to a point;

THENCE along the dividing line between Lot 1, Block 9028 and Lot 12, Block 9027, North 49 degrees 33 minutes 02 seconds West, a distance of 38.53 feet to a point of the aforementioned southeasterly line of Atlantic Avenue;

THENCE along said southeasterly line of Atlantic Avenue, North 40 degrees 26 minutes 58 seconds East, a distance of 260.30 feet to a point on the aforementioned southwesterly line of 93rd Street;

THENCE along said southwesterly line of 93rd Street, South 49 degrees 33 minutes 02 seconds East, a distance of 400.65 feet to the corner aforesaid, the point or place of BEGINNING.

Together with the benefit and burden of that certain Declaration of Easement by Plainbridge, Inc. dated as of 1/11/1996 recorded 2/16/1996 in Reel 4278 Page 358. (affects Parcels 1 and 2)

BLOCK 9027, LOT(S) 51 AND 65 ON THE TAX MAP OF QUEENS COUNTY

Parcel 3

ALL that certain lot, piece or parcel of land, situate, lying and being at Woodhaven in the Fourth Ward of the Borough and County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 95th Avenue, formerly University Place and Chichester Avenue distance 39.66 feet westerly from the corner formed by the intersection of the northerly side of 95th Avenue with the former westerly side of 92nd Street, discontinued and closed, (formerly Bigelow Avenue or Place);

RUNNING THENCE northerly at right angles to 95th Avenue, 74.03 feet;

THENCE westerly and parallel with 95th Avenue, 3.85 feet;

THENCE northerly at right angles to 95th Avenue, 24.97 feet;

THENCE westerly parallel with 95th Avenue, 466.97 feet;

THENCE southerly at right angles to 95th Avenue and part of the distance through a party wall, 99 feet to the northerly side of 95th Avenue;

THENCE easterly along said northerly side of 95th Avenue, 470.82 feet to the point or place of BEGINNING.

ALL the herein distances and dimensions being according to the United States Standard of Measurement.

Together with the benefit and burden of that certain Declaration of Easement by and between Supermarkets General Corporation and 7 Horizon Corp., dated as of August 7, 1987 and recorded November 17, 1987 in Reel 2494, Page 1380. (affects Parcels 1, 2 and a portion of Parcel 3)

EXHIBIT A-6

Legal Description

3901 Lancaster Pike

Wilmington, DE

Premises A:

ALL that certain lot, piece or parcel of land with the improvements erected thereon, situate in Christiana Hundred, New Castle County and State of Delaware, being more particularly bounded and described in accordance with that certain ALTA/ACSM Land Title Survey prepared by Van DeMark & Lynch, Inc. for Pathmark Stores, Inc. dated July 6, 1998, as revised (File No 333I6-L) as follows to wit:

BEGINNING at a monument found on the northeasterly side of the Lancaster Pike, (S.R. 48) said point being a corner for lands now or formerly of Pennmark Real Estate Group, L.L.C. (Deed Record 1848, Page 87), leased by Supermarkets General Corporation Deed Record X, Volume 110, Page 272, said northeasterly side of Lancaster Pike being distant northeasterly 53 feet therefrom at right angles thereto the centerline, said point Beginning distant the three following described courses and distances measured along the sides of the said Lancaster Pike from a corner of lands now or formerly of E.I. DuPont DeNemours & Company:

(1)     North 62 degrees 13 minutes 60 seconds West, 242.24 feet to a point,

(2)     North 27 degrees 08 minutes 30 seconds East, 5.63 feet to a set drill hole; and

(3)     North 48 degrees 21 minutes 59 seconds West, 51.64 feet to the point of Beginning

THENCE from said point of Beginning and continuing along the various courses of the said northeast side of Lancaster Pike, the three following described courses and distances:

(1)     North 62 degrees 13 minutes 50 seconds West, 197.03 feet to a found monument;

(2)     North 70 degrees 23 minutes 36 seconds West, 53.52 feet to a found monument; and

(3)     North 64 degrees 24 minutes 10 seconds West, 141.71 feet to a found monument in the line of lands said point being distant northeasterly 40.10 feet therefrom measured at right angles thereto the said centerline of the Lancaster Pike;

THENCE partially along the southeasterly line and along the northeasterly line of said lands now or formerly of Shellhorn & Hill Incorporated, the two following courses and distances: (1) North 18 degrees 18 minutes 30 seconds East, 106.42 feet to a set iron pin; and (2) North 62 degrees 13 minutes 50 seconds West 130.35 feet to a found monument in the line of lands now or formerly of Mother African UFCMP Church (Deed Record 1649, Page 27);

THENCE along lines of said lands now or formerly of Mother African UFCMP Church the three following described courses and distances;

(1)     North 28 degrees 21 minutes 00 seconds East, 40.00 feet to a found monument;

(2)     North 62 degrees 13 minutes 50 seconds West, 3.02 feet to a found monument; and

(3)     North 27 degrees 35 minutes 03 seconds East, 250.00 feet to a point, a corner for lands now or formerly of Bellevue Office Plaza as shown on a Record Land Development Plan recorded in the Office of the Recorder of Deeds in and for New Castle County on Microfilm No. 6686;

THENCE, partially along the southwesterly line of said lands now or formerly of Bellevue Office Plaza, South 62 degrees 13 minutes 50 seconds East, 538.93 feet to a set nail, a corner for said lands leased by Supermarkets General Corporation;

THENCE THEREBY, South 27 degrees 08 minutes 30 seconds West, 382.02 feet to a point on the said northeasterly side of Lancaster Pike and the point and place of Beginning.

Premises B:

ALL that certain parcel of land situate in Christiana Hundred, New Castle County and State of Delaware, being more particularly bounded and described as follows, to wit:

Beginning at a point on the northeasterly side of Lancaster Turnpike, at 70 feet wide, said point of Beginning being North 62 degrees 13 minutes 50 seconds West 242.24 feet measured along the said northeasterly side of Lancaster Turnpike from a corner common to lands of Commonwealth Trust Co., and lands now or formerly of E.I. DuPont deNemours & Co.; thence from said point of Beginning and along said northeasterly side of the Lancaster Turnpike, North 62 degrees 13 minutes 50 seconds West, 50.00 feet to a point, a corner for lands now or formerly of Lancaster Investments, Inc.; thence thereby North 27 degrees 08 minutes 30 seconds East 400.02 feet to a corner; thence continuing along the said line of lands of Lancaster Investments, Inc., South 62 degrees 13 minutes 50 seconds East 50.00 feet to a point; thence by a new line through lands of Commonwealth Trust Co. South 27 degrees 08 minutes 30 seconds West 400.02 feet to the first mentioned point and place of Beginning. Be the contents thereof what they may.

EXHIBITS B-1 THROUGH B-6

SUPERMARKET LEASE FORMS

(Attached)

EXHIBIT B-1

LEASE FORM FOR UPPER DARBY, PA

KEY NO:

LEASE

BY AND BETWEEN

WE APP UPPER DARBY LLC,

LANDLORD

AND

PATHMARK STORES, INC.,

TENANT

DEMISED PREMISES

AT

421 SOUTH 69TH BOULEVARD, UPPER DARBY, PENNSYLVANIA

		Page

1.	EXHIBITS	1
2.	DEMISED PREMISES	1
3.	TERM	2
4.	RENEWAL PERIODS	2
5.	RENT	3
6.	USE AND OCCUPANCY	5
7.	TAXES	7
8.	SIGNAGE	8
9.	TRUE LEASE	8
10.	REPAIRS	9
11.	INSURANCE	9
12.	REQUIREMENTS OF LAW AND FIRE INSURANCE	10
13.	ALTERATIONS	10
14.	ACCESS TO DEMISED PREMISES	11
15.	UTILITIES	11
16.	SUBORDINATION, NON DISTURBANCE AND ATTORNMENT	11
17.	TRADE FIXTURES	12
18.	ASSIGNMENT	13
19.	TITLE AND AUTHORITY	14
20.	QUIET ENJOYMENT	15
21.	UNAVOIDABLE DELAYS	15
22.	END OF TERM	15
23.	LANDLORD’S DEFAULT	16
24.	ADDITIONAL CHARGES	16
25.	TENANT’S DEFAULT	16
26.	DESTRUCTION	19
27.	EMINENT DOMAIN	20
28.	THIRD PARTY LITIGATION	21
29.	WAIVER OF DISTRAINT	21
30.	ESTOPPEL CERTIFICATES	21
31.	NOTICES	21

(continued)

LEASE

THIS LEASE (this “Lease”), made as of November           2010 (the “Effective Date”), by and between WE APP UPPER DARBY LLC, a Delaware limited liability company with an office c/o Winstanley Enterprises, LLC, 150 Baker Avenue Extension, Suite 303 Concord, Massachusetts 01742 Attn: Adam Winstanley (hereinafter called “Landlord”), and PATHMARK STORES, INC., a Delaware corporation, having an office at 2 Paragon Drive, Montvale, New Jersey 07645 (hereinafter called “Tenant”). This Lease is guaranteed by The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (“Guarantor”) pursuant to a guaranty of even date herewith (as the same may be amended, supplemented or modified from time to time, the “Guaranty”).

WITNESSETH:

Landlord and Tenant covenant and agree as follows:

1.           EXHIBITS. The following Exhibits are annexed hereto and made a part hereof:

A.             Exhibit A, Site Plan of the Demised Premises;

B.              Exhibit B1, Legal Description of the Land;

C.              Exhibit B2, Existing Encumbrances on Land

D.              Exhibit C, Remedial Work

E.              Exhibit D, Form of Subordination, Non-Disturbance and Attornment Agreement;

F.              Exhibit E, Memorandum of Lease;

G.              Exhibit F, Form of Guaranty;

H.              Exhibit G, Insurance Requirements;

I.               Exhibit H, Percentage Rent;

J.               Exhibit I, Local Law Addendum; and

K.              Exhibit J, Confidentiality Agreement.

2.           DEMISED PREMISES.

A. Landlord hereby leases to Tenant and Tenant hereby takes from Landlord that certain parcel of land (hereinafter called “Land”) commonly known as 421 South 69th Boulevard, Upper Darby, Pennsylvania and more particularly described on Exhibit B1 and the buildings and other improvements now or hereafter erected on the Land together with the benefit of and subject to any and all easements, appurtenances, rights and privileges and other matters of record now or hereafter arising including those described in Exhibit B2. The land is currently improved by an existing building consisting of approximately 52,791 square feet of space (the “Building”), as more particularly shown on the Site Plan attached hereto as Exhibit A. The Building and any other buildings and improvements now or hereafter erected on the Land shall be hereinafter called “Improvements.” The Land and any Improvements are hereinafter collectively called the “Demised Premises.”

B. Tenant or its Affiliates owned or leased the Demised Premises prior to their being purchased by Landlord. Landlord shall have no obligation or risk whatsoever with respect to the condition of the Demised Premises, Tenant taking the Demised Premises “AS IS, WHERE IS, WITH ALL FAULTS”. Tenant acknowledges that it has had full opportunity to inspect the Demised Premises with engineering and other consultants of its choice. Tenant’s commencing possession under this Lease shall be deemed an acknowledgment that the condition of the Demised Premises is satisfactory. Tenant further acknowledges that neither Landlord nor any person acting under Landlord has made or implied any representations or warranties whatsoever concerning the Demised Premises, their condition or this Lease except as set forth in Section 19.

3.           TERM.

A.             The term of this Lease (“Term”) shall commence (the “Commencement Date”) on the Effective Date and shall continue to and include the date (the “Expiration Date”) that is twenty (20) years after the day before the Commencement Date if the Commencement Date is the first day of a month, or twenty (20) years after the last day of the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month.

B.              The term “Lease Year” shall mean the following: the first Lease Year shall be the 12 month period commencing on the Commencement Date if the Commencement Date is the first day of a month, or on the first day of the month immediately following the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month; and each succeeding 12 month period thereafter shall be a Lease Year.

4. RENEWAL PERIODS. Tenant shall have the right and option to extend the Term of this Lease from the date upon which it would otherwise expire for ten (10) separate consecutive renewal periods of five (5) years each (each such period being hereinafter called a “Renewal Period”) upon the same terms and conditions as are herein set forth except the rent for such Renewal Period shall be as provided in Section 5 below; provided, however, that at the time of so electing to extend and also at the time any Renewal Period commences Tenant is not in default beyond any applicable notice and cure period, and this Lease is then in full force and effect. If Tenant fails timely so to exercise its option for any Renewal Period, time being of the essence, Tenant shall have no further extension rights hereunder. All references to the Term shall mean the Initial Term as it may be extended by any Renewal Period. If Tenant elects to exercise any one or more of said options to renew, it shall do so by giving written notice (“Renewal Notice”) of such election to Landlord at any time during the term of this Lease (including any Renewal Periods) on or before the date which is three hundred sixty five (365) days before the beginning of the Renewal Period or Renewal Periods for which the term hereof is to be renewed by the exercise of such option or options. If Tenant elects to exercise any one or more of said options to renew by serving a Renewal Notice in accordance with the foregoing, the

Term of this Lease shall be automatically extended for the Renewal Period(s) covered by the Renewal Notice without execution of an extension or renewal lease. If Tenant shall not have given notice of such election to Landlord by such date in respect of any Renewal Period, Landlord shall (unless notice shall have been given as hereinafter specifically permitted) give notice to Tenant that Tenant has failed to give notice of such election to Landlord (hereinafter called the “Option Notice”). Tenant’s time to give notice of such election shall continue until the date which is sixty (60) days after receipt of the Option Notice. Landlord shall not give the Option Notice prior to the date which is four hundred twenty-five (425) days before the Expiration Date. If Landlord shall not have given the Option Notice prior to the date which is four hundred twenty-five (425) days before the beginning of the next succeeding Renewal Period, the term of this Lease shall be extended beyond the Expiration Date to the date which is four hundred twenty-five (425) days after the date on which the Option Notice is given by Landlord.

5.               RENT.

A. Beginning on the Commencement Date and continuing throughout the Term, Tenant covenants and agrees to pay Landlord for the Demised Premises, without previous demand therefor, fixed annual rent (“Fixed Annual Rent”) as follows:

Lease Year	Fixed Annual Rent	Fixed Monthly Rent
1-5	$1,059,420.00	$88,285.00
6-10	$1,112,391.00	$92,699.25
11-15	$1,168,010.55	$97,334.21
16-20	$1,226,411.08	$102,200.92

First Renewal Period
21-25	$1,287,731.63	$107,310.97

Second Renewal Period
26-30	$1,352,118.21	$112,676.52

Third Renewal Period
31-35	$1,419,724.12	$118,310.34

Fourth Renewal Period
36-40	$1,490,710.33	$124,225.86

Fifth Renewal Period
41-45	$1,565,245.85	$130,437.15

Sixth Renewal Period
46-50	$1,643,508.14	$136,959.01

Seventh Renewal Period
5 1-55	$1,725,683.55	$143,806.96

Eighth Renewal Period
56-60	$1,811,967.72	$150,997.31

Ninth Renewal Period
61-65	$1,902,566.11	$158,547.18

Tenth Renewal Period
66-70	$1,997,694.41	$166,474.53

B.              All Fixed Annual Rent shall be payable by Tenant in equal monthly installments in advance on the first day of every calendar month during the Term of this Lease (and any Renewal Periods), and shall be payable at the office of the Landlord first above set forth or at such other address as Landlord shall have given in a notice to Tenant) in current U.S. currency by check drawn on a clearinghouse bank and payable directly to Landlord (or, if requested by Landlord from time to time by electronic fund transfer, to an account designated by Landlord). Rent for a part of a month shall be prorated on a daily basis and paid on the Commencement Date. Further, the rent for the first full month shall be paid on the Commencement Date.

C.              Beginning on the Commencement Date and continuing throughout the Term, Tenant covenants and agrees to pay, without previous demand therefor, all sums other than Fixed Annual Rent due under or required to be paid by this Lease (all of the foregoing being “Additional Rent” regardless of however defined or described in this Lease).

D. It is the intention of the parties hereto that the Fixed Annual Rent payable hereunder shall be net to Landlord free of cost, charge, offset, diminution or other deduction, so that this Lease shall yield to Landlord the net Fixed Annual Rent specified herein during the Term of this Lease. Notwithstanding applicable law to the contrary and with the sole exception of those costs, expenses and obligations expressly stated in this Lease to be the sole responsibility of Landlord (or the responsibility of third parties as provided in Section 36C), all costs, expenses and obligations of every kind and nature whatsoever relating to this Lease, the Demised Premises or imposed on Landlord under applicable law either now existing or hereafter enacted and whether or not within the contemplation of the parties on account of this Lease, the Demised Premises or Landlord’s interest in the Demised Premises are assumed and shall be paid by Tenant when and as due as Additional Rent. Without limiting the generality of the foregoing, Tenant shall at its sole expense (which expense shall be deemed Additional Rent hereunder) be responsible for payment of all Taxes, all electricity, telecommunication service, gas, water, sewer, telephone, refuse disposal, and other charges for utilities and services supplied to the Demised Premises, insurance costs, amounts due under any title encumbrance matter described in Exhibit B2, and all costs of cleaning, maintaining, repairing and replacing the Demised Premises or any portion thereof and of complying with all laws now existing or hereafter enacted including all Environmental Laws (defined below). Any cost, expense or obligation directly relating to the Demised Premises that is not expressly declared in this Lease to be that of Landlord shall be deemed to be an obligation of Tenant to be performed by Tenant at Tenant’s sole expense, and to the greatest extent permitted by law Tenant shall indemnify and defend Landlord against, and hold Landlord harmless from, the same, and Tenant’s liability for the payment and performance of such amounts and obligations that shall arise during the Term is hereby expressly provided to survive the expiration of the Term or early termination of this Lease. Fixed Annual Rent, Additional Rent, and all other sums payable hereunder by Tenant, shall be paid without notice or demand, and without set off, counterclaim, recoupment, abatement, suspension, deduction, or defense (other than payment) whatsoever. Except as otherwise expressly set forth in this Lease with respect to certain events of casualty in Section 26 or condemnation in Section 27, Tenant shall in no event have any right to terminate this Lease, and any right so to terminate (or to abate, suspend, set off or otherwise deduct from Fixed Annual Rent or Additional Rent) under applicable law is hereby waived to the greatest extent permitted by law. It is the intention of the parties that the obligations of Tenant hereunder shall be separate and independent covenants and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Demised Premises or any other restriction on Tenant’s use, and that Fixed Annual Rent, Additional Rent, and all other sums payable by Tenant hereunder shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected throughout the Term. Landlord, at its sole cost and expense, shall be responsible for the following: (i) payment of any amounts relating to Fee Mortgages or other encumbrances or liens created by Landlord, (ii) management fees, administrative costs, professional fees and any other costs incidental to its fee ownership of the Demised Premises; and (iii) and cost, expense, or liability resulting from the negligent or willful misconduct of Landlord, its employees or agents.

E. If any person (other than an Affiliate of the initial Guarantor (being The Great Atlantic & Pacific Tea Company, Inc.) or a successor by merger of acquisition) becomes an assignee of this Lease or sublets all or substantially all of the Demised Premises or otherwise becomes or is a Tenant under this Lease, such occurrence shall be a Percentage Rent Event and the provisions of Exhibit H shall immediately become applicable for the remainder of the Term.

6.               USE AND OCCUPANCY.

A. The Demised Premises may be used and occupied for the operation of a supermarket, drugstore, automated teller machine, bank, all other uses customary and incidental to a supermarket and, so long as the Minimum Credit Test (defined in Section 25D) is then met, all other lawful purpose or purposes. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be obligated to open, to conduct or to remain open for the conduct of any business in the Demised Premises but shall nevertheless pay Fixed Annual Rent and all Additional Rent when and as the same is due. At all times Tenant shall comply with all laws, ordinances and bylaws, regulations, codes, (including, without limitation, the Americans With Disabilities Act of 1990, or “ADA”) permits, orders and conditions of any special permits or other governmental approvals (“law” or “laws”) applicable from time to time to the Demised Premises or Tenant or both, foreseen or unforeseen, and whether or not the same interfere with Tenant’s occupancy. Tenant shall procure all approvals, licenses and permits, in each case promptly giving Landlord true and complete copies of the same and all applications therefor. Tenant shall never overload any of the Building systems, including the floors and mechanical, electrical and structural systems, and shall also keep the Demised Premises equipped with appropriate safety appliances and comply with all requirements of insurance and of insurance inspection or rating bureaus. Tenant shall not itself, nor shall Tenant permit or suffer persons acting under Tenant to, either with or without negligence, injure, overload, deface, damage or otherwise harm the Demised Premises or any part thereof or use the Demised Premises contrary to any law or in a manner likely to create any nuisance. It is intended that Tenant bear the sole risk of all present or future laws affecting the Demised Premises, and Landlord shall not suffer any reduction in any rent on account of the enforcement of laws.

B.              Subject to Landlord’s consent, not to be unreasonably withheld, delayed or conditioned, Tenant shall have the right to enter into agreements with utility companies creating easements in favor of the utility companies as are required in order to service the Demised Premises. Also subject to Landlord’s consent, not to be unreasonably withheld, delayed or conditioned, Tenant may enter into reciprocal parking agreements and easements for ingress and egress as are required in order to service the Demised Premises and any adjoining or adjacent land designated by Tenant. Landlord covenants and agrees to execute any and all documents, instruments or certificates reasonably required in connection with such matters to which it has given its consent, and to take all other action, in order to effectuate the same, all at Tenant’s cost and expense. In no event, however, shall Landlord be required to consent to nor shall Tenant have the power to enter into any easement or reciprocal parking agreement (i) that is for a term in excess of the term of this Lease (as the same may be renewed or extended) except for utility and access easements that may be perpetual or otherwise extend beyond the term of this lease, or (ii) that diminishes the economic value of the Land. Landlord further covenants and agrees, upon request of tenant, to convey without compensation therefor, insubstantial perimeter portions of the Land for highway or roadway purposes, to the state in which the demised premises are situate or any other municipal or governmental body, provided, however, that any such conveyance shall not constitute a taking (as defined in section 28 below) nor constitute grounds for tenant to terminate this Lease. Notwithstanding anything to the contrary or otherwise set forth herein, any encumbrance on the Demised Premises shall be subject to any requirements imposed by any Fee Mortgage (provided that Landlord shall reasonably cooperate with Tenant, at no out of pocket cost to Landlord, in connection with obtaining any requisite consent from any Fee Mortgagee as defined below).

C.              The provisions of this paragraph shall only apply if and only if the Minimum Credit Test is not met. If Tenant either gives Landlord written notice of Tenant’s intention to discontinue permanently the operation of its business in the Demised Premises or any part of the Demised Premises or discontinues the operation of its business in the Demised Premises or any part of the Demised Premises for a period of one (1) year for any reason (other than Destruction or Taking that pursuant to the applicable provisions of this Lease entitles Tenant to terminate this Lease), then Landlord may terminate this Lease as to the Demised Premises, or if applicable, the part of the Demised Premises with respect to which Tenant has given notice of its intention to discontinue, or in which Tenant has discontinued, its operations, by thirty (30) days’ written notice to Tenant of Landlord’s election to terminate this Lease (or, if applicable, Landlord’s election to terminate this Lease as to the part of the Demised Premises with respect to which Tenant has given notice of its intention to discontinue, or in which Tenant has discontinued, its operations). Tenant may override Landlord’s election only once by, as applicable, resuming operations of its business in the Demised Premises within twenty-five (25) days after receipt of Landlord’s notice or by rescinding its notice of its intention to discontinue its business in writing to Landlord delivered within twenty-five (25) days after receipt of Landlord’s notice.

7.               TAXES.

A.             Tenant shall, during the term of this Lease, as Additional Rent, pay and discharge punctually, as and when the same shall become due and payable, all taxes, special and general assessments, water rents, rates and charges, sewer rents and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, including rent and/or occupancy taxes (hereinafter collectively referred to as “Taxes”), and each and every installment thereof that shall or may during the term of this Lease, become due and payable, or liens upon the Demised Premises or any part thereof, together with all interest and penalties thereon, under or by virtue of all present or future laws, ordinances, requirements, orders, directives, rules or regulations of the Federal, State, County, Town and City Governments and of all other governmental authorities whatsoever (all of which shall also be included in the term “Taxes” as heretofore defined).

B.              To the extent permitted by law, Tenant or its designees shall have the right to apply for the conversion of any assessment for local improvements assessed during the term of this Lease in order to cause the same to be payable in annual installments. Landlord agrees to permit the application for the foregoing conversion to be filed in Landlord’s name, if necessary, and shall execute any and all documents, instruments or certificates reasonably requested by Tenant to accomplish the foregoing.

C.              Tenant shall be deemed to have complied with the covenants of this Lease if payment of Taxes shall have been made either within any period allowed by law or by the applicable governmental authority during which payment is permitted without penalty so long as the Taxes shall never become subject to a tax sale on the Demised Premises or subject Landlord to any civil or criminal liability. Tenant shall produce and exhibit to Landlord satisfactory evidence of payment prior to the expiration of any such period.

D.              All Taxes shall be apportioned pro rata between Landlord and Tenant in accordance with the respective portions of such year during which the Term shall be in effect. Notwithstanding anything to the contrary contained herein, if the Term hereof terminates prior to the date which would have been the expiration thereof but for the earlier termination, then Tenant shall pay those Taxes which would have been paid by Tenant to and including the term expiration date and this obligation shall expressly survive such termination.

E. So long as the requirements of Paragraph C of this Section are complied with, Tenant or its designees shall have the right to contest or review all Taxes by legal proceedings, or in such other manner as it may deem suitable. Tenant or its designees shall inform Landlord of any such proceedings and conduct such proceedings promptly at its own cost and expense, and free of any expenses to Landlord, and if necessary, in the name of and with the cooperation of Landlord (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant). Landlord shall execute all documents, instruments or certificates reasonably necessary and correct to accomplish the foregoing. Notwithstanding anything to the contrary or otherwise set forth herein, any such contest shall be subject to compliance with all applicable provisions of any Fee Mortgage (provided that Landlord shall reasonably cooperate with Tenant, at no material out of pocket cost to Landlord, in connection with such compliance).

F.              Landlord covenants and agrees that any refunds or rebates on account of Taxes paid by Tenant pursuant to the provisions of this Lease shall belong to Tenant. Any refunds received by Landlord shall be deemed trust funds and as such are to be received by Landlord in trust and paid to Tenant forthwith. Landlord will, upon the request of Tenant, sign any receipts that may be necessary to secure the payment of any such refund or rebate, directly to Tenant and/or will pay over to Tenant such refund or rebate as received by Landlord. Landlord further covenants and agrees on request of Tenant at any time, and from time to time, but without cost to Landlord, to make application individually (if legally required) or to join in Tenant’s application (if legally required) for separate tax assessments for such portions of the Demised Premises as Tenant shall at any time, and from time to time, reasonably designate. Landlord hereby agrees, upon request of Tenant, to execute all documents, instruments or certificates as shall reasonably be required by Tenant (so long as the same impose no material obligations on Landlord or expose Landlord to any liability).

G.              Nothing herein or in this Lease otherwise contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, transfer, gift, franchise, income or profit taxes, that are or may be imposed upon Landlord, its successors or assigns, whether arising out of Landlord’s ownership of the Demised Premises, this Lease or otherwise; provided, however, that if at any time hereafter there is levied any tax on Landlord in lieu of real estate taxes based solely upon the ownership of real property, by property owners, in general, within the tax jurisdiction within which the Demised Premises are located, then such tax shall be considered to be an item of Taxes but for purposes of computing the amount of such tax payable by Tenant, the Demised Premises shall be deemed to be the sole real property owned by Landlord.

H. In the event that any fee mortgagee (“Fee Mortgagee”) requires the escrow of Real Estate Taxes or insurance premiums, Tenant shall pay to such Fee Mortgagee in escrow, on the first day of each and every month during the term of this Lease, one twelfth (1/12) of all estimated charges for the ensuing twelve (12) month period as reasonably estimated by the Fee Mortgagee based on current bills for same. Tenant shall deposit at least ten (10) days prior to the first date on which any interest or penalty will accrue such additional amounts as may be necessary so that there shall at all times be sufficient funds in escrow to pay such charges.

8.              SIGNAGE. Tenant and any assignee or subtenant of Tenant shall have the right to install, maintain and replace in, on or in front of any Improvement or location on the Demised Premises or in any part thereof such signs and advertising matter as Tenant, and with Tenant’s consent, any such assignee or subtenant of Tenant may desire, provided that Tenant shall comply with any applicable requirements of governmental authorities having jurisdiction and shall obtain any necessary permits for such purposes. As used in this Section, the word “sign” shall be construed to include any placard, pylon, logo, light or other advertising symbol or object, irrespective or whether same be temporary or permanent. All signs shall be Tenant’s personal property and shall be maintained and removed by Tenant upon termination of this Lease at Tenant’s sole expense.

9.              TRUE LEASE. It is the intent of Landlord and Tenant and the parties agree that this Lease is a true lease and that this Lease does not represent a financing agreement. Each party shall reflect the transaction represented hereby in all applicable books, records, and reports

(including income tax filings) in a manner consistent with “true lease” treatment rather than “financing” treatment.

10.            REPAIRS. Tenant shall, at all times during the Term of this Lease, and at its own cost and expense, keep and maintain or cause to be kept and maintained in repair and good condition the Building and improvements at any time erected on the Demised Premises. Without limitation, Tenant shall perform the Remedial Work described in Exhibit C. Landlord shall not be required to furnish services or facilities or to make any improvements, repairs, replacements or alterations in or to the Demised Premises whatsoever during the Term of this Lease. Without limiting the generality of the foregoing, Tenant shall be responsible for the entire Demised Premises and shall manage, maintain, repair, replace, clean, secure, protect, defend and keep in compliance with all governmental requirements, now existing or hereafter enacted, the Demised Premises and all improvements and appurtenances and all utilities, facilities, installations and equipment used in connection therewith, including all walls, all floor coverings, glass, windows, doors, partitions, exterior and interior lighting, signage, elevators, electrical, plumbing, heating, ventilating, fire protection and life safety, security and other building systems, water and sewage systems and other fixtures or equipment serving the Demised Premises, keeping the Demised Premises and all improvements and appurtenances in at least as good condition as on the Commencement Date. Without limitation, Tenant shall provide all cleaning, painting, janitorial services, rubbish disposal, periodic exterior waterproofing treatments to the Building, window caulking, maintenance of all gas, water, electric and other utility lines from public ways to the Demised Premises, and shall repair, maintain and replace all landscaping, roads, parking areas, and walkways appurtenant to the Demised Premises, and shall provide all snowplowing services thereto. Tenant shall provide a copy of all current vendor contracts, if any, relating to the foregoing to Landlord at least annually and from time to time otherwise upon Landlord’s request.

11.            INSURANCE.

A.             Tenant shall maintain at its own cost and expense insurance policies insuring against loss by fire, lightning, the perils of extended coverage and malicious mischief covering the Demised Premises and the other Improvements in the Demised Premises and other perils as more fully described in Exhibit G.

B.              So long as Tenant performs its obligations in Paragraph A of this Section, Landlord hereby waives all rights of recovery against Tenant and any other occupant(s) of the Demised Premises and any of their agents and employees for damage or destruction to any and all of the Improvements, including without limitation, the Building, arising out of fire or other casualty whether or not caused by acts or negligence of the aforementioned persons. Tenant hereby waives all rights of recovery against Landlord, its agents and employees for damage or destruction to any and all of the Improvements, including without limitation, the Building and to Tenant’s trade fixtures, equipment and inventory arising out of fire or other casualty whether or not caused by the acts or negligence of Landlord, its agents or employees.

C.              Tenant shall maintain at its own cost and expense public liability and other insurance in accordance with the requirements of Exhibit G.

D.              Any insurance required to be provided by Tenant pursuant to this Lease may be provided by blanket insurance covering the Demised Premises and other locations of Tenant, provided such blanket insurance complies with all of the other requirements of this Lease with respect to the type of insurance covered by blanket policies. If Tenant elects to insure the Demised Premises under any blanket insurance policy, Tenant shall furnish to Landlord a certificate of insurance showing the Demised Premises as a location insured under any such blanket insurance policy to the extent of the limits required in Exhibit G. Tenant shall furnish to Landlord and any Fee Mortgagee as to which Tenant has received a notice containing such mortgagee’s name and address a duplicate original copy or certificate of the policies of insurance required to be carried by Tenant.

E.              Notwithstanding anything to the contrary contained herein, Tenant may carry any required insurance on trade fixtures and equipment described in Section 17 under a program of self-insurance or to carry insurance with deductibles in excess of part or all of the amounts of insurance required under Exhibit G hereunder.

F. If Tenant fails to perform any covenant in this Section and such failure continues for more than three (3) days after written notice, then, without limiting any of Landlord’s other rights and notwithstanding any other provision of this Lease concerning notice and cure of defaults, Landlord may but need not obtain such insurance, and Tenant shall pay the cost thereof upon demand as Additional Rent.

12.            REQUIREMENTS OF LAW AND FIRE INSURANCE. Tenant shall comply with and shall from time to time conform the Demised Premises to every applicable requirement of law, duly constituted authority, Board of Fire Underwriters having jurisdiction or of the carriers of all insurance on the Demised Premises (all of the foregoing being hereinafter called “Legal Requirements”). Tenant shall have the right upon giving notice to Landlord to contest any obligations imposed upon Tenant pursuant to the provisions of this Section and to defer compliance during the pendency of such contest, if the failure of Tenant to so comply will not subject Landlord to civil or criminal penalty or liability. Landlord shall cooperate with Tenant in such contest (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant) and shall execute any documents reasonably required in furtherance of such purpose. Tenant shall not apply for any change in zoning applicable to the Land or the Demised Premises without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

13.            ALTERATIONS. Tenant may at its own expense from time to time, during the term hereof, make such alterations, additions, improvements and changes, structural or otherwise (hereinafter called “Alterations”), in and to the Demised Premises which it may deem necessary or desirable, provided such Alterations shall not reduce the value of the Demised Premises. Tenant, in making any Alterations, shall use materials of equal or better quality than those used in the construction of the Demised Premises and comply with all Legal Requirements. Tenant shall obtain or cause to be obtained all building permits, licenses, temporary and permanent certificates of occupancy and other governmental approvals that may be required in connection with the making of Alterations. Landlord shall cooperate with Tenant in the obtaining thereof (so long as Landlord’s cooperation does not involve (a) incurring obligations or liability or material expense to Landlord unreimbursed by Tenant or (b) breach of any covenants binding on

Landlord or the Demised Premises, including, without limitation, any mortgage) and shall execute any documents required in furtherance of such purpose. Tenant may, but shall not be obligated to, remove any Alteration so long as such removal does not materially and adversely affect any heating, ventilating, mechanical, electrical, structural, roof or life safety elements of the Building and Tenant shall repair all damage that results from such removal and restore the Demised Premises to a functional condition (including the filling of all floor and wall holes, the removal of all disconnected wiring back to junction boxes and the replacement of all damaged ceiling tiles). Upon completion of any Alteration that is not Cosmetic Work, Tenant shall promptly deliver to Landlord plans showing such Alteration as built. “Cosmetic Work” shall mean painting, carpeting and wall coverings and the like and the addition or deletion of interior non structural partitions, provided such work does not materially and adversely affect any roof, structural, mechanical, electrical, utility, fire protection or life safety systems or other systems or equipment of the Building.

14.            ACCESS TO DEMISED PREMISES. Tenant shall permit Landlord to enter upon the Demised Premises at all reasonable times approved by Tenant to examine the Demised Premises, and during the six (6) month period preceding the Expiration Date, to exhibit the Demised Premises to prospective tenants, provided that Landlord shall not unreasonably interfere with the conduct of business therein.

15.            UTILITIES.

A.             Tenant shall arrange and pay for any and all utility services to the Demised Premises, including, without limitation, telecommunications, water, gas, electricity and fuel used by it in the Demised Premises. Tenant shall pay all sewer charges assessed by the municipal authority having jurisdiction. The failure or interruption of any utility services shall be at Tenant’s sole risk and Landlord shall not suffer any reduction in any rent on account thereof.

B.              Tenant shall have the sole right to apply for, claim and receive any rebate, reimbursement, credit, or payment from any utility company providing service to the Building resulting from Tenant’s installation of energy saving equipment in or on the Building.

16.            SUBORDINATION, NON DISTURBANCE AND ATTORNMENT. This Lease shall become subject and subordinate to the lien of any Fee Mortgagee of the entire fee interest of the Demised Premises, and any renewals, modifications or extensions thereof, provided that a Subordination, Non Disturbance and Attornment Agreement (“SNDA”) substantially in the form annexed hereto as Exhibit D (or a reasonably equivalent form that is reasonably acceptable to Tenant and the applicable Fee Mortgagee) is executed, acknowledged and delivered by such Fee Mortgagee to Tenant. If the Fee Mortgagee requires that this Lease have priority over such mortgage, Tenant shall, upon request of the Fee Mortgagee, execute, acknowledge and deliver to the Fee Mortgagee an agreement acknowledging such priority.

17.            TRADE FIXTURES.

A.             All trade fixtures and equipment whether owned by Tenant or leased by Tenant from a Lessor/Owner (hereinafter called the “Equipment Lessor”) installed in the

Demised Premises, regardless of the manner or mode of attachment, shall be and remain the property of Tenant or any such Equipment Lessor and may be removed by Tenant or any such Equipment Lessor at any time. In no event (including a default under this Lease) shall Landlord have any liens, rights or claims in Tenant’s or Equipment Lessor’s trade fixtures and equipment and Landlord agrees to execute and deliver to Tenant and Equipment Lessor, within ten (10) days after request therefor, any document reasonably required by Tenant or Equipment Lessor in order to evidence the foregoing, so long as the same is reasonably acceptable to Landlord and any Fee Mortgagee. Tenant shall promptly repair all damage to the Building caused by the removal of any such trade fixtures or equipment. Notwithstanding anything to the contrary in this Lease, the following shall not constitute trade fixtures or equipment for purposes of this Lease and neither Tenant nor any Equipment Lessor shall own or have any right to remove the same (and, without limiting the generality of the foregoing, the following shall not be subject to the provisions of this Paragraph A or Paragraph B of this Section 17): (i) the HVAC system, plumbing, alarm, electric, life safety and other building systems used to operate the Building or maintain the certificate of occupancy, and (ii) any “fixtures” as such term is defined in the applicable Uniform Commercial Code.

B.              In the event Tenant shall enter into any arrangement to finance all or any portion of its trade fixtures or equipment either before or after the installation thereof in the Demised Premises and whether such financing shall be in the form of a mortgage, financing agreement, equipment lease, equipment sale leaseback or otherwise and in the event the lessor or secured party thereunder shall provide written notice to Landlord that it requires a copy of any default sent by Landlord to Tenant under this Lease also to be sent to such person (hereinafter called the “Owner/Secured Party”), then Landlord upon receipt of such requirement shall simultaneously send a copy of any default notice to such Owner/Secured Party at the address furnished to Landlord; provided that Landlord’s failure to deliver any such copy to the Owner/Secured Party shall not affect Landlord’s exercise of any right or remedy under this Lease in any way whatsoever. The copy of any such default notice shall be sent to such Owner/Secured Party in the same manner as notices are required to be sent and in the same manner as such notice is being sent to Tenant hereunder. Landlord further agrees that any such Owner/Secured Party shall have the right, but not the obligation, to remedy or cure any default of Tenant under this Lease within the same period of time granted to Tenant to remedy or cure any such default under this Lease.

C.              All trade fixtures and other personal property (which term shall include without limitation food and inventory) of any person that is located on the Demised Premises shall be at the sole risk of Tenant. Landlord shall not be liable for any loss or damage to person or property resulting from any accident, theft, vandalism or other occurrence on the Demised Premises, including damage resulting from water, wind, ice, steam, explosion, fire, smoke, chemicals, the rising of water or leaking or bursting of pipes or sprinklers, defect, failure or any other cause.

18. ASSIGNMENT.

A. Subject to paragraph (B) of this Section, Tenant may sublet all or any part of the Demised Premises, or license the use of any portion thereof or assign this Lease, but Tenant and Guarantor shall nevertheless continue to remain liable hereunder. Any assignee of the Lease and any sublessee or licensee of all or substantially all of the Demised Premises shall become jointly and severally liable to Landlord, and any such transferee shall upon Landlord’s request execute and deliver an instrument in confirmation thereof. In the case of any assignment of this Lease or any sublease or licensee of all or substantially all of the Demised Premises, Tenant shall promptly deliver to Landlord a true and complete copy of the transfer instruments. No transfer of all or any portion of the Demised Premises or Landlord’s consent thereto shall be deemed a waiver of the provisions of this Section, or a release of Tenant or any Guarantor.

B.              So long as the Minimum Credit Test is not met (however the following provisions of this paragraph B shall not apply at any time when the Minimum Credit Test is met), Tenant shall not assign this Lease or sublet or license all or substantially all of the Demised Premises to any transferee unless (x) such transferee (1) operates at least five (5) other grocery stores and (2) has Tangible Net Worth” (as defined in Section 25 below) of at least One Hundred Million Dollars ($100,000,000) or (y) if such transferee does not meet the requirements of (1) and (2) then such transferee must be approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. If Tenant desires to so transfer this Lease to a person who does not meet the requirements of (1) and (2) in the preceding sentence, then Tenant shall give notice of such intended transfer to Landlord together with reasonable information on its grocery store business and its audited financial statements for the three most recent years showing the credit of the proposed transferee and the proposed terms of the transfer. Upon receiving such information Landlord shall have thirty (30) days to elect by written notice to Tenant to do one of the following (and any failure of Landlord to affirmatively elect one or the other shall be deemed to be an election by Landlord to consent to such transfer: (a) approve such transfer, (b) disapprove such transfer, or (c) terminate the Term of this Lease on any date which is no sooner than one-hundred twenty (120) days after such election notice and no later than one-hundred eighty (180) days after such election. If Landlord elects to terminate this Lease and thereafter within one-hundred twenty (120) days enters into a lease or other agreement with Tenant’s proposed transferee, any transfer payment that was to have been made to Tenant by such transferee as specifically disclosed in writing as such to Landlord in the proposed terms of the transfer furnished to Landlord as provided above shall be paid by Landlord to Tenant out of the first rent amounts received by Landlord from such transferee until the transfer payment is paid to Tenant in full. For purposes of the previous sentence, a “transfer payment” shall include proposed sublease income in excess of the rent under this Lease, and in such cases Landlord’s payment to Tenant shall be a liquidated amount equal to such excess rent at a discount rate of ten percent (10%).

C.              If Tenant assigns this Lease, Landlord, when giving notice to said assignee with respect to any default, shall also give a copy of such notice upon Tenant originally named herein or its successor of whom Landlord shall have been given written notice (being herein called “Original Tenant”), and no notice of default shall be effective as against a Tenant until a copy thereof is given to the Original Tenant. The Original Tenant shall have the same period after the giving of such notice to cure such default as is given to Tenant under this Lease. If this Lease terminates or this Lease and the Term hereof cease and expire because of a default of such assignee, Landlord shall promptly give the Original Tenant notice thereof. The Original Tenant shall have the option, to be exercised by notifying Landlord in writing within thirty (30) days after receipt by the Original Tenant of Landlord’s notice, to cure any default and become Tenant under a new lease for the remainder of the term of this Lease (including any Renewal Periods if applicable) upon all of the same terms and conditions of this Lease as it may have been amended by agreement between Landlord and Original Tenant, provided, however, that at the time of making any such election Original Tenant cures all defaults under the Lease. In the event Original Tenant assigns this Lease and it shall thereafter be rejected in a bankruptcy or similar proceeding brought by or against such assignee, a new lease identical to this Lease shall be entered into between Landlord and Original Tenant, provided that Original Tenant cures any monetary defaults and any other defaults that are capable of being cured. Any new lease created under this Section shall commence on the date of termination or rejection of this Lease, as applicable. Notwithstanding the foregoing, if Landlord, in its sole discretion delivers to the Original Tenant and Guarantor a release as to all liability under this Lease as theretofore amended, the Original Tenant shall not have the foregoing option.

D. In the case of a sublease of all or substantially all of the Demised Premises for the remainder of the Term and so long as the Minimum Credit Test or the requirements of Section 1 8B are met, Landlord shall, within thirty (30) days following Tenant’s request, deliver to Tenant a recognition and attornment agreement following the form attached hereto as Exhibit  D and otherwise subject to Landlord’s reasonable approval, executed and acknowledged by Landlord, for the benefit of such subtenant; provided that such subtenant executes and delivers an instrument reasonably satisfactory to Landlord confirming that such subtenant is jointly and severally liable under this Lease. Further, Landlord shall, within ten (10) days after Tenant’s request, shall request its Fee Mortgagee to deliver to Tenant an SNDA for the benefit of any such subtenant (and Landlord shall reasonably cooperate with Tenant, at no out of pocket cost to Landlord, in connection with obtaining any requisite consent from any Fee Mortgagee).

19. TITLE AND AUTHORITY.

A.             Landlord warrants and represents that Landlord is the owner of the fee simple of the Demised Premises and that other than any mortgages held by Fee Mortgagees that have provided an SNDA to Tenant in accordance with this Lease or such other liens or encumbrances that do not interfere with Tenant’s use of the Demised Premises or liens or encumbrances arising on account of any act or omission by Tenant or persons acting under Tenant or on account of Tenant’s failure to perform its obligations under this Lease, or matters set forth in Exhibit B 1, Landlord shall not voluntarily impose any other lien or encumbrance on the Demised Premises.

B.              Landlord and Tenant each warrant and represent to the other that (a) each is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) each has the authority to own its property and to carry on its business as contemplated under this Lease; (c) each has duly executed and delivered this Lease; (d) the execution, delivery and performance by each of this Lease (i) are within its powers, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which it is a party or by which it or any of its property is bound, (iv) will not render it insolvent or (v) will not result in the imposition of any lien or charge on any of its property, except by the provisions of this Lease; and (e) the Lease is a valid and binding obligation of each in accordance with its terms.

C. Landlord and Tenant have executed the Memorandum of Lease (hereinafter called the “Memorandum”) attached hereto as Exhibit E simultaneously with the execution of this Lease. Upon the expiration of the Term each agree to execute and deliver a recordable termination of the Memorandum, which covenant shall survive termination. Tenant irrevocably appoints Landlord its attorney in fact so to execute such termination of the Memorandum if Tenant fails to do so within ten (10) days of written request, which power is coupled with an interest and shall automatically be transferred to any successor or assign of Landlord’s interest in the Demised Premises.

20.            QUIET ENJOYMENT. Landlord covenants and agrees that provided no default remains uncured beyond any applicable notice and cure period, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises and all rights, easements, appurtenances and privileges belonging or in anyway appertaining thereto during the full term of this Lease and any extension thereof subject always to the terms of this Lease, provisions of law, and matters of record to which this Lease is or may become subordinate. This covenant is in lieu of any other so called quiet enjoyment covenant, whether express or implied.

21.            UNAVOIDABLE DELAYS. If either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any strike, lockout, labor dispute, inability to obtain labor or material, Act of God, governmental restriction, regulation or control, enemy or hostile governmental action, civil commotion, insurrection, sabotage, fire or other casualty or by any other event similar to the foregoing and beyond the control of such party, then the time to perform such obligation or to satisfy such condition shall be postponed by the period of time consumed by the delay. Time is of the essence for the performance of all monetary obligations under this Lease and the foregoing shall never apply to the performance of monetary obligations.

22. END OF TERM. Upon expiration or other termination of the term of this Lease, Tenant shall peaceably and quietly quit and surrender the Demised Premises and all Alterations in the good order and condition Tenant is required to maintain the same and remove all trade fixtures, equipment and other personal property whether or not bolted or otherwise attached and all of Tenant’s signs wherever located; and in all cases shall repair damage that results from such removal. Any fixtures and equipment that Tenant or Owner/Secured Party does not remove following the expiration or other termination of the Term of this Lease shall be deemed to be abandoned by Tenant, shall at once become the property of Landlord, and may be disposed of in such manner as Landlord shall see fit; and Tenant shall pay the cost of removal and disposal to Landlord within thirty (30) days after demand; provided, however, that if this Lease shall be terminated as the result of a default by Tenant, then trade fixtures and equipment shall not be deemed abandoned until sixty (60) days after notice of such termination is given to Owner/Secured Party. Tenant or Owner/Secured Party shall have the right at any time prior to the date such fixtures and equipment shall be deemed abandoned to remove the same from the Demised Premises. Should Tenant or anyone claiming by, through or under Tenant hold over in possession after the Expiration Date or earlier termination of this Lease, such holding over shall not be deemed to extend the Term or to renew this Lease, but without limiting Landlord’s other rights and remedies on account of such breach the tenancy thereafter shall continue as a tenancy at sufferance from month-to-month upon the terms and conditions herein contained, provided, however that rent shall be charged and paid at one hundred fifty percent (150%) of the Fixed

Annual Rent and Additional Rent in effect during the twelve (12) month period immediately preceding the Expiration Date or earlier termination.

23.         LANDLORD’S DEFAULT.

A.             Landlord shall be in default hereunder if its fails to comply with any of its express obligations set forth in this Lease within thirty (30) days following written notice and opportunity to cure; provided, however, Landlord will not be in default if said default could not reasonably be cured within such period of thirty (30) days, and Landlord promptly commences and thereafter proceeds with due diligence and in good faith to cure such default.

B.              In the event that a Fee Mortgagee shall have given written notice to Tenant that it is the holder of a mortgage covering the Demised Premises, and provided such notice includes the address to which notices to the Fee Mortgagee are to be sent, Tenant agrees that in the event it shall give written notice to Landlord to cure a default of Landlord as provided for in this Section, Tenant shall give a copy of said notice to the Fee Mortgagee. Tenant agrees that the Fee Mortgagee may cure or remedy such default within the time permitted to Landlord pursuant to this Section; provided that in addition the Fee Mortgagee shall be entitled to such further time as may be reasonably necessary for the Fee Mortgagee to remove any stay in bankruptcy and/or to commence and complete foreclosure proceedings or remove any cause beyond the Fee Mortgagee’s reasonable control impairing its ability to cure or remedy, to obtain possession of the Demised Premises and thereafter to commence and diligently prosecute such cure or remedy to completion.

24. ADDITIONAL CHARGES. If Tenant shall be in default hereunder, Landlord, after thirty (30) days notice that Landlord intends to cure such default (but only ten (10) days notice if such default concerns any breach of Tenant’s insurance obligations under Section 11), shall have the right, but not the obligation, to cure such default and Tenant shall pay to Landlord, upon demand, as Additional Rent, the reasonable cost thereof. Other than such insurance defaults, Landlord shall not commence to cure any default of such a nature that it could not reasonably be cured within such period of thirty (30) days, if Tenant commences to cure same within said period, and thereafter proceeds with reasonable diligence and in good faith to cure such default.

25.         TENANT’S DEFAULT.

A. If Tenant fails to pay Fixed Annual Rent or Additional Rent when due and such default continues for ten (10) days after written notice; or if a default occurs on account of any asset sale, merger or consolidation on the part of Guarantor in violation of paragraph D of this Section; or if a petition is filed by Tenant (or Guarantor) for insolvency or for appointment of a receiver, trustee or assignee or for adjudication, reorganization or arrangement under any bankruptcy act or other applicable law or if any similar petition is filed against Tenant (or Guarantor) and such petition is not dismissed within sixty (60) days thereafter; or if Tenant fails to perform any other covenant or condition under this Lease, Landlord may give Tenant a written notice specifying the nature of the default of such other covenant or condition and if Tenant does not, within thirty (30) days after receipt of such written notice (but only three (3) days in the case of failure to perform Tenant’s insurance obligations under Section 11), cure such other default or, if such default is of such a nature that it could not reasonably be cured within such period of thirty (30) days, and Tenant does not commence and proceed with reasonable diligence and in good faith to cure such default then, after the expiration of such thirty (30) day period (or longer period if such default cannot reasonably be cured within said thirty (30) day period), Landlord shall have the right, in addition to the rights set forth in the preceding sentence, to seek damages or an injunction as to such failure to perform, or after the expiration of such thirty (30) day period Landlord may, but only during the continuance of such default, send a notice to Tenant terminating this Lease and reenter the Demised Premises and dispossess Tenant and any other occupants thereof, remove their effects not previously removed by them, and hold the Demised Premises as if this Lease had not been made; and Tenant waives the service of any additional notice of intention to reenter or to institute legal proceedings to that end. If any payment of Fixed Annual Rent, Additional Rent, or other sum owing Landlord is not paid within five (5) days after the same is due, then in addition to all other remedies hereunder Tenant shall pay an administrative late charge to Landlord equal to five percent (5%) of the overdue amount in question, which late charge will be due upon demand as Additional Rent.

B. After a termination, dispossess or removal in accordance with this Section, (1) the Fixed Annual Rent and Additional Rent shall be paid up to the date of such dispossess or removal, (2) Landlord may re-let the Demised Premises or any part or parts thereof either in the name of Landlord or otherwise, for a term or terms which may, at the option of Landlord, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease, and (3) Tenant shall pay to Landlord, as liquidated damages, any deficiency between the Fixed Annual Rent and Additional Rent due hereunder and the amount, if any, of the rents actually collected by Landlord on account of the new lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease (not including any Renewal Periods, the commencement of which shall not have occurred prior to such dispossess or removal). In computing such liquidated damages there shall be added to said deficiency the expenses which Landlord incurs in connection with re-letting the Demised Premises, including reasonable attorneys’ and brokerage fees, tenant inducements such as free rent, moving expense reimbursements, tenant improvement allowances, brokerage commissions, fees for legal services, and other expenses of preparing the Demised Premises for reletting (“Reletting Expenses”). Such Reletting Expenses shall be paid to Landlord within ten (10) days of demand and all other liquidated damages shall be paid by Tenant in monthly installments on the dates specified in this Lease for payment of Fixed Annual Rent and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord shall not be liable for failure to re-let the Demised Premises or, in the event that the Demised Premises are re-let, for failure to collect the rent under such re-letting, unless Landlord shall not have used its commercially reasonable efforts to re-let the Demised Premises for the reasonable rental value thereof and to collect the rent under such re-letting. Landlord shall use its commercially reasonable efforts to mitigate damages.

C. Landlord hereby expressly waives any and all rights granted by or under any present or future laws to reenter the Demised Premises, to dispossess Tenant or any other occupant thereof or to remove their effects not previously removed by them, or to terminate this Lease for any reason or in any manner other than as set forth in this Section 25. Tenant hereby expressly waives any and all rights granted by or under any present or future laws to remain in possession, cure any defaults or redeem its leasehold for any reason or in any manner other than as set forth in this Section 25. The provisions of this Section 25 shall survive the early termination of the Term.

D.              Any sum due from Tenant under this Lease is not paid within five (5) days after the same is due, such amount shall bear interest from the date due at the rate of one and one-half (11/2%) percent for each month (or ratable portion thereof) the same remains unpaid. Nothing in this Lease shall limit the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time; and Tenant agrees that the fair value for occupancy of all or any part of the Demised Premises at all times shall never be less than the Fixed Annual Rent and all Additional Rent payable from time to time.

E.              The Guaranty given by Guarantor of this Lease is a material inducement to Landlord’s entering into this Lease. If at any time the Guarantor of this Lease shall sell all or a material portion of its assets or shall merge or consolidate with another entity and, in either case, if (1) Guarantor (including the resulting entity of any merger or consolidation) has a tangible net worth immediately after the transaction that is less than Guarantor’s tangible net worth immediately prior to the transaction, and (2) Guarantor’s tangible net worth immediately after the transaction is less than the Minimum Credit Test, then the transaction shall be a default under this Lease for which there is no cure period entitling Landlord to exercise all of the rights and remedies under this Section. If at any time the existing Guarantor desires to assign the Guaranty to another person and for such person to assume all of the obligations and liabilities under the Guaranty, and if the proposed successor Guarantor’s tangible net worth is greater than the Minimum Credit Test, Tenant may present evidence of such proposed successor Guarantor’s tangible net worth to Landlord in the form of financial statements for (A) the most recent fiscal year of the proposed successor Guarantor audited by a nationally recognized firm of certified public accountants and (B) the most recent fiscal quarters since such fiscal year certified to by Guarantor’s chief financial officer, together with a form of Guaranty identical in form to the form of Guaranty attached to this Lease as Exhibit F to be executed and delivered by the proposed successor Guarantor. Upon Landlord’s written approval of such financial statements as demonstrating a tangible net worth of the proposed successor Guarantor greater than the Minimum Credit Test (which approval will not be unreasonably withheld, conditioned or delayed) and upon the execution and delivery to Landlord of such form of Guaranty by the proposed successor Guarantor, the existing Tenant (if, but only if the Lease is being assigned to a successor Tenant) and Guarantor shall be released from all liability under the Lease and Guaranty and the successor Tenant and Guarantor shall become fully liable to Landlord under the Lease and Guaranty. Thereafter and as an obligation of the then successor Tenant under this Lease, such successor Guarantor shall annually and quarterly continue to provide such financial statements to Landlord demonstrating that it continues to meet the Minimum Credit Test for those provisions of this Lease requiring such as a condition of being relieved from certain Lease obligations otherwise applicable. As used in this Lease “Guarantor” means the Guarantor then fully liable under its Guaranty to Landlord. “Tangible net worth” means the net worth as shown on such financial statements prepared in accordance with generally accepted accounting principles consistently applied and disregarding any value attributable to good will or other intangible assets and amounts owed by shareholders, officers or Affiliates except to the extent such amounts owed by Affiliates would ordinarily and customarily be consolidated on Tenant’s financial statements. “Minimum Credit Test” means a tangible net worth as shown on such fiscal year and fiscal quarter financial statements of at least Five Hundred Million Dollars ($500,000,000).

26. DESTRUCTION.

A.             In the event of any damage or destruction by fire, the elements, or casualty (hereinafter called “Destruction”) to all or any part of the Building or any other Improvements in the Demised Premises, Tenant shall commence promptly, and with due diligence continue to restore same to substantially the same condition as existed immediately preceding the Destruction, except as otherwise provided in paragraph B of this Section. If the Destruction is partial, Tenant shall complete the restoration within two hundred seventy (270) days after the Destructions, subject to Unavoidable Delays. If the Destruction is total, Tenant shall complete the restoration within eighteen (18) months following the Destruction, subject to Unavoidable Delays. In no event shall Fixed Annual Rent or any Additional Rent abate on account of any Destruction.

B.              If, as a result of any Destruction, fifty percent (50%) or more of the total floor area of the Building is damaged, destroyed or, in Tenant’s reasonable opinion rendered untenantable, during the last two (2) years of the Initial Term or during any Renewal Term (but this shall not apply at any other time), Tenant may elect to terminate this Lease by giving notice to Landlord of such election on or before the date that is ninety (90) days after the Destruction, stating the date of termination, which shall be not more than thirty (30) days after the date on which such notice of termination shall have been given, and (1) upon the date specified in such notice this Lease and the term hereof shall cease and expire and (2) any Fixed Annual Rent and Additional Rent shall be paid until such date of termination and any such amounts paid for a period after such date of termination shall be promptly refunded to Tenant. In the event that Tenant elects to terminate this Lease as a result of the Destruction referenced above, Tenant shall cause all insurance proceeds to be paid to Landlord including business interruption insurance proceeds.

C. Except in the case of paragraph B of this Section, Insurance proceeds shall be deposited with a bank or trust company acceptable to Landlord and Tenant and under the control of Landlord and Tenant, as trustees, or, if the Fee Mortgagee shall be a bank, trust company, insurance company or other entity engaged in mortgage lending then such proceeds shall be deposited with such Fee Mortgagee and shall be held and disbursed by it, as trustee, for restoration in accordance with customary construction lending practice and procedures. Any excess insurance proceeds shall be paid to Tenant at the conclusion of the restoration so long as Tenant is not then in default beyond any applicable cure period.

27. EMINENT DOMAIN.

A. In the event of an actual taking for any public or quasi-public use by any lawful power or authority by exercise of the right of condemnation or of eminent domain or by agreement between Landlord and those having the authority to exercise such right (hereinafter called “Taking”) of the entire Building, then (1) this Lease and the Term shall cease and expire as of the date of vesting of title or transfer of possession, whichever occurs earlier, as a result of the Taking, and (2) any Fixed Annual Rent and Additional Rent shall be paid until such termination and any such amounts paid for a period after such date of termination shall be promptly refunded to Tenant.

B.              (1) In the event of a Taking of twenty (20%) or more of the Demised Premises, or in the event of a Taking resulting in a reduction of twenty (20%) percent or more of the parking spaces (unless Landlord provides adequate and sufficient additional contiguous parking areas in substitution therefor reasonably acceptable to Tenant), or in the event of a Taking resulting in a divided Building or parking area such that passage between the divided portions of the parking area is not possible, or in the event of permanent denial of reasonably adequate access to the Demised Premises or Building on account of a Taking which in Tenant’s reasonable judgment makes it economically unfeasible to operate Tenant’s business at the Demised Premises, then Tenant may elect to terminate this Lease by giving notice of termination to Landlord on or before the date which is ninety (90) days after receipt by Tenant of notice that the Taking in question. Said notice of termination shall state the date of termination, which date of termination shall be not more than thirty (30) days after the date on which such notice of termination is given to Landlord, and (a) upon the date specified in such notice of termination this Lease and the term hereof shall cease and expire, and (b) any Fixed Annual Rent and Additional Rent shall be paid until the date of termination and any such amounts paid for a period after such date of termination shall be promptly refunded to Tenant.

(2) If Tenant does not elect to terminate this Lease as aforesaid, then the award or payment for the Taking shall be used by Tenant for restoration as hereinafter set forth and Tenant shall promptly commence and with due diligence continue to restore the portion of the Demised Premises remaining after the Taking to substantially the same condition and tenantability as existed immediately preceding the Taking. Tenant shall complete the restoration within two hundred seventy (270) days after the Destruction, subject to Unavoidable Delays. Taking proceeds shall be paid, held and disbursed in the same manner as insurance proceeds under Section 26C and there shall be no abatement or reduction in Fixed Annual Rent or any Additional Rent. Any taking proceeds remaining after the restoration is complete shall be divided equally between Landlord and Tenant.

C.              If this Lease is terminated under any provision of this Section 27, so long as Tenant is not then in breach of this Lease beyond any applicable cure period, any specific damages that are expressly awarded to Tenant on account of its relocation expenses and specifically so designated shall belong to Tenant. Except as provided in the preceding sentence of this paragraph, Landlord reserves to itself, and Tenant releases and assigns to Landlord, all rights to damages accruing on account of any Taking or by reason of any act of any public authority for which damages are payable. Tenant agrees to execute such further instruments of assignment as may be reasonably requested by Landlord, and to turn over to Landlord any damages that may be recovered in any proceeding or otherwise; and Tenant irrevocably appoints Landlord as its attorney-in-fact with full power of substitution so to execute and deliver in Tenant’s name, place and stead all such further instruments if Tenant shall fail to do so after 10 days notice.

28.             THIRD PARTY LITIGATION. If Landlord, Landlord’s adviser or its mortgagees are made parties to any litigation commenced by or against Tenant by or against any person claiming through Tenant with respect to the Demised Premises, Tenant agrees to indemnify Landlord in the manner provided in Section 38 and in addition pay, as Additional Rent, all costs of Landlord in connection with such litigation including reasonable counsel fees and litigation costs, except in the sole instance where Landlord or Tenant have legal claims in the litigation against one another or where Landlord has been adjudicated in any litigation to have acted with gross negligence or willful misconduct. Without limitation, the foregoing includes foreclosure or enforcement of any lien, attachment or mortgage on the Demised Premises resulting from the act or omission of Tenant, but shall not include any Fee Mortgage or other lien created by Landlord.

29.            WAIVER OF DISTRAINT. Landlord hereby expressly waives any and all rights granted by or under any present or future laws to levy or distrain for rent, in arrears, in advance or both, upon all goods, merchandise, equipment, trade fixtures, furniture and personal property of Tenant or any nominee of Tenant in the Demised Premises, delivered or to be delivered thereto.

30.            ESTOPPEL CERTIFICATES. Upon the request of either party, at any time and from time to time, Landlord and Tenant agree to execute and deliver to the other, within thirty (30) days after such request, a written instrument that may be relied upon by the requesting party, its potential purchasers, lenders, investors, subtenants and/or assignees (and any of their respective successors and assigns), duly executed, (a) certifying if such is the case that this Lease has not been modified and is in full force and effect or, if there has been a modification of this Lease, that this Lease is in full force and effect as modified, stating such modifications, (b) specifying the dates to which the Fixed Annual Rent and Additional Rent have been paid, (c) stating whether or not, to the knowledge of the party executing such instrument, the other party hereto is in default and, if such party is in default, stating the nature of such default, (d) stating the Commencement Date and Expiration Date, (e) stating which options to renew the term have been exercised, if any; and (f) any other information that may reasonably requested by the requesting party and customarily addressed in an estoppel certificate.

31. NOTICES. Any notices, consents, approvals, submissions or demands (“Notices”) given under this Lease or pursuant to any law or governmental regulation, including, without limitation, those by Landlord to Tenant or by Tenant to Landlord shall be in writing. Unless otherwise required by law, governmental regulation or this Lease, any such Notice shall be deemed given if sent by registered or certified mail, return receipt requested, postage prepaid or by nationally recognized overnight delivery service (a) to Landlord, at the address of Landlord as hereinabove set forth and with like copy given to Daniel A. Taylor, Esq. or Primo Fontana, Esq., DLA Piper, 33 Arch Street 26th Floor, Boston MA 02110 and/or such other persons and addresses as Landlord may designate by notice to Tenant; or (b) to Tenant, then one copy shall be delivered to the attention of the General Counsel, another shall be delivered to the attention of the Senior Vice President of Real Estate, and another shall be delivered to the attention of the Senior Director of Properties and Administration, all at 2 Paragon Drive, Montvale, New Jersey 07645 or to such other addresses as Tenant may designate by notice to Landlord. Any such Notice shall be deemed given three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, and one business (1) day when sent by overnight delivery. A party’s attorney may give Notices on behalf of such party.

32.            BROKER. Each party represents and warrants to each other there is no broker, agent, finder or other person with whom it has dealt in connection with the negotiation, execution and delivery of this Lease other than those persons named in that certain Agreement of Sale and Leaseback dated as of November 2, 2010 entered into between Tenant and Landlord (or Affiliates of each) regarding a transaction that led to this Lease.

33.            LIENS. Tenant shall keep the Demised Premises (and Landlord’s interest therein) and Tenant’s leasehold (and Tenant’s interest therein) free of, and shall within thirty (30) days discharge, any attachment, lien, security interest or other encumbrance that arises as a result of any act or omission of Tenant or persons acting by, through or under Tenant. Without limitation, Tenant will not permit or suffer any mechanic’s or materialmen’s or other liens to stand against the Demised Premises for any labor or material furnished in connection with work of any character performed, any services provided or any other act, omission or obligation on the part or at the direction of Tenant or persons claiming by, through or under Tenant, and Landlord will not permit any such liens for work or material furnished the Landlord to stand against said premises (the foregoing shall not imply that Landlord has any responsibility to furnish any work or material). However, Landlord and Tenant shall respectively have the right to contest the validity or amount of any such lien, provided that the payment of such amount is bonded during the pendency of such contest, but upon the final determination of such contest the party responsible for such lien shall immediately pay any judgment rendered with all proper costs and charges (including reasonable attorneys’ fees) and shall have the lien released at its own expense. In lieu of bonding either party may obtain other security acceptable to the other party in such party’s sole discretion. Any contest hereunder shall be subject to all requirements set forth in any Fee Mortgage.

34.            DEFINITION OF LANDLORD. The term “Landlord” as used herein, means Landlord named herein and any subsequent owner of Landlord’s estate hereunder. Any owner of Landlord’s estate hereunder shall be relieved of all liability under this Lease after the date that it ceases to be the owner of Landlord’s estate (except for any liability arising prior to such date) and the party succeeding to Landlord’s estate shall assume all liability of Landlord arising from and after it becomes owner of Landlord’s estate. The foregoing shall be self-operative but Landlord and Tenant shall upon the request of either execute and deliver an instrument acknowledging the foregoing.

35.            ADJOINING OR ADJACENT PROPERTY. Landlord and Tenant shall each promptly forward to the other any notice or other written communication received by it from any owner of property adjoining or adjacent to the Demised Premises or from any municipal or other governmental authority in connection with any hearing or other administrative proceeding relating to the use of the Demised Premises or any adjoining or adjacent property. Tenant may, at its sole cost and expense, in its own name and/or in the name of Landlord, appear in any such proceeding. Landlord shall fully cooperate with Tenant (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant) and shall, without limitation, make such appearances and furnish such information as may be reasonably required by Tenant. Landlord agrees to execute any instruments reasonably requested by Tenant in connection with any such proceeding.

36. ENVIRONMENTAL LAWS.

A. “Environmental Laws” shall mean all federal, state or local laws, ordinances, rules, regulations, or policies, whether now or hereafter enacted, governing the use, clean-up, remediation storage, treatment, transportation, manufacture, refinement, handling, release, production or disposal of Hazardous Materials including, without limitation: (1) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (42 U.S.C. Sections 9601, et. seq.) as amended by the Superfund Amendments and Reauthorization Act; (2) the Hazardous and Solid Waste Act amendments of 1984 Pub L 98-616 (42 U.S.C. Section 699); (3) the Hazardous Materials Transportation Act, (49 U.S.C. Section 1801, et. seq.); (4) the Resource Conservation and Recovery Act of 1976, (42 U.S.C. Sections 6901, et. seq.); or (5) the Toxic Substances Control Act, and any amendments thereto and any regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental laws, ordinances, rules, or regulations whether now or hereafter enacted. “Hazardous Materials” shall mean any hazardous wastes or hazardous substances as defined in any Environmental Law including, without limitation, any asbestos, PCB, toxic, noxious or radioactive substances, methane, volatile hydrocarbons, petroleum, petroleum by-products, industrial solvents or any other material or substance which could cause or constitute a health, safety or other environmental hazard to any person or property.

B. Tenant, at its sole cost and expense, shall until the Expiration Date of this Lease comply with all Environmental Laws and shall be responsible for all Hazardous Materials on or migrating from the Land and Demised Premises prior to, on and after the Commencement Date, it being acknowledged that Tenant or its Affiliate owned the Land and Demised Premises prior to the Commencement Date. Tenant shall provide Landlord with copies of any notices pertaining to any governmental proceedings or actions under any Environmental Law (including requests or demands for entry onto the Demised Premises and/or Land for purposes of inspection regarding the handling, disposal, clean-up or remediation of Hazardous Materials or claims, penalties, fines or assessments) within fifteen (15) days after receipt thereof. Landlord shall cooperate with Tenant (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant) and provide such documents, affidavits and information as may be reasonably necessary for Tenant to comply with all Environmental Laws.

C. If required by governmental authority or if Landlord has a reasonable basis to believe a release of Hazardous Materials may have occurred or a threat of release exists on or from the Land or Demised Premises or Hazardous Materials activities have taken place on the Land or Demised Premises that do not conform to Environmental Laws, then Landlord may, but need not, perform appropriate testing in a commercially reasonable manner and the reasonable costs thereof shall be reimbursed to Landlord by Tenant upon demand as Additional Rent. Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s actual knowledge and belief regarding the presence or absence of Hazardous Materials at the Land and Demised Premises. In all events, and without limitation, Tenant shall indemnify all Indemnitees, expressly including without limitation all Fee Mortgagees, in the manner elsewhere provided in this Lease with respect to Hazardous Materials on or migrating from the Land and Demised Premises prior to, on and after the Commencement Date (and for these purposes, the loss indemnified shall include without limitation any costs of investigation or remediation, and any claim of personal injury or property damage to any person); provided, however, that such indemnity shall not include and Tenant shall not be responsible for Hazardous Materials migrating on to the Land from the land of third parties. The covenants of this Section shall survive the Term. Tenant shall from time to time upon Landlord’s request confirm all of the foregoing covenants directly to mortgagees.

37. LEASEHOLD MORTGAGE.

A.             Tenant, and its successors and assigns (including, without limitation, any subtenant of Tenant), may, from time to time and without Landlord’s prior written consent, mortgage all or any portion of its right, title and interest in and to this Lease under one leasehold mortgage at any one time, or two leasehold mortgages given as part of a single financing transaction, to an Institutional Lender (each, a “Leasehold Mortgage”), and assign any or all rights under this Lease and any subleases as collateral security for such Leasehold Mortgage; provided that all rights acquired under such Leasehold Mortgage shall be subject to all of the terms, covenants and conditions of this Lease, and to all rights and interests of Landlord, none of which terms, covenants or conditions is or shall be waived by Landlord by reason of the right given to so mortgage such interest in this Lease. In no event shall Tenant have any right to mortgage or encumber Landlord’s fee interest in the Demised Premises. The term “Leasehold Mortgage” shall include whatever security instruments that may be used in the locale of the Demised Premises, such as, without limitation, deeds of trust, security deeds and conditional deeds, as well as financing statements, assignment of leases and rents, security agreements and other documentation required pursuant to the Uniform Commercial Code. The term “Leasehold Mortgage” shall also include any instruments required in connection with a sale-leaseback transaction. An “Institutional Lender” is a bank, trust company, savings and loan association, pension fund, endowment fund, insurance company, other institutional pool of recognized status or a governmental authority empowered to make loans or issue bonds or any other recognized institution regularly engaged in the making of mortgage loans that has not less than $100,000,000 in assets. The holder of any Leasehold Mortgage shall be called a “Leasehold Mortgagee.”

B.              If Tenant and/or Tenant’s successors and assigns (including, but not limited to, any sublessee of Tenant) shall grant a Leasehold Mortgage, and if Tenant shall send to Landlord a true copy thereof, together with a notice specifying the name and address of the Leasehold Mortgagee (“Mortgage Notice”), Landlord agrees that as long as any such Leasehold Mortgage shall remain unsatisfied of record or until a notice of satisfaction is given by the Leasehold Mortgagee to Landlord, the following provisions shall apply:

(1)             There shall be no cancellation, surrender or modification of this Lease by joint action of Landlord and Tenant without the prior consent of the Leasehold Mortgagee;

(2)             Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the Leasehold Mortgagee. The Leasehold Mortgagee shall thereupon have the same period to remedy or cause to be remedied the defaults complained of, and Landlord shall accept such performance by or at the instigation of such Leasehold Mortgagee as if the same had been done by Tenant; provided that in the case of defaults that cannot be cured by the payment of money in addition the Leasehold Mortgagee shall be entitled to such further time to remedy or cause to be remedied the defaults complained of as may be reasonably necessary for the Leasehold Mortgagee to remove any stay in bankruptcy and/or to commence and complete foreclosure proceedings or remove any cause beyond the Leasehold Mortgagee’s reasonable control impairing its ability to cure or remedy, to obtain possession of the Demised Premises and thereafter to commence and diligently prosecute such cure or remedy to completion.. Nothing herein shall be construed as requiring a Leasehold Mortgagee to cure any default. Landlord’s failure to deliver any such copy to a Leasehold Mortgagee shall not affect the Landlord’s exercise of any right or remedy under the Lease in any way whatsoever;

(3)             If any default shall occur which, pursuant to any provision of this Lease, entitles Landlord to terminate this Lease, and if before the expiration of twenty (20) days from the date of the giving of notice of termination upon such Leasehold Mortgagee, such Leasehold Mortgagee shall have notified Landlord of its desire to nullify such notice and shall have paid to Landlord all Fixed Annual Rent and Additional Rent herein provided for which are then in default, and shall have complied (or caused compliance) with all of the other requirements of this Lease, if any are then in default, then, in such event, Landlord shall not be entitled to terminate this Lease and any notice of termination previously given shall be void and of no effect;

(4)             Notwithstanding anything in this Lease to the contrary, any sale of Tenant’s leasehold interest in any proceeding for the foreclosure of the Leasehold Mortgage, or the assignment or transfer of Tenant’s leasehold interest in lieu of the foreclosure of any Leasehold Mortgage, shall be deemed to be a permitted sale, transfer or assignment;

(5)             If not required to be held by the Fee Mortgagee, the proceeds from any insurance policies or arising from a Taking may be held by any institutional Leasehold Mortgagee and distributed pursuant to the provisions of this Lease;

(6)             The Leasehold Mortgagee may be added to the “Loss Payable Endorsement” of any and all insurance policies required to be carried by Tenant hereunder on the condition that the insurance proceeds are to be applied in the manner specified in this Lease and that the Leasehold Mortgage shall so agree; except that the Leasehold Mortgage may provide a manner for disposition of such proceeds as remain after full compliance with the restoration covenants of this Lease, if any, otherwise payable to Tenant (but not such proceeds, if any, payable to Landlord, any Fee Mortgagee or jointly to Landlord or Tenant) pursuant to the terms of this Lease; and

(7) Landlord shall provide Leasehold Mortgage with prompt notice of any legal proceeding or arbitration between Landlord and Tenant. Unless the Leasehold Mortgage provided otherwise, Leasehold Mortgagee shall have the right to intervene in any such proceeding and be made a party to such proceeding, and the parties hereby consent to such intervention. Landlord’s failure to deliver any such notice to a Leasehold Mortgagee shall not affect the Landlord’s exercise of any right or remedy under the Lease in any way whatsoever.

Tenant, in any Mortgage Notice served upon Landlord under this Section, may exclude any or more of the above provisions, and if so excluded, such provisions shall not be effective.

C. Landlord shall, upon request, execute, acknowledge and deliver to each Leasehold Mortgagee, an agreement prepared at the sole cost and expense of Tenant, in form reasonably satisfactory to such Leasehold Mortgagee and Landlord, between Landlord, Tenant and Leasehold Mortgagee, separately agreeing to all of the provisions of this Section.

38.            INDEMNITY. Except as otherwise expressly set forth in this Lease, Tenant shall assume exclusive control of the Demised Premises and all areas pertaining thereto including all appurtenances, improvements, utilities, water bodies, grounds, sidewalks, walkways, driveways and parking facilities, and Tenant shall bear the sole risk of all related tort liabilities. To the greatest extent permitted by applicable law, Tenant shall indemnify, save harmless and defend Landlord, Landlord’s adviser and mortgagees and their respective officers, directors, managers, members, partners, agents and employees, (“Indemnitees”) from all liability, claim, damage, cost or loss (including reasonable fees and litigation costs) arising in whole or in part out of, or in any manner connected with (i) any injury, loss, theft or damage to any person or property while on or about the Demised Premises, or (ii) any condition of the Demised Premises, or the possession and use thereof (including any failure to vacate at the end of the Term) or any activity permitted or suffered on the Demised Premises (including Hazardous Materials), or (iii) any breach of any covenant, representation or certification by Tenant or persons acting under Tenant, or (iv) any negligent act or omission anywhere by Tenant or persons acting under Tenant, in each case paying the same to Landlord on demand as Additional Rent, except to the extent such liability results from the negligence or willful misconduct of Landlord or the other Indemnitees. Without implying that other covenants do not survive, the covenants of this Section shall survive the Term. Tenant shall immediately respond and assume the investigation, defense and expense of all of the foregoing matters. Landlord or any Indemnitee, at its sole cost and expense, may join in such defense with counsel of its choice.

39.            LIMITATION OF LANDLORD’S LIABILITY. Notwithstanding anything contained to the contrary in this Lease, whether express or implied, it is agreed that Tenant will look only to Landlord’s fee interest in and to the Demised Premises for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of a breach or default under this Lease by Landlord with respect to any claim whatsoever related to the Demised Premises, and no other property or assets of Landlord or of Landlord’s adviser or of any Fee Mortgagee or its or their managers, members, directors, officers, trustees, beneficiaries, shareholders, partners, joint venturers (disclosed or undisclosed) shall be subject to suit or to levy, execution or other enforcement procedures for the satisfaction of any such judgment (or other judicial process). No officer, director, manager, member, shareholder, trustee, beneficiary, partner, agent, attorney or employee of Landlord or of Landlord’s adviser or of any Fee Mortgagee shall ever be personally or individually liable; nor shall Landlord, Landlord’s adviser or any Fee Mortgagee or such persons ever be answerable or liable in any equitable judicial proceeding or order beyond the extent of their interest in the Demised Premises. In no event shall Landlord, Landlord’s adviser or any Fee Mortgagee or any such persons ever be liable to Tenant for indirect or consequential damages.

40.            BOOKS AND RECORDS. Tenant shall at all times keep and maintain full and correct records and books of account of the operations of the Demised Premises in accordance with generally accepted accounting principals consistently applied and shall accurately record and preserve the records of such operations in accordance with its customary records retention policy. Notwithstanding that there has been no Percentage Rent Event, Tenant shall report the gross sales from the Demised Premises to Landlord annually for each fiscal year of Tenant no later than thirty (30) days following the end of such fiscal year, such report to be certified by Tenant’s chief financial officer. Landlord shall keep such information confidential at all times in accordance with the terms of Exhibit J and may only release such information to Landlord’s constituent members, and so long as such persons execute and deliver to Tenant a Confidentiality Agreement with Tenant in the form attached hereto as Exhibit J (“Confidentiality Agreement”) whether or not Tenant signs such Confidentiality Agreement, also to its lenders and prospective lenders and to prospective purchasers of Landlord’s interest in the Demised Premises. Upon an Event of Default, Tenant shall permit Landlord, Landlord’s accountants and Fee Mortgagees reasonable access thereto, with the right to make copies and excerpts therefrom upon reasonable advance notice to Tenant.

41.            SATELLITE DISH. If permitted by applicable law, Tenant shall have the right to place on the roof or wall of the Demised Premises at Tenant’s sole cost and expense, a satellite dish (hereinafter called the “Dish”) for transmission of data (both receiving and sending) between Tenant’s various operations and its headquarters in accordance with all laws and governmental regulations.

42.            NO PRESUMPTION AGAINST DRAFTER. Landlord and Tenant agree and acknowledge that this Lease has been freely negotiated by Landlord and Tenant. In any event of any ambiguity, controversy, dispute or disagreement over the interpretation, validity or enforceability of this Lease or any of its covenants, terms or conditions, no inference, presumption or conclusion whatsoever shall be drawn against Tenant by virtue of Tenant’s having drafted this Lease.

43.            SUCCESSORS AND ASSIGNS; AFFILIATES. The covenants and agreements contained in this Lease shall bind and inure to the benefit of the successors and assigns of each party. As used in this Lease “Affiliate” (whether or not capitalized) shall mean, with respect to any person, any person controlled by, controlling, or under common control with such person; and “control” shall mean any direct ownership interest or right through the exercise of voting or approval rights or otherwise, to exercise decision-making authority generally.

44.            CAPTIONS. The captions preceding the Sections of this Lease are intended only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

45.            INVALIDITY OF CERTAIN PROVISIONS. If any provision of this Lease shall be invalid or unenforceable, the remainder of the provisions of this Lease shall not be affected thereby and each and every provision of this Lease shall be enforceable to the fullest extent permitted by law.

46.            CHOICE OF LAW/JURISDICTION. This Lease, and the rights and obligations of the parties hereto, shall be interpreted and construed in accordance with the laws where the Demised Premises are located (the “State”), without regard to the State’s internal conflict of law principles. Any disputes arising out of this Lease or between Landlord and Tenant shall be subject to the exclusive jurisdiction of the state courts of the State.

47.            NO WAIVER. The failure of either party to seek redress for violation of or to insist upon the strict performance of, any term, covenant or condition contained in this Lease shall not prevent a similar subsequent act from constituting a default under this Lease. Without limitation, no written consent by Landlord or Tenant to any act or omission that otherwise would be a default shall be construed to permit other similar acts or omissions. Neither party’s failure to seek redress for violation or to insist upon the strict performance of any covenant, nor the receipt by Landlord of rent with knowledge of any breach of covenant, shall be deemed a consent to or waiver of such breach. No breach of covenant shall be implied to have been waived unless such is in writing, signed by the party benefiting from such covenant and delivered to the other party; and no acceptance by Landlord of a lesser sum than the Fixed Annual Rent, Additional Rent or any other sum due shall be deemed to be other than on account of the installment of such rent or other sum due. Nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other right or remedy. The delivery of keys (or any other act) to Landlord shall not operate as a termination of the Term or an acceptance or surrender of the Demised Premises. The acceptance by Landlord of any rent following the giving of any default and/or termination notice shall not be deemed a waiver of such notice.

48.            ATTORNEY’S FEES. In the event that either Landlord or Tenant employ an attorney to enforce or defend any of the conditions, covenants, rights or obligations of this Lease (including, without limitation, a default by either party), then the prevailing party shall be entitled to all reasonable attorney fees and all other reasonable out-of-pocket litigation costs (including, but not limited to filing fees, expert reports and testimony, court costs and other usual costs of litigation of this type) incurred by such prevailing party.

49.            WAIVER OF TRIAL BY JURY. To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Demised Premises.

50. MISCELLANEOUS. Other than contemporaneous instruments executed and delivered of even date, if any, this Lease contains all of the agreements between Landlord and Tenant relating in any way to the Demised Premises and supersedes all prior agreements and dealings between them. There are no oral agreements between Landlord and Tenant relating to this Lease or the Demised Premises. This Lease may be amended only by a written instrument executed and delivered by both Landlord and Tenant. The provisions of this Lease shall bind Landlord and Tenant and their respective successors and assigns. Where the phrases “persons acting under” Landlord or Tenant or “persons claiming through” Landlord or Tenant or similar phrases are used, the persons included shall be assignees, sublessees, licensees or other transferees or successors of Landlord or Tenant as well as invitees or independent contractors of

Landlord or Tenant, and all of the respective employees, servants, contractors, agents and invitees of Landlord, Tenant and any of the foregoing. As used herein, “monetary default” shall mean a default that can be substantially cured solely by the payment of money and nothing more and “non-monetary default” shall mean a default that cannot be substantially cured solely by the payment of money and northing more. If either party is granted any extension, election or other option, to be effective the exercise (and notice thereof) shall be unconditional, irrevocable and must be made strictly in accordance with the prescribed terms and times; otherwise its purported exercise shall be void and ineffective. The enumeration of specific examples of a general provisions or use of the word “including” shall not be construed as a limitation of the general provision. Unless a party’s approval or consent is required by the express terms of this Lease not to be unreasonably withheld, such approval or consent may be withheld in the party’s sole discretion. The submission of a form of this Lease or any summary of its terms shall not constitute an offer by Landlord to Tenant; the leasehold shall only be created and the parties bound when this Lease is executed and delivered by both Landlord and Tenant. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers or any relationship other than landlord and tenant. This Lease and all consents, notices, approvals and all other related documents may be reproduced by any party by any electronic means or by electronic, photographic or other reproduction process and the originals may be destroyed; and each party agrees that any reproductions shall be as admissible in evidence in any proceeding as the original itself (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and that any further reproduction of such reproduction shall likewise be admissible. If any payment in the nature of interest provided for in this Lease shall exceed the maximum interest permitted under controlling law, as established by final judgment of a court, then such interest shall instead be at the maximum permitted interest rate as established by such judgment. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties or representations other than those expressly set forth in this Lease. Without limitation, where Tenant in this Lease indemnifies or covenants for the benefit of present and future Fee Mortgagees, such agreements are for the benefit of present and future Fee Mortgagees as third party beneficiaries; and at the request of Landlord, Tenant from time to time will confirm such matters directly with such Fee Mortgagee.

51.            COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. A facsimile, email, PDF or electronic signature shall be deemed an original signature.

52.            INCORPORATION OF STATE LAW PROVISIONS. Certain provisions/ sections of this Lease and certain additional provisions/sections that are applicable or required by laws of the state in which the Demised Premises are located may be amended, described or otherwise set forth in more detail on Exhibit I attached hereto, which such Exhibit by this reference, is incorporated into and made a part of this Lease. In the event of any conflict between such state law provisions and any provision herein, the state law provisions shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF this Lease has been duly executed under as of the Effective Date.

WITNESS:
WE APP UPPER DARBY LLC, a Delaware limited liability company

Name:	By:
Name:
Title:
WITNESS:
PATHMARK STORES, INC., a Delaware corporation

By:
Name: Craig H. Feldman	Name: Christopher W. McGarry
Title: Vice President and Secretary

Signature Page to Lease By and Between
WE APP UPPER DARBY LLC and PATHMARK STORES, INC.

EXHIBIT A

SITE PLAN OF DEMISED PREMISES

MARSHALL ROAD
HEATHER ROAD
KENT ROAD
SIXTY NINTH STREET

SITE

JAMES F. HENRY

JAMES F. HENRY

ALTA/ACSM LAND TITLE SURVEY

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

CONTROL POINT ASSOCIATES, INC.

EXHIBIT B1

LEGAL DESCRIPTION OF THE LAND

EXHIBIT B2

TITLE MATTERS AND ENCUMBRANCES

1.                                  Real estate taxes for the current and prior tax years which are hereafter assessed and are not yet due and payable.

2.                                  Public and private rights in and to that portion of the premises lying in the bed of Heather Road and Marshall Road.

3.                                  Easement and proportionate part of expense of maintenance of driveway on Northwest and alley on North (Premises A).

EXHIBIT C

REMEDIAL WORK

(Tenant Performs Construction with Landlord Reimbursement)

Reimbursement Cap: $450,000.00

Remedial Work Completion Date: the third anniversary of the Effective Date of the Lease

C. 1 Construction Documents. Tenant shall prepare, at Tenant’s expense, and deliver to Landlord Construction Documents (meaning plans and specifications prepared by design professionals licensed to prepare such plans and specifications which reasonably fix and describe the work to be performed by Tenant contractors) for roof replacements, parking area repairs and replacements, heating, ventilating and air conditioning upgrades, environmental remediation, asbestos abatement and automation improvements in an amount totaling at least the amount of the Reimbursement Cap, all as Landlord and Tenant shall reasonably and mutually agree. The Construction Documents shall substantially conform to and describe such work as so agreed, and when such Construction Documents are approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, the work described therein shall be the “Remedial Work” referred to herein. Tenant shall provide at least 6 copies of the Construction Documents to Landlord. Tenant shall be solely responsible for the liabilities and expenses of all architectural and engineering services relating to the Remedial Work and for the adequacy and completeness of the Construction Documents submitted to Landlord and for the Remedial Work itself, notwithstanding Landlord’s approval thereof.

C.2 Remedial Work Reimbursement. Upon Landlord’s approval of the Construction Documents showing the Remedial Work to be performed, Tenant shall cause the Remedial Work to be performed in accordance with all of the terms and requirements of the Lease including Exhibit G, and the reasonable out-of-pocket costs to Tenant of performing the Remedial Work shall be eligible for Reimbursement in the manner provided below up to but not in excess of the Reimbursement Cap listed above. All costs for the Remedial Work in excess of the Reimbursement Cap shall be paid for entirely by Tenant, and Landlord shall not provide any reimbursement therefor. Any Remedial Work not completed by the Remedial Work Completion Date listed above shall be ineligible for reimbursement from Landlord, and such Remedial Work shall be paid for solely by Tenant.

Notwithstanding anything in the Lease to the contrary, prior to the Remedial Work Completion Date Tenant shall have no obligation to perform any Remedial Work if the cost of same will exceed the Reimbursement Cap, unless Tenant determines, in its sole, reasonable judgment, that such work is necessary and prudent for the proper maintenance and operation of the Demised Premises.

Reimbursement of the reasonable out-of-pocket costs to Tenant of performing Remedial Work up to the Reimbursement Cap and by the Remedial Work Completion Date shall be disbursed to Tenant by Landlord in no more than four disbursements the requests for each of which shall not be submitted more frequently than monthly. For each disbursement, Tenant shall submit a requisition package to Landlord with (1) an itemization of the costs being requisitioned, (2) a certificate by an officer of Tenant that all such costs are reasonable out-of-pocket costs to Tenant of performing Remedial Work and have been incurred and paid for by Tenant, that to the actual knowledge of Tenant the Remedial Work included within the requisition has been performed substantially in accordance with the Construction Documents and in accordance with the Lease, (3) appropriate back-up documentation including, without limitation, lien releases (in a form reasonably approved by Landlord) and paid invoices and bills and (4) a statement by Tenant’s chief financial officer that such officer knows of no default under the Lease on the part of Tenant nor of any event which with the giving of notice or the passage of time or both could ripen into a default under the Lease. The final requisition package shall further include a copy of all applications for and copies of all governmental permits issued in connection with the Remedial Work and the plans referred to in Section 13 of the Lease for any Alterations. Notwithstanding anything herein or in the Lease to the contrary, Landlord shall not be obligated to reimburse any costs of Remedial Work if a default under the Lease has occurred and is continuing. Landlord shall pay the reimbursement to Tenant within thirty (30) days following Landlord’s receipt of the completed package. In the event that Landlord fails to pay the reimbursement within such thirty (30) day period, Tenant may deduct the reimbursebable amount against Rent due under the Lease.

C.3 Performance of Remedial Work by Tenant. No Remedial Work for which reimbursement is sought shall be performed except in accordance with the Construction Documents. In connection with its approval thereof, Landlord may delete from the Construction Documents any items or aspects of Remedial Work which in Landlord’s reasonable judgment (i) would increase the cost of operating the Building or performing any other work in the Building, (ii) are incompatible with the design, quality, equipment or systems of the Building, (iii) would require unusual expense to readapt the Premises to general grocery store use or (iv) otherwise do not comply with the provisions of this Lease. Prior to commencing any Remedial Work, Tenant shall submit to Landlord certificates of insurance on the part of Tenant contractors meeting the requirements of Exhibit G paragraph 1A (4). If any such Tenant contractor or any other person ever makes a claim against any Indemnitee (as such term is defined in Section 38) in connection with any Remedial Work, then Tenant shall indemnify such Indemnitee in the manner provided in the Lease against such claim.

C.4 Re-allocation of Reimbursement Cap. Upon the completion of the Remedial Work up to $20,000 of the Reimbursement Cap may be allocated to increase the “Reimbursement Cap” under any other lease between Tenant and any Affiliate of Landlord (except for that certain lease for space at 9210 Atlantic Avenue, Queens (Ozone Park), New York).

EXHIBIT D

FORM OF SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT

KEY NO:

THIS AGREEMENT, made as of                   2010, by and among                 , a                     , and its successors and assigns, having an office at                       (hereinafter together with its successors and assigns called “Mortgagee”), WE APP Upper Darby LLC, a Delaware limited liability company, having an office c/o Winstanley Enterprises, LLC, 150 Baker Avenue Extension, Suite 303 Concord, Massachusetts 01742 (hereinafter called “Landlord”) and Pathmark Stores, Inc., a Delaware corporation having an office at 2 Paragon Drive, Montvale, New Jersey 07645 (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS, Mortgagee has made a loan, or is about to make a loan to Landlord in the original principal amount of $                evidenced by a promissory Note secured by, among other securities, a mortgage or deed of trust (hereinafter, as the same may be amended, supplemented or otherwise modified from time to time, called the “Mortgage”) covering a parcel or parcels of land owned by Landlord and described on Exhibit A annexed hereto and made a part hereof, together with the improvements now or hereafter erected thereon (said parcel or parcels of land and improvements thereon being hereinafter called the “Mortgaged Property”);

WHEREAS, by a certain lease heretofore entered into between Landlord and Tenant dated as of November    2010 and amended by [ ] (said lease and amendments being hereinafter collectively called the “Lease”), Landlord leased to Tenant the Mortgaged Premises together with the building now or hereafter erected on all or a portion of said premises (the Mortgaged Premises and the improvements on or to be erected thereon being thereinafter called the “Demised Premises”);

WHEREAS, a Memorandum of Lease dated November     2010 was recorded on November     , 2010 in the         in Book                 , Page                       ;

WHEREAS, a copy of the Lease has been delivered to Mortgagee, the receipt of which is hereby acknowledged; and

WHEREAS, Mortgagee is unwilling to make said loan to Landlord unless the Lease is subordinate to the lien of the Mortgage; and

WHEREAS, Section 16 of the Lease provides that the Lease shall become subject and subordinate to the lien of a mortgage of the fee interest of the Demised Premises if and when a non-disturbance agreement is entered into with respect to such mortgage; and

WHEREAS, the parties desire to subordinate the Lease to the lien of the Mortgage, and to provide for the non-disturbance of Tenant by Mortgagee.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.               Mortgagee hereby consents to and approves the Lease.

2.               Tenant covenants and agrees with Mortgagee that the Lease and any extensions, renewals, replacements or modifications thereof and Tenant’s interest in the premises under the Lease are and at all times shall subject and subordinate to the lien of the Mortgage, without regard to the order of priority of recording of the Mortgage and the Memorandum of the Lease, subject, however, to the provisions of this Agreement.

3.               Tenant certifies that the Lease is presently in full force and effect.

4.               Mortgagee agrees that so long as the Lease shall be in full force and effect and so long as Tenant is not in default (beyond any applicable notice and cure period) in the payment of fixed rent as set forth in the Lease, or in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed:

A.             Tenant shall not be named or joined as a party defendant or otherwise in any suit, action or proceeding for the foreclosure of the Mortgage or to enforce any rights under the Mortgage or the bond or note or other obligations secured thereby unless required by law to do so; and

B.              The possession by Tenant of the Demised Premises and the Tenant’s rights thereto shall not be disturbed, affected or impaired by, nor will the Lease or the term thereof be terminated or otherwise affected by (i) any suit, action or proceeding upon the Mortgage or the bond or note or other obligation secured thereby, or for the foreclosure of the Mortgage or the enforcement of any rights under the Mortgage or any other documents held by the Mortgagee, or by any judicial sale or execution or other sale of the Mortgaged Property, or by any deed given in lieu of foreclosure, or by the exercise of any other rights given to the Mortgagee by any other documents or as a matter of law, or (ii) any default under the Mortgage or the bond or note or other obligation secured thereby.

5.               Mortgagee hereby acknowledges and agrees that all trade fixtures and equipment whether owned by Tenant or any subtenant or leased by Tenant from a Landlord/Owner in the Demised Premises shall be subject to the provisions of Section 17 of the Lease.

6.               If the Mortgagee shall become the owner of the Mortgaged Property by reason of foreclosure of the Mortgage or otherwise, or if the Mortgaged Property shall be sold as a result of any action or proceeding to foreclose the Mortgage or by a deed given in lieu of foreclosure, the Lease shall continue in full force and effect, without necessity for executing any new lease, as a direct lease between Tenant, as tenant thereunder, and the then owner of the Mortgaged Property, as landlord thereunder, upon all of the same terms, covenants and provisions contained in the Lease, and in such event:

A.             Tenant shall be bound to such new owner under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the Renewal Periods, if Tenant elects or has elected to exercise its options to extend the term) and Tenant hereby agrees to attorn to such new owner and to recognize such new owner as landlord under the Lease; and

B.              Such new owner shall be bound to Tenant under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the Renewal Periods, if Tenant elects or has elected to exercise its options to extend the term) which terms, covenants and provisions such new owner hereby agrees to assume and perform; provided, however, that such new owner shall not be (i) obligated to complete any construction work required to be done by Landlord within or outside of the Demised Premises pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant; however this provision shall not relieve such new owner from any repair or maintenance obligations of Landlord expressly set forth in the Lease accruing or arising following new owner’s acquisition of fee title to the Mortgaged Property or impair any express setoff rights of Tenant expressly set forth in the Lease accruing or arising following new owner’s acquisition of fee title to the Mortgaged Property; (ii) required to make any repairs to the Mortgaged Property or to the Demised Premises or to perform any other construction or other work, including without limitation the restoration of the Demised Premises following any casualty or taking; (iii) liable for the return of security deposits or letters of credit, if any, paid or delivered by or on behalf of Tenant to Landlord, except to the extent such sums are actually received by such new owner (or any Mortgagee if such Mortgagee is not the new owner); (iv) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any prior Landlord unless such sums are actually received by Mortgagee or if such prepayment shall have been expressly approved of in writing by such new owner (or any Mortgagee if such Mortgagee is not the new owner); (v) bound by any agreement amending, modifying or terminating the Lease made without Mortgagee’s prior written consent; (vi) bound by any assignment of the Lease or sublease of the Demised Premises, or any portion thereof, made prior to the time such new owner succeeded to Landlord’s interest other than if made pursuant to the provisions of the Lease; (vii) liable on account of any default on the part of Landlord occurring prior to such new owner’s succeeding to Landlord’s estate; or (viii) subject to any counterclaims, offsets or defenses that Tenant might have against Landlord.

7.               If Landlord shall default in the performance of the Lease Tenant shall give written notice thereof to Mortgagee and Mortgagee shall have the right, but not the obligation, to cure such default in accordance with Section 23 of the Lease (and as provided therein the Mortgagee shall be entitled to such further time to cure as may be reasonably necessary for the Mortgagee to remove any stay in bankruptcy and/or to commence and complete foreclosure proceedings or remove any cause beyond the Mortgagee’s reasonable control impairing its ability to cure or remedy, to obtain possession of the Demised Premises and thereafter to commence and diligently prosecute such cure or remedy to completion)

8.               Landlord has agreed in the Mortgage and other loan documents that the rents payable under the Lease shall be paid directly by Tenant to Mortgagee upon the occurrence of a default by Landlord under the Mortgage or any other loan document. Accordingly, after notice is given by Mortgagee to Tenant that the rents under the Lease should be paid to or at the direction of Mortgagee, Tenant shall pay to Mortgagee, or in accordance with the directions of Mortgagee, all rents and other monies thereafter due and to become due under the Lease. Tenant shall have no responsibility to ascertain whether such demand by Lender is permitted under the Mortgage or any other loan document. Landlord hereby waives any right, claim or demand it may have nor or hereafter have against Tenant by reason of such payment to Mortgagee, and any such payment to Mortgagee shall discharge the obligations of Mortgagee to make such payment under the Lease.

9.               Any notices or communications given under this Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested, postage prepaid, (a) if to Mortgagee at the address of Mortgagee as hereinabove set forth or at such other address as Mortgagee may designate by notice, or (b) if to Landlord at the address of Landlord as hereinabove, or at such other address as Landlord may designate by notice, or (c) if to Tenant, then one copy shall be delivered to the attention of the Senior Vice President of Real Estate of Tenant, another shall be delivered to the attention of General Counsel of Tenant, and another shall be delivered to the Director of Properties & Administration of Tenant, all at 2 Paragon Drive, Montvale, New Jersey 07645 or at such other addresses as Tenant may designate by notice. During the period of any postal strike or other interference with the mail, personal delivery shall be substituted for registered or certified mail.

10.             This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and assigns.

11.             This Agreement contains the entire agreement between the parties and cannot be changed, modified, waived or cancelled except by an agreement in writing executed by the party against whom enforcement of such modification, change, waiver or cancellation is sought.

12.             This Agreement and the covenants herein contained are intended to run with and bind all lands affected thereby.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

WITNESS:	MORTGAGEE:

, a

Name:	By:
Name:
Title:

WITNESS:	LANDLORD:

WE APP UPPER DARBY LLC, a Delaware limited liability company

Name:	By:
Name:
Title:

WITNESS:	TENANT:

PATHMARK STORES, INC., a Delaware corporation

Name:

By:
Name: Christopher W. McGarry
Title: Vice President and Secretary

MORTGAGEE ACKNOWLEDGMENT

STATE OF                             )

SS:

COUNTY OF                         )

ON THIS                          day of                         2010, before me, the subscriber, personally appeared                                     to me known, who being by me duly sworn, did depose and say that he is                         of                          the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public

LANDLORD ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On this                         day of                         2010, before me, the undersigned notary public,personally appeared                            , proved to me through satisfactory evidence of identification, which was a [current driver’s license] [a current U.S. passport] [my personal knowledge], to be the person whose name is signed on the preceding instrument andacknowledged the foregoing instrument to be his/her free act and deed as                         of WE APP Upper Darby LLC.

Notary Public
My Commission Expires:

TENANT ACKNOWLEDGMENT

STATE OF NEW JERSEY)

SS

COUNTY OF BERGEN)

ON THIS                         day of                          , 2010, before me, the subscriber, personally came Christopher W. McGarry, to me known, who being by me duly sworn, did depose and say that he is Vice President and Secretary of Pathmark Stores, Inc., the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public

EXHIBIT A

LEGAL DESCRIPTION OF MORTGAGED PROPERTY

(Attached)

EXHIBIT E

KEY NO:

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE made as of November          , 2010 by WE APP UPPER DARBY LLC, a Delaware limited liability company, having an office at c/o Winstanley Enterprises, LLC, 150 Baker Avenue Extension, Suite 303 Concord, Massachusetts 01742 Attn: Adam Winstanley (hereinafter called “Landlord”), and PATHMARK STORES, INC., a Delaware corporation, having an office at 2 Paragon Drive, Montvale, New Jersey 07645 (hereinafter called “Tenant”).

W I T N E S S E T H:

1.              For and in consideration of the sum of TEN and no/100 Dollars ($10.00) and of other valuable considerations paid by Tenant to Landlord, the receipt and sufficiency of which are hereby acknowledged by Landlord, Tenant and Tenant hereby takes from Landlord that certain parcel of land (hereinafter called “Land”) described on Exhibit B and the buildings and other improvements now or hereafter erected on the Land together with the benefit of any and all easements, appurtenances, rights and privileges now or hereafter belonging thereto. The land is currently improved by an existing building consisting of 52,971 square feet of space (the “Building), as more particularly shown on the site plan attached hereto as Exhibit A. The Building and any buildings and improvements now or hereafter erected on the Land shall be hereinafter called “Improvements”. The Land and any Improvements now or hereafter erected thereon are hereinafter collectively called the “Demised Premises.” The Demised Premises have been leased to Tenant upon and subject to the covenants and agreements set forth in a certain agreement between Landlord and Tenant bearing even date herewith (hereinafter called the “Lease”).

2.               The Lease is in effect. The original term of the Lease shall continue to and include the date which is twenty (20) years after the day before the Commencement Date if the Commencement Date is the first day of a month, or twenty years (20) years after the last day of the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month.

3.               Tenant has the right and option to extend the term of the Lease from the date upon which it would otherwise expire for ten (10) separate renewal periods of five (5) years each (each such period being known as a “Renewal Period”). Said right and option, if exercised by Tenant, shall be in accordance with the terms and conditions of Section 4 of the Lease.

4.               The Lease contains the entire agreement between the parties. All persons are hereby put on notice of the existence of the Lease and are referred to the Lease for its terms and conditions. The Lease is on file in the offices of Tenant and the Landlord as hereinabove set forth.

5.              This Memorandum of Lease is prepared, signed and acknowledged solely for recording purposes under the laws of the Commonwealth of Pennsylvania, and is in no way intended to change, alter, modify, amend or in any other way affect the rights, duties and obligations of Landlord and Tenant pursuant to the Lease; it being specifically understood and agreed between the parties that each has rights, duties and obligations imposed upon it in the Lease which are not expressly contained herein but are included herein by reference.

6. Upon expiration of the Lease term Landlord and its successors and assigns has irrevocably been named attorney-in-fact by Tenant in the Lease to execute, deliver and record a notice of termination of this Memorandum.

IN WITNESS WHEREOF this Memorandum of Lease has been duly executed as of the day and year first above written.

WITNESS:	WE APP UPPER DARBY LLC, a Delaware limited liability company

Name:	By:
Name:
Title:

WITNESS:	PATHMARK STORES, INC., a Delaware corporation

Name: Craig H. Feldman	By:
Name: Christopher W. McGarry
Title: Vice President and Secretary

EXHIBIT B

DEMISED PREMISES

EXHIBIT B

LEGAL DESCRIPTION OF THE LAND

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On this               day of November 2010, before me, the undersigned notary public, personally appeared                                   , proved to me through satisfactory evidence of identification, which was a [current driver’s license] [a current U.S. passport] [my personal knowledge], to be the person whose name is signed on the preceding instrument and acknowledged the foregoing instrument to be his/her free act and deed as                          of WE APP Upper Darby LLC.

Notary Public
My Commission Expires:

STATE OF NEW JERSEY)

SS

COUNTY OF BERGEN)

ON THIS             day of November, 2010, before me, the subscriber, personally came Christopher W. McGarry, to me known, who being by me duly sworn, did depose and say that he is the Vice President and Secretary of Pathmark Stores, Inc., the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public

EXHIBIT F

UNCONDITIONAL GUARANTY

WHEREAS, Pathmark Stores, Inc., a Delaware corporation (“Tenant”) desires to enter into a certain lease (“Lease”) of even date concerning Demised Premises known as 421 South 69th Boulevard, Upper Darby, Pennsylvania, with WE APP Upper Darby LLC, a Delaware limited liability company (“Landlord”). (Terms used herein and not otherwise defined will have the meaning given in the Lease.)

WHEREAS, as an inducement to entering into the Lease Landlord has required that the undersigned The Great Atlantic & Pacific Tea Company, Inc. (“Guarantor”) unconditionally guarantees the performance of all obligations of Tenant under the Lease.

NOW, THEREFORE, for good and valuable consideration, intending to be legally bound hereby, Guarantor agrees as follows:

1.               Guarantor unconditionally and absolutely guarantees to Landlord (which shall include its legal representatives, successors and assigns) the due and punctual performance of each and all of the Tenant’s obligations under or related to the Lease, including the timely payment of all sums due therein. Tenant’s obligations hereby guaranteed include, without limitation, those arising under amendments or modifications to the Lease hereafter entered into by Tenant and Landlord, all of which shall be so guaranteed even though Guarantor hereafter does not consent to or approve the same (Guarantor hereby waiving all rights of consent or approval with respect to such amendments or modifications).

2.               Guarantor waives presentment for payment or performance, notice of nonpayment or performance, notice of default, demand, protest or notice or acceptance of this Guaranty, any rights Guarantor may have by reason of any forbearance, modification, amendment, extension or any indulgence whatsoever that Landlord may grant or to which Landlord and the Tenant may agree with respect to the Lease, any and all notice of every kind to which Guarantor might otherwise be entitled with respect to the incurring of any further obligation or liability by Tenant to Landlord, demand for payment, the presentment of any instrument for payment, the protest or nonpayment thereof and any and all defenses whatsoever excepting only Tenant’s performance as required by the terms of the Lease. Guarantor also waives, unless and until all of the obligations of Tenant are fully paid and performed, any right to be subrogated in whole or in part to any right or claim of Landlord against Tenant and any right to require the marshalling of any assets of the Tenant, which right of subrogation or marshalling might otherwise arise from any partial payment by the Guarantor. It is expressly understood and agreed that Guarantor’s liability hereunder shall be unaffected by (i) any amendment or modification whatsoever of the provisions of the Lease, (ii) any extension of time for performance under the Lease, (iii) any delay by Landlord in exercising any right under the Lease or this Guaranty (none of which shall ever operate as a waiver of such right), or (iv) the release of Tenant or any other guarantor from performance or observance of any of the agreements or conditions contained in the Lease by operation of law or otherwise, whether made with or without notice to Guarantor, including without limitation any impairment, modification, change, release, rejection, disaffirmance, or limitation of the liability of Tenant, or any other guarantor of the Lease, of their estate in bankruptcy or insolvency resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other similar or insolvency statute, or from the decision of any court. Guarantor covenants that Guarantor will cause Tenant to maintain and preserve the enforceability of the Lease, as the same may hereafter be modified or amended, and will not permit it to take or to fail to take action of any kind the taking of which or the failure to take might be the basis for a claim that Guarantor has any defense to its obligation hereunder other than timely performance in full of the Lease in accordance with its terms. The joint and several liability of Guarantor hereunder shall exist irrespective of the validity or enforceability of the Lease.

3.               This shall be an agreement of suretyship as well as of guaranty, and Landlord, without being required to proceed first against Tenant or any other person or entity, may proceed directly against Guarantor whenever Tenant fails to make any payment due or fails to perform any obligation now or hereafter owed to Landlord without first resorting to or exhausting any other remedy and without first having recourse to the Lease; provided, however, that nothing herein contained shall prevent Landlord from suing on the Lease with or without making Guarantor a party to the suit or from exercising any other rights thereunder and if such suit, or other remedy, is availed of, only the net proceeds therefrom, after deduction of all Landlord’s Costs of Collection (defined below) shall be applied in reduction of the amount then due on this Guaranty.

4.               Guarantor agrees to pay to Landlord, on demand, all costs and expenses, including reasonable attorneys’ fees and litigation expenses, which Landlord may incur in the enforcement of Tenant’s obligations under the Lease or the liability of Guarantor hereunder (“Costs of Collection”). “Costs of Collection” includes, without limitation, all out of pocket expenses incurred by the Landlord’s attorneys and all costs incurred by Landlord including, without limitation, costs and expenses associated with travel on behalf of Landlord, which costs and expenses are related to or in respect of Landlord’s efforts to collect and/or to enforce any of the obligations and/or to enforce any of its rights, remedies or powers against or in respect of either or both Tenant or Guarantor (whether or not suit is instituted in connection with such efforts).

5. Guarantor represents and warrants to Landlord that (i) it has either examined the Lease or has had an opportunity to examine the Lease and has waived the right to examine; (ii) that it (and the individual acting on its behalf) has the full power, authority and legal right to execute and deliver this Guaranty; (iii) that this Guaranty is a binding legal obligation and is fully enforceable against Guarantor in accordance with its terms; (iv) that there is no action or proceeding pending or, to its knowledge, threatened against Guarantor before any court or administrative agency which might result in any material adverse change in its business or condition or in its assets; (v) that neither the execution nor delivery of this Guaranty nor fulfillment of nor compliance with the terms and provisions thereof will constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of Guarantor under any agreement or instrument to which it is now a party or by which Guarantor may be bound; and (vi) that Guarantor is the sole owner of all the common stock of Tenant and expects to derive financial benefit from the Lease.

6.               This Agreement shall be binding upon Guarantor and its legal representatives, successors and assigns, and shall inure to the benefit of Landlord and its legal representatives, successors and assigns, and is irrevocable until released in writing by Landlord. Each and every right, remedy and power hereby granted to Landlord or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Landlord at any time and from time to time. The validity, construction and performance of this Guaranty shall be governed by the laws of the State where the Demised Premises are located (the “State”), without regard to conflict of law principles. If any clause or provision of this Guaranty should be held illegal or invalid by any court, the invalidity of such clause or provisions shall not affect any of the remaining clauses or provisions hereof. In case any agreement or obligation contained in this Guaranty should be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Guarantor, as the case may be, to the full extent permitted by law. Each and every default hereunder or under the Lease shall give rise to a separate cause of action hereunder. The obligations and liabilities of hereunder shall be joint and several with any other guarantees given to Landlord in connection with the Lease. This Guaranty may be amended only by instrument in writing executed and delivered by both Landlord and Tenant. The provisions of this Guaranty shall bind Guarantor and its respective successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns. This Guaranty and all consents, notices, approvals and all other documents relating hereto may be reproduced by photographic, microfilm, microfiche or other reproduction process and the originals thereof may be destroyed; and each party agrees that any reproductions shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not reproduction was made in the regular course of business) and that any further reproduction of such reproduction shall likewise be admissible in evidence.

7.               Guarantor consents to and agrees that the courts of the State shall have personal jurisdiction over Guarantor for any action brought on this Guaranty including the right to grant judgment against Guarantor personally together with interest on any judgment obtained by Landlord at the interest rate set forth in the Lease for late payments (but if the same shall be unlawful for any reason, then at the highest permissible interest rate). Guarantor further agrees and consents that venue, if any, for any such action shall be as set forth in the Lease. Guarantor waives and relinquishes any and all rights to removal of any such action to any other court. Guarantor also waives trial by jury in any judicial proceeding involving any matter in any way arising out of or relating to this Guaranty or the Lease.

8. Any notice, communication, request or other document or demand made under this Guaranty shall be in writing and shall be deemed given at the earlier of (i) the date received or (ii) three (3) business days after the date deposited in a United States Postal Service Depository, postage prepaid first class certified or registered mail, return receipt requested, addressed to Guarantor or Landlord, as the case may be, at the respective addresses set forth opposite their names below:

Landlord:

c/o Winstanley Enterprises, LLC

150 Baker Avenue Extension, Suite 303

Concord, MA 01742

Attn. Adam Winstanley

with a copy similarly sent to:

WE APP Upper Darby LLC

DLA Piper LLP (US)

33 Arch Street, 26th Floor

Boston, MA 02110

Attention: Daniel A. Taylor, Esq. or Primo Fontana, Esq.

Guarantor:

The Great Atlantic & Pacific Tea Company, Inc.

2 Paragon Drive

Montvale, New Jersey 07645

Attn: Senior Vice President of Real Estate

with a copy similarly sent to

The Great Atlantic & Pacific Tea Company, Inc.

2 Paragon Drive

Montvale, New Jersey 07645

Attn: General Counsel

Either party may change an address to which any such notice, communication, request or other document or demand is to be delivered to it or delivery of copies thereof by furnishing written notice of such change to the other party. Each party shall, when giving notices, send at least one (1) copy by Federal Express, U.S. Express Mail, or other overnight delivery service, to the addressee.

IN WITNESS WHEREOF, Guarantor has executed and sealed this Guaranty the day of November         , 2010.

WITNESS:	THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation

By:
Name: Craig H. Feldman		Name: Christopher W. McGarry
Title: Senior Vice President

EXHIBIT H

INSURANCE

This Exhibit G shall be incorporated into the Lease, and where terms of this Exhibit conflict with these terms within the Lease, the terms of this Exhibit shall prevail and govern the Lease.

1.               INSURANCE.

A. Coverage. Tenant shall purchase and maintain insurance during the entire Term of the Lease and any period Tenant (or any party claiming by, through or under Tenant) occupies any portion of the Demised Premises, for the benefit of the Tenant and Landlord (as their interest may appear) with terms and coverages reasonably satisfactory to Landlord, and with insurers having a minimum A.M. Best rating of at least A/X, and with such increases in limits as Landlord may from time to time reasonably request, but initially Tenant shall maintain the following coverages in the following amounts:

(1)             Commercial General Liability Insurance naming Landlord, Landlord’s management, leasing and development agents and Landlord’s mortgagee(s) from time to time as additional insureds, with coverage for premises/operations, personal and advertising injury, products/completed operations and contractual liability with combined single limits of liability of not less than $1,000,000 for bodily injury and property damage per occurrence and not less than 2,000,000 in the aggregate and excess liability insurance with a limit not less than $20,000,000 per occurrence and aggregate. Notwithstanding anything to the contrary contained herein, Tenant’s obligation to maintain general liability insurance may be satisfied through a program of self-insurance whereby Tenant self-insures the first $3,000,000.00 per claim as long as the program is supported by an A-rated insurance company and its third party administrator.

(2)             Property insurance covering property damage and business interruption for the entire Demised Premises. Covered property shall include the Building, boilers and machinery, all tenant improvements, office furniture, trade fixtures, office equipment, merchandise and all other items Tenant’s property on the Demised Premises. Such insurance shall name Landlord and Fee Mortgagee(s) from time to time as additional loss payees as their interests may appear. Such insurance shall be written on an “all risk” of physical loss or damage basis including but not limited to the perils of fire, extended coverage, windstorm, vandalism, malicious mischief, terrorism, sprinkler leakage, flood, windstorm and earthquake, for the full replacement cost value of the covered items and other endorsements as Landlord shall reasonably request from time to time and in amounts that meet any co insurance clause of the policies of insurance with a deductible amount not to exceed $750,000. Such insurance shall include rent continuation coverage of no less than twelve (12) months. Such policy or policies shall provide that the proceeds of any loss shall be payable to Landlord and Tenant and to the holder (as its interest may appear) of any Fee Mortgage to which this Lease is subordinate so long as such holder and future holders of such Fee Mortgage are obligated to apply proceeds of insurance in the manner provided for in this Lease.

(3)             Workers’ Compensation Insurance and Employers Liability Insurance with statutory limits and automobile liability insurance (coverage must include owned, leased, hired and non owned vehicles) with a limit of at least $1,000,000 Combined Single Limit-Bodily Injury & Property Damage.

(4)             Tenant shall purchase or shall cause each Tenant contractor performing work on the Demised Premises to carry insurance protecting against claims set forth below which may arise out of or result from the contractor’s operations on the Premises and naming Landlord, Landlord’s management, leasing and development agents as additional insureds for Premises Operations and Completed Operations. Waiver of Subrogation to apply under all policies.

(1)             claims under workers’ or workmen’s compensation, disability benefit and other similar employee benefit acts—in amounts as required by law;

(2)             claims for damages because of bodily injury, occupational sickness or disease, or death of his employees or any other person and other personal injury and motor vehicle liability — Public Liability - Single Limit (Combined) Per Occurrence. Bodily Injury/Property Damage $1,000,000 w/ $2,000,000 General/Completed Operations Aggregate. Automobile Liability - Single Limit (Combined) Per Occurrence Bodily Injury and Property Damage $1,000,000. Excess Liability Umbrella covering all above items $5,000,000 per Occurrence; and

(3) claims for damages, other than the work of the contractor itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom — $1,000,000 per occurrence.

Tenant shall, prior to the commencement of the Term and on each anniversary of the renewal date thereof, furnish to Landlord certificate(s) evidencing such coverage, which certificate(s) shall state that such insurance coverage may not be canceled without at least thirty (30) days’ prior written notice to Landlord and Tenant. The insurance maintained by Tenant shall be deemed to be primary insurance and any insurance maintained by Landlord (acknowledging that Landlord has no obligation to maintain any insurance) shall be deemed secondary thereto. On all liability insurance Landlord, (and if requested, Landlord’s Fee Mortgagees and Landlord’s management, leasing and development agents shall be named as additional insureds with such coverage to be primary. Tenant agrees from time to time to deliver true and complete copies of all policies to Landlord upon request.

EXHIBIT H

PERCENTAGE RENT

If any Percentage Rent Event occurs as described in Section 5(E) of the Lease, then the following provisions shall immediately take effect, shall become a part of the Lease for the remainder of the Term and Tenant shall, in addition to all other rent provided for in the Lease, also pay Percentage Rent to Landlord in accordance with the following:

Section 5(E) Percentage Rent

5(E)(1) Percentage Rent - General Covenant. As used in this Section 5(E) the following terms have these meanings:

“Percentage Rent Rate” means one percent (1%) of Excess Gross Sales.

“Excess Gross Sales” means Gross Sales above the Gross Sales Benchmark.

“Gross Sales” has the meaning given below in Section 5 (E)(2).

“Gross Sales Benchmark” means $44,500,000.00, which amount is increased by five (5%) every five years at the same time Fixed Annual Rent increases under Section 5 (A) of the Lease.

Tenant covenants and agrees to pay to Landlord, as Additional Rent, the amount, if any, of Tenant’s Excess Gross Sales during any calendar month or part thereof during the Term, multiplied by the Percentage Rent Rate (“Percentage Rent”). (For any period less than a full calendar month the Excess Gross Sales and the Gross Sales Benchmark shall be prorated.) Such amounts payable hereunder are referred to as “Percentage Rent” and are also included in the term “Additional Rent.”

5 (E)(2) Gross Sales - Definition. “Gross Sales” means the total amount in dollars of the actual price charged (including finance charges), by Tenant and any sublease, assignee, licensee or other person conducting sales from or with respect to the Demised Premises, whether for cash or on credit, for all sales of merchandise, food, beverages, services, gift or merchandise certificates, and all other receipts of business conducted at, in, on, about or from the Premises, including, but not limited to, all mail or telephone orders, all internet sales, and all catalog sales and all home delivery sales received or filled at, from or with respect to the Premises, and including all deposits not refunded to purchasers, all orders taken in, from or with respect to the Premises, whether or not such orders are filled elsewhere, receipts of sales through any vending machine or other coin or token operated device or otherwise at, in, on, about, from or with respect to the Premises, and sales and receipts occurring or arising as a result of solicitation off the Premises conducted by personnel operating from or reporting to, or under the supervision of any employee of Tenant located at the Demised Premises. Gross Sales shall not, however, include any separately stated sums collected and remitted for any retail sales tax or retail excise tax imposed by any duly constituted governmental authority, nor shall they include any exchange of goods or merchandise between the stores of Tenant where such exchange of goods or merchandise is made solely for the convenient operation of the business of Tenant and neither for the purpose of consummating a sale which has theretofore been made at, in, on, about or from the Premises nor for the purpose of depriving Landlord of the benefits of a sale which otherwise would be made at, in, on, about, from or with respect to the Premises, nor the amount of any cash or credit refund made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by the purchaser and accepted by Tenant, nor sales of fixtures which are not a part of Tenant’s stock in trade. Each sale upon installment, credit or layaway shall be treated as a sale for the full price in the month during which such sale shall be made, irrespective of the time when Tenant shall receive payments from its customers, and no deduction shall be allowed for uncollectible payment by customer or uncollected or uncollectible credit accounts.

5(E)(3) Records and Reporting of Gross Sales. Tenant shall utilize, and cause to be utilized, cash registers equipped with consecutive serialized tapes and/or such other devices for recording sales as are normally used in Tenant’s type of business to record all sales and Tenant shall keep for at least 36 months after expiration of each calendar year or part thereof during the Term, full, true and accurate books of account and records (“books”) conforming to generally accepted accounting principles showing all Gross Sales transacted at, in, from and upon the Premises for such calendar year or part thereof, including all tax reports, dated cash register tapes, sales slips, sales checks, sales books, bank deposit records and other supporting data. Such books shall be kept on the Premises during the Term. Within fifteen (15) days after the end of each calendar month or portion thereof included in the Term, Tenant shall furnish to Landlord a statement of Gross Sales transacted during such previous month or portion thereof; and on or before each February 1 included in the Term and within thirty (30) days after the end of the Term Tenant shall furnish to Landlord a statement (the “Annual Statement”) certified by an independent public accountant of Gross Sales itemized on a calendar month by calendar month basis transacted during the preceding calendar year or part thereof. In the event of Tenant’s failure to furnish any statement of Gross Sales required hereunder, in addition to all other remedies afforded it under this Lease, Landlord shall be entitled to have an accountant of Landlord’s selection conduct an audit of Tenant’s books for such period or periods for which Tenant has failed to furnish such statements. Such audit shall be at Tenant’s expense and Tenant shall promptly reimburse Landlord for the costs of such audit. All such costs shall be deemed additional charges. Notwithstanding the foregoing, Landlord shall have the right from time to time by its accountants or representatives to audit all statements of Gross Sales and in connection with such audits to examine all of Tenant’s books (including all supporting data and any other records from which Gross Sales may be tested or determined) of Gross Sales; and Tenant shall make all books readily available for such examination. Failure of Tenant to make all books readily available for such examination shall be deemed a default under this Lease; and in addition to all other remedies afforded it under this Lease, Tenant shall promptly reimburse Landlord for the costs of such audit. All such costs shall be deemed additional charges. If any such audit discloses that the actual Gross Sales for any month transacted by Tenant exceed those reported by more than two percent, Tenant shall forthwith pay to Landlord the cost of such audit and examination together with any additional Percentage Rent payable to Landlord. Any information obtained by Landlord pursuant to the provisions of this Section shall be treated as confidential, except in any litigation or arbitration proceedings between the parties, and, except further, that Landlord may disclose such information to existing Lenders and to prospective buyers and lenders.

5 (E)(4) Payment. On or before the 15th day after the expiration of each full or partial calendar month included in the Term, Tenant shall pay all Percentage Rent due for such prior month to Landlord without demand, provided that if such amount exceeds the Percentage Rent that would be payable with respect to such month if Percentage Rent were calculated on the basis of Gross Sales for all months elapsed in the then current calendar year, Tenant shall not be required to pay any amount on account of such month unless and until such amount shall later be payable as part of the annual adjustment. Upon receipt by Landlord of each Annual Statement of Gross Sales there shall be an adjustment between Landlord and Tenant to the end that Landlord shall receive the exact amount of Percentage Rent due hereunder. Any overpayments by Tenant hereunder shall be credited against the next payments due under this Section. Any underpayments by Tenant shall be immediately due and payable. With respect to the calendar year in which the Term ends, the adjustments shall be prorated for the portion of the calendar year included in the Term.

EXHIBIT I

LOCAL LAW ADDENDUM

(Attached)

Lease Addendum (PA)

This Lease Addendum (“Addendum”) is supplemental to and made a part of that certain Lease dated as of November     , 2010 (the “Lease”) by and between WE APP Upper Darby LLC (“Landlord”) and Pathmark Stores, Inc. (“Tenant”). Capitalized terms used in this Addendum without definition shall have the meanings set forth in the Lease. This Addendum is to be construed as supplemental to, and part of, the Lease. In the event of any inconsistency between the Lease and this Addendum, the terms and provisions of this Addendum shall prevail.

Notwithstanding the terms and conditions contained in the Lease, and to the limited extent hereof, the parties agree as follows:

1.               Construction Liens. Tenant acknowledges and agrees that any improvements, repairs, replacements or alterations contracted for by Tenant in or to the Demised Premises during the Term of the Lease are solely for the immediate use and benefit of Tenant and not Landlord. Tenant shall include the acknowledgement contained in the immediately preceding sentence in any contract made by Tenant for such work.

2.               Surrender of Premises/Tenant Waiver. Tenant expressly waives and releases the benefit to Tenant of 68. P.S. Section 250.501, being Section 501 of that act, approved April 6, 1951, entitled “Landlord and Tenant Act of 1951”, as may be amended from time to time, requiring notice to quit upon the expiration of the Term of the Lease or at the expiration of any extension or renewal thereof, or upon any earlier termination of the Lease, as therein provided. Tenant covenants and agrees to vacate, remove from and deliver up and surrender the possession of the Demised Premises to Landlord upon the expiration of the Term or upon the expiration of any extension or renewal thereof, or upon any earlier termination of the Lease, as provided thereunder, without such notice, in the condition required in the Lease.

EXHIBIT J

Confidentiality Agreement

(Attached)

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this “Agreement”) is entered into as of                        , 2010 (the “Effective Date”) by and between [TENANT], a                      , having an address at                                   (“Company”) and                       , a                   , having an address at                       (“Disclosee”).

In connection with Disclosee’s interest in obtaining information concerning the business of Company, Company is furnishing or has furnished Disclosee with certain written information concerning Company’s gross sales that is either non-public, confidential or proprietary in nature. This information furnished to Disclosee or its affiliates, agents, representatives or employees (“Representatives”), together with analyses, compilations, forecasts, studies or other documents prepared by Disclosee or its Representatives that contain or otherwise reflect such information is hereinafter referred to as the “Information.” In consideration of Company furnishing Disclosee with the Information, Disclosee agrees that:

1.             The Information is Company’s property and will be kept confidential and shall not, without Company’s prior written consent, be disclosed by Disclosee or Representatives in any manner whatsoever, in whole or in part, and shall not be used by Disclosee or its Representatives in any manner to compete with the business of Company. Moreover, Disclosee may reveal the Information only to its Representatives who need to know the Information, are informed by Disclosee of the confidential nature of the Information and who shall agree to act in accordance with the terms and conditions of this Agreement. Disclosee shall be responsible for any breach of this Agreement by its Representatives.

2.             The term Information shall not include such portions of the Information which (i) are or become generally available to the public other than as a result of a disclosure by Disclosee or its Representatives, or (ii) become available to Disclosee on a non-confidential basis from a source (other than Company or its Representatives) that is not prohibited from disclosing such Information to Disclosee by a legal, contractual or fiduciary obligation to Company; or (iii) must be disclosed in order to comply with any applicable law, order, regulation or ruling; (iv) is already known to Disclosee or its Representatives or is already in its or their possession prior to disclosure by Company hereunder, or (v) is independently developed by Disclosee or its Representatives without reference to the Information.

3.             In the event that Disclosee or anyone to whom Disclosee transmits the Information pursuant to this Agreement becomes legally compelled to disclose any of the Information, Disclosee will provide Company with prompt notice so that Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that Company waives compliance with the provisions of this Agreement, Disclosee will furnish only that portion of the Information that Disclosee is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

4.             Disclosee acknowledges that remedies at law may be inadequate or protect against breach of this Agreement, and Disclosee hereby in advance agrees that Company may seek injunctive relief without proof of actual damages. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to conflict of law principles. The exclusive jurisdiction for any disputes concerning this Agreement shall be the Superior Court of New Jersey, Bergen County, and the parties hereby submit to such jurisdiction and waive all defenses relating to jurisdiction, venue and forum non convenience.

5.             Disclosee hereby defends, indemnifies and holds harmless Company and its Representatives and their respective successors and assigns against and from any loss, liability or expense, including attorney’s fees, arising out of any uncured breach by Disclosee or by its Representatives of any of the terms of this Agreement

6.             This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which shall constitute the same Agreement. A facsimile, email, pdf or electronic signature shall be deemed an original signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

COMPANY:

[TENANT], a

By:
Name:
Title:

DISCLOSEE:

, a

By:
Name:
Title:

EXHIBIT B-2

LEASE FORM FOR LAWNSIDE, NJ

KEY NO:

LEASE

BY AND BETWEEN

WE APP LAWNSIDE LLC,
LANDLORD

AND

PATHMARK STORES, INC.,
TENANT

DEMISED PREMISES

AT

130 WHITE HORSE PIKE, LAWNSIDE, NEW JERSEY

		Page

1.	EXHIBITS	1

2.	DEMISED PREMISES	1

3.	TERM	2

4.	RENEWAL PERIODS	2

5.	RENT	3

6.	USE AND OCCUPANCY	5

7.	TAXES	7

8.	SIGNAGE	8

9.	TRUE LEASE	8

10.	REPAIRS	9

11.	INSURANCE	9

12.	REQUIREMENTS OF LAW AND FIRE INSURANCE	10

13.	ALTERATIONS	10

14.	ACCESS TO DEMISED PREMISES	11

15.	UTILITIES	11

16.	SUBORDINATION, NON DISTURBANCE AND ATTORNMENT	11

17.	TRADE FIXTURES	12

18.	ASSIGNMENT	13

19.	TITLE AND AUTHORITY	14

20.	QUIET ENJOYMENT	15

21.	UNAVOIDABLE DELAYS	15

22.	END OF TERM	15

23.	LANDLORD’S DEFAULT	16

24.	ADDITIONAL CHARGES	16

25.	TENANT’S DEFAULT	17

26.	DESTRUCTION	19

27.	EMINENT DOMAIN	20

28.	THIRD PARTY LITIGATION	21

29.	WAIVER OF DISTRAINT	21

30.	ESTOPPEL CERTIFICATES	21

31.	NOTICES	21

(continued)

LEASE

THIS LEASE (this “Lease”), made as of November           2010 (the “Effective Date”), by and between WE APP LAWNSIDE LLC, a Delaware limited liability company with an office c/o Winstanley Enterprises, LLC, 150 Baker Avenue Extension, Suite 303 Concord, Massachusetts 01742 Attn: Adam Winstanley (hereinafter called “Landlord”), and PATHMARK STORES, INC., a Delaware corporation, having an office at 2 Paragon Drive, Montvale, New Jersey 07645 (hereinafter called “Tenant”). This Lease is guaranteed by The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (“Guarantor”) pursuant to a guaranty of even date herewith (as the same may be amended, supplemented or modified from time to time, the “Guaranty”).

WITNESSETH:

Landlord and Tenant covenant and agree as follows:

1.                  EXHIBITS. The following Exhibits are annexed hereto and made a part hereof:

A.             Exhibit A, Site Plan of the Demised Premises;

B.              Exhibit B1, Legal Description of the Land;

C.              Exhibit B2, Existing Encumbrances on Land

D.              Exhibit C, Remedial Work

E.              Exhibit D, Form of Subordination, Non-Disturbance and Attornment Agreement;

F.              Exhibit E, Memorandum of Lease;

G.              Exhibit F, Form of Guaranty;

H.              Exhibit G, Insurance Requirements;

I.               Exhibit H, Percentage Rent;

J.               Exhibit I, Local Law Addendum; and

K.              Exhibit J, Confidentiality Agreement.

2.           DEMISED PREMISES.

A. Landlord hereby leases to Tenant and Tenant hereby takes from Landlord that certain parcel of land (hereinafter called “Land”) commonly known as 130 White Horse Pike, Lawnside, New Jersey and more particularly described on Exhibit B1 and the buildings and other improvements now or hereafter erected on the Land together with the benefit of and subject to any and all easements, appurtenances, rights and privileges and other matters of record now or hereafter arising including those described in Exhibit B2. The land is currently improved by an existing building consisting of approximately 55,760 square feet of space (the “Building”), as more particularly shown on the Site Plan attached hereto as Exhibit A. The Building and any other buildings and improvements now or hereafter erected on the Land shall be hereinafter called “Improvements.” The Land and any Improvements are hereinafter collectively called the “Demised Premises.”

B. Tenant or its Affiliates owned or leased the Demised Premises prior to their being purchased by Landlord. Landlord shall have no obligation or risk whatsoever with respect to the condition of the Demised Premises, Tenant taking the Demised Premises “AS IS, WHERE IS, WITH ALL FAULTS”. Tenant acknowledges that it has had full opportunity to inspect the Demised Premises with engineering and other consultants of its choice. Tenant’s commencing possession under this Lease shall be deemed an acknowledgment that the condition of the Demised Premises is satisfactory. Tenant further acknowledges that neither Landlord nor any person acting under Landlord has made or implied any representations or warranties whatsoever concerning the Demised Premises, their condition or this Lease except as set forth in Section 19.

3.           TERM.

A.             The term of this Lease (“Term”) shall commence (the “Commencement Date”) on the Effective Date and shall continue to and include the date (the “Expiration Date”) that is twenty (20) years after the day before the Commencement Date if the Commencement Date is the first day of a month, or twenty (20) years after the last day of the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month.

B.              The term “Lease Year” shall mean the following: the first Lease Year shall be the 12 month period commencing on the Commencement Date if the Commencement Date is the first day of a month, or on the first day of the month immediately following the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month; and each succeeding 12 month period thereafter shall be a Lease Year.

4. RENEWAL PERIODS. Tenant shall have the right and option to extend the Term of this Lease from the date upon which it would otherwise expire for ten (10) separate consecutive renewal periods of five (5) years each (each such period being hereinafter called a “Renewal Period”) upon the same terms and conditions as are herein set forth except the rent for such Renewal Period shall be as provided in Section 5 below; provided, however, that at the time of so electing to extend and also at the time any Renewal Period commences Tenant is not in default beyond any applicable notice and cure period, and this Lease is then in full force and effect. If Tenant fails timely so to exercise its option for any Renewal Period, time being of the essence, Tenant shall have no further extension rights hereunder. All references to the Term shall mean the Initial Term as it may be extended by any Renewal Period. If Tenant elects to exercise any one or more of said options to renew, it shall do so by giving written notice (“Renewal Notice”) of such election to Landlord at any time during the term of this Lease (including any Renewal Periods) on or before the date which is three hundred sixty five (365) days before the beginning of the Renewal Period or Renewal Periods for which the term hereof is to be renewed by the exercise of such option or options. If Tenant elects to exercise any one or more of said options to renew by serving a Renewal Notice in accordance with the foregoing, the

Term of this Lease shall be automatically extended for the Renewal Period(s) covered by the Renewal Notice without execution of an extension or renewal lease. If Tenant shall not have given notice of such election to Landlord by such date in respect of any Renewal Period, Landlord shall (unless notice shall have been given as hereinafter specifically permitted) give notice to Tenant that Tenant has failed to give notice of such election to Landlord (hereinafter called the “Option Notice”). Tenant’s time to give notice of such election shall continue until the date which is sixty (60) days after receipt of the Option Notice. Landlord shall not give the Option Notice prior to the date which is four hundred twenty-five (425) days before the Expiration Date. If Landlord shall not have given the Option Notice prior to the date which is four hundred twenty-five (425) days before the beginning of the next succeeding Renewal Period, the term of this Lease shall be extended beyond the Expiration Date to the date which is four hundred twenty-five (425) days after the date on which the Option Notice is given by Landlord.

5.               RENT.

A. Beginning on the Commencement Date and continuing throughout the Term, Tenant covenants and agrees to pay Landlord for the Demised Premises, without previous demand therefor, fixed annual rent (“Fixed Annual Rent”) as follows:

Lease Year	Fixed Annual Rent	Fixed Monthly Rent
1-5	$574,885.00	$47,907.08
6-10	$603,629.25	$50,302.44
11-15	$633,810.71	$52,817.56
16-20	$665,501.25	$55,458.44

First Renewal Period
21-25	$698,776.31	$58,231.36

Second Renewal Period
26-30	$733,715.13	$61,142.93

Third Renewal Period
31-35	$770,400.88	$64,200.07

Fourth Renewal Period
36-40	$808,920.93	$67,410.08

Fifth Renewal Period
41-45	$849,366.97	$70,780.58

Sixth Renewal Period
46-50	$891,835.32	$74,319.61

Seventh Renewal Period
5 1-55	$936,427.09	$78,035.59

Eighth Renewal Period
56-60	$983,248.44	$81,937.37

Ninth Renewal Period
61-65	$1,032,410.86	$86,034.24

Tenth Renewal Period
66-70	$1,084,031.41	$90,335.95

B.              All Fixed Annual Rent shall be payable by Tenant in equal monthly installments in advance on the first day of every calendar month during the Term of this Lease (and any Renewal Periods), and shall be payable at the office of the Landlord first above set forth or at such other address as Landlord shall have given in a notice to Tenant) in current U.S. currency by check drawn on a clearinghouse bank and payable directly to Landlord (or, if requested by Landlord from time to time by electronic fund transfer, to an account designated by Landlord). Rent for a part of a month shall be prorated on a daily basis and paid on the Commencement Date. Further, the rent for the first full month shall be paid on the Commencement Date.

C.              Beginning on the Commencement Date and continuing throughout the Term, Tenant covenants and agrees to pay, without previous demand therefor, all sums other than Fixed Annual Rent due under or required to be paid by this Lease (all of the foregoing being “Additional Rent” regardless of however defined or described in this Lease).

D. It is the intention of the parties hereto that the Fixed Annual Rent payable hereunder shall be net to Landlord free of cost, charge, offset, diminution or other deduction, so that this Lease shall yield to Landlord the net Fixed Annual Rent specified herein during the Term of this Lease. Notwithstanding applicable law to the contrary and with the sole exception of those costs, expenses and obligations expressly stated in this Lease to be the sole responsibility of Landlord (or the responsibility of third parties as provided in Section 36C), all costs, expenses and obligations of every kind and nature whatsoever relating to this Lease, the Demised Premises or imposed on Landlord under applicable law either now existing or hereafter enacted and whether or not within the contemplation of the parties on account of this Lease, the Demised Premises or Landlord’s interest in the Demised Premises are assumed and shall be paid by Tenant when and as due as Additional Rent. Without limiting the generality of the foregoing, Tenant shall at its sole expense (which expense shall be deemed Additional Rent hereunder) be responsible for payment of all Taxes, all electricity, telecommunication service, gas, water, sewer, telephone, refuse disposal, and other charges for utilities and services supplied to the Demised Premises, insurance costs, amounts due under any title encumbrance matter described in Exhibit B2, and all costs of cleaning, maintaining, repairing and replacing the Demised Premises or any portion thereof and of complying with all laws now existing or hereafter enacted including all Environmental Laws (defined below). Any cost, expense or obligation directly relating to the Demised Premises that is not expressly declared in this Lease to be that of Landlord shall be deemed to be an obligation of Tenant to be performed by Tenant at Tenant’s sole expense, and to the greatest extent permitted by law Tenant shall indemnify and defend Landlord against, and hold Landlord harmless from, the same, and Tenant’s liability for the payment and performance of such amounts and obligations that shall arise during the Term is hereby expressly provided to survive the expiration of the Term or early termination of this

Lease. Fixed Annual Rent, Additional Rent, and all other sums payable hereunder by Tenant, shall be paid without notice or demand, and without set off, counterclaim, recoupment, abatement, suspension, deduction, or defense (other than payment) whatsoever. Except as otherwise expressly set forth in this Lease with respect to certain events of casualty in Section 26 or condemnation in Section 27, Tenant shall in no event have any right to terminate this Lease, and any right so to terminate (or to abate, suspend, set off or otherwise deduct from Fixed Annual Rent or Additional Rent) under applicable law is hereby waived to the greatest extent permitted by law. It is the intention of the parties that the obligations of Tenant hereunder shall be separate and independent covenants and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Demised Premises or any other restriction on Tenant’s use, and that Fixed Annual Rent, Additional Rent, and all other sums payable by Tenant hereunder shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected throughout the Term. Landlord, at its sole cost and expense, shall be responsible for the following: (i) payment of any amounts relating to Fee Mortgages or other encumbrances or liens created by Landlord, (ii) management fees, administrative costs, professional fees and any other costs incidental to its fee ownership of the Demised Premises; and (iii) and cost, expense, or liability resulting from the negligent or willful misconduct of Landlord, its employees or agents. For the avoidance of doubt, Tenant shall be responsible for all costs, expenses and obligations of Landlord in that certain cross-easement agreement listed on Exhibit B2 as item 7.

E. If any person (other than an Affiliate of the initial Guarantor (being The Great Atlantic & Pacific Tea Company, Inc.) or a successor by merger of acquisition) becomes an assignee of this Lease or sublets all or substantially all of the Demised Premises or otherwise becomes or is a Tenant under this Lease, such occurrence shall be a Percentage Rent Event and the provisions of Exhibit H shall immediately become applicable for the remainder of the Term.

6.             USE AND OCCUPANCY.

A. The Demised Premises may be used and occupied for the operation of a supermarket, drugstore, automated teller machine, bank, all other uses customary and incidental to a supermarket and, so long as the Minimum Credit Test (defined in Section 25D) is then met, all other lawful purpose or purposes. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be obligated to open, to conduct or to remain open for the conduct of any business in the Demised Premises but shall nevertheless pay Fixed Annual Rent and all Additional Rent when and as the same is due. At all times Tenant shall comply with all laws, ordinances and bylaws, regulations, codes, (including, without limitation, the Americans With Disabilities Act of 1990, or “ADA”) permits, orders and conditions of any special permits or other governmental approvals (“law” or “laws”) applicable from time to time to the Demised Premises or Tenant or both, foreseen or unforeseen, and whether or not the same interfere with Tenant’s occupancy. Tenant shall procure all approvals, licenses and permits, in each case promptly giving Landlord true and complete copies of the same and all applications therefor. Tenant shall never overload any of the Building systems, including the floors and mechanical, electrical and structural systems, and shall also keep the Demised Premises equipped with appropriate safety appliances and comply with all requirements of insurance and of insurance inspection or rating bureaus. Tenant shall not itself, nor shall Tenant permit or suffer persons acting under Tenant to, either with or without negligence, injure, overload, deface, damage or otherwise harm the Demised Premises or any part thereof or use the Demised Premises contrary to any law or in a manner likely to create any nuisance. It is intended that Tenant bear the sole risk of all present or future laws affecting the Demised Premises, and Landlord shall not suffer any reduction in any rent on account of the enforcement of laws.

B.              Subject to Landlord’s consent, not to be unreasonably withheld, delayed or conditioned, Tenant shall have the right to enter into agreements with utility companies creating easements in favor of the utility companies as are required in order to service the Demised Premises. Also subject to Landlord’s consent, not to be unreasonably withheld, delayed or conditioned, Tenant may enter into reciprocal parking agreements and easements for ingress and egress as are required in order to service the Demised Premises and any adjoining or adjacent land designated by Tenant. Landlord covenants and agrees to execute any and all documents, instruments or certificates reasonably required in connection with such matters to which it has given its consent, and to take all other action, in order to effectuate the same, all at Tenant’s cost and expense. In no event, however, shall Landlord be required to consent to nor shall Tenant have the power to enter into any easement or reciprocal parking agreement (i) that is for a term in excess of the term of this Lease (as the same may be renewed or extended) except for utility and access easements that may be perpetual or otherwise extend beyond the term of this lease, or (ii) that diminishes the economic value of the Land. Landlord further covenants and agrees, upon request of tenant, to convey without compensation therefor, insubstantial perimeter portions of the Land for highway or roadway purposes, to the state in which the demised premises are situate or any other municipal or governmental body, provided, however, that any such conveyance shall not constitute a taking (as defined in section 28 below) nor constitute grounds for tenant to terminate this Lease. Notwithstanding anything to the contrary or otherwise set forth herein, any encumbrance on the Demised Premises shall be subject to any requirements imposed by any Fee Mortgage (provided that Landlord shall reasonably cooperate with Tenant, at no out of pocket cost to Landlord, in connection with obtaining any requisite consent from any Fee Mortgagee as defined below).

C.              The provisions of this paragraph shall only apply if and only if the Minimum Credit Test is not met. If Tenant either gives Landlord written notice of Tenant’s intention to discontinue permanently the operation of its business in the Demised Premises or any part of the Demised Premises or discontinues the operation of its business in the Demised Premises or any part of the Demised Premises for a period of one (1) year for any reason (other than Destruction or Taking that pursuant to the applicable provisions of this Lease entitles Tenant to terminate this Lease), then Landlord may terminate this Lease as to the Demised Premises, or if applicable, the part of the Demised Premises with respect to which Tenant has given notice of its intention to discontinue, or in which Tenant has discontinued, its operations, by thirty (30) days’ written notice to Tenant of Landlord’s election to terminate this Lease (or, if applicable, Landlord’s election to terminate this Lease as to the part of the Demised Premises with respect to which Tenant has given notice of its intention to discontinue, or in which Tenant has discontinued, its operations). Tenant may override Landlord’s election only once by, as applicable, resuming operations of its business in the Demised Premises within twenty-five (25) days after receipt of Landlord’s notice or by rescinding its notice of its intention to discontinue its business in writing to Landlord delivered within twenty-five (25) days after receipt of Landlord’s notice.

7.            TAXES.

A.             Tenant shall, during the term of this Lease, as Additional Rent, pay and discharge punctually, as and when the same shall become due and payable, all taxes, special and general assessments, water rents, rates and charges, sewer rents and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, including rent and/or occupancy taxes (hereinafter collectively referred to as “Taxes”), and each and every installment thereof that shall or may during the term of this Lease, become due and payable, or liens upon the Demised Premises or any part thereof, together with all interest and penalties thereon, under or by virtue of all present or future laws, ordinances, requirements, orders, directives, rules or regulations of the Federal, State, County, Town and City Governments and of all other governmental authorities whatsoever (all of which shall also be included in the term “Taxes” as heretofore defined).

B.              To the extent permitted by law, Tenant or its designees shall have the right to apply for the conversion of any assessment for local improvements assessed during the term of this Lease in order to cause the same to be payable in annual installments. Landlord agrees to permit the application for the foregoing conversion to be filed in Landlord’s name, if necessary, and shall execute any and all documents, instruments or certificates reasonably requested by Tenant to accomplish the foregoing.

C.              Tenant shall be deemed to have complied with the covenants of this Lease if payment of Taxes shall have been made either within any period allowed by law or by the applicable governmental authority during which payment is permitted without penalty so long as the Taxes shall never become subject to a tax sale on the Demised Premises or subject Landlord to any civil or criminal liability. Tenant shall produce and exhibit to Landlord satisfactory evidence of payment prior to the expiration of any such period.

D.              All Taxes shall be apportioned pro rata between Landlord and Tenant in accordance with the respective portions of such year during which the Term shall be in effect. Notwithstanding anything to the contrary contained herein, if the Term hereof terminates prior to the date which would have been the expiration thereof but for the earlier termination, then Tenant shall pay those Taxes which would have been paid by Tenant to and including the term expiration date and this obligation shall expressly survive such termination.

E. So long as the requirements of Paragraph C of this Section are complied with, Tenant or its designees shall have the right to contest or review all Taxes by legal proceedings, or in such other manner as it may deem suitable. Tenant or its designees shall inform Landlord of any such proceedings and conduct such proceedings promptly at its own cost and expense, and free of any expenses to Landlord, and if necessary, in the name of and with the cooperation of Landlord (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant). Landlord shall execute all documents, instruments or certificates reasonably necessary and correct to accomplish the foregoing. Notwithstanding anything to the contrary or otherwise set forth herein, any such contest shall be subject to compliance with all applicable provisions of any Fee Mortgage (provided that Landlord shall reasonably cooperate with Tenant, at no material out of pocket cost to Landlord, in connection with such compliance).

F.              Landlord covenants and agrees that any refunds or rebates on account of Taxes paid by Tenant pursuant to the provisions of this Lease shall belong to Tenant. Any refunds received by Landlord shall be deemed trust funds and as such are to be received by Landlord in trust and paid to Tenant forthwith. Landlord will, upon the request of Tenant, sign any receipts that may be necessary to secure the payment of any such refund or rebate, directly to Tenant and/or will pay over to Tenant such refund or rebate as received by Landlord. Landlord further covenants and agrees on request of Tenant at any time, and from time to time, but without cost to Landlord, to make application individually (if legally required) or to join in Tenant’s application (if legally required) for separate tax assessments for such portions of the Demised Premises as Tenant shall at any time, and from time to time, reasonably designate. Landlord hereby agrees, upon request of Tenant, to execute all documents, instruments or certificates as shall reasonably be required by Tenant (so long as the same impose no material obligations on Landlord or expose Landlord to any liability).

G.              Nothing herein or in this Lease otherwise contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, transfer, gift, franchise, income or profit taxes, that are or may be imposed upon Landlord, its successors or assigns, whether arising out of Landlord’s ownership of the Demised Premises, this Lease or otherwise; provided, however, that if at any time hereafter there is levied any tax on Landlord in lieu of real estate taxes based solely upon the ownership of real property, by property owners, in general, within the tax jurisdiction within which the Demised Premises are located, then such tax shall be considered to be an item of Taxes but for purposes of computing the amount of such tax payable by Tenant, the Demised Premises shall be deemed to be the sole real property owned by Landlord.

H. In the event that any fee mortgagee (“Fee Mortgagee”) requires the escrow of Real Estate Taxes or insurance premiums, Tenant shall pay to such Fee Mortgagee in escrow, on the first day of each and every month during the term of this Lease, one twelfth (1/12) of all estimated charges for the ensuing twelve (12) month period as reasonably estimated by the Fee Mortgagee based on current bills for same. Tenant shall deposit at least ten (10) days prior to the first date on which any interest or penalty will accrue such additional amounts as may be necessary so that there shall at all times be sufficient funds in escrow to pay such charges.

8.              SIGNAGE. Tenant and any assignee or subtenant of Tenant shall have the right to install, maintain and replace in, on or in front of any Improvement or location on the Demised Premises or in any part thereof such signs and advertising matter as Tenant, and with Tenant’s consent, any such assignee or subtenant of Tenant may desire, provided that Tenant shall comply with any applicable requirements of governmental authorities having jurisdiction and shall obtain any necessary permits for such purposes. As used in this Section, the word “sign” shall be construed to include any placard, pylon, logo, light or other advertising symbol or object, irrespective or whether same be temporary or permanent. All signs shall be Tenant’s personal property and shall be maintained and removed by Tenant upon termination of this Lease at Tenant’s sole expense.

9.              TRUE LEASE. It is the intent of Landlord and Tenant and the parties agree that this Lease is a true lease and that this Lease does not represent a financing agreement. Each party shall reflect the transaction represented hereby in all applicable books, records, and reports

(including income tax filings) in a manner consistent with “true lease” treatment rather than “financing” treatment.

10.            REPAIRS. Tenant shall, at all times during the Term of this Lease, and at its own cost and expense, keep and maintain or cause to be kept and maintained in repair and good condition the Building and improvements at any time erected on the Demised Premises. Without limitation, Tenant shall perform the Remedial Work described in Exhibit C. Landlord shall not be required to furnish services or facilities or to make any improvements, repairs, replacements or alterations in or to the Demised Premises whatsoever during the Term of this Lease. Without limiting the generality of the foregoing, Tenant shall be responsible for the entire Demised Premises and shall manage, maintain, repair, replace, clean, secure, protect, defend and keep in compliance with all governmental requirements, now existing or hereafter enacted, the Demised Premises and all improvements and appurtenances and all utilities, facilities, installations and equipment used in connection therewith, including all walls, all floor coverings, glass, windows, doors, partitions, exterior and interior lighting, signage, elevators, electrical, plumbing, heating, ventilating, fire protection and life safety, security and other building systems, water and sewage systems and other fixtures or equipment serving the Demised Premises, keeping the Demised Premises and all improvements and appurtenances in at least as good condition as on the Commencement Date. Without limitation, Tenant shall provide all cleaning, painting, janitorial services, rubbish disposal, periodic exterior waterproofing treatments to the Building, window caulking, maintenance of all gas, water, electric and other utility lines from public ways to the Demised Premises, and shall repair, maintain and replace all landscaping, roads, parking areas, and walkways appurtenant to the Demised Premises, and shall provide all snowplowing services thereto. Tenant shall provide a copy of all current vendor contracts, if any, relating to the foregoing to Landlord at least annually and from time to time otherwise upon Landlord’s request.

11.            INSURANCE.

A.             Tenant shall maintain at its own cost and expense insurance policies insuring against loss by fire, lightning, the perils of extended coverage and malicious mischief covering the Demised Premises and the other Improvements in the Demised Premises and other perils as more fully described in Exhibit G.

B.              So long as Tenant performs its obligations in Paragraph A of this Section, Landlord hereby waives all rights of recovery against Tenant and any other occupant(s) of the Demised Premises and any of their agents and employees for damage or destruction to any and all of the Improvements, including without limitation, the Building, arising out of fire or other casualty whether or not caused by acts or negligence of the aforementioned persons. Tenant hereby waives all rights of recovery against Landlord, its agents and employees for damage or destruction to any and all of the Improvements, including without limitation, the Building and to Tenant’s trade fixtures, equipment and inventory arising out of fire or other casualty whether or not caused by the acts or negligence of Landlord, its agents or employees.

C.              Tenant shall maintain at its own cost and expense public liability and other insurance in accordance with the requirements of Exhibit G.

D.              Any insurance required to be provided by Tenant pursuant to this Lease may be provided by blanket insurance covering the Demised Premises and other locations of Tenant, provided such blanket insurance complies with all of the other requirements of this Lease with respect to the type of insurance covered by blanket policies. If Tenant elects to insure the Demised Premises under any blanket insurance policy, Tenant shall furnish to Landlord a certificate of insurance showing the Demised Premises as a location insured under any such blanket insurance policy to the extent of the limits required in Exhibit G. Tenant shall furnish to Landlord and any Fee Mortgagee as to which Tenant has received a notice containing such mortgagee’s name and address a duplicate original copy or certificate of the policies of insurance required to be carried by Tenant.

E.              Notwithstanding anything to the contrary contained herein, Tenant may carry any required insurance on trade fixtures and equipment described in Section 17 under a program of self-insurance or to carry insurance with deductibles in excess of part or all of the amounts of insurance required under Exhibit G hereunder.

F. If Tenant fails to perform any covenant in this Section and such failure continues for more than three (3) days after written notice, then, without limiting any of Landlord’s other rights and notwithstanding any other provision of this Lease concerning notice and cure of defaults, Landlord may but need not obtain such insurance, and Tenant shall pay the cost thereof upon demand as Additional Rent.

12.          REQUIREMENTS OF LAW AND FIRE INSURANCE. Tenant shall comply with and shall from time to time conform the Demised Premises to every applicable requirement of law, duly constituted authority, Board of Fire Underwriters having jurisdiction or of the carriers of all insurance on the Demised Premises (all of the foregoing being hereinafter called “Legal Requirements”). Tenant shall have the right upon giving notice to Landlord to contest any obligations imposed upon Tenant pursuant to the provisions of this Section and to defer compliance during the pendency of such contest, if the failure of Tenant to so comply will not subject Landlord to civil or criminal penalty or liability. Landlord shall cooperate with Tenant in such contest (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant) and shall execute any documents reasonably required in furtherance of such purpose. Tenant shall not apply for any change in zoning applicable to the Land or the Demised Premises without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

13.          ALTERATIONS. Tenant may at its own expense from time to time, during the term hereof, make such alterations, additions, improvements and changes, structural or otherwise (hereinafter called “Alterations”), in and to the Demised Premises which it may deem necessary or desirable, provided such Alterations shall not reduce the value of the Demised Premises. Tenant, in making any Alterations, shall use materials of equal or better quality than those used in the construction of the Demised Premises and comply with all Legal Requirements. Tenant shall obtain or cause to be obtained all building permits, licenses, temporary and permanent certificates of occupancy and other governmental approvals that may be required in connection with the making of Alterations. Landlord shall cooperate with Tenant in the obtaining thereof (so long as Landlord’s cooperation does not involve (a) incurring obligations or liability or material expense to Landlord unreimbursed by Tenant or (b) breach of any covenants binding on

Landlord or the Demised Premises, including, without limitation, any mortgage) and shall execute any documents required in furtherance of such purpose. Tenant may, but shall not be obligated to, remove any Alteration so long as such removal does not materially and adversely affect any heating, ventilating, mechanical, electrical, structural, roof or life safety elements of the Building and Tenant shall repair all damage that results from such removal and restore the Demised Premises to a functional condition (including the filling of all floor and wall holes, the removal of all disconnected wiring back to junction boxes and the replacement of all damaged ceiling tiles). Upon completion of any Alteration that is not Cosmetic Work, Tenant shall promptly deliver to Landlord plans showing such Alteration as built. “Cosmetic Work” shall mean painting, carpeting and wall coverings and the like and the addition or deletion of interior non structural partitions, provided such work does not materially and adversely affect any roof, structural, mechanical, electrical, utility, fire protection or life safety systems or other systems or equipment of the Building.

14.            ACCESS TO DEMISED PREMISES. Tenant shall permit Landlord to enter upon the Demised Premises at all reasonable times approved by Tenant to examine the Demised Premises, and during the six (6) month period preceding the Expiration Date, to exhibit the Demised Premises to prospective tenants, provided that Landlord shall not unreasonably interfere with the conduct of business therein.

15.            UTILITIES.

A.             Tenant shall arrange and pay for any and all utility services to the Demised Premises, including, without limitation, telecommunications, water, gas, electricity and fuel used by it in the Demised Premises. Tenant shall pay all sewer charges assessed by the municipal authority having jurisdiction. The failure or interruption of any utility services shall be at Tenant’s sole risk and Landlord shall not suffer any reduction in any rent on account thereof.

B.              Tenant shall have the sole right to apply for, claim and receive any rebate, reimbursement, credit, or payment from any utility company providing service to the Building resulting from Tenant’s installation of energy saving equipment in or on the Building.

16.            SUBORDINATION, NON DISTURBANCE AND ATTORNMENT. This Lease shall become subject and subordinate to the lien of any Fee Mortgagee of the entire fee interest of the Demised Premises, and any renewals, modifications or extensions thereof, provided that a Subordination, Non Disturbance and Attornment Agreement (“SNDA”) substantially in the form annexed hereto as Exhibit D (or a reasonably equivalent form that is reasonably acceptable to Tenant and the applicable Fee Mortgagee) is executed, acknowledged and delivered by such Fee Mortgagee to Tenant. If the Fee Mortgagee requires that this Lease have priority over such mortgage, Tenant shall, upon request of the Fee Mortgagee, execute, acknowledge and deliver to the Fee Mortgagee an agreement acknowledging such priority.

17.            TRADE FIXTURES.

A.             All trade fixtures and equipment whether owned by Tenant or leased by Tenant from a Lessor/Owner (hereinafter called the “Equipment Lessor”) installed in the Demised Premises, regardless of the manner or mode of attachment, shall be and remain the property of Tenant or any such Equipment Lessor and may be removed by Tenant or any such Equipment Lessor at any time. In no event (including a default under this Lease) shall Landlord have any liens, rights or claims in Tenant’s or Equipment Lessor’s trade fixtures and equipment and Landlord agrees to execute and deliver to Tenant and Equipment Lessor, within ten (10) days after request therefor, any document reasonably required by Tenant or Equipment Lessor in order to evidence the foregoing, so long as the same is reasonably acceptable to Landlord and any Fee Mortgagee. Tenant shall promptly repair all damage to the Building caused by the removal of any such trade fixtures or equipment. Notwithstanding anything to the contrary in this Lease, the following shall not constitute trade fixtures or equipment for purposes of this Lease and neither Tenant nor any Equipment Lessor shall own or have any right to remove the same (and, without limiting the generality of the foregoing, the following shall not be subject to the provisions of this Paragraph A or Paragraph B of this Section 17): (i) the HVAC system, plumbing, alarm, electric, life safety and other building systems used to operate the Building or maintain the certificate of occupancy, and (ii) any “fixtures” as such term is defined in the applicable Uniform Commercial Code.

B.              In the event Tenant shall enter into any arrangement to finance all or any portion of its trade fixtures or equipment either before or after the installation thereof in the Demised Premises and whether such financing shall be in the form of a mortgage, financing agreement, equipment lease, equipment sale leaseback or otherwise and in the event the lessor or secured party thereunder shall provide written notice to Landlord that it requires a copy of any default sent by Landlord to Tenant under this Lease also to be sent to such person (hereinafter called the “Owner/Secured Party”), then Landlord upon receipt of such requirement shall simultaneously send a copy of any default notice to such Owner/Secured Party at the address furnished to Landlord; provided that Landlord’s failure to deliver any such copy to the Owner/Secured Party shall not affect Landlord’s exercise of any right or remedy under this Lease in any way whatsoever. The copy of any such default notice shall be sent to such Owner/Secured Party in the same manner as notices are required to be sent and in the same manner as such notice is being sent to Tenant hereunder. Landlord further agrees that any such Owner/Secured Party shall have the right, but not the obligation, to remedy or cure any default of Tenant under this Lease within the same period of time granted to Tenant to remedy or cure any such default under this Lease.

C.              All trade fixtures and other personal property (which term shall include without limitation food and inventory) of any person that is located on the Demised Premises shall be at the sole risk of Tenant. Landlord shall not be liable for any loss or damage to person or property resulting from any accident, theft, vandalism or other occurrence on the Demised Premises, including damage resulting from water, wind, ice, steam, explosion, fire, smoke, chemicals, the rising of water or leaking or bursting of pipes or sprinklers, defect, failure or any other cause.

18. ASSIGNMENT.

A. Subject to paragraph (B) of this Section, Tenant may sublet all or any part of the Demised Premises, or license the use of any portion thereof or assign this Lease, but Tenant and Guarantor shall nevertheless continue to remain liable hereunder. Any assignee of the Lease and any sublessee or licensee of all or substantially all of the Demised Premises shall become jointly and severally liable to Landlord, and any such transferee shall upon Landlord’s request execute and deliver an instrument in confirmation thereof. In the case of any assignment of this Lease or any sublease or licensee of all or substantially all of the Demised Premises, Tenant shall promptly deliver to Landlord a true and complete copy of the transfer instruments. No transfer of all or any portion of the Demised Premises or Landlord’s consent thereto shall be deemed a waiver of the provisions of this Section, or a release of Tenant or any Guarantor.

B.              So long as the Minimum Credit Test is not met (however the following provisions of this paragraph B shall not apply at any time when the Minimum Credit Test is met), Tenant shall not assign this Lease or sublet or license all or substantially all of the Demised Premises to any transferee unless (x) such transferee (1) operates at least five (5) other grocery stores and (2) has Tangible Net Worth” (as defined in Section 25 below) of at least One Hundred Million Dollars ($100,000,000) or (y) if such transferee does not meet the requirements of (1) and (2) then such transferee must be approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. If Tenant desires to so transfer this Lease to a person who does not meet the requirements of (1) and (2) in the preceding sentence, then Tenant shall give notice of such intended transfer to Landlord together with reasonable information on its grocery store business and its audited financial statements for the three most recent years showing the credit of the proposed transferee and the proposed terms of the transfer. Upon receiving such information Landlord shall have thirty (30) days to elect by written notice to Tenant to do one of the following (and any failure of Landlord to affirmatively elect one or the other shall be deemed to be an election by Landlord to consent to such transfer: (a) approve such transfer, (b) disapprove such transfer, or (c) terminate the Term of this Lease on any date which is no sooner than one-hundred twenty (120) days after such election notice and no later than one-hundred eighty (180) days after such election. If Landlord elects to terminate this Lease and thereafter within one-hundred twenty (120) days enters into a lease or other agreement with Tenant’s proposed transferee, any transfer payment that was to have been made to Tenant by such transferee as specifically disclosed in writing as such to Landlord in the proposed terms of the transfer furnished to Landlord as provided above shall be paid by Landlord to Tenant out of the first rent amounts received by Landlord from such transferee until the transfer payment is paid to Tenant in full. For purposes of the previous sentence, a “transfer payment” shall include proposed sublease income in excess of the rent under this Lease, and in such cases Landlord’s payment to Tenant shall be a liquidated amount equal to such excess rent at a discount rate of ten percent (10%).

C.              If Tenant assigns this Lease, Landlord, when giving notice to said assignee with respect to any default, shall also give a copy of such notice upon Tenant originally named herein or its successor of whom Landlord shall have been given written notice (being herein called “Original Tenant”), and no notice of default shall be effective as against a Tenant until a copy thereof is given to the Original Tenant. The Original Tenant shall have the same period after the giving of such notice to cure such default as is given to Tenant under this Lease. If this Lease terminates or this Lease and the Term hereof cease and expire because of a default of such assignee, Landlord shall promptly give the Original Tenant notice thereof. The Original Tenant shall have the option, to be exercised by notifying Landlord in writing within thirty (30) days after receipt by the Original Tenant of Landlord’s notice, to cure any default and become Tenant under a new lease for the remainder of the term of this Lease (including any Renewal Periods if applicable) upon all of the same terms and conditions of this Lease as it may have been amended by agreement between Landlord and Original Tenant, provided, however, that at the time of making any such election Original Tenant cures all defaults under the Lease. In the event Original Tenant assigns this Lease and it shall thereafter be rejected in a bankruptcy or similar proceeding brought by or against such assignee, a new lease identical to this Lease shall be entered into between Landlord and Original Tenant, provided that Original Tenant cures any monetary defaults and any other defaults that are capable of being cured. Any new lease created under this Section shall commence on the date of termination or rejection of this Lease, as applicable. Notwithstanding the foregoing, if Landlord, in its sole discretion delivers to the Original Tenant and Guarantor a release as to all liability under this Lease as theretofore amended, the Original Tenant shall not have the foregoing option.

D. In the case of a sublease of all or substantially all of the Demised Premises for the remainder of the Term and so long as the Minimum Credit Test or the requirements of Section 1 8B are met, Landlord shall, within thirty (30) days following Tenant’s request, deliver to Tenant a recognition and attornment agreement following the form attached hereto as Exhibit  D and otherwise subject to Landlord’s reasonable approval, executed and acknowledged by Landlord, for the benefit of such subtenant; provided that such subtenant executes and delivers an instrument reasonably satisfactory to Landlord confirming that such subtenant is jointly and severally liable under this Lease. Further, Landlord shall, within ten (10) days after Tenant’s request, shall request its Fee Mortgagee to deliver to Tenant an SNDA for the benefit of any such subtenant (and Landlord shall reasonably cooperate with Tenant, at no out of pocket cost to Landlord, in connection with obtaining any requisite consent from any Fee Mortgagee). In the event that the existing gas station tenant on the Demised Premises request a recognition and attornment agreement Landlord will promptly provide same.

19. TITLE AND AUTHORITY.

A.             Landlord warrants and represents that Landlord is the owner of the fee simple of the Demised Premises and that other than any mortgages held by Fee Mortgagees that have provided an SNDA to Tenant in accordance with this Lease or such other liens or encumbrances that do not interfere with Tenant’s use of the Demised Premises or liens or encumbrances arising on account of any act or omission by Tenant or persons acting under Tenant or on account of Tenant’s failure to perform its obligations under this Lease, or matters set forth in Exhibit B 1, Landlord shall not voluntarily impose any other lien or encumbrance on the Demised Premises.

B.              Landlord and Tenant each warrant and represent to the other that (a) each is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) each has the authority to own its property and to carry on its business as contemplated under this Lease; (c) each has duly executed and delivered this Lease; (d) the execution, delivery and performance by each of this Lease (i) are within its powers, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which it is a party or by which it or any of its property is bound, (iv) will not render it insolvent or (v) will not result in the imposition of any lien or charge on any of its property, except by the provisions of this Lease; and (e) the Lease is a valid and binding obligation of each in accordance with its terms.

C. Landlord and Tenant have executed the Memorandum of Lease (hereinafter called the “Memorandum”) attached hereto as Exhibit E simultaneously with the execution of this Lease. Upon the expiration of the Term each agree to execute and deliver a recordable termination of the Memorandum, which covenant shall survive termination. Tenant irrevocably appoints Landlord its attorney in fact so to execute such termination of the Memorandum if Tenant fails to do so within ten (10) days of written request, which power is coupled with an interest and shall automatically be transferred to any successor or assign of Landlord’s interest in the Demised Premises.

20.            QUIET ENJOYMENT. Landlord covenants and agrees that provided no default remains uncured beyond any applicable notice and cure period, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises and all rights, easements, appurtenances and privileges belonging or in anyway appertaining thereto during the full term of this Lease and any extension thereof subject always to the terms of this Lease, provisions of law, and matters of record to which this Lease is or may become subordinate. This covenant is in lieu of any other so called quiet enjoyment covenant, whether express or implied.

21.            UNAVOIDABLE DELAYS. If either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any strike, lockout, labor dispute, inability to obtain labor or material, Act of God, governmental restriction, regulation or control, enemy or hostile governmental action, civil commotion, insurrection, sabotage, fire or other casualty or by any other event similar to the foregoing and beyond the control of such party, then the time to perform such obligation or to satisfy such condition shall be postponed by the period of time consumed by the delay. Time is of the essence for the performance of all monetary obligations under this Lease and the foregoing shall never apply to the performance of monetary obligations.

22. END OF TERM. Upon expiration or other termination of the term of this Lease, Tenant shall peaceably and quietly quit and surrender the Demised Premises and all Alterations in the good order and condition Tenant is required to maintain the same and remove all trade fixtures, equipment and other personal property whether or not bolted or otherwise attached and all of Tenant’s signs wherever located; and in all cases shall repair damage that results from such removal. Any fixtures and equipment that Tenant or Owner/Secured Party does not remove following the expiration or other termination of the Term of this Lease shall be deemed to be abandoned by Tenant, shall at once become the property of Landlord, and may be disposed of in such manner as Landlord shall see fit; and Tenant shall pay the cost of removal and disposal to Landlord within thirty (30) days after demand; provided, however, that if this Lease shall be terminated as the result of a default by Tenant, then trade fixtures and equipment shall not be deemed abandoned until sixty (60) days after notice of such termination is given to Owner/Secured Party. Tenant or Owner/Secured Party shall have the right at any time prior to the date such fixtures and equipment shall be deemed abandoned to remove the same from the Demised Premises. Should Tenant or anyone claiming by, through or under Tenant hold over in possession after the Expiration Date or earlier termination of this Lease, such holding over shall not be deemed to extend the Term or to renew this Lease, but without limiting Landlord’s other rights and remedies on account of such breach the tenancy thereafter shall continue as a tenancy at sufferance from month-to-month upon the terms and conditions herein contained, provided, however that rent shall be charged and paid at one hundred fifty percent (150%) of the Fixed Annual Rent and Additional Rent in effect during the twelve (12) month period immediately preceding the Expiration Date or earlier termination.

23.         LANDLORD’S DEFAULT.

A.             Landlord shall be in default hereunder if its fails to comply with any of its express obligations set forth in this Lease within thirty (30) days following written notice and opportunity to cure; provided, however, Landlord will not be in default if said default could not reasonably be cured within such period of thirty (30) days, and Landlord promptly commences and thereafter proceeds with due diligence and in good faith to cure such default.

B.              In the event that a Fee Mortgagee shall have given written notice to Tenant that it is the holder of a mortgage covering the Demised Premises, and provided such notice includes the address to which notices to the Fee Mortgagee are to be sent, Tenant agrees that in the event it shall give written notice to Landlord to cure a default of Landlord as provided for in this Section, Tenant shall give a copy of said notice to the Fee Mortgagee. Tenant agrees that the Fee Mortgagee may cure or remedy such default within the time permitted to Landlord pursuant to this Section; provided that in addition the Fee Mortgagee shall be entitled to such further time as may be reasonably necessary for the Fee Mortgagee to remove any stay in bankruptcy and/or to commence and complete foreclosure proceedings or remove any cause beyond the Fee Mortgagee’s reasonable control impairing its ability to cure or remedy, to obtain possession of the Demised Premises and thereafter to commence and diligently prosecute such cure or remedy to completion.

24. ADDITIONAL CHARGES. If Tenant shall be in default hereunder, Landlord, after thirty (30) days notice that Landlord intends to cure such default (but only ten (10) days notice if such default concerns any breach of Tenant’s insurance obligations under Section 11), shall have the right, but not the obligation, to cure such default and Tenant shall pay to Landlord, upon demand, as Additional Rent, the reasonable cost thereof. Other than such insurance defaults, Landlord shall not commence to cure any default of such a nature that it could not reasonably be cured within such period of thirty (30) days, if Tenant commences to cure same within said period, and thereafter proceeds with reasonable diligence and in good faith to cure such default.

25.         TENANT’S DEFAULT.

A. If Tenant fails to pay Fixed Annual Rent or Additional Rent when due and such default continues for ten (10) days after written notice; or if a default occurs on account of any asset sale, merger or consolidation on the part of Guarantor in violation of paragraph D of this Section; or if a petition is filed by Tenant (or Guarantor) for insolvency or for appointment of a receiver, trustee or assignee or for adjudication, reorganization or arrangement under any bankruptcy act or other applicable law or if any similar petition is filed against Tenant (or Guarantor) and such petition is not dismissed within sixty (60) days thereafter; or if Tenant fails to perform any other covenant or condition under this Lease, Landlord may give Tenant a written notice specifying the nature of the default of such other covenant or condition and if Tenant does not, within thirty (30) days after receipt of such written notice (but only three (3) days in the case of failure to perform Tenant’s insurance obligations under Section 11), cure such other default or, if such default is of such a nature that it could not reasonably be cured within such period of thirty (30) days, and Tenant does not commence and proceed with reasonable diligence and in good faith to cure such default then, after the expiration of such thirty (30) day period (or longer period if such default cannot reasonably be cured within said thirty (30) day period), Landlord shall have the right, in addition to the rights set forth in the preceding sentence, to seek damages or an injunction as to such failure to perform, or after the expiration of such thirty (30) day period Landlord may, but only during the continuance of such default, send a notice to Tenant terminating this Lease and reenter the Demised Premises and dispossess Tenant and any other occupants thereof, remove their effects not previously removed by them, and hold the Demised Premises as if this Lease had not been made; and Tenant waives the service of any additional notice of intention to reenter or to institute legal proceedings to that end. If any payment of Fixed Annual Rent, Additional Rent, or other sum owing Landlord is not paid within five (5) days after the same is due, then in addition to all other remedies hereunder Tenant shall pay an administrative late charge to Landlord equal to five percent (5%) of the overdue amount in question, which late charge will be due upon demand as Additional Rent.

B. After a termination, dispossess or removal in accordance with this Section, (1) the Fixed Annual Rent and Additional Rent shall be paid up to the date of such dispossess or removal, (2) Landlord may re-let the Demised Premises or any part or parts thereof either in the name of Landlord or otherwise, for a term or terms which may, at the option of Landlord, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease, and (3) Tenant shall pay to Landlord, as liquidated damages, any deficiency between the Fixed Annual Rent and Additional Rent due hereunder and the amount, if any, of the rents actually collected by Landlord on account of the new lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease (not including any Renewal Periods, the commencement of which shall not have occurred prior to such dispossess or removal). In computing such liquidated damages there shall be added to said deficiency the expenses which Landlord incurs in connection with re-letting the Demised Premises, including reasonable attorneys’ and brokerage fees, tenant inducements such as free rent, moving expense reimbursements, tenant improvement allowances, brokerage commissions, fees for legal services, and other expenses of preparing the Demised Premises for reletting (“Reletting Expenses”). Such Reletting Expenses shall be paid to Landlord within ten (10) days of demand and all other liquidated damages shall be paid by Tenant in monthly installments on the dates specified in this Lease for payment of Fixed Annual Rent and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord shall not be liable for failure to re-let the Demised Premises or, in the event that the Demised Premises are re-let, for failure to collect the rent under such re-letting, unless Landlord shall not have used its commercially reasonable efforts to re-let the Demised Premises for the reasonable rental value thereof and to collect the rent under such re-letting. Landlord shall use its commercially reasonable efforts to mitigate damages.

C.              Landlord hereby expressly waives any and all rights granted by or under any present or future laws to reenter the Demised Premises, to dispossess Tenant or any other occupant thereof or to remove their effects not previously removed by them, or to terminate this

Lease for any reason or in any manner other than as set forth in this Section 25. Tenant hereby expressly waives any and all rights granted by or under any present or future laws to remain in possession, cure any defaults or redeem its leasehold for any reason or in any manner other than as set forth in this Section 25. The provisions of this Section 25 shall survive the early termination of the Term.

D. Any sum due from Tenant under this Lease is not paid within five (5) days after the same is due, such amount shall bear interest from the date due at the rate of one and one-half (11/2%) percent for each month (or ratable portion thereof) the same remains unpaid. Nothing in this Lease shall limit the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time; and Tenant agrees that the fair value for occupancy of all or any part of the Demised Premises at all times shall never be less than the Fixed Annual Rent and all Additional Rent payable from time to time.

E.              The Guaranty given by Guarantor of this Lease is a material inducement to Landlord’s entering into this Lease. If at any time the Guarantor of this Lease shall sell all or a material portion of its assets or shall merge or consolidate with another entity and, in either case, if (1) Guarantor (including the resulting entity of any merger or consolidation) has a tangible net worth immediately after the transaction that is less than Guarantor’s tangible net worth immediately prior to the transaction, and (2) Guarantor’s tangible net worth immediately after the transaction is less than the Minimum Credit Test, then the transaction shall be a default under this Lease for which there is no cure period entitling Landlord to exercise all of the rights and remedies under this Section. If at any time the existing Guarantor desires to assign the Guaranty to another person and for such person to assume all of the obligations and liabilities under the Guaranty, and if the proposed successor Guarantor’s tangible net worth is greater than the Minimum Credit Test, Tenant may present evidence of such proposed successor Guarantor’s tangible net worth to Landlord in the form of financial statements for (A) the most recent fiscal year of the proposed successor Guarantor audited by a nationally recognized firm of certified public accountants and (B) the most recent fiscal quarters since such fiscal year certified to by Guarantor’s chief financial officer, together with a form of Guaranty identical in form to the form of Guaranty attached to this Lease as Exhibit F to be executed and delivered by the proposed successor Guarantor. Upon Landlord’s written approval of such financial statements as demonstrating a tangible net worth of the proposed successor Guarantor greater than the Minimum Credit Test (which approval will not be unreasonably withheld, conditioned or delayed) and upon the execution and delivery to Landlord of such form of Guaranty by the proposed successor Guarantor, the existing Tenant (if, but only if the Lease is being assigned to a successor Tenant) and Guarantor shall be released from all liability under the Lease and Guaranty and the successor Tenant and Guarantor shall become fully liable to Landlord under the Lease and Guaranty. Thereafter and as an obligation of the then successor Tenant under this Lease, such successor Guarantor shall annually and quarterly continue to provide such financial statements to Landlord demonstrating that it continues to meet the Minimum Credit Test for those provisions of this Lease requiring such as a condition of being relieved from certain Lease obligations otherwise applicable. As used in this Lease “Guarantor” means the Guarantor then fully liable under its Guaranty to Landlord. “Tangible net worth” means the net worth as shown on such financial statements prepared in accordance with generally accepted accounting principles consistently applied and disregarding any value attributable to good will or other intangible assets and amounts owed by shareholders, officers or Affiliates except to the extent such amounts owed by Affiliates would ordinarily and customarily be consolidated on Tenant’s financial statements. “Minimum Credit Test” means a tangible net worth as shown on such fiscal year and fiscal quarter financial statements of at least Five Hundred Million Dollars ($500,000,000).

26. DESTRUCTION.

A.            In the event of any damage or destruction by fire, the elements, or casualty (hereinafter called “Destruction”) to all or any part of the Building or any other Improvements in the Demised Premises, Tenant shall commence promptly, and with due diligence continue to restore same to substantially the same condition as existed immediately preceding the Destruction, except as otherwise provided in paragraph B of this Section. If the Destruction is partial, Tenant shall complete the restoration within two hundred seventy (270) days after the Destructions, subject to Unavoidable Delays. If the Destruction is total, Tenant shall complete the restoration within eighteen (18) months following the Destruction, subject to Unavoidable Delays. In no event shall Fixed Annual Rent or any Additional Rent abate on account of any Destruction.

B.            If, as a result of any Destruction, fifty percent (50%) or more of the total floor area of the Building is damaged, destroyed or, in Tenant’s reasonable opinion rendered untenantable, during the last two (2) years of the Initial Term or during any Renewal Term (but this shall not apply at any other time), Tenant may elect to terminate this Lease by giving notice to Landlord of such election on or before the date that is ninety (90) days after the Destruction, stating the date of termination, which shall be not more than thirty (30) days after the date on which such notice of termination shall have been given, and (1) upon the date specified in such notice this Lease and the term hereof shall cease and expire and (2) any Fixed Annual Rent and Additional Rent shall be paid until such date of termination and any such amounts paid for a period after such date of termination shall be promptly refunded to Tenant. In the event that Tenant elects to terminate this Lease as a result of the Destruction referenced above, Tenant shall cause all insurance proceeds to be paid to Landlord including business interruption insurance proceeds.

C. Except in the case of paragraph B of this Section, Insurance proceeds shall be deposited with a bank or trust company acceptable to Landlord and Tenant and under the control of Landlord and Tenant, as trustees, or, if the Fee Mortgagee shall be a bank, trust company, insurance company or other entity engaged in mortgage lending then such proceeds shall be deposited with such Fee Mortgagee and shall be held and disbursed by it, as trustee, for restoration in accordance with customary construction lending practice and procedures. Any excess insurance proceeds shall be paid to Tenant at the conclusion of the restoration so long as Tenant is not then in default beyond any applicable cure period.

27. EMINENT DOMAIN.

A.            In the event of an actual taking for any public or quasi-public use by any lawful power or authority by exercise of the right of condemnation or of eminent domain or by agreement between Landlord and those having the authority to exercise such right (hereinafter called “Taking”) of the entire Building, then (1) this Lease and the Term shall cease and expire as of the date of vesting of title or transfer of possession, whichever occurs earlier, as a result of the Taking, and (2) any Fixed Annual Rent and Additional Rent shall be paid until such termination and any such amounts paid for a period after such date of termination shall be promptly refunded to Tenant.

B.              (1) In the event of a Taking of twenty (20%) or more of the Demised Premises, or in the event of a Taking resulting in a reduction of twenty (20%) percent or more of the parking spaces (unless Landlord provides adequate and sufficient additional contiguous parking areas in substitution therefor reasonably acceptable to Tenant), or in the event of a Taking resulting in a divided Building or parking area such that passage between the divided portions of the parking area is not possible, or in the event of permanent denial of reasonably adequate access to the Demised Premises or Building on account of a Taking which in Tenant’s reasonable judgment makes it economically unfeasible to operate Tenant’s business at the Demised Premises, then Tenant may elect to terminate this Lease by giving notice of termination to Landlord on or before the date which is ninety (90) days after receipt by Tenant of notice that the Taking in question. Said notice of termination shall state the date of termination, which date of termination shall be not more than thirty (30) days after the date on which such notice of termination is given to Landlord, and (a) upon the date specified in such notice of termination this Lease and the term hereof shall cease and expire, and (b) any Fixed Annual Rent and Additional Rent shall be paid until the date of termination and any such amounts paid for a period after such date of termination shall be promptly refunded to Tenant.

(2) If Tenant does not elect to terminate this Lease as aforesaid, then the award or payment for the Taking shall be used by Tenant for restoration as hereinafter set forth and Tenant shall promptly commence and with due diligence continue to restore the portion of the Demised Premises remaining after the Taking to substantially the same condition and tenantability as existed immediately preceding the Taking. Tenant shall complete the restoration within two hundred seventy (270) days after the Destruction, subject to Unavoidable Delays. Taking proceeds shall be paid, held and disbursed in the same manner as insurance proceeds under Section 26C and there shall be no abatement or reduction in Fixed Annual Rent or any Additional Rent. Any taking proceeds remaining after the restoration is complete shall be divided equally between Landlord and Tenant.

C.              If this Lease is terminated under any provision of this Section 27, so long as Tenant is not then in breach of this Lease beyond any applicable cure period, any specific damages that are expressly awarded to Tenant on account of its relocation expenses and specifically so designated shall belong to Tenant. Except as provided in the preceding sentence of this paragraph, Landlord reserves to itself, and Tenant releases and assigns to Landlord, all rights to damages accruing on account of any Taking or by reason of any act of any public authority for which damages are payable. Tenant agrees to execute such further instruments of assignment as may be reasonably requested by Landlord, and to turn over to Landlord any damages that may be recovered in any proceeding or otherwise; and Tenant irrevocably appoints Landlord as its attorney-in-fact with full power of substitution so to execute and deliver in Tenant’s name, place and stead all such further instruments if Tenant shall fail to do so after 10 days notice.

28.            THIRD PARTY LITIGATION. If Landlord, Landlord’s adviser or its mortgagees are made parties to any litigation commenced by or against Tenant by or against any person claiming through Tenant with respect to the Demised Premises, Tenant agrees to indemnify Landlord in the manner provided in Section 38 and in addition pay, as Additional Rent, all costs of Landlord in connection with such litigation including reasonable counsel fees and litigation costs, except in the sole instance where Landlord or Tenant have legal claims in the litigation against one another or where Landlord has been adjudicated in any litigation to have acted with gross negligence or willful misconduct. Without limitation, the foregoing includes foreclosure or enforcement of any lien, attachment or mortgage on the Demised Premises resulting from the act or omission of Tenant, but shall not include any Fee Mortgage or other lien created by Landlord.

29.            WAIVER OF DISTRAINT. Landlord hereby expressly waives any and all rights granted by or under any present or future laws to levy or distrain for rent, in arrears, in advance or both, upon all goods, merchandise, equipment, trade fixtures, furniture and personal property of Tenant or any nominee of Tenant in the Demised Premises, delivered or to be delivered thereto.

30. ESTOPPEL CERTIFICATES. Upon the request of either party, at any time and from time to time, Landlord and Tenant agree to execute and deliver to the other, within thirty (30) days after such request, a written instrument that may be relied upon by the requesting party, its potential purchasers, lenders, investors, subtenants and/or assignees (and any of their respective successors and assigns), duly executed, (a) certifying if such is the case that this Lease has not been modified and is in full force and effect or, if there has been a modification of this Lease, that this Lease is in full force and effect as modified, stating such modifications, (b) specifying the dates to which the Fixed Annual Rent and Additional Rent have been paid, (c) stating whether or not, to the knowledge of the party executing such instrument, the other party hereto is in default and, if such party is in default, stating the nature of such default, (d) stating the Commencement Date and Expiration Date, (e) stating which options to renew the term have been exercised, if any; and (f) any other information that may reasonably requested by the requesting party and customarily addressed in an estoppel certificate.

31. NOTICES. Any notices, consents, approvals, submissions or demands (“Notices”) given under this Lease or pursuant to any law or governmental regulation, including, without limitation, those by Landlord to Tenant or by Tenant to Landlord shall be in writing. Unless otherwise required by law, governmental regulation or this Lease, any such Notice shall be deemed given if sent by registered or certified mail, return receipt requested, postage prepaid or by nationally recognized overnight delivery service (a) to Landlord, at the address of Landlord as hereinabove set forth and with like copy given to Daniel A. Taylor, Esq. or Primo Fontana, Esq., DLA Piper, 33 Arch Street 26th Floor, Boston MA 02110 and/or such other persons and addresses as Landlord may designate by notice to Tenant; or (b) to Tenant, then one copy shall be delivered to the attention of the General Counsel, another shall be delivered to the attention of the Senior Vice President of Real Estate, and another shall be delivered to the attention of the Senior Director of Properties and Administration, all at 2 Paragon Drive, Montvale, New Jersey 07645 or to such other addresses as Tenant may designate by notice to Landlord. Any such Notice shall be deemed given three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, and one business (1) day when sent by overnight delivery. A party’s attorney may give Notices on behalf of such party.

32.          BROKER. Each party represents and warrants to each other there is no broker, agent, finder or other person with whom it has dealt in connection with the negotiation, execution and delivery of this Lease other than those persons named in that certain Agreement of Sale and Leaseback dated as of November 2, 2010 entered into between Tenant and Landlord (or Affiliates of each) regarding a transaction that led to this Lease.

33.          LIENS. Tenant shall keep the Demised Premises (and Landlord’s interest therein) and Tenant’s leasehold (and Tenant’s interest therein) free of, and shall within thirty (30) days discharge, any attachment, lien, security interest or other encumbrance that arises as a result of any act or omission of Tenant or persons acting by, through or under Tenant. Without limitation, Tenant will not permit or suffer any mechanic’s or materialmen’s or other liens to stand against the Demised Premises for any labor or material furnished in connection with work of any character performed, any services provided or any other act, omission or obligation on the part or at the direction of Tenant or persons claiming by, through or under Tenant, and Landlord will not permit any such liens for work or material furnished the Landlord to stand against said premises (the foregoing shall not imply that Landlord has any responsibility to furnish any work or material). However, Landlord and Tenant shall respectively have the right to contest the validity or amount of any such lien, provided that the payment of such amount is bonded during the pendency of such contest, but upon the final determination of such contest the party responsible for such lien shall immediately pay any judgment rendered with all proper costs and charges (including reasonable attorneys’ fees) and shall have the lien released at its own expense. In lieu of bonding either party may obtain other security acceptable to the other party in such party’s sole discretion. Any contest hereunder shall be subject to all requirements set forth in any Fee Mortgage.

34.          DEFINITION OF LANDLORD. The term “Landlord” as used herein, means Landlord named herein and any subsequent owner of Landlord’s estate hereunder. Any owner of Landlord’s estate hereunder shall be relieved of all liability under this Lease after the date that it ceases to be the owner of Landlord’s estate (except for any liability arising prior to such date) and the party succeeding to Landlord’s estate shall assume all liability of Landlord arising from and after it becomes owner of Landlord’s estate. The foregoing shall be self-operative but Landlord and Tenant shall upon the request of either execute and deliver an instrument acknowledging the foregoing.

35.          ADJOINING OR ADJACENT PROPERTY. Landlord and Tenant shall each promptly forward to the other any notice or other written communication received by it from any owner of property adjoining or adjacent to the Demised Premises or from any municipal or other governmental authority in connection with any hearing or other administrative proceeding relating to the use of the Demised Premises or any adjoining or adjacent property. Tenant may, at its sole cost and expense, in its own name and/or in the name of Landlord, appear in any such proceeding. Landlord shall fully cooperate with Tenant (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant) and shall, without limitation, make such appearances and furnish such information as may be reasonably required by Tenant. Landlord agrees to execute any instruments reasonably requested by Tenant in connection with any such proceeding.

36. ENVIRONMENTAL LAWS.

A. “Environmental Laws” shall mean all federal, state or local laws, ordinances, rules, regulations, or policies, whether now or hereafter enacted, governing the use, clean-up, remediation storage, treatment, transportation, manufacture, refinement, handling, release, production or disposal of Hazardous Materials including, without limitation: (1) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (42 U.S.C. Sections 9601, et. seq.) as amended by the Superfund Amendments and Reauthorization Act; (2) the Hazardous and Solid Waste Act amendments of 1984 Pub L 98-616 (42 U.S.C. Section 699); (3) the Hazardous Materials Transportation Act, (49 U.S.C. Section 1801, et. seq.); (4) the Resource Conservation and Recovery Act of 1976, (42 U.S.C. Sections 6901, et. seq.); or (5) the Toxic Substances Control Act, and any amendments thereto and any regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental laws, ordinances, rules, or regulations whether now or hereafter enacted. “Hazardous Materials” shall mean any hazardous wastes or hazardous substances as defined in any Environmental Law including, without limitation, any asbestos, PCB, toxic, noxious or radioactive substances, methane, volatile hydrocarbons, petroleum, petroleum by-products, industrial solvents or any other material or substance which could cause or constitute a health, safety or other environmental hazard to any person or property.

B. Tenant, at its sole cost and expense, shall until the Expiration Date of this Lease comply with all Environmental Laws and shall be responsible for all Hazardous Materials on or migrating from the Land and Demised Premises prior to, on and after the Commencement Date, it being acknowledged that Tenant or its Affiliate owned the Land and Demised Premises prior to the Commencement Date. Tenant shall provide Landlord with copies of any notices pertaining to any governmental proceedings or actions under any Environmental Law (including requests or demands for entry onto the Demised Premises and/or Land for purposes of inspection regarding the handling, disposal, clean-up or remediation of Hazardous Materials or claims, penalties, fines or assessments) within fifteen (15) days after receipt thereof. Landlord shall cooperate with Tenant (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant) and provide such documents, affidavits and information as may be reasonably necessary for Tenant to comply with all Environmental Laws.

C. If required by governmental authority or if Landlord has a reasonable basis to believe a release of Hazardous Materials may have occurred or a threat of release exists on or from the Land or Demised Premises or Hazardous Materials activities have taken place on the Land or Demised Premises that do not conform to Environmental Laws, then Landlord may, but need not, perform appropriate testing in a commercially reasonable manner and the reasonable costs thereof shall be reimbursed to Landlord by Tenant upon demand as Additional Rent. Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s actual knowledge and belief regarding the presence or absence of Hazardous Materials at the Land and Demised Premises. In all events, and without limitation, Tenant shall indemnify all Indemnitees, expressly including without limitation all Fee Mortgagees, in the manner elsewhere provided in this Lease with respect to Hazardous Materials on or migrating from the Land and Demised Premises prior to, on and after the Commencement Date (and for these purposes, the loss indemnified shall include without limitation any costs of investigation or remediation, and any claim of personal injury or property damage to any person); provided, however, that such indemnity shall not include and Tenant shall not be responsible for Hazardous Materials migrating on to the Land from the land of third parties. The covenants of this Section shall survive the Term. Tenant shall from time to time upon Landlord’s request confirm all of the foregoing covenants directly to mortgagees.

37. LEASEHOLD MORTGAGE.

A.             Tenant, and its successors and assigns (including, without limitation, any subtenant of Tenant), may, from time to time and without Landlord’s prior written consent, mortgage all or any portion of its right, title and interest in and to this Lease under one leasehold mortgage at any one time, or two leasehold mortgages given as part of a single financing transaction, to an Institutional Lender (each, a “Leasehold Mortgage”), and assign any or all rights under this Lease and any subleases as collateral security for such Leasehold Mortgage; provided that all rights acquired under such Leasehold Mortgage shall be subject to all of the terms, covenants and conditions of this Lease, and to all rights and interests of Landlord, none of which terms, covenants or conditions is or shall be waived by Landlord by reason of the right given to so mortgage such interest in this Lease. In no event shall Tenant have any right to mortgage or encumber Landlord’s fee interest in the Demised Premises. The term “Leasehold Mortgage” shall include whatever security instruments that may be used in the locale of the Demised Premises, such as, without limitation, deeds of trust, security deeds and conditional deeds, as well as financing statements, assignment of leases and rents, security agreements and other documentation required pursuant to the Uniform Commercial Code. The term “Leasehold Mortgage” shall also include any instruments required in connection with a sale-leaseback transaction. An “Institutional Lender” is a bank, trust company, savings and loan association, pension fund, endowment fund, insurance company, other institutional pool of recognized status or a governmental authority empowered to make loans or issue bonds or any other recognized institution regularly engaged in the making of mortgage loans that has not less than $100,000,000 in assets. The holder of any Leasehold Mortgage shall be called a “Leasehold Mortgagee.”

B.              If Tenant and/or Tenant’s successors and assigns (including, but not limited to, any sublessee of Tenant) shall grant a Leasehold Mortgage, and if Tenant shall send to Landlord a true copy thereof, together with a notice specifying the name and address of the Leasehold Mortgagee (“Mortgage Notice”), Landlord agrees that as long as any such Leasehold Mortgage shall remain unsatisfied of record or until a notice of satisfaction is given by the Leasehold Mortgagee to Landlord, the following provisions shall apply:

(1)           There shall be no cancellation, surrender or modification of this Lease by joint action of Landlord and Tenant without the prior consent of the Leasehold Mortgagee;

(2)           Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the Leasehold Mortgagee. The Leasehold

Mortgagee shall thereupon have the same period to remedy or cause to be remedied the defaults complained of, and Landlord shall accept such performance by or at the instigation of such Leasehold Mortgagee as if the same had been done by Tenant; provided that in the case of defaults that cannot be cured by the payment of money in addition the Leasehold Mortgagee shall be entitled to such further time to remedy or cause to be remedied the defaults complained of as may be reasonably necessary for the Leasehold Mortgagee to remove any stay in bankruptcy and/or to commence and complete foreclosure proceedings or remove any cause beyond the Leasehold Mortgagee’s reasonable control impairing its ability to cure or remedy, to obtain possession of the Demised Premises and thereafter to commence and diligently prosecute such cure or remedy to completion.. Nothing herein shall be construed as requiring a Leasehold Mortgagee to cure any default. Landlord’s failure to deliver any such copy to a Leasehold Mortgagee shall not affect the Landlord’s exercise of any right or remedy under the Lease in any way whatsoever;

(3)             If any default shall occur which, pursuant to any provision of this Lease, entitles Landlord to terminate this Lease, and if before the expiration of twenty (20) days from the date of the giving of notice of termination upon such Leasehold Mortgagee, such Leasehold Mortgagee shall have notified Landlord of its desire to nullify such notice and shall have paid to Landlord all Fixed Annual Rent and Additional Rent herein provided for which are then in default, and shall have complied (or caused compliance) with all of the other requirements of this Lease, if any are then in default, then, in such event, Landlord shall not be entitled to terminate this Lease and any notice of termination previously given shall be void and of no effect;

(4)             Notwithstanding anything in this Lease to the contrary, any sale of Tenant’s leasehold interest in any proceeding for the foreclosure of the Leasehold Mortgage, or the assignment or transfer of Tenant’s leasehold interest in lieu of the foreclosure of any Leasehold Mortgage, shall be deemed to be a permitted sale, transfer or assignment;

(5)             If not required to be held by the Fee Mortgagee, the proceeds from any insurance policies or arising from a Taking may be held by any institutional Leasehold Mortgagee and distributed pursuant to the provisions of this Lease;

(6)             The Leasehold Mortgagee may be added to the “Loss Payable Endorsement” of any and all insurance policies required to be carried by Tenant hereunder on the condition that the insurance proceeds are to be applied in the manner specified in this Lease and that the Leasehold Mortgage shall so agree; except that the Leasehold Mortgage may provide a manner for disposition of such proceeds as remain after full compliance with the restoration covenants of this Lease, if any, otherwise payable to Tenant (but not such proceeds, if any, payable to Landlord, any Fee Mortgagee or jointly to Landlord or Tenant) pursuant to the terms of this Lease; and

(7) Landlord shall provide Leasehold Mortgage with prompt notice of any legal proceeding or arbitration between Landlord and Tenant. Unless the Leasehold Mortgage provided otherwise, Leasehold Mortgagee shall have the right to intervene in any such proceeding and be made a party to such proceeding, and the parties hereby consent to such intervention. Landlord’s failure to deliver any such notice to a Leasehold Mortgagee shall not affect the Landlord’s exercise of any right or remedy under the Lease in any way whatsoever.

Tenant, in any Mortgage Notice served upon Landlord under this Section, may exclude any or more of the above provisions, and if so excluded, such provisions shall not be effective.

C. Landlord shall, upon request, execute, acknowledge and deliver to each Leasehold Mortgagee, an agreement prepared at the sole cost and expense of Tenant, in form reasonably satisfactory to such Leasehold Mortgagee and Landlord, between Landlord, Tenant and Leasehold Mortgagee, separately agreeing to all of the provisions of this Section.

38.          INDEMNITY. Except as otherwise expressly set forth in this Lease, Tenant shall assume exclusive control of the Demised Premises and all areas pertaining thereto including all appurtenances, improvements, utilities, water bodies, grounds, sidewalks, walkways, driveways and parking facilities, and Tenant shall bear the sole risk of all related tort liabilities. To the greatest extent permitted by applicable law, Tenant shall indemnify, save harmless and defend Landlord, Landlord’s adviser and mortgagees and their respective officers, directors, managers, members, partners, agents and employees, (“Indemnitees”) from all liability, claim, damage, cost or loss (including reasonable fees and litigation costs) arising in whole or in part out of, or in any manner connected with (i) any injury, loss, theft or damage to any person or property while on or about the Demised Premises, or (ii) any condition of the Demised Premises, or the possession and use thereof (including any failure to vacate at the end of the Term) or any activity permitted or suffered on the Demised Premises (including Hazardous Materials), or (iii) any breach of any covenant, representation or certification by Tenant or persons acting under Tenant, or (iv) any negligent act or omission anywhere by Tenant or persons acting under Tenant, in each case paying the same to Landlord on demand as Additional Rent, except to the extent such liability results from the negligence or willful misconduct of Landlord or the other Indemnitees. Without implying that other covenants do not survive, the covenants of this Section shall survive the Term. Tenant shall immediately respond and assume the investigation, defense and expense of all of the foregoing matters. Landlord or any Indemnitee, at its sole cost and expense, may join in such defense with counsel of its choice.

39.          LIMITATION OF LANDLORD’S LIABILITY. Notwithstanding anything contained to the contrary in this Lease, whether express or implied, it is agreed that Tenant will look only to Landlord’s fee interest in and to the Demised Premises for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of a breach or default under this Lease by Landlord with respect to any claim whatsoever related to the Demised Premises, and no other property or assets of Landlord or of Landlord’s adviser or of any Fee Mortgagee or its or their managers, members, directors, officers, trustees, beneficiaries, shareholders, partners, joint venturers (disclosed or undisclosed) shall be subject to suit or to levy, execution or other enforcement procedures for the satisfaction of any such judgment (or other judicial process). No officer, director, manager, member, shareholder, trustee, beneficiary, partner, agent, attorney or employee of Landlord or of Landlord’s adviser or of any Fee Mortgagee shall ever be personally or individually liable; nor shall Landlord, Landlord’s adviser or any Fee Mortgagee or such persons ever be answerable or liable in any equitable judicial proceeding or order beyond the extent of their interest in the Demised Premises. In no event shall Landlord, Landlord’s adviser or any Fee Mortgagee or any such persons ever be liable to Tenant for indirect or consequential damages.

40.            BOOKS AND RECORDS. Tenant shall at all times keep and maintain full and correct records and books of account of the operations of the Demised Premises in accordance with generally accepted accounting principals consistently applied and shall accurately record and preserve the records of such operations in accordance with its customary records retention policy. Notwithstanding that there has been no Percentage Rent Event, Tenant shall report the gross sales from the Demised Premises to Landlord annually for each fiscal year of Tenant no later than thirty (30) days following the end of such fiscal year, such report to be certified by Tenant’s chief financial officer. Landlord shall keep such information confidential at all times in accordance with the terms of Exhibit J and may only release such information to Landlord’s constituent members, and so long as such persons execute and deliver to Tenant a Confidentiality Agreement with Tenant in the form attached hereto as Exhibit J (“Confidentiality Agreement”) whether or not Tenant signs such Confidentiality Agreement, also to its lenders and prospective lenders and to prospective purchasers of Landlord’s interest in the Demised Premises. Upon an Event of Default, Tenant shall permit Landlord, Landlord’s accountants and Fee Mortgagees reasonable access thereto, with the right to make copies and excerpts therefrom upon reasonable advance notice to Tenant.

41.            SATELLITE DISH. If permitted by applicable law, Tenant shall have the right to place on the roof or wall of the Demised Premises at Tenant’s sole cost and expense, a satellite dish (hereinafter called the “Dish”) for transmission of data (both receiving and sending) between Tenant’s various operations and its headquarters in accordance with all laws and governmental regulations.

42.            NO PRESUMPTION AGAINST DRAFTER. Landlord and Tenant agree and acknowledge that this Lease has been freely negotiated by Landlord and Tenant. In any event of any ambiguity, controversy, dispute or disagreement over the interpretation, validity or enforceability of this Lease or any of its covenants, terms or conditions, no inference, presumption or conclusion whatsoever shall be drawn against Tenant by virtue of Tenant’s having drafted this Lease.

43.            SUCCESSORS AND ASSIGNS; AFFILIATES. The covenants and agreements contained in this Lease shall bind and inure to the benefit of the successors and assigns of each party. As used in this Lease “Affiliate” (whether or not capitalized) shall mean, with respect to any person, any person controlled by, controlling, or under common control with such person; and “control” shall mean any direct ownership interest or right through the exercise of voting or approval rights or otherwise, to exercise decision-making authority generally.

44.            CAPTIONS. The captions preceding the Sections of this Lease are intended only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

45.            INVALIDITY OF CERTAIN PROVISIONS. If any provision of this Lease shall be invalid or unenforceable, the remainder of the provisions of this Lease shall not be affected thereby and each and every provision of this Lease shall be enforceable to the fullest extent permitted by law.

46.            CHOICE OF LAW/JURISDICTION. This Lease, and the rights and obligations of the parties hereto, shall be interpreted and construed in accordance with the laws where the Demised Premises are located (the “State”), without regard to the State’s internal conflict of law principles. Any disputes arising out of this Lease or between Landlord and Tenant shall be subject to the exclusive jurisdiction of the state courts of the State.

47.            NO WAIVER. The failure of either party to seek redress for violation of or to insist upon the strict performance of, any term, covenant or condition contained in this Lease shall not prevent a similar subsequent act from constituting a default under this Lease. Without limitation, no written consent by Landlord or Tenant to any act or omission that otherwise would be a default shall be construed to permit other similar acts or omissions. Neither party’s failure to seek redress for violation or to insist upon the strict performance of any covenant, nor the receipt by Landlord of rent with knowledge of any breach of covenant, shall be deemed a consent to or waiver of such breach. No breach of covenant shall be implied to have been waived unless such is in writing, signed by the party benefiting from such covenant and delivered to the other party; and no acceptance by Landlord of a lesser sum than the Fixed Annual Rent, Additional Rent or any other sum due shall be deemed to be other than on account of the installment of such rent or other sum due. Nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other right or remedy. The delivery of keys (or any other act) to Landlord shall not operate as a termination of the Term or an acceptance or surrender of the Demised Premises. The acceptance by Landlord of any rent following the giving of any default and/or termination notice shall not be deemed a waiver of such notice.

48.            ATTORNEY’S FEES. In the event that either Landlord or Tenant employ an attorney to enforce or defend any of the conditions, covenants, rights or obligations of this Lease (including, without limitation, a default by either party), then the prevailing party shall be entitled to all reasonable attorney fees and all other reasonable out-of-pocket litigation costs (including, but not limited to filing fees, expert reports and testimony, court costs and other usual costs of litigation of this type) incurred by such prevailing party.

49.            WAIVER OF TRIAL BY JURY. To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Demised Premises.

50. MISCELLANEOUS. Other than contemporaneous instruments executed and delivered of even date, if any, this Lease contains all of the agreements between Landlord and Tenant relating in any way to the Demised Premises and supersedes all prior agreements and dealings between them. There are no oral agreements between Landlord and Tenant relating to this Lease or the Demised Premises. This Lease may be amended only by a written instrument executed and delivered by both Landlord and Tenant. The provisions of this Lease shall bind Landlord and Tenant and their respective successors and assigns. Where the phrases “persons acting under” Landlord or Tenant or “persons claiming through” Landlord or Tenant or similar phrases are used, the persons included shall be assignees, sublessees, licensees or other transferees or successors of Landlord or Tenant as well as invitees or independent contractors of Landlord or Tenant, and all of the respective employees, servants, contractors, agents and invitees of Landlord, Tenant and any of the foregoing. As used herein, “monetary default” shall mean a default that can be substantially cured solely by the payment of money and nothing more and “non-monetary default” shall mean a default that cannot be substantially cured solely by the payment of money and northing more. If either party is granted any extension, election or other option, to be effective the exercise (and notice thereof) shall be unconditional, irrevocable and must be made strictly in accordance with the prescribed terms and times; otherwise its purported exercise shall be void and ineffective. The enumeration of specific examples of a general provisions or use of the word “including” shall not be construed as a limitation of the general provision. Unless a party’s approval or consent is required by the express terms of this Lease not to be unreasonably withheld, such approval or consent may be withheld in the party’s sole discretion. The submission of a form of this Lease or any summary of its terms shall not constitute an offer by Landlord to Tenant; the leasehold shall only be created and the parties bound when this Lease is executed and delivered by both Landlord and Tenant. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers or any relationship other than landlord and tenant. This Lease and all consents, notices, approvals and all other related documents may be reproduced by any party by any electronic means or by electronic, photographic or other reproduction process and the originals may be destroyed; and each party agrees that any reproductions shall be as admissible in evidence in any proceeding as the original itself (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and that any further reproduction of such reproduction shall likewise be admissible. If any payment in the nature of interest provided for in this Lease shall exceed the maximum interest permitted under controlling law, as established by final judgment of a court, then such interest shall instead be at the maximum permitted interest rate as established by such judgment. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties or representations other than those expressly set forth in this Lease. Without limitation, where Tenant in this Lease indemnifies or covenants for the benefit of present and future Fee Mortgagees, such agreements are for the benefit of present and future Fee Mortgagees as third party beneficiaries; and at the request of Landlord, Tenant from time to time will confirm such matters directly with such Fee Mortgagee.

51.            COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. A facsimile, email, PDF or electronic signature shall be deemed an original signature.

52.            INCORPORATION OF STATE LAW PROVISIONS. Certain provisions/ sections of this Lease and certain additional provisions/sections that are applicable or required by laws of the state in which the Demised Premises are located may be amended, described or otherwise set forth in more detail on Exhibit I attached hereto, which such Exhibit by this reference, is incorporated into and made a part of this Lease. In the event of any conflict between such state law provisions and any provision herein, the state law provisions shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF this Lease has been duly executed under as of the Effective Date.

WITNESS:
WE APP LAWNSIDE LLC, a Delaware limited liability company

Name:	By:
Name:
Title:
WITNESS:
PATHMARK STORES, INC., a Delaware corporation

By:
Name: Craig H. Feldman	Name: Christopher W. McGarry
Title: Vice President and Secretary

Signature Page to Lease By and Between
WE APP LAWNSIDE LLC and PATHMARK STORES, INC.

EXHIBIT A

SITE PLAN OF DEMISED PREMISES

EXHIBIT B1

LEGAL DESCRIPTION OF THE LAND

EXHIBIT B2

TITLE MATTERS AND ENCUMBRANCES

1.                                       Payment of all taxes, water, sewer, rents and assessments, if any, to and including the current installment of 2010, not yet due and payable.

2.                                       Any unpaid municipal property taxes for the year 2010, not yet due and payable. NOTE: Taxes are paid to and including the third quarter of 2010.

3.                                       Possible additional taxes and assessments assessed or levied under R.S.54:4-653.1 et seq, not yet due and payable.

4.                                       Subject to restrictions as contained in Deed Book 2881/Page 207.

5.                                       Subject to terms of party wall agreement as contained in Deed Book 3117/1150.

6.                                       Grants and easements in Deed Book 3138/Page 565 to Public Service Electric and Gas Company.

7.                                       Subject to terms and provisions of agreements as contained in Deed Book 3164/1194, Modification of Cross-Easement Agreement in Deed Book 3791/418, and Amendment of Cross-Easement Agreement in Deed Book 5113/168.

8.                                       Subject to Real Property Waiver as contained in Deed Book 4242/Page 574.

EXHIBIT C

REMEDIAL WORK

(Tenant Performs Construction with Landlord Reimbursement)

Reimbursement Cap: N/A

Remedial Work Completion Date: the third anniversary of the Effective Date of the Lease

C. 1 Construction Documents. Tenant shall prepare, at Tenant’s expense, and deliver to Landlord Construction Documents (meaning plans and specifications prepared by design professionals licensed to prepare such plans and specifications which reasonably fix and describe the work to be performed by Tenant contractors) for roof replacements, parking area repairs and replacements, heating, ventilating and air conditioning upgrades, environmental remediation, asbestos abatement and automation improvements in an amount totaling at least the amount of the Reimbursement Cap, all as Landlord and Tenant shall reasonably and mutually agree. The Construction Documents shall substantially conform to and describe such work as so agreed, and when such Construction Documents are approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, the work described therein shall be the “Remedial Work” referred to herein. Tenant shall provide at least 6 copies of the Construction Documents to Landlord. Tenant shall be solely responsible for the liabilities and expenses of all architectural and engineering services relating to the Remedial Work and for the adequacy and completeness of the Construction Documents submitted to Landlord and for the Remedial Work itself, notwithstanding Landlord’s approval thereof.

C.2 Remedial Work Reimbursement. Upon Landlord’s approval of the Construction Documents showing the Remedial Work to be performed, Tenant shall cause the Remedial Work to be performed in accordance with all of the terms and requirements of the Lease including Exhibit G, and the reasonable out-of-pocket costs to Tenant of performing the Remedial Work shall be eligible for Reimbursement in the manner provided below up to but not in excess of the Reimbursement Cap listed above. All costs for the Remedial Work in excess of the Reimbursement Cap shall be paid for entirely by Tenant, and Landlord shall not provide any reimbursement therefor. Any Remedial Work not completed by the Remedial Work Completion Date listed above shall be ineligible for reimbursement from Landlord, and such Remedial Work shall be paid for solely by Tenant.

Notwithstanding anything in the Lease to the contrary, prior to the Remedial Work Completion Date Tenant shall have no obligation to perform any Remedial Work if the cost of same will exceed the Reimbursement Cap, unless Tenant determines, in its sole, reasonable judgment, that such work is necessary and prudent for the proper maintenance and operation of the Demised Premises.

Reimbursement of the reasonable out-of-pocket costs to Tenant of performing Remedial Work up to the Reimbursement Cap and by the Remedial Work Completion Date shall be disbursed to Tenant by Landlord in no more than four disbursements the requests for each of which shall not be submitted more frequently than monthly. For each disbursement, Tenant shall submit a requisition package to Landlord with (1) an itemization of the costs being requisitioned, (2) a certificate by an officer of Tenant that all such costs are reasonable out-of-pocket costs to Tenant of performing Remedial Work and have been incurred and paid for by Tenant, that to the actual knowledge of Tenant the Remedial Work included within the requisition has been performed substantially in accordance with the Construction Documents and in accordance with the Lease, (3) appropriate back-up documentation including, without limitation, lien releases (in a form reasonably approved by Landlord) and paid invoices and bills and (4) a statement by Tenant’s chief financial officer that such officer knows of no default under the Lease on the part of Tenant nor of any event which with the giving of notice or the passage of time or both could ripen into a default under the Lease. The final requisition package shall further include a copy of all applications for and copies of all governmental permits issued in connection with the Remedial Work and the plans referred to in Section 13 of the Lease for any Alterations. Notwithstanding anything herein or in the Lease to the contrary, Landlord shall not be obligated to reimburse any costs of Remedial Work if a default under the Lease has occurred and is continuing. Landlord shall pay the reimbursement to Tenant within thirty (30) days following Landlord’s receipt of the completed package. In the event that Landlord fails to pay the reimbursement within such thirty (30) day period, Tenant may deduct the reimbursebable amount against Rent due under the Lease.

C.3 Performance of Remedial Work by Tenant. No Remedial Work for which reimbursement is sought shall be performed except in accordance with the Construction Documents. In connection with its approval thereof, Landlord may delete from the Construction Documents any items or aspects of Remedial Work which in Landlord’s reasonable judgment (i) would increase the cost of operating the Building or performing any other work in the Building, (ii) are incompatible with the design, quality, equipment or systems of the Building, (iii) would require unusual expense to readapt the Premises to general grocery store use or

(iv) otherwise do not comply with the provisions of this Lease. Prior to commencing any Remedial Work, Tenant shall submit to Landlord certificates of insurance on the part of Tenant contractors meeting the requirements of Exhibit G paragraph 1A (4). If any such Tenant contractor or any other person ever makes a claim against any Indemnitee (as such term is defined in Section 38) in connection with any Remedial Work, then Tenant shall indemnify such Indemnitee in the manner provided in the Lease against such claim.

C.4 Re-allocation of Reimbursement Cap. Upon the completion of the Remedial Work up to $20,000 of the Reimbursement Cap may be allocated to increase the “Reimbursement Cap” under any other lease between Tenant and any Affiliate of Landlord (except for that certain lease for space at 9210 Atlantic Avenue, Queens (Ozone Park), New York).

EXHIBIT D

FORM OF SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT

KEY NO:

THIS AGREEMENT, made as of                                2010, by and among                          , a                          , and its successors and assigns, having an office at                                                 (hereinafter together with its successors and assigns called “Mortgagee”), WE APP Lawnside LLC, a Delaware limited liability company, having an office c/o Winstanley Enterprises, LLC, 150 Baker Avenue Extension, Suite 303 Concord, Massachusetts 01742 (hereinafter called “Landlord”) and Pathmark Stores, Inc., a Delaware corporation having an office at 2 Paragon Drive, Montvale, New Jersey 07645 (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS, Mortgagee has made a loan, or is about to make a loan to Landlord in the original principal amount of $                      evidenced by a promissory Note secured by, among other securities, a mortgage or deed of trust (hereinafter, as the same may be amended, supplemented or otherwise modified from time to time, called the “Mortgage”) covering a parcel or parcels of land owned by Landlord and described on Exhibit A annexed hereto and made a part hereof, together with the improvements now or hereafter erected thereon (said parcel or parcels of land and improvements thereon being hereinafter called the “Mortgaged Property”);

WHEREAS, by a certain lease heretofore entered into between Landlord and Tenant dated as of November        2010 and amended by [ ] (said lease and amendments being hereinafter collectively called the “Lease”), Landlord leased to Tenant the Mortgaged Premises together with the building now or hereafter erected on all or a portion of said premises (the Mortgaged Premises and the improvements on or to be erected thereon being thereinafter called the “Demised Premises”);

WHEREAS, a Memorandum of Lease dated November        2010 was recorded on November       , 2010 in the                     in Book                         , Page                 ;

WHEREAS, a copy of the Lease has been delivered to Mortgagee, the receipt of which is hereby acknowledged; and

WHEREAS, Mortgagee is unwilling to make said loan to Landlord unless the Lease is subordinate to the lien of the Mortgage; and

WHEREAS, Section 16 of the Lease provides that the Lease shall become subject and subordinate to the lien of a mortgage of the fee interest of the Demised Premises if and when a non-disturbance agreement is entered into with respect to such mortgage; and

WHEREAS, the parties desire to subordinate the Lease to the lien of the Mortgage, and to provide for the non-disturbance of Tenant by Mortgagee.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.               Mortgagee hereby consents to and approves the Lease.

2.               Tenant covenants and agrees with Mortgagee that the Lease and any extensions, renewals, replacements or modifications thereof and Tenant’s interest in the premises under the Lease are and at all times shall subject and subordinate to the lien of the Mortgage, without regard to the order of priority of recording of the Mortgage and the Memorandum of the Lease, subject, however, to the provisions of this Agreement.

3.               Tenant certifies that the Lease is presently in full force and effect.

4.               Mortgagee agrees that so long as the Lease shall be in full force and effect and so long as Tenant is not in default (beyond any applicable notice and cure period) in the payment of fixed rent as set forth in the Lease, or in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed:

A.             Tenant shall not be named or joined as a party defendant or otherwise in any suit, action or proceeding for the foreclosure of the Mortgage or to enforce any rights under the Mortgage or the bond or note or other obligations secured thereby unless required by law to do so; and

B.              The possession by Tenant of the Demised Premises and the Tenant’s rights thereto shall not be disturbed, affected or impaired by, nor will the Lease or the term thereof be terminated or otherwise affected by (i) any suit, action or proceeding upon the Mortgage or the bond or note or other obligation secured thereby, or for the foreclosure of the Mortgage or the enforcement of any rights under the Mortgage or any other documents held by the Mortgagee, or by any judicial sale or execution or other sale of the Mortgaged Property, or by any deed given in lieu of foreclosure, or by the exercise of any other rights given to the Mortgagee by any other documents or as a matter of law, or (ii) any default under the Mortgage or the bond or note or other obligation secured thereby.

5.               Mortgagee hereby acknowledges and agrees that all trade fixtures and equipment whether owned by Tenant or any subtenant or leased by Tenant from a Landlord/Owner in the Demised Premises shall be subject to the provisions of Section 17 of the Lease.

6.               If the Mortgagee shall become the owner of the Mortgaged Property by reason of foreclosure of the Mortgage or otherwise, or if the Mortgaged Property shall be sold as a result of any action or proceeding to foreclose the Mortgage or by a deed given in lieu of foreclosure, the Lease shall continue in full force and effect, without necessity for executing any new lease, as a direct lease between Tenant, as tenant thereunder, and the then owner of the Mortgaged Property, as landlord thereunder, upon all of the same terms, covenants and provisions contained in the Lease, and in such event:

A.             Tenant shall be bound to such new owner under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the Renewal Periods, if Tenant elects or has elected to exercise its options to extend the term) and Tenant hereby agrees to attorn to such new owner and to recognize such new owner as landlord under the Lease; and

B.              Such new owner shall be bound to Tenant under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the Renewal Periods, if Tenant elects or has elected to exercise its options to extend the term) which terms, covenants and provisions such new owner hereby agrees to assume and perform; provided, however, that such new owner shall not be (i) obligated to complete any construction work required to be done by Landlord within or outside of the Demised Premises pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant; however this provision shall not relieve such new owner from any repair or maintenance obligations of Landlord expressly set forth in the Lease accruing or arising following new owner’s acquisition of fee title to the Mortgaged Property or impair any express setoff rights of Tenant expressly set forth in the Lease accruing or arising following new owner’s acquisition of fee title to the Mortgaged Property; (ii) required to make any repairs to the Mortgaged Property or to the Demised Premises or to perform any other construction or other work, including without limitation the restoration of the Demised Premises following any casualty or taking; (iii) liable for the return of security deposits or letters of credit, if any, paid or delivered by or on behalf of Tenant to Landlord, except to the extent such sums are actually received by such new owner (or any Mortgagee if such Mortgagee is not the new owner); (iv) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any prior Landlord unless such sums are actually received by Mortgagee or if such prepayment shall have been expressly approved of in writing by such new owner (or any Mortgagee if such Mortgagee is not the new owner); (v) bound by any agreement amending, modifying or terminating the Lease made without Mortgagee’s prior written consent; (vi) bound by any assignment of the Lease or sublease of the Demised Premises, or any portion thereof, made prior to the time such new owner succeeded to Landlord’s interest other than if made pursuant to the provisions of the Lease; (vii) liable on account of any default on the part of Landlord occurring prior to such new owner’s succeeding to Landlord’s estate; or (viii) subject to any counterclaims, offsets or defenses that Tenant might have against Landlord.

7.               If Landlord shall default in the performance of the Lease Tenant shall give written notice thereof to Mortgagee and Mortgagee shall have the right, but not the obligation, to cure such default in accordance with Section 23 of the Lease (and as provided therein the Mortgagee shall be entitled to such further time to cure as may be reasonably necessary for the Mortgagee to remove any stay in bankruptcy and/or to commence and complete foreclosure proceedings or remove any cause beyond the Mortgagee’s reasonable control impairing its ability to cure or remedy, to obtain possession of the Demised Premises and thereafter to commence and diligently prosecute such cure or remedy to completion)

8.               Landlord has agreed in the Mortgage and other loan documents that the rents payable under the Lease shall be paid directly by Tenant to Mortgagee upon the occurrence of a default by Landlord under the Mortgage or any other loan document. Accordingly, after notice is given by Mortgagee to Tenant that the rents under the Lease should be paid to or at the direction of Mortgagee, Tenant shall pay to Mortgagee, or in accordance with the directions of Mortgagee, all rents and other monies thereafter due and to become due under the Lease. Tenant shall have no responsibility to ascertain whether such demand by Lender is permitted under the Mortgage or any other loan document. Landlord hereby waives any right, claim or demand it may have nor or hereafter have against Tenant by reason of such payment to Mortgagee, and any such payment to Mortgagee shall discharge the obligations of Mortgagee to make such payment under the Lease.

9.               Any notices or communications given under this Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested, postage prepaid, (a) if to Mortgagee at the address of Mortgagee as hereinabove set forth or at such other address as Mortgagee may designate by notice, or (b) if to Landlord at the address of Landlord as hereinabove, or at such other address as Landlord may designate by notice, or (c) if to Tenant, then one copy shall be delivered to the attention of the Senior Vice President of Real Estate of Tenant, another shall be delivered to the attention of General Counsel of Tenant, and another shall be delivered to the Director of Properties & Administration of Tenant, all at 2 Paragon Drive, Montvale, New Jersey 07645 or at such other addresses as Tenant may designate by notice. During the period of any postal strike or other interference with the mail, personal delivery shall be substituted for registered or certified mail.

10.             This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and assigns.

11.           This Agreement contains the entire agreement between the parties and cannot be changed, modified, waived or cancelled except by an agreement in writing executed by the party against whom enforcement of such modification, change, waiver or cancellation is sought.

12.           This Agreement and the covenants herein contained are intended to run with and bind all lands affected thereby.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

WITNESS:
MORTGAGEE:

, a

Name:	By:
Name:
Title:

WE APP LAWNSIDE LLC, a Delaware limited liability company

Name:	By:
Name:
Title:

WITNESS:	TENANT:

PATHMARK STORES, INC., a Delaware corporation
Name:

By:
	Name:	Christopher W. McGarry
	Title:	Vice President and Secretary

WITNESS:	LANDLORD:
MORTGAGEE ACKNOWLEDGMENT

STATE OF                         )

SS:

COUNTY OF                   )

ON THIS                       day of                              .2010, before me, the subscriber, personally appeared                   to me known, who being by me duly sworn, did depose and say that he is                  of                  the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public

LANDLORD ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On this               day of                      2010, before me, the undersigned notary public, personally appeared                                , proved to me through satisfactory evidence of identification, which was a [current driver’s license] [a current U.S. passport] [my personal knowledge], to be the person whose name is signed on the preceding instrument and acknowledged the foregoing instrument to be his/her free act and deed as                      of WE APP Lawnside LLC.

Notary Public
My Commission Expires:

TENANT ACKNOWLEDGMENT

STATE OF NEW JERSEY)

SS

COUNTY OF BERGEN)

ON THIS                          day of                   , 2010, before me, the subscriber, personally came Christopher W. McGarry, to me known, who being by me duly sworn, did depose and say that he is Vice President and Secretary of Pathmark Stores, Inc., the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public

EXHIBIT A

LEGAL DESCRIPTION OF MORTGAGED PROPERTY

(Attached)

EXHIBIT E
KEY NO:

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE made as of November          , 2010 by WE APP LAWNSIDE LLC, a Delaware limited liability company, having an office at c/o Winstanley Enterprises, LLC, 150 Baker Avenue Extension, Suite 303 Concord, Massachusetts 01742 Attn: Adam Winstanley (hereinafter called “Landlord”), and PATHMARK STORES, INC., a Delaware corporation, having an office at 2 Paragon Drive, Montvale, New Jersey 07645 (hereinafter called “Tenant”).

W I T N E S S E T H:

1.              For and in consideration of the sum of TEN and no/100 Dollars ($10.00) and of other valuable considerations paid by Tenant to Landlord, the receipt and sufficiency of which are hereby acknowledged by Landlord, Tenant and Tenant hereby takes from Landlord that certain parcel of land (hereinafter called “Land”) described on Exhibit B and the buildings and other improvements now or hereafter erected on the Land together with the benefit of any and all easements, appurtenances, rights and privileges now or hereafter belonging thereto. The land is currently improved by an existing building consisting of 55,760 square feet of space (the “Building), as more particularly shown on the site plan attached hereto as Exhibit A. The Building and any buildings and improvements now or hereafter erected on the Land shall be hereinafter called “Improvements”. The Land and any Improvements now or hereafter erected thereon are hereinafter collectively called the “Demised Premises.” The Demised Premises have been leased to Tenant upon and subject to the covenants and agreements set forth in a certain agreement between Landlord and Tenant bearing even date herewith (hereinafter called the “Lease”).

2.               The Lease is in effect. The original term of the Lease shall continue to and include the date which is twenty (20) years after the day before the Commencement Date if the Commencement Date is the first day of a month, or twenty years (20) years after the last day of the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month.

3.               Tenant has the right and option to extend the term of the Lease from the date upon which it would otherwise expire for ten (10) separate renewal periods of five (5) years each (each such period being known as a “Renewal Period”). Said right and option, if exercised by Tenant, shall be in accordance with the terms and conditions of Section 4 of the Lease.

4.               The Lease contains the entire agreement between the parties. All persons are hereby put on notice of the existence of the Lease and are referred to the Lease for its terms and conditions. The Lease is on file in the offices of Tenant and the Landlord as hereinabove set forth.

5.               This Memorandum of Lease is prepared, signed and acknowledged solely for recording purposes under the laws of the State of New Jersey, and is in no way intended to change, alter, modify, amend or in any other way affect the rights, duties and obligations of Landlord and Tenant pursuant to the Lease; it being specifically understood and agreed between the parties that each has rights, duties and obligations imposed upon it in the Lease which are not expressly contained herein but are included herein by reference.

6. Upon expiration of the Lease term Landlord and its successors and assigns has irrevocably been named attorney-in-fact by Tenant in the Lease to execute, deliver and record a notice of termination of this Memorandum.

IN WITNESS WHEREOF this Memorandum of Lease has been duly executed as of the day and year first above written.

WITNESS:	WE APP LAWNSIDE LLC, a Delaware
limited liability company

Name:	By:
Name:
Title:

WITNESS:	PATHMARK STORES, INC., a
Delaware corporation

Name: Craig H. Feldman	By:
	Name:	Christopher W. McGarry
	Title:	Vice President and Secretary

EXHIBIT B

DEMISED PREMISES

EXHIBIT B

LEGAL DESCRIPTION OF THE LAND

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On this                 day of November 2010, before me, the undersigned notary public, personally appeared                               , proved to me through satisfactory evidence of identification, which was a [current driver’s license] [a current U.S. passport] [my personal knowledge], to be the person whose name is signed on the preceding instrument and acknowledged the foregoing instrument to be his/her free act and deed as                              of WE APP Lawnside LLC.

Notary Public
My Commission Expires:

STATE OF NEW JERSEY)

SS

COUNTY OF BERGEN)

ON THIS           day of November, 2010, before me, the subscriber, personally came Christopher W. McGarry, to me known, who being by me duly sworn, did depose and say that he is the Vice President and Secretary of Pathmark Stores, Inc., the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public

UNCONDITIONAL GUARANTY

WHEREAS, Pathmark Stores, Inc., a Delaware corporation (“Tenant”) desires to enter into a certain lease (“Lease”) of even date concerning Demised Premises known as 130 White Horse Pike, Lawnside, New Jersey, with WE APP Lawnside LLC, a Delaware limited liability company (“Landlord”). (Terms used herein and not otherwise defined will have the meaning given in the Lease.)

WHEREAS, as an inducement to entering into the Lease Landlord has required that the undersigned The Great Atlantic & Pacific Tea Company, Inc. (“Guarantor”) unconditionally guarantees the performance of all obligations of Tenant under the Lease.

NOW, THEREFORE, for good and valuable consideration, intending to be legally bound hereby, Guarantor agrees as follows:

1.               Guarantor unconditionally and absolutely guarantees to Landlord (which shall include its legal representatives, successors and assigns) the due and punctual performance of each and all of the Tenant’s obligations under or related to the Lease, including the timely payment of all sums due therein. Tenant’s obligations hereby guaranteed include, without limitation, those arising under amendments or modifications to the Lease hereafter entered into by Tenant and Landlord, all of which shall be so guaranteed even though Guarantor hereafter does not consent to or approve the same (Guarantor hereby waiving all rights of consent or approval with respect to such amendments or modifications).

2.               Guarantor waives presentment for payment or performance, notice of nonpayment or performance, notice of default, demand, protest or notice or acceptance of this Guaranty, any rights Guarantor may have by reason of any forbearance, modification, amendment, extension or any indulgence whatsoever that Landlord may grant or to which Landlord and the Tenant may agree with respect to the Lease, any and all notice of every kind to which Guarantor might otherwise be entitled with respect to the incurring of any further obligation or liability by Tenant to Landlord, demand for payment, the presentment of any instrument for payment, the protest or nonpayment thereof and any and all defenses whatsoever excepting only Tenant’s performance as required by the terms of the Lease. Guarantor also waives, unless and until all of the obligations of Tenant are fully paid and performed, any right to be subrogated in whole or in part to any right or claim of Landlord against Tenant and any right to require the marshalling of any assets of the Tenant, which right of subrogation or marshalling might otherwise arise from any partial payment by the Guarantor. It is expressly understood and agreed that Guarantor’s liability hereunder shall be unaffected by (i) any amendment or modification whatsoever of the provisions of the Lease, (ii) any extension of time for performance under the Lease, (iii) any delay by Landlord in exercising any right under the Lease or this Guaranty (none of which shall ever operate as a waiver of such right), or (iv) the release of Tenant or any other guarantor from performance or observance of any of the agreements or conditions contained in the Lease by operation of law or otherwise, whether made with or without notice to Guarantor, including without limitation any impairment, modification, change, release, rejection, disaffirmance, or limitation of the liability of Tenant, or any other guarantor of the Lease, of their estate in

EXHIBIT F

bankruptcy or insolvency resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other similar or insolvency statute, or from the decision of any court. Guarantor covenants that Guarantor will cause Tenant to maintain and preserve the enforceability of the Lease, as the same may hereafter be modified or amended, and will not permit it to take or to fail to take action of any kind the taking of which or the failure to take might be the basis for a claim that Guarantor has any defense to its obligation hereunder other than timely performance in full of the Lease in accordance with its terms. The joint and several liability of Guarantor hereunder shall exist irrespective of the validity or enforceability of the Lease.

3.               This shall be an agreement of suretyship as well as of guaranty, and Landlord, without being required to proceed first against Tenant or any other person or entity, may proceed directly against Guarantor whenever Tenant fails to make any payment due or fails to perform any obligation now or hereafter owed to Landlord without first resorting to or exhausting any other remedy and without first having recourse to the Lease; provided, however, that nothing herein contained shall prevent Landlord from suing on the Lease with or without making Guarantor a party to the suit or from exercising any other rights thereunder and if such suit, or other remedy, is availed of, only the net proceeds therefrom, after deduction of all Landlord’s Costs of Collection (defined below) shall be applied in reduction of the amount then due on this Guaranty.

4.               Guarantor agrees to pay to Landlord, on demand, all costs and expenses, including reasonable attorneys’ fees and litigation expenses, which Landlord may incur in the enforcement of Tenant’s obligations under the Lease or the liability of Guarantor hereunder (“Costs of Collection”). “Costs of Collection” includes, without limitation, all out of pocket expenses incurred by the Landlord’s attorneys and all costs incurred by Landlord including, without limitation, costs and expenses associated with travel on behalf of Landlord, which costs and expenses are related to or in respect of Landlord’s efforts to collect and/or to enforce any of the obligations and/or to enforce any of its rights, remedies or powers against or in respect of either or both Tenant or Guarantor (whether or not suit is instituted in connection with such efforts).

5.             Guarantor represents and warrants to Landlord that (i) it has either examined the Lease or has had an opportunity to examine the Lease and has waived the right to examine; (ii) that it (and the individual acting on its behalf) has the full power, authority and legal right to execute and deliver this Guaranty; (iii) that this Guaranty is a binding legal obligation and is fully enforceable against Guarantor in accordance with its terms; (iv) that there is no action or proceeding pending or, to its knowledge, threatened against Guarantor before any court or administrative agency which might result in any material adverse change in its business or condition or in its assets; (v) that neither the execution nor delivery of this Guaranty nor fulfillment of nor compliance with the terms and provisions thereof will constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of Guarantor under any agreement or instrument to which it is now a party or by which Guarantor may be bound; and (vi) that Guarantor is the sole owner of all the common stock of Tenant and expects to derive financial benefit from the Lease.

6.               This Agreement shall be binding upon Guarantor and its legal representatives, successors and assigns, and shall inure to the benefit of Landlord and its legal representatives, successors and assigns, and is irrevocable until released in writing by Landlord. Each and every right, remedy and power hereby granted to Landlord or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Landlord at any time and from time to time. The validity, construction and performance of this Guaranty shall be governed by the laws of the State where the Demised Premises are located (the “State”), without regard to conflict of law principles. If any clause or provision of this Guaranty should be held illegal or invalid by any court, the invalidity of such clause or provisions shall not affect any of the remaining clauses or provisions hereof. In case any agreement or obligation contained in this Guaranty should be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Guarantor, as the case may be, to the full extent permitted by law. Each and every default hereunder or under the Lease shall give rise to a separate cause of action hereunder. The obligations and liabilities of hereunder shall be joint and several with any other guarantees given to Landlord in connection with the Lease. This Guaranty may be amended only by instrument in writing executed and delivered by both Landlord and Tenant. The provisions of this Guaranty shall bind Guarantor and its respective successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns. This Guaranty and all consents, notices, approvals and all other documents relating hereto may be reproduced by photographic, microfilm, microfiche or other reproduction process and the originals thereof may be destroyed; and each party agrees that any reproductions shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not reproduction was made in the regular course of business) and that any further reproduction of such reproduction shall likewise be admissible in evidence.

7.               Guarantor consents to and agrees that the courts of the State shall have personal jurisdiction over Guarantor for any action brought on this Guaranty including the right to grant judgment against Guarantor personally together with interest on any judgment obtained by Landlord at the interest rate set forth in the Lease for late payments (but if the same shall be unlawful for any reason, then at the highest permissible interest rate). Guarantor further agrees and consents that venue, if any, for any such action shall be as set forth in the Lease. Guarantor waives and relinquishes any and all rights to removal of any such action to any other court. Guarantor also waives trial by jury in any judicial proceeding involving any matter in any way arising out of or relating to this Guaranty or the Lease.

8.               Any notice, communication, request or other document or demand made under this Guaranty shall be in writing and shall be deemed given at the earlier of (i) the date received or (ii) three (3) business days after the date deposited in a United States Postal Service Depository, postage prepaid first class certified or registered mail, return receipt requested, addressed to Guarantor or Landlord, as the case may be, at the respective addresses set forth opposite their names below:

Landlord:

WE APP Lawnside LLC

c/o Winstanley Enterprises, LLC

150 Baker Avenue Extension, Suite 303
Concord, MA 01742

Attn. Adam Winstanley

with a copy similarly sent to:

DLA Piper LLP (US)

33 Arch Street, 26th Floor

Boston, MA 02110

Attention: Daniel A. Taylor, Esq. or Primo Fontana, Esq.

Guarantor:

The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive

Montvale, New Jersey 07645

Attn: Senior Vice President of Real Estate

with a copy similarly sent to

The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive

Montvale, New Jersey 07645

Attn: General Counsel

Either party may change an address to which any such notice, communication, request or other document or demand is to be delivered to it or delivery of copies thereof by furnishing written notice of such change to the other party. Each party shall, when giving notices, send at least one (1) copy by Federal Express, U.S. Express Mail, or other overnight delivery service, to the addressee.

IN WITNESS WHEREOF, Guarantor has executed and sealed this Guaranty the day of November            , 2010.

WITNESS:	THE GREAT ATLANTIC & PACIFIC
TEA COMPANY, INC., a Maryland corporation

By:
Name: Craig H. Feldman	Name: Christopher W. McGarry
Title: Senior Vice President

EXHIBIT G

INSURANCE

This Exhibit G shall be incorporated into the Lease, and where terms of this Exhibit conflict with these terms within the Lease, the terms of this Exhibit shall prevail and govern the Lease.

1.              INSURANCE.

A. Coverage. Tenant shall purchase and maintain insurance during the entire Term of the Lease and any period Tenant (or any party claiming by, through or under Tenant) occupies any portion of the Demised Premises, for the benefit of the Tenant and Landlord (as their interest may appear) with terms and coverages reasonably satisfactory to Landlord, and with insurers having a minimum A.M. Best rating of at least A/X, and with such increases in limits as Landlord may from time to time reasonably request, but initially Tenant shall maintain the following coverages in the following amounts:

(1)             Commercial General Liability Insurance naming Landlord, Landlord’s management, leasing and development agents and Landlord’s mortgagee(s) from time to time as additional insureds, with coverage for premises/operations, personal and advertising injury, products/completed operations and contractual liability with combined single limits of liability of not less than $1,000,000 for bodily injury and property damage per occurrence and not less than 2,000,000 in the aggregate and excess liability insurance with a limit not less than $20,000,000 per occurrence and aggregate. Notwithstanding anything to the contrary contained herein, Tenant’s obligation to maintain general liability insurance may be satisfied through a program of self-insurance whereby Tenant self-insures the first $3,000,000.00 per claim as long as the program is supported by an A-rated insurance company and its third party administrator.

(2)             Property insurance covering property damage and business interruption for the entire Demised Premises. Covered property shall include the Building, boilers and machinery, all tenant improvements, office furniture, trade fixtures, office equipment, merchandise and all other items Tenant’s property on the Demised Premises. Such insurance shall name Landlord and Fee Mortgagee(s) from time to time as additional loss payees as their interests may appear. Such insurance shall be written on an “all risk” of physical loss or damage basis including but not limited to the perils of fire, extended coverage, windstorm, vandalism, malicious mischief, terrorism, sprinkler leakage, flood, windstorm and earthquake, for the full replacement cost value of the covered items and other endorsements as Landlord shall reasonably request from time to time and in amounts that meet any co insurance clause of the policies of insurance with a deductible amount not to exceed $750,000. Such insurance shall include rent continuation coverage of no less than twelve (12) months. Such policy or policies shall provide that the proceeds of any loss shall be payable to Landlord and Tenant and to the holder (as its interest may appear) of any Fee Mortgage to which this Lease is subordinate so long as such holder and future holders of such Fee Mortgage are obligated to apply proceeds of insurance in the manner provided for in this Lease.

EXHIBIT H

(3)             Workers’ Compensation Insurance and Employers Liability Insurance with statutory limits and automobile liability insurance (coverage must include owned, leased, hired and non owned vehicles) with a limit of at least $1,000,000 Combined Single Limit-Bodily Injury & Property Damage.

(4)             Tenant shall purchase or shall cause each Tenant contractor performing work on the Demised Premises to carry insurance protecting against claims set forth below which may arise out of or result from the contractor’s operations on the Premises and naming Landlord, Landlord’s management, leasing and development agents as additional insureds for Premises Operations and Completed Operations. Waiver of Subrogation to apply under all policies.

(1)             claims under workers’ or workmen’s compensation, disability benefit and other similar employee benefit acts—in amounts as required by law;

(2)             claims for damages because of bodily injury, occupational sickness or disease, or death of his employees or any other person and other personal injury and motor vehicle liability — Public Liability - Single Limit (Combined) Per Occurrence. Bodily Injury/Property Damage $1,000,000 w/ $2,000,000 General/Completed Operations Aggregate. Automobile Liability - Single Limit (Combined) Per Occurrence Bodily Injury and Property Damage $1,000,000. Excess Liability Umbrella covering all above items $5,000,000 per Occurrence; and

(3) claims for damages, other than the work of the contractor itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom — $1,000,000 per occurrence.

Tenant shall, prior to the commencement of the Term and on each anniversary of the renewal date thereof, furnish to Landlord certificate(s) evidencing such coverage, which certificate(s) shall state that such insurance coverage may not be canceled without at least thirty (30) days’ prior written notice to Landlord and Tenant. The insurance maintained by Tenant shall be deemed to be primary insurance and any insurance maintained by Landlord (acknowledging that Landlord has no obligation to maintain any insurance) shall be deemed secondary thereto. On all liability insurance Landlord, (and if requested, Landlord’s Fee Mortgagees and Landlord’s management, leasing and development agents shall be named as additional insureds with such coverage to be primary. Tenant agrees from time to time to deliver true and complete copies of all policies to Landlord upon request.

EXHIBIT H

PERCENTAGE RENT

If any Percentage Rent Event occurs as described in Section 5(E) of the Lease, then the following provisions shall immediately take effect, shall become a part of the Lease for the remainder of the Term and Tenant shall, in addition to all other rent provided for in the Lease, also pay Percentage Rent to Landlord in accordance with the following:

Section 5(E) Percentage Rent

5(E)(1) Percentage Rent - General Covenant. As used in this Section 5(E) the following terms have these meanings:

“Percentage Rent Rate” means one percent (1%) of Excess Gross Sales.

“Excess Gross Sales” means Gross Sales above the Gross Sales Benchmark. “Gross Sales” has the meaning given below in Section 5 (E)(2).

“Gross Sales Benchmark” means $35,000,000.00, which amount is increased by five (5%) every five years at the same time Fixed Annual Rent increases under Section 5 (A) of the Lease.

Tenant covenants and agrees to pay to Landlord, as Additional Rent, the amount, if any, of Tenant’s Excess Gross Sales during any calendar month or part thereof during the Term, multiplied by the Percentage Rent Rate (“Percentage Rent”). (For any period less than a full calendar month the Excess Gross Sales and the Gross Sales Benchmark shall be prorated.) Such amounts payable hereunder are referred to as “Percentage Rent” and are also included in the term “Additional Rent.”

5 (E)(2) Gross Sales - Definition. “Gross Sales” means the total amount in dollars of the actual price charged (including finance charges), by Tenant and any sublease, assignee, licensee or other person conducting sales from or with respect to the Demised Premises, whether for cash or on credit, for all sales of merchandise, food, beverages, services, gift or merchandise certificates, and all other receipts of business conducted at, in, on, about or from the Premises, including, but not limited to, all mail or telephone orders, all internet sales, and all catalog sales and all home delivery sales received or filled at, from or with respect to the Premises, and including all deposits not refunded to purchasers, all orders taken in, from or with respect to the Premises, whether or not such orders are filled elsewhere, receipts of sales through any vending machine or other coin or token operated device or otherwise at, in, on, about, from or with respect to the Premises, and sales and receipts occurring or arising as a result of solicitation off the Premises conducted by personnel operating from or reporting to, or under the supervision of any employee of Tenant located at the Demised Premises. Gross Sales shall not, however, include any separately stated sums collected and remitted for any retail sales tax or retail excise tax imposed by any duly constituted governmental authority, nor shall they include any exchange of goods or merchandise between the stores of Tenant where such exchange of goods or merchandise is made solely for the convenient operation of the business of Tenant and neither for the purpose of consummating a sale which has theretofore been made at, in, on, about or from the Premises nor for the purpose of depriving Landlord of the benefits of a sale which otherwise would be made at, in, on, about, from or with respect to the Premises, nor the amount of any cash or credit refund made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by the purchaser and accepted by Tenant, nor sales of fixtures which are not a part of Tenant’s stock in trade. Each sale upon installment, credit or layaway shall be treated as a sale for the full price in the month during which such sale shall be made, irrespective of the time when Tenant shall receive payments from its customers, and no deduction shall be allowed for uncollectible payment by customer or uncollected or uncollectible credit accounts.

5(E)(3) Records and Reporting of Gross Sales. Tenant shall utilize, and cause to be utilized, cash registers equipped with consecutive serialized tapes and/or such other devices for recording sales as are normally used in Tenant’s type of business to record all sales and Tenant shall keep for at least 36 months after expiration of each calendar year or part thereof during the Term, full, true and accurate books of account and records (“books”) conforming to generally accepted accounting principles showing all Gross Sales transacted at, in, from and upon the Premises for such calendar year or part thereof, including all tax reports, dated cash register tapes, sales slips, sales checks, sales books, bank deposit records and other supporting data. Such books shall be kept on the Premises during the Term. Within fifteen (15) days after the end of each calendar month or portion thereof included in the Term, Tenant shall furnish to Landlord a statement of Gross Sales transacted during such previous month or portion thereof; and on or before each February 1 included in the Term and within thirty (30) days after the end of the Term Tenant shall furnish to Landlord a statement (the “Annual Statement”) certified by an independent public accountant of Gross Sales itemized on a calendar month by calendar month basis transacted during the preceding calendar year or part thereof. In the event of Tenant’s failure to furnish any statement of Gross Sales required hereunder, in addition to all other remedies afforded it under this Lease, Landlord shall be entitled to have an accountant of Landlord’s selection conduct an audit of Tenant’s books for such period or periods for which Tenant has failed to furnish such statements. Such audit shall be at Tenant’s expense and Tenant shall promptly reimburse Landlord for the costs of such audit. All such costs shall be deemed additional charges. Notwithstanding the foregoing, Landlord shall have the right from time to time by its accountants or representatives to audit all statements of Gross Sales and in connection with such audits to examine all of Tenant’s books (including all supporting data and any other records from which Gross Sales may be tested or determined) of Gross Sales; and Tenant shall make all books readily available for such examination. Failure of Tenant to make all books readily available for such examination shall be deemed a default under this Lease; and in addition to all other remedies afforded it under this Lease, Tenant shall promptly reimburse Landlord for the costs of such audit. All such costs shall be deemed additional charges. If any such audit discloses that the actual Gross Sales for any month transacted by Tenant exceed those reported by more than two percent, Tenant shall forthwith pay to Landlord the cost of such audit and examination together with any additional Percentage Rent payable to Landlord. Any information obtained by Landlord pursuant to the provisions of this Section shall be treated as confidential, except in any litigation or arbitration proceedings between the parties, and, except further, that Landlord may disclose such information to existing Lenders and to prospective buyers and lenders.

5 (E)(4) Payment. On or before the 15th day after the expiration of each full or partial calendar month included in the Term, Tenant shall pay all Percentage Rent due for such prior month to Landlord without demand, provided that if such amount exceeds the Percentage Rent that would be payable with respect to such month if Percentage Rent were calculated on the basis of Gross Sales for all months elapsed in the then current calendar year, Tenant shall not be required to pay any amount on account of such month unless and until such amount shall later be payable as part of the annual adjustment. Upon receipt by Landlord of each Annual Statement of Gross Sales there shall be an adjustment between Landlord and Tenant to the end that Landlord shall receive the exact amount of Percentage Rent due hereunder. Any overpayments by Tenant hereunder shall be credited against the next payments due under this Section. Any underpayments by Tenant shall be immediately due and payable. With respect to the calendar year in which the Term ends, the adjustments shall be prorated for the portion of the calendar year included in the Term.

EXHIBIT I

LOCAL LAW ADDENDUM

(Attached)

Lease Addendum (NJ)

This Lease Addendum (“Addendum”) is supplemental to and made a part of that certain Lease dated as of November     , 2010 (the “Lease”) by and between WE APP Lawnside LLC (“Landlord”) and Pathmark Stores, Inc. (“Tenant”). Capitalized terms used in this Addendum without definition shall have the meanings set forth in the Lease. This Addendum is to be construed as supplemental to, and part of, the Lease. In the event of any inconsistency between the Lease and this Addendum, the terms and provisions of this Addendum shall prevail.

Notwithstanding the terms and conditions contained in the Lease, and to the limited extent hereof, the parties agree as follows:

1. Construction Liens. In no event shall Landlord’s consent to Tenant performing any improvements, repairs, replacements or alterations in or to the Demised Premises whatsoever during the Term of the Lease constitute Landlord’s written authorization for Tenant or contractors engaged by Tenant to file a construction lien against Landlord’s interest in the Demised Premises.

EXHIBIT J

Confidentiality Agreement

(Attached)

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this “Agreement”) is entered into as of , 2010 (the “Effective Date”) by and between [TENANT], a                    , having an address at                      (“Company”) and                      , a , having an address at                      (“Disclosee”).

In connection with Disclosee’s interest in obtaining information concerning the business of Company, Company is furnishing or has furnished Disclosee with certain written information concerning Company’s gross sales that is either non-public, confidential or proprietary in nature. This information furnished to Disclosee or its affiliates, agents, representatives or employees (“Representatives”), together with analyses, compilations, forecasts, studies or other documents prepared by Disclosee or its Representatives that contain or otherwise reflect such information is hereinafter referred to as the “Information.” In consideration of Company furnishing Disclosee with the Information, Disclosee agrees that:

1.             The Information is Company’s property and will be kept confidential and shall not, without Company’s prior written consent, be disclosed by Disclosee or Representatives in any manner whatsoever, in whole or in part, and shall not be used by Disclosee or its Representatives in any manner to compete with the business of Company. Moreover, Disclosee may reveal the Information only to its Representatives who need to know the Information, are informed by Disclosee of the confidential nature of the Information and who shall agree to act in accordance with the terms and conditions of this Agreement. Disclosee shall be responsible for any breach of this Agreement by its Representatives.

2.             The term Information shall not include such portions of the Information which (i) are or become generally available to the public other than as a result of a disclosure by Disclosee or its Representatives, or (ii) become available to Disclosee on a non-confidential basis from a source (other than Company or its Representatives) that is not prohibited from disclosing such Information to Disclosee by a legal, contractual or fiduciary obligation to Company; or (iii) must be disclosed in order to comply with any applicable law, order, regulation or ruling; (iv) is already known to Disclosee or its Representatives or is already in its or their possession prior to disclosure by Company hereunder, or (v) is independently developed by Disclosee or its Representatives without reference to the Information.

3.             In the event that Disclosee or anyone to whom Disclosee transmits the Information pursuant to this Agreement becomes legally compelled to disclose any of the Information, Disclosee will provide Company with prompt notice so that Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that Company waives compliance with the provisions of this Agreement, Disclosee will furnish only that portion of the Information that Disclosee is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

4.             Disclosee acknowledges that remedies at law may be inadequate or protect against breach of this Agreement, and Disclosee hereby in advance agrees that Company may seek injunctive relief without proof of actual damages. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to conflict of law principles. The exclusive jurisdiction for any disputes concerning this Agreement shall be the Superior Court of New Jersey, Bergen County, and the parties hereby submit to such jurisdiction and waive all defenses relating to jurisdiction, venue and forum non convenience.

5.             Disclosee hereby defends, indemnifies and holds harmless Company and its Representatives and their respective successors and assigns against and from any loss, liability or expense, including attorney’s fees, arising out of any uncured breach by Disclosee or by its Representatives of any of the terms of this Agreement

6.             This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which shall constitute the same Agreement. A facsimile, email, pdf or electronic signature shall be deemed an original signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

COMPANY:

[TENANT], a

By:
Name:
Title:

DISCLOSEE:

, a

By:
Name:
Title:

EXHIBIT B-3

LEASE FORM FOR SEAFORD, NY

KEY NO:

LEASE

BY AND BETWEEN

WE APP SEAFORD LLC,
LANDLORD

AND

PATHMARK STORES, INC.,
TENANT

DEMISED PREMISES

AT

4055 MERRICK ROAD, SEAFORD, NEW YORK

		Page

1.	EXHIBITS	1

2.	DEMISED PREMISES	1

3.	TERM	2

4.	RENEWAL PERIODS	2

5.	RENT	3

6.	USE AND OCCUPANCY	5

7.	TAXES	7

8.	SIGNAGE	8

9.	TRUE LEASE	8

10.	REPAIRS	9

11.	INSURANCE	9

12.	REQUIREMENTS OF LAW AND FIRE INSURANCE	10

13.	ALTERATIONS	10

14.	ACCESS TO DEMISED PREMISES	11

15.	UTILITIES	11

16.	SUBORDINATION, NON DISTURBANCE AND ATTORNMENT	11

17.	TRADE FIXTURES	12

18.	ASSIGNMENT	13

19.	TITLE AND AUTHORITY	14

20.	QUIET ENJOYMENT	15

21.	UNAVOIDABLE DELAYS	15

22.	END OF TERM	15

23.	LANDLORD’S DEFAULT	16

24.	ADDITIONAL CHARGES	16

25.	TENANT’S DEFAULT	16

26.	DESTRUCTION	19

27.	EMINENT DOMAIN	20

28.	THIRD PARTY LITIGATION	21

29.	WAIVER OF DISTRAINT	21

30.	ESTOPPEL CERTIFICATES	21

31.	NOTICES	21

(continued)

LEASE

THIS LEASE (this “Lease”), made as of November           2010 (the “Effective Date”), by and between WE APP SEAFORD LLC, a Delaware limited liability company with an office c/o Winstanley Enterprises, LLC, 150 Baker Avenue Extension, Suite 303 Concord, Massachusetts 01742 Attn: Adam Winstanley (hereinafter called “Landlord”), and PATHMARK STORES, INC., a Delaware corporation, having an office at 2 Paragon Drive, Montvale, New Jersey 07645 (hereinafter called “Tenant”). This Lease is guaranteed by The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (“Guarantor”) pursuant to a guaranty of even date herewith (as the same may be amended, supplemented or modified from time to time, the “Guaranty”).

WITNESSETH:

Landlord and Tenant covenant and agree as follows:

1.                  EXHIBITS. The following Exhibits are annexed hereto and made a part hereof:

A.             Exhibit A, Site Plan of the Demised Premises;

B.              Exhibit B1, Legal Description of the Land;

C.              Exhibit B2, Existing Encumbrances on Land

D.              Exhibit C, Remedial Work

E.              Exhibit D, Form of Subordination, Non-Disturbance and Attornment Agreement;

F.              Exhibit E, Memorandum of Lease;

G.              Exhibit F, Form of Guaranty;

H.              Exhibit G, Insurance Requirements;

I.               Exhibit H, Percentage Rent;

J.               Exhibit I, Local Law Addendum; and

K.              Exhibit J, Confidentiality Agreement.

2.           DEMISED PREMISES.

A. Landlord hereby leases to Tenant and Tenant hereby takes from Landlord that certain parcel of land (hereinafter called “Land”) commonly known as 4055 Merrick Road, Seaford, New York and more particularly described on Exhibit B1 and the buildings and other improvements now or hereafter erected on the Land together with the benefit of and subject to any and all easements, appurtenances, rights and privileges and other matters of record now or hereafter arising including those described in Exhibit B2. The land is currently improved by an existing building consisting of approximately 41,030 square feet of space (the “Building”), as more particularly shown on the Site Plan attached hereto as Exhibit A. The Building and any other buildings and improvements now or hereafter erected on the Land shall be hereinafter called “Improvements.” The Land and any Improvements are hereinafter collectively called the “Demised Premises.”

B. Tenant or its Affiliates owned or leased the Demised Premises prior to their being purchased by Landlord. Landlord shall have no obligation or risk whatsoever with respect to the condition of the Demised Premises, Tenant taking the Demised Premises “AS IS, WHERE IS, WITH ALL FAULTS”. Tenant acknowledges that it has had full opportunity to inspect the Demised Premises with engineering and other consultants of its choice. Tenant’s commencing possession under this Lease shall be deemed an acknowledgment that the condition of the Demised Premises is satisfactory. Tenant further acknowledges that neither Landlord nor any person acting under Landlord has made or implied any representations or warranties whatsoever concerning the Demised Premises, their condition or this Lease except as set forth in Section 19.

3.           TERM.

A.             The term of this Lease (“Term”) shall commence (the “Commencement Date”) on the Effective Date and shall continue to and include the date (the “Expiration Date”) that is twenty (20) years after the day before the Commencement Date if the Commencement Date is the first day of a month, or twenty (20) years after the last day of the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month.

B.              The term “Lease Year” shall mean the following: the first Lease Year shall be the 12 month period commencing on the Commencement Date if the Commencement Date is the first day of a month, or on the first day of the month immediately following the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month; and each succeeding 12 month period thereafter shall be a Lease Year.

4. RENEWAL PERIODS. Tenant shall have the right and option to extend the Term of this Lease from the date upon which it would otherwise expire for ten (10) separate consecutive renewal periods of five (5) years each (each such period being hereinafter called a “Renewal Period”) upon the same terms and conditions as are herein set forth except the rent for such Renewal Period shall be as provided in Section 5 below; provided, however, that at the time of so electing to extend and also at the time any Renewal Period commences Tenant is not in default beyond any applicable notice and cure period, and this Lease is then in full force and effect. If Tenant fails timely so to exercise its option for any Renewal Period, time being of the essence, Tenant shall have no further extension rights hereunder. All references to the Term shall mean the Initial Term as it may be extended by any Renewal Period. If Tenant elects to exercise any one or more of said options to renew, it shall do so by giving written notice (“Renewal Notice”) of such election to Landlord at any time during the term of this Lease (including any Renewal Periods) on or before the date which is three hundred sixty five (365) days before the beginning of the Renewal Period or Renewal Periods for which the term hereof is to be renewed by the exercise of such option or options. If Tenant elects to exercise any one or more of said options to renew by serving a Renewal Notice in accordance with the foregoing, the

Term of this Lease shall be automatically extended for the Renewal Period(s) covered by the Renewal Notice without execution of an extension or renewal lease. If Tenant shall not have given notice of such election to Landlord by such date in respect of any Renewal Period, Landlord shall (unless notice shall have been given as hereinafter specifically permitted) give notice to Tenant that Tenant has failed to give notice of such election to Landlord (hereinafter called the “Option Notice”). Tenant’s time to give notice of such election shall continue until the date which is sixty (60) days after receipt of the Option Notice. Landlord shall not give the Option Notice prior to the date which is four hundred twenty-five (425) days before the Expiration Date. If Landlord shall not have given the Option Notice prior to the date which is four hundred twenty-five (425) days before the beginning of the next succeeding Renewal Period, the term of this Lease shall be extended beyond the Expiration Date to the date which is four hundred twenty-five (425) days after the date on which the Option Notice is given by Landlord.

5.               RENT.

A. Beginning on the Commencement Date and continuing throughout the Term, Tenant covenants and agrees to pay Landlord for the Demised Premises, without previous demand therefor, fixed annual rent (“Fixed Annual Rent”) as follows:

Lease Year	Fixed Annual Rent	Fixed Monthly Rent
1-5	$1,641,000.00	$136,750.00
6-10	$1,723,050.00	$143,587.50
11-15	$1,809,202.50	$150,766.88
16-20	$1,899,662.63	$158,305.22

First Renewal Period
21-25	$1,994,645.76	$166,220.48

Second Renewal Period
26-30	$2,094,378.04	$174,531.50

Third Renewal Period
31-35	$2,199,096.95	$183,258.08

Fourth Renewal Period
36-40	$2,309,051.79	$192,420.98

Fifth Renewal Period
41-45	$2,424,504.38	$202,042.03

Sixth Renewal Period
46-50	$2,545,729.60	$212,144.13

Seventh Renewal Period
51-55	$2,673,016.08	$222,751.34

Eighth Renewal Period
56-60	$2,806,666.89	$233,888.91

Ninth Renewal Period
61-65	$2,947,000.23	$245,583.35

Tenth Renewal Period
66-70	$3,094,350.24	$257,862.52

B.              All Fixed Annual Rent shall be payable by Tenant in equal monthly installments in advance on the first day of every calendar month during the Term of this Lease (and any Renewal Periods), and shall be payable at the office of the Landlord first above set forth or at such other address as Landlord shall have given in a notice to Tenant) in current U.S. currency by check drawn on a clearinghouse bank and payable directly to Landlord (or, if requested by Landlord from time to time by electronic fund transfer, to an account designated by Landlord). Rent for a part of a month shall be prorated on a daily basis and paid on the Commencement Date. Further, the rent for the first full month shall be paid on the Commencement Date.

C.              Beginning on the Commencement Date and continuing throughout the Term, Tenant covenants and agrees to pay, without previous demand therefor, all sums other than Fixed Annual Rent due under or required to be paid by this Lease (all of the foregoing being “Additional Rent” regardless of however defined or described in this Lease).

D. It is the intention of the parties hereto that the Fixed Annual Rent payable hereunder shall be net to Landlord free of cost, charge, offset, diminution or other deduction, so that this Lease shall yield to Landlord the net Fixed Annual Rent specified herein during the Term of this Lease. Notwithstanding applicable law to the contrary and with the sole exception of those costs, expenses and obligations expressly stated in this Lease to be the sole responsibility of Landlord (or the responsibility of third parties as provided in Section 36C), all costs, expenses and obligations of every kind and nature whatsoever relating to this Lease, the Demised Premises or imposed on Landlord under applicable law either now existing or hereafter enacted and whether or not within the contemplation of the parties on account of this Lease, the Demised Premises or Landlord’s interest in the Demised Premises are assumed and shall be paid by Tenant when and as due as Additional Rent. Without limiting the generality of the foregoing, Tenant shall at its sole expense (which expense shall be deemed Additional Rent hereunder) be responsible for payment of all Taxes, all electricity, telecommunication service, gas, water, sewer, telephone, refuse disposal, and other charges for utilities and services supplied to the Demised Premises, insurance costs, amounts due under any title encumbrance matter described in Exhibit B2, and all costs of cleaning, maintaining, repairing and replacing the Demised Premises or any portion thereof and of complying with all laws now existing or hereafter enacted including all Environmental Laws (defined below). Any cost, expense or obligation directly relating to the Demised Premises that is not expressly declared in this Lease to be that of Landlord shall be deemed to be an obligation of Tenant to be performed by Tenant at Tenant’s sole expense, and to the greatest extent permitted by law Tenant shall indemnify and defend Landlord against, and hold Landlord harmless from, the same, and Tenant’s liability for the payment and performance of such amounts and obligations that shall arise during the Term is hereby expressly provided to survive the expiration of the Term or early termination of this Lease. Fixed Annual Rent, Additional Rent, and all other sums payable hereunder by Tenant, shall be paid without notice or demand, and without set off, counterclaim, recoupment, abatement, suspension, deduction, or defense (other than payment) whatsoever. Except as otherwise expressly set forth in this Lease with respect to certain events of casualty in Section 26 or condemnation in Section 27, Tenant shall in no event have any right to terminate this Lease, and any right so to terminate (or to abate, suspend, set off or otherwise deduct from Fixed Annual Rent or Additional Rent) under applicable law is hereby waived to the greatest extent permitted by law. It is the intention of the parties that the obligations of Tenant hereunder shall be separate and independent covenants and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Demised Premises or any other restriction on Tenant’s use, and that Fixed Annual Rent, Additional Rent, and all other sums payable by Tenant hereunder shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected throughout the Term. Landlord, at its sole cost and expense, shall be responsible for the following: (i) payment of any amounts relating to Fee Mortgages or other encumbrances or liens created by Landlord, (ii) management fees, administrative costs, professional fees and any other costs incidental to its fee ownership of the Demised Premises; and (iii) and cost, expense, or liability resulting from the negligent or willful misconduct of Landlord, its employees or agents.

E. If any person (other than an Affiliate of the initial Guarantor (being The Great Atlantic & Pacific Tea Company, Inc.) or a successor by merger of acquisition) becomes an assignee of this Lease or sublets all or substantially all of the Demised Premises or otherwise becomes or is a Tenant under this Lease, such occurrence shall be a Percentage Rent Event and the provisions of Exhibit H shall immediately become applicable for the remainder of the Term.

6.               USE AND OCCUPANCY.

A. The Demised Premises may be used and occupied for the operation of a supermarket, drugstore, automated teller machine, bank, all other uses customary and incidental to a supermarket and, so long as the Minimum Credit Test (defined in Section 25D) is then met, all other lawful purpose or purposes. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be obligated to open, to conduct or to remain open for the conduct of any business in the Demised Premises but shall nevertheless pay Fixed Annual Rent and all Additional Rent when and as the same is due. At all times Tenant shall comply with all laws, ordinances and bylaws, regulations, codes, (including, without limitation, the Americans With Disabilities Act of 1990, or “ADA”) permits, orders and conditions of any special permits or other governmental approvals (“law” or “laws”) applicable from time to time to the Demised Premises or Tenant or both, foreseen or unforeseen, and whether or not the same interfere with Tenant’s occupancy. Tenant shall procure all approvals, licenses and permits, in each case promptly giving Landlord true and complete copies of the same and all applications therefor. Tenant shall never overload any of the Building systems, including the floors and mechanical, electrical and structural systems, and shall also keep the Demised Premises equipped with appropriate safety appliances and comply with all requirements of insurance and of insurance inspection or rating bureaus. Tenant shall not itself, nor shall Tenant permit or suffer persons acting under Tenant to, either with or without negligence, injure, overload, deface, damage or otherwise harm the Demised Premises or any part thereof or use the Demised Premises contrary to any law or in a manner likely to create any nuisance. It is intended that Tenant bear the sole risk of all present or future laws affecting the Demised Premises, and Landlord shall not suffer any reduction in any rent on account of the enforcement of laws.

B.              Subject to Landlord’s consent, not to be unreasonably withheld, delayed or conditioned, Tenant shall have the right to enter into agreements with utility companies creating easements in favor of the utility companies as are required in order to service the Demised Premises. Also subject to Landlord’s consent, not to be unreasonably withheld, delayed or conditioned, Tenant may enter into reciprocal parking agreements and easements for ingress and egress as are required in order to service the Demised Premises and any adjoining or adjacent land designated by Tenant. Landlord covenants and agrees to execute any and all documents, instruments or certificates reasonably required in connection with such matters to which it has given its consent, and to take all other action, in order to effectuate the same, all at Tenant’s cost and expense. In no event, however, shall Landlord be required to consent to nor shall Tenant have the power to enter into any easement or reciprocal parking agreement (i) that is for a term in excess of the term of this Lease (as the same may be renewed or extended) except for utility and access easements that may be perpetual or otherwise extend beyond the term of this lease, or (ii) that diminishes the economic value of the Land. Landlord further covenants and agrees, upon request of tenant, to convey without compensation therefor, insubstantial perimeter portions of the Land for highway or roadway purposes, to the state in which the demised premises are situate or any other municipal or governmental body, provided, however, that any such conveyance shall not constitute a taking (as defined in section 28 below) nor constitute grounds for tenant to terminate this Lease. Notwithstanding anything to the contrary or otherwise set forth herein, any encumbrance on the Demised Premises shall be subject to any requirements imposed by any Fee Mortgage (provided that Landlord shall reasonably cooperate with Tenant, at no out of pocket cost to Landlord, in connection with obtaining any requisite consent from any Fee Mortgagee as defined below).

C.              The provisions of this paragraph shall only apply if and only if the Minimum Credit Test is not met. If Tenant either gives Landlord written notice of Tenant’s intention to discontinue permanently the operation of its business in the Demised Premises or any part of the Demised Premises or discontinues the operation of its business in the Demised Premises or any part of the Demised Premises for a period of one (1) year for any reason (other than Destruction or Taking that pursuant to the applicable provisions of this Lease entitles Tenant to terminate this Lease), then Landlord may terminate this Lease as to the Demised Premises, or if applicable, the part of the Demised Premises with respect to which Tenant has given notice of its intention to discontinue, or in which Tenant has discontinued, its operations, by thirty (30) days’ written notice to Tenant of Landlord’s election to terminate this Lease (or, if applicable, Landlord’s election to terminate this Lease as to the part of the Demised Premises with respect to which Tenant has given notice of its intention to discontinue, or in which Tenant has discontinued, its operations). Tenant may override Landlord’s election only once by, as applicable, resuming operations of its business in the Demised Premises within twenty-five (25) days after receipt of Landlord’s notice or by rescinding its notice of its intention to discontinue its business in writing to Landlord delivered within twenty-five (25) days after receipt of Landlord’s notice.

7.             TAXES.

A.              Tenant shall, during the term of this Lease, as Additional Rent, pay and discharge punctually, as and when the same shall become due and payable, all taxes, special and general assessments, water rents, rates and charges, sewer rents and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, including rent and/or occupancy taxes (hereinafter collectively referred to as “Taxes”), and each and every installment thereof that shall or may during the term of this Lease, become due and payable, or liens upon the Demised Premises or any part thereof, together with all interest and penalties thereon, under or by virtue of all present or future laws, ordinances, requirements, orders, directives, rules or regulations of the Federal, State, County, Town and City Governments and of all other governmental authorities whatsoever (all of which shall also be included in the term “Taxes” as heretofore defined).

B.              To the extent permitted by law, Tenant or its designees shall have the right to apply for the conversion of any assessment for local improvements assessed during the term of this Lease in order to cause the same to be payable in annual installments. Landlord agrees to permit the application for the foregoing conversion to be filed in Landlord’s name, if necessary, and shall execute any and all documents, instruments or certificates reasonably requested by Tenant to accomplish the foregoing.

C.              Tenant shall be deemed to have complied with the covenants of this Lease if payment of Taxes shall have been made either within any period allowed by law or by the applicable governmental authority during which payment is permitted without penalty so long as the Taxes shall never become subject to a tax sale on the Demised Premises or subject Landlord to any civil or criminal liability. Tenant shall produce and exhibit to Landlord satisfactory evidence of payment prior to the expiration of any such period.

D.              All Taxes shall be apportioned pro rata between Landlord and Tenant in accordance with the respective portions of such year during which the Term shall be in effect. Notwithstanding anything to the contrary contained herein, if the Term hereof terminates prior to the date which would have been the expiration thereof but for the earlier termination, then Tenant shall pay those Taxes which would have been paid by Tenant to and including the term expiration date and this obligation shall expressly survive such termination.

E. So long as the requirements of Paragraph C of this Section are complied with, Tenant or its designees shall have the right to contest or review all Taxes by legal proceedings, or in such other manner as it may deem suitable. Tenant or its designees shall inform Landlord of any such proceedings and conduct such proceedings promptly at its own cost and expense, and free of any expenses to Landlord, and if necessary, in the name of and with the cooperation of Landlord (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant). Landlord shall execute all documents, instruments or certificates reasonably necessary and correct to accomplish the foregoing. Notwithstanding anything to the contrary or otherwise set forth herein, any such contest shall be subject to compliance with all applicable provisions of any Fee Mortgage (provided that Landlord shall reasonably cooperate with Tenant, at no material out of pocket cost to Landlord, in connection with such compliance).

F.              Landlord covenants and agrees that any refunds or rebates on account of Taxes paid by Tenant pursuant to the provisions of this Lease shall belong to Tenant. Any refunds received by Landlord shall be deemed trust funds and as such are to be received by Landlord in trust and paid to Tenant forthwith. Landlord will, upon the request of Tenant, sign any receipts that may be necessary to secure the payment of any such refund or rebate, directly to Tenant and/or will pay over to Tenant such refund or rebate as received by Landlord. Landlord further covenants and agrees on request of Tenant at any time, and from time to time, but without cost to Landlord, to make application individually (if legally required) or to join in Tenant’s application (if legally required) for separate tax assessments for such portions of the Demised Premises as Tenant shall at any time, and from time to time, reasonably designate. Landlord hereby agrees, upon request of Tenant, to execute all documents, instruments or certificates as shall reasonably be required by Tenant (so long as the same impose no material obligations on Landlord or expose Landlord to any liability).

G.              Nothing herein or in this Lease otherwise contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, transfer, gift, franchise, income or profit taxes, that are or may be imposed upon Landlord, its successors or assigns, whether arising out of Landlord’s ownership of the Demised Premises, this Lease or otherwise; provided, however, that if at any time hereafter there is levied any tax on Landlord in lieu of real estate taxes based solely upon the ownership of real property, by property owners, in general, within the tax jurisdiction within which the Demised Premises are located, then such tax shall be considered to be an item of Taxes but for purposes of computing the amount of such tax payable by Tenant, the Demised Premises shall be deemed to be the sole real property owned by Landlord.

H. In the event that any fee mortgagee (“Fee Mortgagee”) requires the escrow of Real Estate Taxes or insurance premiums, Tenant shall pay to such Fee Mortgagee in escrow, on the first day of each and every month during the term of this Lease, one twelfth (1/12) of all estimated charges for the ensuing twelve (12) month period as reasonably estimated by the Fee Mortgagee based on current bills for same. Tenant shall deposit at least ten (10) days prior to the first date on which any interest or penalty will accrue such additional amounts as may be necessary so that there shall at all times be sufficient funds in escrow to pay such charges.

8.              SIGNAGE. Tenant and any assignee or subtenant of Tenant shall have the right to install, maintain and replace in, on or in front of any Improvement or location on the Demised Premises or in any part thereof such signs and advertising matter as Tenant, and with Tenant’s consent, any such assignee or subtenant of Tenant may desire, provided that Tenant shall comply with any applicable requirements of governmental authorities having jurisdiction and shall obtain any necessary permits for such purposes. As used in this Section, the word “sign” shall be construed to include any placard, pylon, logo, light or other advertising symbol or object, irrespective or whether same be temporary or permanent. All signs shall be Tenant’s personal property and shall be maintained and removed by Tenant upon termination of this Lease at Tenant’s sole expense.

9.              TRUE LEASE. It is the intent of Landlord and Tenant and the parties agree that this Lease is a true lease and that this Lease does not represent a financing agreement. Each party shall reflect the transaction represented hereby in all applicable books, records, and reports

(including income tax filings) in a manner consistent with “true lease” treatment rather than “financing” treatment.

10.            REPAIRS. Tenant shall, at all times during the Term of this Lease, and at its own cost and expense, keep and maintain or cause to be kept and maintained in repair and good condition the Building and improvements at any time erected on the Demised Premises. Without limitation, Tenant shall perform the Remedial Work described in Exhibit C. Landlord shall not be required to furnish services or facilities or to make any improvements, repairs, replacements or alterations in or to the Demised Premises whatsoever during the Term of this Lease. Without limiting the generality of the foregoing, Tenant shall be responsible for the entire Demised Premises and shall manage, maintain, repair, replace, clean, secure, protect, defend and keep in compliance with all governmental requirements, now existing or hereafter enacted, the Demised Premises and all improvements and appurtenances and all utilities, facilities, installations and equipment used in connection therewith, including all walls, all floor coverings, glass, windows, doors, partitions, exterior and interior lighting, signage, elevators, electrical, plumbing, heating, ventilating, fire protection and life safety, security and other building systems, water and sewage systems and other fixtures or equipment serving the Demised Premises, keeping the Demised Premises and all improvements and appurtenances in at least as good condition as on the Commencement Date. Without limitation, Tenant shall provide all cleaning, painting, janitorial services, rubbish disposal, periodic exterior waterproofing treatments to the Building, window caulking, maintenance of all gas, water, electric and other utility lines from public ways to the Demised Premises, and shall repair, maintain and replace all landscaping, roads, parking areas, and walkways appurtenant to the Demised Premises, and shall provide all snowplowing services thereto. Tenant shall provide a copy of all current vendor contracts, if any, relating to the foregoing to Landlord at least annually and from time to time otherwise upon Landlord’s request.

11.            INSURANCE.

A.              Tenant shall maintain at its own cost and expense insurance policies insuring against loss by fire, lightning, the perils of extended coverage and malicious mischief covering the Demised Premises and the other Improvements in the Demised Premises and other perils as more fully described in Exhibit G.

B.              So long as Tenant performs its obligations in Paragraph A of this Section, Landlord hereby waives all rights of recovery against Tenant and any other occupant(s) of the Demised Premises and any of their agents and employees for damage or destruction to any and all of the Improvements, including without limitation, the Building, arising out of fire or other casualty whether or not caused by acts or negligence of the aforementioned persons. Tenant hereby waives all rights of recovery against Landlord, its agents and employees for damage or destruction to any and all of the Improvements, including without limitation, the Building and to Tenant’s trade fixtures, equipment and inventory arising out of fire or other casualty whether or not caused by the acts or negligence of Landlord, its agents or employees.

C.              Tenant shall maintain at its own cost and expense public liability and other insurance in accordance with the requirements of Exhibit G.

D.              Any insurance required to be provided by Tenant pursuant to this Lease may be provided by blanket insurance covering the Demised Premises and other locations of Tenant, provided such blanket insurance complies with all of the other requirements of this Lease with respect to the type of insurance covered by blanket policies. If Tenant elects to insure the Demised Premises under any blanket insurance policy, Tenant shall furnish to Landlord a certificate of insurance showing the Demised Premises as a location insured under any such blanket insurance policy to the extent of the limits required in Exhibit G. Tenant shall furnish to Landlord and any Fee Mortgagee as to which Tenant has received a notice containing such mortgagee’s name and address a duplicate original copy or certificate of the policies of insurance required to be carried by Tenant.

E.              Notwithstanding anything to the contrary contained herein, Tenant may carry any required insurance on trade fixtures and equipment described in Section 17 under a program of self-insurance or to carry insurance with deductibles in excess of part or all of the amounts of insurance required under Exhibit G hereunder.

F. If Tenant fails to perform any covenant in this Section and such failure continues for more than three (3) days after written notice, then, without limiting any of Landlord’s other rights and notwithstanding any other provision of this Lease concerning notice and cure of defaults, Landlord may but need not obtain such insurance, and Tenant shall pay the cost thereof upon demand as Additional Rent.

12.            REQUIREMENTS OF LAW AND FIRE INSURANCE. Tenant shall comply with and shall from time to time conform the Demised Premises to every applicable requirement of law, duly constituted authority, Board of Fire Underwriters having jurisdiction or of the carriers of all insurance on the Demised Premises (all of the foregoing being hereinafter called “Legal Requirements”). Tenant shall have the right upon giving notice to Landlord to contest any obligations imposed upon Tenant pursuant to the provisions of this Section and to defer compliance during the pendency of such contest, if the failure of Tenant to so comply will not subject Landlord to civil or criminal penalty or liability. Landlord shall cooperate with Tenant in such contest (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant) and shall execute any documents reasonably required in furtherance of such purpose. Tenant shall not apply for any change in zoning applicable to the Land or the Demised Premises without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

13.            ALTERATIONS. Tenant may at its own expense from time to time, during the term hereof, make such alterations, additions, improvements and changes, structural or otherwise (hereinafter called “Alterations”), in and to the Demised Premises which it may deem necessary or desirable, provided such Alterations shall not reduce the value of the Demised Premises. Tenant, in making any Alterations, shall use materials of equal or better quality than those used in the construction of the Demised Premises and comply with all Legal Requirements. Tenant shall obtain or cause to be obtained all building permits, licenses, temporary and permanent certificates of occupancy and other governmental approvals that may be required in connection with the making of Alterations. Landlord shall cooperate with Tenant in the obtaining thereof (so long as Landlord’s cooperation does not involve (a) incurring obligations or liability or material expense to Landlord unreimbursed by Tenant or (b) breach of any covenants binding on

Landlord or the Demised Premises, including, without limitation, any mortgage) and shall execute any documents required in furtherance of such purpose. Tenant may, but shall not be obligated to, remove any Alteration so long as such removal does not materially and adversely affect any heating, ventilating, mechanical, electrical, structural, roof or life safety elements of the Building and Tenant shall repair all damage that results from such removal and restore the Demised Premises to a functional condition (including the filling of all floor and wall holes, the removal of all disconnected wiring back to junction boxes and the replacement of all damaged ceiling tiles). Upon completion of any Alteration that is not Cosmetic Work, Tenant shall promptly deliver to Landlord plans showing such Alteration as built. “Cosmetic Work” shall mean painting, carpeting and wall coverings and the like and the addition or deletion of interior non structural partitions, provided such work does not materially and adversely affect any roof, structural, mechanical, electrical, utility, fire protection or life safety systems or other systems or equipment of the Building.

14.          ACCESS TO DEMISED PREMISES. Tenant shall permit Landlord to enter upon the Demised Premises at all reasonable times approved by Tenant to examine the Demised Premises, and during the six (6) month period preceding the Expiration Date, to exhibit the Demised Premises to prospective tenants, provided that Landlord shall not unreasonably interfere with the conduct of business therein.

15.          UTILITIES.

A.              Tenant shall arrange and pay for any and all utility services to the Demised Premises, including, without limitation, telecommunications, water, gas, electricity and fuel used by it in the Demised Premises. Tenant shall pay all sewer charges assessed by the municipal authority having jurisdiction. The failure or interruption of any utility services shall be at Tenant’s sole risk and Landlord shall not suffer any reduction in any rent on account thereof.

B.              Tenant shall have the sole right to apply for, claim and receive any rebate, reimbursement, credit, or payment from any utility company providing service to the Building resulting from Tenant’s installation of energy saving equipment in or on the Building.

16.          SUBORDINATION, NON DISTURBANCE AND ATTORNMENT. This Lease shall become subject and subordinate to the lien of any Fee Mortgagee of the entire fee interest of the Demised Premises, and any renewals, modifications or extensions thereof, provided that a Subordination, Non Disturbance and Attornment Agreement (“SNDA”) substantially in the form annexed hereto as Exhibit D (or a reasonably equivalent form that is reasonably acceptable to Tenant and the applicable Fee Mortgagee) is executed, acknowledged and delivered by such Fee Mortgagee to Tenant. If the Fee Mortgagee requires that this Lease have priority over such mortgage, Tenant shall, upon request of the Fee Mortgagee, execute, acknowledge and deliver to the Fee Mortgagee an agreement acknowledging such priority.

17.          TRADE FIXTURES.

A.              All trade fixtures and equipment whether owned by Tenant or leased by Tenant from a Lessor/Owner (hereinafter called the “Equipment Lessor”) installed in the

Demised Premises, regardless of the manner or mode of attachment, shall be and remain the property of Tenant or any such Equipment Lessor and may be removed by Tenant or any such Equipment Lessor at any time. In no event (including a default under this Lease) shall Landlord have any liens, rights or claims in Tenant’s or Equipment Lessor’s trade fixtures and equipment and Landlord agrees to execute and deliver to Tenant and Equipment Lessor, within ten (10) days after request therefor, any document reasonably required by Tenant or Equipment Lessor in order to evidence the foregoing, so long as the same is reasonably acceptable to Landlord and any Fee Mortgagee. Tenant shall promptly repair all damage to the Building caused by the removal of any such trade fixtures or equipment. Notwithstanding anything to the contrary in this Lease, the following shall not constitute trade fixtures or equipment for purposes of this Lease and neither Tenant nor any Equipment Lessor shall own or have any right to remove the same (and, without limiting the generality of the foregoing, the following shall not be subject to the provisions of this Paragraph A or Paragraph B of this Section 17): (i) the HVAC system, plumbing, alarm, electric, life safety and other building systems used to operate the Building or maintain the certificate of occupancy, and (ii) any “fixtures” as such term is defined in the applicable Uniform Commercial Code.

B.              In the event Tenant shall enter into any arrangement to finance all or any portion of its trade fixtures or equipment either before or after the installation thereof in the Demised Premises and whether such financing shall be in the form of a mortgage, financing agreement, equipment lease, equipment sale leaseback or otherwise and in the event the lessor or secured party thereunder shall provide written notice to Landlord that it requires a copy of any default sent by Landlord to Tenant under this Lease also to be sent to such person (hereinafter called the “Owner/Secured Party”), then Landlord upon receipt of such requirement shall simultaneously send a copy of any default notice to such Owner/Secured Party at the address furnished to Landlord; provided that Landlord’s failure to deliver any such copy to the Owner/Secured Party shall not affect Landlord’s exercise of any right or remedy under this Lease in any way whatsoever. The copy of any such default notice shall be sent to such Owner/Secured Party in the same manner as notices are required to be sent and in the same manner as such notice is being sent to Tenant hereunder. Landlord further agrees that any such Owner/Secured Party shall have the right, but not the obligation, to remedy or cure any default of Tenant under this Lease within the same period of time granted to Tenant to remedy or cure any such default under this Lease.

C.              All trade fixtures and other personal property (which term shall include without limitation food and inventory) of any person that is located on the Demised Premises shall be at the sole risk of Tenant. Landlord shall not be liable for any loss or damage to person or property resulting from any accident, theft, vandalism or other occurrence on the Demised Premises, including damage resulting from water, wind, ice, steam, explosion, fire, smoke, chemicals, the rising of water or leaking or bursting of pipes or sprinklers, defect, failure or any other cause.

18. ASSIGNMENT.

A. Subject to paragraph (B) of this Section, Tenant may sublet all or any part of the Demised Premises, or license the use of any portion thereof or assign this Lease, but Tenant and Guarantor shall nevertheless continue to remain liable hereunder. Any assignee of the Lease and any sublessee or licensee of all or substantially all of the Demised Premises shall become jointly and severally liable to Landlord, and any such transferee shall upon Landlord’s request execute and deliver an instrument in confirmation thereof. In the case of any assignment of this Lease or any sublease or licensee of all or substantially all of the Demised Premises, Tenant shall promptly deliver to Landlord a true and complete copy of the transfer instruments. No transfer of all or any portion of the Demised Premises or Landlord’s consent thereto shall be deemed a waiver of the provisions of this Section, or a release of Tenant or any Guarantor.

B.              So long as the Minimum Credit Test is not met (however the following provisions of this paragraph B shall not apply at any time when the Minimum Credit Test is met), Tenant shall not assign this Lease or sublet or license all or substantially all of the Demised Premises to any transferee unless (x) such transferee (1) operates at least five (5) other grocery stores and (2) has Tangible Net Worth” (as defined in Section 25 below) of at least One Hundred Million Dollars ($100,000,000) or (y) if such transferee does not meet the requirements of (1) and (2) then such transferee must be approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. If Tenant desires to so transfer this Lease to a person who does not meet the requirements of (1) and (2) in the preceding sentence, then Tenant shall give notice of such intended transfer to Landlord together with reasonable information on its grocery store business and its audited financial statements for the three most recent years showing the credit of the proposed transferee and the proposed terms of the transfer. Upon receiving such information Landlord shall have thirty (30) days to elect by written notice to Tenant to do one of the following (and any failure of Landlord to affirmatively elect one or the other shall be deemed to be an election by Landlord to consent to such transfer: (a) approve such transfer, (b) disapprove such transfer, or (c) terminate the Term of this Lease on any date which is no sooner than one-hundred twenty (120) days after such election notice and no later than one-hundred eighty (180) days after such election. If Landlord elects to terminate this Lease and thereafter within one-hundred twenty (120) days enters into a lease or other agreement with Tenant’s proposed transferee, any transfer payment that was to have been made to Tenant by such transferee as specifically disclosed in writing as such to Landlord in the proposed terms of the transfer furnished to Landlord as provided above shall be paid by Landlord to Tenant out of the first rent amounts received by Landlord from such transferee until the transfer payment is paid to Tenant in full. For purposes of the previous sentence, a “transfer payment” shall include proposed sublease income in excess of the rent under this Lease, and in such cases Landlord’s payment to Tenant shall be a liquidated amount equal to such excess rent at a discount rate of ten percent (10%).

C.              If Tenant assigns this Lease, Landlord, when giving notice to said assignee with respect to any default, shall also give a copy of such notice upon Tenant originally named herein or its successor of whom Landlord shall have been given written notice (being herein called “Original Tenant”), and no notice of default shall be effective as against a Tenant until a copy thereof is given to the Original Tenant. The Original Tenant shall have the same period after the giving of such notice to cure such default as is given to Tenant under this Lease. If this Lease terminates or this Lease and the Term hereof cease and expire because of a default of such assignee, Landlord shall promptly give the Original Tenant notice thereof. The Original Tenant shall have the option, to be exercised by notifying Landlord in writing within thirty (30) days after receipt by the Original Tenant of Landlord’s notice, to cure any default and become Tenant under a new lease for the remainder of the term of this Lease (including any Renewal Periods if applicable) upon all of the same terms and conditions of this Lease as it may have been amended by agreement between Landlord and Original Tenant, provided, however, that at the time of making any such election Original Tenant cures all defaults under the Lease. In the event Original Tenant assigns this Lease and it shall thereafter be rejected in a bankruptcy or similar proceeding brought by or against such assignee, a new lease identical to this Lease shall be entered into between Landlord and Original Tenant, provided that Original Tenant cures any monetary defaults and any other defaults that are capable of being cured. Any new lease created under this Section shall commence on the date of termination or rejection of this Lease, as applicable. Notwithstanding the foregoing, if Landlord, in its sole discretion delivers to the Original Tenant and Guarantor a release as to all liability under this Lease as theretofore amended, the Original Tenant shall not have the foregoing option.

D. In the case of a sublease of all or substantially all of the Demised Premises for the remainder of the Term and so long as the Minimum Credit Test or the requirements of Section 1 8B are met, Landlord shall, within thirty (30) days following Tenant’s request, deliver to Tenant a recognition and attornment agreement following the form attached hereto as Exhibit  D and otherwise subject to Landlord’s reasonable approval, executed and acknowledged by Landlord, for the benefit of such subtenant; provided that such subtenant executes and delivers an instrument reasonably satisfactory to Landlord confirming that such subtenant is jointly and severally liable under this Lease. Further, Landlord shall, within ten (10) days after Tenant’s request, shall request its Fee Mortgagee to deliver to Tenant an SNDA for the benefit of any such subtenant (and Landlord shall reasonably cooperate with Tenant, at no out of pocket cost to Landlord, in connection with obtaining any requisite consent from any Fee Mortgagee).

19. TITLE AND AUTHORITY.

A.              Landlord warrants and represents that Landlord is the owner of the fee simple of the Demised Premises and that other than any mortgages held by Fee Mortgagees that have provided an SNDA to Tenant in accordance with this Lease or such other liens or encumbrances that do not interfere with Tenant’s use of the Demised Premises or liens or encumbrances arising on account of any act or omission by Tenant or persons acting under Tenant or on account of Tenant’s failure to perform its obligations under this Lease, or matters set forth in Exhibit B 1, Landlord shall not voluntarily impose any other lien or encumbrance on the Demised Premises.

B.              Landlord and Tenant each warrant and represent to the other that (a) each is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) each has the authority to own its property and to carry on its business as contemplated under this Lease; (c) each has duly executed and delivered this Lease; (d) the execution, delivery and performance by each of this Lease (i) are within its powers, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which it is a party or by which it or any of its property is bound, (iv) will not render it insolvent or (v) will not result in the imposition of any lien or charge on any of its property, except by the provisions of this Lease; and (e) the Lease is a valid and binding obligation of each in accordance with its terms.

C. Landlord and Tenant have executed the Memorandum of Lease (hereinafter called the “Memorandum”) attached hereto as Exhibit E simultaneously with the execution of this Lease. Upon the expiration of the Term each agree to execute and deliver a recordable termination of the Memorandum, which covenant shall survive termination. Tenant irrevocably appoints Landlord its attorney in fact so to execute such termination of the Memorandum if Tenant fails to do so within ten (10) days of written request, which power is coupled with an interest and shall automatically be transferred to any successor or assign of Landlord’s interest in the Demised Premises.

20.            QUIET ENJOYMENT. Landlord covenants and agrees that provided no default remains uncured beyond any applicable notice and cure period, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises and all rights, easements, appurtenances and privileges belonging or in anyway appertaining thereto during the full term of this Lease and any extension thereof subject always to the terms of this Lease, provisions of law, and matters of record to which this Lease is or may become subordinate. This covenant is in lieu of any other so called quiet enjoyment covenant, whether express or implied.

21.            UNAVOIDABLE DELAYS. If either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any strike, lockout, labor dispute, inability to obtain labor or material, Act of God, governmental restriction, regulation or control, enemy or hostile governmental action, civil commotion, insurrection, sabotage, fire or other casualty or by any other event similar to the foregoing and beyond the control of such party, then the time to perform such obligation or to satisfy such condition shall be postponed by the period of time consumed by the delay. Time is of the essence for the performance of all monetary obligations under this Lease and the foregoing shall never apply to the performance of monetary obligations.

22. END OF TERM. Upon expiration or other termination of the term of this Lease, Tenant shall peaceably and quietly quit and surrender the Demised Premises and all Alterations in the good order and condition Tenant is required to maintain the same and remove all trade fixtures, equipment and other personal property whether or not bolted or otherwise attached and all of Tenant’s signs wherever located; and in all cases shall repair damage that results from such removal. Any fixtures and equipment that Tenant or Owner/Secured Party does not remove following the expiration or other termination of the Term of this Lease shall be deemed to be abandoned by Tenant, shall at once become the property of Landlord, and may be disposed of in such manner as Landlord shall see fit; and Tenant shall pay the cost of removal and disposal to Landlord within thirty (30) days after demand; provided, however, that if this Lease shall be terminated as the result of a default by Tenant, then trade fixtures and equipment shall not be deemed abandoned until sixty (60) days after notice of such termination is given to Owner/Secured Party. Tenant or Owner/Secured Party shall have the right at any time prior to the date such fixtures and equipment shall be deemed abandoned to remove the same from the Demised Premises. Should Tenant or anyone claiming by, through or under Tenant hold over in possession after the Expiration Date or earlier termination of this Lease, such holding over shall not be deemed to extend the Term or to renew this Lease, but without limiting Landlord’s other rights and remedies on account of such breach the tenancy thereafter shall continue as a tenancy at sufferance from month-to-month upon the terms and conditions herein contained, provided, however that rent shall be charged and paid at one hundred fifty percent (150%) of the Fixed

Annual Rent and Additional Rent in effect during the twelve (12) month period immediately preceding the Expiration Date or earlier termination.

23.          LANDLORD’S DEFAULT.

A.              Landlord shall be in default hereunder if its fails to comply with any of its express obligations set forth in this Lease within thirty (30) days following written notice and opportunity to cure; provided, however, Landlord will not be in default if said default could not reasonably be cured within such period of thirty (30) days, and Landlord promptly commences and thereafter proceeds with due diligence and in good faith to cure such default.

B.              In the event that a Fee Mortgagee shall have given written notice to Tenant that it is the holder of a mortgage covering the Demised Premises, and provided such notice includes the address to which notices to the Fee Mortgagee are to be sent, Tenant agrees that in the event it shall give written notice to Landlord to cure a default of Landlord as provided for in this Section, Tenant shall give a copy of said notice to the Fee Mortgagee. Tenant agrees that the Fee Mortgagee may cure or remedy such default within the time permitted to Landlord pursuant to this Section; provided that in addition the Fee Mortgagee shall be entitled to such further time as may be reasonably necessary for the Fee Mortgagee to remove any stay in bankruptcy and/or to commence and complete foreclosure proceedings or remove any cause beyond the Fee Mortgagee’s reasonable control impairing its ability to cure or remedy, to obtain possession of the Demised Premises and thereafter to commence and diligently prosecute such cure or remedy to completion.

24. ADDITIONAL CHARGES. If Tenant shall be in default hereunder, Landlord, after thirty (30) days notice that Landlord intends to cure such default (but only ten (10) days notice if such default concerns any breach of Tenant’s insurance obligations under Section 11), shall have the right, but not the obligation, to cure such default and Tenant shall pay to Landlord, upon demand, as Additional Rent, the reasonable cost thereof. Other than such insurance defaults, Landlord shall not commence to cure any default of such a nature that it could not reasonably be cured within such period of thirty (30) days, if Tenant commences to cure same within said period, and thereafter proceeds with reasonable diligence and in good faith to cure such default.

25.          TENANT’S DEFAULT.

A. If Tenant fails to pay Fixed Annual Rent or Additional Rent when due and such default continues for ten (10) days after written notice; or if a default occurs on account of any asset sale, merger or consolidation on the part of Guarantor in violation of paragraph D of this Section; or if a petition is filed by Tenant (or Guarantor) for insolvency or for appointment of a receiver, trustee or assignee or for adjudication, reorganization or arrangement under any bankruptcy act or other applicable law or if any similar petition is filed against Tenant (or Guarantor) and such petition is not dismissed within sixty (60) days thereafter; or if Tenant fails to perform any other covenant or condition under this Lease, Landlord may give Tenant a written notice specifying the nature of the default of such other covenant or condition and if Tenant does not, within thirty (30) days after receipt of such written notice (but only three (3) days in the case of failure to perform Tenant’s insurance obligations under Section 11), cure such other default or, if such default is of such a nature that it could not reasonably be cured within such period of thirty (30) days, and Tenant does not commence and proceed with reasonable diligence and in good faith to cure such default then, after the expiration of such thirty (30) day period (or longer period if such default cannot reasonably be cured within said thirty (30) day period), Landlord shall have the right, in addition to the rights set forth in the preceding sentence, to seek damages or an injunction as to such failure to perform, or after the expiration of such thirty (30) day period Landlord may, but only during the continuance of such default, send a notice to Tenant terminating this Lease and reenter the Demised Premises and dispossess Tenant and any other occupants thereof, remove their effects not previously removed by them, and hold the Demised Premises as if this Lease had not been made; and Tenant waives the service of any additional notice of intention to reenter or to institute legal proceedings to that end. If any payment of Fixed Annual Rent, Additional Rent, or other sum owing Landlord is not paid within five (5) days after the same is due, then in addition to all other remedies hereunder Tenant shall pay an administrative late charge to Landlord equal to five percent (5%) of the overdue amount in question, which late charge will be due upon demand as Additional Rent.

B. After a termination, dispossess or removal in accordance with this Section, (1) the Fixed Annual Rent and Additional Rent shall be paid up to the date of such dispossess or removal, (2) Landlord may re-let the Demised Premises or any part or parts thereof either in the name of Landlord or otherwise, for a term or terms which may, at the option of Landlord, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease, and (3) Tenant shall pay to Landlord, as liquidated damages, any deficiency between the Fixed Annual Rent and Additional Rent due hereunder and the amount, if any, of the rents actually collected by Landlord on account of the new lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease (not including any Renewal Periods, the commencement of which shall not have occurred prior to such dispossess or removal). In computing such liquidated damages there shall be added to said deficiency the expenses which Landlord incurs in connection with re-letting the Demised Premises, including reasonable attorneys’ and brokerage fees, tenant inducements such as free rent, moving expense reimbursements, tenant improvement allowances, brokerage commissions, fees for legal services, and other expenses of preparing the Demised Premises for reletting (“Reletting Expenses”). Such Reletting Expenses shall be paid to Landlord within ten (10) days of demand and all other liquidated damages shall be paid by Tenant in monthly installments on the dates specified in this Lease for payment of Fixed Annual Rent and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord shall not be liable for failure to re-let the Demised Premises or, in the event that the Demised Premises are re-let, for failure to collect the rent under such re-letting, unless Landlord shall not have used its commercially reasonable efforts to re-let the Demised Premises for the reasonable rental value thereof and to collect the rent under such re-letting. Landlord shall use its commercially reasonable efforts to mitigate damages.

C. Landlord hereby expressly waives any and all rights granted by or under any present or future laws to reenter the Demised Premises, to dispossess Tenant or any other occupant thereof or to remove their effects not previously removed by them, or to terminate this Lease for any reason or in any manner other than as set forth in this Section 25. Tenant hereby expressly waives any and all rights granted by or under any present or future laws to remain in possession, cure any defaults or redeem its leasehold for any reason or in any manner other than as set forth in this Section 25. The provisions of this Section 25 shall survive the early termination of the Term.

D.              Any sum due from Tenant under this Lease is not paid within five (5) days after the same is due, such amount shall bear interest from the date due at the rate of one and one-half (11/2%) percent for each month (or ratable portion thereof) the same remains unpaid. Nothing in this Lease shall limit the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time; and Tenant agrees that the fair value for occupancy of all or any part of the Demised Premises at all times shall never be less than the Fixed Annual Rent and all Additional Rent payable from time to time.

E.              The Guaranty given by Guarantor of this Lease is a material inducement to Landlord’s entering into this Lease. If at any time the Guarantor of this Lease shall sell all or a material portion of its assets or shall merge or consolidate with another entity and, in either case, if (1) Guarantor (including the resulting entity of any merger or consolidation) has a tangible net worth immediately after the transaction that is less than Guarantor’s tangible net worth immediately prior to the transaction, and (2) Guarantor’s tangible net worth immediately after the transaction is less than the Minimum Credit Test, then the transaction shall be a default under this Lease for which there is no cure period entitling Landlord to exercise all of the rights and remedies under this Section. If at any time the existing Guarantor desires to assign the Guaranty to another person and for such person to assume all of the obligations and liabilities under the Guaranty, and if the proposed successor Guarantor’s tangible net worth is greater than the Minimum Credit Test, Tenant may present evidence of such proposed successor Guarantor’s tangible net worth to Landlord in the form of financial statements for (A) the most recent fiscal year of the proposed successor Guarantor audited by a nationally recognized firm of certified public accountants and (B) the most recent fiscal quarters since such fiscal year certified to by Guarantor’s chief financial officer, together with a form of Guaranty identical in form to the form of Guaranty attached to this Lease as Exhibit F to be executed and delivered by the proposed successor Guarantor. Upon Landlord’s written approval of such financial statements as demonstrating a tangible net worth of the proposed successor Guarantor greater than the Minimum Credit Test (which approval will not be unreasonably withheld, conditioned or delayed) and upon the execution and delivery to Landlord of such form of Guaranty by the proposed successor Guarantor, the existing Tenant (if, but only if the Lease is being assigned to a successor Tenant) and Guarantor shall be released from all liability under the Lease and Guaranty and the successor Tenant and Guarantor shall become fully liable to Landlord under the Lease and Guaranty. Thereafter and as an obligation of the then successor Tenant under this Lease, such successor Guarantor shall annually and quarterly continue to provide such financial statements to Landlord demonstrating that it continues to meet the Minimum Credit Test for those provisions of this Lease requiring such as a condition of being relieved from certain Lease obligations otherwise applicable. As used in this Lease “Guarantor” means the Guarantor then fully liable under its Guaranty to Landlord. “Tangible net worth” means the net worth as shown on such financial statements prepared in accordance with generally accepted accounting principles consistently applied and disregarding any value attributable to good will or other intangible assets and amounts owed by shareholders, officers or Affiliates except to the extent such amounts owed by Affiliates would ordinarily and customarily be consolidated on Tenant’s financial statements. “Minimum Credit Test” means a tangible net worth as shown on such fiscal year and fiscal quarter financial statements of at least Five Hundred Million Dollars ($500,000,000).

26. DESTRUCTION.

A.             In the event of any damage or destruction by fire, the elements, or casualty (hereinafter called “Destruction”) to all or any part of the Building or any other Improvements in the Demised Premises, Tenant shall commence promptly, and with due diligence continue to restore same to substantially the same condition as existed immediately preceding the Destruction, except as otherwise provided in paragraph B of this Section. If the Destruction is partial, Tenant shall complete the restoration within two hundred seventy (270) days after the Destructions, subject to Unavoidable Delays. If the Destruction is total, Tenant shall complete the restoration within eighteen (18) months following the Destruction, subject to Unavoidable Delays. In no event shall Fixed Annual Rent or any Additional Rent abate on account of any Destruction.

B.              If, as a result of any Destruction, fifty percent (50%) or more of the total floor area of the Building is damaged, destroyed or, in Tenant’s reasonable opinion rendered untenantable, during the last two (2) years of the Initial Term or during any Renewal Term (but this shall not apply at any other time), Tenant may elect to terminate this Lease by giving notice to Landlord of such election on or before the date that is ninety (90) days after the Destruction, stating the date of termination, which shall be not more than thirty (30) days after the date on which such notice of termination shall have been given, and (1) upon the date specified in such notice this Lease and the term hereof shall cease and expire and (2) any Fixed Annual Rent and Additional Rent shall be paid until such date of termination and any such amounts paid for a period after such date of termination shall be promptly refunded to Tenant. In the event that Tenant elects to terminate this Lease as a result of the Destruction referenced above, Tenant shall cause all insurance proceeds to be paid to Landlord including business interruption insurance proceeds.

C. Except in the case of paragraph B of this Section, Insurance proceeds shall be deposited with a bank or trust company acceptable to Landlord and Tenant and under the control of Landlord and Tenant, as trustees, or, if the Fee Mortgagee shall be a bank, trust company, insurance company or other entity engaged in mortgage lending then such proceeds shall be deposited with such Fee Mortgagee and shall be held and disbursed by it, as trustee, for restoration in accordance with customary construction lending practice and procedures. Any excess insurance proceeds shall be paid to Tenant at the conclusion of the restoration so long as Tenant is not then in default beyond any applicable cure period.

27. EMINENT DOMAIN.

A. In the event of an actual taking for any public or quasi-public use by any lawful power or authority by exercise of the right of condemnation or of eminent domain or by agreement between Landlord and those having the authority to exercise such right (hereinafter called “Taking”) of the entire Building, then (1) this Lease and the Term shall cease and expire as of the date of vesting of title or transfer of possession, whichever occurs earlier, as a result of the Taking, and (2) any Fixed Annual Rent and Additional Rent shall be paid until such termination and any such amounts paid for a period after such date of termination shall be promptly refunded to Tenant.

B.              (1) In the event of a Taking of twenty (20%) or more of the Demised Premises, or in the event of a Taking resulting in a reduction of twenty (20%) percent or more of the parking spaces (unless Landlord provides adequate and sufficient additional contiguous parking areas in substitution therefor reasonably acceptable to Tenant), or in the event of a Taking resulting in a divided Building or parking area such that passage between the divided portions of the parking area is not possible, or in the event of permanent denial of reasonably adequate access to the Demised Premises or Building on account of a Taking which in Tenant’s reasonable judgment makes it economically unfeasible to operate Tenant’s business at the Demised Premises, then Tenant may elect to terminate this Lease by giving notice of termination to Landlord on or before the date which is ninety (90) days after receipt by Tenant of notice that the Taking in question. Said notice of termination shall state the date of termination, which date of termination shall be not more than thirty (30) days after the date on which such notice of termination is given to Landlord, and (a) upon the date specified in such notice of termination this Lease and the term hereof shall cease and expire, and (b) any Fixed Annual Rent and Additional Rent shall be paid until the date of termination and any such amounts paid for a period after such date of termination shall be promptly refunded to Tenant.

(2) If Tenant does not elect to terminate this Lease as aforesaid, then the award or payment for the Taking shall be used by Tenant for restoration as hereinafter set forth and Tenant shall promptly commence and with due diligence continue to restore the portion of the Demised Premises remaining after the Taking to substantially the same condition and tenantability as existed immediately preceding the Taking. Tenant shall complete the restoration within two hundred seventy (270) days after the Destruction, subject to Unavoidable Delays. Taking proceeds shall be paid, held and disbursed in the same manner as insurance proceeds under Section 26C and there shall be no abatement or reduction in Fixed Annual Rent or any Additional Rent. Any taking proceeds remaining after the restoration is complete shall be divided equally between Landlord and Tenant.

C.              If this Lease is terminated under any provision of this Section 27, so long as Tenant is not then in breach of this Lease beyond any applicable cure period, any specific damages that are expressly awarded to Tenant on account of its relocation expenses and specifically so designated shall belong to Tenant. Except as provided in the preceding sentence of this paragraph, Landlord reserves to itself, and Tenant releases and assigns to Landlord, all rights to damages accruing on account of any Taking or by reason of any act of any public authority for which damages are payable. Tenant agrees to execute such further instruments of assignment as may be reasonably requested by Landlord, and to turn over to Landlord any damages that may be recovered in any proceeding or otherwise; and Tenant irrevocably appoints Landlord as its attorney-in-fact with full power of substitution so to execute and deliver in Tenant’s name, place and stead all such further instruments if Tenant shall fail to do so after 10 days notice.

28.             THIRD PARTY LITIGATION. If Landlord, Landlord’s adviser or its mortgagees are made parties to any litigation commenced by or against Tenant by or against any person claiming through Tenant with respect to the Demised Premises, Tenant agrees to indemnify Landlord in the manner provided in Section 38 and in addition pay, as Additional Rent, all costs of Landlord in connection with such litigation including reasonable counsel fees and litigation costs, except in the sole instance where Landlord or Tenant have legal claims in the litigation against one another or where Landlord has been adjudicated in any litigation to have acted with gross negligence or willful misconduct. Without limitation, the foregoing includes foreclosure or enforcement of any lien, attachment or mortgage on the Demised Premises resulting from the act or omission of Tenant, but shall not include any Fee Mortgage or other lien created by Landlord.

29.            WAIVER OF DISTRAINT. Landlord hereby expressly waives any and all rights granted by or under any present or future laws to levy or distrain for rent, in arrears, in advance or both, upon all goods, merchandise, equipment, trade fixtures, furniture and personal property of Tenant or any nominee of Tenant in the Demised Premises, delivered or to be delivered thereto.

30.            ESTOPPEL CERTIFICATES. Upon the request of either party, at any time and from time to time, Landlord and Tenant agree to execute and deliver to the other, within thirty (30) days after such request, a written instrument that may be relied upon by the requesting party, its potential purchasers, lenders, investors, subtenants and/or assignees (and any of their respective successors and assigns), duly executed, (a) certifying if such is the case that this Lease has not been modified and is in full force and effect or, if there has been a modification of this Lease, that this Lease is in full force and effect as modified, stating such modifications, (b) specifying the dates to which the Fixed Annual Rent and Additional Rent have been paid,

(c) stating whether or not, to the knowledge of the party executing such instrument, the other party hereto is in default and, if such party is in default, stating the nature of such default, (d) stating the Commencement Date and Expiration Date, (e) stating which options to renew the term have been exercised, if any; and (f) any other information that may reasonably requested by the requesting party and customarily addressed in an estoppel certificate.

31. NOTICES. Any notices, consents, approvals, submissions or demands (“Notices”) given under this Lease or pursuant to any law or governmental regulation, including, without limitation, those by Landlord to Tenant or by Tenant to Landlord shall be in writing. Unless otherwise required by law, governmental regulation or this Lease, any such Notice shall be deemed given if sent by registered or certified mail, return receipt requested, postage prepaid or by nationally recognized overnight delivery service (a) to Landlord, at the address of Landlord as hereinabove set forth and with like copy given to Daniel A. Taylor, Esq. or Primo Fontana, Esq., DLA Piper, 33 Arch Street 26th Floor, Boston MA 02110 and/or such other persons and addresses as Landlord may designate by notice to Tenant; or (b) to Tenant, then one copy shall be delivered to the attention of the General Counsel, another shall be delivered to the attention of the Senior Vice President of Real Estate, and another shall be delivered to the attention of the Senior Director of Properties and Administration, all at 2 Paragon Drive, Montvale, New Jersey 07645 or to such other addresses as Tenant may designate by notice to Landlord. Any such Notice shall be deemed given three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, and one business (1) day when sent by overnight delivery. A party’s attorney may give Notices on behalf of such party.

32.            BROKER. Each party represents and warrants to each other there is no broker, agent, finder or other person with whom it has dealt in connection with the negotiation, execution and delivery of this Lease other than those persons named in that certain Agreement of Sale and Leaseback dated as of November 2, 2010 entered into between Tenant and Landlord (or Affiliates of each) regarding a transaction that led to this Lease.

33.            LIENS. Tenant shall keep the Demised Premises (and Landlord’s interest therein) and Tenant’s leasehold (and Tenant’s interest therein) free of, and shall within thirty (30) days discharge, any attachment, lien, security interest or other encumbrance that arises as a result of any act or omission of Tenant or persons acting by, through or under Tenant. Without limitation, Tenant will not permit or suffer any mechanic’s or materialmen’s or other liens to stand against the Demised Premises for any labor or material furnished in connection with work of any character performed, any services provided or any other act, omission or obligation on the part or at the direction of Tenant or persons claiming by, through or under Tenant, and Landlord will not permit any such liens for work or material furnished the Landlord to stand against said premises (the foregoing shall not imply that Landlord has any responsibility to furnish any work or material). However, Landlord and Tenant shall respectively have the right to contest the validity or amount of any such lien, provided that the payment of such amount is bonded during the pendency of such contest, but upon the final determination of such contest the party responsible for such lien shall immediately pay any judgment rendered with all proper costs and charges (including reasonable attorneys’ fees) and shall have the lien released at its own expense. In lieu of bonding either party may obtain other security acceptable to the other party in such party’s sole discretion. Any contest hereunder shall be subject to all requirements set forth in any Fee Mortgage.

34.            DEFINITION OF LANDLORD. The term “Landlord” as used herein, means Landlord named herein and any subsequent owner of Landlord’s estate hereunder. Any owner of Landlord’s estate hereunder shall be relieved of all liability under this Lease after the date that it ceases to be the owner of Landlord’s estate (except for any liability arising prior to such date) and the party succeeding to Landlord’s estate shall assume all liability of Landlord arising from and after it becomes owner of Landlord’s estate. The foregoing shall be self-operative but Landlord and Tenant shall upon the request of either execute and deliver an instrument acknowledging the foregoing.

35.            ADJOINING OR ADJACENT PROPERTY. Landlord and Tenant shall each promptly forward to the other any notice or other written communication received by it from any owner of property adjoining or adjacent to the Demised Premises or from any municipal or other governmental authority in connection with any hearing or other administrative proceeding relating to the use of the Demised Premises or any adjoining or adjacent property. Tenant may, at its sole cost and expense, in its own name and/or in the name of Landlord, appear in any such proceeding. Landlord shall fully cooperate with Tenant (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant) and shall, without limitation, make such appearances and furnish such information as may be reasonably required by Tenant. Landlord agrees to execute any instruments reasonably requested by Tenant in connection with any such proceeding.

36. ENVIRONMENTAL LAWS.

A. “Environmental Laws” shall mean all federal, state or local laws, ordinances, rules, regulations, or policies, whether now or hereafter enacted, governing the use, clean-up, remediation storage, treatment, transportation, manufacture, refinement, handling, release, production or disposal of Hazardous Materials including, without limitation: (1) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (42 U.S.C. Sections 9601, et. seq.) as amended by the Superfund Amendments and Reauthorization Act; (2) the Hazardous and Solid Waste Act amendments of 1984 Pub L 98-616 (42 U.S.C. Section 699); (3) the Hazardous Materials Transportation Act, (49 U.S.C. Section 1801, et. seq.); (4)the Resource Conservation and Recovery Act of 1976, (42 U.S.C. Sections 6901, et. seq.); or (5)the Toxic Substances Control Act, and any amendments thereto and any regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental laws, ordinances, rules, or regulations whether now or hereafter enacted. “Hazardous Materials” shall mean any hazardous wastes or hazardous substances as defined in any Environmental Law including, without limitation, any asbestos, PCB, toxic, noxious or radioactive substances, methane, volatile hydrocarbons, petroleum, petroleum by-products, industrial solvents or any other material or substance which could cause or constitute a health, safety or other environmental hazard to any person or property.

B. Tenant, at its sole cost and expense, shall until the Expiration Date of this Lease comply with all Environmental Laws and shall be responsible for all Hazardous Materials on or migrating from the Land and Demised Premises prior to, on and after the Commencement Date, it being acknowledged that Tenant or its Affiliate owned the Land and Demised Premises prior to the Commencement Date. Tenant shall provide Landlord with copies of any notices pertaining to any governmental proceedings or actions under any Environmental Law (including requests or demands for entry onto the Demised Premises and/or Land for purposes of inspection regarding the handling, disposal, clean-up or remediation of Hazardous Materials or claims, penalties, fines or assessments) within fifteen (15) days after receipt thereof. Landlord shall cooperate with Tenant (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant) and provide such documents, affidavits and information as may be reasonably necessary for Tenant to comply with all Environmental Laws.

C. If required by governmental authority or if Landlord has a reasonable basis to believe a release of Hazardous Materials may have occurred or a threat of release exists on or from the Land or Demised Premises or Hazardous Materials activities have taken place on the Land or Demised Premises that do not conform to Environmental Laws, then Landlord may, but need not, perform appropriate testing in a commercially reasonable manner and the reasonable costs thereof shall be reimbursed to Landlord by Tenant upon demand as Additional Rent. Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s actual knowledge and belief regarding the presence or absence of Hazardous Materials at the Land and Demised Premises. In all events, and without limitation, Tenant shall indemnify all Indemnitees, expressly including without limitation all Fee Mortgagees, in the manner elsewhere provided in this Lease with respect to Hazardous Materials on or migrating from the Land and Demised Premises prior to, on and after the Commencement Date (and for these purposes, the loss indemnified shall include without limitation any costs of investigation or remediation, and any claim of personal injury or property damage to any person); provided, however, that such indemnity shall not include and Tenant shall not be responsible for Hazardous Materials migrating on to the Land from the land of third parties. The covenants of this Section shall survive the Term. Tenant shall from time to time upon Landlord’s request confirm all of the foregoing covenants directly to mortgagees.

37. LEASEHOLD MORTGAGE.

A.             Tenant, and its successors and assigns (including, without limitation, any subtenant of Tenant), may, from time to time and without Landlord’s prior written consent, mortgage all or any portion of its right, title and interest in and to this Lease under one leasehold mortgage at any one time, or two leasehold mortgages given as part of a single financing transaction, to an Institutional Lender (each, a “Leasehold Mortgage”), and assign any or all rights under this Lease and any subleases as collateral security for such Leasehold Mortgage; provided that all rights acquired under such Leasehold Mortgage shall be subject to all of the terms, covenants and conditions of this Lease, and to all rights and interests of Landlord, none of which terms, covenants or conditions is or shall be waived by Landlord by reason of the right given to so mortgage such interest in this Lease. In no event shall Tenant have any right to mortgage or encumber Landlord’s fee interest in the Demised Premises. The term “Leasehold Mortgage” shall include whatever security instruments that may be used in the locale of the Demised Premises, such as, without limitation, deeds of trust, security deeds and conditional deeds, as well as financing statements, assignment of leases and rents, security agreements and other documentation required pursuant to the Uniform Commercial Code. The term “Leasehold Mortgage” shall also include any instruments required in connection with a sale-leaseback transaction. An “Institutional Lender” is a bank, trust company, savings and loan association, pension fund, endowment fund, insurance company, other institutional pool of recognized status or a governmental authority empowered to make loans or issue bonds or any other recognized institution regularly engaged in the making of mortgage loans that has not less than $100,000,000 in assets. The holder of any Leasehold Mortgage shall be called a “Leasehold Mortgagee.”

B.              If Tenant and/or Tenant’s successors and assigns (including, but not limited to, any sublessee of Tenant) shall grant a Leasehold Mortgage, and if Tenant shall send to Landlord a true copy thereof, together with a notice specifying the name and address of the Leasehold Mortgagee (“Mortgage Notice”), Landlord agrees that as long as any such Leasehold Mortgage shall remain unsatisfied of record or until a notice of satisfaction is given by the Leasehold Mortgagee to Landlord, the following provisions shall apply:

(1)             There shall be no cancellation, surrender or modification of this Lease by joint action of Landlord and Tenant without the prior consent of the Leasehold Mortgagee;

(2)             Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the Leasehold Mortgagee. The Leasehold Mortgagee shall thereupon have the same period to remedy or cause to be remedied the defaults complained of, and Landlord shall accept such performance by or at the instigation of such Leasehold Mortgagee as if the same had been done by Tenant; provided that in the case of defaults that cannot be cured by the payment of money in addition the Leasehold Mortgagee shall be entitled to such further time to remedy or cause to be remedied the defaults complained of as may be reasonably necessary for the Leasehold Mortgagee to remove any stay in bankruptcy and/or to commence and complete foreclosure proceedings or remove any cause beyond the Leasehold Mortgagee’s reasonable control impairing its ability to cure or remedy, to obtain possession of the Demised Premises and thereafter to commence and diligently prosecute such cure or remedy to completion.. Nothing herein shall be construed as requiring a Leasehold Mortgagee to cure any default. Landlord’s failure to deliver any such copy to a Leasehold Mortgagee shall not affect the Landlord’s exercise of any right or remedy under the Lease in any way whatsoever;

(3)             If any default shall occur which, pursuant to any provision of this Lease, entitles Landlord to terminate this Lease, and if before the expiration of twenty (20) days from the date of the giving of notice of termination upon such Leasehold Mortgagee, such Leasehold Mortgagee shall have notified Landlord of its desire to nullify such notice and shall have paid to Landlord all Fixed Annual Rent and Additional Rent herein provided for which are then in default, and shall have complied (or caused compliance) with all of the other requirements of this Lease, if any are then in default, then, in such event, Landlord shall not be entitled to terminate this Lease and any notice of termination previously given shall be void and of no effect;

(4)             Notwithstanding anything in this Lease to the contrary, any sale of Tenant’s leasehold interest in any proceeding for the foreclosure of the Leasehold Mortgage, or the assignment or transfer of Tenant’s leasehold interest in lieu of the foreclosure of any Leasehold Mortgage, shall be deemed to be a permitted sale, transfer or assignment;

(5)             If not required to be held by the Fee Mortgagee, the proceeds from any insurance policies or arising from a Taking may be held by any institutional Leasehold Mortgagee and distributed pursuant to the provisions of this Lease;

(6)             The Leasehold Mortgagee may be added to the “Loss Payable Endorsement” of any and all insurance policies required to be carried by Tenant hereunder on the condition that the insurance proceeds are to be applied in the manner specified in this Lease and that the Leasehold Mortgage shall so agree; except that the Leasehold Mortgage may provide a manner for disposition of such proceeds as remain after full compliance with the restoration covenants of this Lease, if any, otherwise payable to Tenant (but not such proceeds, if any, payable to Landlord, any Fee Mortgagee or jointly to Landlord or Tenant) pursuant to the terms of this Lease; and

(7) Landlord shall provide Leasehold Mortgage with prompt notice of any legal proceeding or arbitration between Landlord and Tenant. Unless the Leasehold Mortgage provided otherwise, Leasehold Mortgagee shall have the right to intervene in any such proceeding and be made a party to such proceeding, and the parties hereby consent to such intervention. Landlord’s failure to deliver any such notice to a Leasehold Mortgagee shall not affect the Landlord’s exercise of any right or remedy under the Lease in any way whatsoever.

Tenant, in any Mortgage Notice served upon Landlord under this Section, may exclude any or more of the above provisions, and if so excluded, such provisions shall not be effective.

C. Landlord shall, upon request, execute, acknowledge and deliver to each Leasehold Mortgagee, an agreement prepared at the sole cost and expense of Tenant, in form reasonably satisfactory to such Leasehold Mortgagee and Landlord, between Landlord, Tenant and Leasehold Mortgagee, separately agreeing to all of the provisions of this Section.

38.            INDEMNITY. Except as otherwise expressly set forth in this Lease, Tenant shall assume exclusive control of the Demised Premises and all areas pertaining thereto including all appurtenances, improvements, utilities, water bodies, grounds, sidewalks, walkways, driveways and parking facilities, and Tenant shall bear the sole risk of all related tort liabilities. To the greatest extent permitted by applicable law, Tenant shall indemnify, save harmless and defend Landlord, Landlord’s adviser and mortgagees and their respective officers, directors, managers, members, partners, agents and employees, (“Indemnitees”) from all liability, claim, damage, cost or loss (including reasonable fees and litigation costs) arising in whole or in part out of, or in any manner connected with (i) any injury, loss, theft or damage to any person or property while on or about the Demised Premises, or (ii) any condition of the Demised Premises, or the possession and use thereof (including any failure to vacate at the end of the Term) or any activity permitted or suffered on the Demised Premises (including Hazardous Materials), or (iii) any breach of any covenant, representation or certification by Tenant or persons acting under Tenant, or (iv) any negligent act or omission anywhere by Tenant or persons acting under Tenant, in each case paying the same to Landlord on demand as Additional Rent, except to the extent such liability results from the negligence or willful misconduct of Landlord or the other Indemnitees. Without implying that other covenants do not survive, the covenants of this Section shall survive the Term. Tenant shall immediately respond and assume the investigation, defense and expense of all of the foregoing matters. Landlord or any Indemnitee, at its sole cost and expense, may join in such defense with counsel of its choice.

39.            LIMITATION OF LANDLORD’S LIABILITY. Notwithstanding anything contained to the contrary in this Lease, whether express or implied, it is agreed that Tenant will look only to Landlord’s fee interest in and to the Demised Premises for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of a breach or default under this Lease by Landlord with respect to any claim whatsoever related to the Demised Premises, and no other property or assets of Landlord or of Landlord’s adviser or of any Fee Mortgagee or its or their managers, members, directors, officers, trustees, beneficiaries, shareholders, partners, joint venturers (disclosed or undisclosed) shall be subject to suit or to levy, execution or other enforcement procedures for the satisfaction of any such judgment (or other judicial process). No officer, director, manager, member, shareholder, trustee, beneficiary, partner, agent, attorney or employee of Landlord or of Landlord’s adviser or of any Fee Mortgagee shall ever be personally or individually liable; nor shall Landlord, Landlord’s adviser or any Fee Mortgagee or such persons ever be answerable or liable in any equitable judicial proceeding or order beyond the extent of their interest in the Demised Premises. In no event shall Landlord, Landlord’s adviser or any Fee Mortgagee or any such persons ever be liable to Tenant for indirect or consequential damages.

40.            BOOKS AND RECORDS. Tenant shall at all times keep and maintain full and correct records and books of account of the operations of the Demised Premises in accordance with generally accepted accounting principals consistently applied and shall accurately record and preserve the records of such operations in accordance with its customary records retention policy. Notwithstanding that there has been no Percentage Rent Event, Tenant shall report the gross sales from the Demised Premises to Landlord annually for each fiscal year of Tenant no later than thirty (30) days following the end of such fiscal year, such report to be certified by Tenant’s chief financial officer. Landlord shall keep such information confidential at all times in accordance with the terms of Exhibit J and may only release such information to Landlord’s constituent members, and so long as such persons execute and deliver to Tenant a Confidentiality Agreement with Tenant in the form attached hereto as Exhibit J (“Confidentiality Agreement”) whether or not Tenant signs such Confidentiality Agreement, also to its lenders and prospective lenders and to prospective purchasers of Landlord’s interest in the Demised Premises. Upon an Event of Default, Tenant shall permit Landlord, Landlord’s accountants and Fee Mortgagees reasonable access thereto, with the right to make copies and excerpts therefrom upon reasonable advance notice to Tenant.

41.            SATELLITE DISH. If permitted by applicable law, Tenant shall have the right to place on the roof or wall of the Demised Premises at Tenant’s sole cost and expense, a satellite dish (hereinafter called the “Dish”) for transmission of data (both receiving and sending) between Tenant’s various operations and its headquarters in accordance with all laws and governmental regulations.

42.            NO PRESUMPTION AGAINST DRAFTER. Landlord and Tenant agree and acknowledge that this Lease has been freely negotiated by Landlord and Tenant. In any event of any ambiguity, controversy, dispute or disagreement over the interpretation, validity or enforceability of this Lease or any of its covenants, terms or conditions, no inference, presumption or conclusion whatsoever shall be drawn against Tenant by virtue of Tenant’s having drafted this Lease.

43.            SUCCESSORS AND ASSIGNS; AFFILIATES. The covenants and agreements contained in this Lease shall bind and inure to the benefit of the successors and assigns of each party. As used in this Lease “Affiliate” (whether or not capitalized) shall mean, with respect to any person, any person controlled by, controlling, or under common control with such person; and “control” shall mean any direct ownership interest or right through the exercise of voting or approval rights or otherwise, to exercise decision-making authority generally.

44.            CAPTIONS. The captions preceding the Sections of this Lease are intended only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

45.            INVALIDITY OF CERTAIN PROVISIONS. If any provision of this Lease shall be invalid or unenforceable, the remainder of the provisions of this Lease shall not be affected thereby and each and every provision of this Lease shall be enforceable to the fullest extent permitted by law.

46.            CHOICE OF LAW/JURISDICTION. This Lease, and the rights and obligations of the parties hereto, shall be interpreted and construed in accordance with the laws where the Demised Premises are located (the “State”), without regard to the State’s internal conflict of law principles. Any disputes arising out of this Lease or between Landlord and Tenant shall be subject to the exclusive jurisdiction of the state courts of the State.

47.            NO WAIVER. The failure of either party to seek redress for violation of or to insist upon the strict performance of, any term, covenant or condition contained in this Lease shall not prevent a similar subsequent act from constituting a default under this Lease. Without limitation, no written consent by Landlord or Tenant to any act or omission that otherwise would be a default shall be construed to permit other similar acts or omissions. Neither party’s failure to seek redress for violation or to insist upon the strict performance of any covenant, nor the receipt by Landlord of rent with knowledge of any breach of covenant, shall be deemed a consent to or waiver of such breach. No breach of covenant shall be implied to have been waived unless such is in writing, signed by the party benefiting from such covenant and delivered to the other party; and no acceptance by Landlord of a lesser sum than the Fixed Annual Rent, Additional Rent or any other sum due shall be deemed to be other than on account of the installment of such rent or other sum due. Nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other right or remedy. The delivery of keys (or any other act) to Landlord shall not operate as a termination of the Term or an acceptance or surrender of the Demised Premises. The acceptance by Landlord of any rent following the giving of any default and/or termination notice shall not be deemed a waiver of such notice.

48.            ATTORNEY’S FEES. In the event that either Landlord or Tenant employ an attorney to enforce or defend any of the conditions, covenants, rights or obligations of this Lease (including, without limitation, a default by either party), then the prevailing party shall be entitled to all reasonable attorney fees and all other reasonable out-of-pocket litigation costs (including, but not limited to filing fees, expert reports and testimony, court costs and other usual costs of litigation of this type) incurred by such prevailing party.

49.            WAIVER OF TRIAL BY JURY. To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Demised Premises.

50. MISCELLANEOUS. Other than contemporaneous instruments executed and delivered of even date, if any, this Lease contains all of the agreements between Landlord and Tenant relating in any way to the Demised Premises and supersedes all prior agreements and dealings between them. There are no oral agreements between Landlord and Tenant relating to this Lease or the Demised Premises. This Lease may be amended only by a written instrument executed and delivered by both Landlord and Tenant. The provisions of this Lease shall bind Landlord and Tenant and their respective successors and assigns. Where the phrases “persons acting under” Landlord or Tenant or “persons claiming through” Landlord or Tenant or similar phrases are used, the persons included shall be assignees, sublessees, licensees or other transferees or successors of Landlord or Tenant as well as invitees or independent contractors of

Landlord or Tenant, and all of the respective employees, servants, contractors, agents and invitees of Landlord, Tenant and any of the foregoing. As used herein, “monetary default” shall mean a default that can be substantially cured solely by the payment of money and nothing more and “non-monetary default” shall mean a default that cannot be substantially cured solely by the payment of money and northing more. If either party is granted any extension, election or other option, to be effective the exercise (and notice thereof) shall be unconditional, irrevocable and must be made strictly in accordance with the prescribed terms and times; otherwise its purported exercise shall be void and ineffective. The enumeration of specific examples of a general provisions or use of the word “including” shall not be construed as a limitation of the general provision. Unless a party’s approval or consent is required by the express terms of this Lease not to be unreasonably withheld, such approval or consent may be withheld in the party’s sole discretion. The submission of a form of this Lease or any summary of its terms shall not constitute an offer by Landlord to Tenant; the leasehold shall only be created and the parties bound when this Lease is executed and delivered by both Landlord and Tenant. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers or any relationship other than landlord and tenant. This Lease and all consents, notices, approvals and all other related documents may be reproduced by any party by any electronic means or by electronic, photographic or other reproduction process and the originals may be destroyed; and each party agrees that any reproductions shall be as admissible in evidence in any proceeding as the original itself (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and that any further reproduction of such reproduction shall likewise be admissible. If any payment in the nature of interest provided for in this Lease shall exceed the maximum interest permitted under controlling law, as established by final judgment of a court, then such interest shall instead be at the maximum permitted interest rate as established by such judgment. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties or representations other than those expressly set forth in this Lease. Without limitation, where Tenant in this Lease indemnifies or covenants for the benefit of present and future Fee Mortgagees, such agreements are for the benefit of present and future Fee Mortgagees as third party beneficiaries; and at the request of Landlord, Tenant from time to time will confirm such matters directly with such Fee Mortgagee.

51.            COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. A facsimile, email, PDF or electronic signature shall be deemed an original signature.

52.            INCORPORATION OF STATE LAW PROVISIONS. Certain provisions/ sections of this Lease and certain additional provisions/sections that are applicable or required by laws of the state in which the Demised Premises are located may be amended, described or otherwise set forth in more detail on Exhibit I attached hereto, which such Exhibit by this reference, is incorporated into and made a part of this Lease. In the event of any conflict between such state law provisions and any provision herein, the state law provisions shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF this Lease has been duly executed under as of the Effective Date.

WITNESS:
WE APP SEAFORD LLC, a Delaware limited liability company

Name:		By:
Name:
Title:
WITNESS:
PATHMARK STORES, INC., a Delaware corporation

Name:	Craig H. Feldman	By:
		Name:	Christopher W. McGarry
		Title:	Vice President and Secretary

Signature Page to Lease By and Between
WE APP SEAFOOD LLC and PATHMARK STORES, INC

EXHIBIT A

SITE PLAN OF DEMISED PREMISES

EXHIBIT B1

LEGAL DESCRIPTION OF THE LAND

EXHIBIT B2

TITLE MATTERS AND ENCUMBRANCES

1.                                       Taxes, tax liens, tax sales, water rates, sewer rents and assessments not yet due and payable.

2.                                  Reservations for Easements contained in a deed by Avis A. Bond and Ruth Pine to Shop-Rite of Watchung, Inc., dated 6/1/67 recorded 6/6/67 in Liber 7676 cp 191.

3. Agreement for Non-Exclusive easement of ingress and egress by and between Shop-Rite of Watchung, Inc. and Avis A. Bond and Ruth Pine dated as of 10/09/67 recorded 1/26/68 in Liber 7785 cp 277.

EXHIBIT C

REMEDIAL WORK

(Tenant Performs Construction with Landlord Reimbursement)

Reimbursement Cap: $425,000.00

Remedial Work Completion Date: the third anniversary of the Effective Date of the Lease

C. 1 Construction Documents. Tenant shall prepare, at Tenant’s expense, and deliver to Landlord Construction Documents (meaning plans and specifications prepared by design professionals licensed to prepare such plans and specifications which reasonably fix and describe the work to be performed by Tenant contractors) for roof replacements, parking area repairs and replacements, heating, ventilating and air conditioning upgrades, environmental remediation, asbestos abatement and automation improvements in an amount totaling at least the amount of the Reimbursement Cap, all as Landlord and Tenant shall reasonably and mutually agree. The Construction Documents shall substantially conform to and describe such work as so agreed, and when such Construction Documents are approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, the work described therein shall be the “Remedial Work” referred to herein. Tenant shall provide at least 6 copies of the Construction Documents to Landlord. Tenant shall be solely responsible for the liabilities and expenses of all architectural and engineering services relating to the Remedial Work and for the adequacy and completeness of the Construction Documents submitted to Landlord and for the Remedial Work itself, notwithstanding Landlord’s approval thereof.

C.2 Remedial Work Reimbursement. Upon Landlord’s approval of the Construction Documents showing the Remedial Work to be performed, Tenant shall cause the Remedial Work to be performed in accordance with all of the terms and requirements of the Lease including Exhibit G, and the reasonable out-of-pocket costs to Tenant of performing the Remedial Work shall be eligible for Reimbursement in the manner provided below up to but not in excess of the Reimbursement Cap listed above. All costs for the Remedial Work in excess of the Reimbursement Cap shall be paid for entirely by Tenant, and Landlord shall not provide any reimbursement therefor. Any Remedial Work not completed by the Remedial Work Completion Date listed above shall be ineligible for reimbursement from Landlord, and such Remedial Work shall be paid for solely by Tenant.

Notwithstanding anything in the Lease to the contrary, prior to the Remedial Work Completion Date Tenant shall have no obligation to perform any Remedial Work if the cost of same will exceed the Reimbursement Cap, unless Tenant determines, in its sole, reasonable judgment, that such work is necessary and prudent for the proper maintenance and operation of the Demised Premises.

Reimbursement of the reasonable out-of-pocket costs to Tenant of performing Remedial Work up to the Reimbursement Cap and by the Remedial Work Completion Date shall be disbursed to Tenant by Landlord in no more than four disbursements the requests for each of which shall not be submitted more frequently than monthly. For each disbursement, Tenant shall submit a requisition package to Landlord with (1) an itemization of the costs being requisitioned, (2) a certificate by an officer of Tenant that all such costs are reasonable out-of-pocket costs to Tenant of performing Remedial Work and have been incurred and paid for by Tenant, that to the actual knowledge of Tenant the Remedial Work included within the requisition has been performed substantially in accordance with the Construction Documents and in accordance with the Lease, (3) appropriate back-up documentation including, without limitation, lien releases (in a form reasonably approved by Landlord) and paid invoices and bills and (4) a statement by Tenant’s chief financial officer that such officer knows of no default under the Lease on the part of Tenant nor of any event which with the giving of notice or the passage of time or both could ripen into a default under the Lease. The final requisition package shall further include a copy of all applications for and copies of all governmental permits issued in connection with the Remedial Work and the plans referred to in Section 13 of the Lease for any Alterations. Notwithstanding anything herein or in the Lease to the contrary, Landlord shall not be obligated to reimburse any costs of Remedial Work if a default under the Lease has occurred and is continuing. Landlord shall pay the reimbursement to Tenant within thirty (30) days following Landlord’s receipt of the completed package. In the event that Landlord fails to pay the reimbursement within such thirty (30) day period, Tenant may deduct the reimbursebable amount against Rent due under the Lease.

C.3 Performance of Remedial Work by Tenant. No Remedial Work for which reimbursement is sought shall be performed except in accordance with the Construction Documents. In connection with its approval thereof, Landlord may delete from the Construction Documents any items or aspects of Remedial Work which in Landlord’s reasonable judgment (i) would increase the cost of operating the Building or performing any other work in the Building, (ii) are incompatible with the design, quality, equipment or systems of the Building, (iii) would require unusual expense to readapt the Premises to general grocery store use or (iv) otherwise do not comply with the provisions of this Lease. Prior to commencing any Remedial Work, Tenant shall submit to Landlord certificates of insurance on the part of Tenant contractors meeting the requirements of Exhibit G paragraph 1A (4). If any such Tenant contractor or any other person ever makes a claim against any Indemnitee (as such term is defined in Section 38) in connection with any Remedial Work, then Tenant shall indemnify such Indemnitee in the manner provided in the Lease against such claim.

C.4 Re-allocation of Reimbursement Cap. Upon the completion of the Remedial Work up to $20,000 of the Reimbursement Cap may be allocated to increase the “Reimbursement Cap” under any other lease between Tenant and any Affiliate of Landlord (except for that certain lease for space at 9210 Atlantic Avenue, Queens (Ozone Park), New York).

EXHIBIT D

FORM OF SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT

KEY NO:

THIS AGREEMENT, made as of                              2010, by and among                              , a             , and its successors and assigns, having an office at                                           (hereinafter together with its successors and assigns called “Mortgagee”), WE APP Seaford LLC, a Delaware limited liability company, having an office c/o Winstanley Enterprises, LLC, 150 Baker Avenue Extension, Suite 303 Concord, Massachusetts 01742 (hereinafter called “Landlord”) and Pathmark Stores, Inc., a Delaware corporation having an office at 2 Paragon Drive, Montvale, New Jersey 07645 (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS, Mortgagee has made a loan, or is about to make a loan to Landlord in the original principal amount of $                         evidenced by a promissory Note secured by, among other securities, a mortgage or deed of trust (hereinafter, as the same may be amended, supplemented or otherwise modified from time to time, called the “Mortgage”) covering a parcel or parcels of land owned by Landlord and described on Exhibit A annexed hereto and made a part hereof, together with the improvements now or hereafter erected thereon (said parcel or parcels of land and improvements thereon being hereinafter called the “Mortgaged Property”);

WHEREAS, by a certain lease heretofore entered into between Landlord and Tenant dated as of November    2010 and amended by [ ] (said lease and amendments being hereinafter collectively called the “Lease”), Landlord leased to Tenant the Mortgaged Premises together with the building now or hereafter erected on all or a portion of said premises (the Mortgaged Premises and the improvements on or to be erected thereon being thereinafter called the “Demised Premises”);

WHEREAS, a Memorandum of Lease dated November     2010 was recorded on November     , 2010 in the                 in Book                       , Page                       ;

WHEREAS, a copy of the Lease has been delivered to Mortgagee, the receipt of which is hereby acknowledged; and

WHEREAS, Mortgagee is unwilling to make said loan to Landlord unless the Lease is subordinate to the lien of the Mortgage; and

WHEREAS, Section 16 of the Lease provides that the Lease shall become subject and subordinate to the lien of a mortgage of the fee interest of the Demised Premises if and when a non-disturbance agreement is entered into with respect to such mortgage; and

WHEREAS, the parties desire to subordinate the Lease to the lien of the Mortgage, and to provide for the non-disturbance of Tenant by Mortgagee.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.               Mortgagee hereby consents to and approves the Lease.

2.               Tenant covenants and agrees with Mortgagee that the Lease and any extensions, renewals, replacements or modifications thereof and Tenant’s interest in the premises under the Lease are and at all times shall subject and subordinate to the lien of the Mortgage, without regard to the order of priority of recording of the Mortgage and the Memorandum of the Lease, subject, however, to the provisions of this Agreement.

3.               Tenant certifies that the Lease is presently in full force and effect.

4.               Mortgagee agrees that so long as the Lease shall be in full force and effect and so long as Tenant is not in default (beyond any applicable notice and cure period) in the payment of fixed rent as set forth in the Lease, or in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed:

A.             Tenant shall not be named or joined as a party defendant or otherwise in any suit, action or proceeding for the foreclosure of the Mortgage or to enforce any rights under the Mortgage or the bond or note or other obligations secured thereby unless required by law to do so; and

B.              The possession by Tenant of the Demised Premises and the Tenant’s rights thereto shall not be disturbed, affected or impaired by, nor will the Lease or the term thereof be terminated or otherwise affected by (i) any suit, action or proceeding upon the Mortgage or the bond or note or other obligation secured thereby, or for the foreclosure of the Mortgage or the enforcement of any rights under the Mortgage or any other documents held by the Mortgagee, or by any judicial sale or execution or other sale of the Mortgaged Property, or by any deed given in lieu of foreclosure, or by the exercise of any other rights given to the Mortgagee by any other documents or as a matter of law, or (ii) any default under the Mortgage or the bond or note or other obligation secured thereby.

5.               Mortgagee hereby acknowledges and agrees that all trade fixtures and equipment whether owned by Tenant or any subtenant or leased by Tenant from a Landlord/Owner in the Demised Premises shall be subject to the provisions of Section 17 of the Lease.

6.               If the Mortgagee shall become the owner of the Mortgaged Property by reason of foreclosure of the Mortgage or otherwise, or if the Mortgaged Property shall be sold as a result of any action or proceeding to foreclose the Mortgage or by a deed given in lieu of foreclosure, the Lease shall continue in full force and effect, without necessity for executing any new lease, as a direct lease between Tenant, as tenant thereunder, and the then owner of the Mortgaged Property, as landlord thereunder, upon all of the same terms, covenants and provisions contained in the Lease, and in such event:

A.             Tenant shall be bound to such new owner under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the Renewal Periods, if Tenant elects or has elected to exercise its options to extend the term) and Tenant hereby agrees to attorn to such new owner and to recognize such new owner as landlord under the Lease; and

B.              Such new owner shall be bound to Tenant under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the Renewal Periods, if Tenant elects or has elected to exercise its options to extend the term) which terms, covenants and provisions such new owner hereby agrees to assume and perform; provided, however, that such new owner shall not be (i) obligated to complete any construction work required to be done by Landlord within or outside of the Demised Premises pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant; however this provision shall not relieve such new owner from any repair or maintenance obligations of Landlord expressly set forth in the Lease accruing or arising following new owner’s acquisition of fee title to the Mortgaged Property or impair any express setoff rights of Tenant expressly set forth in the Lease accruing or arising following new owner’s acquisition of fee title to the Mortgaged Property; (ii) required to make any repairs to the Mortgaged Property or to the Demised Premises or to perform any other construction or other work, including without limitation the restoration of the Demised Premises following any casualty or taking; (iii) liable for the return of security deposits or letters of credit, if any, paid or delivered by or on behalf of Tenant to Landlord, except to the extent such sums are actually received by such new owner (or any Mortgagee if such Mortgagee is not the new owner); (iv) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any prior Landlord unless such sums are actually received by Mortgagee or if such prepayment shall have been expressly approved of in writing by such new owner (or any Mortgagee if such Mortgagee is not the new owner); (v) bound by any agreement amending, modifying or terminating the Lease made without Mortgagee’s prior written consent; (vi) bound by any assignment of the Lease or sublease of the Demised Premises, or any portion thereof, made prior to the time such new owner succeeded to Landlord’s interest other than if made pursuant to the provisions of the Lease; (vii) liable on account of any default on the part of Landlord occurring prior to such new owner’s succeeding to Landlord’s estate; or (viii) subject to any counterclaims, offsets or defenses that Tenant might have against Landlord.

7.               If Landlord shall default in the performance of the Lease Tenant shall give written notice thereof to Mortgagee and Mortgagee shall have the right, but not the obligation, to cure such default in accordance with Section 23 of the Lease (and as provided therein the Mortgagee shall be entitled to such further time to cure as may be reasonably necessary for the Mortgagee to remove any stay in bankruptcy and/or to commence and complete foreclosure proceedings or remove any cause beyond the Mortgagee’s reasonable control impairing its ability to cure or remedy, to obtain possession of the Demised Premises and thereafter to commence and diligently prosecute such cure or remedy to completion)

8.               Landlord has agreed in the Mortgage and other loan documents that the rents payable under the Lease shall be paid directly by Tenant to Mortgagee upon the occurrence of a default by Landlord under the Mortgage or any other loan document. Accordingly, after notice is given by Mortgagee to Tenant that the rents under the Lease should be paid to or at the direction of Mortgagee, Tenant shall pay to Mortgagee, or in accordance with the directions of Mortgagee, all rents and other monies thereafter due and to become due under the Lease. Tenant shall have no responsibility to ascertain whether such demand by Lender is permitted under the Mortgage or any other loan document. Landlord hereby waives any right, claim or demand it may have nor or hereafter have against Tenant by reason of such payment to Mortgagee, and any such payment to Mortgagee shall discharge the obligations of Mortgagee to make such payment under the Lease.

9.               Any notices or communications given under this Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested, postage prepaid, (a) if to Mortgagee at the address of Mortgagee as hereinabove set forth or at such other address as Mortgagee may designate by notice, or (b) if to Landlord at the address of Landlord as hereinabove, or at such other address as Landlord may designate by notice, or (c) if to Tenant, then one copy shall be delivered to the attention of the Senior Vice President of Real Estate of Tenant, another shall be delivered to the attention of General Counsel of Tenant, and another shall be delivered to the Director of Properties & Administration of Tenant, all at 2 Paragon Drive, Montvale, New Jersey 07645 or at such other addresses as Tenant may designate by notice. During the period of any postal strike or other interference with the mail, personal delivery shall be substituted for registered or certified mail.

10.             This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and assigns.

11.             This Agreement contains the entire agreement between the parties and cannot be changed, modified, waived or cancelled except by an agreement in writing executed by the party against whom enforcement of such modification, change, waiver or cancellation is sought.

12.             This Agreement and the covenants herein contained are intended to run with and bind all lands affected thereby.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

WITNESS:
MORTGAGEE:

, a

Name:	By:
Name:
Title:

LANDLORD:

WE APP SEAFORD LLC, a Delaware limited liability company

Name:	By:
Name:
Title:

WITNESS:	TENANT:

PATHMARK STORES, INC., a Delaware corporation

Name:	By:
	Name:	Christopher W. McGarry
	Title:	Vice President and Secretary

WITNESS:	LANDLORD:

MORTGAGEE ACKNOWLEDGMENT

STATE OF                   )

SS:

COUNTY OF              )

ON THIS              day of              2010, before me, the subscriber, personally appeared              to me known, who being by me duly sworn, did depose and say that he is              of              the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public

LANDLORD ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On this                 day of                 2010, before me, the undersigned notary public, personally appeared                 , proved to me through satisfactory evidence of identification, which was a [current driver’s license] [a current U.S. passport] [my personal knowledge], to be the person whose name is signed on the preceding instrument and acknowledged the foregoing instrument to be his/her free act and deed as                 of WE APP Seaford LLC.

Notary Public
My Commission Expires:

TENANT ACKNOWLEDGMENT

STATE OF NEW JERSEY)

SS

COUNTY OF BERGEN)

ON THIS                 day of                 , 2010, before me, the subscriber, personally came Christopher W. McGarry, to me known, who being by me duly sworn, did depose and say that he is Vice President and Secretary of Pathmark Stores, Inc., the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public

EXHIBIT A

LEGAL DESCRIPTION OF MORTGAGED PROPERTY

(Attached)

EXHIBIT E

KEY NO:

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE made as of November          , 2010 by WE APP SEAFORD LLC, a Delaware limited liability company, having an office at c/o Winstanley Enterprises, LLC, 150 Baker Avenue Extension, Suite 303 Concord, Massachusetts 01742 Attn: Adam Winstanley (hereinafter called “Landlord”), and PATHMARK STORES, INC., a Delaware corporation, having an office at 2 Paragon Drive, Montvale, New Jersey 07645 (hereinafter called “Tenant”).

W I T N E S S E T H:

1.              For and in consideration of the sum of TEN and no/100 Dollars ($10.00) and of other valuable considerations paid by Tenant to Landlord, the receipt and sufficiency of which are hereby acknowledged by Landlord, Tenant and Tenant hereby takes from Landlord that certain parcel of land (hereinafter called “Land”) described on Exhibit B and the buildings and other improvements now or hereafter erected on the Land together with the benefit of any and all easements, appurtenances, rights and privileges now or hereafter belonging thereto. The land is currently improved by an existing building consisting of 41,030 square feet of space (the “Building), as more particularly shown on the site plan attached hereto as Exhibit A. The Building and any buildings and improvements now or hereafter erected on the Land shall be hereinafter called “Improvements”. The Land and any Improvements now or hereafter erected thereon are hereinafter collectively called the “Demised Premises.” The Demised Premises have been leased to Tenant upon and subject to the covenants and agreements set forth in a certain agreement between Landlord and Tenant bearing even date herewith (hereinafter called the “Lease”).

2.               The Lease is in effect. The original term of the Lease shall continue to and include the date which is twenty (20) years after the day before the Commencement Date if the Commencement Date is the first day of a month, or twenty years (20) years after the last day of the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month.

3.               Tenant has the right and option to extend the term of the Lease from the date upon which it would otherwise expire for ten (10) separate renewal periods of five (5) years each (each such period being known as a “Renewal Period”). Said right and option, if exercised by Tenant, shall be in accordance with the terms and conditions of Section 4 of the Lease.

4.               The Lease contains the entire agreement between the parties. All persons are hereby put on notice of the existence of the Lease and are referred to the Lease for its terms and conditions. The Lease is on file in the offices of Tenant and the Landlord as hereinabove set forth.

5.               This Memorandum of Lease is prepared, signed and acknowledged solely for recording purposes under the laws of the State of New York, and is in no way intended to change, alter, modify, amend or in any other way affect the rights, duties and obligations of Landlord and Tenant pursuant to the Lease; it being specifically understood and agreed between the parties that each has rights, duties and obligations imposed upon it in the Lease which are not expressly contained herein but are included herein by reference.

6. Upon expiration of the Lease term Landlord and its successors and assigns has irrevocably been named attorney-in-fact by Tenant in the Lease to execute, deliver and record a notice of termination of this Memorandum.

IN WITNESS WHEREOF this Memorandum of Lease has been duly executed as of the day and year first above written.

WITNESS:	WE APP SEAFORD LLC, a Delaware limited liability company

Name:	By:
Name:
Title:

WITNESS:	PATHMARK STORES, INC., a Delaware corporation

Name: Craig H. Feldman	By:
	Name:	Christopher W. McGarry
	Title:	Vice President and Secretary

EXHIBIT B

DEMISED PREMISES

EXHIBIT B

LEGAL DESCRIPTION OF THE LAND

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On this            day of November 2010, before me, the undersigned notary public, personally appeared                                                 , proved to me through satisfactory evidence of identification, which was a [current driver’s license] [a current U.S. passport] [my personal knowledge], to be the person whose name is signed on the preceding instrument and acknowledged the foregoing instrument to be his/her free act and deed as                                   of WE APP Seaford LLC.

Notary Public
My Commission Expires:

STATE OF NEW JERSEY)
SS
COUNTY OF BERGEN)

ON THIS           day of November, 2010, before me, the subscriber, personally came Christopher W. McGarry, to me known, who being by me duly sworn, did depose and say that he is the Vice President and Secretary of Pathmark Stores, Inc., the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public

UNCONDITIONAL GUARANTY

WHEREAS, Pathmark Stores, Inc., a Delaware corporation (“Tenant”) desires to enter into a certain lease (“Lease”) of even date concerning Demised Premises known as 4055 Merrick Road, Seaford, New York, with WE APP SEAFORD LLC, a Delaware limited liability company (“Landlord”). (Terms used herein and not otherwise defined will have the meaning given in the Lease.)

WHEREAS, as an inducement to entering into the Lease Landlord has required that the undersigned The Great Atlantic & Pacific Tea Company, Inc. (“Guarantor”) unconditionally guarantees the performance of all obligations of Tenant under the Lease.

NOW, THEREFORE, for good and valuable consideration, intending to be legally bound hereby, Guarantor agrees as follows:

1.               Guarantor unconditionally and absolutely guarantees to Landlord (which shall include its legal representatives, successors and assigns) the due and punctual performance of each and all of the Tenant’s obligations under or related to the Lease, including the timely payment of all sums due therein. Tenant’s obligations hereby guaranteed include, without limitation, those arising under amendments or modifications to the Lease hereafter entered into by Tenant and Landlord, all of which shall be so guaranteed even though Guarantor hereafter does not consent to or approve the same (Guarantor hereby waiving all rights of consent or approval with respect to such amendments or modifications).

2.               Guarantor waives presentment for payment or performance, notice of nonpayment or performance, notice of default, demand, protest or notice or acceptance of this Guaranty, any rights Guarantor may have by reason of any forbearance, modification, amendment, extension or any indulgence whatsoever that Landlord may grant or to which Landlord and the Tenant may agree with respect to the Lease, any and all notice of every kind to which Guarantor might otherwise be entitled with respect to the incurring of any further obligation or liability by Tenant to Landlord, demand for payment, the presentment of any instrument for payment, the protest or nonpayment thereof and any and all defenses whatsoever excepting only Tenant’s performance as required by the terms of the Lease. Guarantor also waives, unless and until all of the obligations of Tenant are fully paid and performed, any right to be subrogated in whole or in part to any right or claim of Landlord against Tenant and any right to require the marshalling of any assets of the Tenant, which right of subrogation or marshalling might otherwise arise from any partial payment by the Guarantor. It is expressly understood and agreed that Guarantor’s liability hereunder shall be unaffected by (i) any amendment or modification whatsoever of the provisions of the Lease, (ii) any extension of time for performance under the Lease, (iii) any delay by Landlord in exercising any right under the Lease or this Guaranty (none of which shall ever operate as a waiver of such right), or (iv) the release of Tenant or any other guarantor from performance or observance of any of the agreements or conditions contained in the Lease by operation of law or otherwise, whether made with or without notice to Guarantor, including without limitation any impairment, modification, change, release, rejection, disaffirmance, or limitation of the liability of Tenant, or any other guarantor of the Lease, of their estate in bankruptcy or insolvency resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other similar or insolvency statute, or from the decision of any court. Guarantor covenants that Guarantor will cause Tenant to maintain and preserve the enforceability of the Lease, as the same may hereafter be modified or amended, and will not permit it to take or to fail to take action of any kind the taking of which or the failure to take might be the basis for a claim that Guarantor has any defense to its obligation hereunder other than timely performance in full of the Lease in accordance with its terms. The joint and several liability of Guarantor hereunder shall exist irrespective of the validity or enforceability of the Lease.

3.               This shall be an agreement of suretyship as well as of guaranty, and Landlord, without being required to proceed first against Tenant or any other person or entity, may proceed directly against Guarantor whenever Tenant fails to make any payment due or fails to perform any obligation now or hereafter owed to Landlord without first resorting to or exhausting any other remedy and without first having recourse to the Lease; provided, however, that nothing herein contained shall prevent Landlord from suing on the Lease with or without making Guarantor a party to the suit or from exercising any other rights thereunder and if such suit, or other remedy, is availed of, only the net proceeds therefrom, after deduction of all Landlord’s Costs of Collection (defined below) shall be applied in reduction of the amount then due on this Guaranty.

4.               Guarantor agrees to pay to Landlord, on demand, all costs and expenses, including reasonable attorneys’ fees and litigation expenses, which Landlord may incur in the enforcement of Tenant’s obligations under the Lease or the liability of Guarantor hereunder (“Costs of Collection”). “Costs of Collection” includes, without limitation, all out of pocket expenses incurred by the Landlord’s attorneys and all costs incurred by Landlord including, without limitation, costs and expenses associated with travel on behalf of Landlord, which costs and expenses are related to or in respect of Landlord’s efforts to collect and/or to enforce any of the obligations and/or to enforce any of its rights, remedies or powers against or in respect of either or both Tenant or Guarantor (whether or not suit is instituted in connection with such efforts).

5. Guarantor represents and warrants to Landlord that (i) it has either examined the Lease or has had an opportunity to examine the Lease and has waived the right to examine; (ii) that it (and the individual acting on its behalf) has the full power, authority and legal right to execute and deliver this Guaranty; (iii) that this Guaranty is a binding legal obligation and is fully enforceable against Guarantor in accordance with its terms; (iv) that there is no action or proceeding pending or, to its knowledge, threatened against Guarantor before any court or administrative agency which might result in any material adverse change in its business or condition or in its assets; (v) that neither the execution nor delivery of this Guaranty nor fulfillment of nor compliance with the terms and provisions thereof will constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of Guarantor under any agreement or instrument to which it is now a party or by which Guarantor may be bound; and (vi) that Guarantor is the sole owner of all the common stock of Tenant and expects to derive financial benefit from the Lease.

6.               This Agreement shall be binding upon Guarantor and its legal representatives, successors and assigns, and shall inure to the benefit of Landlord and its legal representatives, successors and assigns, and is irrevocable until released in writing by Landlord. Each and every right, remedy and power hereby granted to Landlord or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Landlord at any time and from time to time. The validity, construction and performance of this Guaranty shall be governed by the laws of the State where the Demised Premises are located (the “State”), without regard to conflict of law principles. If any clause or provision of this Guaranty should be held illegal or invalid by any court, the invalidity of such clause or provisions shall not affect any of the remaining clauses or provisions hereof. In case any agreement or obligation contained in this Guaranty should be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Guarantor, as the case may be, to the full extent permitted by law. Each and every default hereunder or under the Lease shall give rise to a separate cause of action hereunder. The obligations and liabilities of hereunder shall be joint and several with any other guarantees given to Landlord in connection with the Lease. This Guaranty may be amended only by instrument in writing executed and delivered by both Landlord and Tenant. The provisions of this Guaranty shall bind Guarantor and its respective successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns. This Guaranty and all consents, notices, approvals and all other documents relating hereto may be reproduced by photographic, microfilm, microfiche or other reproduction process and the originals thereof may be destroyed; and each party agrees that any reproductions shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not reproduction was made in the regular course of business) and that any further reproduction of such reproduction shall likewise be admissible in evidence.

7.               Guarantor consents to and agrees that the courts of the State shall have personal jurisdiction over Guarantor for any action brought on this Guaranty including the right to grant judgment against Guarantor personally together with interest on any judgment obtained by Landlord at the interest rate set forth in the Lease for late payments (but if the same shall be unlawful for any reason, then at the highest permissible interest rate). Guarantor further agrees and consents that venue, if any, for any such action shall be as set forth in the Lease. Guarantor waives and relinquishes any and all rights to removal of any such action to any other court. Guarantor also waives trial by jury in any judicial proceeding involving any matter in any way arising out of or relating to this Guaranty or the Lease.

8. Any notice, communication, request or other document or demand made under this Guaranty shall be in writing and shall be deemed given at the earlier of (i) the date received or (ii) three (3) business days after the date deposited in a United States Postal Service Depository, postage prepaid first class certified or registered mail, return receipt requested, addressed to Guarantor or Landlord, as the case may be, at the respective addresses set forth opposite their names below:

Landlord:

WE APP Seaford LLC

c/o Winstanley Enterprises, LLC

150 Baker Avenue Extension, Suite 303

Concord, MA 01742

Attn. Adam Winstanley

with a copy similarly sent to:

DLA Piper LLP (US)

33 Arch Street, 26th Floor

Boston, MA 02110

Attention: Daniel A. Taylor, Esq. or Primo Fontana, Esq.

Guarantor:

The Great Atlantic & Pacific Tea Company, Inc.

2 Paragon Drive

Montvale, New Jersey 07645

Attn: Senior Vice President of Real Estate

with a copy similarly sent to

The Great Atlantic & Pacific Tea Company, Inc.

2 Paragon Drive

Montvale, New Jersey 07645

Attn: General Counsel

Either party may change an address to which any such notice, communication, request or other document or demand is to be delivered to it or delivery of copies thereof by furnishing written notice of such change to the other party. Each party shall, when giving notices, send at least one (1) copy by Federal Express, U.S. Express Mail, or other overnight delivery service, to the addressee.

IN WITNESS WHEREOF, Guarantor has executed and sealed this Guaranty the day of November         , 2010.

WITNESS:	THE GREAT ATLANTIC & PACIFIC
TEA COMPANY, INC., a Maryland corporation

By:
Name: Craig H. Feldman	Name: Christopher W. McGarry
Title: Senior Vice President

EXHIBIT G

INSURANCE

This Exhibit G shall be incorporated into the Lease, and where terms of this Exhibit conflict with these terms within the Lease, the terms of this Exhibit shall prevail and govern the Lease.

1.               INSURANCE.

A. Coverage. Tenant shall purchase and maintain insurance during the entire Term of the Lease and any period Tenant (or any party claiming by, through or under Tenant) occupies any portion of the Demised Premises, for the benefit of the Tenant and Landlord (as their interest may appear) with terms and coverages reasonably satisfactory to Landlord, and with insurers having a minimum A.M. Best rating of at least A/X, and with such increases in limits as Landlord may from time to time reasonably request, but initially Tenant shall maintain the following coverages in the following amounts:

(1)             Commercial General Liability Insurance naming Landlord, Landlord’s management, leasing and development agents and Landlord’s mortgagee(s) from time to time as additional insureds, with coverage for premises/operations, personal and advertising injury, products/completed operations and contractual liability with combined single limits of liability of not less than $1,000,000 for bodily injury and property damage per occurrence and not less than 2,000,000 in the aggregate and excess liability insurance with a limit not less than $20,000,000 per occurrence and aggregate. Notwithstanding anything to the contrary contained herein, Tenant’s obligation to maintain general liability insurance may be satisfied through a program of self-insurance whereby Tenant self-insures the first $3,000,000.00 per claim as long as the program is supported by an A-rated insurance company and its third party administrator.

(2)             Property insurance covering property damage and business interruption for the entire Demised Premises. Covered property shall include the Building, boilers and machinery, all tenant improvements, office furniture, trade fixtures, office equipment, merchandise and all other items Tenant’s property on the Demised Premises. Such insurance shall name Landlord and Fee Mortgagee(s) from time to time as additional loss payees as their interests may appear. Such insurance shall be written on an “all risk” of physical loss or damage basis including but not limited to the perils of fire, extended coverage, windstorm, vandalism, malicious mischief, terrorism, sprinkler leakage, flood, windstorm and earthquake, for the full replacement cost value of the covered items and other endorsements as Landlord shall reasonably request from time to time and in amounts that meet any co insurance clause of the policies of insurance with a deductible amount not to exceed $750,000. Such insurance shall include rent continuation coverage of no less than twelve (12) months. Such policy or policies shall provide that the proceeds of any loss shall be payable to Landlord and Tenant and to the holder (as its interest may appear) of any Fee Mortgage to which this Lease is subordinate so long as such holder and future holders of such Fee Mortgage are obligated to apply proceeds of insurance in the manner provided for in this Lease.

(3)             Workers’ Compensation Insurance and Employers Liability Insurance with statutory limits and automobile liability insurance (coverage must include owned, leased, hired and non owned vehicles) with a limit of at least $1,000,000 Combined Single Limit-Bodily Injury & Property Damage.

(4)             Tenant shall purchase or shall cause each Tenant contractor performing work on the Demised Premises to carry insurance protecting against claims set forth below which may arise out of or result from the contractor’s operations on the Premises and naming Landlord, Landlord’s management, leasing and development agents as additional insureds for Premises Operations and Completed Operations. Waiver of Subrogation to apply under all policies.

(1)           claims under workers’ or workmen’s compensation, disability benefit and other similar employee benefit acts—in amounts as required by law;

(2)           claims for damages because of bodily injury, occupational sickness or disease, or death of his employees or any other person and other personal injury and motor vehicle liability — Public Liability - Single Limit (Combined) Per Occurrence. Bodily Injury/Property Damage $1,000,000 w/ $2,000,000 General/Completed Operations Aggregate. Automobile Liability - Single Limit (Combined) Per Occurrence Bodily Injury and Property Damage $1,000,000. Excess Liability Umbrella covering all above items $5,000,000 per Occurrence; and

(3) claims for damages, other than the work of the contractor itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom — $1,000,000 per occurrence.

Tenant shall, prior to the commencement of the Term and on each anniversary of the renewal date thereof, furnish to Landlord certificate(s) evidencing such coverage, which certificate(s) shall state that such insurance coverage may not be canceled without at least thirty (30) days’ prior written notice to Landlord and Tenant. The insurance maintained by Tenant shall be deemed to be primary insurance and any insurance maintained by Landlord (acknowledging that Landlord has no obligation to maintain any insurance) shall be deemed secondary thereto. On all liability insurance Landlord, (and if requested, Landlord’s Fee Mortgagees and Landlord’s management, leasing and development agents shall be named as additional insureds with such coverage to be primary. Tenant agrees from time to time to deliver true and complete copies of all policies to Landlord upon request.

EXHIBIT H

PERCENTAGE RENT

If any Percentage Rent Event occurs as described in Section 5(E) of the Lease, then the following provisions shall immediately take effect, shall become a part of the Lease for the remainder of the Term and Tenant shall, in addition to all other rent provided for in the Lease, also pay Percentage Rent to Landlord in accordance with the following:

Section 5(E) Percentage Rent

5(E)(1) Percentage Rent - General Covenant. As used in this Section 5(E) the following terms have these meanings:

“Percentage Rent Rate” means one percent (1%) of Excess Gross Sales.

“Excess Gross Sales” means Gross Sales above the Gross Sales Benchmark.

“Gross Sales” has the meaning given below in Section 5 (E)(2).

“Gross Sales Benchmark” means $51,500,000.00, which amount is increased by five (5%) every five years at the same time Fixed Annual Rent increases under Section 5 (A) of the Lease.

Tenant covenants and agrees to pay to Landlord, as Additional Rent, the amount, if any, of Tenant’s Excess Gross Sales during any calendar month or part thereof during the Term, multiplied by the Percentage Rent Rate (“Percentage Rent”). (For any period less than a full calendar month the Excess Gross Sales and the Gross Sales Benchmark shall be prorated.) Such amounts payable hereunder are referred to as “Percentage Rent” and are also included in the term “Additional Rent.”

5 (E)(2) Gross Sales - Definition. “Gross Sales” means the total amount in dollars of the actual price charged (including finance charges), by Tenant and any sublease, assignee, licensee or other person conducting sales from or with respect to the Demised Premises, whether for cash or on credit, for all sales of merchandise, food, beverages, services, gift or merchandise certificates, and all other receipts of business conducted at, in, on, about or from the Premises, including, but not limited to, all mail or telephone orders, all internet sales, and all catalog sales and all home delivery sales received or filled at, from or with respect to the Premises, and including all deposits not refunded to purchasers, all orders taken in, from or with respect to the Premises, whether or not such orders are filled elsewhere, receipts of sales through any vending machine or other coin or token operated device or otherwise at, in, on, about, from or with respect to the Premises, and sales and receipts occurring or arising as a result of solicitation off the Premises conducted by personnel operating from or reporting to, or under the supervision of any employee of Tenant located at the Demised Premises. Gross Sales shall not, however, include any separately stated sums collected and remitted for any retail sales tax or retail excise tax imposed by any duly constituted governmental authority, nor shall they include any exchange of goods or merchandise between the stores of Tenant where such exchange of goods or merchandise is made solely for the convenient operation of the business of Tenant and neither for the purpose of consummating a sale which has theretofore been made at, in, on, about or from the Premises nor for the purpose of depriving Landlord of the benefits of a sale which otherwise would be made at, in, on, about, from or with respect to the Premises, nor the amount of any cash or credit refund made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by the purchaser and accepted by Tenant, nor sales of fixtures which are not a part of Tenant’s stock in trade. Each sale upon installment, credit or layaway shall be treated as a sale for the full price in the month during which such sale shall be made, irrespective of the time when Tenant shall receive payments from its customers, and no deduction shall be allowed for uncollectible payment by customer or uncollected or uncollectible credit accounts.

5(E)(3) Records and Reporting of Gross Sales. Tenant shall utilize, and cause to be utilized, cash registers equipped with consecutive serialized tapes and/or such other devices for recording sales as are normally used in Tenant’s type of business to record all sales and Tenant shall keep for at least 36 months after expiration of each calendar year or part thereof during the Term, full, true and accurate books of account and records (“books”) conforming to generally accepted accounting principles showing all Gross Sales transacted at, in, from and upon the Premises for such calendar year or part thereof, including all tax reports, dated cash register tapes, sales slips, sales checks, sales books, bank deposit records and other supporting data. Such books shall be kept on the Premises during the Term. Within fifteen (15) days after the end of each calendar month or portion thereof included in the Term, Tenant shall furnish to Landlord a statement of Gross Sales transacted during such previous month or portion thereof; and on or before each February 1 included in the Term and within thirty (30) days after the end of the Term Tenant shall furnish to Landlord a statement (the “Annual Statement”) certified by an independent public accountant of Gross Sales itemized on a calendar month by calendar month basis transacted during the preceding calendar year or part thereof. In the event of Tenant’s failure to furnish any statement of Gross Sales required hereunder, in addition to all other remedies afforded it under this Lease, Landlord shall be entitled to have an accountant of Landlord’s selection conduct an audit of Tenant’s books for such period or periods for which Tenant has failed to furnish such statements. Such audit shall be at Tenant’s expense and Tenant shall promptly reimburse Landlord for the costs of such audit. All such costs shall be deemed additional charges. Notwithstanding the foregoing, Landlord shall have the right from time to time by its accountants or representatives to audit all statements of Gross Sales and in connection with such audits to examine all of Tenant’s books (including all supporting data and any other records from which Gross Sales may be tested or determined) of Gross Sales; and Tenant shall make all books readily available for such examination. Failure of Tenant to make all books readily available for such examination shall be deemed a default under this Lease; and in addition to all other remedies afforded it under this Lease, Tenant shall promptly reimburse Landlord for the costs of such audit. All such costs shall be deemed additional charges. If any such audit discloses that the actual Gross Sales for any month transacted by Tenant exceed those reported by more than two percent, Tenant shall forthwith pay to Landlord the cost of such audit and examination together with any additional Percentage Rent payable to Landlord. Any information obtained by Landlord pursuant to the provisions of this Section shall be treated as confidential, except in any litigation or arbitration proceedings between the parties, and, except further, that Landlord may disclose such information to existing Lenders and to prospective buyers and lenders.

5 (E)(4) Payment. On or before the 15th day after the expiration of each full or partial calendar month included in the Term, Tenant shall pay all Percentage Rent due for such prior month to Landlord without demand, provided that if such amount exceeds the Percentage Rent that would be payable with respect to such month if Percentage Rent were calculated on the basis of Gross Sales for all months elapsed in the then current calendar year, Tenant shall not be required to pay any amount on account of such month unless and until such amount shall later be payable as part of the annual adjustment. Upon receipt by Landlord of each Annual Statement of Gross Sales there shall be an adjustment between Landlord and Tenant to the end that Landlord shall receive the exact amount of Percentage Rent due hereunder. Any overpayments by Tenant hereunder shall be credited against the next payments due under this Section. Any underpayments by Tenant shall be immediately due and payable. With respect to the calendar year in which the Term ends, the adjustments shall be prorated for the portion of the calendar year included in the Term.

EXHIBIT I

LOCAL LAW ADDENDUM

(Attached)

Lease Addendum (NY)

This Lease Addendum (“Addendum”) is supplemental to and made a part of that certain Lease dated as of November     , 2010 (the “Lease”) by and between WE APP Seaford LLC (“Landlord”) and Pathmark Stores, Inc. (“Tenant”). Capitalized terms used in this Addendum without definition shall have the meanings set forth in the Lease. This Addendum is to be construed as supplemental to, and part of, the Lease. In the event of any inconsistency between the Lease and this Addendum, the terms and provisions of this Addendum shall prevail.

Notwithstanding the terms and conditions contained in the Lease, and to the limited extent hereof, the parties agree as follows:

1.               Construction Lien. Nothing in the Lease shall be deemed to constitute Landlord’s consent or request, express or implied, by inference or otherwise: (a) to any contractor, subcontractor, laborer, or material supplier for the performance of any labor or the furnishing of any materials for any improvement, alteration or repair of the Demised Premises; or (b) to subject the Demised Premises to any mechanic’s lien.

2.               Maintenance of Property.

A.            To the extent the Lease requires Tenant to maintain or repair any sidewalk, Tenant shall perform all obligations of Landlord (and shall indemnify Landlord in the manner provided in the Lease against any liability of Landlord arising) under New York City Administrative Code §2-710 and -711.

B.            Tenant shall not clean any window in or about the Demised Premises (or require, permit, suffer, or allow any window to be cleaned) from the outside in violation of New York Labor Law §202.

3.               Landlord’s Remedies.

A.            Notwithstanding anything to the contrary in New York Real Property Actions and Proceedings Law (N.Y. RPAPL) §711(2) or any other applicable law or rule of procedure, Landlord’s acceptance of any partial payment on account of rent, even if such payment has been acknowledged or receipted for in writing, shall not be deemed to constitute Landlord’s “express consent in writing to permit Tenant to continue in possession” as referred to in N.Y. RPAPL §711(2) unless Landlord’s written acceptance expressly states that: “Landlord consents to Tenant’s remaining in possession notwithstanding nonpayment of rent.” Any such part payment shall merely constitute a payment on account and nothing more, and shall not limit any rights or remedies of Landlord.

B.            Tenant expressly waives and releases, for itself and for any person claiming by, through or under Tenant, any rights that Tenant or such person may have under New York civil practice law and rules §220 1 (or any other law or rule of procedure, including any provisions of the New York real property actions and proceedings law), in connection with any holdover proceedings or other action or proceeding regarding this Lease, Tenant’s rights as a tenant of the Building, or Tenant’s possession of the Demised Premises.

4.               Casualty. The provisions of Article 26 of this Lease on destruction shall be deemed an express agreement as to damage or destruction of the Demised Premises by fire or other casualty. New York Real Property Law §227 (and any similar or successor statute), providing for such a contingency in the absence of an express agreement, shall have no application.

5.               Redemption. Tenant specifically waives the right of redemption provided for in New York Real Property Actions and Proceedings Law §761, and any similar or successor statute.

6.               Landmarks. Tenant acknowledges and agrees that it shall not seek or support a landmark designation, unless such landmark designation is specifically sought by Landlord, pursuant to the New York City Administrative Code §25-322 for the Demised Premises or any part of the Building.

7.               Zoning Lot. Tenant acknowledges that Tenant has no rights to or interest in any development rights, “air rights,” rights to construct additional floor area, or comparable rights appurtenant to the Demised Premises. Tenant consents, without further consideration, to Landlord’s utilization or transfer of such rights in any manner. Tenant shall promptly execute and deliver any instruments that Landlord may reasonably request, including without limitation, instruments merging zoning lots, or waiving Tenant’s right to join in such instruments, to evidence such acknowledgment and consent. The provisions of this paragraph are and shall be deemed to be and shall be construed as Tenant’s express waiver and release of any interest Tenant may have as a “party in interest” (as defined under the definition of “Zoning Lot” in §12- 10 of the New York City Zoning Resolution or any similar or successor statute) in the Demised Premises.

EXHIBIT J

Confidentiality Agreement

(Attached)

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this “Agreement”) is entered into as of                   , 2010 (the “Effective Date”) by and between [TENANT], a                             , having an address at                                             (“Company”) and                    , a                          , having an address at                       (“Disclosee”).

In connection with Disclosee’s interest in obtaining information concerning the business of Company, Company is furnishing or has furnished Disclosee with certain written information concerning Company’s gross sales that is either non-public, confidential or proprietary in nature. This information furnished to Disclosee or its affiliates, agents, representatives or employees (“Representatives”), together with analyses, compilations, forecasts, studies or other documents prepared by Disclosee or its Representatives that contain or otherwise reflect such information is hereinafter referred to as the “Information.” In consideration of Company furnishing Disclosee with the Information, Disclosee agrees that:

1.             The Information is Company’s property and will be kept confidential and shall not, without Company’s prior written consent, be disclosed by Disclosee or Representatives in any manner whatsoever, in whole or in part, and shall not be used by Disclosee or its Representatives in any manner to compete with the business of Company. Moreover, Disclosee may reveal the Information only to its Representatives who need to know the Information, are informed by Disclosee of the confidential nature of the Information and who shall agree to act in accordance with the terms and conditions of this Agreement. Disclosee shall be responsible for any breach of this Agreement by its Representatives.

2.             The term Information shall not include such portions of the Information which (i) are or become generally available to the public other than as a result of a disclosure by Disclosee or its Representatives, or (ii) become available to Disclosee on a non-confidential basis from a source (other than Company or its Representatives) that is not prohibited from disclosing such Information to Disclosee by a legal, contractual or fiduciary obligation to Company; or (iii) must be disclosed in order to comply with any applicable law, order, regulation or ruling; (iv) is already known to Disclosee or its Representatives or is already in its or their possession prior to disclosure by Company hereunder, or (v) is independently developed by Disclosee or its Representatives without reference to the Information.

3.             In the event that Disclosee or anyone to whom Disclosee transmits the Information pursuant to this Agreement becomes legally compelled to disclose any of the Information, Disclosee will provide Company with prompt notice so that Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that Company waives compliance with the provisions of this Agreement, Disclosee will furnish only that portion of the Information that Disclosee is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

4.             Disclosee acknowledges that remedies at law may be inadequate or protect against breach of this Agreement, and Disclosee hereby in advance agrees that Company may seek injunctive relief without proof of actual damages. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to conflict of law principles. The exclusive jurisdiction for any disputes concerning this Agreement shall be the Superior Court of New Jersey,

Bergen County, and the parties hereby submit to such jurisdiction and waive all defenses relating to jurisdiction, venue and forum non convenience.

5.             Disclosee hereby defends, indemnifies and holds harmless Company and its Representatives and their respective successors and assigns against and from any loss, liability or expense, including attorney’s fees, arising out of any uncured breach by Disclosee or by its Representatives of any of the terms of this Agreement

6.             This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which shall constitute the same Agreement. A facsimile, email, pdf or electronic signature shall be deemed an original signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

COMPANY:

[TENANT], a

By:
Name:
Title:

DISCLOSEE:

, a

By:
Name:
Title:

EXHIBIT B-4

LEASE FORM FOR BALDWIN, NY

KEY NO:

LEASE

BY AND BETWEEN

WE APP BALDWIN LLC,
LANDLORD

AND

PATHMARK STORES, INC.,
TENANT

DEMISED PREMISES

AT

1764 GRAND AVENUE, BALDWIN, NEW YORK

		Page

1.	EXHIBITS	1

2.	DEMISED PREMISES	1

3.	TERM	2

4.	RENEWAL PERIODS	2

5.	RENT	3

6.	USE AND OCCUPANCY	5

7.	TAXES	7

8.	SIGNAGE	8

9.	TRUE LEASE	9

10.	REPAIRS	9

11.	INSURANCE	9

12.	REQUIREMENTS OF LAW AND FIRE INSURANCE	10

13.	ALTERATIONS	10

14.	ACCESS TO DEMISED PREMISES	11

15.	UTILITIES	11

16.	SUBORDINATION, NON DISTURBANCE AND ATTORNMENT	11

17.	TRADE FIXTURES	12

18.	ASSIGNMENT.	13

19.	TITLE AND AUTHORITY	14

20.	QUIET ENJOYMENT	15

21.	UNAVOIDABLE DELAYS	15

22.	END OF TERM	15

23.	LANDLORD’S DEFAULT	16

24.	ADDITIONAL CHARGES	16

25.	TENANT’S DEFAULT	16

26.	DESTRUCTION	19

27.	EMINENT DOMAIN	20

28.	THIRD PARTY LITIGATION	21

29.	WAIVER OF DISTRAINT	21

30.	ESTOPPEL CERTIFICATES	21

31.	NOTICES	21

(continued)

LEASE

THIS LEASE (this “Lease”), made as of November           2010 (the “Effective Date”), by and between WE APP BALDWIN LLC, a Delaware limited liability company with an office c/o Winstanley Enterprises, LLC, 150 Baker Avenue Extension, Suite 303 Concord, Massachusetts 01742 Attn: Adam Winstanley (hereinafter called “Landlord”), and PATHMARK STORES, INC., a Delaware corporation, having an office at 2 Paragon Drive, Montvale, New Jersey 07645 (hereinafter called “Tenant”). This Lease is guaranteed by The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (“Guarantor”) pursuant to a guaranty of even date herewith (as the same may be amended, supplemented or modified from time to time, the “Guaranty”).

WITNESSETH:

Landlord and Tenant covenant and agree as follows:

1.           EXHIBITS. The following Exhibits are annexed hereto and made a part hereof:

A.             Exhibit A, Site Plan of the Demised Premises;

B.              Exhibit B1, Legal Description of the Land;

C.              Exhibit B2, Existing Encumbrances on Land

D.              Exhibit C, Remedial Work

E.              Exhibit D, Form of Subordination, Non-Disturbance and Attornment Agreement;

F.              Exhibit E, Memorandum of Lease;

G.              Exhibit F, Form of Guaranty;

H.              Exhibit G, Insurance Requirements;

I.               Exhibit H, Percentage Rent;

J.               Exhibit I, Local Law Addendum; and

K.              Exhibit J, Confidentiality Agreement.

2.           DEMISED PREMISES.

A. Landlord hereby leases to Tenant and Tenant hereby takes from Landlord that certain parcel of land (hereinafter called “Land”) commonly known as 1764 Grand Avenue, Baldwin, New York and more particularly described on Exhibit B1 and the buildings and other improvements now or hereafter erected on the Land together with the benefit of and subject to any and all easements, appurtenances, rights and privileges and other matters of record now or hereafter arising including those described in Exhibit B2. The land is currently improved by an existing building consisting of approximately 51,798 square feet of space (the “Building”), as more particularly shown on the Site Plan attached hereto as Exhibit A. The Building and any other buildings and improvements now or hereafter erected on the Land shall be hereinafter called “Improvements.” The Land and any Improvements are hereinafter collectively called the “Demised Premises.”

B. Tenant or its Affiliates owned or leased the Demised Premises prior to their being purchased by Landlord. Landlord shall have no obligation or risk whatsoever with respect to the condition of the Demised Premises, Tenant taking the Demised Premises “AS IS, WHERE IS, WITH ALL FAULTS”. Tenant acknowledges that it has had full opportunity to inspect the Demised Premises with engineering and other consultants of its choice. Tenant’s commencing possession under this Lease shall be deemed an acknowledgment that the condition of the Demised Premises is satisfactory. Tenant further acknowledges that neither Landlord nor any person acting under Landlord has made or implied any representations or warranties whatsoever concerning the Demised Premises, their condition or this Lease except as set forth in Section 19.

3.           TERM.

A.             The term of this Lease (“Term”) shall commence (the “Commencement Date”) on the Effective Date and shall continue to and include the date (the “Expiration Date”) that is twenty (20) years after the day before the Commencement Date if the Commencement Date is the first day of a month, or twenty (20) years after the last day of the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month.

B.              The term “Lease Year” shall mean the following: the first Lease Year shall be the 12 month period commencing on the Commencement Date if the Commencement Date is the first day of a month, or on the first day of the month immediately following the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month; and each succeeding 12 month period thereafter shall be a Lease Year.

4. RENEWAL PERIODS. Tenant shall have the right and option to extend the Term of this Lease from the date upon which it would otherwise expire for ten (10) separate consecutive renewal periods of five (5) years each (each such period being hereinafter called a “Renewal Period”) upon the same terms and conditions as are herein set forth except the rent for such Renewal Period shall be as provided in Section 5 below; provided, however, that at the time of so electing to extend and also at the time any Renewal Period commences Tenant is not in default beyond any applicable notice and cure period, and this Lease is then in full force and effect. If Tenant fails timely so to exercise its option for any Renewal Period, time being of the essence, Tenant shall have no further extension rights hereunder. All references to the Term shall mean the Initial Term as it may be extended by any Renewal Period. If Tenant elects to exercise any one or more of said options to renew, it shall do so by giving written notice (“Renewal Notice”) of such election to Landlord at any time during the term of this Lease (including any Renewal Periods) on or before the date which is three hundred sixty five (365) days before the beginning of the Renewal Period or Renewal Periods for which the term hereof is to be renewed by the exercise of such option or options. If Tenant elects to exercise any one or more of said options to renew by serving a Renewal Notice in accordance with the foregoing, the

Term of this Lease shall be automatically extended for the Renewal Period(s) covered by the Renewal Notice without execution of an extension or renewal lease. If Tenant shall not have given notice of such election to Landlord by such date in respect of any Renewal Period, Landlord shall (unless notice shall have been given as hereinafter specifically permitted) give notice to Tenant that Tenant has failed to give notice of such election to Landlord (hereinafter called the “Option Notice”). Tenant’s time to give notice of such election shall continue until the date which is sixty (60) days after receipt of the Option Notice. Landlord shall not give the Option Notice prior to the date which is four hundred twenty-five (425) days before the Expiration Date. If Landlord shall not have given the Option Notice prior to the date which is four hundred twenty-five (425) days before the beginning of the next succeeding Renewal Period, the term of this Lease shall be extended beyond the Expiration Date to the date which is four hundred twenty-five (425) days after the date on which the Option Notice is given by Landlord.

5.           RENT.

A. Beginning on the Commencement Date and continuing throughout the Term, Tenant covenants and agrees to pay Landlord for the Demised Premises, without previous demand therefor, fixed annual rent (“Fixed Annual Rent”) as follows:

Lease Year	Fixed Annual Rent	Fixed Monthly Rent
1-5	$1,450,344.00	$120,862.00

6-10	$1,522,861.20	$126,905.10

11-15	$1,599,004.26	$133,250.36

16-20	$1,678,954.47	$139,912.87

First Renewal Period
21-25	$1,762,902.20	$146,908.52

Second Renewal Period
26-30	$1,851,047.31	$154,253.94

Third Renewal Period
31-35	$1,943,599.67	$161,966.64

Fourth Renewal Period
36-40	$2,040,779.66	$170,064.97

Fifth Renewal Period
41-45	$2,142,818.64	$178,568.22

Sixth Renewal Period
46-50	$2,249,959.57	$187,496.63

Seventh Renewal Period
51-55	$2,362,457.55	$196,871.46

Eighth Renewal Period
56-60	$2,480,580.43	$206,715.04

Ninth Renewal Period
61-65	$2,604,609.45	$217,050.79

Tenth Renewal Period
66-70	$2,734,839.92	$227,903.33

B.              All Fixed Annual Rent shall be payable by Tenant in equal monthly installments in advance on the first day of every calendar month during the Term of this Lease (and any Renewal Periods), and shall be payable at the office of the Landlord first above set forth or at such other address as Landlord shall have given in a notice to Tenant) in current U.S. currency by check drawn on a clearinghouse bank and payable directly to Landlord (or, if requested by Landlord from time to time by electronic fund transfer, to an account designated by Landlord). Rent for a part of a month shall be prorated on a daily basis and paid on the Commencement Date. Further, the rent for the first full month shall be paid on the Commencement Date.

C.              Beginning on the Commencement Date and continuing throughout the Term, Tenant covenants and agrees to pay, without previous demand therefor, all sums other than Fixed Annual Rent due under or required to be paid by this Lease (all of the foregoing being “Additional Rent” regardless of however defined or described in this Lease).

D.  It is the intention of the parties hereto that the Fixed Annual Rent payable hereunder shall be net to Landlord free of cost, charge, offset, diminution or other deduction, so that this Lease shall yield to Landlord the net Fixed Annual Rent specified herein during the Term of this Lease. Notwithstanding applicable law to the contrary and with the sole exception of those costs, expenses and obligations expressly stated in this Lease to be the sole responsibility of Landlord (or the responsibility of third parties as provided in Section 36C), all costs, expenses and obligations of every kind and nature whatsoever relating to this Lease, the Demised Premises or imposed on Landlord under applicable law either now existing or hereafter enacted and whether or not within the contemplation of the parties on account of this Lease, the Demised Premises or Landlord’s interest in the Demised Premises are assumed and shall be paid by Tenant when and as due as Additional Rent. Without limiting the generality of the foregoing, Tenant shall at its sole expense (which expense shall be deemed Additional Rent hereunder) be responsible for payment of all Taxes, all electricity, telecommunication service, gas, water, sewer, telephone, refuse disposal, and other charges for utilities and services supplied to the Demised Premises, insurance costs, amounts due under any title encumbrance matter described in Exhibit B2, and all costs of cleaning, maintaining, repairing and replacing the Demised Premises or any portion thereof and of complying with all laws now existing or hereafter enacted including all Environmental Laws (defined below). Any cost, expense or obligation directly relating to the Demised Premises that is not expressly declared in this Lease to be that of Landlord shall be deemed to be an obligation of Tenant to be performed by Tenant at Tenant’s sole expense, and to the greatest extent permitted by law Tenant shall indemnify and defend Landlord against, and hold Landlord harmless from, the same, and Tenant’s liability for the payment and performance of such amounts and obligations that shall arise during the Term is hereby expressly provided to survive the expiration of the Term or early termination of this Lease. Fixed Annual Rent, Additional Rent, and all other sums payable hereunder by Tenant, shall be paid without notice or demand, and without set off, counterclaim, recoupment, abatement, suspension, deduction, or defense (other than payment) whatsoever. Except as otherwise expressly set forth in this Lease with respect to certain events of casualty in Section 26 or condemnation in Section 27, Tenant shall in no event have any right to terminate this Lease, and any right so to terminate (or to abate, suspend, set off or otherwise deduct from Fixed Annual Rent or Additional Rent) under applicable law is hereby waived to the greatest extent permitted by law. It is the intention of the parties that the obligations of Tenant hereunder shall be separate and independent covenants and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Demised Premises or any other restriction on Tenant’s use, and that Fixed Annual Rent, Additional Rent, and all other sums payable by Tenant hereunder shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected throughout the Term. Landlord, at its sole cost and expense, shall be responsible for the following: (i) payment of any amounts relating to Fee Mortgages or other encumbrances or liens created by Landlord, (ii) management fees, administrative costs, professional fees and any other costs incidental to its fee ownership of the Demised Premises; and (iii) and cost, expense, or liability resulting from the negligent or willful misconduct of Landlord, its employees or agents.

E.  If any person (other than an Affiliate of the initial Guarantor (being The Great Atlantic & Pacific Tea Company, Inc.) or a successor by merger of acquisition) becomes an assignee of this Lease or sublets all or substantially all of the Demised Premises or otherwise becomes or is a Tenant under this Lease, such occurrence shall be a Percentage Rent Event and the provisions of Exhibit H shall immediately become applicable for the remainder of the Term.

6.         USE AND OCCUPANCY.

A. The Demised Premises may be used and occupied for the operation of a supermarket, drugstore, automated teller machine, bank, all other uses customary and incidental to a supermarket and, so long as the Minimum Credit Test (defined in Section 25D) is then met, all other lawful purpose or purposes. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be obligated to open, to conduct or to remain open for the conduct of any business in the Demised Premises but shall nevertheless pay Fixed Annual Rent and all Additional Rent when and as the same is due. At all times Tenant shall comply with all laws, ordinances and bylaws, regulations, codes, (including, without limitation, the Americans With Disabilities Act of 1990, or “ADA”) permits, orders and conditions of any special permits or other governmental approvals (“law” or “laws”) applicable from time to time to the Demised Premises or Tenant or both, foreseen or unforeseen, and whether or not the same interfere with Tenant’s occupancy. Tenant shall procure all approvals, licenses and permits, in each case promptly giving Landlord true and complete copies of the same and all applications therefor.

Tenant shall never overload any of the Building systems, including the floors and mechanical, electrical and structural systems, and shall also keep the Demised Premises equipped with appropriate safety appliances and comply with all requirements of insurance and of insurance inspection or rating bureaus. Tenant shall not itself, nor shall Tenant permit or suffer persons acting under Tenant to, either with or without negligence, injure, overload, deface, damage or otherwise harm the Demised Premises or any part thereof or use the Demised Premises contrary to any law or in a manner likely to create any nuisance. It is intended that Tenant bear the sole risk of all present or future laws affecting the Demised Premises, and Landlord shall not suffer any reduction in any rent on account of the enforcement of laws.

B.              Subject to Landlord’s consent, not to be unreasonably withheld, delayed or conditioned, Tenant shall have the right to enter into agreements with utility companies creating easements in favor of the utility companies as are required in order to service the Demised Premises. Also subject to Landlord’s consent, not to be unreasonably withheld, delayed or conditioned, Tenant may enter into reciprocal parking agreements and easements for ingress and egress as are required in order to service the Demised Premises and any adjoining or adjacent land designated by Tenant. Landlord covenants and agrees to execute any and all documents, instruments or certificates reasonably required in connection with such matters to which it has given its consent, and to take all other action, in order to effectuate the same, all at Tenant’s cost and expense. In no event, however, shall Landlord be required to consent to nor shall Tenant have the power to enter into any easement or reciprocal parking agreement (i) that is for a term in excess of the term of this Lease (as the same may be renewed or extended) except for utility and access easements that may be perpetual or otherwise extend beyond the term of this lease, or (ii) that diminishes the economic value of the Land. Landlord further covenants and agrees, upon request of tenant, to convey without compensation therefor, insubstantial perimeter portions of the Land for highway or roadway purposes, to the state in which the demised premises are situate or any other municipal or governmental body, provided, however, that any such conveyance shall not constitute a taking (as defined in section 28 below) nor constitute grounds for tenant to terminate this Lease. Notwithstanding anything to the contrary or otherwise set forth herein, any encumbrance on the Demised Premises shall be subject to any requirements imposed by any Fee Mortgage (provided that Landlord shall reasonably cooperate with Tenant, at no out of pocket cost to Landlord, in connection with obtaining any requisite consent from any Fee Mortgagee as defined below).

C.              The provisions of this paragraph shall only apply if and only if the Minimum Credit Test is not met. If Tenant either gives Landlord written notice of Tenant’s intention to discontinue permanently the operation of its business in the Demised Premises or any part of the Demised Premises or discontinues the operation of its business in the Demised Premises or any part of the Demised Premises for a period of one (1) year for any reason (other than Destruction or Taking that pursuant to the applicable provisions of this Lease entitles Tenant to terminate this Lease), then Landlord may terminate this Lease as to the Demised Premises, or if applicable, the part of the Demised Premises with respect to which Tenant has given notice of its intention to discontinue, or in which Tenant has discontinued, its operations, by thirty (30) days’ written notice to Tenant of Landlord’s election to terminate this Lease (or, if applicable, Landlord’s election to terminate this Lease as to the part of the Demised Premises with respect to which Tenant has given notice of its intention to discontinue, or in which Tenant has discontinued, its operations). Tenant may override Landlord’s election only once by, as applicable, resuming operations of its business in the Demised Premises within twenty-five (25) days after receipt of Landlord’s notice or by rescinding its notice of its intention to discontinue its business in writing to Landlord delivered within twenty-five (25) days after receipt of Landlord’s notice.

7.             TAXES.

A.             Tenant shall, during the term of this Lease, as Additional Rent, pay and discharge punctually, as and when the same shall become due and payable, all taxes, special and general assessments, water rents, rates and charges, sewer rents and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, including rent and/or occupancy taxes (hereinafter collectively referred to as “Taxes”), and each and every installment thereof that shall or may during the term of this Lease, become due and payable, or liens upon the Demised Premises or any part thereof, together with all interest and penalties thereon, under or by virtue of all present or future laws, ordinances, requirements, orders, directives, rules or regulations of the Federal, State, County, Town and City Governments and of all other governmental authorities whatsoever (all of which shall also be included in the term “Taxes” as heretofore defined).

B.              To the extent permitted by law, Tenant or its designees shall have the right to apply for the conversion of any assessment for local improvements assessed during the term of this Lease in order to cause the same to be payable in annual installments. Landlord agrees to permit the application for the foregoing conversion to be filed in Landlord’s name, if necessary, and shall execute any and all documents, instruments or certificates reasonably requested by Tenant to accomplish the foregoing.

C.              Tenant shall be deemed to have complied with the covenants of this Lease if payment of Taxes shall have been made either within any period allowed by law or by the applicable governmental authority during which payment is permitted without penalty so long as the Taxes shall never become subject to a tax sale on the Demised Premises or subject Landlord to any civil or criminal liability. Tenant shall produce and exhibit to Landlord satisfactory evidence of payment prior to the expiration of any such period.

D.              All Taxes shall be apportioned pro rata between Landlord and Tenant in accordance with the respective portions of such year during which the Term shall be in effect. Notwithstanding anything to the contrary contained herein, if the Term hereof terminates prior to the date which would have been the expiration thereof but for the earlier termination, then Tenant shall pay those Taxes which would have been paid by Tenant to and including the term expiration date and this obligation shall expressly survive such termination.

E. So long as the requirements of Paragraph C of this Section are complied with, Tenant or its designees shall have the right to contest or review all Taxes by legal proceedings, or in such other manner as it may deem suitable. Tenant or its designees shall inform Landlord of any such proceedings and conduct such proceedings promptly at its own cost and expense, and free of any expenses to Landlord, and if necessary, in the name of and with the cooperation of Landlord (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant). Landlord shall execute all documents, instruments or certificates reasonably necessary and correct to accomplish the foregoing. Notwithstanding anything to the contrary or otherwise set forth herein, any such contest shall be subject to compliance with all applicable provisions of any Fee Mortgage (provided that Landlord shall reasonably cooperate with Tenant, at no material out of pocket cost to Landlord, in connection with such compliance).

F.              Landlord covenants and agrees that any refunds or rebates on account of Taxes paid by Tenant pursuant to the provisions of this Lease shall belong to Tenant. Any refunds received by Landlord shall be deemed trust funds and as such are to be received by Landlord in trust and paid to Tenant forthwith. Landlord will, upon the request of Tenant, sign any receipts that may be necessary to secure the payment of any such refund or rebate, directly to Tenant and/or will pay over to Tenant such refund or rebate as received by Landlord. Landlord further covenants and agrees on request of Tenant at any time, and from time to time, but without cost to Landlord, to make application individually (if legally required) or to join in Tenant’s application (if legally required) for separate tax assessments for such portions of the Demised Premises as Tenant shall at any time, and from time to time, reasonably designate. Landlord hereby agrees, upon request of Tenant, to execute all documents, instruments or certificates as shall reasonably be required by Tenant (so long as the same impose no material obligations on Landlord or expose Landlord to any liability).

G.              Nothing herein or in this Lease otherwise contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, transfer, gift, franchise, income or profit taxes, that are or may be imposed upon Landlord, its successors or assigns, whether arising out of Landlord’s ownership of the Demised Premises, this Lease or otherwise; provided, however, that if at any time hereafter there is levied any tax on Landlord in lieu of real estate taxes based solely upon the ownership of real property, by property owners, in general, within the tax jurisdiction within which the Demised Premises are located, then such tax shall be considered to be an item of Taxes but for purposes of computing the amount of such tax payable by Tenant, the Demised Premises shall be deemed to be the sole real property owned by Landlord.

H. In the event that any fee mortgagee (“Fee Mortgagee”) requires the escrow of Real Estate Taxes or insurance premiums, Tenant shall pay to such Fee Mortgagee in escrow, on the first day of each and every month during the term of this Lease, one twelfth (1/12) of all estimated charges for the ensuing twelve (12) month period as reasonably estimated by the Fee Mortgagee based on current bills for same. Tenant shall deposit at least ten (10) days prior to the first date on which any interest or penalty will accrue such additional amounts as may be necessary so that there shall at all times be sufficient funds in escrow to pay such charges.

8. SIGNAGE. Tenant and any assignee or subtenant of Tenant shall have the right to install, maintain and replace in, on or in front of any Improvement or location on the Demised Premises or in any part thereof such signs and advertising matter as Tenant, and with Tenant’s consent, any such assignee or subtenant of Tenant may desire, provided that Tenant shall comply with any applicable requirements of governmental authorities having jurisdiction and shall obtain any necessary permits for such purposes. As used in this Section, the word “sign” shall be construed to include any placard, pylon, logo, light or other advertising symbol or object, irrespective or whether same be temporary or permanent. All signs shall be Tenant’s personal property and shall be maintained and removed by Tenant upon termination of this Lease at Tenant’s sole expense.

9.              TRUE LEASE. It is the intent of Landlord and Tenant and the parties agree that this Lease is a true lease and that this Lease does not represent a financing agreement. Each party shall reflect the transaction represented hereby in all applicable books, records, and reports (including income tax filings) in a manner consistent with “true lease” treatment rather than “financing” treatment.

10.            REPAIRS. Tenant shall, at all times during the Term of this Lease, and at its own cost and expense, keep and maintain or cause to be kept and maintained in repair and good condition the Building and improvements at any time erected on the Demised Premises. Without limitation, Tenant shall perform the Remedial Work described in Exhibit C. Landlord shall not be required to furnish services or facilities or to make any improvements, repairs, replacements or alterations in or to the Demised Premises whatsoever during the Term of this Lease. Without limiting the generality of the foregoing, Tenant shall be responsible for the entire Demised Premises and shall manage, maintain, repair, replace, clean, secure, protect, defend and keep in compliance with all governmental requirements, now existing or hereafter enacted, the Demised Premises and all improvements and appurtenances and all utilities, facilities, installations and equipment used in connection therewith, including all walls, all floor coverings, glass, windows, doors, partitions, exterior and interior lighting, signage, elevators, electrical, plumbing, heating, ventilating, fire protection and life safety, security and other building systems, water and sewage systems and other fixtures or equipment serving the Demised Premises, keeping the Demised Premises and all improvements and appurtenances in at least as good condition as on the Commencement Date. Without limitation, Tenant shall provide all cleaning, painting, janitorial services, rubbish disposal, periodic exterior waterproofing treatments to the Building, window caulking, maintenance of all gas, water, electric and other utility lines from public ways to the Demised Premises, and shall repair, maintain and replace all landscaping, roads, parking areas, and walkways appurtenant to the Demised Premises, and shall provide all snowplowing services thereto. Tenant shall provide a copy of all current vendor contracts, if any, relating to the foregoing to Landlord at least annually and from time to time otherwise upon Landlord’s request.

11.           INSURANCE.

A.             Tenant shall maintain at its own cost and expense insurance policies insuring against loss by fire, lightning, the perils of extended coverage and malicious mischief covering the Demised Premises and the other Improvements in the Demised Premises and other perils as more fully described in Exhibit G.

B.              So long as Tenant performs its obligations in Paragraph A of this Section, Landlord hereby waives all rights of recovery against Tenant and any other occupant(s) of the Demised Premises and any of their agents and employees for damage or destruction to any and all of the Improvements, including without limitation, the Building, arising out of fire or other casualty whether or not caused by acts or negligence of the aforementioned persons. Tenant hereby waives all rights of recovery against Landlord, its agents and employees for damage or destruction to any and all of the Improvements, including without limitation, the Building and to

Tenant’s trade fixtures, equipment and inventory arising out of fire or other casualty whether or not caused by the acts or negligence of Landlord, its agents or employees.

C.              Tenant shall maintain at its own cost and expense public liability and other insurance in accordance with the requirements of Exhibit G.

D.              Any insurance required to be provided by Tenant pursuant to this Lease may be provided by blanket insurance covering the Demised Premises and other locations of Tenant, provided such blanket insurance complies with all of the other requirements of this Lease with respect to the type of insurance covered by blanket policies. If Tenant elects to insure the Demised Premises under any blanket insurance policy, Tenant shall furnish to Landlord a certificate of insurance showing the Demised Premises as a location insured under any such blanket insurance policy to the extent of the limits required in Exhibit G. Tenant shall furnish to Landlord and any Fee Mortgagee as to which Tenant has received a notice containing such mortgagee’s name and address a duplicate original copy or certificate of the policies of insurance required to be carried by Tenant.

E.              Notwithstanding anything to the contrary contained herein, Tenant may carry any required insurance on trade fixtures and equipment described in Section 17 under a program of self-insurance or to carry insurance with deductibles in excess of part or all of the amounts of insurance required under Exhibit G hereunder.

F.              If Tenant fails to perform any covenant in this Section and such failure continues for more than three (3) days after written notice, then, without limiting any of Landlord’s other rights and notwithstanding any other provision of this Lease concerning notice and cure of defaults, Landlord may but need not obtain such insurance, and Tenant shall pay the cost thereof upon demand as Additional Rent.

12.          REQUIREMENTS OF LAW AND FIRE INSURANCE. Tenant shall comply with and shall from time to time conform the Demised Premises to every applicable requirement of law, duly constituted authority, Board of Fire Underwriters having jurisdiction or of the carriers of all insurance on the Demised Premises (all of the foregoing being hereinafter called “Legal Requirements”). Tenant shall have the right upon giving notice to Landlord to contest any obligations imposed upon Tenant pursuant to the provisions of this Section and to defer compliance during the pendency of such contest, if the failure of Tenant to so comply will not subject Landlord to civil or criminal penalty or liability. Landlord shall cooperate with Tenant in such contest (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant) and shall execute any documents reasonably required in furtherance of such purpose. Tenant shall not apply for any change in zoning applicable to the Land or the Demised Premises without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

13.          ALTERATIONS. Tenant may at its own expense from time to time, during the term hereof, make such alterations, additions, improvements and changes, structural or otherwise (hereinafter called “Alterations”), in and to the Demised Premises which it may deem necessary or desirable, provided such Alterations shall not reduce the value of the Demised Premises. Tenant, in making any Alterations, shall use materials of equal or better quality than those used in the construction of the Demised Premises and comply with all Legal Requirements. Tenant shall obtain or cause to be obtained all building permits, licenses, temporary and permanent certificates of occupancy and other governmental approvals that may be required in connection with the making of Alterations. Landlord shall cooperate with Tenant in the obtaining thereof (so long as Landlord’s cooperation does not involve (a) incurring obligations or liability or material expense to Landlord unreimbursed by Tenant or (b) breach of any covenants binding on Landlord or the Demised Premises, including, without limitation, any mortgage) and shall execute any documents required in furtherance of such purpose. Tenant may, but shall not be obligated to, remove any Alteration so long as such removal does not materially and adversely affect any heating, ventilating, mechanical, electrical, structural, roof or life safety elements of the Building and Tenant shall repair all damage that results from such removal and restore the Demised Premises to a functional condition (including the filling of all floor and wall holes, the removal of all disconnected wiring back to junction boxes and the replacement of all damaged ceiling tiles). Upon completion of any Alteration that is not Cosmetic Work, Tenant shall promptly deliver to Landlord plans showing such Alteration as built. “Cosmetic Work” shall mean painting, carpeting and wall coverings and the like and the addition or deletion of interior non structural partitions, provided such work does not materially and adversely affect any roof, structural, mechanical, electrical, utility, fire protection or life safety systems or other systems or equipment of the Building.

14.          ACCESS TO DEMISED PREMISES. Tenant shall permit Landlord to enter upon the Demised Premises at all reasonable times approved by Tenant to examine the Demised Premises, and during the six (6) month period preceding the Expiration Date, to exhibit the Demised Premises to prospective tenants, provided that Landlord shall not unreasonably interfere with the conduct of business therein.

15.          UTILITIES.

A.             Tenant shall arrange and pay for any and all utility services to the Demised Premises, including, without limitation, telecommunications, water, gas, electricity and fuel used by it in the Demised Premises. Tenant shall pay all sewer charges assessed by the municipal authority having jurisdiction. The failure or interruption of any utility services shall be at Tenant’s sole risk and Landlord shall not suffer any reduction in any rent on account thereof.

B.              Tenant shall have the sole right to apply for, claim and receive any rebate, reimbursement, credit, or payment from any utility company providing service to the Building resulting from Tenant’s installation of energy saving equipment in or on the Building.

16. SUBORDINATION, NON DISTURBANCE AND ATTORNMENT. This Lease shall become subject and subordinate to the lien of any Fee Mortgagee of the entire fee interest of the Demised Premises, and any renewals, modifications or extensions thereof, provided that a Subordination, Non Disturbance and Attornment Agreement (“SNDA”) substantially in the form annexed hereto as Exhibit D (or a reasonably equivalent form that is reasonably acceptable to Tenant and the applicable Fee Mortgagee) is executed, acknowledged and delivered by such Fee Mortgagee to Tenant. If the Fee Mortgagee requires that this Lease have priority over such mortgage, Tenant shall, upon request of the Fee Mortgagee, execute, acknowledge and deliver to the Fee Mortgagee an agreement acknowledging such priority.

17. TRADE FIXTURES.

A.             All trade fixtures and equipment whether owned by Tenant or leased by Tenant from a Lessor/Owner (hereinafter called the “Equipment Lessor”) installed in the Demised Premises, regardless of the manner or mode of attachment, shall be and remain the property of Tenant or any such Equipment Lessor and may be removed by Tenant or any such Equipment Lessor at any time. In no event (including a default under this Lease) shall Landlord have any liens, rights or claims in Tenant’s or Equipment Lessor’s trade fixtures and equipment and Landlord agrees to execute and deliver to Tenant and Equipment Lessor, within ten (10) days after request therefor, any document reasonably required by Tenant or Equipment Lessor in order to evidence the foregoing, so long as the same is reasonably acceptable to Landlord and any Fee Mortgagee. Tenant shall promptly repair all damage to the Building caused by the removal of any such trade fixtures or equipment. Notwithstanding anything to the contrary in this Lease, the following shall not constitute trade fixtures or equipment for purposes of this Lease and neither Tenant nor any Equipment Lessor shall own or have any right to remove the same (and, without limiting the generality of the foregoing, the following shall not be subject to the provisions of this Paragraph A or Paragraph B of this Section 17): (i) the HVAC system, plumbing, alarm, electric, life safety and other building systems used to operate the Building or maintain the certificate of occupancy, and (ii) any “fixtures” as such term is defined in the applicable Uniform Commercial Code.

B.              In the event Tenant shall enter into any arrangement to finance all or any portion of its trade fixtures or equipment either before or after the installation thereof in the Demised Premises and whether such financing shall be in the form of a mortgage, financing agreement, equipment lease, equipment sale leaseback or otherwise and in the event the lessor or secured party thereunder shall provide written notice to Landlord that it requires a copy of any default sent by Landlord to Tenant under this Lease also to be sent to such person (hereinafter called the “Owner/Secured Party”), then Landlord upon receipt of such requirement shall simultaneously send a copy of any default notice to such Owner/Secured Party at the address furnished to Landlord; provided that Landlord’s failure to deliver any such copy to the Owner/Secured Party shall not affect Landlord’s exercise of any right or remedy under this Lease in any way whatsoever. The copy of any such default notice shall be sent to such Owner/Secured Party in the same manner as notices are required to be sent and in the same manner as such notice is being sent to Tenant hereunder. Landlord further agrees that any such Owner/Secured Party shall have the right, but not the obligation, to remedy or cure any default of Tenant under this Lease within the same period of time granted to Tenant to remedy or cure any such default under this Lease.

C. All trade fixtures and other personal property (which term shall include without limitation food and inventory) of any person that is located on the Demised Premises shall be at the sole risk of Tenant. Landlord shall not be liable for any loss or damage to person or property resulting from any accident, theft, vandalism or other occurrence on the Demised Premises, including damage resulting from water, wind, ice, steam, explosion, fire, smoke, chemicals, the rising of water or leaking or bursting of pipes or sprinklers, defect, failure or any other cause.

18. ASSIGNMENT.

A.             Subject to paragraph (B) of this Section, Tenant may sublet all or any part of the Demised Premises, or license the use of any portion thereof or assign this Lease, but Tenant and Guarantor shall nevertheless continue to remain liable hereunder. Any assignee of the Lease and any sublessee or licensee of all or substantially all of the Demised Premises shall become jointly and severally liable to Landlord, and any such transferee shall upon Landlord’s request execute and deliver an instrument in confirmation thereof. In the case of any assignment of this Lease or any sublease or licensee of all or substantially all of the Demised Premises, Tenant shall promptly deliver to Landlord a true and complete copy of the transfer instruments. No transfer of all or any portion of the Demised Premises or Landlord’s consent thereto shall be deemed a waiver of the provisions of this Section, or a release of Tenant or any Guarantor.

B.              So long as the Minimum Credit Test is not met (however the following provisions of this paragraph B shall not apply at any time when the Minimum Credit Test is met), Tenant shall not assign this Lease or sublet or license all or substantially all of the Demised Premises to any transferee unless (x) such transferee (1) operates at least five (5) other grocery stores and (2) has Tangible Net Worth” (as defined in Section 25 below) of at least One Hundred Million Dollars ($100,000,000) or (y) if such transferee does not meet the requirements of (1) and (2) then such transferee must be approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. If Tenant desires to so transfer this Lease to a person who does not meet the requirements of (1) and (2) in the preceding sentence, then Tenant shall give notice of such intended transfer to Landlord together with reasonable information on its grocery store business and its audited financial statements for the three most recent years showing the credit of the proposed transferee and the proposed terms of the transfer. Upon receiving such information Landlord shall have thirty (30) days to elect by written notice to Tenant to do one of the following (and any failure of Landlord to affirmatively elect one or the other shall be deemed to be an election by Landlord to consent to such transfer: (a) approve such transfer, (b) disapprove such transfer, or (c) terminate the Term of this Lease on any date which is no sooner than one-hundred twenty (120) days after such election notice and no later than one-hundred eighty (180) days after such election. If Landlord elects to terminate this Lease and thereafter within one-hundred twenty (120) days enters into a lease or other agreement with Tenant’s proposed transferee, any transfer payment that was to have been made to Tenant by such transferee as specifically disclosed in writing as such to Landlord in the proposed terms of the transfer furnished to Landlord as provided above shall be paid by Landlord to Tenant out of the first rent amounts received by Landlord from such transferee until the transfer payment is paid to Tenant in full. For purposes of the previous sentence, a “transfer payment” shall include proposed sublease income in excess of the rent under this Lease, and in such cases Landlord’s payment to Tenant shall be a liquidated amount equal to such excess rent at a discount rate of ten percent (10%).

C. If Tenant assigns this Lease, Landlord, when giving notice to said assignee with respect to any default, shall also give a copy of such notice upon Tenant originally named herein or its successor of whom Landlord shall have been given written notice (being herein called “Original Tenant”), and no notice of default shall be effective as against a Tenant until a copy thereof is given to the Original Tenant. The Original Tenant shall have the same period after the giving of such notice to cure such default as is given to Tenant under this Lease. If this Lease terminates or this Lease and the Term hereof cease and expire because of a default of such assignee, Landlord shall promptly give the Original Tenant notice thereof. The Original Tenant shall have the option, to be exercised by notifying Landlord in writing within thirty (30) days after receipt by the Original Tenant of Landlord’s notice, to cure any default and become Tenant under a new lease for the remainder of the term of this Lease (including any Renewal Periods if applicable) upon all of the same terms and conditions of this Lease as it may have been amended by agreement between Landlord and Original Tenant, provided, however, that at the time of making any such election Original Tenant cures all defaults under the Lease. In the event Original Tenant assigns this Lease and it shall thereafter be rejected in a bankruptcy or similar proceeding brought by or against such assignee, a new lease identical to this Lease shall be entered into between Landlord and Original Tenant, provided that Original Tenant cures any monetary defaults and any other defaults that are capable of being cured. Any new lease created under this Section shall commence on the date of termination or rejection of this Lease, as applicable. Notwithstanding the foregoing, if Landlord, in its sole discretion delivers to the Original Tenant and Guarantor a release as to all liability under this Lease as theretofore amended, the Original Tenant shall not have the foregoing option.

D. In the case of a sublease of all or substantially all of the Demised Premises for the remainder of the Term and so long as the Minimum Credit Test or the requirements of Section 1 8B are met, Landlord shall, within thirty (30) days following Tenant’s request, deliver to Tenant a recognition and attornment agreement following the form attached hereto as Exhibit  D and otherwise subject to Landlord’s reasonable approval, executed and acknowledged by Landlord, for the benefit of such subtenant; provided that such subtenant executes and delivers an instrument reasonably satisfactory to Landlord confirming that such subtenant is jointly and severally liable under this Lease. Further, Landlord shall, within ten (10) days after Tenant’s request, shall request its Fee Mortgagee to deliver to Tenant an SNDA for the benefit of any such subtenant (and Landlord shall reasonably cooperate with Tenant, at no out of pocket cost to Landlord, in connection with obtaining any requisite consent from any Fee Mortgagee).

19. TITLE AND AUTHORITY.

A.             Landlord warrants and represents that Landlord is the owner of the fee simple of the Demised Premises and that other than any mortgages held by Fee Mortgagees that have provided an SNDA to Tenant in accordance with this Lease or such other liens or encumbrances that do not interfere with Tenant’s use of the Demised Premises or liens or encumbrances arising on account of any act or omission by Tenant or persons acting under Tenant or on account of Tenant’s failure to perform its obligations under this Lease, or matters set forth in Exhibit B 1, Landlord shall not voluntarily impose any other lien or encumbrance on the Demised Premises.

B.              Landlord and Tenant each warrant and represent to the other that (a) each is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) each has the authority to own its property and to carry on its business as contemplated under this Lease; (c) each has duly executed and delivered this

Lease; (d) the execution, delivery and performance by each of this Lease (i) are within its powers, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which it is a party or by which it or any of its property is bound, (iv) will not render it insolvent or (v) will not result in the imposition of any lien or charge on any of its property, except by the provisions of this Lease; and (e) the Lease is a valid and binding obligation of each in accordance with its terms.

C. Landlord and Tenant have executed the Memorandum of Lease (hereinafter called the “Memorandum”) attached hereto as Exhibit E simultaneously with the execution of this Lease. Upon the expiration of the Term each agree to execute and deliver a recordable termination of the Memorandum, which covenant shall survive termination. Tenant irrevocably appoints Landlord its attorney in fact so to execute such termination of the Memorandum if Tenant fails to do so within ten (10) days of written request, which power is coupled with an interest and shall automatically be transferred to any successor or assign of Landlord’s interest in the Demised Premises.

20.          QUIET ENJOYMENT. Landlord covenants and agrees that provided no default remains uncured beyond any applicable notice and cure period, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises and all rights, easements, appurtenances and privileges belonging or in anyway appertaining thereto during the full term of this Lease and any extension thereof subject always to the terms of this Lease, provisions of law, and matters of record to which this Lease is or may become subordinate. This covenant is in lieu of any other so called quiet enjoyment covenant, whether express or implied.

21.          UNAVOIDABLE DELAYS. If either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any strike, lockout, labor dispute, inability to obtain labor or material, Act of God, governmental restriction, regulation or control, enemy or hostile governmental action, civil commotion, insurrection, sabotage, fire or other casualty or by any other event similar to the foregoing and beyond the control of such party, then the time to perform such obligation or to satisfy such condition shall be postponed by the period of time consumed by the delay. Time is of the essence for the performance of all monetary obligations under this Lease and the foregoing shall never apply to the performance of monetary obligations.

22. END OF TERM. Upon expiration or other termination of the term of this Lease, Tenant shall peaceably and quietly quit and surrender the Demised Premises and all Alterations in the good order and condition Tenant is required to maintain the same and remove all trade fixtures, equipment and other personal property whether or not bolted or otherwise attached and all of Tenant’s signs wherever located; and in all cases shall repair damage that results from such removal. Any fixtures and equipment that Tenant or Owner/Secured Party does not remove following the expiration or other termination of the Term of this Lease shall be deemed to be abandoned by Tenant, shall at once become the property of Landlord, and may be disposed of in such manner as Landlord shall see fit; and Tenant shall pay the cost of removal and disposal to Landlord within thirty (30) days after demand; provided, however, that if this Lease shall be terminated as the result of a default by Tenant, then trade fixtures and equipment shall not be deemed abandoned until sixty (60) days after notice of such termination is given to

Owner/Secured Party. Tenant or Owner/Secured Party shall have the right at any time prior to the date such fixtures and equipment shall be deemed abandoned to remove the same from the Demised Premises. Should Tenant or anyone claiming by, through or under Tenant hold over in possession after the Expiration Date or earlier termination of this Lease, such holding over shall not be deemed to extend the Term or to renew this Lease, but without limiting Landlord’s other rights and remedies on account of such breach the tenancy thereafter shall continue as a tenancy at sufferance from month-to-month upon the terms and conditions herein contained, provided, however that rent shall be charged and paid at one hundred fifty percent (150%) of the Fixed Annual Rent and Additional Rent in effect during the twelve (12) month period immediately preceding the Expiration Date or earlier termination.

23.        LANDLORD’S DEFAULT.

A.             Landlord shall be in default hereunder if its fails to comply with any of its express obligations set forth in this Lease within thirty (30) days following written notice and opportunity to cure; provided, however, Landlord will not be in default if said default could not reasonably be cured within such period of thirty (30) days, and Landlord promptly commences and thereafter proceeds with due diligence and in good faith to cure such default.

B.              In the event that a Fee Mortgagee shall have given written notice to Tenant that it is the holder of a mortgage covering the Demised Premises, and provided such notice includes the address to which notices to the Fee Mortgagee are to be sent, Tenant agrees that in the event it shall give written notice to Landlord to cure a default of Landlord as provided for in this Section, Tenant shall give a copy of said notice to the Fee Mortgagee. Tenant agrees that the Fee Mortgagee may cure or remedy such default within the time permitted to Landlord pursuant to this Section; provided that in addition the Fee Mortgagee shall be entitled to such further time as may be reasonably necessary for the Fee Mortgagee to remove any stay in bankruptcy and/or to commence and complete foreclosure proceedings or remove any cause beyond the Fee Mortgagee’s reasonable control impairing its ability to cure or remedy, to obtain possession of the Demised Premises and thereafter to commence and diligently prosecute such cure or remedy to completion.

24. ADDITIONAL CHARGES. If Tenant shall be in default hereunder, Landlord, after thirty (30) days notice that Landlord intends to cure such default (but only ten (10) days notice if such default concerns any breach of Tenant’s insurance obligations under Section 11), shall have the right, but not the obligation, to cure such default and Tenant shall pay to Landlord, upon demand, as Additional Rent, the reasonable cost thereof. Other than such insurance defaults, Landlord shall not commence to cure any default of such a nature that it could not reasonably be cured within such period of thirty (30) days, if Tenant commences to cure same within said period, and thereafter proceeds with reasonable diligence and in good faith to cure such default.

25.        TENANT’S DEFAULT.

A. If Tenant fails to pay Fixed Annual Rent or Additional Rent when due and such default continues for ten (10) days after written notice; or if a default occurs on account of any asset sale, merger or consolidation on the part of Guarantor in violation of paragraph D of this Section; or if a petition is filed by Tenant (or Guarantor) for insolvency or for appointment of a receiver, trustee or assignee or for adjudication, reorganization or arrangement under any bankruptcy act or other applicable law or if any similar petition is filed against Tenant (or Guarantor) and such petition is not dismissed within sixty (60) days thereafter; or if Tenant fails to perform any other covenant or condition under this Lease, Landlord may give Tenant a written notice specifying the nature of the default of such other covenant or condition and if Tenant does not, within thirty (30) days after receipt of such written notice (but only three (3) days in the case of failure to perform Tenant’s insurance obligations under Section 11), cure such other default or, if such default is of such a nature that it could not reasonably be cured within such period of thirty (30) days, and Tenant does not commence and proceed with reasonable diligence and in good faith to cure such default then, after the expiration of such thirty (30) day period (or longer period if such default cannot reasonably be cured within said thirty (30) day period), Landlord shall have the right, in addition to the rights set forth in the preceding sentence, to seek damages or an injunction as to such failure to perform, or after the expiration of such thirty (30) day period Landlord may, but only during the continuance of such default, send a notice to Tenant terminating this Lease and reenter the Demised Premises and dispossess Tenant and any other occupants thereof, remove their effects not previously removed by them, and hold the Demised Premises as if this Lease had not been made; and Tenant waives the service of any additional notice of intention to reenter or to institute legal proceedings to that end. If any payment of Fixed Annual Rent, Additional Rent, or other sum owing Landlord is not paid within five (5) days after the same is due, then in addition to all other remedies hereunder Tenant shall pay an administrative late charge to Landlord equal to five percent (5%) of the overdue amount in question, which late charge will be due upon demand as Additional Rent.

B. After a termination, dispossess or removal in accordance with this Section, (1) the Fixed Annual Rent and Additional Rent shall be paid up to the date of such dispossess or removal, (2) Landlord may re-let the Demised Premises or any part or parts thereof either in the name of Landlord or otherwise, for a term or terms which may, at the option of Landlord, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease, and (3) Tenant shall pay to Landlord, as liquidated damages, any deficiency between the Fixed Annual Rent and Additional Rent due hereunder and the amount, if any, of the rents actually collected by Landlord on account of the new lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease (not including any Renewal Periods, the commencement of which shall not have occurred prior to such dispossess or removal). In computing such liquidated damages there shall be added to said deficiency the expenses which Landlord incurs in connection with re-letting the Demised Premises, including reasonable attorneys’ and brokerage fees, tenant inducements such as free rent, moving expense reimbursements, tenant improvement allowances, brokerage commissions, fees for legal services, and other expenses of preparing the Demised Premises for reletting (“Reletting Expenses”). Such Reletting Expenses shall be paid to Landlord within ten (10) days of demand and all other liquidated damages shall be paid by Tenant in monthly installments on the dates specified in this Lease for payment of Fixed Annual Rent and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord shall not be liable for failure to re-let the Demised Premises or, in the event that the Demised Premises are re-let, for failure to collect the rent under such re-letting, unless Landlord shall not have used its commercially reasonable efforts to re-let the Demised Premises for the reasonable rental value thereof and to collect the rent under such re-letting. Landlord shall use its commercially reasonable efforts to mitigate damages.

C.              Landlord hereby expressly waives any and all rights granted by or under any present or future laws to reenter the Demised Premises, to dispossess Tenant or any other occupant thereof or to remove their effects not previously removed by them, or to terminate this Lease for any reason or in any manner other than as set forth in this Section 25. Tenant hereby expressly waives any and all rights granted by or under any present or future laws to remain in possession, cure any defaults or redeem its leasehold for any reason or in any manner other than as set forth in this Section 25. The provisions of this Section 25 shall survive the early termination of the Term.

D.              Any sum due from Tenant under this Lease is not paid within five (5) days after the same is due, such amount shall bear interest from the date due at the rate of one and one-half (1 1/2%) percent for each month (or ratable portion thereof) the same remains unpaid. Nothing in this Lease shall limit the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time; and Tenant agrees that the fair value for occupancy of all or any part of the Demised Premises at all times shall never be less than the Fixed Annual Rent and all Additional Rent payable from time to time.

E. The Guaranty given by Guarantor of this Lease is a material inducement to Landlord’s entering into this Lease. If at any time the Guarantor of this Lease shall sell all or a material portion of its assets or shall merge or consolidate with another entity and, in either case, if (1) Guarantor (including the resulting entity of any merger or consolidation) has a tangible net worth immediately after the transaction that is less than Guarantor’s tangible net worth immediately prior to the transaction, and (2) Guarantor’s tangible net worth immediately after the transaction is less than the Minimum Credit Test, then the transaction shall be a default under this Lease for which there is no cure period entitling Landlord to exercise all of the rights and remedies under this Section. If at any time the existing Guarantor desires to assign the Guaranty to another person and for such person to assume all of the obligations and liabilities under the Guaranty, and if the proposed successor Guarantor’s tangible net worth is greater than the Minimum Credit Test, Tenant may present evidence of such proposed successor Guarantor’s tangible net worth to Landlord in the form of financial statements for (A) the most recent fiscal year of the proposed successor Guarantor audited by a nationally recognized firm of certified public accountants and (B) the most recent fiscal quarters since such fiscal year certified to by Guarantor’s chief financial officer, together with a form of Guaranty identical in form to the form of Guaranty attached to this Lease as Exhibit F to be executed and delivered by the proposed successor Guarantor. Upon Landlord’s written approval of such financial statements as demonstrating a tangible net worth of the proposed successor Guarantor greater than the Minimum Credit Test (which approval will not be unreasonably withheld, conditioned or delayed) and upon the execution and delivery to Landlord of such form of Guaranty by the proposed successor Guarantor, the existing Tenant (if, but only if the Lease is being assigned to a successor Tenant) and Guarantor shall be released from all liability under the Lease and Guaranty and the successor Tenant and Guarantor shall become fully liable to Landlord under the Lease and Guaranty. Thereafter and as an obligation of the then successor Tenant under this Lease, such successor Guarantor shall annually and quarterly continue to provide such financial statements to Landlord demonstrating that it continues to meet the Minimum Credit Test for those provisions of this Lease requiring such as a condition of being relieved from certain Lease obligations otherwise applicable. As used in this Lease “Guarantor” means the Guarantor then fully liable under its Guaranty to Landlord. “Tangible net worth” means the net worth as shown on such financial statements prepared in accordance with generally accepted accounting principles consistently applied and disregarding any value attributable to good will or other intangible assets and amounts owed by shareholders, officers or Affiliates except to the extent such amounts owed by Affiliates would ordinarily and customarily be consolidated on Tenant’s financial statements. “Minimum Credit Test” means a tangible net worth as shown on such fiscal year and fiscal quarter financial statements of at least Five Hundred Million Dollars ($500,000,000).

26. DESTRUCTION.

A.             In the event of any damage or destruction by fire, the elements, or casualty (hereinafter called “Destruction”) to all or any part of the Building or any other Improvements in the Demised Premises, Tenant shall commence promptly, and with due diligence continue to restore same to substantially the same condition as existed immediately preceding the Destruction, except as otherwise provided in paragraph B of this Section. If the Destruction is partial, Tenant shall complete the restoration within two hundred seventy (270) days after the Destructions, subject to Unavoidable Delays. If the Destruction is total, Tenant shall complete the restoration within eighteen (18) months following the Destruction, subject to Unavoidable Delays. In no event shall Fixed Annual Rent or any Additional Rent abate on account of any Destruction.

B.              If, as a result of any Destruction, fifty percent (50%) or more of the total floor area of the Building is damaged, destroyed or, in Tenant’s reasonable opinion rendered untenantable, during the last two (2) years of the Initial Term or during any Renewal Term (but this shall not apply at any other time), Tenant may elect to terminate this Lease by giving notice to Landlord of such election on or before the date that is ninety (90) days after the Destruction, stating the date of termination, which shall be not more than thirty (30) days after the date on which such notice of termination shall have been given, and (1) upon the date specified in such notice this Lease and the term hereof shall cease and expire and (2) any Fixed Annual Rent and Additional Rent shall be paid until such date of termination and any such amounts paid for a period after such date of termination shall be promptly refunded to Tenant. In the event that Tenant elects to terminate this Lease as a result of the Destruction referenced above, Tenant shall cause all insurance proceeds to be paid to Landlord including business interruption insurance proceeds.

C. Except in the case of paragraph B of this Section, Insurance proceeds shall be deposited with a bank or trust company acceptable to Landlord and Tenant and under the control of Landlord and Tenant, as trustees, or, if the Fee Mortgagee shall be a bank, trust company, insurance company or other entity engaged in mortgage lending then such proceeds shall be deposited with such Fee Mortgagee and shall be held and disbursed by it, as trustee, for restoration in accordance with customary construction lending practice and procedures. Any excess insurance proceeds shall be paid to Tenant at the conclusion of the restoration so long as Tenant is not then in default beyond any applicable cure period.

27. EMINENT DOMAIN.

A.             In the event of an actual taking for any public or quasi-public use by any lawful power or authority by exercise of the right of condemnation or of eminent domain or by agreement between Landlord and those having the authority to exercise such right (hereinafter called “Taking”) of the entire Building, then (1) this Lease and the Term shall cease and expire as of the date of vesting of title or transfer of possession, whichever occurs earlier, as a result of the Taking, and (2) any Fixed Annual Rent and Additional Rent shall be paid until such termination and any such amounts paid for a period after such date of termination shall be promptly refunded to Tenant.

B.              (1) In the event of a Taking of twenty (20%) or more of the Demised Premises, or in the event of a Taking resulting in a reduction of twenty (20%) percent or more of the parking spaces (unless Landlord provides adequate and sufficient additional contiguous parking areas in substitution therefor reasonably acceptable to Tenant), or in the event of a Taking resulting in a divided Building or parking area such that passage between the divided portions of the parking area is not possible, or in the event of permanent denial of reasonably adequate access to the Demised Premises or Building on account of a Taking which in Tenant’s reasonable judgment makes it economically unfeasible to operate Tenant’s business at the Demised Premises, then Tenant may elect to terminate this Lease by giving notice of termination to Landlord on or before the date which is ninety (90) days after receipt by Tenant of notice that the Taking in question. Said notice of termination shall state the date of termination, which date of termination shall be not more than thirty (30) days after the date on which such notice of termination is given to Landlord, and (a) upon the date specified in such notice of termination this Lease and the term hereof shall cease and expire, and (b) any Fixed Annual Rent and Additional Rent shall be paid until the date of termination and any such amounts paid for a period after such date of termination shall be promptly refunded to Tenant.

(2) If Tenant does not elect to terminate this Lease as aforesaid, then the award or payment for the Taking shall be used by Tenant for restoration as hereinafter set forth and Tenant shall promptly commence and with due diligence continue to restore the portion of the Demised Premises remaining after the Taking to substantially the same condition and tenantability as existed immediately preceding the Taking. Tenant shall complete the restoration within two hundred seventy (270) days after the Destruction, subject to Unavoidable Delays. Taking proceeds shall be paid, held and disbursed in the same manner as insurance proceeds under Section 26C and there shall be no abatement or reduction in Fixed Annual Rent or any Additional Rent. Any taking proceeds remaining after the restoration is complete shall be divided equally between Landlord and Tenant.

C. If this Lease is terminated under any provision of this Section 27, so long as Tenant is not then in breach of this Lease beyond any applicable cure period, any specific damages that are expressly awarded to Tenant on account of its relocation expenses and specifically so designated shall belong to Tenant. Except as provided in the preceding sentence of this paragraph, Landlord reserves to itself, and Tenant releases and assigns to Landlord, all rights to damages accruing on account of any Taking or by reason of any act of any public authority for which damages are payable. Tenant agrees to execute such further instruments of assignment as may be reasonably requested by Landlord, and to turn over to Landlord any damages that may be recovered in any proceeding or otherwise; and Tenant irrevocably appoints Landlord as its attorney-in-fact with full power of substitution so to execute and deliver in Tenant’s name, place and stead all such further instruments if Tenant shall fail to do so after 10 days notice.

28.            THIRD PARTY LITIGATION. If Landlord, Landlord’s adviser or its mortgagees are made parties to any litigation commenced by or against Tenant by or against any person claiming through Tenant with respect to the Demised Premises, Tenant agrees to indemnify Landlord in the manner provided in Section 38 and in addition pay, as Additional Rent, all costs of Landlord in connection with such litigation including reasonable counsel fees and litigation costs, except in the sole instance where Landlord or Tenant have legal claims in the litigation against one another or where Landlord has been adjudicated in any litigation to have acted with gross negligence or willful misconduct. Without limitation, the foregoing includes foreclosure or enforcement of any lien, attachment or mortgage on the Demised Premises resulting from the act or omission of Tenant, but shall not include any Fee Mortgage or other lien created by Landlord.

29.            WAIVER OF DISTRAINT. Landlord hereby expressly waives any and all rights granted by or under any present or future laws to levy or distrain for rent, in arrears, in advance or both, upon all goods, merchandise, equipment, trade fixtures, furniture and personal property of Tenant or any nominee of Tenant in the Demised Premises, delivered or to be delivered thereto.

30. ESTOPPEL CERTIFICATES. Upon the request of either party, at any time and from time to time, Landlord and Tenant agree to execute and deliver to the other, within thirty (30) days after such request, a written instrument that may be relied upon by the requesting party, its potential purchasers, lenders, investors, subtenants and/or assignees (and any of their respective successors and assigns), duly executed, (a) certifying if such is the case that this Lease has not been modified and is in full force and effect or, if there has been a modification of this Lease, that this Lease is in full force and effect as modified, stating such modifications, (b) specifying the dates to which the Fixed Annual Rent and Additional Rent have been paid, (c) stating whether or not, to the knowledge of the party executing such instrument, the other party hereto is in default and, if such party is in default, stating the nature of such default, (d) stating the Commencement Date and Expiration Date, (e) stating which options to renew the term have been exercised, if any; and (f) any other information that may reasonably requested by the requesting party and customarily addressed in an estoppel certificate.

31. NOTICES. Any notices, consents, approvals, submissions or demands (“Notices”) given under this Lease or pursuant to any law or governmental regulation, including, without limitation, those by Landlord to Tenant or by Tenant to Landlord shall be in writing. Unless otherwise required by law, governmental regulation or this Lease, any such Notice shall be deemed given if sent by registered or certified mail, return receipt requested, postage prepaid or by nationally recognized overnight delivery service (a) to Landlord, at the address of Landlord as hereinabove set forth and with like copy given to Daniel A. Taylor, Esq. or Primo Fontana, Esq., DLA Piper, 33 Arch Street 26th Floor, Boston MA 02110 and/or such other persons and addresses as Landlord may designate by notice to Tenant; or (b) to Tenant, then one copy shall be delivered to the attention of the General Counsel, another shall be delivered to the attention of the Senior Vice President of Real Estate, and another shall be delivered to the attention of the Senior Director of Properties and Administration, all at 2 Paragon Drive, Montvale, New Jersey 07645 or to such other addresses as Tenant may designate by notice to Landlord. Any such Notice shall be deemed given three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, and one business (1) day when sent by overnight delivery. A party’s attorney may give Notices on behalf of such party.

32.            BROKER. Each party represents and warrants to each other there is no broker, agent, finder or other person with whom it has dealt in connection with the negotiation, execution and delivery of this Lease other than those persons named in that certain Agreement of Sale and Leaseback dated as of November 2, 2010 entered into between Tenant and Landlord (or Affiliates of each) regarding a transaction that led to this Lease.

33.            LIENS. Tenant shall keep the Demised Premises (and Landlord’s interest therein) and Tenant’s leasehold (and Tenant’s interest therein) free of, and shall within thirty (30) days discharge, any attachment, lien, security interest or other encumbrance that arises as a result of any act or omission of Tenant or persons acting by, through or under Tenant. Without limitation, Tenant will not permit or suffer any mechanic’s or materialmen’s or other liens to stand against the Demised Premises for any labor or material furnished in connection with work of any character performed, any services provided or any other act, omission or obligation on the part or at the direction of Tenant or persons claiming by, through or under Tenant, and Landlord will not permit any such liens for work or material furnished the Landlord to stand against said premises (the foregoing shall not imply that Landlord has any responsibility to furnish any work or material). However, Landlord and Tenant shall respectively have the right to contest the validity or amount of any such lien, provided that the payment of such amount is bonded during the pendency of such contest, but upon the final determination of such contest the party responsible for such lien shall immediately pay any judgment rendered with all proper costs and charges (including reasonable attorneys’ fees) and shall have the lien released at its own expense. In lieu of bonding either party may obtain other security acceptable to the other party in such party’s sole discretion. Any contest hereunder shall be subject to all requirements set forth in any Fee Mortgage.

34.            DEFINITION OF LANDLORD. The term “Landlord” as used herein, means Landlord named herein and any subsequent owner of Landlord’s estate hereunder. Any owner of Landlord’s estate hereunder shall be relieved of all liability under this Lease after the date that it ceases to be the owner of Landlord’s estate (except for any liability arising prior to such date) and the party succeeding to Landlord’s estate shall assume all liability of Landlord arising from and after it becomes owner of Landlord’s estate. The foregoing shall be self-operative but Landlord and Tenant shall upon the request of either execute and deliver an instrument acknowledging the foregoing.

35.            ADJOINING OR ADJACENT PROPERTY. Landlord and Tenant shall each promptly forward to the other any notice or other written communication received by it from any owner of property adjoining or adjacent to the Demised Premises or from any municipal or other governmental authority in connection with any hearing or other administrative proceeding relating to the use of the Demised Premises or any adjoining or adjacent property. Tenant may, at its sole cost and expense, in its own name and/or in the name of Landlord, appear in any such proceeding. Landlord shall fully cooperate with Tenant (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant) and shall, without limitation, make such appearances and furnish such information as may be reasonably required by Tenant. Landlord agrees to execute any instruments reasonably requested by Tenant in connection with any such proceeding.

36. ENVIRONMENTAL LAWS.

A. “Environmental Laws” shall mean all federal, state or local laws, ordinances, rules, regulations, or policies, whether now or hereafter enacted, governing the use, clean-up, remediation storage, treatment, transportation, manufacture, refinement, handling, release, production or disposal of Hazardous Materials including, without limitation: (1) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (42 U.S.C. Sections 9601, et. seq.) as amended by the Superfund Amendments and Reauthorization Act; (2) the Hazardous and Solid Waste Act amendments of 1984 Pub L 98-616 (42 U.S.C. Section 699); (3) the Hazardous Materials Transportation Act, (49 U.S.C. Section 1801, et. seq.); (4) the Resource Conservation and Recovery Act of 1976, (42 U.S.C. Sections 6901, et. seq.); or (5) the Toxic Substances Control Act, and any amendments thereto and any regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental laws, ordinances, rules, or regulations whether now or hereafter enacted. “Hazardous Materials” shall mean any hazardous wastes or hazardous substances as defined in any Environmental Law including, without limitation, any asbestos, PCB, toxic, noxious or radioactive substances, methane, volatile hydrocarbons, petroleum, petroleum by-products, industrial solvents or any other material or substance which could cause or constitute a health, safety or other environmental hazard to any person or property.

B. Tenant, at its sole cost and expense, shall until the Expiration Date of this Lease comply with all Environmental Laws and shall be responsible for all Hazardous Materials on or migrating from the Land and Demised Premises prior to, on and after the Commencement Date, it being acknowledged that Tenant or its Affiliate owned the Land and Demised Premises prior to the Commencement Date. Tenant shall provide Landlord with copies of any notices pertaining to any governmental proceedings or actions under any Environmental Law (including requests or demands for entry onto the Demised Premises and/or Land for purposes of inspection regarding the handling, disposal, clean-up or remediation of Hazardous Materials or claims, penalties, fines or assessments) within fifteen (15) days after receipt thereof. Landlord shall cooperate with Tenant (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant) and provide such documents, affidavits and information as may be reasonably necessary for Tenant to comply with all Environmental Laws.

C. If required by governmental authority or if Landlord has a reasonable basis to believe a release of Hazardous Materials may have occurred or a threat of release exists on or from the Land or Demised Premises or Hazardous Materials activities have taken place on the Land or Demised Premises that do not conform to Environmental Laws, then Landlord may, but need not, perform appropriate testing in a commercially reasonable manner and the reasonable costs thereof shall be reimbursed to Landlord by Tenant upon demand as Additional Rent. Tenant shall execute affidavits, representations and the like from time to time at

Landlord’s request concerning Tenant’s actual knowledge and belief regarding the presence or absence of Hazardous Materials at the Land and Demised Premises. In all events, and without limitation, Tenant shall indemnify all Indemnitees, expressly including without limitation all Fee Mortgagees, in the manner elsewhere provided in this Lease with respect to Hazardous Materials on or migrating from the Land and Demised Premises prior to, on and after the Commencement Date (and for these purposes, the loss indemnified shall include without limitation any costs of investigation or remediation, and any claim of personal injury or property damage to any person); provided, however, that such indemnity shall not include and Tenant shall not be responsible for Hazardous Materials migrating on to the Land from the land of third parties. The covenants of this Section shall survive the Term. Tenant shall from time to time upon Landlord’s request confirm all of the foregoing covenants directly to mortgagees.

37. LEASEHOLD MORTGAGE.

A.             Tenant, and its successors and assigns (including, without limitation, any subtenant of Tenant), may, from time to time and without Landlord’s prior written consent, mortgage all or any portion of its right, title and interest in and to this Lease under one leasehold mortgage at any one time, or two leasehold mortgages given as part of a single financing transaction, to an Institutional Lender (each, a “Leasehold Mortgage”), and assign any or all rights under this Lease and any subleases as collateral security for such Leasehold Mortgage; provided that all rights acquired under such Leasehold Mortgage shall be subject to all of the terms, covenants and conditions of this Lease, and to all rights and interests of Landlord, none of which terms, covenants or conditions is or shall be waived by Landlord by reason of the right given to so mortgage such interest in this Lease. In no event shall Tenant have any right to mortgage or encumber Landlord’s fee interest in the Demised Premises. The term “Leasehold Mortgage” shall include whatever security instruments that may be used in the locale of the Demised Premises, such as, without limitation, deeds of trust, security deeds and conditional deeds, as well as financing statements, assignment of leases and rents, security agreements and other documentation required pursuant to the Uniform Commercial Code. The term “Leasehold Mortgage” shall also include any instruments required in connection with a sale-leaseback transaction. An “Institutional Lender” is a bank, trust company, savings and loan association, pension fund, endowment fund, insurance company, other institutional pool of recognized status or a governmental authority empowered to make loans or issue bonds or any other recognized institution regularly engaged in the making of mortgage loans that has not less than $100,000,000 in assets. The holder of any Leasehold Mortgage shall be called a “Leasehold Mortgagee.”

B.              If Tenant and/or Tenant’s successors and assigns (including, but not limited to, any sublessee of Tenant) shall grant a Leasehold Mortgage, and if Tenant shall send to Landlord a true copy thereof, together with a notice specifying the name and address of the Leasehold Mortgagee (“Mortgage Notice”), Landlord agrees that as long as any such Leasehold Mortgage shall remain unsatisfied of record or until a notice of satisfaction is given by the Leasehold Mortgagee to Landlord, the following provisions shall apply:

(1) There shall be no cancellation, surrender or modification of this Lease by joint action of Landlord and Tenant without the prior consent of the Leasehold Mortgagee;

(2)           Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the Leasehold Mortgagee. The Leasehold Mortgagee shall thereupon have the same period to remedy or cause to be remedied the defaults complained of, and Landlord shall accept such performance by or at the instigation of such Leasehold Mortgagee as if the same had been done by Tenant; provided that in the case of defaults that cannot be cured by the payment of money in addition the Leasehold Mortgagee shall be entitled to such further time to remedy or cause to be remedied the defaults complained of as may be reasonably necessary for the Leasehold Mortgagee to remove any stay in bankruptcy and/or to commence and complete foreclosure proceedings or remove any cause beyond the Leasehold Mortgagee’s reasonable control impairing its ability to cure or remedy, to obtain possession of the Demised Premises and thereafter to commence and diligently prosecute such cure or remedy to completion.. Nothing herein shall be construed as requiring a Leasehold Mortgagee to cure any default. Landlord’s failure to deliver any such copy to a Leasehold Mortgagee shall not affect the Landlord’s exercise of any right or remedy under the Lease in any way whatsoever;

(3)           If any default shall occur which, pursuant to any provision of this Lease, entitles Landlord to terminate this Lease, and if before the expiration of twenty (20) days from the date of the giving of notice of termination upon such Leasehold Mortgagee, such Leasehold Mortgagee shall have notified Landlord of its desire to nullify such notice and shall have paid to Landlord all Fixed Annual Rent and Additional Rent herein provided for which are then in default, and shall have complied (or caused compliance) with all of the other requirements of this Lease, if any are then in default, then, in such event, Landlord shall not be entitled to terminate this Lease and any notice of termination previously given shall be void and of no effect;

(4)           Notwithstanding anything in this Lease to the contrary, any sale of Tenant’s leasehold interest in any proceeding for the foreclosure of the Leasehold Mortgage, or the assignment or transfer of Tenant’s leasehold interest in lieu of the foreclosure of any Leasehold Mortgage, shall be deemed to be a permitted sale, transfer or assignment;

(5)           If not required to be held by the Fee Mortgagee, the proceeds from any insurance policies or arising from a Taking may be held by any institutional Leasehold Mortgagee and distributed pursuant to the provisions of this Lease;

(6)           The Leasehold Mortgagee may be added to the “Loss Payable Endorsement” of any and all insurance policies required to be carried by Tenant hereunder on the condition that the insurance proceeds are to be applied in the manner specified in this Lease and that the Leasehold Mortgage shall so agree; except that the Leasehold Mortgage may provide a manner for disposition of such proceeds as remain after full compliance with the restoration covenants of this Lease, if any, otherwise payable to Tenant (but not such proceeds, if any, payable to Landlord, any Fee Mortgagee or jointly to Landlord or Tenant) pursuant to the terms of this Lease; and

(7)           Landlord shall provide Leasehold Mortgage with prompt notice of any legal proceeding or arbitration between Landlord and Tenant. Unless the Leasehold Mortgage provided otherwise, Leasehold Mortgagee shall have the right to intervene in any such proceeding and be made a party to such proceeding, and the parties hereby consent to such intervention. Landlord’s failure to deliver any such notice to a Leasehold Mortgagee shall not affect the Landlord’s exercise of any right or remedy under the Lease in any way whatsoever.

Tenant, in any Mortgage Notice served upon Landlord under this Section, may exclude any or more of the above provisions, and if so excluded, such provisions shall not be effective.

C. Landlord shall, upon request, execute, acknowledge and deliver to each Leasehold Mortgagee, an agreement prepared at the sole cost and expense of Tenant, in form reasonably satisfactory to such Leasehold Mortgagee and Landlord, between Landlord, Tenant and Leasehold Mortgagee, separately agreeing to all of the provisions of this Section.

38.            INDEMNITY. Except as otherwise expressly set forth in this Lease, Tenant shall assume exclusive control of the Demised Premises and all areas pertaining thereto including all appurtenances, improvements, utilities, water bodies, grounds, sidewalks, walkways, driveways and parking facilities, and Tenant shall bear the sole risk of all related tort liabilities. To the greatest extent permitted by applicable law, Tenant shall indemnify, save harmless and defend Landlord, Landlord’s adviser and mortgagees and their respective officers, directors, managers, members, partners, agents and employees, (“Indemnitees”) from all liability, claim, damage, cost or loss (including reasonable fees and litigation costs) arising in whole or in part out of, or in any manner connected with (i) any injury, loss, theft or damage to any person or property while on or about the Demised Premises, or (ii) any condition of the Demised Premises, or the possession and use thereof (including any failure to vacate at the end of the Term) or any activity permitted or suffered on the Demised Premises (including Hazardous Materials), or (iii) any breach of any covenant, representation or certification by Tenant or persons acting under Tenant, or (iv) any negligent act or omission anywhere by Tenant or persons acting under Tenant, in each case paying the same to Landlord on demand as Additional Rent, except to the extent such liability results from the negligence or willful misconduct of Landlord or the other Indemnitees. Without implying that other covenants do not survive, the covenants of this Section shall survive the Term. Tenant shall immediately respond and assume the investigation, defense and expense of all of the foregoing matters. Landlord or any Indemnitee, at its sole cost and expense, may join in such defense with counsel of its choice.

39.            LIMITATION OF LANDLORD’S LIABILITY. Notwithstanding anything contained to the contrary in this Lease, whether express or implied, it is agreed that Tenant will look only to Landlord’s fee interest in and to the Demised Premises for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of a breach or default under this Lease by Landlord with respect to any claim whatsoever related to the Demised Premises, and no other property or assets of Landlord or of Landlord’s adviser or of any Fee Mortgagee or its or their managers, members, directors, officers, trustees, beneficiaries, shareholders, partners, joint venturers (disclosed or undisclosed) shall be subject to suit or to levy, execution or other enforcement procedures for the satisfaction of any such judgment (or other judicial process). No officer, director, manager, member, shareholder, trustee, beneficiary, partner, agent, attorney or employee of Landlord or of Landlord’s adviser or of any Fee Mortgagee shall ever be personally or individually liable; nor shall Landlord, Landlord’s adviser or any Fee Mortgagee or such persons ever be answerable or liable in any equitable judicial proceeding or order beyond the extent of their interest in the Demised Premises. In no event shall Landlord, Landlord’s adviser or any Fee Mortgagee or any such persons ever be liable to Tenant for indirect or consequential damages.

40.            BOOKS AND RECORDS. Tenant shall at all times keep and maintain full and correct records and books of account of the operations of the Demised Premises in accordance with generally accepted accounting principals consistently applied and shall accurately record and preserve the records of such operations in accordance with its customary records retention policy. Notwithstanding that there has been no Percentage Rent Event, Tenant shall report the gross sales from the Demised Premises to Landlord annually for each fiscal year of Tenant no later than thirty (30) days following the end of such fiscal year, such report to be certified by Tenant’s chief financial officer. Landlord shall keep such information confidential at all times in accordance with the terms of Exhibit J and may only release such information to Landlord’s constituent members, and so long as such persons execute and deliver to Tenant a Confidentiality Agreement with Tenant in the form attached hereto as Exhibit J (“Confidentiality Agreement”) whether or not Tenant signs such Confidentiality Agreement, also to its lenders and prospective lenders and to prospective purchasers of Landlord’s interest in the Demised Premises. Upon an Event of Default, Tenant shall permit Landlord, Landlord’s accountants and Fee Mortgagees reasonable access thereto, with the right to make copies and excerpts therefrom upon reasonable advance notice to Tenant.

41.            SATELLITE DISH. If permitted by applicable law, Tenant shall have the right to place on the roof or wall of the Demised Premises at Tenant’s sole cost and expense, a satellite dish (hereinafter called the “Dish”) for transmission of data (both receiving and sending) between Tenant’s various operations and its headquarters in accordance with all laws and governmental regulations.

42.            NO PRESUMPTION AGAINST DRAFTER. Landlord and Tenant agree and acknowledge that this Lease has been freely negotiated by Landlord and Tenant. In any event of any ambiguity, controversy, dispute or disagreement over the interpretation, validity or enforceability of this Lease or any of its covenants, terms or conditions, no inference, presumption or conclusion whatsoever shall be drawn against Tenant by virtue of Tenant’s having drafted this Lease.

43.            SUCCESSORS AND ASSIGNS; AFFILIATES. The covenants and agreements contained in this Lease shall bind and inure to the benefit of the successors and assigns of each party. As used in this Lease “Affiliate” (whether or not capitalized) shall mean, with respect to any person, any person controlled by, controlling, or under common control with such person; and “control” shall mean any direct ownership interest or right through the exercise of voting or approval rights or otherwise, to exercise decision-making authority generally.

44.            CAPTIONS. The captions preceding the Sections of this Lease are intended only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

45.            INVALIDITY OF CERTAIN PROVISIONS. If any provision of this Lease shall be invalid or unenforceable, the remainder of the provisions of this Lease shall not be affected thereby and each and every provision of this Lease shall be enforceable to the fullest extent permitted by law.

46.            CHOICE OF LAW/JURISDICTION. This Lease, and the rights and obligations of the parties hereto, shall be interpreted and construed in accordance with the laws where the Demised Premises are located (the “State”), without regard to the State’s internal conflict of law principles. Any disputes arising out of this Lease or between Landlord and Tenant shall be subject to the exclusive jurisdiction of the state courts of the State.

47.            NO WAIVER. The failure of either party to seek redress for violation of or to insist upon the strict performance of, any term, covenant or condition contained in this Lease shall not prevent a similar subsequent act from constituting a default under this Lease. Without limitation, no written consent by Landlord or Tenant to any act or omission that otherwise would be a default shall be construed to permit other similar acts or omissions. Neither party’s failure to seek redress for violation or to insist upon the strict performance of any covenant, nor the receipt by Landlord of rent with knowledge of any breach of covenant, shall be deemed a consent to or waiver of such breach. No breach of covenant shall be implied to have been waived unless such is in writing, signed by the party benefiting from such covenant and delivered to the other party; and no acceptance by Landlord of a lesser sum than the Fixed Annual Rent, Additional Rent or any other sum due shall be deemed to be other than on account of the installment of such rent or other sum due. Nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other right or remedy. The delivery of keys (or any other act) to Landlord shall not operate as a termination of the Term or an acceptance or surrender of the Demised Premises. The acceptance by Landlord of any rent following the giving of any default and/or termination notice shall not be deemed a waiver of such notice.

48.            ATTORNEY’S FEES. In the event that either Landlord or Tenant employ an attorney to enforce or defend any of the conditions, covenants, rights or obligations of this Lease (including, without limitation, a default by either party), then the prevailing party shall be entitled to all reasonable attorney fees and all other reasonable out-of-pocket litigation costs (including, but not limited to filing fees, expert reports and testimony, court costs and other usual costs of litigation of this type) incurred by such prevailing party.

49.            WAIVER OF TRIAL BY JURY. To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Demised Premises.

50. MISCELLANEOUS. Other than contemporaneous instruments executed and delivered of even date, if any, this Lease contains all of the agreements between Landlord and Tenant relating in any way to the Demised Premises and supersedes all prior agreements and dealings between them. There are no oral agreements between Landlord and Tenant relating to this Lease or the Demised Premises. This Lease may be amended only by a written instrument executed and delivered by both Landlord and Tenant. The provisions of this Lease shall bind Landlord and Tenant and their respective successors and assigns. Where the phrases “persons acting under” Landlord or Tenant or “persons claiming through” Landlord or Tenant or similar phrases are used, the persons included shall be assignees, sublessees, licensees or other transferees or successors of Landlord or Tenant as well as invitees or independent contractors of Landlord or Tenant, and all of the respective employees, servants, contractors, agents and invitees of Landlord, Tenant and any of the foregoing. As used herein, “monetary default” shall mean a default that can be substantially cured solely by the payment of money and nothing more and “non-monetary default” shall mean a default that cannot be substantially cured solely by the payment of money and northing more. If either party is granted any extension, election or other option, to be effective the exercise (and notice thereof) shall be unconditional, irrevocable and must be made strictly in accordance with the prescribed terms and times; otherwise its purported exercise shall be void and ineffective. The enumeration of specific examples of a general provisions or use of the word “including” shall not be construed as a limitation of the general provision. Unless a party’s approval or consent is required by the express terms of this Lease not to be unreasonably withheld, such approval or consent may be withheld in the party’s sole discretion. The submission of a form of this Lease or any summary of its terms shall not constitute an offer by Landlord to Tenant; the leasehold shall only be created and the parties bound when this Lease is executed and delivered by both Landlord and Tenant. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers or any relationship other than landlord and tenant. This Lease and all consents, notices, approvals and all other related documents may be reproduced by any party by any electronic means or by electronic, photographic or other reproduction process and the originals may be destroyed; and each party agrees that any reproductions shall be as admissible in evidence in any proceeding as the original itself (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and that any further reproduction of such reproduction shall likewise be admissible. If any payment in the nature of interest provided for in this Lease shall exceed the maximum interest permitted under controlling law, as established by final judgment of a court, then such interest shall instead be at the maximum permitted interest rate as established by such judgment. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties or representations other than those expressly set forth in this Lease. Without limitation, where Tenant in this Lease indemnifies or covenants for the benefit of present and future Fee Mortgagees, such agreements are for the benefit of present and future Fee Mortgagees as third party beneficiaries; and at the request of Landlord, Tenant from time to time will confirm such matters directly with such Fee Mortgagee.

51.            COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. A facsimile, email, PDF or electronic signature shall be deemed an original signature.

52.            INCORPORATION OF STATE LAW PROVISIONS. Certain provisions/ sections of this Lease and certain additional provisions/sections that are applicable or required by laws of the state in which the Demised Premises are located may be amended, described or otherwise set forth in more detail on Exhibit I attached hereto, which such Exhibit by this reference, is incorporated into and made a part of this Lease. In the event of any conflict between such state law provisions and any provision herein, the state law provisions shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF this Lease has been duly executed under as of the Effective Date.

WITNESS:
WE APP BALDWIN LLC, a Delaware limited liability company

Name:	By:
Name:
Title:
WITNESS:
PATHMARK STORES, INC., a
Delaware corporation

By:
Name: Craig H. Feldman	Name: Christopher W. McGarry
Title: Vice President and Secretary

Signature Page to Lease By and Between
WE APP BALDWIN LLC and PATHMARK STORES, INC.

EXHIBIT A

SITE PLAN OF DEMISED PREMISES

EXHIBIT B2

LEGAL DESCRIPTION OF THE LAND

EXHIBIT B2

TITLE MATTERS AND ENCUMBRANCES

1. Taxes, tax liens, tax sales, water rates, sewer rents and assessments not yet due and payable.

EXHIBIT C

REMEDIAL WORK

(Tenant Performs Construction with Landlord Reimbursement)

Reimbursement Cap: $425,000.00

Remedial Work Completion Date: the third anniversary of the Effective Date of the Lease

C. 1 Construction Documents. Tenant shall prepare, at Tenant’s expense, and deliver to Landlord Construction Documents (meaning plans and specifications prepared by design professionals licensed to prepare such plans and specifications which reasonably fix and describe the work to be performed by Tenant contractors) for roof replacements, parking area repairs and replacements, heating, ventilating and air conditioning upgrades, environmental remediation, asbestos abatement and automation improvements in an amount totaling at least the amount of the Reimbursement Cap, all as Landlord and Tenant shall reasonably and mutually agree. The Construction Documents shall substantially conform to and describe such work as so agreed, and when such Construction Documents are approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, the work described therein shall be the “Remedial Work” referred to herein. Tenant shall provide at least 6 copies of the Construction Documents to Landlord. Tenant shall be solely responsible for the liabilities and expenses of all architectural and engineering services relating to the Remedial Work and for the adequacy and completeness of the Construction Documents submitted to Landlord and for the Remedial Work itself, notwithstanding Landlord’s approval thereof.

C.2 Remedial Work Reimbursement. Upon Landlord’s approval of the Construction Documents showing the Remedial Work to be performed, Tenant shall cause the Remedial Work to be performed in accordance with all of the terms and requirements of the Lease including Exhibit G, and the reasonable out-of-pocket costs to Tenant of performing the Remedial Work shall be eligible for Reimbursement in the manner provided below up to but not in excess of the Reimbursement Cap listed above. All costs for the Remedial Work in excess of the Reimbursement Cap shall be paid for entirely by Tenant, and Landlord shall not provide any reimbursement therefor. Any Remedial Work not completed by the Remedial Work Completion Date listed above shall be ineligible for reimbursement from Landlord, and such Remedial Work shall be paid for solely by Tenant.

Notwithstanding anything in the Lease to the contrary, prior to the Remedial Work Completion Date Tenant shall have no obligation to perform any Remedial Work if the cost of same will exceed the Reimbursement Cap, unless Tenant determines, in its sole, reasonable judgment, that such work is necessary and prudent for the proper maintenance and operation of the Demised Premises.

Reimbursement of the reasonable out-of-pocket costs to Tenant of performing Remedial Work up to the Reimbursement Cap and by the Remedial Work Completion Date shall be disbursed to Tenant by Landlord in no more than four disbursements the requests for each of which shall not be submitted more frequently than monthly. For each disbursement, Tenant shall submit a requisition package to Landlord with (1) an itemization of the costs being requisitioned, (2) a certificate by an officer of Tenant that all such costs are reasonable out-of-pocket costs to Tenant of performing Remedial Work and have been incurred and paid for by Tenant, that to the actual knowledge of Tenant the Remedial Work included within the requisition has been performed substantially in accordance with the Construction Documents and in accordance with the Lease, (3) appropriate back-up documentation including, without limitation, lien releases (in a form reasonably approved by Landlord) and paid invoices and bills and (4) a statement by Tenant’s chief financial officer that such officer knows of no default under the Lease on the part of Tenant nor of any event which with the giving of notice or the passage of time or both could ripen into a default under the Lease. The final requisition package shall further include a copy of all applications for and copies of all governmental permits issued in connection with the Remedial Work and the plans referred to in Section 13 of the Lease for any Alterations. Notwithstanding anything herein or in the Lease to the contrary, Landlord shall not be obligated to reimburse any costs of Remedial Work if a default under the Lease has occurred and is continuing. Landlord shall pay the reimbursement to Tenant within thirty (30) days following Landlord’s receipt of the completed package. In the event that Landlord fails to pay the reimbursement within such thirty (30) day period, Tenant may deduct the reimbursebable amount against Rent due under the Lease.

C.3 Performance of Remedial Work by Tenant. No Remedial Work for which reimbursement is sought shall be performed except in accordance with the Construction Documents. In connection with its approval thereof, Landlord may delete from the Construction Documents any items or aspects of Remedial Work which in Landlord’s reasonable judgment (i) would increase the cost of operating the Building or performing any other work in the Building, (ii) are incompatible with the design, quality, equipment or systems of the Building, (iii) would require unusual expense to readapt the Premises to general grocery store use or (iv) otherwise do not comply with the provisions of this Lease. Prior to commencing any Remedial Work, Tenant shall submit to Landlord certificates of insurance on the part of Tenant contractors meeting the requirements of Exhibit G paragraph 1A (4). If any such Tenant contractor or any other person ever makes a claim against any Indemnitee (as such term is defined in Section 38) in connection with any Remedial Work, then Tenant shall indemnify such Indemnitee in the manner provided in the Lease against such claim.

C.4 Re-allocation of Reimbursement Cap. Upon the completion of the Remedial Work up to $20,000 of the Reimbursement Cap may be allocated to increase the “Reimbursement Cap” under any other lease between Tenant and any Affiliate of Landlord (except for that certain lease for space at 9210 Atlantic Avenue, Queens (Ozone Park), New York).

EXHIBIT D

FORM OF SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT

KEY NO:

THIS AGREEMENT, made as of                      2010, by and among                       , a                        , and its successors and assigns, having an office at                                (hereinafter together with its successors and assigns called “Mortgagee”), WE APP Baldwin LLC, a Delaware limited liability company, having an office c/o Winstanley Enterprises, LLC, 150 Baker Avenue Extension, Suite 303 Concord, Massachusetts 01742 (hereinafter called “Landlord”) and Pathmark Stores, Inc., a Delaware corporation having an office at 2 Paragon Drive, Montvale, New Jersey 07645 (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS, Mortgagee has made a loan, or is about to make a loan to Landlord in the original principal amount of $                     evidenced by a promissory Note secured by, among other securities, a mortgage or deed of trust (hereinafter, as the same may be amended, supplemented or otherwise modified from time to time, called the “Mortgage”) covering a parcel or parcels of land owned by Landlord and described on Exhibit A annexed hereto and made a part hereof, together with the improvements now or hereafter erected thereon (said parcel or parcels of land and improvements thereon being hereinafter called the “Mortgaged Property”);

WHEREAS, by a certain lease heretofore entered into between Landlord and Tenant dated as of November    2010 and amended by [ ] (said lease and amendments being hereinafter collectively called the “Lease”), Landlord leased to Tenant the Mortgaged Premises together with the building now or hereafter erected on all or a portion of said premises (the Mortgaged Premises and the improvements on or to be erected thereon being thereinafter called the “Demised Premises”);

WHEREAS, a Memorandum of Lease dated November     2010 was recorded on November     , 2010 in the                in Book                   , Page                ;

WHEREAS, a copy of the Lease has been delivered to Mortgagee, the receipt of which is hereby acknowledged; and

WHEREAS, Mortgagee is unwilling to make said loan to Landlord unless the Lease is subordinate to the lien of the Mortgage; and

WHEREAS, Section 16 of the Lease provides that the Lease shall become subject and subordinate to the lien of a mortgage of the fee interest of the Demised Premises if and when a non-disturbance agreement is entered into with respect to such mortgage; and

WHEREAS, the parties desire to subordinate the Lease to the lien of the Mortgage, and to provide for the non-disturbance of Tenant by Mortgagee.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.               Mortgagee hereby consents to and approves the Lease.

2.               Tenant covenants and agrees with Mortgagee that the Lease and any extensions, renewals, replacements or modifications thereof and Tenant’s interest in the premises under the Lease are and at all times shall subject and subordinate to the lien of the Mortgage, without regard to the order of priority of recording of the Mortgage and the Memorandum of the Lease, subject, however, to the provisions of this Agreement.

3.               Tenant certifies that the Lease is presently in full force and effect.

4.               Mortgagee agrees that so long as the Lease shall be in full force and effect and so long as Tenant is not in default (beyond any applicable notice and cure period) in the payment of fixed rent as set forth in the Lease, or in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed:

A.            Tenant shall not be named or joined as a party defendant or otherwise in any suit, action or proceeding for the foreclosure of the Mortgage or to enforce any rights under the Mortgage or the bond or note or other obligations secured thereby unless required by law to do so; and

B.            The possession by Tenant of the Demised Premises and the Tenant’s rights thereto shall not be disturbed, affected or impaired by, nor will the Lease or the term thereof be terminated or otherwise affected by (i) any suit, action or proceeding upon the Mortgage or the bond or note or other obligation secured thereby, or for the foreclosure of the Mortgage or the enforcement of any rights under the Mortgage or any other documents held by the Mortgagee, or by any judicial sale or execution or other sale of the Mortgaged Property, or by any deed given in lieu of foreclosure, or by the exercise of any other rights given to the Mortgagee by any other documents or as a matter of law, or (ii) any default under the Mortgage or the bond or note or other obligation secured thereby.

5.               Mortgagee hereby acknowledges and agrees that all trade fixtures and equipment whether owned by Tenant or any subtenant or leased by Tenant from a Landlord/Owner in the Demised Premises shall be subject to the provisions of Section 17 of the Lease.

6.               If the Mortgagee shall become the owner of the Mortgaged Property by reason of foreclosure of the Mortgage or otherwise, or if the Mortgaged Property shall be sold as a result of any action or proceeding to foreclose the Mortgage or by a deed given in lieu of foreclosure, the Lease shall continue in full force and effect, without necessity for executing any new lease, as a direct lease between Tenant, as tenant thereunder, and the then owner of the Mortgaged Property, as landlord thereunder, upon all of the same terms, covenants and provisions contained in the Lease, and in such event:

A.            Tenant shall be bound to such new owner under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the Renewal Periods, if Tenant elects or has elected to exercise its options to extend the term) and Tenant hereby agrees to attorn to such new owner and to recognize such new owner as landlord under the Lease; and

B.            Such new owner shall be bound to Tenant under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the Renewal Periods, if Tenant elects or has elected to exercise its options to extend the term) which terms, covenants and provisions such new owner hereby agrees to assume and perform; provided, however, that such new owner shall not be (i) obligated to complete any construction work required to be done by Landlord within or outside of the Demised Premises pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant; however this provision shall not relieve such new owner from any repair or maintenance obligations of Landlord expressly set forth in the Lease accruing or arising following new owner’s acquisition of fee title to the Mortgaged Property or impair any express setoff rights of Tenant expressly set forth in the Lease accruing or arising following new owner’s acquisition of fee title to the Mortgaged Property; (ii) required to make any repairs to the Mortgaged Property or to the Demised Premises or to perform any other construction or other work, including without limitation the restoration of the Demised Premises following any casualty or taking; (iii) liable for the return of security deposits or letters of credit, if any, paid or delivered by or on behalf of Tenant to Landlord, except to the extent such sums are actually received by such new owner (or any Mortgagee if such Mortgagee is not the new owner); (iv) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any prior Landlord unless such sums are actually received by Mortgagee or if such prepayment shall have been expressly approved of in writing by such new owner (or any Mortgagee if such Mortgagee is not the new owner); (v) bound by any agreement amending, modifying or terminating the Lease made without Mortgagee’s prior written consent; (vi) bound by any assignment of the Lease or sublease of the Demised Premises, or any portion thereof, made prior to the time such new owner succeeded to Landlord’s interest other than if made pursuant to the provisions of the Lease; (vii) liable on account of any default on the part of Landlord occurring prior to such new owner’s succeeding to Landlord’s estate; or (viii) subject to any counterclaims, offsets or defenses that Tenant might have against Landlord.

7.               If Landlord shall default in the performance of the Lease Tenant shall give written notice thereof to Mortgagee and Mortgagee shall have the right, but not the obligation, to cure such default in accordance with Section 23 of the Lease (and as provided therein the Mortgagee shall be entitled to such further time to cure as may be reasonably necessary for the Mortgagee to remove any stay in bankruptcy and/or to commence and complete foreclosure proceedings or remove any cause beyond the Mortgagee’s reasonable control impairing its ability to cure or remedy, to obtain possession of the Demised Premises and thereafter to commence and diligently prosecute such cure or remedy to completion)

8.               Landlord has agreed in the Mortgage and other loan documents that the rents payable under the Lease shall be paid directly by Tenant to Mortgagee upon the occurrence of a default by Landlord under the Mortgage or any other loan document. Accordingly, after notice is given by Mortgagee to Tenant that the rents under the Lease should be paid to or at the direction of Mortgagee, Tenant shall pay to Mortgagee, or in accordance with the directions of Mortgagee, all rents and other monies thereafter due and to become due under the Lease. Tenant shall have no responsibility to ascertain whether such demand by Lender is permitted under the Mortgage or any other loan document. Landlord hereby waives any right, claim or demand it may have nor or hereafter have against Tenant by reason of such payment to Mortgagee, and any such payment to Mortgagee shall discharge the obligations of Mortgagee to make such payment under the Lease.

9.               Any notices or communications given under this Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested, postage prepaid, (a) if to Mortgagee at the address of Mortgagee as hereinabove set forth or at such other address as Mortgagee may designate by notice, or (b) if to Landlord at the address of Landlord as hereinabove, or at such other address as Landlord may designate by notice, or (c) if to Tenant, then one copy shall be delivered to the attention of the Senior Vice President of Real Estate of Tenant, another shall be delivered to the attention of General Counsel of Tenant, and another shall be delivered to the Director of Properties & Administration of Tenant, all at 2 Paragon Drive, Montvale, New Jersey 07645 or at such other addresses as Tenant may designate by notice. During the period of any postal strike or other interference with the mail, personal delivery shall be substituted for registered or certified mail.

10.             This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and assigns.

11.             This Agreement contains the entire agreement between the parties and cannot be changed, modified, waived or cancelled except by an agreement in writing executed by the party against whom enforcement of such modification, change, waiver or cancellation is sought.

12.             This Agreement and the covenants herein contained are intended to run with and bind all lands affected thereby.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

WITNESS:
MORTGAGEE:

, a

Name:	By:
Name:
Title:

LANDLORD:

WE APP BALDWIN LLC, a Delaware limited liability company

Name:	By:
Name:
Title:

WITNESS:	TENANT:

PATHMARK STORES, INC., a
Delaware corporation
Name:

By:
Name: Christopher W. McGarry
Title: Vice President and Secretary

WITNESS:

MORTGAGEE ACKNOWLEDGMENT

STATE OF                          )

SS:

COUNTY OF                      )

ON THIS              day of                     2010, before me, the subscriber, personally appeared                    to me known, who being by me duly sworn, did depose and say that he is               of              the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public

LANDLORD ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On this              day of                 2010, before me, the undersigned notary public, personally appeared                      , proved to me through satisfactory evidence of identification, which was a [current driver’s license] [a current U.S. passport] [my personal knowledge], to be the person whose name is signed on the preceding instrument and acknowledged the foregoing instrument to be his/her free act and deed as                    of WE APP Baldwin LLC.

Notary Public
My Commission Expires:

TENANT ACKNOWLEDGMENT

STATE OF NEW JERSEY)

SS

COUNTY OF BERGEN)

ON THIS               day of                      , 2010, before me, the subscriber, personally came Christopher W. McGarry, to me known, who being by me duly sworn, did depose and say that he is Vice President and Secretary of Pathmark Stores, Inc., the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public

EXHIBIT A

LEGAL DESCRIPTION OF MORTGAGED PROPERTY

(Attached)

EXHIBIT E

KEY NO:

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE made as of November          , 2010 by WE APP BALDWIN LLC, a Delaware limited liability company, having an office at c/o Winstanley Enterprises, LLC, 150 Baker Avenue Extension, Suite 303 Concord, Massachusetts 01742 Attn: Adam Winstanley (hereinafter called “Landlord”), and PATHMARK STORES, INC., a Delaware corporation, having an office at 2 Paragon Drive, Montvale, New Jersey 07645 (hereinafter called “Tenant”).

W I T N E S S E T H:

1.              For and in consideration of the sum of TEN and no/100 Dollars ($10.00) and of other valuable considerations paid by Tenant to Landlord, the receipt and sufficiency of which are hereby acknowledged by Landlord, Tenant and Tenant hereby takes from Landlord that certain parcel of land (hereinafter called “Land”) described on Exhibit B and the buildings and other improvements now or hereafter erected on the Land together with the benefit of any and all easements, appurtenances, rights and privileges now or hereafter belonging thereto. The land is currently improved by an existing building consisting of 51,798 square feet of space (the “Building), as more particularly shown on the site plan attached hereto as Exhibit A. The Building and any buildings and improvements now or hereafter erected on the Land shall be hereinafter called “Improvements”. The Land and any Improvements now or hereafter erected thereon are hereinafter collectively called the “Demised Premises.” The Demised Premises have been leased to Tenant upon and subject to the covenants and agreements set forth in a certain agreement between Landlord and Tenant bearing even date herewith (hereinafter called the “Lease”).

2.               The Lease is in effect. The original term of the Lease shall continue to and include the date which is twenty (20) years after the day before the Commencement Date if the Commencement Date is the first day of a month, or twenty years (20) years after the last day of the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month.

3.               Tenant has the right and option to extend the term of the Lease from the date upon which it would otherwise expire for ten (10) separate renewal periods of five (5) years each (each such period being known as a “Renewal Period”). Said right and option, if exercised by Tenant, shall be in accordance with the terms and conditions of Section 4 of the Lease.

4.               The Lease contains the entire agreement between the parties. All persons are hereby put on notice of the existence of the Lease and are referred to the Lease for its terms and conditions. The Lease is on file in the offices of Tenant and the Landlord as hereinabove set forth.

5.               This Memorandum of Lease is prepared, signed and acknowledged solely for recording purposes under the laws of the State of New York, and is in no way intended to change, alter, modify, amend or in any other way affect the rights, duties and obligations of Landlord and Tenant pursuant to the Lease; it being specifically understood and agreed between the parties that each has rights, duties and obligations imposed upon it in the Lease which are not expressly contained herein but are included herein by reference.

6. Upon expiration of the Lease term Landlord and its successors and assigns has irrevocably been named attorney-in-fact by Tenant in the Lease to execute, deliver and record a notice of termination of this Memorandum.

IN WITNESS WHEREOF this Memorandum of Lease has been duly executed as of the day and year first above written.

WITNESS:	WE APP BALDWIN LLC, a Delaware limited liability company

Name:	By:
Name:
Title:

WITNESS:	PATHMARK STORES, INC., a
Delaware corporation

Name: Craig H. Feldman	By:
Name: Christopher W. McGarry
Title: Vice President and Secretary

EXHIBIT A

DEMISED PREMISES

EXHIBIT B

LEGAL DESCRIPTION OF THE LAND

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On this                day of November 2010, before me, the undersigned notary public, personally appeared                       , proved to me through satisfactory evidence of identification, which was a [current driver’s license] [a current U.S. passport] [my personal knowledge], to be the person whose name is signed on the preceding instrument and acknowledged the foregoing instrument to be his/her free act and deed as                           of WE APP Baldwin LLC.

Notary Public
My Commission Expires:

STATE OF NEW JERSEY)

SS

COUNTY OF BERGEN)

ON THIS           day of November, 2010, before me, the subscriber, personally came Christopher W. McGarry, to me known, who being by me duly sworn, did depose and say that he is the Vice President and Secretary of Pathmark Stores, Inc., the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public

EXHIBIT F

UNCONDITIONAL GUARANTY

WHEREAS, Pathmark Stores, Inc., a Delaware corporation (“Tenant”) desires to enter into a certain lease (“Lease”) of even date concerning Demised Premises known as 1764 Grand Avenue, Baldwin, New York, with WE APP Baldwin LLC, a Delaware limited liability company (“Landlord”). (Terms used herein and not otherwise defined will have the meaning given in the Lease.)

WHEREAS, as an inducement to entering into the Lease Landlord has required that the undersigned The Great Atlantic & Pacific Tea Company, Inc. (“Guarantor”) unconditionally guarantees the performance of all obligations of Tenant under the Lease.

NOW, THEREFORE, for good and valuable consideration, intending to be legally bound hereby, Guarantor agrees as follows:

1.               Guarantor unconditionally and absolutely guarantees to Landlord (which shall include its legal representatives, successors and assigns) the due and punctual performance of each and all of the Tenant’s obligations under or related to the Lease, including the timely payment of all sums due therein. Tenant’s obligations hereby guaranteed include, without limitation, those arising under amendments or modifications to the Lease hereafter entered into by Tenant and Landlord, all of which shall be so guaranteed even though Guarantor hereafter does not consent to or approve the same (Guarantor hereby waiving all rights of consent or approval with respect to such amendments or modifications).

2.               Guarantor waives presentment for payment or performance, notice of nonpayment or performance, notice of default, demand, protest or notice or acceptance of this Guaranty, any rights Guarantor may have by reason of any forbearance, modification, amendment, extension or any indulgence whatsoever that Landlord may grant or to which Landlord and the Tenant may agree with respect to the Lease, any and all notice of every kind to which Guarantor might otherwise be entitled with respect to the incurring of any further obligation or liability by Tenant to Landlord, demand for payment, the presentment of any instrument for payment, the protest or nonpayment thereof and any and all defenses whatsoever excepting only Tenant’s performance as required by the terms of the Lease. Guarantor also waives, unless and until all of the obligations of Tenant are fully paid and performed, any right to be subrogated in whole or in part to any right or claim of Landlord against Tenant and any right to require the marshalling of any assets of the Tenant, which right of subrogation or marshalling might otherwise arise from any partial payment by the Guarantor. It is expressly understood and agreed that Guarantor’s liability hereunder shall be unaffected by (i) any amendment or modification whatsoever of the provisions of the Lease, (ii) any extension of time for performance under the Lease, (iii) any delay by Landlord in exercising any right under the Lease or this Guaranty (none of which shall ever operate as a waiver of such right), or (iv) the release of Tenant or any other guarantor from performance or observance of any of the agreements or conditions contained in the Lease by operation of law or otherwise, whether made with or without notice to Guarantor, including without limitation any impairment, modification, change, release, rejection, disaffirmance, or limitation of the liability of Tenant, or any other guarantor of the Lease, of their estate in bankruptcy or insolvency resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other similar or insolvency statute, or from the decision of any court. Guarantor covenants that Guarantor will cause Tenant to maintain and preserve the enforceability of the Lease, as the same may hereafter be modified or amended, and will not permit it to take or to fail to take action of any kind the taking of which or the failure to take might be the basis for a claim that Guarantor has any defense to its obligation hereunder other than timely performance in full of the Lease in accordance with its terms. The joint and several liability of Guarantor hereunder shall exist irrespective of the validity or enforceability of the Lease.

3.               This shall be an agreement of suretyship as well as of guaranty, and Landlord, without being required to proceed first against Tenant or any other person or entity, may proceed directly against Guarantor whenever Tenant fails to make any payment due or fails to perform any obligation now or hereafter owed to Landlord without first resorting to or exhausting any other remedy and without first having recourse to the Lease; provided, however, that nothing herein contained shall prevent Landlord from suing on the Lease with or without making Guarantor a party to the suit or from exercising any other rights thereunder and if such suit, or other remedy, is availed of, only the net proceeds therefrom, after deduction of all Landlord’s Costs of Collection (defined below) shall be applied in reduction of the amount then due on this Guaranty.

4.               Guarantor agrees to pay to Landlord, on demand, all costs and expenses, including reasonable attorneys’ fees and litigation expenses, which Landlord may incur in the enforcement of Tenant’s obligations under the Lease or the liability of Guarantor hereunder (“Costs of Collection”). “Costs of Collection” includes, without limitation, all out of pocket expenses incurred by the Landlord’s attorneys and all costs incurred by Landlord including, without limitation, costs and expenses associated with travel on behalf of Landlord, which costs and expenses are related to or in respect of Landlord’s efforts to collect and/or to enforce any of the obligations and/or to enforce any of its rights, remedies or powers against or in respect of either or both Tenant or Guarantor (whether or not suit is instituted in connection with such efforts).

5.             Guarantor represents and warrants to Landlord that (i) it has either examined the Lease or has had an opportunity to examine the Lease and has waived the right to examine; (ii) that it (and the individual acting on its behalf) has the full power, authority and legal right to execute and deliver this Guaranty; (iii) that this Guaranty is a binding legal obligation and is fully enforceable against Guarantor in accordance with its terms; (iv) that there is no action or proceeding pending or, to its knowledge, threatened against Guarantor before any court or administrative agency which might result in any material adverse change in its business or condition or in its assets; (v) that neither the execution nor delivery of this Guaranty nor fulfillment of nor compliance with the terms and provisions thereof will constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of Guarantor under any agreement or instrument to which it is now a party or by which Guarantor may be bound; and (vi) that Guarantor is the sole owner of all the common stock of Tenant and expects to derive financial benefit from the Lease.

6.               This Agreement shall be binding upon Guarantor and its legal representatives, successors and assigns, and shall inure to the benefit of Landlord and its legal representatives, successors and assigns, and is irrevocable until released in writing by Landlord. Each and every right, remedy and power hereby granted to Landlord or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Landlord at any time and from time to time. The validity, construction and performance of this Guaranty shall be governed by the laws of the State where the Demised Premises are located (the “State”), without regard to conflict of law principles. If any clause or provision of this Guaranty should be held illegal or invalid by any court, the invalidity of such clause or provisions shall not affect any of the remaining clauses or provisions hereof. In case any agreement or obligation contained in this Guaranty should be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Guarantor, as the case may be, to the full extent permitted by law. Each and every default hereunder or under the Lease shall give rise to a separate cause of action hereunder. The obligations and liabilities of hereunder shall be joint and several with any other guarantees given to Landlord in connection with the Lease. This Guaranty may be amended only by instrument in writing executed and delivered by both Landlord and Tenant. The provisions of this Guaranty shall bind Guarantor and its respective successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns. This Guaranty and all consents, notices, approvals and all other documents relating hereto may be reproduced by photographic, microfilm, microfiche or other reproduction process and the originals thereof may be destroyed; and each party agrees that any reproductions shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not reproduction was made in the regular course of business) and that any further reproduction of such reproduction shall likewise be admissible in evidence.

7.               Guarantor consents to and agrees that the courts of the State shall have personal jurisdiction over Guarantor for any action brought on this Guaranty including the right to grant judgment against Guarantor personally together with interest on any judgment obtained by Landlord at the interest rate set forth in the Lease for late payments (but if the same shall be unlawful for any reason, then at the highest permissible interest rate). Guarantor further agrees and consents that venue, if any, for any such action shall be as set forth in the Lease. Guarantor waives and relinquishes any and all rights to removal of any such action to any other court. Guarantor also waives trial by jury in any judicial proceeding involving any matter in any way arising out of or relating to this Guaranty or the Lease.

8. Any notice, communication, request or other document or demand made under this Guaranty shall be in writing and shall be deemed given at the earlier of (i) the date received or (ii) three (3) business days after the date deposited in a United States Postal Service Depository, postage prepaid first class certified or registered mail, return receipt requested, addressed to Guarantor or Landlord, as the case may be, at the respective addresses set forth opposite their names below:

Landlord:

WE APP Baldwin LLC
c/o Winstanley Enterprises, LLC
150 Baker Avenue Extension, Suite 303 Concord, MA 01742
Attn. Adam Winstanley

with a copy similarly sent to:

DLA Piper LLP (US)
33 Arch Street, 26th Floor
Boston, MA 02110
Attention: Daniel A. Taylor, Esq. or Primo Fontana, Esq.

Guarantor:

The Great Atlantic & Pacific Tea Company, Inc. 2 Paragon Drive
Montvale, New Jersey 07645
Attn: Senior Vice President of Real Estate

with a copy similarly sent to

The Great Atlantic & Pacific Tea Company, Inc. 2 Paragon Drive
Montvale, New Jersey 07645
Attn: General Counsel

Either party may change an address to which any such notice, communication, request or other document or demand is to be delivered to it or delivery of copies thereof by furnishing written notice of such change to the other party. Each party shall, when giving notices, send at least one (1) copy by Federal Express, U.S. Express Mail, or other overnight delivery service, to the addressee.

IN WITNESS WHEREOF, Guarantor has executed and sealed this Guaranty the day of November         , 2010.

WITNESS:	THE GREAT ATLANTIC & PACIFIC
TEA COMPANY, INC., a Maryland corporation

By:
Name: Craig H. Feldman	Name: Christopher W. McGarry
Title: Senior Vice President

EXHIBIT G

INSURANCE

This Exhibit G shall be incorporated into the Lease, and where terms of this Exhibit conflict with these terms within the Lease, the terms of this Exhibit shall prevail and govern the Lease.

1.               INSURANCE.

A. Coverage. Tenant shall purchase and maintain insurance during the entire Term of the Lease and any period Tenant (or any party claiming by, through or under Tenant) occupies any portion of the Demised Premises, for the benefit of the Tenant and Landlord (as their interest may appear) with terms and coverages reasonably satisfactory to Landlord, and with insurers having a minimum A.M. Best rating of at least A/X, and with such increases in limits as Landlord may from time to time reasonably request, but initially Tenant shall maintain the following coverages in the following amounts:

(1)             Commercial General Liability Insurance naming Landlord, Landlord’s management, leasing and development agents and Landlord’s mortgagee(s) from time to time as additional insureds, with coverage for premises/operations, personal and advertising injury, products/completed operations and contractual liability with combined single limits of liability of not less than $1,000,000 for bodily injury and property damage per occurrence and not less than 2,000,000 in the aggregate and excess liability insurance with a limit not less than $20,000,000 per occurrence and aggregate. Notwithstanding anything to the contrary contained herein, Tenant’s obligation to maintain general liability insurance may be satisfied through a program of self-insurance whereby Tenant self-insures the first $3,000,000.00 per claim as long as the program is supported by an A-rated insurance company and its third party administrator.

(2)             Property insurance covering property damage and business interruption for the entire Demised Premises. Covered property shall include the Building, boilers and machinery, all tenant improvements, office furniture, trade fixtures, office equipment, merchandise and all other items Tenant’s property on the Demised Premises. Such insurance shall name Landlord and Fee Mortgagee(s) from time to time as additional loss payees as their interests may appear. Such insurance shall be written on an “all risk” of physical loss or damage basis including but not limited to the perils of fire, extended coverage, windstorm, vandalism, malicious mischief, terrorism, sprinkler leakage, flood, windstorm and earthquake, for the full replacement cost value of the covered items and other endorsements as Landlord shall reasonably request from time to time and in amounts that meet any co insurance clause of the policies of insurance with a deductible amount not to exceed $750,000. Such insurance shall include rent continuation coverage of no less than twelve (12) months. Such policy or policies shall provide that the proceeds of any loss shall be payable to Landlord and Tenant and to the holder (as its interest may appear) of any Fee Mortgage to which this Lease is subordinate so long as such holder and future holders of such Fee Mortgage are obligated to apply proceeds of insurance in the manner provided for in this Lease.

(3)             Workers’ Compensation Insurance and Employers Liability Insurance with statutory limits and automobile liability insurance (coverage must include owned, leased, hired and non owned vehicles) with a limit of at least $1,000,000 Combined Single Limit-Bodily Injury & Property Damage.

(4)             Tenant shall purchase or shall cause each Tenant contractor performing work on the Demised Premises to carry insurance protecting against claims set forth below which may arise out of or result from the contractor’s operations on the Premises and naming Landlord, Landlord’s management, leasing and development agents as additional insureds for Premises Operations and Completed Operations. Waiver of Subrogation to apply under all policies.

(1)           claims under workers’ or workmen’s compensation, disability benefit and other similar employee benefit acts—in amounts as required by law;

(2)           claims for damages because of bodily injury, occupational sickness or disease, or death of his employees or any other person and other personal injury and motor vehicle liability — Public Liability - Single Limit (Combined) Per Occurrence. Bodily Injury/Property Damage $1,000,000 w/ $2,000,000 General/Completed Operations Aggregate. Automobile Liability - Single Limit (Combined) Per Occurrence Bodily Injury and Property Damage $1,000,000. Excess Liability Umbrella covering all above items $5,000,000 per Occurrence; and

(3)           claims for damages, other than the work of the contractor itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom — $1,000,000 per occurrence.

Tenant shall, prior to the commencement of the Term and on each anniversary of the renewal date thereof, furnish to Landlord certificate(s) evidencing such coverage, which certificate(s) shall state that such insurance coverage may not be canceled without at least thirty (30) days’ prior written notice to Landlord and Tenant. The insurance maintained by Tenant shall be deemed to be primary insurance and any insurance maintained by Landlord (acknowledging that Landlord has no obligation to maintain any insurance) shall be deemed secondary thereto. On all liability insurance Landlord, (and if requested, Landlord’s Fee Mortgagees and Landlord’s management, leasing and development agents shall be named as additional insureds with such coverage to be primary. Tenant agrees from time to time to deliver true and complete copies of all policies to Landlord upon request.

EXHIBIT H

PERCENTAGE RENT

If any Percentage Rent Event occurs as described in Section 5(E) of the Lease, then the following provisions shall immediately take effect, shall become a part of the Lease for the remainder of the Term and Tenant shall, in addition to all other rent provided for in the Lease, also pay Percentage Rent to Landlord in accordance with the following:

Section 5(E) Percentage Rent

5(E)(1) Percentage Rent - General Covenant. As used in this Section 5(E) the following terms have these meanings:

“Percentage Rent Rate” means one percent (1%) of Excess Gross Sales.

“Excess Gross Sales” means Gross Sales above the Gross Sales Benchmark.

“Gross Sales” has the meaning given below in Section 5 (E)(2).

“Gross Sales Benchmark” means $45,500,000.00, which amount is increased by five (5%) every five years at the same time Fixed Annual Rent increases under Section 5 (A) of the Lease.

Tenant covenants and agrees to pay to Landlord, as Additional Rent, the amount, if any, of Tenant’s Excess Gross Sales during any calendar month or part thereof during the Term, multiplied by the Percentage Rent Rate (“Percentage Rent”). (For any period less than a full calendar month the Excess Gross Sales and the Gross Sales Benchmark shall be prorated.) Such amounts payable hereunder are referred to as “Percentage Rent” and are also included in the term “Additional Rent.”

5 (E)(2) Gross Sales - Definition. “Gross Sales” means the total amount in dollars of the actual price charged (including finance charges), by Tenant and any sublease, assignee, licensee or other person conducting sales from or with respect to the Demised Premises, whether for cash or on credit, for all sales of merchandise, food, beverages, services, gift or merchandise certificates, and all other receipts of business conducted at, in, on, about or from the Premises, including, but not limited to, all mail or telephone orders, all internet sales, and all catalog sales and all home delivery sales received or filled at, from or with respect to the Premises, and including all deposits not refunded to purchasers, all orders taken in, from or with respect to the Premises, whether or not such orders are filled elsewhere, receipts of sales through any vending machine or other coin or token operated device or otherwise at, in, on, about, from or with respect to the Premises, and sales and receipts occurring or arising as a result of solicitation off the Premises conducted by personnel operating from or reporting to, or under the supervision of any employee of Tenant located at the Demised Premises. Gross Sales shall not, however, include any separately stated sums collected and remitted for any retail sales tax or retail excise tax imposed by any duly constituted governmental authority, nor shall they include any exchange of goods or merchandise between the stores of Tenant where such exchange of goods or merchandise is made solely for the convenient operation of the business of Tenant and neither for the purpose of consummating a sale which has theretofore been made at, in, on, about or from the Premises nor for the purpose of depriving Landlord of the benefits of a sale which otherwise would be made at, in, on, about, from or with respect to the Premises, nor the amount of any cash or credit refund made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by the purchaser and accepted by Tenant, nor sales of fixtures which are not a part of Tenant’s stock in trade. Each sale upon installment, credit or layaway shall be treated as a sale for the full price in the month during which such sale shall be made, irrespective of the time when Tenant shall receive payments from its customers, and no deduction shall be allowed for uncollectible payment by customer or uncollected or uncollectible credit accounts.

5(E)(3) Records and Reporting of Gross Sales. Tenant shall utilize, and cause to be utilized, cash registers equipped with consecutive serialized tapes and/or such other devices for recording sales as are normally used in Tenant’s type of business to record all sales and Tenant shall keep for at least 36 months after expiration of each calendar year or part thereof during the Term, full, true and accurate books of account and records (“books”) conforming to generally accepted accounting principles showing all Gross Sales transacted at, in, from and upon the Premises for such calendar year or part thereof, including all tax reports, dated cash register tapes, sales slips, sales checks, sales books, bank deposit records and other supporting data. Such books shall be kept on the Premises during the Term. Within fifteen (15) days after the end of each calendar month or portion thereof included in the Term, Tenant shall furnish to Landlord a statement of Gross Sales transacted during such previous month or portion thereof; and on or before each February 1 included in the Term and within thirty (30) days after the end of the Term Tenant shall furnish to Landlord a statement (the “Annual Statement”) certified by an independent public accountant of Gross Sales itemized on a calendar month by calendar month basis transacted during the preceding calendar year or part thereof. In the event of Tenant’s failure to furnish any statement of Gross Sales required hereunder, in addition to all other remedies afforded it under this Lease, Landlord shall be entitled to have an accountant of Landlord’s selection conduct an audit of Tenant’s books for such period or periods for which Tenant has failed to furnish such statements. Such audit shall be at Tenant’s expense and Tenant shall promptly reimburse Landlord for the costs of such audit. All such costs shall be deemed additional charges. Notwithstanding the foregoing, Landlord shall have the right from time to time by its accountants or representatives to audit all statements of Gross Sales and in connection with such audits to examine all of Tenant’s books (including all supporting data and any other records from which Gross Sales may be tested or determined) of Gross Sales; and Tenant shall make all books readily available for such examination. Failure of Tenant to make all books readily available for such examination shall be deemed a default under this Lease; and in addition to all other remedies afforded it under this Lease, Tenant shall promptly reimburse Landlord for the costs of such audit. All such costs shall be deemed additional charges. If any such audit discloses that the actual Gross Sales for any month transacted by Tenant exceed those reported by more than two percent, Tenant shall forthwith pay to Landlord the cost of such audit and examination together with any additional Percentage Rent payable to Landlord. Any information obtained by Landlord pursuant to the provisions of this Section shall be treated as confidential, except in any litigation or arbitration proceedings between the parties, and, except further, that Landlord may disclose such information to existing Lenders and to prospective buyers and lenders.

5 (E)(4) Payment. On or before the 15th day after the expiration of each full or partial calendar month included in the Term, Tenant shall pay all Percentage Rent due for such prior month to Landlord without demand, provided that if such amount exceeds the Percentage Rent that would be payable with respect to such month if Percentage Rent were calculated on the basis of Gross Sales for all months elapsed in the then current calendar year, Tenant shall not be required to pay any amount on account of such month unless and until such amount shall later be payable as part of the annual adjustment. Upon receipt by Landlord of each Annual Statement of Gross Sales there shall be an adjustment between Landlord and Tenant to the end that Landlord shall receive the exact amount of Percentage Rent due hereunder. Any overpayments by Tenant hereunder shall be credited against the next payments due under this Section. Any underpayments by Tenant shall be immediately due and payable. With respect to the calendar year in which the Term ends, the adjustments shall be prorated for the portion of the calendar year included in the Term.

EXHIBIT I

LOCAL LAW ADDENDUM

(Attached)

Lease Addendum (NY)

This Lease Addendum (“Addendum”) is supplemental to and made a part of that certain Lease dated as of November     , 2010 (the “Lease”) by and between WE APP Baldwin LLC (“Landlord”) and Pathmark Stores, Inc. (“Tenant”). Capitalized terms used in this Addendum without definition shall have the meanings set forth in the Lease. This Addendum is to be construed as supplemental to, and part of, the Lease. In the event of any inconsistency between the Lease and this Addendum, the terms and provisions of this Addendum shall prevail.

Notwithstanding the terms and conditions contained in the Lease, and to the limited extent hereof, the parties agree as follows:

1.               Construction Lien. Nothing in the Lease shall be deemed to constitute Landlord’s consent or request, express or implied, by inference or otherwise: (a) to any contractor, subcontractor, laborer, or material supplier for the performance of any labor or the furnishing of any materials for any improvement, alteration or repair of the Demised Premises; or (b) to subject the Demised Premises to any mechanic’s lien.

2.               Maintenance of Property.

A.            To the extent the Lease requires Tenant to maintain or repair any sidewalk, Tenant shall perform all obligations of Landlord (and shall indemnify Landlord in the manner provided in the Lease against any liability of Landlord arising) under New York City Administrative Code §2- 710 and -711.

B.            Tenant shall not clean any window in or about the Demised Premises (or require, permit, suffer, or allow any window to be cleaned) from the outside in violation of New York Labor Law §202.

3.               Landlord’s Remedies.

A.            Notwithstanding anything to the contrary in New York Real Property Actions and Proceedings Law (N.Y. RPAPL) §711(2) or any other applicable law or rule of procedure, Landlord’s acceptance of any partial payment on account of rent, even if such payment has been acknowledged or receipted for in writing, shall not be deemed to constitute Landlord’s “express consent in writing to permit Tenant to continue in possession” as referred to in N.Y. RPAPL §711(2) unless Landlord’s written acceptance expressly states that: “Landlord consents to Tenant’s remaining in possession notwithstanding nonpayment of rent.” Any such part payment shall merely constitute a payment on account and nothing more, and shall not limit any rights or remedies of Landlord.

B.            Tenant expressly waives and releases, for itself and for any person claiming by, through or under Tenant, any rights that Tenant or such person may have under New York civil practice law and rules §220 1 (or any other law or rule of procedure, including any provisions of the New York real property actions and proceedings law), in connection with any holdover proceedings or other action or proceeding regarding this Lease, Tenant’s rights as a tenant of the Building, or Tenant’s possession of the Demised Premises.

4.               Casualty. The provisions of Article 26 of this Lease on destruction shall be deemed an express agreement as to damage or destruction of the Demised Premises by fire or other casualty. New York Real Property Law §227 (and any similar or successor statute), providing for such a contingency in the absence of an express agreement, shall have no application.

5.               Redemption. Tenant specifically waives the right of redemption provided for in New York Real Property Actions and Proceedings Law §761, and any similar or successor statute.

6.               Landmarks. Tenant acknowledges and agrees that it shall not seek or support a landmark designation, unless such landmark designation is specifically sought by Landlord, pursuant to the New York City Administrative Code §25-322 for the Demised Premises or any part of the Building.

7.               Zoning Lot. Tenant acknowledges that Tenant has no rights to or interest in any development rights, “air rights,” rights to construct additional floor area, or comparable rights appurtenant to the Demised Premises. Tenant consents, without further consideration, to Landlord’s utilization or transfer of such rights in any manner. Tenant shall promptly execute and deliver any instruments that Landlord may reasonably request, including without limitation, instruments merging zoning lots, or waiving Tenant’s right to join in such instruments, to evidence such acknowledgment and consent. The provisions of this paragraph are and shall be deemed to be and shall be construed as Tenant’s express waiver and release of any interest Tenant may have as a “party in interest” (as defined under the definition of “Zoning Lot” in § 12-10 of the New York City Zoning Resolution or any similar or successor statute) in the Demised Premises.

EXHIBIT J

Confidentiality Agreement

(Attached)

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this “Agreement”) is entered into as of             , 2010 (the “Effective Date”) by and between [TENANT], a             , having an address at (“Company”) and               , a                          , having an address at                    (“Disclosee”).

In connection with Disclosee’s interest in obtaining information concerning the business of Company, Company is furnishing or has furnished Disclosee with certain written information concerning Company’s gross sales that is either non-public, confidential or proprietary in nature. This information furnished to Disclosee or its affiliates, agents, representatives or employees (“Representatives”), together with analyses, compilations, forecasts, studies or other documents prepared by Disclosee or its Representatives that contain or otherwise reflect such information is hereinafter referred to as the “Information.” In consideration of Company furnishing Disclosee with the Information, Disclosee agrees that:

1.             The Information is Company’s property and will be kept confidential and shall not, without Company’s prior written consent, be disclosed by Disclosee or Representatives in any manner whatsoever, in whole or in part, and shall not be used by Disclosee or its Representatives in any manner to compete with the business of Company. Moreover, Disclosee may reveal the Information only to its Representatives who need to know the Information, are informed by Disclosee of the confidential nature of the Information and who shall agree to act in accordance with the terms and conditions of this Agreement. Disclosee shall be responsible for any breach of this Agreement by its Representatives.

2.             The term Information shall not include such portions of the Information which (i) are or become generally available to the public other than as a result of a disclosure by Disclosee or its Representatives, or (ii) become available to Disclosee on a non-confidential basis from a source (other than Company or its Representatives) that is not prohibited from disclosing such Information to Disclosee by a legal, contractual or fiduciary obligation to Company; or (iii) must be disclosed in order to comply with any applicable law, order, regulation or ruling; (iv) is already known to Disclosee or its Representatives or is already in its or their possession prior to disclosure by Company hereunder, or (v) is independently developed by Disclosee or its Representatives without reference to the Information.

3.             In the event that Disclosee or anyone to whom Disclosee transmits the Information pursuant to this Agreement becomes legally compelled to disclose any of the Information, Disclosee will provide Company with prompt notice so that Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that Company waives compliance with the provisions of this Agreement, Disclosee will furnish only that portion of the Information that Disclosee is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

4.             Disclosee acknowledges that remedies at law may be inadequate or protect against breach of this Agreement, and Disclosee hereby in advance agrees that Company may seek injunctive relief without proof of actual damages. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to conflict of law principles. The exclusive jurisdiction for any disputes concerning this Agreement shall be the Superior Court of New Jersey,

Bergen County, and the parties hereby submit to such jurisdiction and waive all defenses relating to jurisdiction, venue and forum non convenience.

5.             Disclosee hereby defends, indemnifies and holds harmless Company and its Representatives and their respective successors and assigns against and from any loss, liability or expense, including attorney’s fees, arising out of any uncured breach by Disclosee or by its Representatives of any of the terms of this Agreement

6.             This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which shall constitute the same Agreement. A facsimile, email, pdf or electronic signature shall be deemed an original signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

COMPANY:

[TENANT], a

By:
Name:
Title:

DISCLOSEE:

, a

By:
Name:
Title:

EXHIBIT B-5

LEASE FORM FOR QUEENS, NY — OZONE PARK

KEY NO:

LEASE

BY AND BETWEEN

WE APP OZONE PARK LLC,
LANDLORD

AND

PATHMARK STORES, INC.,

TENANT

DEMISED PREMISES

AT

9210 ATLANTIC AVENUE, QUEENS, NY

		Page

1.	EXHIBITS	1

2.	DEMISED PREMISES	1

3.	TERM	2

4.	RENEWAL PERIODS	2

5.	RENT	3

6.	USE AND OCCUPANCY	5

7.	TAXES	7

8.	SIGNAGE	8

9.	TRUE LEASE	9

10.	REPAIRS	9

11.	INSURANCE	9

12.	REQUIREMENTS OF LAW AND FIRE INSURANCE	10

13.	ALTERATIONS	11

14.	ACCESS TO DEMISED PREMISES	11

15.	UTILITIES	11

16.	SUBORDINATION, NON DISTURBANCE AND ATTORNMENT	11

17.	TRADE FIXTURES	12

18.	ASSIGNMENT	13

19.	TITLE AND AUTHORITY	14

20.	QUIET ENJOYMENT	14

21.	UNAVOIDABLE DELAYS	15

22.	END OF TERM	15

23.	LANDLORD’S DEFAULT	15

24.	ADDITIONAL CHARGES	16

25.	TENANT’S DEFAULT	16

26.	DESTRUCTION	18

27.	EMINENT DOMAIN	20

28.	THIRD PARTY LITIGATION	21

29.	WAIVER OF DISTRAINT	21

30.	ESTOPPEL CERTIFICATES	21

31.	NOTICES	21

(continued)

LEASE

THIS LEASE (this “Lease”), made as of November           2010 (the “Effective Date”), by and between WE APP OZONE PARK LLC, a Delaware limited liability company with an office c/o Winstanley Enterprises, LLC, 150 Baker Avenue Extension, Suite 303 Concord, Massachusetts 01742 Attn: Adam Winstanley (hereinafter called “Landlord”), and PATHMARK STORES, INC., a Delaware corporation, having an office at 2 Paragon Drive, Montvale, New Jersey 07645 (hereinafter called “Tenant”). This Lease is guaranteed by The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (“Guarantor”) pursuant to a guaranty of even date herewith (as the same may be amended, supplemented or modified from time to time, the “Guaranty”).

WITNESSETH:

Landlord and Tenant covenant and agree as follows:

1.             EXHIBITS. The following Exhibits are annexed hereto and made a part hereof:

A.            Exhibit A, Site Plan of the Demised Premises;

B.            Exhibit B1, Legal Description of the Land;

C.            Exhibit B2, Existing Encumbrances on Land

D.            Exhibit C, Remedial Work

E.             Exhibit D, Form of Subordination, Non-Disturbance and Attornment Agreement;

F.             Exhibit E, Memorandum of Lease;

G.            Exhibit F, Form of Guaranty;

H.            Exhibit G, Insurance Requirements;

I.              Exhibit H, Percentage Rent;

J.             Exhibit I, Special Shopping Center Provisions;

K.            Exhibit J, Local Law Addendum; and

L.             Exhibit K, Confidentiality Agreement.

2.             DEMISED PREMISES.

A.            Landlord hereby leases to Tenant and Tenant hereby takes from Landlord certain premises commonly known as 9210 Atlantic Avenue, Queens, New York and labeled

“Demised Premises” and shown crosshatched on Exhibit A and the improvements now or hereafter erected on said premises (said premises and improvements being hereinafter collectively called the “Demised Premises” or “Building”), together with the benefit of and subject to any and all easements or other matters or record, appurtenances, rights and privileges now or hereafter belonging thereto including those described in Exhibit B2. The Demised Premises is located within that certain parcel of land (hereinafter called the “Land”) described on Exhibit B-1 and contains 62,668 square feet of space. Any buildings and improvements now or hereafter erected on the Land, including the Demised Premises, shall be hereinafter called “Improvements”. The Land and the Improvements shall be hereinafter collectively called the “Shopping Center”. Landlord hereby grants to Tenant the right and easement to use, in common with other permitted tenants of the Shopping Center, those portions of the Shopping Center not included within the Improvements shown on Exhibit A and intended for common use, including, without limitation, parking areas, roads, streets, drives, tunnels, passageways, landscaped areas, open and enclosed malls, exterior ramps, walks and arcades (hereinafter collectively called the “Common Area”) for access and egress to and customer parking for the Demised Premises.

B. Tenant or its Affiliates owned or leased the Demised Premises prior to their being purchased by Landlord. Landlord shall have no obligation or risk whatsoever with respect to the condition of the Demised Premises, Tenant taking the Demised Premises “AS IS, WHERE IS, WITH ALL FAULTS”. Tenant acknowledges that it has had full opportunity to inspect the Demised Premises with engineering and other consultants of its choice. Tenant’s commencing possession under this Lease shall be deemed an acknowledgment that the condition of the Demised Premises is satisfactory. Tenant further acknowledges that neither Landlord nor any person acting under Landlord has made or implied any representations or warranties whatsoever concerning the Demised Premises, their condition or this Lease except as set forth in Section 19.

3.               TERM.

A.            The term of this Lease (“Term”) shall commence (the “Commencement Date”) on the Effective Date and shall continue to and include the date (the “Expiration Date”) that is twenty (20) years after the day before the Commencement Date if the Commencement Date is the first day of a month, or twenty (20) years after the last day of the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month.

B.            The term “Lease Year” shall mean the following: the first Lease Year shall be the 12 month period commencing on the Commencement Date if the Commencement Date is the first day of a month, or on the first day of the month immediately following the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month; and each succeeding 1 2 month period thereafter shall be a Lease Year.

4. RENEWAL PERIODS. Tenant shall have the right and option to extend the Term of this Lease from the date upon which it would otherwise expire for ten (10) separate consecutive renewal periods of five (5) years each (each such period being hereinafter called a “Renewal Period”) upon the same terms and conditions as are herein set forth except the rent for such Renewal Period shall be as provided in Section 5 below; provided, however, that at the time of so electing to extend and also at the time any Renewal Period commences Tenant is not in default beyond any applicable notice and cure period, and this Lease is then in full force and effect. If Tenant fails timely so to exercise its option for any Renewal Period, time being of the essence, Tenant shall have no further extension rights hereunder. All references to the Term shall mean the Initial Term as it may be extended by any Renewal Period. If Tenant elects to exercise any one or more of said options to renew, it shall do so by giving written notice (“Renewal Notice”) of such election to Landlord at any time during the term of this Lease (including any Renewal Periods) on or before the date which is three hundred sixty five (365) days before the beginning of the Renewal Period or Renewal Periods for which the term hereof is to be renewed by the exercise of such option or options. If Tenant elects to exercise any one or more of said options to renew by serving a Renewal Notice in accordance with the foregoing, the Term of this Lease shall be automatically extended for the Renewal Period(s) covered by the Renewal Notice without execution of an extension or renewal lease. If Tenant shall not have given notice of such election to Landlord by such date in respect of any Renewal Period, Landlord shall (unless notice shall have been given as hereinafter specifically permitted) give notice to Tenant that Tenant has failed to give notice of such election to Landlord (hereinafter called the “Option Notice”). Tenant’s time to give notice of such election shall continue until the date which is sixty (60) days after receipt of the Option Notice. Landlord shall not give the Option Notice prior to the date which is four hundred twenty-five (425) days before the Expiration Date. If Landlord shall not have given the Option Notice prior to the date which is four hundred twenty-five (425) days before the beginning of the next succeeding Renewal Period, the term of this Lease shall be extended beyond the Expiration Date to the date which is four hundred twenty-five (425) days after the date on which the Option Notice is given by Landlord.

5.             RENT.

A. Beginning on the Commencement Date and continuing throughout the Term, Tenant covenants and agrees to pay Landlord for the Demised Premises, without previous demand therefor, fixed annual rent (“Fixed Annual Rent”) as follows:

Lease Year	Fixed Annual Rent	Fixed Monthly Rent
1-5	$2,820,060.00	$235,005.00
6-10	$2,961,063.00	$246,755.25
11-15	$3,109,116.15	$259,093.01
16-20	$3,264,571.96	$272,047.66

First Renewal Period
21-25	$3,427,800.56	$285,650.05

Second Renewal Period
26-30	$3,599,190.58	$299,932.55

Third Renewal Period
31-35	$3,779,150.11	$314,929.18

Fourth Renewal Period
36-40	$3,968,107.62	$330,675.63

Fifth Renewal Period
41-45	$4,166,513.00	$347,209.42

Sixth Renewal Period
46-50	$4,374,838.65	$364,569.89

Seventh Renewal Period
5 1-55	$4,593,580.58	$382,798.38

Eighth Renewal Period
56-60	$4,823,259.61	$401,938.30

Ninth Renewal Period
61-65	$5,064,422.59	$422,035.22

Tenth Renewal Period
66-70	$5,317,643.72	$443,136.98

B.            All Fixed Annual Rent shall be payable by Tenant in equal monthly installments in advance on the first day of every calendar month during the Term of this Lease (and any Renewal Periods), and shall be payable at the office of the Landlord first above set forth or at such other address as Landlord shall have given in a notice to Tenant) in current U.S. currency by check drawn on a clearinghouse bank and payable directly to Landlord (or, if requested by Landlord from time to time by electronic fund transfer, to an account designated by Landlord). Rent for a part of a month shall be prorated on a daily basis and paid on the Commencement Date. Further, the rent for the first full month shall be paid on the Commencement Date.

C.            Beginning on the Commencement Date and continuing throughout the Term, Tenant covenants and agrees to pay, without previous demand therefor, all sums other than Fixed Annual Rent due under or required to be paid by this Lease (all of the foregoing being “Additional Rent” regardless of however defined or described in this Lease).

D. It is the intention of the parties hereto that the Fixed Annual Rent payable hereunder shall be net to Landlord free of cost, charge, offset, diminution or other deduction, so that this Lease shall yield to Landlord the net Fixed Annual Rent specified herein during the Term of this Lease. Notwithstanding applicable law to the contrary and with the sole exception of those costs, expenses and obligations expressly stated in this Lease to be the sole responsibility of Landlord (or the responsibility of third parties as provided in Section 36C), all costs, expenses and obligations of every kind and nature whatsoever relating to this Lease, the Demised Premises or imposed on Landlord under applicable law either now existing or hereafter enacted and whether or not within the contemplation of the parties on account of this Lease, the Demised Premises or Landlord’s interest in the Demised Premises are assumed and shall be paid by Tenant when and as due as Additional Rent. Without limiting the generality of the foregoing, Tenant shall at its sole expense (which expense shall be deemed Additional Rent hereunder) be responsible for payment of all Taxes, all electricity, telecommunication service, gas, water, sewer, telephone, refuse disposal, and other charges for utilities and services supplied to the Demised Premises, insurance costs, amounts due under any title encumbrance matter described in Exhibit B2, and all costs of cleaning, maintaining, repairing and replacing the Demised Premises or any portion thereof and of complying with all laws now existing or hereafter enacted including all Environmental Laws (defined below). Any cost, expense or obligation directly relating to the Demised Premises that is not expressly declared in this Lease to be that of Landlord shall be deemed to be an obligation of Tenant to be performed by Tenant at Tenant’s sole expense, and to the greatest extent permitted by law Tenant shall indemnify and defend Landlord against, and hold Landlord harmless from, the same, and Tenant’s liability for the payment and performance of such amounts and obligations that shall arise during the Term is hereby expressly provided to survive the expiration of the Term or early termination of this Lease. Fixed Annual Rent, Additional Rent, and all other sums payable hereunder by Tenant, shall be paid without notice or demand, and without set off, counterclaim, recoupment, abatement, suspension, deduction, or defense (other than payment) whatsoever. Except as otherwise expressly set forth in this Lease with respect to certain events of casualty in Section 26 or condemnation in Section 27, Tenant shall in no event have any right to terminate this Lease, and any right so to terminate (or to abate, suspend, set off or otherwise deduct from Fixed Annual Rent or Additional Rent) under applicable law is hereby waived to the greatest extent permitted by law. It is the intention of the parties that the obligations of Tenant hereunder shall be separate and independent covenants and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Demised Premises or any other restriction on Tenant’s use, and that Fixed Annual Rent, Additional Rent, and all other sums payable by Tenant hereunder shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected throughout the Term. Landlord, at its sole cost and expense, shall be responsible for the following: (i) payment of any amounts relating to Fee Mortgages or other encumbrances or liens created by Landlord, (ii) management fees, administrative costs, professional fees and any other costs incidental to its fee ownership of the Demised Premises; and (iii) and cost, expense, or liability resulting from the negligent or willful misconduct of Landlord, its employees or agents. For the avoidance of doubt, Tenant shall be responsible for all costs, expenses and obligations of Landlord in that certain Lease (as amended or otherwise modified from time to time, the “Ground Lease”) dated as of August 7, 1987 by and between 7 Horizon Corp. and Pathmark Stores, Inc. f/k/a Supermarkets General Corporation, as affected by that certain Declaration of Easement dated August 7, 1987, as further affected by that certain Letter Agreement dated March 28, 1990, as further affected by that certain Assignment of Lessor’s Interest in Lease dated March 29, 1990, as further affected by that certain Renewal Notice dated July 25, 2007, as further amended by that certain First Amendment to Lease dated September 10, 2010.

E. If any person (other than an Affiliate of the initial Guarantor (being The Great Atlantic & Pacific Tea Company, Inc.) or a successor by merger of acquisition) becomes an assignee of this Lease or sublets all or substantially all of the Demised Premises or otherwise becomes or is a Tenant under this Lease, such occurrence shall be a Percentage Rent Event and the provisions of Exhibit H shall immediately become applicable for the remainder of the Term.

6.             USE AND OCCUPANCY.

A.            The Demised Premises may be used and occupied for the operation of a supermarket, drugstore, automated teller machine, bank, all other uses customary and incidental to a supermarket and, so long as the Minimum Credit Test (defined in Section 25D) is then met, all other lawful purpose or purposes. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be obligated to open, to conduct or to remain open for the conduct of any business in the Demised Premises but shall nevertheless pay Fixed Annual Rent and all Additional Rent when and as the same is due. At all times Tenant shall comply with all laws, ordinances and bylaws, regulations, codes, (including, without limitation, the Americans With Disabilities Act of 1990, or “ADA”) permits, orders and conditions of any special permits or other governmental approvals (“law” or “laws”) applicable from time to time to the Demised Premises or Tenant or both, foreseen or unforeseen, and whether or not the same interfere with Tenant’s occupancy. Tenant shall procure all approvals, licenses and permits, in each case promptly giving Landlord true and complete copies of the same and all applications therefor. Tenant shall never overload any of the Building systems, including the floors and mechanical, electrical and structural systems, and shall also keep the Demised Premises equipped with appropriate safety appliances and comply with all requirements of insurance and of insurance inspection or rating bureaus. Tenant shall not itself, nor shall Tenant permit or suffer persons acting under Tenant to, either with or without negligence, injure, overload, deface, damage or otherwise harm the Demised Premises or any part thereof or use the Demised Premises contrary to any law or in a manner likely to create any nuisance. It is intended that Tenant bear the sole risk of all present or future laws affecting the Demised Premises, and Landlord shall not suffer any reduction in any rent on account of the enforcement of laws.

B.            Subject to Landlord’s consent, not to be unreasonably withheld, delayed or conditioned, Tenant shall have the right to enter into agreements with utility companies creating easements in favor of the utility companies as are required in order to service the Demised Premises. Also subject to Landlord’s consent, not to be unreasonably withheld, delayed or conditioned, Tenant may enter into reciprocal parking agreements and easements for ingress and egress as are required in order to service the Demised Premises and any adjoining or adjacent land designated by Tenant. Landlord covenants and agrees to execute any and all documents, instruments or certificates reasonably required in connection with such matters to which it has given its consent, and to take all other action, in order to effectuate the same, all at Tenant’s cost and expense. In no event, however, shall Landlord be required to consent to nor shall Tenant have the power to enter into any easement or reciprocal parking agreement (i) that is for a term in excess of the term of this Lease (as the same may be renewed or extended) except for utility and access easements that may be perpetual or otherwise extend beyond the term of this lease, or (ii) that diminishes the economic value of the Land, or (iii) materially and adversely affects the Shopping Center including without limitation any other tenant of the Shopping Center. Notwithstanding anything to the contrary or otherwise set forth herein, any encumbrance on the Demised Premises shall be subject to any requirements imposed by any Fee Mortgage (provided that Landlord shall reasonably cooperate with Tenant, at no out of pocket cost to Landlord, in connection with obtaining any requisite consent from any Fee Mortgagee as defined below).

C.            The provisions of this paragraph shall only apply if and only if the Minimum Credit Test is not met. If Tenant either gives Landlord written notice of Tenant’s intention to discontinue permanently the operation of its business in the Demised Premises or any part of the Demised Premises or discontinues the operation of its business in the Demised Premises or any part of the Demised Premises for a period of one (1) year for any reason (other than Destruction or Taking that pursuant to the applicable provisions of this Lease entitles Tenant to terminate this Lease), then Landlord may terminate this Lease as to the Demised Premises, or if applicable, the part of the Demised Premises with respect to which Tenant has given notice of its intention to discontinue, or in which Tenant has discontinued, its operations, by thirty (30) days’ written notice to Tenant of Landlord’s election to terminate this Lease (or, if applicable, Landlord’s election to terminate this Lease as to the part of the Demised Premises with respect to which Tenant has given notice of its intention to discontinue, or in which Tenant has discontinued, its operations). Tenant may override Landlord’s election only once by, as applicable, resuming operations of its business in the Demised Premises within twenty-five (25) days after receipt of Landlord’s notice or by rescinding its notice of its intention to discontinue its business in writing to Landlord delivered within twenty-five (25) days after receipt of Landlord’s notice.

7.                                           TAXES.

A.                                       Definitions

(1)                                       “Taxes” means all taxes, special and general assessments, water rents, rates and charges, sewer rents and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, including rent and/or occupancy taxes and each and every installment thereof that shall or may during the term of this Lease, become due and payable, or liens upon the Demised Premises or any part thereof, together with all interest and penalties thereon, under or by virtue of all present or future laws, ordinances, requirements, orders, directives, rules or regulations of the Federal, State, County, Town and City Governments and of all other governmental authorities whatsoever (all of which shall also be included in the term “Taxes” as heretofore defined). Taxes shall exclude, without limitation, any income, franchise, gross receipts, corporation, capital levy, excess profits, revenue, rent, rollback, inheritance, devolution, gift, estate, payroll or stamp tax by whatsoever authority imposed or howsoever designated or any tax upon the sale, transfer and/or assignment of Landlord’s title or estate.

(2)                                       “Tax Year” shall mean the real estate fiscal tax year designated by the local taxing authorities.

(3) “Proportionate Share” as used in this Lease shall be a fraction, the numerator of which shall be the total ground floor area of Tenant’s Demised Premises as set forth in Section 2(A) and the denominator of which shall be the total floor area of such Demised Premises and all other tenant space in the Shopping Center. The parties agree that as of the Commencement Date, Tenant’s Proportionate Share of Taxes is 79.64%.

B. Beginning on the Commencement Date, for each Tax Year during the term of this Lease, Tenant shall pay to Landlord Tenant’s Proportionate Share of Taxes monthly in advance in amounts reasonably estimated by Landlord in the same manner as Tenant pays Common Area Costs under Exhibit I. No later than thirty (30) days after the due date for payment of Taxes, Landlord will send to Tenant a receipted tax bill or other evidence reasonably indicating Taxes have been paid. If any additions or deletions of other tenant space in the Shopping Center have been made, then Landlord will also send Tenant a statement setting forth in reasonable detail the calculation of Tenants Proportionate Share. If, by law, any Taxes may, at the option of the taxpayer, be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), Landlord shall exercise the option to pay the same in installments and any interest charged thereon by the taxing authority shall also then be included in the Taxes for which Tenant is obligated to reimburse Landlord.

C.                                          Any Taxes for a real estate fiscal tax period, a part of which is included within the term of this Lease (including any Renewal Periods) and a part of which is included in a period of time before pr after Term shall be equitably adjusted between Landlord and Tenant. Landlord shall timely file for and seek to obtain any and all tax abatements Landlord reasonably determines are available as a result of any subsequent re-development of the Shopping Center. Any such re-development shall be consistent with the terms and provisions of this Lease.

D.                                         Landlord shall promptly notify Tenant of any increase in real estate assessment, tax rate and/or Taxes. Tenant may at its option, and at its cost and expense, in its own name and/or in the name of Landlord protest, appeal or institute such other proceedings as it may consider appropriate to effect a reduction or abatement in such real estate assessment, tax rate, or Taxes. Landlord shall fully cooperate with Tenant and in furtherance of the foregoing, shall, without limitation, furnish on a timely basis, such data, documents, information and assistance and make such appearances as may be required by Tenant. Landlord agrees to execute all necessary instruments in connection with any such appeal or other proceedings. If any such proceeding may only be instituted and maintained by Landlord then Landlord shall do so at the request of Tenant. Landlord shall not settle any such appeal or other proceeding without obtaining Tenant’s prior written approval in each instance, such approval not to be unreasonably withheld, conditioned or delayed.

E.                                           In the event a refund is obtained for any Tax Year in which Tenant paid Tenant’s Proportionate Share of Taxes, Landlord shall promptly pay Tenant its proportionate share of such refund net of the reasonable expenses incurred in obtaining such refund. If Tenant has filed for and obtains such refund it may also deduct all reasonable expenses incurred in doing so from such refund and pay over the balance of such refund promptly to Landlord.

F.                                           In the event that any fee mortgagee (“Fee Mortgagee”) requires the escrow of Taxes or insurance premiums, Tenant shall pay to such Fee Mortgagee in escrow, on the first day of each and every month during the term of this Lease, one twelfth (1/12) of all estimated charges for the ensuing twelve (12) month period as reasonably estimated by the Fee Mortgagee based on current bills for same. Tenant shall deposit at least ten (10) days prior to the first date on which any interest or penalty will accrue such additional amounts as may be necessary so that there shall at all times be sufficient funds in escrow to pay such charges.

8. SIGNAGE. Tenant and any assignee or subtenant of Tenant shall have the right to install, maintain and replace in, on or in front of any Improvement or location on the Demised Premises or in any part thereof such signs and advertising matter as Tenant, and with Tenant’s consent, any such assignee or subtenant of Tenant may desire, provided that Tenant shall comply with any applicable requirements of governmental authorities having jurisdiction and shall obtain any necessary permits for such purposes. As used in this Section, the word “sign” shall be construed to include any placard, pylon, logo, light or other advertising symbol or object, irrespective or whether same be temporary or permanent. All signs shall be Tenant’s personal property and shall be maintained and removed by Tenant upon termination of this Lease at Tenant’s sole expense.

9.                                           TRUE LEASE. It is the intent of Landlord and Tenant and the parties agree that this Lease is a true lease and that this Lease does not represent a financing agreement. Each party shall reflect the transaction represented hereby in all applicable books, records, and reports (including income tax filings) in a manner consistent with “true lease” treatment rather than “financing” treatment.

10.                                    REPAIRS. Tenant shall, at all times during the Term of this Lease, and at its own cost and expense, keep and maintain or cause to be kept and maintained in repair and good condition the Building and improvements at any time erected on the Demised Premises, except that Tenant shall not be obligated to make any of the foregoing arising out of or in any way connected with (1) fire or other insured casualty Landlord is required to restore under Section 26, or (2) the negligence of Landlord, its agents, employees, or contractors. Without limitation, Tenant shall perform the Remedial Work described in Exhibit C. Landlord shall not be required to furnish services or facilities or to make any improvements, repairs, replacements or alterations in or to the Demised Premises whatsoever during the Term of this Lease. Without limiting the generality of the foregoing, Tenant shall be responsible for the entire Demised Premises and shall manage, maintain, repair, replace, clean, secure, protect, defend and keep in compliance with all governmental requirements, now existing or hereafter enacted, the Demised Premises and all improvements and appurtenances and all utilities, facilities, installations and equipment used in connection therewith, including all walls, all floor coverings, glass, windows, doors, partitions, exterior and interior lighting, signage, elevators, electrical, plumbing, heating, ventilating, fire protection and life safety, security and other building systems, water and sewage systems and other fixtures or equipment exclusively serving the Demised Premises, keeping the Demised Premises and all improvements and appurtenances in at least as good condition as on the Commencement Date. Without limitation, Tenant shall provide all cleaning, painting, janitorial services, rubbish disposal, periodic exterior waterproofing treatments to the Building, and window caulking. Tenant shall provide a copy of all current vendor contracts, if any, relating to the foregoing to Landlord at least annually and from time to time otherwise upon Landlord’s request.

11.                                      INSURANCE.

A.                                        Tenant shall maintain at its own cost and expense insurance policies insuring against loss by fire, lightning, the perils of extended coverage and malicious mischief covering the Demised Premises and the other Improvements in the Demised Premises and other perils as more fully described in Exhibit G.

B.                                          So long as Tenant performs its obligations in Paragraph A of this Section, Landlord hereby waives all rights of recovery against Tenant and any other occupant(s) of the Demised Premises and any of their agents and employees for damage or destruction to any and all of the Improvements, including without limitation, the Building, arising out of fire or other casualty whether or not caused by acts or negligence of the aforementioned persons. Tenant hereby waives all rights of recovery against Landlord, its agents and employees for damage or destruction to any and all of the Improvements, including without limitation, the Building and to Tenant’s trade fixtures, equipment and inventory arising out of fire or other casualty whether or not caused by the acts or negligence of Landlord, its agents or employees.

C.                                          Tenant shall maintain at its own cost and expense public liability and other insurance in accordance with the requirements of Exhibit G.

D.                                         Any insurance required to be provided by Tenant pursuant to this Lease may be provided by blanket insurance covering the Demised Premises and other locations of Tenant, provided such blanket insurance complies with all of the other requirements of this Lease with respect to the type of insurance covered by blanket policies. If Tenant elects to insure the Demised Premises under any blanket insurance policy, Tenant shall furnish to Landlord a certificate of insurance showing the Demised Premises as a location insured under any such blanket insurance policy to the extent of the limits required in Exhibit G. Tenant shall furnish to Landlord and any Fee Mortgagee as to which Tenant has received a notice containing such mortgagee’s name and address a duplicate original copy or certificate of the policies of insurance required to be carried by Tenant.

E.                                           Notwithstanding anything to the contrary contained herein, Tenant may carry any required insurance on trade fixtures and equipment described in Section 17 under a program of self-insurance or to carry insurance with deductibles in excess of part or all of the amounts of insurance required under Exhibit G hereunder.

F.                                           If Tenant fails to perform any covenant in this Section and such failure continues for more than three (3) days after written notice, then, without limiting any of Landlord’s other rights and notwithstanding any other provision of this Lease concerning notice and cure of defaults, Landlord may but need not obtain such insurance, and Tenant shall pay the cost thereof upon demand as Additional Rent.

12. REQUIREMENTS OF LAW AND FIRE INSURANCE. Tenant shall comply with and shall from time to time conform the Demised Premises to every applicable requirement of law, duly constituted authority, Board of Fire Underwriters having jurisdiction or of the carriers of all insurance on the Demised Premises (all of the foregoing being hereinafter called “Legal Requirements”). Tenant shall have the right upon giving notice to Landlord to contest any obligations imposed upon Tenant pursuant to the provisions of this Section and to defer compliance during the pendency of such contest, if the failure of Tenant to so comply will not subject Landlord to civil or criminal penalty or liability. Landlord shall cooperate with Tenant in such contest (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant) and shall execute any documents reasonably required in furtherance of such purpose. Tenant shall not apply for any change in zoning applicable to the Land or the Demised Premises without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

13.                                    ALTERATIONS. Tenant may at its own expense from time to time, during the term hereof, make such alterations, additions, improvements and changes, structural or otherwise (hereinafter called “Alterations”), in and to the Demised Premises which it may deem necessary or desirable, provided such Alterations shall not reduce the value of the Demised Premises. Tenant, in making any Alterations, shall use materials of equal or better quality than those used in the construction of the Demised Premises and comply with all Legal Requirements. Tenant shall obtain or cause to be obtained all building permits, licenses, temporary and permanent certificates of occupancy and other governmental approvals that may be required in connection with the making of Alterations. Landlord shall cooperate with Tenant in the obtaining thereof (so long as Landlord’s cooperation does not involve (a) incurring obligations or liability or material expense to Landlord unreimbursed by Tenant or (b) breach of any covenants binding on Landlord or the Demised Premises, including, without limitation, any mortgage) and shall execute any documents required in furtherance of such purpose. Tenant may, but shall not be obligated to, remove any Alteration so long as such removal does not materially and adversely affect any heating, ventilating, mechanical, electrical, structural, roof or life safety elements of the Building and Tenant shall repair all damage that results from such removal and restore the Demised Premises to a functional condition (including the filling of all floor and wall holes, the removal of all disconnected wiring back to junction boxes and the replacement of all damaged ceiling tiles). Upon completion of any Alteration that is not Cosmetic Work, Tenant shall promptly deliver to Landlord plans showing such Alteration as built. “Cosmetic Work” shall mean painting, carpeting and wall coverings and the like and the addition or deletion of interior non structural partitions, provided such work does not materially and adversely affect any roof, structural, mechanical, electrical, utility, fire protection or life safety systems or other systems or equipment of the Building.

14.                                    ACCESS TO DEMISED PREMISES. Tenant shall permit Landlord to enter upon the Demised Premises at all reasonable times approved by Tenant to examine the Demised Premises, and during the six (6) month period preceding the Expiration Date, to exhibit the Demised Premises to prospective tenants, provided that Landlord shall not unreasonably interfere with the conduct of business therein.

15.                                      UTILITIES.

A.                                        Tenant shall arrange and pay for any and all utility services to the Demised Premises, including, without limitation, telecommunications, water, gas, electricity and fuel used by it in the Demised Premises. Tenant shall pay all sewer charges assessed by the municipal authority having jurisdiction. The failure or interruption of any utility services shall be at Tenant’s sole risk and Landlord shall not suffer any reduction in any rent on account thereof.

B.                                          Tenant shall have the sole right to apply for, claim and receive any rebate, reimbursement, credit, or payment from any utility company providing service to the Building resulting from Tenant’s installation of energy saving equipment in or on the Building.

16. SUBORDINATION, NON DISTURBANCE AND ATTORNMENT. This Lease shall become subject and subordinate to the lien of any Fee Mortgagee of the entire fee interest of the Demised Premises, and any renewals, modifications or extensions thereof, provided that a Subordination, Non Disturbance and Attornment Agreement (“SNDA”) substantially in the form annexed hereto as Exhibit D (or a reasonably equivalent form that is reasonably acceptable to Tenant and the applicable Fee Mortgagee) is executed, acknowledged and delivered by such Fee Mortgagee to Tenant. If the Fee Mortgagee requires that this Lease have priority over such mortgage, Tenant shall, upon request of the Fee Mortgagee, execute, acknowledge and deliver to the Fee Mortgagee an agreement acknowledging such priority.

17. TRADE FIXTURES.

A.                                        All trade fixtures and equipment whether owned by Tenant or leased by Tenant from a Lessor/Owner (hereinafter called the “Equipment Lessor”) installed in the Demised Premises, regardless of the manner or mode of attachment, shall be and remain the property of Tenant or any such Equipment Lessor and may be removed by Tenant or any such Equipment Lessor at any time. In no event (including a default under this Lease) shall Landlord have any liens, rights or claims in Tenant’s or Equipment Lessor’s trade fixtures and equipment and Landlord agrees to execute and deliver to Tenant and Equipment Lessor, within ten (10) days after request therefor, any document reasonably required by Tenant or Equipment Lessor in order to evidence the foregoing, so long as the same is reasonably acceptable to Landlord and any Fee Mortgagee. Tenant shall promptly repair all damage to the Building caused by the removal of any such trade fixtures or equipment. Notwithstanding anything to the contrary in this Lease, the following shall not constitute trade fixtures or equipment for purposes of this Lease and neither Tenant nor any Equipment Lessor shall own or have any right to remove the same (and, without limiting the generality of the foregoing, the following shall not be subject to the provisions of this Paragraph A or Paragraph B of this Section 17): (i) the HVAC system, plumbing, alarm, electric, life safety and other building systems used to operate the Building or maintain the certificate of occupancy, and (ii) any “fixtures” as such term is defined in the applicable Uniform Commercial Code.

B.                                          In the event Tenant shall enter into any arrangement to finance all or any portion of its trade fixtures or equipment either before or after the installation thereof in the Demised Premises and whether such financing shall be in the form of a mortgage, financing agreement, equipment lease, equipment sale leaseback or otherwise and in the event the lessor or secured party thereunder shall provide written notice to Landlord that it requires a copy of any default sent by Landlord to Tenant under this Lease also to be sent to such person (hereinafter called the “Owner/Secured Party”), then Landlord upon receipt of such requirement shall simultaneously send a copy of any default notice to such Owner/Secured Party at the address furnished to Landlord; provided that Landlord’s failure to deliver any such copy to the Owner/Secured Party shall not affect Landlord’s exercise of any right or remedy under this Lease in any way whatsoever. The copy of any such default notice shall be sent to such Owner/Secured Party in the same manner as notices are required to be sent and in the same manner as such notice is being sent to Tenant hereunder. Landlord further agrees that any such Owner/Secured Party shall have the right, but not the obligation, to remedy or cure any default of Tenant under this Lease within the same period of time granted to Tenant to remedy or cure any such default under this Lease.

C.                                         All trade fixtures and other personal property (which term shall include without limitation food and inventory) of any person that is located on the Demised Premises shall be at the sole risk of Tenant. Landlord shall not be liable for any loss or damage to person or property resulting from any accident, theft, vandalism or other occurrence on the Demised Premises, including damage resulting from water, wind, ice, steam, explosion, fire, smoke, chemicals, the rising of water or leaking or bursting of pipes or sprinklers, defect, failure or any other cause.

18. ASSIGNMENT.

A.                                        Subject to paragraph (B) of this Section, Tenant may sublet all or any part of the Demised Premises, or license the use of any portion thereof or assign this Lease, but Tenant and Guarantor shall nevertheless continue to remain liable hereunder. Any assignee of the Lease and any sublessee or licensee of all or substantially all of the Demised Premises shall become jointly and severally liable to Landlord, and any such transferee shall upon Landlord’s request execute and deliver an instrument in confirmation thereof. In the case of any assignment of this Lease or any sublease or licensee of all or substantially all of the Demised Premises, Tenant shall promptly deliver to Landlord a true and complete copy of the transfer instruments. No transfer of all or any portion of the Demised Premises or Landlord’s consent thereto shall be deemed a waiver of the provisions of this Section, or a release of Tenant or any Guarantor.

B.                                          So long as the Minimum Credit Test is not met (however the following provisions of this paragraph B shall not apply at any time when the Minimum Credit Test is met), Tenant shall not assign this Lease or sublet or license all or substantially all of the Demised Premises to any transferee.

C. If Tenant assigns this Lease, Landlord, when giving notice to said assignee with respect to any default, shall also give a copy of such notice upon Tenant originally named herein or its successor of whom Landlord shall have been given written notice (being herein called “Original Tenant”), and no notice of default shall be effective as against a Tenant until a copy thereof is given to the Original Tenant. The Original Tenant shall have the same period after the giving of such notice to cure such default as is given to Tenant under this Lease. If this Lease terminates or this Lease and the Term hereof cease and expire because of a default of such assignee, Landlord shall promptly give the Original Tenant notice thereof. The Original Tenant shall have the option, to be exercised by notifying Landlord in writing within thirty (30) days after receipt by the Original Tenant of Landlord’s notice, to cure any default and become Tenant under a new lease for the remainder of the term of this Lease (including any Renewal Periods if applicable) upon all of the same terms and conditions of this Lease as it may have been amended by agreement between Landlord and Original Tenant, provided, however, that at the time of making any such election Original Tenant cures all defaults under the Lease. In the event Original Tenant assigns this Lease and it shall thereafter be rejected in a bankruptcy or similar proceeding brought by or against such assignee, a new lease identical to this Lease shall be entered into between Landlord and Original Tenant, provided that Original Tenant cures any monetary defaults and any other defaults that are capable of being cured. Any new lease created under this Section shall commence on the date of termination or rejection of this Lease, as applicable. Notwithstanding the foregoing, if Landlord, in its sole discretion delivers to the Original Tenant and Guarantor a release as to all liability under this Lease as theretofore amended, the Original Tenant shall not have the foregoing option.

D. In the case of a sublease of all or substantially all of the Demised Premises for the remainder of the Term and so long as the Minimum Credit Test is met, Landlord shall, within thirty (30) days following Tenant’s request, deliver to Tenant a recognition and attornment agreement following the form attached hereto as Exhibit D and otherwise subject to Landlord’s reasonable approval, executed and acknowledged by Landlord, for the benefit of such subtenant; provided that such subtenant executes and delivers an instrument reasonably satisfactory to Landlord confirming that such subtenant is jointly and severally liable under this Lease. Further, Landlord shall, within ten (10) days after Tenant’s request, shall request its Fee Mortgagee to deliver to Tenant an SNDA for the benefit of any such subtenant (and Landlord shall reasonably cooperate with Tenant, at no out of pocket cost to Landlord, in connection with obtaining any requisite consent from any Fee Mortgagee).

19.                                      TITLE AND AUTHORITY.

A.                                        Landlord warrants and represents that Landlord is the owner of the fee simple of the Demised Premises and that other than any mortgages held by Fee Mortgagees that have provided an SNDA to Tenant in accordance with this Lease or such other liens or encumbrances that do not interfere with Tenant’s use of the Demised Premises or liens or encumbrances arising on account of any act or omission by Tenant or persons acting under Tenant or on account of Tenant’s failure to perform its obligations under this Lease, or matters set forth in Exhibit B 1, Landlord shall not voluntarily impose any other lien or encumbrance on the Demised Premises.

B.                                          Landlord and Tenant each warrant and represent to the other that (a) each is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) each has the authority to own its property and to carry on its business as contemplated under this Lease; (c) each has duly executed and delivered this Lease; (d) the execution, delivery and performance by each of this Lease (i) are within its powers, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which it is a party or by which it or any of its property is bound, (iv) will not render it insolvent or (v) will not result in the imposition of any lien or charge on any of its property, except by the provisions of this Lease; and (e) the Lease is a valid and binding obligation of each in accordance with its terms.

C. Landlord and Tenant have executed the Memorandum of Lease (hereinafter called the “Memorandum”) attached hereto as Exhibit E simultaneously with the execution of this Lease. Upon the expiration of the Term each agree to execute and deliver a recordable termination of the Memorandum, which covenant shall survive termination. Tenant irrevocably appoints Landlord its attorney in fact so to execute such termination of the Memorandum if Tenant fails to do so within ten (10) days of written request, which power is coupled with an interest and shall automatically be transferred to any successor or assign of Landlord’s interest in the Demised Premises.

20. QUIET ENJOYMENT. Landlord covenants and agrees that provided no default remains uncured beyond any applicable notice and cure period, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises and all rights, easements, appurtenances and privileges belonging or in anyway appertaining thereto during the full term of this Lease and any extension thereof subject always to the terms of this Lease, provisions of law, and matters of record to which this Lease is or may become subordinate. This covenant is in lieu of any other so called quiet enjoyment covenant, whether express or implied.

21.                                    UNAVOIDABLE DELAYS. If either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any strike, lockout, labor dispute, inability to obtain labor or material, Act of God, governmental restriction, regulation or control, enemy or hostile governmental action, civil commotion, insurrection, sabotage, fire or other casualty or by any other event similar to the foregoing and beyond the control of such party, then the time to perform such obligation or to satisfy such condition shall be postponed by the period of time consumed by the delay. Time is of the essence for the performance of all monetary obligations under this Lease and the foregoing shall never apply to the performance of monetary obligations.

22.                                    END OF TERM. Upon expiration or other termination of the term of this Lease, Tenant shall peaceably and quietly quit and surrender the Demised Premises and all Alterations in the good order and condition Tenant is required to maintain the same and remove all trade fixtures, equipment and other personal property whether or not bolted or otherwise attached and all of Tenant’s signs wherever located; and in all cases shall repair damage that results from such removal. Any fixtures and equipment that Tenant or Owner/Secured Party does not remove following the expiration or other termination of the Term of this Lease shall be deemed to be abandoned by Tenant, shall at once become the property of Landlord, and may be disposed of in such manner as Landlord shall see fit; and Tenant shall pay the cost of removal and disposal to Landlord within thirty (30) days after demand; provided, however, that if this Lease shall be terminated as the result of a default by Tenant, then trade fixtures and equipment shall not be deemed abandoned until sixty (60) days after notice of such termination is given to Owner/Secured Party. Tenant or Owner/Secured Party shall have the right at any time prior to the date such fixtures and equipment shall be deemed abandoned to remove the same from the Demised Premises. Should Tenant or anyone claiming by, through or under Tenant hold over in possession after the Expiration Date or earlier termination of this Lease, such holding over shall not be deemed to extend the Term or to renew this Lease, but without limiting Landlord’s other rights and remedies on account of such breach the tenancy thereafter shall continue as a tenancy at sufferance from month-to-month upon the terms and conditions herein contained, provided, however that rent shall be charged and paid at one hundred fifty percent (150%) of the Fixed Annual Rent and Additional Rent in effect during the twelve (12) month period immediately preceding the Expiration Date or earlier termination.

23.                   LANDLORD’S DEFAULT.

A. Landlord shall be in default hereunder if its fails to comply with any of its express obligations set forth in this Lease within thirty (30) days following written notice and opportunity to cure; provided, however, Landlord will not be in default if said default could not reasonably be cured within such period of thirty (30) days, and Landlord promptly commences and thereafter proceeds with due diligence and in good faith to cure such default.

B. In the event that a Fee Mortgagee shall have given written notice to Tenant that it is the holder of a mortgage covering the Demised Premises, and provided such notice includes the address to which notices to the Fee Mortgagee are to be sent, Tenant agrees that in the event it shall give written notice to Landlord to cure a default of Landlord as provided for in this Section, Tenant shall give a copy of said notice to the Fee Mortgagee. Tenant agrees that the Fee Mortgagee may cure or remedy such default within the time permitted to Landlord pursuant to this Section; provided that in addition the Fee Mortgagee shall be entitled to such further time as may be reasonably necessary for the Fee Mortgagee to remove any stay in bankruptcy and/or to commence and complete foreclosure proceedings or remove any cause beyond the Fee Mortgagee’s reasonable control impairing its ability to cure or remedy, to obtain possession of the Demised Premises and thereafter to commence and diligently prosecute such cure or remedy to completion.

24.                                    ADDITIONAL CHARGES. If Tenant shall be in default hereunder, Landlord, after thirty (30) days notice that Landlord intends to cure such default (but only ten (10) days notice if such default concerns any breach of Tenant’s insurance obligations under Section 11), shall have the right, but not the obligation, to cure such default and Tenant shall pay to Landlord, upon demand, as Additional Rent, the reasonable cost thereof. Other than such insurance defaults, Landlord shall not commence to cure any default of such a nature that it could not reasonably be cured within such period of thirty (30) days, if Tenant commences to cure same within said period, and thereafter proceeds with reasonable diligence and in good faith to cure such default.

25.                                    TENANT’S DEFAULT.

A. If Tenant fails to pay Fixed Annual Rent or Additional Rent when due and such default continues for ten (10) days after written notice; or if a default occurs on account of any asset sale, merger or consolidation on the part of Guarantor in violation of paragraph D of this Section; or if a petition is filed by Tenant (or Guarantor) for insolvency or for appointment of a receiver, trustee or assignee or for adjudication, reorganization or arrangement under any bankruptcy act or other applicable law or if any similar petition is filed against Tenant (or Guarantor) and such petition is not dismissed within sixty (60) days thereafter; or if Tenant fails to perform any other covenant or condition under this Lease, Landlord may give Tenant a written notice specifying the nature of the default of such other covenant or condition and if Tenant does not, within thirty (30) days after receipt of such written notice (but only three (3) days in the case of failure to perform Tenant’s insurance obligations under Section 11), cure such other default or, if such default is of such a nature that it could not reasonably be cured within such period of thirty (30) days, and Tenant does not commence and proceed with reasonable diligence and in good faith to cure such default then, after the expiration of such thirty (30) day period (or longer period if such default cannot reasonably be cured within said thirty (30) day period), Landlord shall have the right, in addition to the rights set forth in the preceding sentence, to seek damages or an injunction as to such failure to perform, or after the expiration of such thirty (30) day period Landlord may, but only during the continuance of such default, send a notice to Tenant terminating this Lease and reenter the Demised Premises and dispossess Tenant and any other occupants thereof, remove their effects not previously removed by them, and hold the Demised Premises as if this Lease had not been made; and Tenant waives the service of any additional notice of intention to reenter or to institute legal proceedings to that end. If any payment of

Fixed Annual Rent, Additional Rent, or other sum owing Landlord is not paid within five (5) days after the same is due, then in addition to all other remedies hereunder Tenant shall pay an administrative late charge to Landlord equal to five percent (5%) of the overdue amount in question, which late charge will be due upon demand as Additional Rent.

B.                                          After a termination, dispossess or removal in accordance with this Section, (1) the Fixed Annual Rent and Additional Rent shall be paid up to the date of such dispossess or removal, (2) Landlord may re-let the Demised Premises or any part or parts thereof either in the name of Landlord or otherwise, for a term or terms which may, at the option of Landlord, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease, and (3) Tenant shall pay to Landlord, as liquidated damages, any deficiency between the Fixed Annual Rent and Additional Rent due hereunder and the amount, if any, of the rents actually collected by Landlord on account of the new lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease (not including any Renewal Periods, the commencement of which shall not have occurred prior to such dispossess or removal). In computing such liquidated damages there shall be added to said deficiency the expenses which Landlord incurs in connection with re-letting the Demised Premises, including reasonable attorneys’ and brokerage fees, tenant inducements such as free rent, moving expense reimbursements, tenant improvement allowances, brokerage commissions, fees for legal services, and other expenses of preparing the Demised Premises for reletting (“Reletting Expenses”). Such Reletting Expenses shall be paid to Landlord within ten (10) days of demand and all other liquidated damages shall be paid by Tenant in monthly installments on the dates specified in this Lease for payment of Fixed Annual Rent and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord shall not be liable for failure to re-let the Demised Premises or, in the event that the Demised Premises are re-let, for failure to collect the rent under such re-letting, unless Landlord shall not have used its commercially reasonable efforts to re-let the Demised Premises for the reasonable rental value thereof and to collect the rent under such re-letting. Landlord shall use its commercially reasonable efforts to mitigate damages.

C.                                          Landlord hereby expressly waives any and all rights granted by or under any present or future laws to reenter the Demised Premises, to dispossess Tenant or any other occupant thereof or to remove their effects not previously removed by them, or to terminate this Lease for any reason or in any manner other than as set forth in this Section 25. Tenant hereby expressly waives any and all rights granted by or under any present or future laws to remain in possession, cure any defaults or redeem its leasehold for any reason or in any manner other than as set forth in this Section 25. The provisions of this Section 25 shall survive the early termination of the Term.

D. Any sum due from Tenant under this Lease is not paid within five (5) days after the same is due, such amount shall bear interest from the date due at the rate of one and one-half (1 1/2%) percent for each month (or ratable portion thereof) the same remains unpaid. Nothing in this Lease shall limit the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time; and Tenant agrees that the fair value for occupancy of all or any part of the

Demised Premises at all times shall never be less than the Fixed Annual Rent and all Additional Rent payable from time to time.

E. The Guaranty given by Guarantor of this Lease is a material inducement to Landlord’s entering into this Lease. If at any time the Guarantor of this Lease shall sell all or a material portion of its assets or shall merge or consolidate with another entity and, in either case, if (1) Guarantor (including the resulting entity of any merger or consolidation) has a tangible net worth immediately after the transaction that is less than Guarantor’s tangible net worth immediately prior to the transaction, and (2) Guarantor’s tangible net worth immediately after the transaction is less than the Minimum Credit Test, then the transaction shall be a default under this Lease for which there is no cure period entitling Landlord to exercise all of the rights and remedies under this Section. If at any time the existing Guarantor desires to assign the Guaranty to another person and for such person to assume all of the obligations and liabilities under the Guaranty, and if the proposed successor Guarantor’s tangible net worth is greater than the Minimum Credit Test, Tenant may present evidence of such proposed successor Guarantor’s tangible net worth to Landlord in the form of financial statements for (A) the most recent fiscal year of the proposed successor Guarantor audited by a nationally recognized firm of certified public accountants and (B) the most recent fiscal quarters since such fiscal year certified to by Guarantor’s chief financial officer, together with a form of Guaranty identical in form to the form of Guaranty attached to this Lease as Exhibit F to be executed and delivered by the proposed successor Guarantor. Upon Landlord’s written approval of such financial statements as demonstrating a tangible net worth of the proposed successor Guarantor greater than the Minimum Credit Test (which approval will not be unreasonably withheld, conditioned or delayed) and upon the execution and delivery to Landlord of such form of Guaranty by the proposed successor Guarantor, the existing Tenant (if, but only if the Lease is being assigned to a successor Tenant) and Guarantor shall be released from all liability under the Lease and Guaranty and the successor Tenant and Guarantor shall become fully liable to Landlord under the Lease and Guaranty. Thereafter and as an obligation of the then successor Tenant under this Lease, such successor Guarantor shall annually and quarterly continue to provide such financial statements to Landlord demonstrating that it continues to meet the Minimum Credit Test for those provisions of this Lease requiring such as a condition of being relieved from certain Lease obligations otherwise applicable. As used in this Lease “Guarantor” means the Guarantor then fully liable under its Guaranty to Landlord. “Tangible net worth” means the net worth as shown on such financial statements prepared in accordance with generally accepted accounting principles consistently applied and disregarding any value attributable to good will or other intangible assets and amounts owed by shareholders, officers or Affiliates except to the extent such amounts owed by Affiliates would ordinarily and customarily be consolidated on Tenant’s financial statements. “Minimum Credit Test” means a tangible net worth as shown on such fiscal year and fiscal quarter financial statements of at least Five Hundred Million Dollars ($500,000,000).

26. DESTRUCTION.

A. In the event of any damage or destruction by fire, the elements, or casualty insured under casualty insurance Landlord is obligated to carry under Exhibit G (hereinafter called “Destruction”) to all or any part of the Improvements including but not limited to those portions, if any, of the Common Area as is insurable under such insurance, Landlord shall commence promptly, and with due diligence continue subject to Section 21, to restore same to substantially the same condition as existed immediately preceding the Destruction to the extent permitted by applicable law, the availability of insurance proceeds (so long as Landlord has maintained the casualty insurance Landlord is obligated to carry under Exhibit G) and except as otherwise provided in this Section. If the Destruction is partial, Landlord shall complete the restoration within two hundred seventy (270) days after the Destruction subject to Section 21. If the Destruction is total, Landlord shall complete the restoration within eighteen (18) months after the Destruction, subject to Section 21. If the Destruction is to the Demised Premises and is total, then Tenant shall have the right to request that Landlord to make changes to the Tenant’s Building within one (1) month after such Destruction as are reasonably and mutually agreed to by Landlord and Tenant (which changes may not expand the footprint of Tenant’s Building unless Landlord and Tenant so agree and agree to such extra rent therefore, such agreement to be in the form of an amendment to this Lease) and provided that Tenant deposits with Landlord at the time of commencement of such restoration work the extra cost reasonably estimated to Landlord of the design and construction of such Tenant requested changes.

B.                                          If, as a result of any Destruction, (1) fifty (50%) percent or more of the total floor area of the Tenant’s Building is damaged, destroyed or, in Tenant’s reasonable opinion, rendered untenantable when less than two (2) years remain under the term of this Lease and, if said term shall have been extended, then this provision shall apply only to the last two (2) years of the then existing Renewal Period, or (2) Landlord refuses to restore because of the non-availability of insurance proceeds, then Landlord or Tenant may elect to terminate this Lease by giving notice to the other of such election on or before the date which is ninety (90) days after the Destruction, stating the date of termination, which shall be not more than thirty (30) days after the date on which such notice of termination shall have been given, and (1) upon the date specified in such notice this Lease and the term hereof shall cease and expire and (2) any Fixed Annual Rent and Additional Rent shall be paid until such date of termination and any such amounts paid for a period after such date of termination shall be promptly refunded to Tenant upon demand. Landlord’s notice of termination hereunder shall be null and void if (x) in the case of (1) above, Tenant, within thirty (30) days after receipt of such notice from Landlord, is then permitted by the terms of this Lease to give, and shall give, notice of the exercise of an option to extend the term for the next succeeding Renewal Period; or (y) in the case of (2) above, Tenant, within thirty (30) days after receipt of such notice from Landlord, elects, at its sole option, to receive an assignment of any available insurance proceeds and restore the Demised Premises at Tenant’s sole cost.

C.                                          If, as a result of any Destruction, Tenant loses the use of the whole or any part of the Tenant’s Building or the whole or any part of the Common Area, Fixed Annual Rent and Additional Rent shall nevertheless continue to be paid hereunder, it being agreed that Tenant may insure against any such loss of business and Landlord shall have no such insurance obligation.

D. Insurance proceeds allocable to any partial or total Destruction of Tenant’s Building shall be deposited in trust with a bank or trust company acceptable to Tenant and under the control of Landlord and Tenant, as trustees, or, if the Fee Mortgagee on the Shopping Center shall be a bank, trust company or insurance company, or other entity engaged in mortgage lending then such proceeds shall be deposited with such Fee Mortgagee and shall be held and disbursed by it, as trustee, for restoration in accordance with customary construction lending practice and procedures and as otherwise required by this Lease.

27. EMINENT DOMAIN.

A.                                        In the event of a taking for any public or quasi-public use by any lawful power or authority by exercise of the right of condemnation or of eminent domain or by agreement between Landlord and those having the authority to exercise such right (hereinafter called “Taking”) of the entire Tenant’s Building, then (1) this Lease and the term hereof shall cease and expire as of the date of vesting of title or transfer of possession, whichever occurs earlier, as a result of the Taking, and (2) any Fixed Annual Rent and Additional Rent paid for a period after such date of termination shall be refunded to Tenant upon demand.

B.                                          1. In the event of a Taking of any part of the Demised Premises, or in the event of a Taking resulting in a reduction of twenty (20%) percent or more of the parking spaces (unless Landlord provides adequate and sufficient additional contiguous parking areas in substitution therefor reasonably acceptable to Tenant), or in the event of a Taking resulting in a divided Shopping Center or parking area such that passage between the divided portions of the parking area is not possible, or in the event of permanent denial of reasonably adequate access to the Shopping Center on account of a Taking which in Tenant’s reasonable judgment makes it economically unfeasible to operate Tenant’s business at the Demised Premises, then Tenant may elect to terminate this Lease by giving notice of termination to Landlord on or before the date which is ninety (90) days after receipt by Tenant of notice that the Taking in question. Said notice of termination shall state the date of termination, which date of termination shall be not more than thirty (30) days after the date on which such notice of termination is given to Landlord, and (a) upon the date specified in such notice of termination this Lease and the term hereof shall cease and expire, and (b) any Fixed Annual Rent and Additional Rent shall be paid until the date of termination and any such amounts paid for a period after such date of termination shall be promptly refunded to Tenant upon demand.

2. If Tenant does not elect to terminate this Lease as aforesaid, then the award or payment for the Taking shall be paid to and used by Landlord for restoration as hereinafter set forth and Landlord shall promptly commence and with due diligence continue to restore the portion of the Common Area and the Demised Premises remaining after the Taking to substantially the same condition and tenantability as existed immediately preceding the Taking, subject to applicable law, Section 21 and the Taking proceeds received by Landlord. If the Taking occurs to Tenant’s Building, Tenant shall have the same right to request changes to the Tenant’s Building in the course of such restoration as Tenant has in Section 26. Landlord shall complete the restoration within two-hundred seventy (270) days after the Taking subject to Section 21. Taking proceeds shall be paid, held and disbursed in the same manner as insurance proceeds under Section 26C and there shall be no abatement or reduction in Fixed Annual Rent or any Additional Rent. Any taking proceeds remaining after the restoration is complete shall be divided equally between Landlord and Tenant.

C. If this Lease is terminated under any provision of this Section 27, so long as Tenant is not then in breach of this Lease beyond any applicable cure period, any specific damages that are expressly awarded to Tenant on account of its relocation expenses and specifically so designated shall belong to Tenant. Except as provided in the preceding sentence of this paragraph, Landlord reserves to itself, and Tenant releases and assigns to Landlord, all rights to damages accruing on account of any Taking or by reason of any act of any public authority for which damages are payable. Tenant agrees to execute such further instruments of assignment as may be reasonably requested by Landlord, and to turn over to Landlord any damages that may be recovered in any proceeding or otherwise; and Tenant irrevocably appoints Landlord as its attorney-in-fact with full power of substitution so to execute and deliver in Tenant’s name, place and stead all such further instruments if Tenant shall fail to do so after 10 days notice.

28.                                    THIRD PARTY LITIGATION. If Landlord, Landlord’s adviser or its mortgagees are made parties to any litigation commenced by or against Tenant by or against any person claiming through Tenant with respect to the Demised Premises, Tenant agrees to indemnify Landlord in the manner provided in Section 38 and in addition pay, as Additional Rent, all costs of Landlord in connection with such litigation including reasonable counsel fees and litigation costs, except in the sole instance where Landlord or Tenant have legal claims in the litigation against one another or where Landlord has been adjudicated in any litigation to have acted with gross negligence or willful misconduct. Without limitation, the foregoing includes foreclosure or enforcement of any lien, attachment or mortgage on the Demised Premises resulting from the act or omission of Tenant, but shall not include any Fee Mortgage or other lien created by Landlord.

29.                                    WAIVER OF DISTRAINT. Landlord hereby expressly waives any and all rights granted by or under any present or future laws to levy or distrain for rent, in arrears, in advance or both, upon all goods, merchandise, equipment, trade fixtures, furniture and personal property of Tenant or any nominee of Tenant in the Demised Premises, delivered or to be delivered thereto.

30. ESTOPPEL CERTIFICATES. Upon the request of either party, at any time and from time to time, Landlord and Tenant agree to execute and deliver to the other, within thirty (30) days after such request, a written instrument that may be relied upon by the requesting party, its potential purchasers, lenders, investors, subtenants and/or assignees (and any of their respective successors and assigns), duly executed, (a) certifying if such is the case that this Lease has not been modified and is in full force and effect or, if there has been a modification of this Lease, that this Lease is in full force and effect as modified, stating such modifications, (b) specifying the dates to which the Fixed Annual Rent and Additional Rent have been paid, (c) stating whether or not, to the knowledge of the party executing such instrument, the other party hereto is in default and, if such party is in default, stating the nature of such default, (d) stating the Commencement Date and Expiration Date, (e) stating which options to renew the term have been exercised, if any; and (f) any other information that may reasonably requested by the requesting party and customarily addressed in an estoppel certificate.

31. NOTICES. Any notices, consents, approvals, submissions or demands (“Notices”) given under this Lease or pursuant to any law or governmental regulation, including, without limitation, those by Landlord to Tenant or by Tenant to Landlord shall be in writing. Unless otherwise required by law, governmental regulation or this Lease, any such Notice shall be deemed given if sent by registered or certified mail, return receipt requested, postage prepaid or by nationally recognized overnight delivery service (a) to Landlord, at the address of Landlord as hereinabove set forth and with like copy given to Daniel A. Taylor, Esq. or Primo Fontana, Esq., DLA Piper, 33 Arch Street 26th Floor, Boston MA 02110 and/or such other persons and addresses as Landlord may designate by notice to Tenant; or (b) to Tenant, then one copy shall be delivered to the attention of the General Counsel, another shall be delivered to the attention of the Senior Vice President of Real Estate, and another shall be delivered to the attention of the Senior Director of Properties and Administration, all at 2 Paragon Drive, Montvale, New Jersey 07645 or to such other addresses as Tenant may designate by notice to Landlord. Any such Notice shall be deemed given three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, and one business (1) day when sent by overnight delivery. A party’s attorney may give Notices on behalf of such party.

32.                                    BROKER. Each party represents and warrants to each other there is no broker, agent, finder or other person with whom it has dealt in connection with the negotiation, execution and delivery of this Lease other than those persons named in that certain Agreement of Sale and Leaseback dated as of November 2, 2010 entered into between Tenant and Landlord (or Affiliates of each) regarding a transaction that led to this Lease.

33.                                    LIENS. Tenant shall keep the Demised Premises (and Landlord’s interest therein) and Tenant’s leasehold (and Tenant’s interest therein) free of, and shall within thirty (30) days discharge, any attachment, lien, security interest or other encumbrance that arises as a result of any act or omission of Tenant or persons acting by, through or under Tenant. Without limitation, Tenant will not permit or suffer any mechanic’s or materialmen’s or other liens to stand against the Demised Premises for any labor or material furnished in connection with work of any character performed, any services provided or any other act, omission or obligation on the part or at the direction of Tenant or persons claiming by, through or under Tenant, and Landlord will not permit any such liens for work or material furnished the Landlord to stand against said premises (the foregoing shall not imply that Landlord has any responsibility to furnish any work or material). However, Landlord and Tenant shall respectively have the right to contest the validity or amount of any such lien, provided that the payment of such amount is bonded during the pendency of such contest, but upon the final determination of such contest the party responsible for such lien shall immediately pay any judgment rendered with all proper costs and charges (including reasonable attorneys’ fees) and shall have the lien released at its own expense. In lieu of bonding either party may obtain other security acceptable to the other party in such party’s sole discretion. Any contest hereunder shall be subject to all requirements set forth in any Fee Mortgage.

34. DEFINITION OF LANDLORD. The term “Landlord” as used herein, means Landlord named herein and any subsequent owner of Landlord’s estate hereunder. Any owner of Landlord’s estate hereunder shall be relieved of all liability under this Lease after the date that it ceases to be the owner of Landlord’s estate (except for any liability arising prior to such date) and the party succeeding to Landlord’s estate shall assume all liability of Landlord arising from and after it becomes owner of Landlord’s estate. The foregoing shall be self-operative but Landlord and Tenant shall upon the request of either execute and deliver an instrument acknowledging the foregoing.

35.                                    ADJOINING OR ADJACENT PROPERTY. Landlord and Tenant shall each promptly forward to the other any notice or other written communication received by it from any owner of property adjoining or adjacent to the Demised Premises or from any municipal or other governmental authority in connection with any hearing or other administrative proceeding relating to the use of the Demised Premises or any adjoining or adjacent property. Tenant may, at its sole cost and expense, in its own name and/or in the name of Landlord, appear in any such proceeding. Landlord shall fully cooperate with Tenant (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant) and shall, without limitation, make such appearances and furnish such information as may be reasonably required by Tenant. Landlord agrees to execute any instruments reasonably requested by Tenant in connection with any such proceeding.

36.                                    ENVIRONMENTAL LAWS.

A. “Environmental Laws” shall mean all federal, state or local laws, ordinances, rules, regulations, or policies, whether now or hereafter enacted, governing the use, clean-up, remediation storage, treatment, transportation, manufacture, refinement, handling, release, production or disposal of Hazardous Materials including, without limitation: (1) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (42 U.S.C. Sections 9601, et. seq.) as amended by the Superfund Amendments and Reauthorization Act; (2) the Hazardous and Solid Waste Act amendments of 1984 Pub L 98-616 (42 U.S.C. Section 699); (3) the Hazardous Materials Transportation Act, (49 U.S.C. Section 1801, et. seq.); (4) the Resource Conservation and Recovery Act of 1976, (42 U.S.C. Sections 6901, et. seq.); or (5) the Toxic Substances Control Act, and any amendments thereto and any regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental laws, ordinances, rules, or regulations whether now or hereafter enacted. “Hazardous Materials” shall mean any hazardous wastes or hazardous substances as defined in any Environmental Law including, without limitation, any asbestos, PCB, toxic, noxious or radioactive substances, methane, volatile hydrocarbons, petroleum, petroleum by-products, industrial solvents or any other material or substance which could cause or constitute a health, safety or other environmental hazard to any person or property.

B. Tenant, at its sole cost and expense, shall until the Expiration Date of this Lease comply with all Environmental Laws and shall be responsible for all Hazardous Materials on or migrating from the Shopping Center prior to the Commencement Date, it being acknowledged that Tenant or its Affiliate owned the Shopping Center prior to the Commencement Date; provided, however, that Tenant shall not be responsible for Hazardous Materials migrating on to the Land from the land of third parties.

C. Tenant, at its sole cost and expense, shall until the Expiration Date of this Lease comply with all Environmental Laws and shall be responsible for all Hazardous Materials brought on or migrating from the Demised Premises after the Commencement Date, and Tenant shall be responsible for all Hazardous Materials brought onto the Shopping Center after the Commencement Date by Tenant or persons acting by, through or under Tenant. Except to the extent Tenant is required to do so under this Section 36, Landlord, at its sole cost and expense, shall until the Expiration Date of this Lease comply with all Environmental Laws and shall be responsible for all Hazardous Materials except to the extent Tenant is required to do so under this Section 36.

D.                                         Landlord and Tenant shall provide each other with copies of any notices pertaining to any governmental proceedings or actions under any Environmental Law (including requests or demands for entry onto the Demised Premises and/or Land for purposes of inspection regarding the handling, disposal, clean-up or remediation of Hazardous Materials or claims, penalties, fines or assessments) within fifteen (15) days after receipt thereof.

E.                                           If required by governmental authority or if Landlord has a reasonable basis to believe a release of Hazardous Materials may have occurred or a threat of release exists on or from the Demised Premises or Hazardous Materials activities have taken place on the Demised Premises that do not conform to Environmental Laws, then Landlord may, but need not, perform appropriate testing in a commercially reasonable manner and the reasonable costs thereof shall be reimbursed to Landlord by Tenant upon demand as Additional Rent. Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s actual knowledge and belief regarding the presence or absence of Hazardous Materials at the Land and Demised Premises. In all events, and without limitation, Tenant shall indemnify all Indemnitees, expressly including without limitation all Fee Mortgagees, in the manner elsewhere provided in this Lease with respect to its obligations under this Section 36 (and for these purposes, the loss indemnified shall include without limitation any costs of investigation or remediation, and any claim of personal injury or property damage to any person);. The covenants of this Section shall survive the Term. Tenant shall from time to time upon Landlord’s request confirm all of the foregoing covenants directly to mortgagees.

37. LEASEHOLD MORTGAGE.

A. Tenant, and its successors and assigns (including, without limitation, any subtenant of Tenant), may, from time to time and without Landlord’s prior written consent, mortgage all or any portion of its right, title and interest in and to this Lease under one leasehold mortgage at any one time, or two leasehold mortgages given as part of a single financing transaction, to an Institutional Lender (each, a “Leasehold Mortgage”), and assign any or all rights under this Lease and any subleases as collateral security for such Leasehold Mortgage; provided that all rights acquired under such Leasehold Mortgage shall be subject to all of the terms, covenants and conditions of this Lease, and to all rights and interests of Landlord, none of which terms, covenants or conditions is or shall be waived by Landlord by reason of the right given to so mortgage such interest in this Lease. In no event shall Tenant have any right to mortgage or encumber Landlord’s fee interest in the Demised Premises. The term “Leasehold Mortgage” shall include whatever security instruments that may be used in the locale of the Demised Premises, such as, without limitation, deeds of trust, security deeds and conditional deeds, as well as financing statements, assignment of leases and rents, security agreements and other documentation required pursuant to the Uniform Commercial Code. The term “Leasehold Mortgage” shall also include any instruments required in connection with a sale-leaseback transaction. An “Institutional Lender” is a bank, trust company, savings and loan association, pension fund, endowment fund, insurance company, other institutional pool of recognized status or a governmental authority empowered to make loans or issue bonds or any other recognized institution regularly engaged in the making of mortgage loans that has not less than

$100,000,000 in assets. The holder of any Leasehold Mortgage shall be called a “Leasehold Mortgagee.”

B. If Tenant and/or Tenant’s successors and assigns (including, but not limited to, any sublessee of Tenant) shall grant a Leasehold Mortgage, and if Tenant shall send to Landlord a true copy thereof, together with a notice specifying the name and address of the Leasehold Mortgagee (“Mortgage Notice”), Landlord agrees that as long as any such Leasehold Mortgage shall remain unsatisfied of record or until a notice of satisfaction is given by the Leasehold Mortgagee to Landlord, the following provisions shall apply:

(1)                                       There shall be no cancellation, surrender or modification of this Lease by joint action of Landlord and Tenant without the prior consent of the Leasehold Mortgagee;

(2)                                       Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the Leasehold Mortgagee. The Leasehold Mortgagee shall thereupon have the same period to remedy or cause to be remedied the defaults complained of, and Landlord shall accept such performance by or at the instigation of such Leasehold Mortgagee as if the same had been done by Tenant; provided that in the case of defaults that cannot be cured by the payment of money in addition the Leasehold Mortgagee shall be entitled to such further time to remedy or cause to be remedied the defaults complained of as may be reasonably necessary for the Leasehold Mortgagee to remove any stay in bankruptcy and/or to commence and complete foreclosure proceedings or remove any cause beyond the Leasehold Mortgagee’s reasonable control impairing its ability to cure or remedy, to obtain possession of the Demised Premises and thereafter to commence and diligently prosecute such cure or remedy to completion.. Nothing herein shall be construed as requiring a Leasehold Mortgagee to cure any default. Landlord’s failure to deliver any such copy to a Leasehold Mortgagee shall not affect the Landlord’s exercise of any right or remedy under the Lease in any way whatsoever;

(3)                                       If any default shall occur which, pursuant to any provision of this Lease, entitles Landlord to terminate this Lease, and if before the expiration of twenty (20) days from the date of the giving of notice of termination upon such Leasehold Mortgagee, such Leasehold Mortgagee shall have notified Landlord of its desire to nullify such notice and shall have paid to Landlord all Fixed Annual Rent and Additional Rent herein provided for which are then in default, and shall have complied (or caused compliance) with all of the other requirements of this Lease, if any are then in default, then, in such event, Landlord shall not be entitled to terminate this Lease and any notice of termination previously given shall be void and of no effect;

(4)                                       Notwithstanding anything in this Lease to the contrary, any sale of Tenant’s leasehold interest in any proceeding for the foreclosure of the Leasehold Mortgage, or the assignment or transfer of Tenant’s leasehold interest in lieu of the foreclosure of any Leasehold Mortgage, shall be deemed to be a permitted sale, transfer or assignment;

(5)                                       If not required to be held by the Fee Mortgagee, the proceeds from any insurance policies or arising from a Taking may be held by any institutional Leasehold Mortgagee and distributed pursuant to the provisions of this Lease;

(6)                                       The Leasehold Mortgagee may be added to the “Loss Payable Endorsement” of any and all insurance policies required to be carried by Tenant hereunder on the condition that the insurance proceeds are to be applied in the manner specified in this Lease and that the Leasehold Mortgage shall so agree; except that the Leasehold Mortgage may provide a manner for disposition of such proceeds as remain after full compliance with the restoration covenants of this Lease, if any, otherwise payable to Tenant (but not such proceeds, if any, payable to Landlord, any Fee Mortgagee or jointly to Landlord or Tenant) pursuant to the terms of this Lease; and

(7) Landlord shall provide Leasehold Mortgage with prompt notice of any legal proceeding or arbitration between Landlord and Tenant. Unless the Leasehold Mortgage provided otherwise, Leasehold Mortgagee shall have the right to intervene in any such proceeding and be made a party to such proceeding, and the parties hereby consent to such intervention.            Landlord’s failure to deliver any such notice to a Leasehold Mortgagee shall not affect the Landlord’s exercise of any right or remedy under the Lease in any way whatsoever.

Tenant, in any Mortgage Notice served upon Landlord under this Section, may exclude any or more of the above provisions, and if so excluded, such provisions shall not be effective.

C. Landlord shall, upon request, execute, acknowledge and deliver to each Leasehold Mortgagee, an agreement prepared at the sole cost and expense of Tenant, in form reasonably satisfactory to such Leasehold Mortgagee and Landlord, between Landlord, Tenant and Leasehold Mortgagee, separately agreeing to all of the provisions of this Section.

38. INDEMNITY. Except as otherwise expressly set forth in this Lease, Tenant shall assume exclusive control of the Demised Premises and all areas pertaining thereto including all appurtenances, improvements, utilities, water bodies, grounds, sidewalks, walkways, driveways and parking facilities, and Tenant shall bear the sole risk of all related tort liabilities. To the greatest extent permitted by applicable law, Tenant shall indemnify, save harmless and defend Landlord, Landlord’s adviser and mortgagees and their respective officers, directors, managers, members, partners, agents and employees, (“Indemnitees”) from all liability, claim, damage, cost or loss (including reasonable fees and litigation costs) arising in whole or in part out of, or in any manner connected with (i) any injury, loss, theft or damage to any person or property while on or about the Demised Premises, or (ii) any condition of the Demised Premises, or the possession and use thereof (including any failure to vacate at the end of the Term) or any activity permitted or suffered on the Demised Premises (including Hazardous Materials), or (iii) any breach of any covenant, representation or certification by Tenant or persons acting under Tenant, or (iv) any negligent act or omission anywhere by Tenant or persons acting under Tenant, in each case paying the same to Landlord on demand as Additional Rent, except to the extent such liability results from the negligence or willful misconduct of Landlord or the other Indemnitees. Without implying that other covenants do not survive, the covenants of this Section shall survive the Term. Tenant shall immediately respond and assume the investigation, defense and expense of all of the foregoing matters. Landlord or any Indemnitee, at its sole cost and expense, may join in such defense with counsel of its choice.

39.                                    LIMITATION OF LANDLORD’S LIABILITY. Notwithstanding anything contained to the contrary in this Lease, whether express or implied, it is agreed that Tenant will look only to Landlord’s fee interest in and to the Demised Premises for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of a breach or default under this Lease by Landlord with respect to any claim whatsoever related to the Demised Premises, and no other property or assets of Landlord or of Landlord’s adviser or of any Fee Mortgagee or its or their managers, members, directors, officers, trustees, beneficiaries, shareholders, partners, joint venturers (disclosed or undisclosed) shall be subject to suit or to levy, execution or other enforcement procedures for the satisfaction of any such judgment (or other judicial process). No officer, director, manager, member, shareholder, trustee, beneficiary, partner, agent, attorney or employee of Landlord or of Landlord’s adviser or of any Fee Mortgagee shall ever be personally or individually liable; nor shall Landlord, Landlord’s adviser or any Fee Mortgagee or such persons ever be answerable or liable in any equitable judicial proceeding or order beyond the extent of their interest in the Demised Premises. In no event shall Landlord, Landlord’s adviser or any Fee Mortgagee or any such persons ever be liable to Tenant for indirect or consequential damages.

40.                                    BOOKS AND RECORDS. Tenant shall at all times keep and maintain full and correct records and books of account of the operations of the Demised Premises in accordance with generally accepted accounting principals consistently applied and shall accurately record and preserve the records of such operations in accordance with its customary records retention policy. Notwithstanding that there has been no Percentage Rent Event, Tenant shall report the gross sales from the Demised Premises to Landlord annually for each fiscal year of Tenant no later than thirty (30) days following the end of such fiscal year, such report to be certified by Tenant’s chief financial officer. Landlord shall keep such information confidential at all times in accordance with the terms of Exhibit K and may only release such information to Landlord’s constituent members, and so long as such persons execute and deliver to Tenant a Confidentiality Agreement with Tenant in the form attached hereto as Exhibit K (“Confidentiality Agreement”) whether or not Tenant signs such Confidentiality Agreement, also to its lenders and prospective lenders and to prospective purchasers of Landlord’s interest in the Demised Premises. Upon an Event of Default, Tenant shall permit Landlord, Landlord’s accountants and Fee Mortgagees reasonable access thereto, with the right to make copies and excerpts therefrom upon reasonable advance notice to Tenant.

41.                                    SATELLITE DISH. If permitted by applicable law, Tenant shall have the right to place on the roof or wall of the Demised Premises at Tenant’s sole cost and expense, a satellite dish (hereinafter called the “Dish”) for transmission of data (both receiving and sending) between Tenant’s various operations and its headquarters in accordance with all laws and governmental regulations.

42.                                    NO PRESUMPTION AGAINST DRAFTER. Landlord and Tenant agree and acknowledge that this Lease has been freely negotiated by Landlord and Tenant. In any event of any ambiguity, controversy, dispute or disagreement over the interpretation, validity or enforceability of this Lease or any of its covenants, terms or conditions, no inference, presumption or conclusion whatsoever shall be drawn against Tenant by virtue of Tenant’s having drafted this Lease.

43.                                    SUCCESSORS AND ASSIGNS; AFFILIATES. The covenants and agreements contained in this Lease shall bind and inure to the benefit of the successors and assigns of each party. As used in this Lease “Affiliate” (whether or not capitalized) shall mean, with respect to any person, any person controlled by, controlling, or under common control with such person; and “control” shall mean any direct ownership interest or right through the exercise of voting or approval rights or otherwise, to exercise decision-making authority generally.

44.                                    CAPTIONS. The captions preceding the Sections of this Lease are intended only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

45.                                    INVALIDITY OF CERTAIN PROVISIONS. If any provision of this Lease shall be invalid or unenforceable, the remainder of the provisions of this Lease shall not be affected thereby and each and every provision of this Lease shall be enforceable to the fullest extent permitted by law.

46.                                    CHOICE OF LAW/JURISDICTION. This Lease, and the rights and obligations of the parties hereto, shall be interpreted and construed in accordance with the laws where the Demised Premises are located (the “State”), without regard to the State’s internal conflict of law principles. Any disputes arising out of this Lease or between Landlord and Tenant shall be subject to the exclusive jurisdiction of the state courts of the State.

47.                                    NO WAIVER. The failure of either party to seek redress for violation of or to insist upon the strict performance of, any term, covenant or condition contained in this Lease shall not prevent a similar subsequent act from constituting a default under this Lease. Without limitation, no written consent by Landlord or Tenant to any act or omission that otherwise would be a default shall be construed to permit other similar acts or omissions. Neither party’s failure to seek redress for violation or to insist upon the strict performance of any covenant, nor the receipt by Landlord of rent with knowledge of any breach of covenant, shall be deemed a consent to or waiver of such breach. No breach of covenant shall be implied to have been waived unless such is in writing, signed by the party benefiting from such covenant and delivered to the other party; and no acceptance by Landlord of a lesser sum than the Fixed Annual Rent, Additional Rent or any other sum due shall be deemed to be other than on account of the installment of such rent or other sum due. Nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other right or remedy. The delivery of keys (or any other act) to Landlord shall not operate as a termination of the Term or an acceptance or surrender of the Demised Premises. The acceptance by Landlord of any rent following the giving of any default and/or termination notice shall not be deemed a waiver of such notice.

48.                                    ATTORNEY’S FEES. In the event that either Landlord or Tenant employ an attorney to enforce or defend any of the conditions, covenants, rights or obligations of this Lease

(including, without limitation, a default by either party), then the prevailing party shall be entitled to all reasonable attorney fees and all other reasonable out-of-pocket litigation costs (including, but not limited to filing fees, expert reports and testimony, court costs and other usual costs of litigation of this type) incurred by such prevailing party.

49.                                    WAIVER OF TRIAL BY JURY. To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Demised Premises.

50.                                    MISCELLANEOUS. Other than contemporaneous instruments executed and delivered of even date, if any, this Lease contains all of the agreements between Landlord and Tenant relating in any way to the Demised Premises and supersedes all prior agreements and dealings between them. There are no oral agreements between Landlord and Tenant relating to this Lease or the Demised Premises. This Lease may be amended only by a written instrument executed and delivered by both Landlord and Tenant. The provisions of this Lease shall bind Landlord and Tenant and their respective successors and assigns. Where the phrases “persons acting under” Landlord or Tenant or “persons claiming through” Landlord or Tenant or similar phrases are used, the persons included shall be assignees, sublessees, licensees or other transferees or successors of Landlord or Tenant as well as invitees or independent contractors of Landlord or Tenant, and all of the respective employees, servants, contractors, agents and invitees of Landlord, Tenant and any of the foregoing. As used herein, “monetary default” shall mean a default that can be substantially cured solely by the payment of money and nothing more and “non-monetary default” shall mean a default that cannot be substantially cured solely by the payment of money and northing more. If either party is granted any extension, election or other option, to be effective the exercise (and notice thereof) shall be unconditional, irrevocable and must be made strictly in accordance with the prescribed terms and times; otherwise its purported exercise shall be void and ineffective. The enumeration of specific examples of a general provisions or use of the word “including” shall not be construed as a limitation of the general provision. Unless a party’s approval or consent is required by the express terms of this Lease not to be unreasonably withheld, such approval or consent may be withheld in the party’s sole discretion. The submission of a form of this Lease or any summary of its terms shall not constitute an offer by Landlord to Tenant; the leasehold shall only be created and the parties bound when this Lease is executed and delivered by both Landlord and Tenant. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers or any relationship other than landlord and tenant. This Lease and all consents, notices, approvals and all other related documents may be reproduced by any party by any electronic means or by electronic, photographic or other reproduction process and the originals may be destroyed; and each party agrees that any reproductions shall be as admissible in evidence in any proceeding as the original itself (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and that any further reproduction of such reproduction shall likewise be admissible. If any payment in the nature of interest provided for in this Lease shall exceed the maximum interest permitted under controlling law, as established by final judgment of a court, then such interest shall instead be at the maximum permitted interest rate as established by such judgment. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties or representations other than those expressly set forth in this Lease. Without limitation, where Tenant in this Lease indemnifies or covenants for the benefit of present and future Fee Mortgagees, such agreements are for the benefit of present and future Fee Mortgagees as third party beneficiaries; and at the request of Landlord, Tenant from time to time will confirm such matters directly with such Fee Mortgagee.

51.                                    COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. A facsimile, email, PDF or electronic signature shall be deemed an original signature.

52.                                    EXHIBITS. The exhibits attached to the Lease shall be deemed to be incorporated into this Lease as if set forth hereon, and where terms of any Exhibit conflict with the terms within the Lease, the terms of this Exhibit shall prevail and govern the Lease.

53. INCORPORATION OF STATE LAW PROVISIONS. Certain provisions/ sections of this Lease and certain additional provisions/sections that are applicable or required by laws of the state in which the Demised Premises are located may be amended, described or otherwise set forth in more detail on Exhibit J attached hereto, which such Exhibit by this reference, is incorporated into and made a part of this Lease. In the event of any conflict between such state law provisions and any provision herein, the state law provisions shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF this Lease has been duly executed under as of the Effective Date.
WITNESS:
WE APP OZONE PARK LLC, a Delaware limited liability company

Name:	By:
Name:
Title:
WITNESS:
PATHMARK STORES, INC., a Delaware corporation

By:
Name: Craig H. Feldman	Name: Christopher W. McGarry
Title: Vice President and Secretary

Signature Page to Lease By and Between
WE APP OZONE PARK LLC and PATHMARK STORES, INC.

EXHIBIT A

SITE PLAN OF DEMISED PREMISES

90TH STREET
91ST STREET
92ND STREET
93RD STREET
95TH AVENUE
ATLANTIC AVENUE

EXHIBIT B1

LEGAL DESCRIPTION OF THE LAND

BLOCK 9027 LOT 11 AND BLOCK 9028 LOT 1 ON THE TAX MAP OF QUEENS COUNTY

Parcel 1 and 2 (Composite Description)

All that certain plot, piece or parcel of land with the buildings or improvements thereon, erected, situate, lying and being in the Borough and County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northwesterly line of 95th Avenue (a/k/a University Place, f/k/a Chichester Avenue) (60 feet wide) with the southwesterly line of 93rd Street (a/k/a Clinton Place, f/k/a Woodhaven Avenue) (60 feet wide) and from said point of BEGINNING;

RUNNING THENCE along said northwesterly line of 95th Avenue, South 40 degrees 26 minutes 58 seconds West, a distance of 299.96 feet to a point;

THENCE along the dividing line between Lot 1, Block 9028 and Lot 51 (n/f reputed owner 7 Horizon Corp.), Block 9027, the following three (3) courses and distances:

1.               NORTH 49 degrees 33 minutes 02 seconds West, a distance of 74.03 feet to a point;

2.               THENCE South 40 degrees 26 minutes 58 seconds West, a distance of 3.85 feet to a point;

3. THENCE North 49 degrees 33 minute 02 seconds West, a distance of 24.97 feet to a point;

THENCE along the dividing line between Lot 11, Lot 51 and Lot 65 (n/f reputed owner 7 Horizon Corp.), Block 9027, South 40 degrees 26 minutes 58 seconds West, a distance of 466.97 feet to a point;

THENCE along the dividing line between Lot 11 and Lot 80 (n/f reputed owner Realex Development Corporation) and Lot 8 (n/f reputed owner Sutton Associates, Inc.), Block 9027, North 49 degrees 33 minutes 02 seconds West, a distance of 301.65 feet the southeasterly line of Atlantic Avenue (LIRR division, 120.01 feet wide);

THENCE along said southeasterly line of Atlantic Avenue, North 40 degrees 26 minutes 58 seconds East, a distance of 50.48 feet to a point;

THENCE along the dividing line between Lot 11 and Lot 102 (n/f reputed owner Jack Sloane), Block 9027, the following five (5) courses and distances:

1.               SOUTH 49 degrees 33 minutes 02 seconds East, a distance of 38.53 feet to a point;

2.               THENCE North 40 degrees 26 minutes 58 seconds East, a distance of 19.75 feet to a point;

3.               THENCE South 49 degrees 33 minutes 02 seconds East, a distance of 15.00 feet to a point;

4.               THENCE North 40 degrees 26 minutes 58 seconds East, a distance of 45.00 feet to a point;

5. THENCE North 49 degrees 33 minutes 02 seconds West, a distance of 15.00 feet a point;

THENCE continuing along the dividing line between Lot 11, Lot 102 and Lot 12 (n/f reputed owner Plainbridge, Inc.,) Block 9027, North 40 degrees 26 minutes 58 seconds East, a distance of 314.94 feet to a point;

THENCE continuing along the dividing line between Lot 11 and Lot 12, Block 9027, the following four (4) courses and distances:

1.               SOUTH 49 degrees 33 minutes 02 seconds East, a distance of 11.67 feet to a point;

2.               THENCE North 40 degrees 26 minutes 58 seconds East, a distance of 14.00 feet to a point;

3.               THENCE North 49 degrees 33 minutes 02 seconds West, a distance of 11.67 feet to a point;

4.               THENCE North 40 degrees 26 minutes 58 seconds East, a distance of 66.31 feet to a point;

THENCE along the dividing line between Lot 1, Block 9028 and Lot 12, Block 9027, North 49 degrees 33 minutes 02 seconds West, a distance of 38.53 feet to a point of the aforementioned southeasterly line of Atlantic Avenue;

THENCE along said southeasterly line of Atlantic Avenue, North 40 degrees 26 minutes 58 seconds East, a distance of 260.30 feet to a point on the aforementioned southwesterly line of 93rd Street;

THENCE along said southwesterly line of 93rd Street, South 49 degrees 33 minutes 02 seconds East, a distance of 400.65 feet to the corner aforesaid, the point or place of BEGINNING.

Together with the benefit and burden of that certain Declaration of Easement by Plainbridge, Inc. dated as of 1/11/1996 recorded 2/16/1996 in Reel 4278 Page 358. (affects Parcels 1 and 2)

BLOCK 9027, LOT(S) 51 AND 65 ON THE TAX MAP OF QUEENS COUNTY

Parcel 3

ALL that certain lot, piece or parcel of land, situate, lying and being at Woodhaven in the Fourth Ward of the Borough and County of Queens, City and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 95th Avenue, formerly University Place and Chichester Avenue distance 39.66 feet westerly from the corner formed by the intersection of the northerly side of 95th Avenue with the former westerly side of 92nd Street, discontinued and closed, (formerly Bigelow Avenue or Place);

RUNNING THENCE northerly at right angles to 95th Avenue, 74.03 feet;

THENCE westerly and parallel with 95th Avenue, 3.85 feet;

THENCE northerly at right angles to 95th Avenue, 24.97 feet;

THENCE westerly parallel with 95th Avenue, 466.97 feet;

THENCE southerly at right angles to 95th Avenue and part of the distance through a party wall, 99 feet to the northerly side of 95th Avenue;

THENCE easterly along said northerly side of 95th Avenue, 470.82 feet to the point or place of BEGINNING.

ALL the herein distances and dimensions being according to the United States Standard of Measurement.

Together with the benefit and burden of that certain Declaration of Easement by and between Supermarkets General Corporation and 7 Horizon Corp., dated as of August 7, 1987 and recorded November 17, 1987 in Reel 2494, Page 1380. (affects Parcels 1, 2 and a portion of Parcel 3)

EXHIBIT B2

TITLE MATTERS AND ENCUMBRANCES

1.                                       Taxes, tax liens, tax sales, water rates, sewer rents and assessments, not yet due and payable.

2.                                       Road Closing Waiver and Easement Agreement dated 8/2/84 between Supermarkets General Corporation and the City of New York recorded 10/16/85 in Reel 1942 cp 943.

3.                                       Reservation of a permanent perpetual easement contained in a deed between The City of New York and Supermarkets General Corporation dated 1/11/85 recorded 3/25/86 in Reel 2051, Page 235.

4.                                       Declaration of Easements by and between Supermarkets General Corporation and 7 Horizon Corp., dated as of 8/7/87 recorded 11/17/87 in Reel 2494, Page 1380.

5.                                       Grant of Easement by and between Supermarkets General Corporation and The Consolidated Edison Company dated 8/9/84 recorded 1/13/87 in Reel 2272, Page 2056.

6.                                       Declaration of Easement by Plainbridge, Inc., dated as of 1/11/96 recorded 2/16/96 in Reel 4278, Page 358.

7.                                       Parking, Ingress and Egress Easement dated as of 11/26/08 by Plainbridge, Inc., converted into Plainbridge LLC on 4/18/01 and Clocknorse Realty LLC recorded 10/27/09 as CRFN 2009000351215.

8.                                       Grant of Easement by Supermarkets General Corporation to the Brooklyn Union Gas Company dated 8/9/84 recorded 3/20/86 in Liber 2046 cp 358.

9.                                  Terms and Condition of an unrecorded lease dated 8/12/85 and between Supermarkets General Corporation and S.L.G. Burger as amended by the unrecorded First Amendment of Lease dated as of 1/5/99 by and between Pathmark Stores, Inc., (formerly known as Supermarkets General Corporation and Atlantic Restaurant Associates, Inc., (successor by merger to S.L.G. Burger, Inc., as evidenced by a Memorandum of Lease between the same parties dated as of 1/21/99 recorded 3/1/99 in Reel 5130 Page 2052 as amended by an unrecorded Amendment of Lease between the same parties dated as of 5/1/06 as evidenced by a Modification of Memorandum of Lease dated as of 8/28/07, between the same parties, recorded 10/1/07 as CRFN 2007000499568.

10.                               UCC Financing Statement with 7 Horizon Corp, as Debtor, New York Community Bank, as Secured Party filed as No. 02Q00781 on 1/25/02 continued by CRFN200600063 1285 on 11/14/06. NOTE: This affects the fee interest in Parcel 3 only.

11.                            Terms and conditions of an unrecorded Lease dated as of August 8, 1987 between 7 Horizon Corp., as Landlord and Supermarkets General Corporation, as Tenant as

evidenced by a Memorandum of Lease between the same parties dated as of August 7, 1987 recorded November 17, 1987 in Reel 2949 Page 1373, as amended by an unrecorded First Amendment to Lease dated as of September 10, 2010 by and between 7 Horizon Corp., Landlord and Pathmark Stores, Inc., Tenant, as affected by an Assignment and Assumption of Lease by and between 7 Horizon Corp., as Landlord, Pathmark Stores, Inc., as Assignor and WE APP WILMINGTON LLC, as Assignee dated            and recorded                          in Reel       , Page       .

EXHIBIT C

REMEDIAL WORK

(Tenant Performs Construction with Landlord Reimbursement)

Reimbursement Cap: $325,000.00

Remedial Work Completion Date: the third anniversary of the Effective Date of the Lease

C. 1 Construction Documents. Tenant shall prepare, at Tenant’s expense, and deliver to Landlord Construction Documents (meaning plans and specifications prepared by design professionals licensed to prepare such plans and specifications which reasonably fix and describe the work to be performed by Tenant contractors) for roof replacements, parking area repairs and replacements, heating, ventilating and air conditioning upgrades, environmental remediation, asbestos abatement and automation improvements in an amount totaling at least the amount of the Reimbursement Cap, all as Landlord and Tenant shall reasonably and mutually agree. The Construction Documents shall substantially conform to and describe such work as so agreed, and when such Construction Documents are approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, the work described therein shall be the “Remedial Work” referred to herein. Tenant shall provide at least 6 copies of the Construction Documents to Landlord. Tenant shall be solely responsible for the liabilities and expenses of all architectural and engineering services relating to the Remedial Work and for the adequacy and completeness of the Construction Documents submitted to Landlord and for the Remedial Work itself, notwithstanding Landlord’s approval thereof.

C.2 Remedial Work Reimbursement. Upon Landlord’s approval of the Construction Documents showing the Remedial Work to be performed, Tenant shall cause the Remedial Work to be performed in accordance with all of the terms and requirements of the Lease including Exhibit G, and the reasonable out-of-pocket costs to Tenant of performing the Remedial Work shall be eligible for Reimbursement in the manner provided below up to but not in excess of the Reimbursement Cap listed above. All costs for the Remedial Work in excess of the Reimbursement Cap shall be paid for entirely by Tenant, and Landlord shall not provide any reimbursement therefor. Any Remedial Work not completed by the Remedial Work Completion Date listed above shall be ineligible for reimbursement from Landlord, and such Remedial Work shall be paid for solely by Tenant.

Notwithstanding anything in the Lease to the contrary, prior to the Remedial Work Completion Date Tenant shall have no obligation to perform any Remedial Work if the cost of same will exceed the Reimbursement Cap, unless Tenant determines, in its sole, reasonable judgment, that such work is necessary and prudent for the proper maintenance and operation of the Demised Premises.

Reimbursement of the reasonable out-of-pocket costs to Tenant of performing Remedial Work up to the Reimbursement Cap and by the Remedial Work Completion Date shall be disbursed to Tenant by Landlord in no more than four disbursements the requests for each of which shall not be submitted more frequently than monthly. For each disbursement, Tenant shall submit a requisition package to Landlord with (1) an itemization of the costs being requisitioned, (2) a certificate by an officer of Tenant that all such costs are reasonable out-of-pocket costs to Tenant of performing Remedial Work and have been incurred and paid for by Tenant, that to the actual knowledge of Tenant the Remedial Work included within the requisition has been performed substantially in accordance with the Construction Documents and in accordance with the Lease, (3) appropriate back-up documentation including, without limitation, lien releases (in a form reasonably approved by Landlord) and paid invoices and bills and (4) a statement by Tenant’s chief financial officer that such officer knows of no default under the Lease on the part of Tenant nor of any event which with the giving of notice or the passage of time or both could ripen into a default under the Lease. The final requisition package shall further include a copy of all applications for and copies of all governmental permits issued in connection with the Remedial Work and the plans referred to in Section 13 of the Lease for any Alterations. Notwithstanding anything herein or in the Lease to the contrary, Landlord shall not be obligated to reimburse any costs of Remedial Work if a default under the Lease has occurred and is continuing. Landlord shall pay the reimbursement to Tenant within thirty (30) days following Landlord’s receipt of the completed package. In the event that Landlord fails to pay the reimbursement within such thirty (30) day period, Tenant may deduct the reimbursebable amount against Rent due under the Lease.

C.3 Performance of Remedial Work by Tenant. No Remedial Work for which reimbursement is sought shall be performed except in accordance with the Construction Documents. In connection with its approval thereof, Landlord may delete from the Construction Documents any items or aspects of Remedial Work which in Landlord’s reasonable judgment (i) would increase the cost of operating the Building or performing any other work in the Building, (ii) are incompatible with the design, quality, equipment or systems of the Building, (iii) would require unusual expense to readapt the Premises to general grocery store use or (iv) otherwise do not comply with the provisions of this Lease. Prior to commencing any Remedial Work, Tenant shall submit to Landlord certificates of insurance on the part of Tenant contractors meeting the requirements of Exhibit G paragraph 1A (4). If any such Tenant contractor or any other person ever makes a claim against any Indemnitee (as such term is defined in Section 38) in connection with any Remedial Work, then Tenant shall indemnify such Indemnitee in the manner provided in the Lease against such claim.

EXHIBIT D

FORM OF SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT

KEY NO:

THIS AGREEMENT, made as of                       2010, by and among                       , a                       , and its successors and assigns, having an office at                                 (hereinafter together with its successors and assigns called “Mortgagee”), WE APP Ozone Park LLC, a Delaware limited liability company, having an office c/o Winstanley Enterprises, LLC, 150 Baker Avenue Extension, Suite 303 Concord, Massachusetts 01742 (hereinafter called “Landlord”) and Pathmark Stores, Inc., a Delaware corporation having an office at 2 Paragon Drive, Montvale, New Jersey 07645 (hereinafter called “Tenant”).

WITNESSETH:

WHEREAS, Mortgagee has made a loan, or is about to make a loan to Landlord in the original principal amount of $                       evidenced by a promissory Note secured by, among other securities, a mortgage or deed of trust (hereinafter, as the same may be amended, supplemented or otherwise modified from time to time, called the “Mortgage”) covering a parcel or parcels of land owned by Landlord and described on Exhibit A annexed hereto and made a part hereof, together with the improvements now or hereafter erected thereon (said parcel or parcels of land and improvements thereon being hereinafter called the “Mortgaged Property”);

WHEREAS, by a certain lease heretofore entered into between Landlord and Tenant dated as of November      2010 and amended by [     ] (said lease and amendments being hereinafter collectively called the “Lease”), Landlord leased to Tenant the Mortgaged Premises together with the building now or hereafter erected on all or a portion of said premises (the Mortgaged Premises and the improvements on or to be erected thereon being thereinafter called the “Demised Premises”);

WHEREAS, a Memorandum of Lease dated November         2010 was recorded on November       , 2010 in the                       in Book              , Page              ;

WHEREAS, a copy of the Lease has been delivered to Mortgagee, the receipt of which is hereby acknowledged; and

WHEREAS, Mortgagee is unwilling to make said loan to Landlord unless the Lease is subordinate to the lien of the Mortgage; and

WHEREAS, Section 16 of the Lease provides that the Lease shall become subject and subordinate to the lien of a mortgage of the fee interest of the Demised Premises if and when a non-disturbance agreement is entered into with respect to such mortgage; and

WHEREAS, the parties desire to subordinate the Lease to the lien of the Mortgage, and to provide for the non-disturbance of Tenant by Mortgagee.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                            Mortgagee hereby consents to and approves the Lease.

2.                                            Tenant covenants and agrees with Mortgagee that the Lease and any extensions, renewals, replacements or modifications thereof and Tenant’s interest in the premises under the Lease are and at all times shall subject and subordinate to the lien of the Mortgage, without regard to the order of priority of recording of the Mortgage and the Memorandum of the Lease, subject, however, to the provisions of this Agreement.

3.                                            Tenant certifies that the Lease is presently in full force and effect.

4.                                            Mortgagee agrees that so long as the Lease shall be in full force and effect and so long as Tenant is not in default (beyond any applicable notice and cure period) in the payment of fixed rent as set forth in the Lease, or in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed:

A.                                        Tenant shall not be named or joined as a party defendant or otherwise in any suit, action or proceeding for the foreclosure of the Mortgage or to enforce any rights under the Mortgage or the bond or note or other obligations secured thereby unless required by law to do so; and

B.                                          The possession by Tenant of the Demised Premises and the Tenant’s rights thereto shall not be disturbed, affected or impaired by, nor will the Lease or the term thereof be terminated or otherwise affected by (i) any suit, action or proceeding upon the Mortgage or the bond or note or other obligation secured thereby, or for the foreclosure of the Mortgage or the enforcement of any rights under the Mortgage or any other documents held by the Mortgagee, or by any judicial sale or execution or other sale of the Mortgaged Property, or by any deed given in lieu of foreclosure, or by the exercise of any other rights given to the Mortgagee by any other documents or as a matter of law, or (ii) any default under the Mortgage or the bond or note or other obligation secured thereby.

5.                                            Mortgagee hereby acknowledges and agrees that all trade fixtures and equipment whether owned by Tenant or any subtenant or leased by Tenant from a Landlord/Owner in the Demised Premises shall be subject to the provisions of Section 17 of the Lease.

6.                                            If the Mortgagee shall become the owner of the Mortgaged Property by reason of foreclosure of the Mortgage or otherwise, or if the Mortgaged Property shall be sold as a result of any action or proceeding to foreclose the Mortgage or by a deed given in lieu of foreclosure, the Lease shall continue in full force and effect, without necessity for executing any new lease, as a direct lease between Tenant, as tenant thereunder, and the then owner of the Mortgaged Property, as landlord thereunder, upon all of the same terms, covenants and provisions contained in the Lease, and in such event:

A.                                        Tenant shall be bound to such new owner under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the Renewal Periods, if Tenant elects or has elected to exercise its options to extend the term) and Tenant hereby agrees to attorn to such new owner and to recognize such new owner as landlord under the Lease; and

B.                                          Such new owner shall be bound to Tenant under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the Renewal Periods, if Tenant elects or has elected to exercise its options to extend the term) which terms, covenants and provisions such new owner hereby agrees to assume and perform; provided, however, that such new owner shall not be (i) obligated to complete any construction work required to be done by Landlord within or outside of the Demised Premises pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant; however this provision shall not relieve such new owner from any repair or maintenance obligations of Landlord expressly set forth in the Lease accruing or arising following new owner’s acquisition of fee title to the Mortgaged Property or impair any express setoff rights of Tenant expressly set forth in the Lease accruing or arising following new owner’s acquisition of fee title to the Mortgaged Property; (ii) required to make any repairs to the Mortgaged Property or to the Demised Premises or to perform any other construction or other work, including without limitation the restoration of the Demised Premises following any casualty or taking; (iii) liable for the return of security deposits or letters of credit, if any, paid or delivered by or on behalf of Tenant to Landlord, except to the extent such sums are actually received by such new owner (or any Mortgagee if such Mortgagee is not the new owner); (iv) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any prior Landlord unless such sums are actually received by Mortgagee or if such prepayment shall have been expressly approved of in writing by such new owner (or any Mortgagee if such Mortgagee is not the new owner); (v) bound by any agreement amending, modifying or terminating the Lease made without Mortgagee’s prior written consent; (vi) bound by any assignment of the Lease or sublease of the Demised Premises, or any portion thereof, made prior to the time such new owner succeeded to Landlord’s interest other than if made pursuant to the provisions of the Lease; (vii) liable on account of any default on the part of Landlord occurring prior to such new owner’s succeeding to Landlord’s estate; or (viii) subject to any counterclaims, offsets or defenses that Tenant might have against Landlord.

7.                                            If Landlord shall default in the performance of the Lease Tenant shall give written notice thereof to Mortgagee and Mortgagee shall have the right, but not the obligation, to cure such default in accordance with Section 23 of the Lease (and as provided therein the Mortgagee shall be entitled to such further time to cure as may be reasonably necessary for the Mortgagee to remove any stay in bankruptcy and/or to commence and complete foreclosure proceedings or remove any cause beyond the Mortgagee’s reasonable control impairing its ability to cure or remedy, to obtain possession of the Demised Premises and thereafter to commence and diligently prosecute such cure or remedy to completion)

8.                                            Landlord has agreed in the Mortgage and other loan documents that the rents payable under the Lease shall be paid directly by Tenant to Mortgagee upon the occurrence of a default by Landlord under the Mortgage or any other loan document. Accordingly, after notice is given by Mortgagee to Tenant that the rents under the Lease should be paid to or at the direction of Mortgagee, Tenant shall pay to Mortgagee, or in accordance with the directions of Mortgagee, all rents and other monies thereafter due and to become due under the Lease. Tenant shall have no responsibility to ascertain whether such demand by Lender is permitted under the Mortgage or any other loan document. Landlord hereby waives any right, claim or demand it may have nor or hereafter have against Tenant by reason of such payment to Mortgagee, and any such payment to Mortgagee shall discharge the obligations of Mortgagee to make such payment under the Lease.

9.                                            Any notices or communications given under this Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested, postage prepaid, (a) if to Mortgagee at the address of Mortgagee as hereinabove set forth or at such other address as Mortgagee may designate by notice, or (b) if to Landlord at the address of Landlord as hereinabove, or at such other address as Landlord may designate by notice, or (c) if to Tenant, then one copy shall be delivered to the attention of the Senior Vice President of Real Estate of Tenant, another shall be delivered to the attention of General Counsel of Tenant, and another shall be delivered to the Director of Properties & Administration of Tenant, all at 2 Paragon Drive, Montvale, New Jersey 07645 or at such other addresses as Tenant may designate by notice. During the period of any postal strike or other interference with the mail, personal delivery shall be substituted for registered or certified mail.

10.                                      This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and assigns.

11.                                      This Agreement contains the entire agreement between the parties and cannot be changed, modified, waived or cancelled except by an agreement in writing executed by the party against whom enforcement of such modification, change, waiver or cancellation is sought.

12.                                      This Agreement and the covenants herein contained are intended to run with and bind all lands affected thereby.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

WITNESS:
MORTGAGEE:

, a

Name:	By:
Name:
Title:

LANDLORD:

WE APP OZONE PARK LLC, a Delaware limited liability company

Name:	By:
Name:
Title:

WITNESS:	TENANT:

PATHMARK STORES, INC., a Delaware corporation
Name:

By:
Name: Christopher W. McGarry
Title: Vice President and Secretary

WITNESS:

MORTGAGEE ACKNOWLEDGMENT

STATE OF                     )

SS:

COUNTY OF                 )

ON THIS           day of            2010, before me, the subscriber, personally appeared                    to me known, who being by me duly sworn, did depose and say that he is                of                  the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public

LANDLORD ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On this         day of                    2010, before me, the undersigned notary public, personally appeared                              , proved to me through satisfactory evidence of identification, which was a [current driver’s license] [a current U.S. passport] [my personal knowledge], to be the person whose name is signed on the preceding instrument and acknowledged the foregoing instrument to be his/her free act and deed as                of WE APP Ozone Park LLC.

Notary Public
My Commission Expires:

TENANT ACKNOWLEDGMENT

STATE OF NEW JERSEY)

SS

COUNTY OF BERGEN)

ON THIS                   day of                   , 2010, before me, the subscriber, personally came Christopher W. McGarry, to me known, who being by me duly sworn, did depose and say that he is Vice President and Secretary of Pathmark Stores, Inc., the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public

EXHIBIT A

LEGAL DESCRIPTION OF MORTGAGED PROPERTY

(Attached)

EXHIBIT E

KEY NO:

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE made as of November          , 2010 by WE APP OZONE PARK LLC, a Delaware limited liability company, having an office at c/o Winstanley Enterprises, LLC, 150 Baker Avenue Extension, Suite 303 Concord, Massachusetts 01742 Attn: Adam Winstanley (hereinafter called “Landlord”), and PATHMARK STORES, INC., a Delaware corporation, having an office at 2 Paragon Drive, Montvale, New Jersey 07645 (hereinafter called “Tenant”).

WITNESSETH:

1.                                           For and in consideration of the sum of TEN and no/100 Dollars ($10.00) and of other valuable considerations paid by Tenant to Landlord, the receipt and sufficiency of which are hereby acknowledged by Landlord, Tenant and Tenant hereby takes from Landlord that certain parcel of land (hereinafter called “Land”) described on Exhibit B and the buildings and other improvements now or hereafter erected on the Land together with the benefit of any and all easements, appurtenances, rights and privileges now or hereafter belonging thereto. The land is currently improved by an existing building consisting of 62,668 square feet of space (the “Building), as more particularly shown on the site plan attached hereto as Exhibit A. The Building and any buildings and improvements now or hereafter erected on the Land shall be hereinafter called “Improvements”. The Land and any Improvements now or hereafter erected thereon are hereinafter collectively called the “Demised Premises.” The Demised Premises have been leased to Tenant upon and subject to the covenants and agreements set forth in a certain agreement between Landlord and Tenant bearing even date herewith (hereinafter called the “Lease”).

2.                                            The Lease is in effect. The original term of the Lease shall continue to and include the date which is twenty (20) years after the day before the Commencement Date if the Commencement Date is the first day of a month, or twenty years (20) years after the last day of the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month.

3.                                            Tenant has the right and option to extend the term of the Lease from the date upon which it would otherwise expire for ten (10) separate renewal periods of five (5) years each (each such period being known as a “Renewal Period”). Said right and option, if exercised by Tenant, shall be in accordance with the terms and conditions of Section 4 of the Lease.

4.                                            The Lease contains the entire agreement between the parties. All persons are hereby put on notice of the existence of the Lease and are referred to the Lease for its terms and conditions. The Lease is on file in the offices of Tenant and the Landlord as hereinabove set forth.

5.                                           This Memorandum of Lease is prepared, signed and acknowledged solely for recording purposes under the laws of the State of New York, and is in no way intended to change, alter, modify, amend or in any other way affect the rights, duties and obligations of Landlord and Tenant pursuant to the Lease; it being specifically understood and agreed between the parties that each has rights, duties and obligations imposed upon it in the Lease which are not expressly contained herein but are included herein by reference.

6. Upon expiration of the Lease term Landlord and its successors and assigns has irrevocably been named attorney-in-fact by Tenant in the Lease to execute, deliver and record a notice of termination of this Memorandum.

IN WITNESS WHEREOF this Memorandum of Lease has been duly executed as of the day and year first above written.

WITNESS:	WE APP OZONE PARK LLC, a
Delaware limited liability company

Name:	By:
Name:
Title:

WITNESS:	PATHMARK STORES, INC., a
Delaware corporation

Name: Craig H. Feldman	By:
Name: Christopher W. McGarry
Title: Vice President and Secretary

EXHIBIT A

DEMISED PREMISES

EXHIBIT B

LEGAL DESCRIPTION OF THE LAND

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On this            day of November 2010, before me, the undersigned notary public, personally appeared                                , proved to me through satisfactory evidence of identification, which was a [current driver’s license] [a current U.S. passport] [my personal knowledge], to be the person whose name is signed on the preceding instrument and acknowledged the foregoing instrument to be his/her free act and deed as                      of WE APP Ozone Park LLC.

Notary Public
My Commission Expires:

STATE OF NEW JERSEY)

SS

COUNTY OF BERGEN)

ON THIS             day of November, 2010, before me, the subscriber, personally came Christopher W. McGarry, to me known, who being by me duly sworn, did depose and say that he is the Vice President and Secretary of Pathmark Stores, Inc., the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public

EXHIBIT F

UNCONDITIONAL GUARANTY

WHEREAS, Pathmark Stores, Inc., a Delaware corporation (“Tenant”) desires to enter into a certain lease (“Lease”) of even date concerning Demised Premises known as 9210 Atlantic Avenue, Queens, New York, with WE APP Ozone Park LLC, a Delaware limited liability company (“Landlord”). (Terms used herein and not otherwise defined will have the meaning given in the Lease.)

WHEREAS, as an inducement to entering into the Lease Landlord has required that the undersigned The Great Atlantic & Pacific Tea Company, Inc. (“Guarantor”) unconditionally guarantees the performance of all obligations of Tenant under the Lease.

NOW, THEREFORE, for good and valuable consideration, intending to be legally bound hereby, Guarantor agrees as follows:

1.                                            Guarantor unconditionally and absolutely guarantees to Landlord (which shall include its legal representatives, successors and assigns) the due and punctual performance of each and all of the Tenant’s obligations under or related to the Lease, including the timely payment of all sums due therein. Tenant’s obligations hereby guaranteed include, without limitation, those arising under amendments or modifications to the Lease hereafter entered into by Tenant and Landlord, all of which shall be so guaranteed even though Guarantor hereafter does not consent to or approve the same (Guarantor hereby waiving all rights of consent or approval with respect to such amendments or modifications).

2.                                            Guarantor waives presentment for payment or performance, notice of nonpayment or performance, notice of default, demand, protest or notice or acceptance of this Guaranty, any rights Guarantor may have by reason of any forbearance, modification, amendment, extension or any indulgence whatsoever that Landlord may grant or to which Landlord and the Tenant may agree with respect to the Lease, any and all notice of every kind to which Guarantor might otherwise be entitled with respect to the incurring of any further obligation or liability by Tenant to Landlord, demand for payment, the presentment of any instrument for payment, the protest or nonpayment thereof and any and all defenses whatsoever excepting only Tenant’s performance as required by the terms of the Lease. Guarantor also waives, unless and until all of the obligations of Tenant are fully paid and performed, any right to be subrogated in whole or in part to any right or claim of Landlord against Tenant and any right to require the marshalling of any assets of the Tenant, which right of subrogation or marshalling might otherwise arise from any partial payment by the Guarantor. It is expressly understood and agreed that Guarantor’s liability hereunder shall be unaffected by (i) any amendment or modification whatsoever of the provisions of the Lease, (ii) any extension of time for performance under the Lease, (iii) any delay by Landlord in exercising any right under the Lease or this Guaranty (none of which shall ever operate as a waiver of such right), or (iv) the release of Tenant or any other guarantor from performance or observance of any of the agreements or conditions contained in the Lease by operation of law or otherwise, whether made with or without notice to Guarantor, including without limitation any impairment, modification, change, release, rejection, disaffirmance, or limitation of the liability of Tenant, or any other guarantor of the Lease, of their estate in bankruptcy or insolvency resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other similar or insolvency statute, or from the decision of any court. Guarantor covenants that Guarantor will cause Tenant to maintain and preserve the enforceability of the Lease, as the same may hereafter be modified or amended, and will not permit it to take or to fail to take action of any kind the taking of which or the failure to take might be the basis for a claim that Guarantor has any defense to its obligation hereunder other than timely performance in full of the Lease in accordance with its terms. The joint and several liability of Guarantor hereunder shall exist irrespective of the validity or enforceability of the Lease.

3.                                            This shall be an agreement of suretyship as well as of guaranty, and Landlord, without being required to proceed first against Tenant or any other person or entity, may proceed directly against Guarantor whenever Tenant fails to make any payment due or fails to perform any obligation now or hereafter owed to Landlord without first resorting to or exhausting any other remedy and without first having recourse to the Lease; provided, however, that nothing herein contained shall prevent Landlord from suing on the Lease with or without making Guarantor a party to the suit or from exercising any other rights thereunder and if such suit, or other remedy, is availed of, only the net proceeds therefrom, after deduction of all Landlord’s Costs of Collection (defined below) shall be applied in reduction of the amount then due on this Guaranty.

4.                                            Guarantor agrees to pay to Landlord, on demand, all costs and expenses, including reasonable attorneys’ fees and litigation expenses, which Landlord may incur in the enforcement of Tenant’s obligations under the Lease or the liability of Guarantor hereunder (“Costs of Collection”). “Costs of Collection” includes, without limitation, all out of pocket expenses incurred by the Landlord’s attorneys and all costs incurred by Landlord including, without limitation, costs and expenses associated with travel on behalf of Landlord, which costs and expenses are related to or in respect of Landlord’s efforts to collect and/or to enforce any of the obligations and/or to enforce any of its rights, remedies or powers against or in respect of either or both Tenant or Guarantor (whether or not suit is instituted in connection with such efforts).

5. Guarantor represents and warrants to Landlord that (i) it has either examined the Lease or has had an opportunity to examine the Lease and has waived the right to examine; (ii) that it (and the individual acting on its behalf) has the full power, authority and legal right to execute and deliver this Guaranty; (iii) that this Guaranty is a binding legal obligation and is fully enforceable against Guarantor in accordance with its terms; (iv) that there is no action or proceeding pending or, to its knowledge, threatened against Guarantor before any court or administrative agency which might result in any material adverse change in its business or condition or in its assets; (v) that neither the execution nor delivery of this Guaranty nor fulfillment of nor compliance with the terms and provisions thereof will constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of Guarantor under any agreement or instrument to which it is now a party or by which Guarantor may be bound; and (vi) that Guarantor is the sole owner of all the common stock of Tenant and expects to derive financial benefit from the Lease.

6.                                            This Agreement shall be binding upon Guarantor and its legal representatives, successors and assigns, and shall inure to the benefit of Landlord and its legal representatives, successors and assigns, and is irrevocable until released in writing by Landlord. Each and every right, remedy and power hereby granted to Landlord or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Landlord at any time and from time to time. The validity, construction and performance of this Guaranty shall be governed by the laws of the State where the Demised Premises are located (the “State”), without regard to conflict of law principles. If any clause or provision of this Guaranty should be held illegal or invalid by any court, the invalidity of such clause or provisions shall not affect any of the remaining clauses or provisions hereof. In case any agreement or obligation contained in this Guaranty should be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Guarantor, as the case may be, to the full extent permitted by law. Each and every default hereunder or under the Lease shall give rise to a separate cause of action hereunder. The obligations and liabilities of hereunder shall be joint and several with any other guarantees given to Landlord in connection with the Lease. This Guaranty may be amended only by instrument in writing executed and delivered by both Landlord and Tenant. The provisions of this Guaranty shall bind Guarantor and its respective successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns. This Guaranty and all consents, notices, approvals and all other documents relating hereto may be reproduced by photographic, microfilm, microfiche or other reproduction process and the originals thereof may be destroyed; and each party agrees that any reproductions shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not reproduction was made in the regular course of business) and that any further reproduction of such reproduction shall likewise be admissible in evidence.

7.                                            Guarantor consents to and agrees that the courts of the State shall have personal jurisdiction over Guarantor for any action brought on this Guaranty including the right to grant judgment against Guarantor personally together with interest on any judgment obtained by Landlord at the interest rate set forth in the Lease for late payments (but if the same shall be unlawful for any reason, then at the highest permissible interest rate). Guarantor further agrees and consents that venue, if any, for any such action shall be as set forth in the Lease. Guarantor waives and relinquishes any and all rights to removal of any such action to any other court. Guarantor also waives trial by jury in any judicial proceeding involving any matter in any way arising out of or relating to this Guaranty or the Lease.

8. Any notice, communication, request or other document or demand made under this Guaranty shall be in writing and shall be deemed given at the earlier of (i) the date received or (ii) three (3) business days after the date deposited in a United States Postal Service Depository, postage prepaid first class certified or registered mail, return receipt requested, addressed to Guarantor or Landlord, as the case may be, at the respective addresses set forth opposite their names below:

Landlord:

WE APP Ozone Park LLC

c/o Winstanley Enterprises, LLC

150 Baker Avenue Extension, Suite 303 Concord, MA 01742

Attn. Adam Winstanley

with a copy similarly sent to:

DLA Piper LLP (US)

33 Arch Street, 26th Floor

Boston, MA 02110

Attention: Daniel A. Taylor, Esq. or Primo Fontana, Esq.

Guarantor:

The Great Atlantic & Pacific Tea Company, Inc.

2 Paragon Drive

Montvale, New Jersey 07645

Attn: Senior Vice President of Real Estate

with a copy similarly sent to

The Great Atlantic & Pacific Tea Company, Inc.

2 Paragon Drive

Montvale, New Jersey 07645

Attn: General Counsel

Either party may change an address to which any such notice, communication, request or other document or demand is to be delivered to it or delivery of copies thereof by furnishing written notice of such change to the other party. Each party shall, when giving notices, send at least one (1) copy by Federal Express, U.S. Express Mail, or other overnight delivery service, to the addressee.

IN WITNESS WHEREOF, Guarantor has executed and sealed this Guaranty the day of November         , 2010.

WITNESS:	THE GREAT ATLANTIC & PACIFIC
TEA COMPANY, INC., a Maryland corporation

Name: Craig H. Feldman	By:
Name: Christopher W. McGarry
Title: Senior Vice President

EXHIBIT G

INSURANCE

1.                                  INSURANCE.

A. Tenant Coverage. Tenant shall purchase and maintain insurance during the entire Term of the Lease and any period Tenant (or any party claiming by, through or under Tenant) occupies any portion of the Demised Premises, for the benefit of the Tenant and Landlord (as their interest may appear), and with such increases in limits as Landlord may from time to time reasonably request, but initially Tenant shall maintain the following coverages in the following amounts:

(1)                                       Commercial General Liability Insurance naming Landlord, Landlord’s management, leasing and development agents and Landlord’s mortgagee(s) from time to time as additional insureds, with coverage for premises/operations, personal and advertising injury, products/completed operations and contractual liability with combined single limits of liability of not less than $1,000,000 for bodily injury and property damage per occurrence and not less than 2,000,000 in the aggregate and excess liability insurance with a limit not less than $20,000,000 per occurrence and aggregate. Notwithstanding anything to the contrary contained herein, Tenant’s obligation to maintain general liability insurance may be satisfied through a program of self-insurance whereby Tenant self-insures the first $3,000,000.00 per claim as long as the program is supported by an A-rated insurance company and its third party administrator.

(2)                                       Workers’ Compensation Insurance and Employers Liability Insurance with statutory limits and automobile liability insurance (coverage must include owned, leased, hired and non owned vehicles) with a limit of at least $1,000,000 Combined Single Limit-Bodily Injury & Property Damage.

(3) Tenant shall purchase or shall cause each Tenant contractor performing work on the Demised Premises to carry insurance protecting against claims set forth below which may arise out of or result from the contractor’s operations on the Premises and naming Landlord, Landlord’s management, leasing and development agents as additional insureds for Premises Operations and Completed Operations. Waiver of Subrogation to apply under all policies.

(1)                                       claims under workers’ or workmen’s compensation, disability benefit and other similar employee benefit acts—in amounts as required by law;

(2)                                       claims for damages because of bodily injury, occupational sickness or disease, or death of his employees or any other person and other personal injury and motor vehicle liability — Public Liability - Single Limit (Combined) Per Occurrence. Bodily Injury/Property Damage $1,000,000 w/ $2,000,000 General/Completed Operations Aggregate. Automobile Liability - Single Limit (Combined) Per Occurrence Bodily Injury and Property Damage $1,000,000. Excess Liability Umbrella covering all above items $5,000,000 per Occurrence; and

(3) claims for damages, other than the work of the contractor itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom — $1,000,000 per occurrence.

Tenant shall, prior to the commencement of the Term and on each anniversary of the renewal date thereof, furnish to Landlord certificate(s) evidencing such coverage, which certificate(s) shall state that such insurance coverage may not be canceled without at least thirty (30) days’ prior written notice to Landlord and Tenant. The insurance maintained by Tenant shall be deemed to be primary insurance and any insurance maintained by Landlord (acknowledging that Landlord has no obligation to maintain any insurance) shall be deemed secondary thereto. On all liability insurance Landlord, (and if requested, Landlord’s Fee Mortgagees and Landlord’s management, leasing and development agents shall be named as additional insureds with such coverage to be primary. Tenant agrees from time to time to deliver true and complete copies of all policies to Landlord upon request.

B.              Landlord Coverage

1. Landlord agrees to maintain insurance policies providing against loss by fire, lightning, the perils of extended coverage and malicious mischief covering the Demised Premises and the other Improvements in the Shopping Center. The policies covering the Demised Premises required under this Section 13 shall contain the following endorsements:

(a) An endorsement providing for thirty (30) day notice of cancellation of insurance to all who are or become additional insureds as required under this Lease;

(b)             An endorsement naming Tenant [and any future occupant(s) of the Demised Premises designated by Tenant] as an additional insured; and

(c) An endorsement whereby insurer acknowledges that Landlord has waived any and all rights of recovery against Tenant and any other occupant(s) of the Demised Premises and their agents and employees for damage or destruction to any or all of the Improvements including, without limitation, Tenant’s Building, whether or not caused by acts or negligence of Tenant or said occupant(s) or any of their agents or employees.

All policies of insurance required under this Section shall be for the full replacement value of Tenant’s Building and other Improvements required to be insured hereunder. Such policy or policies shall provide that the proceeds of any loss shall be payable to Landlord and Tenant and to the holder (as its interest may appear) of any mortgage to which this Lease is subordinate so long as such holder and future holders of such mortgage are obligated to apply proceeds of insurance in the manner provided for in this Lease.

2. Landlord shall maintain at its own cost and expense public liability insurance for the Common Areas having minimum limits of coverage of Five Million ($5,000,000.00) Dollars per occurrence combined single limit for bodily injury, personal injury and property damage. Tenant shall be named as an additional insured

C. General Requirements. All policies of insurance required under this shall be written and signed by solvent and responsible insurance companies and with insurers having a minimum A.M. Best rating of at least A/X and authorized to do business in the jurisdiction wherein the Shopping Center is located. Each party shall provide the other with certificates of such party’s insurers evidencing the insurance coverage required under this Section. Each party shall deliver to the other renewal policies or certificates thereof not later than thirty (30) days prior to the expiration of any policies which such party is required to carry hereunder. Notwithstanding anything to the contrary contained herein, if any party required to carry insurance hereunder has a Tangible Net Worth in excess of One Hundred Million ($100,000,000.00) Dollars, then such insurance may be carried in whole or in part under a program of self-insurance.

EXHIBIT H

PERCENTAGE RENT

If any Percentage Rent Event occurs as described in Section 5(E) of the Lease, then the following provisions shall immediately take effect, shall become a part of the Lease for the remainder of the Term and Tenant shall, in addition to all other rent provided for in the Lease, also pay Percentage Rent to Landlord in accordance with the following:

Section 5(E) Percentage Rent

5(E)(1) Percentage Rent - General Covenant. As used in this Section 5(E) the following terms have these meanings:

“Percentage Rent Rate” means one percent (1%) of Excess Gross Sales.

“Excess Gross Sales” means Gross Sales above the Gross Sales Benchmark.

“Gross Sales” has the meaning given below in Section 5 (E)(2).

“Gross Sales Benchmark” means $81,000,000.00, which amount is increased by five (5%) every five years at the same time Fixed Annual Rent increases under Section 5 (A) of the Lease.

Tenant covenants and agrees to pay to Landlord, as Additional Rent, the amount, if any, of Tenant’s Excess Gross Sales during any calendar month or part thereof during the Term, multiplied by the Percentage Rent Rate (“Percentage Rent”). (For any period less than a full calendar month the Excess Gross Sales and the Gross Sales Benchmark shall be prorated.) Such amounts payable hereunder are referred to as “Percentage Rent” and are also included in the term “Additional Rent.”

5 (E)(2) Gross Sales - Definition. “Gross Sales” means the total amount in dollars of the actual price charged (including finance charges), by Tenant and any sublease, assignee, licensee or other person conducting sales from or with respect to the Demised Premises, whether for cash or on credit, for all sales of merchandise, food, beverages, services, gift or merchandise certificates, and all other receipts of business conducted at, in, on, about or from the Premises, including, but not limited to, all mail or telephone orders, all internet sales, and all catalog sales and all home delivery sales received or filled at, from or with respect to the Premises, and including all deposits not refunded to purchasers, all orders taken in, from or with respect to the Premises, whether or not such orders are filled elsewhere, receipts of sales through any vending machine or other coin or token operated device or otherwise at, in, on, about, from or with respect to the Premises, and sales and receipts occurring or arising as a result of solicitation off the Premises conducted by personnel operating from or reporting to, or under the supervision of any employee of Tenant located at the Demised Premises. Gross Sales shall not, however, include any separately stated sums collected and remitted for any retail sales tax or retail excise tax imposed by any duly constituted governmental authority, nor shall they include any exchange of goods or merchandise between the stores of Tenant where such exchange of goods or merchandise is made solely for the convenient operation of the business of Tenant and neither for the purpose of consummating a sale which has theretofore been made at, in, on, about or from the Premises nor for the purpose of depriving Landlord of the benefits of a sale which otherwise would be made at, in, on, about, from or with respect to the Premises, nor the amount of any cash or credit refund made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by the purchaser and accepted by Tenant, nor sales of fixtures which are not a part of Tenant’s stock in trade. Each sale upon installment, credit or layaway shall be treated as a sale for the full price in the month during which such sale shall be made, irrespective of the time when Tenant shall receive payments from its customers, and no deduction shall be allowed for uncollectible payment by customer or uncollected or uncollectible credit accounts.

5(E)(3) Records and Reporting of Gross Sales. Tenant shall utilize, and cause to be utilized, cash registers equipped with consecutive serialized tapes and/or such other devices for recording sales as are normally used in Tenant’s type of business to record all sales and Tenant shall keep for at least 36 months after expiration of each calendar year or part thereof during the Term, full, true and accurate books of account and records (“books”) conforming to generally accepted accounting principles showing all Gross Sales transacted at, in, from and upon the Premises for such calendar year or part thereof, including all tax reports, dated cash register tapes, sales slips, sales checks, sales books, bank deposit records and other supporting data. Such books shall be kept on the Premises during the Term. Within fifteen (15) days after the end of each calendar month or portion thereof included in the Term, Tenant shall furnish to Landlord a statement of Gross Sales transacted during such previous month or portion thereof; and on or before each February 1 included in the Term and within thirty (30) days after the end of the Term Tenant shall furnish to Landlord a statement (the “Annual Statement”) certified by an independent public accountant of Gross Sales itemized on a calendar month by calendar month basis transacted during the preceding calendar year or part thereof. In the event of Tenant’s failure to furnish any statement of Gross Sales required hereunder, in addition to all other remedies afforded it under this Lease, Landlord shall be entitled to have an accountant of Landlord’s selection conduct an audit of Tenant’s books for such period or periods for which Tenant has failed to furnish such statements. Such audit shall be at Tenant’s expense and Tenant shall promptly reimburse Landlord for the costs of such audit. All such costs shall be deemed additional charges. Notwithstanding the foregoing, Landlord shall have the right from time to time by its accountants or representatives to audit all statements of Gross Sales and in connection with such audits to examine all of Tenant’s books (including all supporting data and any other records from which Gross Sales may be tested or determined) of Gross Sales; and Tenant shall make all books readily available for such examination. Failure of Tenant to make all books readily available for such examination shall be deemed a default under this Lease; and in addition to all other remedies afforded it under this Lease, Tenant shall promptly reimburse Landlord for the costs of such audit. All such costs shall be deemed additional charges. If any such audit discloses that the actual Gross Sales for any month transacted by Tenant exceed those reported by more than two percent, Tenant shall forthwith pay to Landlord the cost of such audit and examination together with any additional Percentage Rent payable to Landlord. Any information obtained by Landlord pursuant to the provisions of this Section shall be treated as confidential, except in any litigation or arbitration proceedings between the parties, and, except further, that Landlord may disclose such information to existing Lenders and to prospective buyers and lenders.

5 (E)(4) Payment. On or before the 15th day after the expiration of each full or partial calendar month included in the Term, Tenant shall pay all Percentage Rent due for such prior month to Landlord without demand, provided that if such amount exceeds the Percentage Rent that would be payable with respect to such month if Percentage Rent were calculated on the basis of Gross Sales for all months elapsed in the then current calendar year, Tenant shall not be required to pay any amount on account of such month unless and until such amount shall later be payable as part of the annual adjustment. Upon receipt by Landlord of each Annual Statement of Gross Sales there shall be an adjustment between Landlord and Tenant to the end that Landlord shall receive the exact amount of Percentage Rent due hereunder. Any overpayments by Tenant hereunder shall be credited against the next payments due under this Section. Any underpayments by Tenant shall be immediately due and payable. With respect to the calendar year in which the Term ends, the adjustments shall be prorated for the portion of the calendar year included in the Term.

EXHIBIT I

SPECIAL SHOPPING CENTER PROVISIONS

1. REMAINDER OF THE IMPROVEMENTS.

A.             Landlord has induced Tenant to execute and deliver this Lease by making the following warranties, representations and agreements: (1) the Shopping Center, as shown on Exhibit A, shall not be modified in any material manner whatsoever without first obtaining Tenant’s consent thereto which consent shall not be unreasonably withheld, conditioned or delayed if such modification does not materially and adversely affect Tenant; (2) all buildings in the Shopping Center shall at all times be located entirely within the building sites shown on Exhibit A and the perimeter lines of such building sites shall be deemed to represent maximum building limits and no buildings shall extend beyond said limits or be constructed in whole or in part on any other portion of the Shopping Center without Tenant’s consent, which consent shall not be unreasonably withheld, conditioned or delayed if such modification does not materially and adversely affect Tenant; (3) the exterior of buildings for other tenants in the Shopping Center shall be similar in appearance to and harmonious with the exterior of the Tenant’s Building to the extent existing on the Commencement Date; and (4) except for the Tenant’s Building, no improvement or structure in the Shopping Center shall contain more than one (1) story or contain a basement or mezzanine from which retail sales are conducted to the public.

B.              Landlord shall use commercially reasonable efforts not permit the Common Area to be used for parking or any other purpose by any occupant or occupants of adjacent or contiguous property (which includes property which would be adjacent or contiguous to the Common Area but for any intervening road, street, highway or waterway) or by customers or invitees of such occupant or occupants, and upon request of Tenant, Landlord shall erect (and maintain as part of the Common Area and as a Common Area Charge) a fence or fences or any other barriers meeting Tenant’s reasonable requirements to separate the Common Area from any such adjacent or contiguous property. Tenant shall pay its Proportionate Share of the cost of constructing said fence, fences or other barrier.

C.              There shall be no flashing or animated sign, roof or free-standing sign or exposed neon sign in the Shopping Center other than any signs which exist on the Commencement Date or may be permitted under any Shopping Center leases existing on the Commencement Date. Except for signs which exist on the Commencement Date or may be permitted under any Shopping Center leases existing on the Commencement Date, all exterior signs shall be affixed parallel to, and shall not project more than twelve (12) inches from any building or canopy, except that Tenant shall have a free-standing sign or signs as hereinafter provided and any other sign provided for in the Criteria Drawings. There shall be no restrictions with respect to Tenant’s interior signs. Tenant may remove any or all of its signs at or prior to the Expiration Date.

D.              All portions of water, gas, electricity, sewage and other utility lines within the Shopping Center and not within the exterior walls of any structure or enclosed area may be installed above ground provided Landlord first obtains Tenant’s consent to the location and height thereof such consent not to be unreasonably withheld, conditioned or delayed.

2. COMMON AREA.

A.             Landlord shall, at its sole cost and expense but as a Common Area Charge, keep and maintain the Common Area in good condition and repair, including but not limited to, re-striping; repairing and replacing paving and the sub-strata thereof; keeping the Common Area properly policed, drained, free of snow, ice, water, rubbish and obstructions, and in a neat, clean, orderly, and sanitary condition; keeping the Common Area suitably lighted in accordance with the lighting facilities existing on the Commencement Date during and for appropriate periods [in any event not less than one (1) hour] before and after Tenant’s business hours; maintaining signs, markers and other means and methods of pedestrian and vehicular traffic control; and maintaining any existing plantings and landscaped areas.

B.              Except as otherwise expressly provided herein, the parking spaces in the Common Area shall be used only for the parking of private vehicles of customers, invitees and employees of tenants of the Shopping Center and for no other purpose. The roads, streets and drives shall be used for pedestrian and vehicular traffic serving the Shopping Center and for no other purpose. Employees of the tenants of the Shopping Center shall not park their automobiles in the Common Area except in that portion thereof designated as Employee Parking and Landlord shall require all other tenants of the Shopping Center to use their best efforts to prevent any violation of this provision. Tenant shall use its best efforts to prevent any such violation by its employees.

C.              Landlord shall not exact any charge or permit others to exact any charge for use of the Common Area from Tenant or its customers, invitees or employees or of any other tenant or from any other parties using the Shopping Center in accordance with the terms of this Lease.

D.              There shall be no advertisements or signs in the Common Area except the sign pylon or pylons and/or the announcement signs hereinbefore provided for and traffic control signs and any other signs existing on the Commencement Date. No merchandise shall be sold or displayed in the Common Area. Notwithstanding the foregoing, any occupant of the Demised Premises may use the sidewalk within the Shopping Center and immediately adjacent to the Demised Premises for selling and for the storage of shopping carts, may erect a cart corral or similar device thereon and may use said sidewalk for any other lawful purpose or purposes.

E. Landlord shall indemnify and hold harmless Tenant, its employees and agents from any and all claims, causes of action, damages, expenses and liability, including reasonable attorney’s fees, sustained or incurred by any persons (other than Tenant, its employees and agents) which are based upon or arise out of illness or injury, including death of any person or property damage to any property and which arise from, or in any manner grow out of, any negligent act or omission of Landlord, its agents, partners or employees in the Common Area to the extent not due to the negligence of Tenant, its agents, partners or employees. Landlord shall promptly respond to and assume the investigation, defense and expense of all claims and causes of action arising out of or in connection with occurrences within the Common Area as provided above. Tenant may, at its sole cost and expense, join in such defense with counsel of its choosing.

3. COMMON AREA COSTS.

A.             “Common Area Costs” shall mean all amounts paid or incurred by Landlord and its designees for maintenance and repair of the Common Areas (meaning all parking areas, walkways and driveways of the Shopping Center and related lighting fixtures, drainage and other facilities), including, without limitation, cleaning, snow and ice removal, planting, replanting and replacing flowers and landscaping, maintenance, repair and replacement of such areas, lighting, premiums for insurance and workers’ compensation insurance, unemployment, social security and salaries (including employee benefits) of any property management personnel directly and actually performing services in connection with the Common Areas (but there shall be excluded salaries of other office personnel such as secretaries and accountants, and the cost of all work done at Landlord’s main office), sales and use taxes on material, equipment, supplies and services purchased for maintenance of the common areas, fees for required licenses and permits, supplies, operation of loudspeakers and any other equipment supplying music to the common areas or any part thereof, operation of public toilets, if any, policing the Common Areas (including costs relating to controlling traffic thereto and therefrom) and affording protection thereof, reasonable depreciation of movable equipment used in the operation, reasonable rental of movable equipment used in the operation, repair and maintenance of the common areas (but in any such case without duplication as to depreciation charges on any such movable equipment), and all other similar direct costs properly chargeable to operation of the common areas. Common Area Costs shall not include the cost of maintaining, repairing or replacing any building in the Shopping Center. If Landlord, in its reasonable discretion, installs a new or replacement capital item to the common areas, the cost of such item together with an interest factor at three percentage points above the then “Prime Rate” (as published in the Wall Street Journal or comparable financial publication reasonably selected by Landlord) at the time such cost is incurred, shall be considered as though such cost and interest comprised a direct reduction loan amortizing over the useful life of such item, and the annual amortization amount shall be included in Common Area Costs. In addition, there shall be a five (5%) percent administrative fee payable to Landlord multiplied by all other Common Area Costs (excluding insurance and capital items) included within Common Area Costs.

B.              Tenant’s annual pro-rata share of Common Area Costs (herein called “Tenant’s Common Area Charge”) shall be the product of Common Area Costs and Tenant’s Proportionate Share.

C. Landlord shall estimate Tenant’s Common Area Charge each year and l/12th of the amount so estimated shall be payable as Additional Rent on the first day of each calendar month in advance. Within 90 days after the end of each calendar year, Landlord shall furnish Tenant a statement (“CAM Statement”) in reasonable detail of the actual amount of Tenant’s Common Area Charge prepared in accordance with GAAP, and there shall be an adjustment between Landlord and Tenant, with payment as Additional Rent to, or repayment by, Landlord, as the case may be within thirty (30) days of Landlord’s statement, so that Landlord shall receive the entire amount of Tenant’s Common Area Charge for such period. All CAM Statements shall be accompanied by copies of all third party invoices and other supporting documentation.

D.              If Tenant is open for business during the period commencing at 1:00 P.M. and ending at 7:00 A.M. (herein called “Extended Period”), Tenant shall pay its proportionate share of the additional costs of operating the Common Area arising out of and directly attributable to the operation of the Common Area during the Extended Period. If any other tenants are operating during all or any part of the Extended Period, Tenant shall be responsible for payment of an amount equal to the product of (a) said additional costs and (b) a fraction, the numerator of which shall be the gross floor area of the Demised Premises, and the denominator of which shall be the total gross floor area of all premises (including the Demised Premises) open during all or any part of the Extended Period, appropriately adjusted to reflect the number of hours that each business remains open during the Extended Period. Tenant’s share of said additional costs shall be paid to Landlord as Additional Rent together with the payment of Tenant’s Common Area Charge as set forth in this Exhibit, but none of said additional costs shall be included in Common Area Costs or Tenant’s Common Area Charge.

E.              Tenant may at any time during the twelve (12) month period after the CAM Statement in question audit Landlord’s books and records pertaining to Common Area Costs. Landlord shall cooperate with Tenant and shall make all such books and records available to Tenant at Landlord’s offices or another place within the municipality where the Demised Premises are located. If any audit discloses that Tenant paid in excess of its Common Area Charge, Landlord shall pay such excess to Tenant within fifteen (15) days after Landlord’s receipt of Tenant’s demands therefor. If any error is in excess of three (3%) percent of the amount actually payable by Tenant, then Landlord shall pay Tenant the reasonable out-of-pocket cost of such audit within ten (10) days after Landlord’s receipt of Tenant’s demand therefore. As a condition of auditing Landlord’s books and records, Tenant shall represent to Landlord that the person conducting such audit is not being compensated on any contingency of percentage basis whereby the amount of such compensation is determined in whole or in part by any excess payments made by Tenant.

F. In the event that Landlord is required to maintain, repair or replace any gas, water, electric and other utility lines in the Common Area that exclusively serve the Demised Premises, then the cost of the maintenance, repair or replacement shall not be a Common Area Charge, but rather Tenant shall pay reimburse Landlord for all of such costs (i.e. one hundred percent (100%)) as Additional Rent within thirty (30) days following Tenant’s receipt of the invoice for same.

4. RESTRICTIVE COVENANT.

A. Subject to the leases of the existing tenants in the Shopping Center and all extensions or renewals thereof, and subject also to the exclusion of the Burger King premises immediately adjacent to the Demised Premises which shall not be subject to the provisions of this sentence prohibiting the sale of food including beverages and food for off-premises consumption, Landlord covenants and agrees that, except for the Demised Premises (and the foregoing), it shall not lease, rent or occupy or permit any premises in the Shopping Center to be occupied for the sale of food, including, but not limited to, beverages and pet food, for off-premises consumption, the sale of health and beauty aids and/or the sale of prescription drugs. Landlord further covenants and agrees that it shall not lease, rent or occupy or permit any premises in the Shopping Center to be occupied for any noxious or offensive use, for manufacturing or for use as a restaurant, theater, bowling alley, funeral parlor, warehouse, office (except for such office or warehouse use as shall be incidental to a permitted retail use) or non-retail use (nothing herein intended to characterize the uses listed in this sentence as retail uses).

B. Landlord expressly agrees that the covenants contained in this Article shall run with the Land during the Term of the Lease, and Landlord agrees that the covenants contained above may be included in any memorandum of lease in form for recording.

EXHIBIT J

LOCAL LAW ADDENDUM

(Attached)

Lease Addendum (NY)

This Lease Addendum (“Addendum”) is supplemental to and made a part of that certain Lease dated as of November     , 2010 (the “Lease”) by and between WE APP Ozone Park LLC (“Landlord”) and Pathmark Stores, Inc. (“Tenant”). Capitalized terms used in this Addendum without definition shall have the meanings set forth in the Lease. This Addendum is to be construed as supplemental to, and part of, the Lease. In the event of any inconsistency between the Lease and this Addendum, the terms and provisions of this Addendum shall prevail.

Notwithstanding the terms and conditions contained in the Lease, and to the limited extent hereof, the parties agree as follows:

1.               Construction Lien. Nothing in the Lease shall be deemed to constitute Landlord’s consent or request, express or implied, by inference or otherwise: (a) to any contractor, subcontractor, laborer, or material supplier for the performance of any labor or the furnishing of any materials for any improvement, alteration or repair of the Demised Premises; or (b) to subject the Demised Premises to any mechanic’s lien.

2.               Maintenance of Property.

A.             To the extent the Lease requires Tenant to maintain or repair any sidewalk, Tenant shall perform all obligations of Landlord (and shall indemnify Landlord in the manner provided in the Lease against any liability of Landlord arising) under New York City Administrative Code §2- 710 and -711.

B.              Tenant shall not clean any window in or about the Demised Premises (or require, permit, suffer, or allow any window to be cleaned) from the outside in violation of New York Labor Law §202.

3.               Landlord’s Remedies.

A.             Notwithstanding anything to the contrary in New York Real Property Actions and Proceedings Law (N.Y. RPAPL) §711(2) or any other applicable law or rule of procedure, Landlord’s acceptance of any partial payment on account of rent, even if such payment has been acknowledged or receipted for in writing, shall not be deemed to constitute Landlord’s “express consent in writing to permit Tenant to continue in possession” as referred to in N.Y. RPAPL §711(2) unless Landlord’s written acceptance expressly states that: “Landlord consents to Tenant’s remaining in possession notwithstanding nonpayment of rent.” Any such part payment shall merely constitute a payment on account and nothing more, and shall not limit any rights or remedies of Landlord.

B.              Tenant expressly waives and releases, for itself and for any person claiming by, through or under Tenant, any rights that Tenant or such person may have under New York civil practice law and rules §220 1 (or any other law or rule of procedure, including any provisions of the New York real property actions and proceedings law), in connection with any holdover proceedings or other action or proceeding regarding this Lease, Tenant’s rights as a tenant of the Building, or Tenant’s possession of the Demised Premises.

4.               Casualty. The provisions of Article 26 of this Lease on destruction shall be deemed an express agreement as to damage or destruction of the Demised Premises by fire or other casualty. New York Real Property Law §227 (and any similar or successor statute), providing for such a contingency in the absence of an express agreement, shall have no application.

5.               Redemption. Tenant specifically waives the right of redemption provided for in New York Real Property Actions and Proceedings Law §761, and any similar or successor statute.

6.               Landmarks. Tenant acknowledges and agrees that it shall not seek or support a landmark designation, unless such landmark designation is specifically sought by Landlord, pursuant to the New York City Administrative Code §25-322 for the Demised Premises or any part of the Building.

7.               Zoning Lot. Tenant acknowledges that Tenant has no rights to or interest in any development rights, “air rights,” rights to construct additional floor area, or comparable rights appurtenant to the Demised Premises. Tenant consents, without further consideration, to Landlord’s utilization or transfer of such rights in any manner. Tenant shall promptly execute and deliver any instruments that Landlord may reasonably request, including without limitation, instruments merging zoning lots, or waiving Tenant’s right to join in such instruments, to evidence such acknowledgment and consent. The provisions of this paragraph are and shall be deemed to be and shall be construed as Tenant’s express waiver and release of any interest Tenant may have as a “party in interest” (as defined under the definition of “Zoning Lot” in § 12-10 of the New York City Zoning Resolution or any similar or successor statute) in the Demised Premises.

EXHIBIT K

Confidentiality Agreement

(Attached)

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this “Agreement”) is entered into as of             , 2010 (the “Effective Date”) by and between [TENANT], a                            , having an address at                                                        (“Company”) and                            , a                            , having an address at                            (“Disclosee”).

In connection with Disclosee’s interest in obtaining information concerning the business of Company, Company is furnishing or has furnished Disclosee with certain written information concerning Company’s gross sales that is either non-public, confidential or proprietary in nature. This information furnished to Disclosee or its affiliates, agents, representatives or employees (“Representatives”), together with analyses, compilations, forecasts, studies or other documents prepared by Disclosee or its Representatives that contain or otherwise reflect such information is hereinafter referred to as the “Information.” In consideration of Company furnishing Disclosee with the Information, Disclosee agrees that:

1.             The Information is Company’s property and will be kept confidential and shall not, without Company’s prior written consent, be disclosed by Disclosee or Representatives in any manner whatsoever, in whole or in part, and shall not be used by Disclosee or its Representatives in any manner to compete with the business of Company. Moreover, Disclosee may reveal the Information only to its Representatives who need to know the Information, are informed by Disclosee of the confidential nature of the Information and who shall agree to act in accordance with the terms and conditions of this Agreement. Disclosee shall be responsible for any breach of this Agreement by its Representatives.

2.             The term Information shall not include such portions of the Information which (i) are or become generally available to the public other than as a result of a disclosure by Disclosee or its Representatives, or (ii) become available to Disclosee on a non-confidential basis from a source (other than Company or its Representatives) that is not prohibited from disclosing such Information to Disclosee by a legal, contractual or fiduciary obligation to Company; or (iii) must be disclosed in order to comply with any applicable law, order, regulation or ruling; (iv) is already known to Disclosee or its Representatives or is already in its or their possession prior to disclosure by Company hereunder, or (v) is independently developed by Disclosee or its Representatives without reference to the Information.

3.             In the event that Disclosee or anyone to whom Disclosee transmits the Information pursuant to this Agreement becomes legally compelled to disclose any of the Information, Disclosee will provide Company with prompt notice so that Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that Company waives compliance with the provisions of this Agreement, Disclosee will furnish only that portion of the Information that Disclosee is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

4.             Disclosee acknowledges that remedies at law may be inadequate or protect against breach of this Agreement, and Disclosee hereby in advance agrees that Company may seek injunctive relief without proof of actual damages. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to conflict of law principles. The exclusive jurisdiction for any disputes concerning this Agreement shall be the Superior Court of New Jersey,

Bergen County, and the parties hereby submit to such jurisdiction and waive all defenses relating to jurisdiction, venue and forum non convenience.

5.             Disclosee hereby defends, indemnifies and holds harmless Company and its Representatives and their respective successors and assigns against and from any loss, liability or expense, including attorney’s fees, arising out of any uncured breach by Disclosee or by its Representatives of any of the terms of this Agreement

6.             This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which shall constitute the same Agreement. A facsimile, email, pdf or electronic signature shall be deemed an original signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

COMPANY:

[TENANT], a

By:
Name:
Title:

DISCLOSEE:

, a

By:
Name:
Title:

EXHIBIT B-6

LEASE FORM FOR WILMINGTON, DE

KEY NO:

LEASE

BY AND BETWEEN

WE APP WILMINGTON LLC,
LANDLORD

AND

PATHMARK STORES, INC.,
TENANT

DEMISED PREMISES

AT

3901 LANCASTER PIKE, WILMINGTON, DELAWARE

		Page

1.	EXHIBITS	1

2.	DEMISED PREMISES	1

3.	TERM	2

4.	RENEWAL PERIODS	2

5.	RENT	3

6.	USE AND OCCUPANCY	5

7.	TAXES	7

8.	SIGNAGE	8

9.	TRUE LEASE	9

10.	REPAIRS	9

11.	INSURANCE	9

12.	REQUIREMENTS OF LAW AND FIRE INSURANCE	10

13.	ALTERATIONS	11

14.	ACCESS TO DEMISED PREMISES	11

15.	UTILITIES	11

16.	SUBORDINATION, NON DISTURBANCE AND ATTORNMENT	11

17.	TRADE FIXTURES	12

18.	ASSIGNMENT	13

19.	TITLE AND AUTHORITY	14

20.	QUIET ENJOYMENT	15

21.	UNAVOIDABLE DELAYS	15

22.	END OF TERM	15

23.	LANDLORD’S DEFAULT	16

24.	ADDITIONAL CHARGES	16

25.	TENANT’S DEFAULT	17

26.	DESTRUCTION	19

27.	EMINENT DOMAIN	20

28.	THIRD PARTY LITIGATION	21

29.	WAIVER OF DISTRAINT	21

30.	ESTOPPEL CERTIFICATES	21

31.	NOTICES	21

(continued)

LEASE

THIS LEASE (this “Lease”), made as of November           2010 (the “Effective Date”), by and between WE APP WILMINGTON LLC, a Delaware limited liability company with an office c/o Winstanley Enterprises, LLC, 150 Baker Avenue Extension, Suite 303 Concord, Massachusetts 01742 Attn: Adam Winstanley (hereinafter called “Landlord”), and PATHMARK STORES, INC., a Delaware corporation, having an office at 2 Paragon Drive, Montvale, New Jersey 07645 (hereinafter called “Tenant”). This Lease is guaranteed by The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (“Guarantor”) pursuant to a guaranty of even date herewith (as the same may be amended, supplemented or modified from time to time, the “Guaranty”).

WITNESSETH:

Landlord and Tenant covenant and agree as follows:

1.           EXHIBITS. The following Exhibits are annexed hereto and made a part hereof:

A.             Exhibit A, Site Plan of the Demised Premises;

B.              Exhibit B1, Legal Description of the Land;

C.              Exhibit B2, Existing Encumbrances on Land

D.              Exhibit C, Remedial Work

E.              Exhibit D, Form of Subordination, Non-Disturbance and Attornment Agreement;

F.              Exhibit E, Memorandum of Lease;

G.              Exhibit F, Form of Guaranty;

H.              Exhibit G, Insurance Requirements;

I.               Exhibit H, Percentage Rent;

J.               Exhibit I, Local Law Addendum; and

K.              Exhibit J, Confidentiality Agreement.

2.           DEMISED PREMISES.

A. Landlord hereby leases to Tenant and Tenant hereby takes from Landlord that certain parcel of land (hereinafter called “Land”) commonly known as 3901 Lancaster Pike Wilmington, Delaware and more particularly described on Exhibit B1 and the buildings and other improvements now or hereafter erected on the Land together with the benefit of and subject to any and all easements, appurtenances, rights and privileges and other matters of record now or hereafter arising including those described in Exhibit B2. The land is currently improved by an existing building consisting of approximately 48,622 square feet of space (the “Building”), as more particularly shown on the Site Plan attached hereto as Exhibit A. The Building and any other buildings and improvements now or hereafter erected on the Land shall be hereinafter called “Improvements.” The Land and any Improvements are hereinafter collectively called the “Demised Premises.”

B. Tenant or its Affiliates owned or leased the Demised Premises prior to their being purchased by Landlord. Landlord shall have no obligation or risk whatsoever with respect to the condition of the Demised Premises, Tenant taking the Demised Premises “AS IS, WHERE IS, WITH ALL FAULTS”. Tenant acknowledges that it has had full opportunity to inspect the Demised Premises with engineering and other consultants of its choice. Tenant’s commencing possession under this Lease shall be deemed an acknowledgment that the condition of the Demised Premises is satisfactory. Tenant further acknowledges that neither Landlord nor any person acting under Landlord has made or implied any representations or warranties whatsoever concerning the Demised Premises, their condition or this Lease except as set forth in Section 19.

3.           TERM.

A.             The term of this Lease (“Term”) shall commence (the “Commencement Date”) on the Effective Date and shall continue to and include the date (the “Expiration Date”) that is twenty (20) years after the day before the Commencement Date if the Commencement Date is the first day of a month, or twenty (20) years after the last day of the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month.

B.              The term “Lease Year” shall mean the following: the first Lease Year shall be the 12 month period commencing on the Commencement Date if the Commencement Date is the first day of a month, or on the first day of the month immediately following the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month; and each succeeding 12 month period thereafter shall be a Lease Year.

4. RENEWAL PERIODS. Tenant shall have the right and option to extend the Term of this Lease from the date upon which it would otherwise expire for ten (10) separate consecutive renewal periods of five (5) years each (each such period being hereinafter called a “Renewal Period”) upon the same terms and conditions as are herein set forth except the rent for such Renewal Period shall be as provided in Section 5 below; provided, however, that at the time of so electing to extend and also at the time any Renewal Period commences Tenant is not in default beyond any applicable notice and cure period, and this Lease is then in full force and effect. If Tenant fails timely so to exercise its option for any Renewal Period, time being of the essence, Tenant shall have no further extension rights hereunder. All references to the Term shall mean the Initial Term as it may be extended by any Renewal Period. If Tenant elects to exercise any one or more of said options to renew, it shall do so by giving written notice (“Renewal Notice”) of such election to Landlord at any time during the term of this Lease (including any Renewal Periods) on or before the date which is three hundred sixty five (365) days before the beginning of the Renewal Period or Renewal Periods for which the term hereof is to be renewed by the exercise of such option or options. If Tenant elects to exercise any one or more of said options to renew by serving a Renewal Notice in accordance with the foregoing, the

Term of this Lease shall be automatically extended for the Renewal Period(s) covered by the Renewal Notice without execution of an extension or renewal lease. If Tenant shall not have given notice of such election to Landlord by such date in respect of any Renewal Period, Landlord shall (unless notice shall have been given as hereinafter specifically permitted) give notice to Tenant that Tenant has failed to give notice of such election to Landlord (hereinafter called the “Option Notice”). Tenant’s time to give notice of such election shall continue until the date which is sixty (60) days after receipt of the Option Notice. Landlord shall not give the Option Notice prior to the date which is four hundred twenty-five (425) days before the Expiration Date. If Landlord shall not have given the Option Notice prior to the date which is four hundred twenty-five (425) days before the beginning of the next succeeding Renewal Period, the term of this Lease shall be extended beyond the Expiration Date to the date which is four hundred twenty-five (425) days after the date on which the Option Notice is given by Landlord.

5.               RENT.

A. Beginning on the Commencement Date and continuing throughout the Term, Tenant covenants and agrees to pay Landlord for the Demised Premises, without previous demand therefor, fixed annual rent (“Fixed Annual Rent”) as follows:

Lease Year	Fixed Annual Rent	Fixed Monthly Rent
1-5	$777,952.00	$64,829.33
6-10	$816,849.60	$68,070.80
11-15	$857,692.08	$71,474.34
16-20	$900,576.68	$75,048.06

First Renewal Period
21-25	$945,605.52	$78,800.46

Second Renewal Period
26-30	$992,885.79	$82,740.48

Third Renewal Period
31-35	$1,042,530.08	$86,877.51

Fourth Renewal Period
36-40	$1,094,656.59	$91,221.38

Fifth Renewal Period
41-45	$1,149,389.42	$95,782.45

Sixth Renewal Period
46-50	$1,206,858.89	$100,571.57

Seventh Renewal Period
51-55	$1,267,201.83	$105,600.15

Eighth Renewal Period
56-60	$1,330,561.92	$110,880.16

Ninth Renewal Period
61-65	$1,397,090.02	$116,424.17

Tenth Renewal Period
66-70	$1,466,944.52	$122,245.38

B.              All Fixed Annual Rent shall be payable by Tenant in equal monthly installments in advance on the first day of every calendar month during the Term of this Lease (and any Renewal Periods), and shall be payable at the office of the Landlord first above set forth or at such other address as Landlord shall have given in a notice to Tenant) in current U.S. currency by check drawn on a clearinghouse bank and payable directly to Landlord (or, if requested by Landlord from time to time by electronic fund transfer, to an account designated by Landlord). Rent for a part of a month shall be prorated on a daily basis and paid on the Commencement Date. Further, the rent for the first full month shall be paid on the Commencement Date.

C.              Beginning on the Commencement Date and continuing throughout the Term, Tenant covenants and agrees to pay, without previous demand therefor, all sums other than Fixed Annual Rent due under or required to be paid by this Lease (all of the foregoing being “Additional Rent” regardless of however defined or described in this Lease).

D. It is the intention of the parties hereto that the Fixed Annual Rent payable hereunder shall be net to Landlord free of cost, charge, offset, diminution or other deduction, so that this Lease shall yield to Landlord the net Fixed Annual Rent specified herein during the Term of this Lease. Notwithstanding applicable law to the contrary and with the sole exception of those costs, expenses and obligations expressly stated in this Lease to be the sole responsibility of Landlord (or the responsibility of third parties as provided in Section 36C), all costs, expenses and obligations of every kind and nature whatsoever relating to this Lease, the Demised Premises or imposed on Landlord under applicable law either now existing or hereafter enacted and whether or not within the contemplation of the parties on account of this Lease, the Demised Premises or Landlord’s interest in the Demised Premises are assumed and shall be paid by Tenant when and as due as Additional Rent. Without limiting the generality of the foregoing, Tenant shall at its sole expense (which expense shall be deemed Additional Rent hereunder) be responsible for payment of all Taxes, all electricity, telecommunication service, gas, water, sewer, telephone, refuse disposal, and other charges for utilities and services supplied to the Demised Premises, insurance costs, amounts due under any title encumbrance matter described in Exhibit B2, and all costs of cleaning, maintaining, repairing and replacing the Demised Premises or any portion thereof and of complying with all laws now existing or hereafter enacted including all Environmental Laws (defined below). Any cost, expense or obligation directly relating to the Demised Premises that is not expressly declared in this Lease to be that of Landlord shall be deemed to be an obligation of Tenant to be performed by Tenant at Tenant’s sole expense, and to the greatest extent permitted by law Tenant shall indemnify and defend Landlord against, and hold Landlord harmless from, the same, and Tenant’s liability for the payment and performance of such amounts and obligations that shall arise during the Term is hereby expressly provided to survive the expiration of the Term or early termination of this Lease. Fixed Annual Rent, Additional Rent, and all other sums payable hereunder by Tenant, shall be paid without notice or demand, and without set off, counterclaim, recoupment, abatement, suspension, deduction, or defense (other than payment) whatsoever. Except as otherwise expressly set forth in this Lease with respect to certain events of casualty in Section 26 or condemnation in Section 27, Tenant shall in no event have any right to terminate this Lease, and any right so to terminate (or to abate, suspend, set off or otherwise deduct from Fixed Annual Rent or Additional Rent) under applicable law is hereby waived to the greatest extent permitted by law. It is the intention of the parties that the obligations of Tenant hereunder shall be separate and independent covenants and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Demised Premises or any other restriction on Tenant’s use, and that Fixed Annual Rent, Additional Rent, and all other sums payable by Tenant hereunder shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected throughout the Term. Landlord, at its sole cost and expense, shall be responsible for the following: (i) payment of any amounts relating to Fee Mortgages or other encumbrances or liens created by Landlord, (ii) management fees, administrative costs, professional fees and any other costs incidental to its fee ownership of the Demised Premises; and (iii) and cost, expense, or liability resulting from the negligent or willful misconduct of Landlord, its employees or agents. For the avoidance of doubt, Tenant shall be responsible for all costs, expenses and obligations of Landlord in that certain Lease (as amended or otherwise modified from time to time, the “Ground Lease”) dated as of September 8, 1997 by and between Commonwealth Trust Co. and 909 Group, L.P., as amended by that certain Amendment of Lease dated February 28, 1979, as further amended by that certain Amendment of Lease dated December 11, 1979, as further affected by that certain Assignment of Lease dated November 29, 1994, as further affected by that certain Assignment of Lease dated June 11, 1980, as further affected by that certain Renewal Notice dated March 3, 1997, as further affected by that certain Renewal Notice dated January 31, 2002, as further affected by that certain Notice dated August 9, 2007, as further affected by that certain Notice dated February 6, 2009.

E. If any person (other than an Affiliate of the initial Guarantor (being The Great Atlantic & Pacific Tea Company, Inc.) or a successor by merger of acquisition) becomes an assignee of this Lease or sublets all or substantially all of the Demised Premises or otherwise becomes or is a Tenant under this Lease, such occurrence shall be a Percentage Rent Event and the provisions of Exhibit H shall immediately become applicable for the remainder of the Term.

6.               USE AND OCCUPANCY.

A. The Demised Premises may be used and occupied for the operation of a supermarket, drugstore, automated teller machine, bank, all other uses customary and incidental to a supermarket and, so long as the Minimum Credit Test (defined in Section 25D) is then met, all other lawful purpose or purposes. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be obligated to open, to conduct or to remain open for the conduct of any business in the Demised Premises but shall nevertheless pay Fixed Annual Rent and all Additional Rent when and as the same is due. At all times Tenant shall comply with all laws, ordinances and bylaws, regulations, codes, (including, without limitation, the Americans With Disabilities Act of 1990, or “ADA”) permits, orders and conditions of any special permits or other governmental approvals (“law” or “laws”) applicable from time to time to the Demised

Premises or Tenant or both, foreseen or unforeseen, and whether or not the same interfere with Tenant’s occupancy. Tenant shall procure all approvals, licenses and permits, in each case promptly giving Landlord true and complete copies of the same and all applications therefor. Tenant shall never overload any of the Building systems, including the floors and mechanical, electrical and structural systems, and shall also keep the Demised Premises equipped with appropriate safety appliances and comply with all requirements of insurance and of insurance inspection or rating bureaus. Tenant shall not itself, nor shall Tenant permit or suffer persons acting under Tenant to, either with or without negligence, injure, overload, deface, damage or otherwise harm the Demised Premises or any part thereof or use the Demised Premises contrary to any law or in a manner likely to create any nuisance. It is intended that Tenant bear the sole risk of all present or future laws affecting the Demised Premises, and Landlord shall not suffer any reduction in any rent on account of the enforcement of laws.

B.              Subject to Landlord’s consent, not to be unreasonably withheld, delayed or conditioned, Tenant shall have the right to enter into agreements with utility companies creating easements in favor of the utility companies as are required in order to service the Demised Premises. Also subject to Landlord’s consent, not to be unreasonably withheld, delayed or conditioned, Tenant may enter into reciprocal parking agreements and easements for ingress and egress as are required in order to service the Demised Premises and any adjoining or adjacent land designated by Tenant. Landlord covenants and agrees to execute any and all documents, instruments or certificates reasonably required in connection with such matters to which it has given its consent, and to take all other action, in order to effectuate the same, all at Tenant’s cost and expense. In no event, however, shall Landlord be required to consent to nor shall Tenant have the power to enter into any easement or reciprocal parking agreement (i) that is for a term in excess of the term of this Lease (as the same may be renewed or extended) except for utility and access easements that may be perpetual or otherwise extend beyond the term of this lease, or (ii) that diminishes the economic value of the Land. Landlord further covenants and agrees, upon request of tenant, to convey without compensation therefor, insubstantial perimeter portions of the Land for highway or roadway purposes, to the state in which the demised premises are situate or any other municipal or governmental body, provided, however, that any such conveyance shall not constitute a taking (as defined in section 28 below) nor constitute grounds for tenant to terminate this Lease. Notwithstanding anything to the contrary or otherwise set forth herein, any encumbrance on the Demised Premises shall be subject to any requirements imposed by any Fee Mortgage (provided that Landlord shall reasonably cooperate with Tenant, at no out of pocket cost to Landlord, in connection with obtaining any requisite consent from any Fee Mortgagee as defined below).

C.              The provisions of this paragraph shall only apply if and only if the Minimum Credit Test is not met. If Tenant either gives Landlord written notice of Tenant’s intention to discontinue permanently the operation of its business in the Demised Premises or any part of the Demised Premises or discontinues the operation of its business in the Demised Premises or any part of the Demised Premises for a period of one (1) year for any reason (other than Destruction or Taking that pursuant to the applicable provisions of this Lease entitles Tenant to terminate this Lease), then Landlord may terminate this Lease as to the Demised Premises, or if applicable, the part of the Demised Premises with respect to which Tenant has given notice of its intention to discontinue, or in which Tenant has discontinued, its operations, by thirty (30) days’ written notice to Tenant of Landlord’s election to terminate this Lease (or, if applicable, Landlord’s election to terminate this Lease as to the part of the Demised Premises with respect to which Tenant has given notice of its intention to discontinue, or in which Tenant has discontinued, its operations). Tenant may override Landlord’s election only once by, as applicable, resuming operations of its business in the Demised Premises within twenty-five (25) days after receipt of Landlord’s notice or by rescinding its notice of its intention to discontinue its business in writing to Landlord delivered within twenty-five (25) days after receipt of Landlord’s notice.

7.               TAXES.

A.             Tenant shall, during the term of this Lease, as Additional Rent, pay and discharge punctually, as and when the same shall become due and payable, all taxes, special and general assessments, water rents, rates and charges, sewer rents and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, including rent and/or occupancy taxes (hereinafter collectively referred to as “Taxes”), and each and every installment thereof that shall or may during the term of this Lease, become due and payable, or liens upon the Demised Premises or any part thereof, together with all interest and penalties thereon, under or by virtue of all present or future laws, ordinances, requirements, orders, directives, rules or regulations of the Federal, State, County, Town and City Governments and of all other governmental authorities whatsoever (all of which shall also be included in the term “Taxes” as heretofore defined).

B.              To the extent permitted by law, Tenant or its designees shall have the right to apply for the conversion of any assessment for local improvements assessed during the term of this Lease in order to cause the same to be payable in annual installments. Landlord agrees to permit the application for the foregoing conversion to be filed in Landlord’s name, if necessary, and shall execute any and all documents, instruments or certificates reasonably requested by Tenant to accomplish the foregoing.

C.              Tenant shall be deemed to have complied with the covenants of this Lease if payment of Taxes shall have been made either within any period allowed by law or by the applicable governmental authority during which payment is permitted without penalty so long as the Taxes shall never become subject to a tax sale on the Demised Premises or subject Landlord to any civil or criminal liability. Tenant shall produce and exhibit to Landlord satisfactory evidence of payment prior to the expiration of any such period.

D.              All Taxes shall be apportioned pro rata between Landlord and Tenant in accordance with the respective portions of such year during which the Term shall be in effect. Notwithstanding anything to the contrary contained herein, if the Term hereof terminates prior to the date which would have been the expiration thereof but for the earlier termination, then Tenant shall pay those Taxes which would have been paid by Tenant to and including the term expiration date and this obligation shall expressly survive such termination.

E. So long as the requirements of Paragraph C of this Section are complied with, Tenant or its designees shall have the right to contest or review all Taxes by legal proceedings, or in such other manner as it may deem suitable. Tenant or its designees shall inform Landlord of any such proceedings and conduct such proceedings promptly at its own cost and expense, and free of any expenses to Landlord, and if necessary, in the name of and with the cooperation of Landlord (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant). Landlord shall execute all documents, instruments or certificates reasonably necessary and correct to accomplish the foregoing. Notwithstanding anything to the contrary or otherwise set forth herein, any such contest shall be subject to compliance with all applicable provisions of any Fee Mortgage (provided that Landlord shall reasonably cooperate with Tenant, at no material out of pocket cost to Landlord, in connection with such compliance).

F.              Landlord covenants and agrees that any refunds or rebates on account of Taxes paid by Tenant pursuant to the provisions of this Lease shall belong to Tenant. Any refunds received by Landlord shall be deemed trust funds and as such are to be received by Landlord in trust and paid to Tenant forthwith. Landlord will, upon the request of Tenant, sign any receipts that may be necessary to secure the payment of any such refund or rebate, directly to Tenant and/or will pay over to Tenant such refund or rebate as received by Landlord. Landlord further covenants and agrees on request of Tenant at any time, and from time to time, but without cost to Landlord, to make application individually (if legally required) or to join in Tenant’s application (if legally required) for separate tax assessments for such portions of the Demised Premises as Tenant shall at any time, and from time to time, reasonably designate. Landlord hereby agrees, upon request of Tenant, to execute all documents, instruments or certificates as shall reasonably be required by Tenant (so long as the same impose no material obligations on Landlord or expose Landlord to any liability).

G.              Nothing herein or in this Lease otherwise contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, transfer, gift, franchise, income or profit taxes, that are or may be imposed upon Landlord, its successors or assigns, whether arising out of Landlord’s ownership of the Demised Premises, this Lease or otherwise; provided, however, that if at any time hereafter there is levied any tax on Landlord in lieu of real estate taxes based solely upon the ownership of real property, by property owners, in general, within the tax jurisdiction within which the Demised Premises are located, then such tax shall be considered to be an item of Taxes but for purposes of computing the amount of such tax payable by Tenant, the Demised Premises shall be deemed to be the sole real property owned by Landlord.

H. In the event that any fee mortgagee (“Fee Mortgagee”) requires the escrow of Real Estate Taxes or insurance premiums, Tenant shall pay to such Fee Mortgagee in escrow, on the first day of each and every month during the term of this Lease, one twelfth (1/12) of all estimated charges for the ensuing twelve (12) month period as reasonably estimated by the Fee Mortgagee based on current bills for same. Tenant shall deposit at least ten (10) days prior to the first date on which any interest or penalty will accrue such additional amounts as may be necessary so that there shall at all times be sufficient funds in escrow to pay such charges.

8. SIGNAGE. Tenant and any assignee or subtenant of Tenant shall have the right to install, maintain and replace in, on or in front of any Improvement or location on the Demised Premises or in any part thereof such signs and advertising matter as Tenant, and with Tenant’s consent, any such assignee or subtenant of Tenant may desire, provided that Tenant shall comply with any applicable requirements of governmental authorities having jurisdiction and shall obtain any necessary permits for such purposes. As used in this Section, the word “sign” shall be construed to include any placard, pylon, logo, light or other advertising symbol or object, irrespective or whether same be temporary or permanent. All signs shall be Tenant’s personal property and shall be maintained and removed by Tenant upon termination of this Lease at Tenant’s sole expense.

9.              TRUE LEASE. It is the intent of Landlord and Tenant and the parties agree that this Lease is a true lease and that this Lease does not represent a financing agreement. Each party shall reflect the transaction represented hereby in all applicable books, records, and reports (including income tax filings) in a manner consistent with “true lease” treatment rather than “financing” treatment.

10.            REPAIRS. Tenant shall, at all times during the Term of this Lease, and at its own cost and expense, keep and maintain or cause to be kept and maintained in repair and good condition the Building and improvements at any time erected on the Demised Premises. Without limitation, Tenant shall perform the Remedial Work described in Exhibit C. Landlord shall not be required to furnish services or facilities or to make any improvements, repairs, replacements or alterations in or to the Demised Premises whatsoever during the Term of this Lease. Without limiting the generality of the foregoing, Tenant shall be responsible for the entire Demised Premises and shall manage, maintain, repair, replace, clean, secure, protect, defend and keep in compliance with all governmental requirements, now existing or hereafter enacted, the Demised Premises and all improvements and appurtenances and all utilities, facilities, installations and equipment used in connection therewith, including all walls, all floor coverings, glass, windows, doors, partitions, exterior and interior lighting, signage, elevators, electrical, plumbing, heating, ventilating, fire protection and life safety, security and other building systems, water and sewage systems and other fixtures or equipment serving the Demised Premises, keeping the Demised Premises and all improvements and appurtenances in at least as good condition as on the Commencement Date. Without limitation, Tenant shall provide all cleaning, painting, janitorial services, rubbish disposal, periodic exterior waterproofing treatments to the Building, window caulking, maintenance of all gas, water, electric and other utility lines from public ways to the Demised Premises, and shall repair, maintain and replace all landscaping, roads, parking areas, and walkways appurtenant to the Demised Premises, and shall provide all snowplowing services thereto. Tenant shall provide a copy of all current vendor contracts, if any, relating to the foregoing to Landlord at least annually and from time to time otherwise upon Landlord’s request.

11.             INSURANCE.

A.             Tenant shall maintain at its own cost and expense insurance policies insuring against loss by fire, lightning, the perils of extended coverage and malicious mischief covering the Demised Premises and the other Improvements in the Demised Premises and other perils as more fully described in Exhibit G.

B.              So long as Tenant performs its obligations in Paragraph A of this Section, Landlord hereby waives all rights of recovery against Tenant and any other occupant(s) of the Demised Premises and any of their agents and employees for damage or destruction to any and all of the Improvements, including without limitation, the Building, arising out of fire or other casualty whether or not caused by acts or negligence of the aforementioned persons. Tenant hereby waives all rights of recovery against Landlord, its agents and employees for damage or destruction to any and all of the Improvements, including without limitation, the Building and to Tenant’s trade fixtures, equipment and inventory arising out of fire or other casualty whether or not caused by the acts or negligence of Landlord, its agents or employees.

C.              Tenant shall maintain at its own cost and expense public liability and other insurance in accordance with the requirements of Exhibit G.

D.              Any insurance required to be provided by Tenant pursuant to this Lease may be provided by blanket insurance covering the Demised Premises and other locations of Tenant, provided such blanket insurance complies with all of the other requirements of this Lease with respect to the type of insurance covered by blanket policies. If Tenant elects to insure the Demised Premises under any blanket insurance policy, Tenant shall furnish to Landlord a certificate of insurance showing the Demised Premises as a location insured under any such blanket insurance policy to the extent of the limits required in Exhibit G. Tenant shall furnish to Landlord and any Fee Mortgagee as to which Tenant has received a notice containing such mortgagee’s name and address a duplicate original copy or certificate of the policies of insurance required to be carried by Tenant.

E.              Notwithstanding anything to the contrary contained herein, Tenant may carry any required insurance on trade fixtures and equipment described in Section 17 under a program of self-insurance or to carry insurance with deductibles in excess of part or all of the amounts of insurance required under Exhibit G hereunder.

F.              If Tenant fails to perform any covenant in this Section and such failure continues for more than three (3) days after written notice, then, without limiting any of Landlord’s other rights and notwithstanding any other provision of this Lease concerning notice and cure of defaults, Landlord may but need not obtain such insurance, and Tenant shall pay the cost thereof upon demand as Additional Rent.

12.            REQUIREMENTS OF LAW AND FIRE INSURANCE. Tenant shall comply with and shall from time to time conform the Demised Premises to every applicable requirement of law, duly constituted authority, Board of Fire Underwriters having jurisdiction or of the carriers of all insurance on the Demised Premises (all of the foregoing being hereinafter called “Legal Requirements”). Tenant shall have the right upon giving notice to Landlord to contest any obligations imposed upon Tenant pursuant to the provisions of this Section and to defer compliance during the pendency of such contest, if the failure of Tenant to so comply will not subject Landlord to civil or criminal penalty or liability. Landlord shall cooperate with Tenant in such contest (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant) and shall execute any documents reasonably required in furtherance of such purpose. Tenant shall not apply for any change in zoning applicable to the Land or the Demised Premises without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

13.            ALTERATIONS. Tenant may at its own expense from time to time, during the term hereof, make such alterations, additions, improvements and changes, structural or otherwise (hereinafter called “Alterations”), in and to the Demised Premises which it may deem necessary or desirable, provided such Alterations shall not reduce the value of the Demised Premises. Tenant, in making any Alterations, shall use materials of equal or better quality than those used in the construction of the Demised Premises and comply with all Legal Requirements. Tenant shall obtain or cause to be obtained all building permits, licenses, temporary and permanent certificates of occupancy and other governmental approvals that may be required in connection with the making of Alterations. Landlord shall cooperate with Tenant in the obtaining thereof (so long as Landlord’s cooperation does not involve (a) incurring obligations or liability or material expense to Landlord unreimbursed by Tenant or (b) breach of any covenants binding on Landlord or the Demised Premises, including, without limitation, any mortgage) and shall execute any documents required in furtherance of such purpose. Tenant may, but shall not be obligated to, remove any Alteration so long as such removal does not materially and adversely affect any heating, ventilating, mechanical, electrical, structural, roof or life safety elements of the Building and Tenant shall repair all damage that results from such removal and restore the Demised Premises to a functional condition (including the filling of all floor and wall holes, the removal of all disconnected wiring back to junction boxes and the replacement of all damaged ceiling tiles). Upon completion of any Alteration that is not Cosmetic Work, Tenant shall promptly deliver to Landlord plans showing such Alteration as built. “Cosmetic Work” shall mean painting, carpeting and wall coverings and the like and the addition or deletion of interior non structural partitions, provided such work does not materially and adversely affect any roof, structural, mechanical, electrical, utility, fire protection or life safety systems or other systems or equipment of the Building.

14.            ACCESS TO DEMISED PREMISES. Tenant shall permit Landlord to enter upon the Demised Premises at all reasonable times approved by Tenant to examine the Demised Premises, and during the six (6) month period preceding the Expiration Date, to exhibit the Demised Premises to prospective tenants, provided that Landlord shall not unreasonably interfere with the conduct of business therein.

15.            UTILITIES.

A.             Tenant shall arrange and pay for any and all utility services to the Demised Premises, including, without limitation, telecommunications, water, gas, electricity and fuel used by it in the Demised Premises. Tenant shall pay all sewer charges assessed by the municipal authority having jurisdiction. The failure or interruption of any utility services shall be at Tenant’s sole risk and Landlord shall not suffer any reduction in any rent on account thereof.

B.              Tenant shall have the sole right to apply for, claim and receive any rebate, reimbursement, credit, or payment from any utility company providing service to the Building resulting from Tenant’s installation of energy saving equipment in or on the Building.

16. SUBORDINATION, NON DISTURBANCE AND ATTORNMENT. This Lease shall become subject and subordinate to the lien of any Fee Mortgagee of the entire fee interest of the Demised Premises, and any renewals, modifications or extensions thereof, provided that a Subordination, Non Disturbance and Attornment Agreement (“SNDA”) substantially in the form annexed hereto as Exhibit D (or a reasonably equivalent form that is reasonably acceptable to Tenant and the applicable Fee Mortgagee) is executed, acknowledged and delivered by such Fee Mortgagee to Tenant. If the Fee Mortgagee requires that this Lease have priority over such mortgage, Tenant shall, upon request of the Fee Mortgagee, execute, acknowledge and deliver to the Fee Mortgagee an agreement acknowledging such priority.

17. TRADE FIXTURES.

A.             All trade fixtures and equipment whether owned by Tenant or leased by Tenant from a Lessor/Owner (hereinafter called the “Equipment Lessor”) installed in the Demised Premises, regardless of the manner or mode of attachment, shall be and remain the property of Tenant or any such Equipment Lessor and may be removed by Tenant or any such Equipment Lessor at any time. In no event (including a default under this Lease) shall Landlord have any liens, rights or claims in Tenant’s or Equipment Lessor’s trade fixtures and equipment and Landlord agrees to execute and deliver to Tenant and Equipment Lessor, within ten (10) days after request therefor, any document reasonably required by Tenant or Equipment Lessor in order to evidence the foregoing, so long as the same is reasonably acceptable to Landlord and any Fee Mortgagee. Tenant shall promptly repair all damage to the Building caused by the removal of any such trade fixtures or equipment. Notwithstanding anything to the contrary in this Lease, the following shall not constitute trade fixtures or equipment for purposes of this Lease and neither Tenant nor any Equipment Lessor shall own or have any right to remove the same (and, without limiting the generality of the foregoing, the following shall not be subject to the provisions of this Paragraph A or Paragraph B of this Section 17): (i) the HVAC system, plumbing, alarm, electric, life safety and other building systems used to operate the Building or maintain the certificate of occupancy, and (ii) any “fixtures” as such term is defined in the applicable Uniform Commercial Code.

B.              In the event Tenant shall enter into any arrangement to finance all or any portion of its trade fixtures or equipment either before or after the installation thereof in the Demised Premises and whether such financing shall be in the form of a mortgage, financing agreement, equipment lease, equipment sale leaseback or otherwise and in the event the lessor or secured party thereunder shall provide written notice to Landlord that it requires a copy of any default sent by Landlord to Tenant under this Lease also to be sent to such person (hereinafter called the “Owner/Secured Party”), then Landlord upon receipt of such requirement shall simultaneously send a copy of any default notice to such Owner/Secured Party at the address furnished to Landlord; provided that Landlord’s failure to deliver any such copy to the Owner/Secured Party shall not affect Landlord’s exercise of any right or remedy under this Lease in any way whatsoever. The copy of any such default notice shall be sent to such Owner/Secured Party in the same manner as notices are required to be sent and in the same manner as such notice is being sent to Tenant hereunder. Landlord further agrees that any such Owner/Secured Party shall have the right, but not the obligation, to remedy or cure any default of Tenant under this Lease within the same period of time granted to Tenant to remedy or cure any such default under this Lease.

C. All trade fixtures and other personal property (which term shall include without limitation food and inventory) of any person that is located on the Demised Premises shall be at the sole risk of Tenant. Landlord shall not be liable for any loss or damage to person or property resulting from any accident, theft, vandalism or other occurrence on the Demised Premises, including damage resulting from water, wind, ice, steam, explosion, fire, smoke, chemicals, the rising of water or leaking or bursting of pipes or sprinklers, defect, failure or any other cause.

18. ASSIGNMENT.

A.             Subject to paragraph (B) of this Section, Tenant may sublet all or any part of the Demised Premises, or license the use of any portion thereof or assign this Lease, but Tenant and Guarantor shall nevertheless continue to remain liable hereunder. Any assignee of the Lease and any sublessee or licensee of all or substantially all of the Demised Premises shall become jointly and severally liable to Landlord, and any such transferee shall upon Landlord’s request execute and deliver an instrument in confirmation thereof. In the case of any assignment of this Lease or any sublease or licensee of all or substantially all of the Demised Premises, Tenant shall promptly deliver to Landlord a true and complete copy of the transfer instruments. No transfer of all or any portion of the Demised Premises or Landlord’s consent thereto shall be deemed a waiver of the provisions of this Section, or a release of Tenant or any Guarantor.

B.              So long as the Minimum Credit Test is not met (however the following provisions of this paragraph B shall not apply at any time when the Minimum Credit Test is met), Tenant shall not assign this Lease or sublet or license all or substantially all of the Demised Premises to any transferee unless (x) such transferee (1) operates at least five (5) other grocery stores and (2) has Tangible Net Worth” (as defined in Section 25 below) of at least One Hundred Million Dollars ($100,000,000) or (y) if such transferee does not meet the requirements of (1) and (2) then such transferee must be approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. If Tenant desires to so transfer this Lease to a person who does not meet the requirements of (1) and (2) in the preceding sentence, then Tenant shall give notice of such intended transfer to Landlord together with reasonable information on its grocery store business and its audited financial statements for the three most recent years showing the credit of the proposed transferee and the proposed terms of the transfer. Upon receiving such information Landlord shall have thirty (30) days to elect by written notice to Tenant to do one of the following (and any failure of Landlord to affirmatively elect one or the other shall be deemed to be an election by Landlord to consent to such transfer: (a) approve such transfer, (b) disapprove such transfer, or (c) terminate the Term of this Lease on any date which is no sooner than one-hundred twenty (120) days after such election notice and no later than one-hundred eighty (180) days after such election. If Landlord elects to terminate this Lease and thereafter within one-hundred twenty (120) days enters into a lease or other agreement with Tenant’s proposed transferee, any transfer payment that was to have been made to Tenant by such transferee as specifically disclosed in writing as such to Landlord in the proposed terms of the transfer furnished to Landlord as provided above shall be paid by Landlord to Tenant out of the first rent amounts received by Landlord from such transferee until the transfer payment is paid to Tenant in full. For purposes of the previous sentence, a “transfer payment” shall include proposed sublease income in excess of the rent under this Lease, and in such cases Landlord’s payment to Tenant shall be a liquidated amount equal to such excess rent at a discount rate of ten percent (10%).

C. If Tenant assigns this Lease, Landlord, when giving notice to said assignee with respect to any default, shall also give a copy of such notice upon Tenant originally named herein or its successor of whom Landlord shall have been given written notice (being herein called “Original Tenant”), and no notice of default shall be effective as against a Tenant until a copy thereof is given to the Original Tenant. The Original Tenant shall have the same period after the giving of such notice to cure such default as is given to Tenant under this Lease. If this Lease terminates or this Lease and the Term hereof cease and expire because of a default of such assignee, Landlord shall promptly give the Original Tenant notice thereof. The Original Tenant shall have the option, to be exercised by notifying Landlord in writing within thirty (30) days after receipt by the Original Tenant of Landlord’s notice, to cure any default and become Tenant under a new lease for the remainder of the term of this Lease (including any Renewal Periods if applicable) upon all of the same terms and conditions of this Lease as it may have been amended by agreement between Landlord and Original Tenant, provided, however, that at the time of making any such election Original Tenant cures all defaults under the Lease. In the event Original Tenant assigns this Lease and it shall thereafter be rejected in a bankruptcy or similar proceeding brought by or against such assignee, a new lease identical to this Lease shall be entered into between Landlord and Original Tenant, provided that Original Tenant cures any monetary defaults and any other defaults that are capable of being cured. Any new lease created under this Section shall commence on the date of termination or rejection of this Lease, as applicable. Notwithstanding the foregoing, if Landlord, in its sole discretion delivers to the Original Tenant and Guarantor a release as to all liability under this Lease as theretofore amended, the Original Tenant shall not have the foregoing option.

D. In the case of a sublease of all or substantially all of the Demised Premises for the remainder of the Term and so long as the Minimum Credit Test or the requirements of Section 1 8B are met, Landlord shall, within thirty (30) days following Tenant’s request, deliver to Tenant a recognition and attornment agreement following the form attached hereto as Exhibit  D and otherwise subject to Landlord’s reasonable approval, executed and acknowledged by Landlord, for the benefit of such subtenant; provided that such subtenant executes and delivers an instrument reasonably satisfactory to Landlord confirming that such subtenant is jointly and severally liable under this Lease. Further, Landlord shall, within ten (10) days after Tenant’s request, shall request its Fee Mortgagee to deliver to Tenant an SNDA for the benefit of any such subtenant (and Landlord shall reasonably cooperate with Tenant, at no out of pocket cost to Landlord, in connection with obtaining any requisite consent from any Fee Mortgagee).

19. TITLE AND AUTHORITY.

A.             Landlord warrants and represents that Landlord is the owner of the fee simple of the Demised Premises and that other than any mortgages held by Fee Mortgagees that have provided an SNDA to Tenant in accordance with this Lease or such other liens or encumbrances that do not interfere with Tenant’s use of the Demised Premises or liens or encumbrances arising on account of any act or omission by Tenant or persons acting under Tenant or on account of Tenant’s failure to perform its obligations under this Lease, or matters set forth in Exhibit B 1, Landlord shall not voluntarily impose any other lien or encumbrance on the Demised Premises.

B.              Landlord and Tenant each warrant and represent to the other that (a) each is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) each has the authority to own its property and to carry on its business as contemplated under this Lease; (c) each has duly executed and delivered this

Lease; (d) the execution, delivery and performance by each of this Lease (i) are within its powers, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which it is a party or by which it or any of its property is bound, (iv) will not render it insolvent or (v) will not result in the imposition of any lien or charge on any of its property, except by the provisions of this Lease; and (e) the Lease is a valid and binding obligation of each in accordance with its terms.

C. Landlord and Tenant have executed the Memorandum of Lease (hereinafter called the “Memorandum”) attached hereto as Exhibit E simultaneously with the execution of this Lease. Upon the expiration of the Term each agree to execute and deliver a recordable termination of the Memorandum, which covenant shall survive termination. Tenant irrevocably appoints Landlord its attorney in fact so to execute such termination of the Memorandum if Tenant fails to do so within ten (10) days of written request, which power is coupled with an interest and shall automatically be transferred to any successor or assign of Landlord’s interest in the Demised Premises.

20.            QUIET ENJOYMENT. Landlord covenants and agrees that provided no default remains uncured beyond any applicable notice and cure period, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises and all rights, easements, appurtenances and privileges belonging or in anyway appertaining thereto during the full term of this Lease and any extension thereof subject always to the terms of this Lease, provisions of law, and matters of record to which this Lease is or may become subordinate. This covenant is in lieu of any other so called quiet enjoyment covenant, whether express or implied.

21.            UNAVOIDABLE DELAYS. If either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any strike, lockout, labor dispute, inability to obtain labor or material, Act of God, governmental restriction, regulation or control, enemy or hostile governmental action, civil commotion, insurrection, sabotage, fire or other casualty or by any other event similar to the foregoing and beyond the control of such party, then the time to perform such obligation or to satisfy such condition shall be postponed by the period of time consumed by the delay. Time is of the essence for the performance of all monetary obligations under this Lease and the foregoing shall never apply to the performance of monetary obligations.

22. END OF TERM. Upon expiration or other termination of the term of this Lease, Tenant shall peaceably and quietly quit and surrender the Demised Premises and all Alterations in the good order and condition Tenant is required to maintain the same and remove all trade fixtures, equipment and other personal property whether or not bolted or otherwise attached and all of Tenant’s signs wherever located; and in all cases shall repair damage that results from such removal. Any fixtures and equipment that Tenant or Owner/Secured Party does not remove following the expiration or other termination of the Term of this Lease shall be deemed to be abandoned by Tenant, shall at once become the property of Landlord, and may be disposed of in such manner as Landlord shall see fit; and Tenant shall pay the cost of removal and disposal to Landlord within thirty (30) days after demand; provided, however, that if this Lease shall be terminated as the result of a default by Tenant, then trade fixtures and equipment shall not be deemed abandoned until sixty (60) days after notice of such termination is given to

Owner/Secured Party. Tenant or Owner/Secured Party shall have the right at any time prior to the date such fixtures and equipment shall be deemed abandoned to remove the same from the Demised Premises. Should Tenant or anyone claiming by, through or under Tenant hold over in possession after the Expiration Date or earlier termination of this Lease, such holding over shall not be deemed to extend the Term or to renew this Lease, but without limiting Landlord’s other rights and remedies on account of such breach the tenancy thereafter shall continue as a tenancy at sufferance from month-to-month upon the terms and conditions herein contained, provided, however that rent shall be charged and paid at one hundred fifty percent (150%) of the Fixed Annual Rent and Additional Rent in effect during the twelve (12) month period immediately preceding the Expiration Date or earlier termination.

23.         LANDLORD’S DEFAULT.

A.             Landlord shall be in default hereunder if its fails to comply with any of its express obligations set forth in this Lease within thirty (30) days following written notice and opportunity to cure; provided, however, Landlord will not be in default if said default could not reasonably be cured within such period of thirty (30) days, and Landlord promptly commences and thereafter proceeds with due diligence and in good faith to cure such default.

B.              In the event that a Fee Mortgagee shall have given written notice to Tenant that it is the holder of a mortgage covering the Demised Premises, and provided such notice includes the address to which notices to the Fee Mortgagee are to be sent, Tenant agrees that in the event it shall give written notice to Landlord to cure a default of Landlord as provided for in this Section, Tenant shall give a copy of said notice to the Fee Mortgagee. Tenant agrees that the Fee Mortgagee may cure or remedy such default within the time permitted to Landlord pursuant to this Section; provided that in addition the Fee Mortgagee shall be entitled to such further time as may be reasonably necessary for the Fee Mortgagee to remove any stay in bankruptcy and/or to commence and complete foreclosure proceedings or remove any cause beyond the Fee Mortgagee’s reasonable control impairing its ability to cure or remedy, to obtain possession of the Demised Premises and thereafter to commence and diligently prosecute such cure or remedy to completion.

24. ADDITIONAL CHARGES. If Tenant shall be in default hereunder, Landlord, after thirty (30) days notice that Landlord intends to cure such default (but only ten (10) days notice if such default concerns any breach of Tenant’s insurance obligations under Section 11), shall have the right, but not the obligation, to cure such default and Tenant shall pay to Landlord, upon demand, as Additional Rent, the reasonable cost thereof. Other than such insurance defaults, Landlord shall not commence to cure any default of such a nature that it could not reasonably be cured within such period of thirty (30) days, if Tenant commences to cure same within said period, and thereafter proceeds with reasonable diligence and in good faith to cure such default.

25.         TENANT’S DEFAULT.

A. If Tenant fails to pay Fixed Annual Rent or Additional Rent when due and such default continues for ten (10) days after written notice; or if a default occurs on account of any asset sale, merger or consolidation on the part of Guarantor in violation of paragraph D of this Section; or if a petition is filed by Tenant (or Guarantor) for insolvency or for appointment of a receiver, trustee or assignee or for adjudication, reorganization or arrangement under any bankruptcy act or other applicable law or if any similar petition is filed against Tenant (or Guarantor) and such petition is not dismissed within sixty (60) days thereafter; or if Tenant fails to perform any other covenant or condition under this Lease, Landlord may give Tenant a written notice specifying the nature of the default of such other covenant or condition and if Tenant does not, within thirty (30) days after receipt of such written notice (but only three (3) days in the case of failure to perform Tenant’s insurance obligations under Section 11), cure such other default or, if such default is of such a nature that it could not reasonably be cured within such period of thirty (30) days, and Tenant does not commence and proceed with reasonable diligence and in good faith to cure such default then, after the expiration of such thirty (30) day period (or longer period if such default cannot reasonably be cured within said thirty (30) day period), Landlord shall have the right, in addition to the rights set forth in the preceding sentence, to seek damages or an injunction as to such failure to perform, or after the expiration of such thirty (30) day period Landlord may, but only during the continuance of such default, send a notice to Tenant terminating this Lease and reenter the Demised Premises and dispossess Tenant and any other occupants thereof, remove their effects not previously removed by them, and hold the Demised Premises as if this Lease had not been made; and Tenant waives the service of any additional notice of intention to reenter or to institute legal proceedings to that end. If any payment of Fixed Annual Rent, Additional Rent, or other sum owing Landlord is not paid within five (5) days after the same is due, then in addition to all other remedies hereunder Tenant shall pay an administrative late charge to Landlord equal to five percent (5%) of the overdue amount in question, which late charge will be due upon demand as Additional Rent.

B. After a termination, dispossess or removal in accordance with this Section, (1) the Fixed Annual Rent and Additional Rent shall be paid up to the date of such dispossess or removal, (2) Landlord may re-let the Demised Premises or any part or parts thereof either in the name of Landlord or otherwise, for a term or terms which may, at the option of Landlord, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease, and (3) Tenant shall pay to Landlord, as liquidated damages, any deficiency between the Fixed Annual Rent and Additional Rent due hereunder and the amount, if any, of the rents actually collected by Landlord on account of the new lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease (not including any Renewal Periods, the commencement of which shall not have occurred prior to such dispossess or removal). In computing such liquidated damages there shall be added to said deficiency the expenses which Landlord incurs in connection with re-letting the Demised Premises, including reasonable attorneys’ and brokerage fees, tenant inducements such as free rent, moving expense reimbursements, tenant improvement allowances, brokerage commissions, fees for legal services, and other expenses of preparing the Demised Premises for reletting (“Reletting Expenses”). Such Reletting Expenses shall be paid to Landlord within ten (10) days of demand and all other liquidated damages shall be paid by Tenant in monthly installments on the dates specified in this Lease for payment of Fixed Annual Rent and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord shall not be liable for failure to re-let the Demised Premises or, in the event that the Demised Premises are re-let, for failure to collect the rent under such re-letting, unless Landlord shall not have used its commercially reasonable efforts to re-let the Demised Premises for the reasonable rental value thereof and to collect the rent under such re-letting. Landlord shall use its commercially reasonable efforts to mitigate damages.

C.              Landlord hereby expressly waives any and all rights granted by or under any present or future laws to reenter the Demised Premises, to dispossess Tenant or any other occupant thereof or to remove their effects not previously removed by them, or to terminate this Lease for any reason or in any manner other than as set forth in this Section 25. Tenant hereby expressly waives any and all rights granted by or under any present or future laws to remain in possession, cure any defaults or redeem its leasehold for any reason or in any manner other than as set forth in this Section 25. The provisions of this Section 25 shall survive the early termination of the Term.

D.      Any sum due from Tenant under this Lease is not paid within five (5) days after the same is due, such amount shall bear interest from the date due at the rate of one and one-half (11/2%) percent for each month (or ratable portion thereof) the same remains unpaid. Nothing in this Lease shall limit the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time; and Tenant agrees that the fair value for occupancy of all or any part of the Demised Premises at all times shall never be less than the Fixed Annual Rent and all Additional Rent payable from time to time.

E. The Guaranty given by Guarantor of this Lease is a material inducement to Landlord’s entering into this Lease. If at any time the Guarantor of this Lease shall sell all or a material portion of its assets or shall merge or consolidate with another entity and, in either case, if (1) Guarantor (including the resulting entity of any merger or consolidation) has a tangible net worth immediately after the transaction that is less than Guarantor’s tangible net worth immediately prior to the transaction, and (2) Guarantor’s tangible net worth immediately after the transaction is less than the Minimum Credit Test, then the transaction shall be a default under this Lease for which there is no cure period entitling Landlord to exercise all of the rights and remedies under this Section. If at any time the existing Guarantor desires to assign the Guaranty to another person and for such person to assume all of the obligations and liabilities under the Guaranty, and if the proposed successor Guarantor’s tangible net worth is greater than the Minimum Credit Test, Tenant may present evidence of such proposed successor Guarantor’s tangible net worth to Landlord in the form of financial statements for (A) the most recent fiscal year of the proposed successor Guarantor audited by a nationally recognized firm of certified public accountants and (B) the most recent fiscal quarters since such fiscal year certified to by Guarantor’s chief financial officer, together with a form of Guaranty identical in form to the form of Guaranty attached to this Lease as Exhibit F to be executed and delivered by the proposed successor Guarantor. Upon Landlord’s written approval of such financial statements as demonstrating a tangible net worth of the proposed successor Guarantor greater than the Minimum Credit Test (which approval will not be unreasonably withheld, conditioned or delayed) and upon the execution and delivery to Landlord of such form of Guaranty by the proposed successor Guarantor, the existing Tenant (if, but only if the Lease is being assigned to a successor Tenant) and Guarantor shall be released from all liability under the Lease and Guaranty and the successor Tenant and Guarantor shall become fully liable to Landlord under the Lease and Guaranty. Thereafter and as an obligation of the then successor Tenant under this Lease, such successor Guarantor shall annually and quarterly continue to provide such financial statements to Landlord demonstrating that it continues to meet the Minimum Credit Test for those provisions of this Lease requiring such as a condition of being relieved from certain Lease obligations otherwise applicable. As used in this Lease “Guarantor” means the Guarantor then fully liable under its Guaranty to Landlord. “Tangible net worth” means the net worth as shown on such financial statements prepared in accordance with generally accepted accounting principles consistently applied and disregarding any value attributable to good will or other intangible assets and amounts owed by shareholders, officers or Affiliates except to the extent such amounts owed by Affiliates would ordinarily and customarily be consolidated on Tenant’s financial statements. “Minimum Credit Test” means a tangible net worth as shown on such fiscal year and fiscal quarter financial statements of at least Five Hundred Million Dollars ($500,000,000).

26. DESTRUCTION.

A.             In the event of any damage or destruction by fire, the elements, or casualty (hereinafter called “Destruction”) to all or any part of the Building or any other Improvements in the Demised Premises, Tenant shall commence promptly, and with due diligence continue to restore same to substantially the same condition as existed immediately preceding the Destruction, except as otherwise provided in paragraph B of this Section. If the Destruction is partial, Tenant shall complete the restoration within two hundred seventy (270) days after the Destructions, subject to Unavoidable Delays. If the Destruction is total, Tenant shall complete the restoration within eighteen (18) months following the Destruction, subject to Unavoidable Delays. In no event shall Fixed Annual Rent or any Additional Rent abate on account of any Destruction.

B.              If, as a result of any Destruction, fifty percent (50%) or more of the total floor area of the Building is damaged, destroyed or, in Tenant’s reasonable opinion rendered untenantable, during the last two (2) years of the Initial Term or during any Renewal Term (but this shall not apply at any other time), Tenant may elect to terminate this Lease by giving notice to Landlord of such election on or before the date that is ninety (90) days after the Destruction, stating the date of termination, which shall be not more than thirty (30) days after the date on which such notice of termination shall have been given, and (1) upon the date specified in such notice this Lease and the term hereof shall cease and expire and (2) any Fixed Annual Rent and Additional Rent shall be paid until such date of termination and any such amounts paid for a period after such date of termination shall be promptly refunded to Tenant. In the event that Tenant elects to terminate this Lease as a result of the Destruction referenced above, Tenant shall cause all insurance proceeds to be paid to Landlord including business interruption insurance proceeds.

C. Except in the case of paragraph B of this Section, Insurance proceeds shall be deposited with a bank or trust company acceptable to Landlord and Tenant and under the control of Landlord and Tenant, as trustees, or, if the Fee Mortgagee shall be a bank, trust company, insurance company or other entity engaged in mortgage lending then such proceeds shall be deposited with such Fee Mortgagee and shall be held and disbursed by it, as trustee, for restoration in accordance with customary construction lending practice and procedures. Any excess insurance proceeds shall be paid to Tenant at the conclusion of the restoration so long as Tenant is not then in default beyond any applicable cure period.

27. EMINENT DOMAIN.

A.             In the event of an actual taking for any public or quasi-public use by any lawful power or authority by exercise of the right of condemnation or of eminent domain or by agreement between Landlord and those having the authority to exercise such right (hereinafter called “Taking”) of the entire Building, then (1) this Lease and the Term shall cease and expire as of the date of vesting of title or transfer of possession, whichever occurs earlier, as a result of the Taking, and (2) any Fixed Annual Rent and Additional Rent shall be paid until such termination and any such amounts paid for a period after such date of termination shall be promptly refunded to Tenant.

B.              (1) In the event of a Taking of twenty (20%) or more of the Demised Premises, or in the event of a Taking resulting in a reduction of twenty (20%) percent or more of the parking spaces (unless Landlord provides adequate and sufficient additional contiguous parking areas in substitution therefor reasonably acceptable to Tenant), or in the event of a Taking resulting in a divided Building or parking area such that passage between the divided portions of the parking area is not possible, or in the event of permanent denial of reasonably adequate access to the Demised Premises or Building on account of a Taking which in Tenant’s reasonable judgment makes it economically unfeasible to operate Tenant’s business at the Demised Premises, then Tenant may elect to terminate this Lease by giving notice of termination to Landlord on or before the date which is ninety (90) days after receipt by Tenant of notice that the Taking in question. Said notice of termination shall state the date of termination, which date of termination shall be not more than thirty (30) days after the date on which such notice of termination is given to Landlord, and (a) upon the date specified in such notice of termination this Lease and the term hereof shall cease and expire, and (b) any Fixed Annual Rent and Additional Rent shall be paid until the date of termination and any such amounts paid for a period after such date of termination shall be promptly refunded to Tenant.

(2) If Tenant does not elect to terminate this Lease as aforesaid, then the award or payment for the Taking shall be used by Tenant for restoration as hereinafter set forth and Tenant shall promptly commence and with due diligence continue to restore the portion of the Demised Premises remaining after the Taking to substantially the same condition and tenantability as existed immediately preceding the Taking. Tenant shall complete the restoration within two hundred seventy (270) days after the Destruction, subject to Unavoidable Delays. Taking proceeds shall be paid, held and disbursed in the same manner as insurance proceeds under Section 26C and there shall be no abatement or reduction in Fixed Annual Rent or any Additional Rent. Any taking proceeds remaining after the restoration is complete shall be divided equally between Landlord and Tenant.

C. If this Lease is terminated under any provision of this Section 27, so long as Tenant is not then in breach of this Lease beyond any applicable cure period, any specific damages that are expressly awarded to Tenant on account of its relocation expenses and specifically so designated shall belong to Tenant. Except as provided in the preceding sentence of this paragraph, Landlord reserves to itself, and Tenant releases and assigns to Landlord, all rights to damages accruing on account of any Taking or by reason of any act of any public authority for which damages are payable. Tenant agrees to execute such further instruments of assignment as may be reasonably requested by Landlord, and to turn over to Landlord any damages that may be recovered in any proceeding or otherwise; and Tenant irrevocably appoints Landlord as its attorney-in-fact with full power of substitution so to execute and deliver in Tenant’s name, place and stead all such further instruments if Tenant shall fail to do so after 10 days notice.

28.            THIRD PARTY LITIGATION. If Landlord, Landlord’s adviser or its mortgagees are made parties to any litigation commenced by or against Tenant by or against any person claiming through Tenant with respect to the Demised Premises, Tenant agrees to indemnify Landlord in the manner provided in Section 38 and in addition pay, as Additional Rent, all costs of Landlord in connection with such litigation including reasonable counsel fees and litigation costs, except in the sole instance where Landlord or Tenant have legal claims in the litigation against one another or where Landlord has been adjudicated in any litigation to have acted with gross negligence or willful misconduct. Without limitation, the foregoing includes foreclosure or enforcement of any lien, attachment or mortgage on the Demised Premises resulting from the act or omission of Tenant, but shall not include any Fee Mortgage or other lien created by Landlord.

29.            WAIVER OF DISTRAINT. Landlord hereby expressly waives any and all rights granted by or under any present or future laws to levy or distrain for rent, in arrears, in advance or both, upon all goods, merchandise, equipment, trade fixtures, furniture and personal property of Tenant or any nominee of Tenant in the Demised Premises, delivered or to be delivered thereto.

30. ESTOPPEL CERTIFICATES. Upon the request of either party, at any time and from time to time, Landlord and Tenant agree to execute and deliver to the other, within thirty (30) days after such request, a written instrument that may be relied upon by the requesting party, its potential purchasers, lenders, investors, subtenants and/or assignees (and any of their respective successors and assigns), duly executed, (a) certifying if such is the case that this Lease has not been modified and is in full force and effect or, if there has been a modification of this Lease, that this Lease is in full force and effect as modified, stating such modifications, (b) specifying the dates to which the Fixed Annual Rent and Additional Rent have been paid, (c) stating whether or not, to the knowledge of the party executing such instrument, the other party hereto is in default and, if such party is in default, stating the nature of such default, (d) stating the Commencement Date and Expiration Date, (e) stating which options to renew the term have been exercised, if any; and (f) any other information that may reasonably requested by the requesting party and customarily addressed in an estoppel certificate.

31. NOTICES. Any notices, consents, approvals, submissions or demands (“Notices”) given under this Lease or pursuant to any law or governmental regulation, including, without limitation, those by Landlord to Tenant or by Tenant to Landlord shall be in writing. Unless otherwise required by law, governmental regulation or this Lease, any such Notice shall be deemed given if sent by registered or certified mail, return receipt requested, postage prepaid or by nationally recognized overnight delivery service (a) to Landlord, at the address of Landlord as hereinabove set forth and with like copy given to Daniel A. Taylor, Esq. or Primo Fontana, Esq., DLA Piper, 33 Arch Street 26th Floor, Boston MA 02110 and/or such other persons and addresses as Landlord may designate by notice to Tenant; or (b) to Tenant, then one copy shall be delivered to the attention of the General Counsel, another shall be delivered to the attention of the Senior Vice President of Real Estate, and another shall be delivered to the attention of the Senior Director of Properties and Administration, all at 2 Paragon Drive, Montvale, New Jersey 07645 or to such other addresses as Tenant may designate by notice to Landlord. Any such Notice shall be deemed given three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, and one business (1) day when sent by overnight delivery. A party’s attorney may give Notices on behalf of such party.

32.            BROKER. Each party represents and warrants to each other there is no broker, agent, finder or other person with whom it has dealt in connection with the negotiation, execution and delivery of this Lease other than those persons named in that certain Agreement of Sale and Leaseback dated as of November 2, 2010 entered into between Tenant and Landlord (or Affiliates of each) regarding a transaction that led to this Lease.

33.            LIENS. Tenant shall keep the Demised Premises (and Landlord’s interest therein) and Tenant’s leasehold (and Tenant’s interest therein) free of, and shall within thirty (30) days discharge, any attachment, lien, security interest or other encumbrance that arises as a result of any act or omission of Tenant or persons acting by, through or under Tenant. Without limitation, Tenant will not permit or suffer any mechanic’s or materialmen’s or other liens to stand against the Demised Premises for any labor or material furnished in connection with work of any character performed, any services provided or any other act, omission or obligation on the part or at the direction of Tenant or persons claiming by, through or under Tenant, and Landlord will not permit any such liens for work or material furnished the Landlord to stand against said premises (the foregoing shall not imply that Landlord has any responsibility to furnish any work or material). However, Landlord and Tenant shall respectively have the right to contest the validity or amount of any such lien, provided that the payment of such amount is bonded during the pendency of such contest, but upon the final determination of such contest the party responsible for such lien shall immediately pay any judgment rendered with all proper costs and charges (including reasonable attorneys’ fees) and shall have the lien released at its own expense. In lieu of bonding either party may obtain other security acceptable to the other party in such party’s sole discretion. Any contest hereunder shall be subject to all requirements set forth in any Fee Mortgage.

34.            DEFINITION OF LANDLORD. The term “Landlord” as used herein, means Landlord named herein and any subsequent owner of Landlord’s estate hereunder. Any owner of Landlord’s estate hereunder shall be relieved of all liability under this Lease after the date that it ceases to be the owner of Landlord’s estate (except for any liability arising prior to such date) and the party succeeding to Landlord’s estate shall assume all liability of Landlord arising from and after it becomes owner of Landlord’s estate. The foregoing shall be self-operative but Landlord and Tenant shall upon the request of either execute and deliver an instrument acknowledging the foregoing.

35.            ADJOINING OR ADJACENT PROPERTY. Landlord and Tenant shall each promptly forward to the other any notice or other written communication received by it from any owner of property adjoining or adjacent to the Demised Premises or from any municipal or other governmental authority in connection with any hearing or other administrative proceeding relating to the use of the Demised Premises or any adjoining or adjacent property. Tenant may, at its sole cost and expense, in its own name and/or in the name of Landlord, appear in any such proceeding. Landlord shall fully cooperate with Tenant (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant) and shall, without limitation, make such appearances and furnish such information as may be reasonably required by Tenant. Landlord agrees to execute any instruments reasonably requested by Tenant in connection with any such proceeding.

36. ENVIRONMENTAL LAWS.

A. “Environmental Laws” shall mean all federal, state or local laws, ordinances, rules, regulations, or policies, whether now or hereafter enacted, governing the use, clean-up, remediation storage, treatment, transportation, manufacture, refinement, handling, release, production or disposal of Hazardous Materials including, without limitation: (1) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (42 U.S.C. Sections 9601, et. seq.) as amended by the Superfund Amendments and Reauthorization Act; (2) the Hazardous and Solid Waste Act amendments of 1984 Pub L 98-616 (42 U.S.C. Section 699); (3) the Hazardous Materials Transportation Act, (49 U.S.C. Section 1801, et. seq.); (4) the Resource Conservation and Recovery Act of 1976, (42 U.S.C. Sections 6901, et. seq.); or (5) the Toxic Substances Control Act, and any amendments thereto and any regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental laws, ordinances, rules, or regulations whether now or hereafter enacted. “Hazardous Materials” shall mean any hazardous wastes or hazardous substances as defined in any Environmental Law including, without limitation, any asbestos, PCB, toxic, noxious or radioactive substances, methane, volatile hydrocarbons, petroleum, petroleum by-products, industrial solvents or any other material or substance which could cause or constitute a health, safety or other environmental hazard to any person or property.

B. Tenant, at its sole cost and expense, shall until the Expiration Date of this Lease comply with all Environmental Laws and shall be responsible for all Hazardous Materials on or migrating from the Land and Demised Premises prior to, on and after the Commencement Date, it being acknowledged that Tenant or its Affiliate owned the Land and Demised Premises prior to the Commencement Date. Tenant shall provide Landlord with copies of any notices pertaining to any governmental proceedings or actions under any Environmental Law (including requests or demands for entry onto the Demised Premises and/or Land for purposes of inspection regarding the handling, disposal, clean-up or remediation of Hazardous Materials or claims, penalties, fines or assessments) within fifteen (15) days after receipt thereof. Landlord shall cooperate with Tenant (so long as Landlord’s cooperation does not involve incurring obligations or liability or material expense to Landlord unreimbursed by Tenant) and provide such documents, affidavits and information as may be reasonably necessary for Tenant to comply with all Environmental Laws.

C. If required by governmental authority or if Landlord has a reasonable basis to believe a release of Hazardous Materials may have occurred or a threat of release exists on or from the Land or Demised Premises or Hazardous Materials activities have taken place on the Land or Demised Premises that do not conform to Environmental Laws, then Landlord may, but need not, perform appropriate testing in a commercially reasonable manner and the reasonable costs thereof shall be reimbursed to Landlord by Tenant upon demand as Additional Rent. Tenant shall execute affidavits, representations and the like from time to time at

Landlord’s request concerning Tenant’s actual knowledge and belief regarding the presence or absence of Hazardous Materials at the Land and Demised Premises. In all events, and without limitation, Tenant shall indemnify all Indemnitees, expressly including without limitation all Fee Mortgagees, in the manner elsewhere provided in this Lease with respect to Hazardous Materials on or migrating from the Land and Demised Premises prior to, on and after the Commencement Date (and for these purposes, the loss indemnified shall include without limitation any costs of investigation or remediation, and any claim of personal injury or property damage to any person); provided, however, that such indemnity shall not include and Tenant shall not be responsible for Hazardous Materials migrating on to the Land from the land of third parties. The covenants of this Section shall survive the Term. Tenant shall from time to time upon Landlord’s request confirm all of the foregoing covenants directly to mortgagees.

37. LEASEHOLD MORTGAGE.

A.             Tenant, and its successors and assigns (including, without limitation, any subtenant of Tenant), may, from time to time and without Landlord’s prior written consent, mortgage all or any portion of its right, title and interest in and to this Lease under one leasehold mortgage at any one time, or two leasehold mortgages given as part of a single financing transaction, to an Institutional Lender (each, a “Leasehold Mortgage”), and assign any or all rights under this Lease and any subleases as collateral security for such Leasehold Mortgage; provided that all rights acquired under such Leasehold Mortgage shall be subject to all of the terms, covenants and conditions of this Lease, and to all rights and interests of Landlord, none of which terms, covenants or conditions is or shall be waived by Landlord by reason of the right given to so mortgage such interest in this Lease. In no event shall Tenant have any right to mortgage or encumber Landlord’s fee interest in the Demised Premises. The term “Leasehold Mortgage” shall include whatever security instruments that may be used in the locale of the Demised Premises, such as, without limitation, deeds of trust, security deeds and conditional deeds, as well as financing statements, assignment of leases and rents, security agreements and other documentation required pursuant to the Uniform Commercial Code. The term “Leasehold Mortgage” shall also include any instruments required in connection with a sale-leaseback transaction. An “Institutional Lender” is a bank, trust company, savings and loan association, pension fund, endowment fund, insurance company, other institutional pool of recognized status or a governmental authority empowered to make loans or issue bonds or any other recognized institution regularly engaged in the making of mortgage loans that has not less than $100,000,000 in assets. The holder of any Leasehold Mortgage shall be called a “Leasehold Mortgagee.”

B.              If Tenant and/or Tenant’s successors and assigns (including, but not limited to, any sublessee of Tenant) shall grant a Leasehold Mortgage, and if Tenant shall send to Landlord a true copy thereof, together with a notice specifying the name and address of the Leasehold Mortgagee (“Mortgage Notice”), Landlord agrees that as long as any such Leasehold Mortgage shall remain unsatisfied of record or until a notice of satisfaction is given by the Leasehold Mortgagee to Landlord, the following provisions shall apply:

(1) There shall be no cancellation, surrender or modification of this Lease by joint action of Landlord and Tenant without the prior consent of the Leasehold Mortgagee;

(2)             Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the Leasehold Mortgagee. The Leasehold Mortgagee shall thereupon have the same period to remedy or cause to be remedied the defaults complained of, and Landlord shall accept such performance by or at the instigation of such Leasehold Mortgagee as if the same had been done by Tenant; provided that in the case of defaults that cannot be cured by the payment of money in addition the Leasehold Mortgagee shall be entitled to such further time to remedy or cause to be remedied the defaults complained of as may be reasonably necessary for the Leasehold Mortgagee to remove any stay in bankruptcy and/or to commence and complete foreclosure proceedings or remove any cause beyond the Leasehold Mortgagee’s reasonable control impairing its ability to cure or remedy, to obtain possession of the Demised Premises and thereafter to commence and diligently prosecute such cure or remedy to completion.. Nothing herein shall be construed as requiring a Leasehold Mortgagee to cure any default. Landlord’s failure to deliver any such copy to a Leasehold Mortgagee shall not affect the Landlord’s exercise of any right or remedy under the Lease in any way whatsoever;

(3)             If any default shall occur which, pursuant to any provision of this Lease, entitles Landlord to terminate this Lease, and if before the expiration of twenty (20) days from the date of the giving of notice of termination upon such Leasehold Mortgagee, such Leasehold Mortgagee shall have notified Landlord of its desire to nullify such notice and shall have paid to Landlord all Fixed Annual Rent and Additional Rent herein provided for which are then in default, and shall have complied (or caused compliance) with all of the other requirements of this Lease, if any are then in default, then, in such event, Landlord shall not be entitled to terminate this Lease and any notice of termination previously given shall be void and of no effect;

(4)             Notwithstanding anything in this Lease to the contrary, any sale of Tenant’s leasehold interest in any proceeding for the foreclosure of the Leasehold Mortgage, or the assignment or transfer of Tenant’s leasehold interest in lieu of the foreclosure of any Leasehold Mortgage, shall be deemed to be a permitted sale, transfer or assignment;

(5)             If not required to be held by the Fee Mortgagee, the proceeds from any insurance policies or arising from a Taking may be held by any institutional Leasehold Mortgagee and distributed pursuant to the provisions of this Lease;

(6)             The Leasehold Mortgagee may be added to the “Loss Payable Endorsement” of any and all insurance policies required to be carried by Tenant hereunder on the condition that the insurance proceeds are to be applied in the manner specified in this Lease and that the Leasehold Mortgage shall so agree; except that the Leasehold Mortgage may provide a manner for disposition of such proceeds as remain after full compliance with the restoration covenants of this Lease, if any, otherwise payable to Tenant (but not such proceeds, if any, payable to Landlord, any Fee Mortgagee or jointly to Landlord or Tenant) pursuant to the terms of this Lease; and

(7)             Landlord shall provide Leasehold Mortgage with prompt notice of any legal proceeding or arbitration between Landlord and Tenant. Unless the Leasehold Mortgage provided otherwise, Leasehold Mortgagee shall have the right to intervene in any such proceeding and be made a party to such proceeding, and the parties hereby consent to such intervention. Landlord’s failure to deliver any such notice to a Leasehold Mortgagee shall not affect the Landlord’s exercise of any right or remedy under the Lease in any way whatsoever.

Tenant, in any Mortgage Notice served upon Landlord under this Section, may exclude any or more of the above provisions, and if so excluded, such provisions shall not be effective.

C. Landlord shall, upon request, execute, acknowledge and deliver to each Leasehold Mortgagee, an agreement prepared at the sole cost and expense of Tenant, in form reasonably satisfactory to such Leasehold Mortgagee and Landlord, between Landlord, Tenant and Leasehold Mortgagee, separately agreeing to all of the provisions of this Section.

38.            INDEMNITY. Except as otherwise expressly set forth in this Lease, Tenant shall assume exclusive control of the Demised Premises and all areas pertaining thereto including all appurtenances, improvements, utilities, water bodies, grounds, sidewalks, walkways, driveways and parking facilities, and Tenant shall bear the sole risk of all related tort liabilities. To the greatest extent permitted by applicable law, Tenant shall indemnify, save harmless and defend Landlord, Landlord’s adviser and mortgagees and their respective officers, directors, managers, members, partners, agents and employees, (“Indemnitees”) from all liability, claim, damage, cost or loss (including reasonable fees and litigation costs) arising in whole or in part out of, or in any manner connected with (i) any injury, loss, theft or damage to any person or property while on or about the Demised Premises, or (ii) any condition of the Demised Premises, or the possession and use thereof (including any failure to vacate at the end of the Term) or any activity permitted or suffered on the Demised Premises (including Hazardous Materials), or (iii) any breach of any covenant, representation or certification by Tenant or persons acting under Tenant, or (iv) any negligent act or omission anywhere by Tenant or persons acting under Tenant, in each case paying the same to Landlord on demand as Additional Rent, except to the extent such liability results from the negligence or willful misconduct of Landlord or the other Indemnitees. Without implying that other covenants do not survive, the covenants of this Section shall survive the Term. Tenant shall immediately respond and assume the investigation, defense and expense of all of the foregoing matters. Landlord or any Indemnitee, at its sole cost and expense, may join in such defense with counsel of its choice.

39.            LIMITATION OF LANDLORD’S LIABILITY. Notwithstanding anything contained to the contrary in this Lease, whether express or implied, it is agreed that Tenant will look only to Landlord’s fee interest in and to the Demised Premises for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of a breach or default under this Lease by Landlord with respect to any claim whatsoever related to the Demised Premises, and no other property or assets of Landlord or of Landlord’s adviser or of any Fee Mortgagee or its or their managers, members, directors, officers, trustees, beneficiaries, shareholders, partners, joint venturers (disclosed or undisclosed) shall be subject to suit or to levy, execution or other enforcement procedures for the satisfaction of any such judgment (or other judicial process). No officer, director, manager, member, shareholder, trustee, beneficiary, partner, agent, attorney or employee of Landlord or of Landlord’s adviser or of any Fee Mortgagee shall ever be personally or individually liable; nor shall Landlord, Landlord’s adviser or any Fee Mortgagee or such persons ever be answerable or liable in any equitable judicial proceeding or order beyond the extent of their interest in the Demised Premises. In no event shall Landlord, Landlord’s adviser or any Fee Mortgagee or any such persons ever be liable to Tenant for indirect or consequential damages.

40.            BOOKS AND RECORDS. Tenant shall at all times keep and maintain full and correct records and books of account of the operations of the Demised Premises in accordance with generally accepted accounting principals consistently applied and shall accurately record and preserve the records of such operations in accordance with its customary records retention policy. Notwithstanding that there has been no Percentage Rent Event, Tenant shall report the gross sales from the Demised Premises to Landlord annually for each fiscal year of Tenant no later than thirty (30) days following the end of such fiscal year, such report to be certified by Tenant’s chief financial officer. Landlord shall keep such information confidential at all times in accordance with the terms of Exhibit J and may only release such information to Landlord’s constituent members, and so long as such persons execute and deliver to Tenant a Confidentiality Agreement with Tenant in the form attached hereto as Exhibit J (“Confidentiality Agreement”) whether or not Tenant signs such Confidentiality Agreement, also to its lenders and prospective lenders and to prospective purchasers of Landlord’s interest in the Demised Premises. Upon an Event of Default, Tenant shall permit Landlord, Landlord’s accountants and Fee Mortgagees reasonable access thereto, with the right to make copies and excerpts therefrom upon reasonable advance notice to Tenant.

41.            SATELLITE DISH. If permitted by applicable law, Tenant shall have the right to place on the roof or wall of the Demised Premises at Tenant’s sole cost and expense, a satellite dish (hereinafter called the “Dish”) for transmission of data (both receiving and sending) between Tenant’s various operations and its headquarters in accordance with all laws and governmental regulations.

42.            NO PRESUMPTION AGAINST DRAFTER. Landlord and Tenant agree and acknowledge that this Lease has been freely negotiated by Landlord and Tenant. In any event of any ambiguity, controversy, dispute or disagreement over the interpretation, validity or enforceability of this Lease or any of its covenants, terms or conditions, no inference, presumption or conclusion whatsoever shall be drawn against Tenant by virtue of Tenant’s having drafted this Lease.

43.            SUCCESSORS AND ASSIGNS; AFFILIATES. The covenants and agreements contained in this Lease shall bind and inure to the benefit of the successors and assigns of each party. As used in this Lease “Affiliate” (whether or not capitalized) shall mean, with respect to any person, any person controlled by, controlling, or under common control with such person; and “control” shall mean any direct ownership interest or right through the exercise of voting or approval rights or otherwise, to exercise decision-making authority generally.

44.            CAPTIONS. The captions preceding the Sections of this Lease are intended only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

45.            INVALIDITY OF CERTAIN PROVISIONS. If any provision of this Lease shall be invalid or unenforceable, the remainder of the provisions of this Lease shall not be affected thereby and each and every provision of this Lease shall be enforceable to the fullest extent permitted by law.

46.                                    CHOICE OF LAW/JURISDICTION. This Lease, and the rights and obligations of the parties hereto, shall be interpreted and construed in accordance with the laws where the Demised Premises are located (the “State”), without regard to the State’s internal conflict of law principles. Any disputes arising out of this Lease or between Landlord and Tenant shall be subject to the exclusive jurisdiction of the state courts of the State.

47.                                    NO WAIVER. The failure of either party to seek redress for violation of or to insist upon the strict performance of, any term, covenant or condition contained in this Lease shall not prevent a similar subsequent act from constituting a default under this Lease. Without limitation, no written consent by Landlord or Tenant to any act or omission that otherwise would be a default shall be construed to permit other similar acts or omissions. Neither party’s failure to seek redress for violation or to insist upon the strict performance of any covenant, nor the receipt by Landlord of rent with knowledge of any breach of covenant, shall be deemed a consent to or waiver of such breach. No breach of covenant shall be implied to have been waived unless such is in writing, signed by the party benefiting from such covenant and delivered to the other party; and no acceptance by Landlord of a lesser sum than the Fixed Annual Rent, Additional Rent or any other sum due shall be deemed to be other than on account of the installment of such rent or other sum due. Nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other right or remedy. The delivery of keys (or any other act) to Landlord shall not operate as a termination of the Term or an acceptance or surrender of the Demised Premises. The acceptance by Landlord of any rent following the giving of any default and/or termination notice shall not be deemed a waiver of such notice.

48.                                    ATTORNEY’S FEES. In the event that either Landlord or Tenant employ an attorney to enforce or defend any of the conditions, covenants, rights or obligations of this Lease (including, without limitation, a default by either party), then the prevailing party shall be entitled to all reasonable attorney fees and all other reasonable out-of-pocket litigation costs (including, but not limited to filing fees, expert reports and testimony, court costs and other usual costs of litigation of this type) incurred by such prevailing party.

49.                                    WAIVER OF TRIAL BY JURY. To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Demised Premises.

50.                                      MISCELLANEOUS. Other than contemporaneous instruments executed and delivered of even date, if any, this Lease contains all of the agreements between Landlord and Tenant relating in any way to the Demised Premises and supersedes all prior agreements and dealings between them. There are no oral agreements between Landlord and Tenant relating to this Lease or the Demised Premises. This Lease may be amended only by a written instrument executed and delivered by both Landlord and Tenant. The provisions of this Lease shall bind Landlord and Tenant and their respective successors and assigns. Where the phrases “persons acting under” Landlord or Tenant or “persons claiming through” Landlord or Tenant or similar phrases are used, the persons included shall be assignees, sublessees, licensees or other transferees or successors of Landlord or Tenant as well as invitees or independent contractors of Landlord or Tenant, and all of the respective employees, servants, contractors, agents and invitees of Landlord, Tenant and any of the foregoing. As used herein, “monetary default” shall mean a default that can be substantially cured solely by the payment of money and nothing more and “non-monetary default” shall mean a default that cannot be substantially cured solely by the payment of money and northing more. If either party is granted any extension, election or other option, to be effective the exercise (and notice thereof) shall be unconditional, irrevocable and must be made strictly in accordance with the prescribed terms and times; otherwise its purported exercise shall be void and ineffective. The enumeration of specific examples of a general provisions or use of the word “including” shall not be construed as a limitation of the general provision. Unless a party’s approval or consent is required by the express terms of this Lease not to be unreasonably withheld, such approval or consent may be withheld in the party’s sole discretion. The submission of a form of this Lease or any summary of its terms shall not constitute an offer by Landlord to Tenant; the leasehold shall only be created and the parties bound when this Lease is executed and delivered by both Landlord and Tenant. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers or any relationship other than landlord and tenant. This Lease and all consents, notices, approvals and all other related documents may be reproduced by any party by any electronic means or by electronic, photographic or other reproduction process and the originals may be destroyed; and each party agrees that any reproductions shall be as admissible in evidence in any proceeding as the original itself (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and that any further reproduction of such reproduction shall likewise be admissible. If any payment in the nature of interest provided for in this Lease shall exceed the maximum interest permitted under controlling law, as established by final judgment of a court, then such interest shall instead be at the maximum permitted interest rate as established by such judgment. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties or representations other than those expressly set forth in this Lease. Without limitation, where Tenant in this Lease indemnifies or covenants for the benefit of present and future Fee Mortgagees, such agreements are for the benefit of present and future Fee Mortgagees as third party beneficiaries; and at the request of Landlord, Tenant from time to time will confirm such matters directly with such Fee Mortgagee.

51.                                    COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. A facsimile, email, PDF or electronic signature shall be deemed an original signature.

52.                                    INCORPORATION OF STATE LAW PROVISIONS. Certain provisions/ sections of this Lease and certain additional provisions/sections that are applicable or required by laws of the state in which the Demised Premises are located may be amended, described or otherwise set forth in more detail on Exhibit I attached hereto, which such Exhibit by this reference, is incorporated into and made a part of this Lease. In the event of any conflict between such state law provisions and any provision herein, the state law provisions shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF this Lease has been duly executed under as of the Effective
Date.

WITNESS:
WE APP WILMINGTON LLC, a
Delaware limited liability company

Name:	By:
Name:
Title:
WITNESS:
PATHMARK STORES, INC., a
Delaware corporation

By:
Name: Craig H. Feldman	Name:	Christopher W. McGarry
	Title:	Vice President and Secretary

Signature Page to Lease By and Between

WE APP WILMINGTON LLC and PATHMARK STORES, INC.

EXHIBIT A

SITE PLAN OF DEMISED PREMISES

EXHIBIT B1

LEGAL DESCRIPTION OF THE LAND

Premises A:

ALL that certain lot, piece or parcel of land with the improvements erected thereon, situate in Christiana Hundred, New Castle County and State of Delaware, being more particularly bounded and described in accordance with that certain ALTA/ACSM Land Title Survey prepared by Van DeMark & Lynch, Inc. for Pathmark Stores, Inc. dated July 6, 1998, as revised (File No 333l6-L) as follows to wit:

BEGINNING at a monument found on the northeasterly side of the Lancaster Pike, (S.R. 48) said point being a corner for lands now or formerly of Penn mark Real Estate Group, L.LC. (Deed Record 1848, Page 87), leased by Supermarkets General Corporation Deed Record X, Volume 110, Page 272, said northeasterly side of Lancaster Pike being distant northeasterly 53 feet therefrom at right angles thereto the centerline, said point Beginning distant the three following described courses and distances measured along the sides of the said Lancaster Pike from a corner of lands now or formerly of E.I. DuPont DeNemours & Company:

(1) North 62 degrees 13 minutes 60 seconds West, 242.24 feet to a point;

(2) North 27 degrees 08 minutes 30 seconds East, 5.63 feet to a set drill hole; and

(3) North 48 degrees 21 minutes 59 seconds West, 51.64 feet to the point of Beginning

THENCE from said point of Beginning and continuing along the various courses of the said northeast side of Lancaster Pike, the three following described courses and distances:

(1) North 62 degrees 13 minutes 50 seconds West, 197.03 feet to a found monument;

(2) North 70 degrees 23 minutes 36 seconds West, 53.52 feet to a found monument; and

(3) North 64 degrees 24 minutes 10 seconds West, 141.71 feet to a found monument in the line of lands said point being distant northeasterly 40.10 feet therefrom measured at right angles thereto the said centerline of the Lancaster Pike;

THENCE partially along the southeasterly line and along the northeasterly line of said lands now or formerly of Shellhorn & Hill Incorporated, the two following courses and distances:

(1) North 18 degrees 18 minutes 30 seconds East, 106.42 feet to a set iron pin; and

(2) North 62 degrees 13 minutes 50 seconds West 130.35 feet to a found monument in the line of lands now or formerly of Mother African UFCMP Church (Deed Record 1649, Page 27);

THENCE along lines of said lands now or formerly of Mother African UFCMP Church the three following described courses and distances;

(1) North 28 degrees 21 minutes 00 seconds East, 40.00 feet to a found monument;

(2) North 62 degrees 13 minutes 50 seconds West, 3.02 feet to a found monument; and

(3) North 27 degrees 35 minutes 03 seconds East, 250.00 feet to a point, a corner for lands now or formerly of Bellevue Office Plaza as shown on a Record Land Development Plan recorded in the Office of the Recorder of Deeds in and for New Castle County on Microfilm No. 6686;

THENCE, partially along the southwesterly line of said lands now or formerly of Bellevue Office Plaza, South 62 degrees 13 minutes 50 seconds East, 538.93 feet to a set nail, a corner for said lands leased by Supermarkets General Corporation;

THENCE THEREBY, South 27 degrees 08 minutes 30 seconds West, 382.02 feet to a point on the said northeasterly side of Lancaster Pike and the point and place of Beginning.

Premises B:

ALL that certain parcel of land situate in Christiana Hundred, New Castle County and State of Delaware, being more particularly bounded and described as follows, to wit:

Beginning at a point on the northeasterly side of Lancaster Turnpike, at 70 feet wide, said point of Beginning being North 62 degrees 13 minutes 50 seconds West 242.24 feet measured along the said northeasterly side of Lancaster Turnpike from a corner common to lands of Commonwealth Trust Co., and lands now or formerly of E.I. DuPont deNemours & Co.; thence from said point of Beginning and along said northeasterly side of the Lancaster Turnpike, North 62 degrees 13 minutes 50 seconds West, 50.00 feet to a point, a corner for lands now or formerly of Lancaster Investments, Inc.; thence thereby North 27 degrees 08 minutes 30 seconds East 400.02 feet to a corner; thence continuing along the said line of lands of Lancaster Investments, Inc., South 62 degrees 13 minutes 50 seconds East 50.00 feet to a point; thence by a new line through lands of Commonwealth Trust Co. South 27 degrees 08 minutes 30 seconds West 400.02 feet to the first mentioned point and place of Beginning. Be the contents thereof what they may.

EXHIBIT B2

TITLE MATTERS AND ENCUMBRANCES

1.          Subject to sanitary sewer assessment and rent, not yet due and payable.

2.          Right of Way Agreements recorded in Deed Record M, Vol. 98, Page 39, Deed Record K, Vol. 113, Page 270 and Deed Record W, Vol. 122, Page 75

EXHIBIT C

REMEDIAL WORK

(Tenant Performs Construction with Landlord Reimbursement)

Reimbursement Cap: $375,000.00

Remedial Work Completion Date: the third anniversary of the Effective Date of the Lease

C. 1 Construction Documents. Tenant shall prepare, at Tenant’s expense, and deliver to Landlord Construction Documents (meaning plans and specifications prepared by design professionals licensed to prepare such plans and specifications which reasonably fix and describe the work to be performed by Tenant contractors) for roof replacements, parking area repairs and replacements, heating, ventilating and air conditioning upgrades, environmental remediation, asbestos abatement and automation improvements in an amount totaling at least the amount of the Reimbursement Cap, all as Landlord and Tenant shall reasonably and mutually agree. The Construction Documents shall substantially conform to and describe such work as so agreed, and when such Construction Documents are approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, the work described therein shall be the “Remedial Work” referred to herein. Tenant shall provide at least 6 copies of the Construction Documents to Landlord. Tenant shall be solely responsible for the liabilities and expenses of all architectural and engineering services relating to the Remedial Work and for the adequacy and completeness of the Construction Documents submitted to Landlord and for the Remedial Work itself, notwithstanding Landlord’s approval thereof.

C.2 Remedial Work Reimbursement. Upon Landlord’s approval of the Construction Documents showing the Remedial Work to be performed, Tenant shall cause the Remedial Work to be performed in accordance with all of the terms and requirements of the Lease including Exhibit G, and the reasonable out-of-pocket costs to Tenant of performing the Remedial Work shall be eligible for Reimbursement in the manner provided below up to but not in excess of the Reimbursement Cap listed above. All costs for the Remedial Work in excess of the Reimbursement Cap shall be paid for entirely by Tenant, and Landlord shall not provide any reimbursement therefor. Any Remedial Work not completed by the Remedial Work Completion Date listed above shall be ineligible for reimbursement from Landlord, and such Remedial Work shall be paid for solely by Tenant.

Notwithstanding anything in the Lease to the contrary, prior to the Remedial Work Completion Date Tenant shall have no obligation to perform any Remedial Work if the cost of same will exceed the Reimbursement Cap, unless Tenant determines, in its sole, reasonable judgment, that such work is necessary and prudent for the proper maintenance and operation of the Demised Premises.

Reimbursement of the reasonable out-of-pocket costs to Tenant of performing Remedial Work up to the Reimbursement Cap and by the Remedial Work Completion Date shall be disbursed to Tenant by Landlord in no more than four disbursements the requests for each of which shall not be submitted more frequently than monthly. For each disbursement, Tenant shall submit a requisition package to Landlord with (1) an itemization of the costs being requisitioned, (2) a certificate by an officer of Tenant that all such costs are reasonable out-of-pocket costs to Tenant of performing Remedial Work and have been incurred and paid for by Tenant, that to the actual knowledge of Tenant the Remedial Work included within the requisition has been performed substantially in accordance with the Construction Documents and in accordance with the Lease, (3) appropriate back-up documentation including, without limitation, lien releases (in a form reasonably approved by Landlord) and paid invoices and bills and (4) a statement by Tenant’s chief financial officer that such officer knows of no default under the Lease on the part of Tenant nor of any event which with the giving of notice or the passage of time or both could ripen into a default under the Lease. The final requisition package shall further include a copy of all applications for and copies of all governmental permits issued in connection with the Remedial Work and the plans referred to in Section 13 of the Lease for any Alterations. Notwithstanding anything herein or in the Lease to the contrary, Landlord shall not be obligated to reimburse any costs of Remedial Work if a default under the Lease has occurred and is continuing. Landlord shall pay the reimbursement to Tenant within thirty (30) days following Landlord’s receipt of the completed package. In the event that Landlord fails to pay the reimbursement within such thirty (30) day period, Tenant may deduct the reimbursebable amount against Rent due under the Lease.

C.3 Performance of Remedial Work by Tenant. No Remedial Work for which reimbursement is sought shall be performed except in accordance with the Construction Documents. In connection with its approval thereof, Landlord may delete from the Construction Documents any items or aspects of Remedial Work which in Landlord’s reasonable judgment (i) would increase the cost of operating the Building or performing any other work in the Building, (ii) are incompatible with the design, quality, equipment or systems of the Building, (iii) would require unusual expense to readapt the Premises to general grocery store use or (iv) otherwise do not comply with the provisions of this Lease. Prior to commencing any Remedial Work, Tenant shall submit to Landlord certificates of insurance on the part of Tenant contractors meeting the requirements of Exhibit G paragraph 1A (4). If any such Tenant contractor or any other person ever makes a claim against any Indemnitee (as such term is defined in Section 38) in connection with any Remedial Work, then Tenant shall indemnify such Indemnitee in the manner provided in the Lease against such claim.

C.4 Re-allocation of Reimbursement Cap. Upon the completion of the Remedial Work up to $20,000 of the Reimbursement Cap may be allocated to increase the “Reimbursement Cap” under any other lease between Tenant and any Affiliate of Landlord (except for that certain lease for space at 9210 Atlantic Avenue, Queens (Ozone Park), New York).

EXHIBIT D

FORM OF SUBORDINATION, NON-DISTURBANCE AND

ATTORNMENT AGREEMENT

KEY NO:

THIS AGREEMENT, made as of                                     2010, by and among                                                      , a                                       , and its successors and assigns, having an office at                    (hereinafter together with its successors and assigns called “Mortgagee”), WE APP Wilmington LLC, a Delaware limited liability company, having an office c/o Winstanley Enterprises, LLC, 150 Baker Avenue Extension, Suite 303 Concord, Massachusetts 01742 (hereinafter called “Landlord”) and Pathmark Stores, Inc., a Delaware corporation having an office at 2 Paragon Drive, Montvale, New Jersey 07645 (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS, Mortgagee has made a loan, or is about to make a loan to Landlord in the original principal amount of $                   evidenced by a promissory Note secured by, among other securities, a mortgage or deed of trust (hereinafter, as the same may be amended, supplemented or otherwise modified from time to time, called the “Mortgage”) covering a parcel or parcels of land owned by Landlord and described on Exhibit A annexed hereto and made a part hereof, together with the improvements now or hereafter erected thereon (said parcel or parcels of land and improvements thereon being hereinafter called the “Mortgaged Property”);

WHEREAS, by a certain lease heretofore entered into between Landlord and Tenant dated as of November    2010 and amended by [   ] (said lease and amendments being hereinafter collectively called the “Lease”), Landlord leased to Tenant the Mortgaged Premises together with the building now or hereafter erected on all or a portion of said premises (the Mortgaged Premises and the improvements on or to be erected thereon being thereinafter called the “Demised Premises”);

WHEREAS, a Memorandum of Lease dated November     2010 was recorded on November     , 2010 in the           in Book                      , Page              ;

WHEREAS, a copy of the Lease has been delivered to Mortgagee, the receipt of which is hereby acknowledged; and

WHEREAS, Mortgagee is unwilling to make said loan to Landlord unless the Lease is subordinate to the lien of the Mortgage; and

WHEREAS, Section 16 of the Lease provides that the Lease shall become subject and subordinate to the lien of a mortgage of the fee interest of the Demised Premises if and when a non-disturbance agreement is entered into with respect to such mortgage; and

WHEREAS, the parties desire to subordinate the Lease to the lien of the Mortgage, and to provide for the non-disturbance of Tenant by Mortgagee.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                            Mortgagee hereby consents to and approves the Lease.

2.                                            Tenant covenants and agrees with Mortgagee that the Lease and any extensions, renewals, replacements or modifications thereof and Tenant’s interest in the premises under the Lease are and at all times shall subject and subordinate to the lien of the Mortgage, without regard to the order of priority of recording of the Mortgage and the Memorandum of the Lease, subject, however, to the provisions of this Agreement.

3.                                            Tenant certifies that the Lease is presently in full force and effect.

4.                                            Mortgagee agrees that so long as the Lease shall be in full force and effect and so long as Tenant is not in default (beyond any applicable notice and cure period) in the payment of fixed rent as set forth in the Lease, or in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed:

A.                                        Tenant shall not be named or joined as a party defendant or otherwise in any suit, action or proceeding for the foreclosure of the Mortgage or to enforce any rights under the Mortgage or the bond or note or other obligations secured thereby unless required by law to do so; and

B.                                          The possession by Tenant of the Demised Premises and the Tenant’s rights thereto shall not be disturbed, affected or impaired by, nor will the Lease or the term thereof be terminated or otherwise affected by (i) any suit, action or proceeding upon the Mortgage or the bond or note or other obligation secured thereby, or for the foreclosure of the Mortgage or the enforcement of any rights under the Mortgage or any other documents held by the Mortgagee, or by any judicial sale or execution or other sale of the Mortgaged Property, or by any deed given in lieu of foreclosure, or by the exercise of any other rights given to the Mortgagee by any other documents or as a matter of law, or (ii) any default under the Mortgage or the bond or note or other obligation secured thereby.

5.                                            Mortgagee hereby acknowledges and agrees that all trade fixtures and equipment whether owned by Tenant or any subtenant or leased by Tenant from a Landlord/Owner in the Demised Premises shall be subject to the provisions of Section 17 of the Lease.

6.                                            If the Mortgagee shall become the owner of the Mortgaged Property by reason of foreclosure of the Mortgage or otherwise, or if the Mortgaged Property shall be sold as a result of any action or proceeding to foreclose the Mortgage or by a deed given in lieu of foreclosure, the Lease shall continue in full force and effect, without necessity for executing any new lease, as a direct lease between Tenant, as tenant thereunder, and the then owner of the Mortgaged Property, as landlord thereunder, upon all of the same terms, covenants and provisions contained in the Lease, and in such event:

A.                                        Tenant shall be bound to such new owner under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the Renewal Periods, if Tenant elects or has elected to exercise its options to extend the term) and Tenant hereby agrees to attorn to such new owner and to recognize such new owner as landlord under the Lease; and

B.                                          Such new owner shall be bound to Tenant under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the Renewal Periods, if Tenant elects or has elected to exercise its options to extend the term) which terms, covenants and provisions such new owner hereby agrees to assume and perform; provided, however, that such new owner shall not be (i) obligated to complete any construction work required to be done by Landlord within or outside of the Demised Premises pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant; however this provision shall not relieve such new owner from any repair or maintenance obligations of Landlord expressly set forth in the Lease accruing or arising following new owner’s acquisition of fee title to the Mortgaged Property or impair any express setoff rights of Tenant expressly set forth in the Lease accruing or arising following new owner’s acquisition of fee title to the Mortgaged Property; (ii) required to make any repairs to the Mortgaged Property or to the Demised Premises or to perform any other construction or other work, including without limitation the restoration of the Demised Premises following any casualty or taking; (iii) liable for the return of security deposits or letters of credit, if any, paid or delivered by or on behalf of Tenant to Landlord, except to the extent such sums are actually received by such new owner (or any Mortgagee if such Mortgagee is not the new owner); (iv) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any prior Landlord unless such sums are actually received by Mortgagee or if such prepayment shall have been expressly approved of in writing by such new owner (or any Mortgagee if such Mortgagee is not the new owner); (v) bound by any agreement amending, modifying or terminating the Lease made without Mortgagee’s prior written consent; (vi) bound by any assignment of the Lease or sublease of the Demised Premises, or any portion thereof, made prior to the time such new owner succeeded to Landlord’s interest other than if made pursuant to the provisions of the Lease; (vii) liable on account of any default on the part of Landlord occurring prior to such new owner’s succeeding to Landlord’s estate; or (viii) subject to any counterclaims, offsets or defenses that Tenant might have against Landlord.

7.                                            If Landlord shall default in the performance of the Lease Tenant shall give written notice thereof to Mortgagee and Mortgagee shall have the right, but not the obligation, to cure such default in accordance with Section 23 of the Lease (and as provided therein the Mortgagee shall be entitled to such further time to cure as may be reasonably necessary for the Mortgagee to remove any stay in bankruptcy and/or to commence and complete foreclosure proceedings or remove any cause beyond the Mortgagee’s reasonable control impairing its ability to cure or remedy, to obtain possession of the Demised Premises and thereafter to commence and diligently prosecute such cure or remedy to completion)

8.                                            Landlord has agreed in the Mortgage and other loan documents that the rents payable under the Lease shall be paid directly by Tenant to Mortgagee upon the occurrence of a default by Landlord under the Mortgage or any other loan document. Accordingly, after notice is given by Mortgagee to Tenant that the rents under the Lease should be paid to or at the direction of Mortgagee, Tenant shall pay to Mortgagee, or in accordance with the directions of Mortgagee, all rents and other monies thereafter due and to become due under the Lease. Tenant shall have no responsibility to ascertain whether such demand by Lender is permitted under the Mortgage or any other loan document. Landlord hereby waives any right, claim or demand it may have nor or hereafter have against Tenant by reason of such payment to Mortgagee, and any such payment to Mortgagee shall discharge the obligations of Mortgagee to make such payment under the Lease.

9.                                            Any notices or communications given under this Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested, postage prepaid, (a) if to Mortgagee at the address of Mortgagee as hereinabove set forth or at such other address as Mortgagee may designate by notice, or (b) if to Landlord at the address of Landlord as hereinabove, or at such other address as Landlord may designate by notice, or (c) if to Tenant, then one copy shall be delivered to the attention of the Senior Vice President of Real Estate of Tenant, another shall be delivered to the attention of General Counsel of Tenant, and another shall be delivered to the Director of Properties & Administration of Tenant, all at 2 Paragon Drive, Montvale, New Jersey 07645 or at such other addresses as Tenant may designate by notice. During the period of any postal strike or other interference with the mail, personal delivery shall be substituted for registered or certified mail.

10.                                      This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and assigns.

11.                                      This Agreement contains the entire agreement between the parties and cannot be changed, modified, waived or cancelled except by an agreement in writing executed by the party against whom enforcement of such modification, change, waiver or cancellation is sought.

12.                                      This Agreement and the covenants herein contained are intended to run with and bind all lands affected thereby.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

WITNESS:
MORTGAGEE:

, a

Name:	By:
Name:
Title:

LANDLORD:

WE APP WILMINGTON LLC, a
Delaware limited liability company

Name:	By:
Name:
Title:

WITNESS:	TENANT:

PATHMARK STORES, INC., a
Delaware corporation
Name:

By:
	Name:	Christopher W. McGarry
	Title:	Vice President and Secretary

WITNESS:
MORTGAGEE ACKNOWLEDGMENT

STATE OF                      )

SS:

COUNTY OF                  )

ON THIS                day of                 2010, before me, the subscriber, personally appeared                to me known, who being by me duly sworn, did depose and say that he is               of                the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public

LANDLORD ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On this                    day of                           2010, before me, the undersigned notary public, personally appeared                                            , proved to me through satisfactory evidence of identification, which was a [current driver’s license] [a current U.S. passport] [my personal knowledge], to be the person whose name is signed on the preceding instrument and acknowledged the foregoing instrument to be his/her free act and deed as                 of WE APP Wilmington LLC.

Notary Public
My Commission Expires:

TENANT ACKNOWLEDGMENT

STATE OF NEW JERSEY)

SS

COUNTY OF BERGEN)

ON THIS                               day of                  , 2010, before me, the subscriber, personally came Christopher W. McGarry, to me known, who being by me duly sworn, did depose and say that he is Vice President and Secretary of Pathmark Stores, Inc., the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public

EXHIBIT A

LEGAL DESCRIPTION OF MORTGAGED PROPERTY

(Attached)

EXHIBIT E

KEY NO:

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE made as of November          , 2010 by WE APP WILMINGTON LLC, a Delaware limited liability company, having an office at c/o Winstanley Enterprises, LLC, 150 Baker Avenue Extension, Suite 303 Concord, Massachusetts 01742 Attn: Adam Winstanley (hereinafter called “Landlord”), and PATHMARK STORES, INC., a Delaware corporation, having an office at 2 Paragon Drive, Montvale, New Jersey 07645 (hereinafter called “Tenant”).

W I T N E S S E T H:

1.                                           For and in consideration of the sum of TEN and no/100 Dollars ($10.00) and of other valuable considerations paid by Tenant to Landlord, the receipt and sufficiency of which are hereby acknowledged by Landlord, Tenant and Tenant hereby takes from Landlord that certain parcel of land (hereinafter called “Land”) described on Exhibit B and the buildings and other improvements now or hereafter erected on the Land together with the benefit of any and all easements, appurtenances, rights and privileges now or hereafter belonging thereto. The land is currently improved by an existing building consisting of 48,622 square feet of space (the “Building), as more particularly shown on the site plan attached hereto as Exhibit A. The Building and any buildings and improvements now or hereafter erected on the Land shall be hereinafter called “Improvements”. The Land and any Improvements now or hereafter erected thereon are hereinafter collectively called the “Demised Premises.” The Demised Premises have been leased to Tenant upon and subject to the covenants and agreements set forth in a certain agreement between Landlord and Tenant bearing even date herewith (hereinafter called the “Lease”).

2.                                            The Lease is in effect. The original term of the Lease shall continue to and include the date which is twenty (20) years after the day before the Commencement Date if the Commencement Date is the first day of a month, or twenty years (20) years after the last day of the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month.

3.                                            Tenant has the right and option to extend the term of the Lease from the date upon which it would otherwise expire for ten (10) separate renewal periods of five (5) years each (each such period being known as a “Renewal Period”). Said right and option, if exercised by Tenant, shall be in accordance with the terms and conditions of Section 4 of the Lease.

4.                                            The Lease contains the entire agreement between the parties. All persons are hereby put on notice of the existence of the Lease and are referred to the Lease for its terms and conditions. The Lease is on file in the offices of Tenant and the Landlord as hereinabove set forth.

5.                                           This Memorandum of Lease is prepared, signed and acknowledged solely for recording purposes under the laws of the State of Delaware, and is in no way intended to change, alter, modify, amend or in any other way affect the rights, duties and obligations of Landlord and Tenant pursuant to the Lease; it being specifically understood and agreed between the parties that each has rights, duties and obligations imposed upon it in the Lease which are not expressly contained herein but are included herein by reference.

6. Upon expiration of the Lease term Landlord and its successors and assigns has irrevocably been named attorney-in-fact by Tenant in the Lease to execute, deliver and record a notice of termination of this Memorandum.

IN WITNESS WHEREOF this Memorandum of Lease has been duly executed as of the day and year first above written.

WITNESS:	WE APP WILMINGTON LLC, a
Delaware limited liability company

Name:	By:
Name:
Title:

WITNESS:	PATHMARK STORES, INC., a
Delaware corporation

Name: Craig H. Feldman	By:
Name: Christopher W. McGarry
Title: Vice President and Secretary

EXHIBIT A

DEMISED PREMISES

EXHIBIT B

LEGAL DESCRIPTION OF THE LAND

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.

On this           day of November 2010, before me, the undersigned notary public, personally appeared                                                , proved to me through satisfactory evidence of identification, which was a [current driver’s license] [a current U.S. passport] [my personal knowledge], to be the person whose name is signed on the preceding instrument and acknowledged the foregoing instrument to be his/her free act and deed as                                       of WE APP Wilmington LLC.

Notary Public
My Commission Expires:

STATE OF NEW JERSEY)

SS

COUNTY OF BERGEN)

ON THIS           day of November, 2010, before me, the subscriber, personally came Christopher W. McGarry, to me known, who being by me duly sworn, did depose and say that he is the Vice President and Secretary of Pathmark Stores, Inc., the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

Notary Public

EXHIBIT F

UNCONDITIONAL GUARANTY

WHEREAS, Pathmark Stores, Inc., a Delaware corporation (“Tenant”) desires to enter into a certain lease (“Lease”) of even date concerning Demised Premises known as 3901 Lancaster Pike, Wilmington, Delaware, with WE APP Wilmington LLC, a Delaware limited liability company (“Landlord”). (Terms used herein and not otherwise defined will have the meaning given in the Lease.)

WHEREAS, as an inducement to entering into the Lease Landlord has required that the undersigned The Great Atlantic & Pacific Tea Company, Inc. (“Guarantor”) unconditionally guarantees the performance of all obligations of Tenant under the Lease.

NOW, THEREFORE, for good and valuable consideration, intending to be legally bound hereby, Guarantor agrees as follows:

1.             Guarantor unconditionally and absolutely guarantees to Landlord (which shall include its legal representatives, successors and assigns) the due and punctual performance of each and all of the Tenant’s obligations under or related to the Lease, including the timely payment of all sums due therein. Tenant’s obligations hereby guaranteed include, without limitation, those arising under amendments or modifications to the Lease hereafter entered into by Tenant and Landlord, all of which shall be so guaranteed even though Guarantor hereafter does not consent to or approve the same (Guarantor hereby waiving all rights of consent or approval with respect to such amendments or modifications).

2.             Guarantor waives presentment for payment or performance, notice of nonpayment or performance, notice of default, demand, protest or notice or acceptance of this Guaranty, any rights Guarantor may have by reason of any forbearance, modification, amendment, extension or any indulgence whatsoever that Landlord may grant or to which Landlord and the Tenant may agree with respect to the Lease, any and all notice of every kind to which Guarantor might otherwise be entitled with respect to the incurring of any further obligation or liability by Tenant to Landlord, demand for payment, the presentment of any instrument for payment, the protest or nonpayment thereof and any and all defenses whatsoever excepting only Tenant’s performance as required by the terms of the Lease. Guarantor also waives, unless and until all of the obligations of Tenant are fully paid and performed, any right to be subrogated in whole or in part to any right or claim of Landlord against Tenant and any right to require the marshalling of any assets of the Tenant, which right of subrogation or marshalling might otherwise arise from any partial payment by the Guarantor. It is expressly understood and agreed that Guarantor’s liability hereunder shall be unaffected by (i) any amendment or modification whatsoever of the provisions of the Lease, (ii) any extension of time for performance under the Lease, (iii) any delay by Landlord in exercising any right under the Lease or this Guaranty (none of which shall ever operate as a waiver of such right), or (iv) the release of Tenant or any other guarantor from performance or observance of any of the agreements or conditions contained in the Lease by operation of law or otherwise, whether made with or without notice to Guarantor, including without limitation any impairment, modification, change, release, rejection, disaffirmance, or limitation of the liability of Tenant, or any other guarantor of the Lease, of their estate in bankruptcy or insolvency resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other similar or insolvency statute, or from the decision of any court. Guarantor covenants that Guarantor will cause Tenant to maintain and preserve the enforceability of the Lease, as the same may hereafter be modified or amended, and will not permit it to take or to fail to take action of any kind the taking of which or the failure to take might be the basis for a claim that Guarantor has any defense to its obligation hereunder other than timely performance in full of the Lease in accordance with its terms. The joint and several liability of Guarantor hereunder shall exist irrespective of the validity or enforceability of the Lease.

3.             This shall be an agreement of suretyship as well as of guaranty, and Landlord, without being required to proceed first against Tenant or any other person or entity, may proceed directly against Guarantor whenever Tenant fails to make any payment due or fails to perform any obligation now or hereafter owed to Landlord without first resorting to or exhausting any other remedy and without first having recourse to the Lease; provided, however, that nothing herein contained shall prevent Landlord from suing on the Lease with or without making Guarantor a party to the suit or from exercising any other rights thereunder and if such suit, or other remedy, is availed of, only the net proceeds therefrom, after deduction of all Landlord’s Costs of Collection (defined below) shall be applied in reduction of the amount then due on this Guaranty.

4.             Guarantor agrees to pay to Landlord, on demand, all costs and expenses, including reasonable attorneys’ fees and litigation expenses, which Landlord may incur in the enforcement of Tenant’s obligations under the Lease or the liability of Guarantor hereunder (“Costs of Collection”). “Costs of Collection” includes, without limitation, all out of pocket expenses incurred by the Landlord’s attorneys and all costs incurred by Landlord including, without limitation, costs and expenses associated with travel on behalf of Landlord, which costs and expenses are related to or in respect of Landlord’s efforts to collect and/or to enforce any of the obligations and/or to enforce any of its rights, remedies or powers against or in respect of either or both Tenant or Guarantor (whether or not suit is instituted in connection with such efforts).

5.             Guarantor represents and warrants to Landlord that (i) it has either examined the Lease or has had an opportunity to examine the Lease and has waived the right to examine; (ii) that it (and the individual acting on its behalf) has the full power, authority and legal right to execute and deliver this Guaranty; (iii) that this Guaranty is a binding legal obligation and is fully enforceable against Guarantor in accordance with its terms; (iv) that there is no action or proceeding pending or, to its knowledge, threatened against Guarantor before any court or administrative agency which might result in any material adverse change in its business or condition or in its assets; (v) that neither the execution nor delivery of this Guaranty nor fulfillment of nor compliance with the terms and provisions thereof will constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of Guarantor under any agreement or instrument to which it is now a party or by which Guarantor may be bound; and (vi) that Guarantor is the sole owner of all the common stock of Tenant and expects to derive financial benefit from the Lease.

6.             This Agreement shall be binding upon Guarantor and its legal representatives, successors and assigns, and shall inure to the benefit of Landlord and its legal representatives, successors and assigns, and is irrevocable until released in writing by Landlord. Each and every right, remedy and power hereby granted to Landlord or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Landlord at any time and from time to time. The validity, construction and performance of this Guaranty shall be governed by the laws of the State where the Demised Premises are located (the “State”), without regard to conflict of law principles. If any clause or provision of this Guaranty should be held illegal or invalid by any court, the invalidity of such clause or provisions shall not affect any of the remaining clauses or provisions hereof. In case any agreement or obligation contained in this Guaranty should be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Guarantor, as the case may be, to the full extent permitted by law. Each and every default hereunder or under the Lease shall give rise to a separate cause of action hereunder. The obligations and liabilities of hereunder shall be joint and several with any other guarantees given to Landlord in connection with the Lease. This Guaranty may be amended only by instrument in writing executed and delivered by both Landlord and Tenant. The provisions of this Guaranty shall bind Guarantor and its respective successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns. This Guaranty and all consents, notices, approvals and all other documents relating hereto may be reproduced by photographic, microfilm, microfiche or other reproduction process and the originals thereof may be destroyed; and each party agrees that any reproductions shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not reproduction was made in the regular course of business) and that any further reproduction of such reproduction shall likewise be admissible in evidence.

7.             Guarantor consents to and agrees that the courts of the State shall have personal jurisdiction over Guarantor for any action brought on this Guaranty including the right to grant judgment against Guarantor personally together with interest on any judgment obtained by Landlord at the interest rate set forth in the Lease for late payments (but if the same shall be unlawful for any reason, then at the highest permissible interest rate). Guarantor further agrees and consents that venue, if any, for any such action shall be as set forth in the Lease. Guarantor waives and relinquishes any and all rights to removal of any such action to any other court. Guarantor also waives trial by jury in any judicial proceeding involving any matter in any way arising out of or relating to this Guaranty or the Lease.

8.             Any notice, communication, request or other document or demand made under this Guaranty shall be in writing and shall be deemed given at the earlier of (i) the date received or (ii) three (3) business days after the date deposited in a United States Postal Service Depository, postage prepaid first class certified or registered mail, return receipt requested, addressed to Guarantor or Landlord, as the case may be, at the respective addresses set forth opposite their names below:

Landlord:

WE APP Wilmington LLC

c/o Winstanley Enterprises, LLC

150 Baker Avenue Extension, Suite 303

Concord, MA 01742

Attn. Adam Winstanley

with a copy similarly sent to:

DLA Piper LLP (US)

33 Arch Street, 26th Floor

Boston, MA 02110

Attention: Daniel A. Taylor, Esq. or Primo Fontana, Esq.

Guarantor:

The Great Atlantic & Pacific Tea Company, Inc.

2 Paragon Drive

Montvale, New Jersey 07645

Attn: Senior Vice President of Real Estate

with a copy similarly sent to

The Great Atlantic & Pacific Tea Company, Inc.

2 Paragon Drive

Montvale, New Jersey 07645

Attn: General Counsel

Either party may change an address to which any such notice, communication, request or other document or demand is to be delivered to it or delivery of copies thereof by furnishing written notice of such change to the other party. Each party shall, when giving notices, send at least one (1) copy by Federal Express, U.S. Express Mail, or other overnight delivery service, to the addressee.

IN WITNESS WHEREOF, Guarantor has executed and sealed this Guaranty the day of November         , 2010.

WITNESS:	THE GREAT ATLANTIC & PACIFIC
TEA COMPANY, INC., a Maryland corporation

By:
Name: Craig H. Feldman	Name: Christopher W. McGarry
Title: Senior Vice President

EXHIBIT G

INSURANCE

This Exhibit G shall be incorporated into the Lease, and where terms of this Exhibit conflict with these terms within the Lease, the terms of this Exhibit shall prevail and govern the Lease.

1.               INSURANCE.

A. Coverage. Tenant shall purchase and maintain insurance during the entire Term of the Lease and any period Tenant (or any party claiming by, through or under Tenant) occupies any portion of the Demised Premises, for the benefit of the Tenant and Landlord (as their interest may appear) with terms and coverages reasonably satisfactory to Landlord, and with insurers having a minimum A.M. Best rating of at least A/X, and with such increases in limits as Landlord may from time to time reasonably request, but initially Tenant shall maintain the following coverages in the following amounts:

(1)             Commercial General Liability Insurance naming Landlord, Landlord’s management, leasing and development agents and Landlord’s mortgagee(s) from time to time as additional insureds, with coverage for premises/operations, personal and advertising injury, products/completed operations and contractual liability with combined single limits of liability of not less than $1,000,000 for bodily injury and property damage per occurrence and not less than 2,000,000 in the aggregate and excess liability insurance with a limit not less than $20,000,000 per occurrence and aggregate. Notwithstanding anything to the contrary contained herein, Tenant’s obligation to maintain general liability insurance may be satisfied through a program of self-insurance whereby Tenant self-insures the first $3,000,000.00 per claim as long as the program is supported by an A-rated insurance company and its third party administrator.

(2)             Property insurance covering property damage and business interruption for the entire Demised Premises. Covered property shall include the Building, boilers and machinery, all tenant improvements, office furniture, trade fixtures, office equipment, merchandise and all other items Tenant’s property on the Demised Premises. Such insurance shall name Landlord and Fee Mortgagee(s) from time to time as additional loss payees as their interests may appear. Such insurance shall be written on an “all risk” of physical loss or damage basis including but not limited to the perils of fire, extended coverage, windstorm, vandalism, malicious mischief, terrorism, sprinkler leakage, flood, windstorm and earthquake, for the full replacement cost value of the covered items and other endorsements as Landlord shall reasonably request from time to time and in amounts that meet any co insurance clause of the policies of insurance with a deductible amount not to exceed $750,000. Such insurance shall include rent continuation coverage of no less than twelve (12) months. Such policy or policies shall provide that the proceeds of any loss shall be payable to Landlord and Tenant and to the holder (as its interest may appear) of any Fee Mortgage to which this Lease is subordinate so long as such holder and future holders of such Fee Mortgage are obligated to apply proceeds of insurance in the manner provided for in this Lease.

(3)             Workers’ Compensation Insurance and Employers Liability Insurance with statutory limits and automobile liability insurance (coverage must include owned, leased, hired and non owned vehicles) with a limit of at least $1,000,000 Combined Single Limit-Bodily Injury & Property Damage.

(4)             Tenant shall purchase or shall cause each Tenant contractor performing work on the Demised Premises to carry insurance protecting against claims set forth below which may arise out of or result from the contractor’s operations on the Premises and naming Landlord, Landlord’s management, leasing and development agents as additional insureds for Premises Operations and Completed Operations. Waiver of Subrogation to apply under all policies.

(1)           claims under workers’ or workmen’s compensation, disability benefit and other similar employee benefit acts—in amounts as required by law;

(2)           claims for damages because of bodily injury, occupational sickness or disease, or death of his employees or any other person and other personal injury and motor vehicle liability — Public Liability - Single Limit (Combined) Per Occurrence. Bodily Injury/Property Damage $1,000,000 w/ $2,000,000 General/Completed Operations Aggregate. Automobile Liability - Single Limit (Combined) Per Occurrence Bodily Injury and Property Damage $1,000,000. Excess Liability Umbrella covering all above items $5,000,000 per Occurrence; and

(3)           claims for damages, other than the work of the contractor itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom — $1,000,000 per occurrence.

Tenant shall, prior to the commencement of the Term and on each anniversary of the renewal date thereof, furnish to Landlord certificate(s) evidencing such coverage, which certificate(s) shall state that such insurance coverage may not be canceled without at least thirty (30) days’ prior written notice to Landlord and Tenant. The insurance maintained by Tenant shall be deemed to be primary insurance and any insurance maintained by Landlord (acknowledging that Landlord has no obligation to maintain any insurance) shall be deemed secondary thereto. On all liability insurance Landlord, (and if requested, Landlord’s Fee Mortgagees and Landlord’s management, leasing and development agents shall be named as additional insureds with such coverage to be primary. Tenant agrees from time to time to deliver true and complete copies of all policies to Landlord upon request.

EXHIBIT H

PERCENTAGE RENT

If any Percentage Rent Event occurs as described in Section 5(E) of the Lease, then the following provisions shall immediately take effect, shall become a part of the Lease for the remainder of the Term and Tenant shall, in addition to all other rent provided for in the Lease, also pay Percentage Rent to Landlord in accordance with the following:

Section 5(E) Percentage Rent

5(E)(1) Percentage Rent - General Covenant. As used in this Section 5(E) the following terms have these meanings:

“Percentage Rent Rate” means one percent (1%) of Excess Gross Sales.

“Excess Gross Sales” means Gross Sales above the Gross Sales Benchmark.

“Gross Sales” has the meaning given below in Section 5 (E)(2).

“Gross Sales Benchmark” means $32,500,000.00, which amount is increased by five (5%) every five years at the same time Fixed Annual Rent increases under Section 5 (A) of the Lease.

Tenant covenants and agrees to pay to Landlord, as Additional Rent, the amount, if any, of Tenant’s Excess Gross Sales during any calendar month or part thereof during the Term, multiplied by the Percentage Rent Rate (“Percentage Rent”). (For any period less than a full calendar month the Excess Gross Sales and the Gross Sales Benchmark shall be prorated.) Such amounts payable hereunder are referred to as “Percentage Rent” and are also included in the term “Additional Rent.”

5 (E)(2) Gross Sales - Definition. “Gross Sales” means the total amount in dollars of the actual price charged (including finance charges), by Tenant and any sublease, assignee, licensee or other person conducting sales from or with respect to the Demised Premises, whether for cash or on credit, for all sales of merchandise, food, beverages, services, gift or merchandise certificates, and all other receipts of business conducted at, in, on, about or from the Premises, including, but not limited to, all mail or telephone orders, all internet sales, and all catalog sales and all home delivery sales received or filled at, from or with respect to the Premises, and including all deposits not refunded to purchasers, all orders taken in, from or with respect to the Premises, whether or not such orders are filled elsewhere, receipts of sales through any vending machine or other coin or token operated device or otherwise at, in, on, about, from or with respect to the Premises, and sales and receipts occurring or arising as a result of solicitation off the Premises conducted by personnel operating from or reporting to, or under the supervision of any employee of Tenant located at the Demised Premises. Gross Sales shall not, however, include any separately stated sums collected and remitted for any retail sales tax or retail excise tax imposed by any duly constituted governmental authority, nor shall they include any exchange of goods or merchandise between the stores of Tenant where such exchange of goods or merchandise is made solely for the convenient operation of the business of Tenant and neither for the purpose of consummating a sale which has theretofore been made at, in, on, about or from the Premises nor for the purpose of depriving Landlord of the benefits of a sale which otherwise would be made at, in, on, about, from or with respect to the Premises, nor the amount of any cash or credit refund made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by the purchaser and accepted by Tenant, nor sales of fixtures which are not a part of Tenant’s stock in trade. Each sale upon installment, credit or layaway shall be treated as a sale for the full price in the month during which such sale shall be made, irrespective of the time when Tenant shall receive payments from its customers, and no deduction shall be allowed for uncollectible payment by customer or uncollected or uncollectible credit accounts.

5(E)(3) Records and Reporting of Gross Sales. Tenant shall utilize, and cause to be utilized, cash registers equipped with consecutive serialized tapes and/or such other devices for recording sales as are normally used in Tenant’s type of business to record all sales and Tenant shall keep for at least 36 months after expiration of each calendar year or part thereof during the Term, full, true and accurate books of account and records (“books”) conforming to generally accepted accounting principles showing all Gross Sales transacted at, in, from and upon the Premises for such calendar year or part thereof, including all tax reports, dated cash register tapes, sales slips, sales checks, sales books, bank deposit records and other supporting data. Such books shall be kept on the Premises during the Term. Within fifteen (15) days after the end of each calendar month or portion thereof included in the Term, Tenant shall furnish to Landlord a statement of Gross Sales transacted during such previous month or portion thereof; and on or before each February 1 included in the Term and within thirty (30) days after the end of the Term Tenant shall furnish to Landlord a statement (the “Annual Statement”) certified by an independent public accountant of Gross Sales itemized on a calendar month by calendar month basis transacted during the preceding calendar year or part thereof. In the event of Tenant’s failure to furnish any statement of Gross Sales required hereunder, in addition to all other remedies afforded it under this Lease, Landlord shall be entitled to have an accountant of Landlord’s selection conduct an audit of Tenant’s books for such period or periods for which Tenant has failed to furnish such statements. Such audit shall be at Tenant’s expense and Tenant shall promptly reimburse Landlord for the costs of such audit. All such costs shall be deemed additional charges. Notwithstanding the foregoing, Landlord shall have the right from time to time by its accountants or representatives to audit all statements of Gross Sales and in connection with such audits to examine all of Tenant’s books (including all supporting data and any other records from which Gross Sales may be tested or determined) of Gross Sales; and Tenant shall make all books readily available for such examination. Failure of Tenant to make all books readily available for such examination shall be deemed a default under this Lease; and in addition to all other remedies afforded it under this Lease, Tenant shall promptly reimburse Landlord for the costs of such audit. All such costs shall be deemed additional charges. If any such audit discloses that the actual Gross Sales for any month transacted by Tenant exceed those reported by more than two percent, Tenant shall forthwith pay to Landlord the cost of such audit and examination together with any additional Percentage Rent payable to Landlord. Any information obtained by Landlord pursuant to the provisions of this Section shall be treated as confidential, except in any litigation or arbitration proceedings between the parties, and, except further, that Landlord may disclose such information to existing Lenders and to prospective buyers and lenders.

5 (E)(4) Payment. On or before the 15th day after the expiration of each full or partial calendar month included in the Term, Tenant shall pay all Percentage Rent due for such prior month to Landlord without demand, provided that if such amount exceeds the Percentage Rent that would be payable with respect to such month if Percentage Rent were calculated on the basis of Gross Sales for all months elapsed in the then current calendar year, Tenant shall not be required to pay any amount on account of such month unless and until such amount shall later be payable as part of the annual adjustment. Upon receipt by Landlord of each Annual Statement of Gross Sales there shall be an adjustment between Landlord and Tenant to the end that Landlord shall receive the exact amount of Percentage Rent due hereunder. Any overpayments by Tenant hereunder shall be credited against the next payments due under this Section. Any underpayments by Tenant shall be immediately due and payable. With respect to the calendar year in which the Term ends, the adjustments shall be prorated for the portion of the calendar year included in the Term.

EXHIBIT I

LOCAL LAW ADDENDUM

(Attached)

Lease Addendum (DE)

This Lease Addendum (“Addendum”) is supplemental to and made a part of that certain Lease dated as of November     , 2010 (the “Lease”) by and between WE APP Wilmington LLC (“Landlord”) and Pathmark Stores, Inc. (“Tenant”). Capitalized terms used in this Addendum without definition shall have the meanings set forth in the Lease. This Addendum is to be construed as supplemental to, and part of, the Lease. In the event of any inconsistency between the Lease and this Addendum, the terms and provisions of this Addendum shall prevail.

Notwithstanding the terms and conditions contained in the Lease, and to the limited extent hereof, the parties agree as follows:

1.               Notwithstanding any provision contained in Section 7(G) of the Lease to the contrary, the term “Taxes” as it is used in the Lease shall include, without limitation, any and all taxes and license fees required to be paid by Landlord under 30 Del. C. § 2301(a)(6) and 30 Del. C. § 2301(d).

2.                In addition to all other remedies of Landlord provided in the Lease, Landlord may maintain an action for summary possession under 25 Del. C. § 5702 for any default of Tenant as provided in Section 25 of the Lease or for any other breach by Tenant of the terms, covenants and conditions contained in the Lease, including, without limitation, the holding over in possession of Tenant after the Expiration Date or earlier termination of the Lease.

3.               Notwithstanding any provision contained in Section 22 of the Lease to the contrary, Tenant’s holding over in possession of the Demised Premises after the Expiration Date or earlier termination of the Lease, including, without limitation, the collection of rent by Landlord during the period of such holding over, shall in no way constitute Landlord’s permission to Tenant to hold over in possession of the Demised Premises after the Expiration Date or earlier termination of the Lease.

EXHIBIT J

Confidentiality Agreement

(Attached)

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this “Agreement”) is entered into as of                                   , 2010 (the “Effective Date”) by and between [TENANT], a                              , having an address at                                           (“Company”) and                              , a                              , having an address at                                   (“Disclosee”).

In connection with Disclosee’s interest in obtaining information concerning the business of Company, Company is furnishing or has furnished Disclosee with certain written information concerning Company’s gross sales that is either non-public, confidential or proprietary in nature. This information furnished to Disclosee or its affiliates, agents, representatives or employees (“Representatives”), together with analyses, compilations, forecasts, studies or other documents prepared by Disclosee or its Representatives that contain or otherwise reflect such information is hereinafter referred to as the “Information.” In consideration of Company furnishing Disclosee with the Information, Disclosee agrees that:

1.             The Information is Company’s property and will be kept confidential and shall not, without Company’s prior written consent, be disclosed by Disclosee or Representatives in any manner whatsoever, in whole or in part, and shall not be used by Disclosee or its Representatives in any manner to compete with the business of Company. Moreover, Disclosee may reveal the Information only to its Representatives who need to know the Information, are informed by Disclosee of the confidential nature of the Information and who shall agree to act in accordance with the terms and conditions of this Agreement. Disclosee shall be responsible for any breach of this Agreement by its Representatives.

2.             The term Information shall not include such portions of the Information which (i) are or become generally available to the public other than as a result of a disclosure by Disclosee or its Representatives, or (ii) become available to Disclosee on a non-confidential basis from a source (other than Company or its Representatives) that is not prohibited from disclosing such Information to Disclosee by a legal, contractual or fiduciary obligation to Company; or (iii) must be disclosed in order to comply with any applicable law, order, regulation or ruling; (iv) is already known to Disclosee or its Representatives or is already in its or their possession prior to disclosure by Company hereunder, or (v) is independently developed by Disclosee or its Representatives without reference to the Information.

3.             In the event that Disclosee or anyone to whom Disclosee transmits the Information pursuant to this Agreement becomes legally compelled to disclose any of the Information, Disclosee will provide Company with prompt notice so that Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that Company waives compliance with the provisions of this Agreement, Disclosee will furnish only that portion of the Information that Disclosee is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

4.             Disclosee acknowledges that remedies at law may be inadequate or protect against breach of this Agreement, and Disclosee hereby in advance agrees that Company may seek injunctive relief without proof of actual damages. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to conflict of law principles. The exclusive jurisdiction for any disputes concerning this Agreement shall be the Superior Court of New Jersey,

Bergen County, and the parties hereby submit to such jurisdiction and waive all defenses relating to jurisdiction, venue and forum non convenience.

5.             Disclosee hereby defends, indemnifies and holds harmless Company and its Representatives and their respective successors and assigns against and from any loss, liability or expense, including attorney’s fees, arising out of any uncured breach by Disclosee or by its Representatives of any of the terms of this Agreement

6.             This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which shall constitute the same Agreement. A facsimile, email, pdf or electronic signature shall be deemed an original signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

COMPANY:

[TENANT], a

By:
Name:
Title:

DISCLOSEE:

, a

By:
Name:
Title:

EXHIBIT C-1

RENT ROLL FOR SHOPPING CENTER PROPERTY

RENT ROLL FOR SHOPPING CENTER PROPERTY

LEASE ENTITY / TENANT NAME	MONTHLY RENT	ANNUAL RENT	START	END	SIZE - S.F.	RENT/ S.F.	SECURITY DEPOSIT

*Aj PET DISTRIBUTORS	$8,002.13	$96,025.56	4/1/2005	3/31/2008	2,480	$38.72
*Tenant is M-to-M

ATLANTIC RESTAURANT (BURGER KING)	$10,416.67	$125,000.04	5/1/2006	4/30/2011	2,996	$41.72	$5,000.00
STEP	$12,083.33	$144,999.96	5/1/2011	4/30/2016	2,996	$48.40
STEP	$14,166.67	$170,000.04	5/1/2016	4/30/2020	2,996	$56.74
STEP	$15,833.33	$189,999.96	5/1/2020	4/30/2024	2,996	$63.42
STEP	$17,083.33	$204,999.96	5/1/2024	4/30/2026	2,996	$68.42
% Rent: 6% over 5% break point

COACH NAILS & SKIN CARE	$1,975.00	$23,700.00	1 1/1/2006	10/31/2011	600	$39.50	$5,000.00

EYEGLASS SERVICE INDUSTRY	$5,370.56	$64,446.72	1 1/1/2008	10/31/2011	1,323	$48.71	$10,425.38
STEP	$5,639.09	$67,669.08	11/1/2011	10/31/2014	1,323	$51.15
STEP	$5,751.87	$69,022.44	11/1/2014	10/31/2015	1,323	$52.17
OPTION	$5,866.91	$70,402.92	11/1/2015	10/31/2016	1,323	$53.21
STEP	$5,984.25	$71,811.00	11/1/2016	10/31/2017	1,323	$54.28
STEP	$6,163.78	$73,965.36	11/1/2017	10/31/2018	1,323	$55.91
STEP	$6,348.69	$76,184.28	11/1/2018	10/31/2019	1,323	$57.58
STEP	$6,539.15	$78,469.80	11/1/2019	10/31/2020	1,323	$59.31

FASHION BUG	$16,893.33	$202,720.00	11/01/2010	10/31/2015	5,068	$40.00
% rent of 4% over $5,068,000

GAMESTOP	$5,685.63	$68,227.56	8/1/2008	7/31/2013	2,481	$27.50

OZONE PARK WINES & LIQUORS	$4,198.06	$50,376.72	11/1/2007	10/31/2012	1,204	$41.84	$7,800.00
STEP	$4,827.77	$57,933.24	11/1/2012	10/31/2017	1,204	$48.12

Rent and CAM Prorations

		Rent	Cam	Tax	Total	Nov 1 - 3	Nov 4 - 30		Open Bal as of Nov.3

072-6626	All Pet Distributors, Inc.	$8,002.13	$423.75	$1,299.06	$9,724.94	$972.49	$8,752.45	A	$9,724.94
	Atlantic Restaurant Assoc., Inc.	$10,416.67	$511.29	$1,567.12	$12,495.08	$1,249.51	$11,245.57	B	$13,024.49
	Coach Nails & Skin Care, Inc.	$1,975.00	$182.57	$313.42	$2,470.99	$247.10	$2,223.89	A	$2,470.99
	Eyeglass Service Industries	$5,370.56	$226.01	$692.83	$6,289.40	$628.94	$5,660.46	A	$6,289.40
	Fashion Bug of Ozone Park, Inc.	$16,893.33	$847.55	$2,598.12	$20,339.00	$2,033.90	$18,305.10	A	$20,339.00
	Gamestop, Inc.	$5,685.63	$423.77	$1,299.06	$7,408.46	$740.85	$6,667.61	C	$46,586.10
	Ozone Park Wines & Liquors	$4,198.06	$205.81	$630.97	$5,034.84	$503.48	$4,531.36	D	$10,273.52

A	Representing Nov. 2010 rent, cam and tax.			C	Nov. 2010 rent, cam & tax		$7,408.46
					2009 Cam Adj.		$419.03
B	Nov. 2010 rent, cam & tax	$12,495.08			Rent arrears from June-Oct. 2010		$38,758.61
	2009 Cam Adj.	$505.35					$46,586.10
	Oct. 2010 cam	$24.06
		$13,024.49		D	Oct. 2010 rent, cam & tax		$5,034.84
					Nov. 2010 rent, cam & tax		$5,034.84
					2009 Cam Adj.		$203.84
							$10,273.52

EXHIBIT C-2

GROUND LEASES

1.   That certain Lease between Commonwealth Trust Co. (Lessor) and 909 Group, L.P. (Lessee) dated as of September 8, 1977, as amended or otherwise modified by the documents listed below:

(a)           Amendment of Lease dated February 28, 1979

(b)           Amendment of Lease dated December 11, 1979

(c)           Assignment of Lease date November 29, 1994

(d)           Assignment of Lease dated June 11, 1980

(e)           Renewal Notice [9/8/97 — 9/7/02] dated March 3, 1997

(f)            Renewal Notice [9/8/02 — 9/7/07] dated January 31, 2002

(g)           Notice [Transfer of Ownership] dated August 9, 2007

(h)           Notice [Transfer of Ownership] dated February 6, 2009

(i)            Assignment and Assumption of Lease dated September 3, 2009

2.   That certain Lease between 7 Horizon Corp. (Landlord) and Pathmark Stores, Inc. formerly known as Supermarkets General Corporation (Tenant) dated as of August 7, 1987, as amended or otherwise modified by the documents listed below:

(a)           Declaration of Easement dated August 7, 1987

(b)           Letter Agreement dated March 28, 1990

(c)           Assignment of Lessor’s Interest in Lease date March 29, 1990

(e)           Renewal Notice [6/1/8 — 5/31/13] dated July 25, 2007

(f)            First Amendment to Lease dated September 10, 2010

EXHIBIT C-3

SURVEYS

The Great Atlantic & Pacific Tea Company, Inc.

Sixty Ninth Street

Upper Darby Township, Delaware County

Commonwealth of Pennsylvania

Dated: 9/1/10, Revised 10/4/10

by Control Point Associates, Inc.

The Great Atlantic & Pacific Tea Company, Inc.

Gloucester Pike & White Horse Pike

Borough of Lawnside

Camden County, State of New Jersey

Dated: 11/20/07, Revised 10/4/10

by Control Point Associates, Inc.

The Great Atlantic & Pacific Tea Company, Inc.

4055 Merrick Road

Seaford, Town of Hempstead, Nassau County

State of New York

Dated: 9/8/10, Revised 10/5/10

by Control Point Associates, Inc.

The Great Atlantic & Pacific Tea Company, Inc.

1764 Grand Avenue

Lots 580, 592, 593, 594, 595, 597, 598 & 600

Baldwin, Town of Hempstead, Nassau County

State of New York

Dated: 9/8/10, Revised 10/29/10

by Control Point Associates, Inc.

The Great Atlantic & Pacific Tea Company, Inc.

92-10 Atlantic Avenue

Ozone Park, Borough and County of Queens

City and State of New York

Dated: 12/6/07, Revised 11/4/2010

by Control Point Associates, Inc.

The Great Atlantic & Pacific Tea Company, Inc.

3901 Lancaster Pike

Christiana Hundred Township, New Castle County

State of Delaware

Dated: 9/1/10; Revised 10/7/10

by Control Point Associates, Inc.

EXHIBIT C-4

TITLE CONDITIONS

I.              Standard Requirements

1              Title Affidavits in a form reasonably acceptable to Title Company

2              Gap Indemnity

3              Updated rent rolls, as required

II.            Authority Requirements

1              For the entities on the attached Schedule A or their successor entities, as the case may be, the following authority documents:

a.             a copy of the Certificate of Formation (or equivalent) from the jurisdiction of formation;

b.             a current Certificate of Good Standing from the jurisdiction of formation;

c.             if state of formation is different than where the property is located, a current Certificate of Registration (or equivalent) from the state where the property is located, evidencing authority to conduct business in that jurisdiction (foreign entity only);

d.             the Operating Agreement (for a Limited Liability Company (“LLC”)) or Partnership Agreement (for a Limited Partnership (“LP”)) or Articles of Organization (for a Corporation), and any and all amendments thereto;

e.             a Resolution and Incumbency Certificate authorizing the transaction which is the subject of the applicable commitment and identifying and directing the necessary persons to execute and deliver the documents necessary to consummate the transaction.

2              For the entities on the attached Schedule B, the following authority documents:

a.             a copy of the Certificate of Formation (or equivalent) from the jurisdiction of formation;

b.             a current Certificate of Good Standing from the jurisdiction of formation;

c.             the Operating Agreement, Partnership Agreement or Articles of Organization, as applicable, and any and all amendments thereto;

d.                                      Resolution and Incumbency Certificate authorizing the transaction which is the subject of the applicable commitment and identifying and directing the necessary persons to make, execute and deliver the documents necessary to consummate the transaction

III.           Discharge of Existing Financing — Funds and/or documentation sufficient to obtain discharges for the financing documents listed on Schedule C attached hereto.

IV.           Termination of Affiliate Ground Leases — Termination of the following Pathmark/A&P affiliate ground leases, as well as documentation sufficient to terminate any recorded notice or memorandum of lease related thereto:

1                                          421 South 69th Blvd, Upper Darby, PA — Lease between Upper Darby Stuart, Inc., a Delaware corporation and Pathmark Stores, Inc., a Delaware corporation, and Memorandum of Lease recorded in Volume 1787 Page 71

2                                          130 White Horse Pike, Lawnside, NJ — Lease between Plainbridge, Inc. and Pathmark Stores, Inc. recorded in Deed Book 5114, Page 746.

3                                          4055 Merrick Road, Seaford, NY — Lease between Delaware Stuart, Inc., as Lessor and Supermarkets General Corporation, as Lessee, dated as of June 1, 1968, as evidenced by a memorandum of lease between same parties dated June 1, 1968, recorded June 14, 1968 in Liber 7838, cp 109.

4                                          1764 Grand Avenue, Baldwin, NY — Lease between Delaware Stuart, Inc., as Landlord and Supermarkets General Corporation as Tenant dated as of October 1, 1966, as evidenced by a memorandum of lease dated October 13, 1966 between the same parties recorded October 19, 1966 in Liber 7590, cp 56.

5                                          92-10 Atlantic Avenue, Queens, NY — Unrecorded Lease between Plainbridge LLC, as successor by conversion from Plainbridge Inc., as Landlord and Pathmark Stores, Inc., as Tenant, as referred to in a mortgage by Plainbridge, LLC to Bank of America, N.A. as collateral agent for the secured parties, dated 12/27/2007 recorded 05/14/2008 as CRFN 2008000193420.

6                                          3901 Lancaster Pike, Wilmington, DE — Lease between Lancaster Pike Stuart, Inc., as Landlord, and Pathmark Stores, Inc., as Tenant, as evidenced by Memorandum of Lease dated September 21, 1998 and recorded in Book 2528, Page 158.

V.            Property- and State-Specific Requirements

1                                          421 South 69th Blvd, Upper Darby, PA

a.                                       Deed of Correction from Upper Darby Stuart, Inc. to Upper Darby Stuart, LLC as referenced as Exception No. 22 in Schedule B, Section 1.

2                                          130 White Horse Pike, Lawnside, NJ — N/A

3                                          4055 Merrick Road, Seaford, NY

a.                                       Statement in an affidavit sufficient to remove Exceptions No. 9 and 22 of Schedule B.

4                                          1764 Grand Avenue, Baldwin, NY

a.                                       Statement in an affidavit sufficient to remove Exception No. 8 from Schedule B.

b.                                      Proof of payment of Franchise Tax and/or license fees on Plainbridge, Inc. from date of incorporation to date of closing.

5                                          92-10 Atlantic Avenue, Queens, NY

a.                                       Pathmark Stores, Inc., (formerly known as Supermarkets General Corporation) must join in the conveyance documents in order to remove Exception No. 14 from Schedule B.

b.                                      Ground Lease estoppel from 7 Horizon Corp. (Exception No. 19, Schedule B)

c.                                       Indemnity Agreement sufficient to remove Exception No. 24 from Schedule B

d.                                      Statement in an affidavit sufficient to remove Exception No. 34 from Schedule B

6                                          3901 Lancaster Pike, Wilmington, DE

a.                                       Statements in an affidavit sufficient to remove the following exceptions:

Judgment between Luraleen Lutz (Plaintiff) vs. Lancaster Pike Stuart, LLC and Pathmark Stores, Inc. recorded October 30, 2007 in Judgment Record S, Volume 24, Page 171

Judgment between James Hackett (Plaintiff) vs. Pathmark Stores, Inc. recorded December 8, 2007 in Judgment Record H, Volume 24, Page 406

Schedule A to Exhibit C-4

Upper Darby, PA	• Upper Darby Stuart, Inc. — (Fee “A”) • Upper Darby Stuart, LLC — (Fee “B”)

Lawnside, NJ	• Plainbridge, LLC — Fee

Seaford, NY	• Plainbridge, LLC (Successor to Plainbridge, Inc.)

Baldwin, NY	• Plainbridge, LLC (Successor to Plainbridge, Inc.)

Ozone Park	• Plainbridge, LLC — Parcels 1 & 2 (Fee) • Pathmark Stores, Inc. — Lease, Parcel 3

Wilmington, DE	• Lancaster Pike Stuart, LLC (Fee) • Supermarkets General Corporation n/k/a/ Pathmark Stores, Inc. (Leasehold)

1

Schedule B to Exhibit C-4

Any management or upper tier entities for the parties listed on Schedule A, as required by the Title Company.

2

Schedule C to Exhibit C-4

A.                               421 South 69th Blvd, Upper Darby, PA

1.                                            Fee Mortgage dated 1.26.1989, recorded 2.2.1989 in Vol. 643/Page 1995 which also covers other property

Mortgagor:                                       Supermarkets General Corporation

Mortgagee:                                      The Prudential Insurance Company of America

Amount:                                                     $1,710,000

2.                                            Fee Mortgage dated 1.26.1989, recorded 2.2.1989 in Vol. 643/Page 2069

Mortgagor:                                       Supermarkets General Corporation

Mortgagee:                                      The Prudential Insurance Company of America

Amount:                                                     $41,268,000 Collateral Assignment of Rents and Leases recorded 2.2.1989 in Vol. 643/Page 2144

3.                                            Leasehold Mortgage dated 9/19/2000, recorded 11.17.2000 in Vol. 2091/1575

Mortgagor:                                       Pathmark Stores, Inc.

Mortgagee:                                      The Chase Manhattan Bank

Amount:                                                     $425,000

First Amendment and Spreader Agreement recorded 10.27.2004, Vol. 3328/Page 722

4.                                            Fee Mortgage dated 12.3.2007, recorded 1.22.08 in Vol. 4282/Page 2132

Mortgagor:                                       Upper Darby Stuart, LLC

Mortgagee:                                      Bank of America

Amount:                                                     $775,000,000
Also covers other property

5.                                            Leasehold Mortgage dated 12.3.07, recorded 1.22.08, Vol. 4282/223 1

Mortgagor:                                       Pathmark Stores, Inc

Mortgagee:                                      Bank of America Amount: $775,000,000
Also covers other property

6.                                            Leasehold Mortgage dated 7.3 1.09, recorded 8.10.09 in Vol. 4604/Page 54

Mortgagor:                                       Pathmark Stores, Inc.

Mortgagee:                                      Wilmington Trust Company

Amount:                                                     $260,000,000
Also covers other property

7.                                          Fee Mortgage dated 7.3 1.09, recorded 8.10.09 in Vol. 4604/Page 92

Mortgagor:                                       Upper Darby Stuart, LLC

Mortgagee:                                      Wilmington Trust Company

Amount:                                                     $260,000,000
Also covers other property

3

B.                               130 White Horse Pike, Lawnside, NJ

1.                                       Mortgage dated 12.27.07 recorded 1.15.08 in Book 8747/Page 1553

Mortgagor:                                      Plainbridge, LLC

Mortgagee:                                     Bank of America

Amount:                                                    775,000,000

2.                                       Mortgage dated 12.27.07 recorded 1.15.08 in Book 8747/Page 1592

Mortgagor:                                      Pathmark Stores, Inc.

Mortgagee:                                     Bank of America

Amount:                                                    775,000,000

SNDA recorded October 20, 2008, in Book 8923/Page 587

3.                                          Mortgage dated 8.4.09 recorded 8.17.09 in Book 9084/Page 278

Mortgagor:                                   The Great Atlantic & Pacific Tea Company, Inc., Plainbridge, LLC and Bergen Street Pathmark, Inc.

Mortgagee:                                  Wilmington Trust Company

Amount:                                                 260,000,000

Assignment of Leases and Rents recorded 8.17.09 in 9084/Page 462

C.                               4055 Merrick Road, Seaford, NY

1.                                       Mortgage and Security Agreement held by The Chase Manhattan Bank, As Collateral Agent for the Administrative Agent, the lenders and the Issuing Bank from Plainbridge, Inc., dated July 9, 1997, recorded July 29, 1998 in the Nassau County Register’s Office in Liber 18054, MP 752.

2.                                       Mortgage and Security Agreement held by The Chase Manhattan Bank, As Collateral Agent for the Administrative Agent, the lenders and the Issuing Bank, from Plainbridge, Inc., dated September 19, 2000, recorded October 20, 2000 in the Nassau County Register’s Office in Liber 20595, MP 50.

3.                                       Mortgage and Security Agreement held by The Chase Manhattan Bank, dated September 19, 2000, from Supermarkets Oil Company, Inc., recorded November 2, 2000 in the Nassau County Register’s Office in Liber 20602, MP 1.

4.                                       Mortgage and Security Agreement held by The Chase Manhattan Bank, dated September 19, 2000, from Pathmark Stores, Inc., recorded November 3, 2000 in the Nassau County Register’s Office in Liber 20604, MP 52.

5.                                       Mortgage and Security Agreement held by Fleet Retail Group, Inc., from Pathmark Stores Inc., Plainbridge LLC, Bridge Stuart, Inc. and Supermarkets Oil Company, Inc. dated October 1, 2004, recorded October 27, 2004 in the Nassau County Register’s Office in Liber 27797, MP 501.

6.                                       Mortgage and Security Agreement held by Bank of America, NA, as Collateral Agent, from Pathmark Stores Inc., Plainbridge LLC, Bridge Stuart, Inc. and Shopwell

4

Inc. dated December 3, 2007, recorded May 2, 2007 in the Nassau County Register’s Office in Liber 32940, MP 1.

D.                               1764 Grand Avenue, Baldwin, NY

1.                                            Mortgage and Security Agreement from Plainbridge, Inc to The Chase Manhattan Bank, as Collateral Agent, dated July 9, 1997, recorded in Liber 18074, MP 752; Assignment to Fleet Retail Group, Inc as Collateral Agent, dated October 2, 2004, recorded in Liber 27797, MP 440. (Original Amount: A= $16,275,000).

2.                                            Mortgage Assignment of Leases and Rents, Security Agreement and Financing Statement from Plainbridge, Inc to The Chase Manhattan Bank, as Collateral Agent, dated September 19, 2000, recorded in Liber 20595, MP 50; Assignment to Fleet Retail Group, Inc as Collateral Agent, dated October 1, 2004, recorded in Liber 27797, MP 447; Assignment Bank of America, as Collateral Agent, dated May 2, 2008, recorded in Liber 32939, MP 978; (Original Amount: B= $425,000,000).

3.                                            Spreader Agreement between Pathmark Stores, Inc and Fleet Retail Group, Inc, dated October 1, 2004, recorded in Liber 277976, MP 454; “Gap” Agreement by Pathmark Stores, Inc, Plainbridge LLC, Bridge Stuart Inc., Supermarkets Oil Company Inc., and Fleet Retail Group, Inc., dated October 1, 2004, recorded in Liber 22797, MP 501; (Original Amount: $84,277,805.02) Additional Agreement by Pathmark Stores, Inc, Plainbridge LLC, Bridge Stuart Inc., Supermarkets Oil Company Inc., and Fleet Retail Group, Inc., dated October 1, 2004, recorded in Liber 22798, MP 1; (Consolidates Mortgages recorded in Liber 20595 MP 5 and Liber 27797 MP 501 into (Amended Amount: $130,000,000).

4.                                            Mortgage from Pathmark Stores, Inc., Plainbridge, Inc., Bridge Stuart Inc., and Shopwell, Inc to Bank of America, N. A., as Collateral Agent, dated December 3, 2007, recorded in Liber 32940, MP 1; (Original Amount: D= $170,000,000);Mortgage Assumption, Consolidation, Modification and Spreader Agreement between Bank of America, N. A., as Collateral Agent, and Pathmark Stores, Inc., Plainbridge, Inc., Bridge Stuart Inc., and Shopwell, Inc, dated December 3, 2007, recorded in Liber 32940, MP 125; (Consolidates Mortgages “A”, “B”, “C” and “D” into one lien for $545,000,000 and spreads to other properties).

5

E.                                 92-10 Atlantic Avenue, Queens, NY

Mortgage “A” Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of 09/19/2000 by Plainbridge, Inc. to The Chase Manhattan Bank, as Collateral Agent, in the sum of $425,000,000.00, recorded 10/18/2000 in Reel 5700 Page 1096 (covers premises and more)(Tax Paid: Exempt). The maximum principal amount which is or under any contingency may be secured by the Mortgage is $425,000,000.00, plus interest thereon and all additional interest and late payment and prepayment charges in respect thereof, plus all amounts expended by Mortgagee following a default thereunder in respect of insurance premiums and real estate taxes, and all legal costs or expenses of collection of the note (s) secured thereby or of the defense or prosecution of the rights and lien created thereby; The mortgage secures the outstanding principal balance of $45,722,194.79, as of the date hereof, and $0 remains to be advanced thereunder. (Covers premises and more)

Assignment of Mortgage by JPMorgan Chase Bank f/k/a The Chase Manhattan Bank, as Collateral Agent, to Fleet Retail Group, Inc. as Collateral Agent dated as of 10/01/2004 recorded 11/04/2004 as CRFN 2004000680726. (Assigns Mortgage “A”) (Covers premises and more)

Mortgage Spreader Agreement by and between Fleet Retail Group, Inc. as Collateral Agent and Plainbridge LLC f/k/a Plainbridge, Inc. dated 10/01/2004 recorded 11/04/2004 as CRFN 2004000680727, spreads lien Mortgage “A” to additional property.

Mortgage “B” Mortgage, Assignment of Leases and Rents and Security Agreement by Pathmark Stores, Inc. to The Chase Manhattan Bank, as Collateral Agent, in the sum of $425,000,000.00 dated 09/19/2000, recorded 11/17/2000 in Reel 5723 Page 2391 (Mortgage Tax Paid: Exempt from mortgage tax.) (Covers premises and more)

Assignment of Mortgage by JPMorgan Chase Bank f/k/a The Chase Manhattan Bank, as Collateral Agent to Fleet Retail Group, Inc., as Collateral Agent, as of dated 10/01/2004 and recorded 11/04/2004, as CRFN 2004000680728. (Assigns Mortgage “B”)

Mortgage Spreader Agreement by and between Fleet Retail Group, Inc., as Collateral Agent and Pathmark Stores, Inc., dated as of 10/01/2004 recorded 11/04/2004 as CRFN 2004000680729. (Spread Mortgages “A” and “B” to cover additional premises)

6

Mortgage “C” Gap Mortgage by Pathmark Stores, Inc. to Fleet Retail Group, Inc. as Collateral Agent, dated 10/01/2004 in the sum of $84,277,805.21, recorded 11/04/2004 as CRFN 2004000680731.(Mortgage Tax Paid: $1,881,459.71, which is the total amount of mortgage tax paid for all counties in which said Gap Mortgage was recorded; Nassau County collected the total mortgage tax distributed the mortgage tax among the counties; plus an additional mortgage tax of $13,007.51 was paid to the City of Yonkers)

Mortgage Consolidation and Modification Agreement by and between Pathmark Stores, Inc., Plainbridge LLC, f/k/a Plainbridge, Inc., Bridge Stuart Inc. and Supermarkets Oil Company, Inc. and Fleet Retail Group, Inc., as Collateral Agent dated as of 10/01/2004 recorded 11/04/2004 as CRFN 2004000680732, which by its terms consolidates Mortgages “A”, “B” and “C” to form a single lien of $130,000,000.00.

Note: Parcel 2 released from this mortgage by Fleet Retail Group, LLC f/k/a Fleet Retail Group, Inc. as Collateral Agent, dated 01/25/2008 recorded 05/14/2008 as CRFN 2008000193521.

Assignment of Mortgage by Fleet Retail Group, LLC, (f/k/a Fleet Retail Group, Inc.), as Collateral Agent to Bank of America, N.A., As Collateral Agent, dated as of 12/03/2007 record as CRFN 2008000193517. (Assigns Mortgages “A”, “B” and “C” as consolidated, with an outstanding principal balance of $130,000,0000.00) Note: Additional Mortgage Tax $1,334,029.71 paid by Pathmark Stores, Inc., recorded 11/21/2008 as CRFN 200800451490. (copy attached)

Mortgage “D”

Mortgage Assumption, Consolidation Modification and Spreader Agreement by and between Bank of America, N.A., as Collateral Agent and Pathmark Stores, Inc., Plainbridge LLC (as successors by conversion from Plainbridge, Inc.) Bridge Stuart, Inc. and Shopwell, Inc., dated as of 12/03/2007 recorded 05/14/2008 as CRFN 2008000193519 consolidates mortgages covering numerous properties and spreads same to cover numerous other properties and to secure a maximum amount of $130,000,000.00.

Note: Additional mortgage tax $1,334,029.71 by Pathmark Stores, Inc. on 11/21/2008 as CRFN 2008000451490.

Mortgage “E”

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated as of 12/27/2007 to be effective as of 12/03/2007 by Plainbridge LLC. (as successor by conversion from Plainbridge, Inc.) to Bank of America, N.A. as Collateral Agent for the benefit of the Secured Parties in the sum of $28,300,000.00 recorded 05/14/2008 as CRFN 2008000193520 Tax Paid: $792,400.00 (Covers Parcel 2)

F.                                 3901 Lancaster Pike, Wilmington, DE

1. Mortgage and Security Agreement from Lancaster Pike Stuart, LLC to Bank of America, N.A., dated December 27, 2007 and recorded January 14, 2008 in Document No. 20080114-0003002.

7

2.                                                 Mortgage and Security Agreement from Lancaster Pike Stuart, LLC to Wilmington Trust Company, dated August 4, 2009 and recorded August 7, 2009 in Document No. 20090807-0052487.

3.                                                 Leasehold Mortgage and Security Agreement from Pathmark Stores, Inc. to Wilmington Trust Company, dated August 4, 2009 and recorded August 7, 2009 in Document No. 20090807-0052488.

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EXHIBIT C-5

PARTIAL LIST OF PERMITTED ENCUMBRANCES

A.                               421 South 69th Blvd, Upper Darby, PA

Exception No. 5:                                  Real estate taxes for the current and prior tax years which are hereafter assessed and are not yet due and payable.

Exception No. 6:                                  Public and private rights in and to that portion of the premises lying in the bed of Heather Road and Marshall Road.

Exception No. 7:                                  Easement and proportionate part of expense of maintenance of driveway on Northwest and alley on North (Premises A).

B.                               130 White Horse Pike, Lawnside, NJ

Exception No. 6:                                  Payment of all taxes, water, sewer, rents and assessments, if any, to and including the current installment of 2010, not yet due and payable.

Exception No. 7:                                  Any unpaid municipal property taxes for the year 2010, not yet due and payable. NOTE: Taxes are paid to and including the third quarter of 2010.

Exception No. 8:                                  Possible additional taxes and assessments assessed or levied under R.S.54:4-653.1 et seq, not yet due and payable.

Exception No. 15:                            Subject to restrictions as contained in Deed Book 2881/Page 207.

Exception No. 16:                            Subject to terms of party wall agreement as contained in Deed Book 3 117/1150.

Exception No. 17:                            Grants and easements in Deed Book 3138/Page 565 to Public Service Electric and Gas Company.

Exception No. 18:                            Subject to terms and provisions of agreements as contained in Deed Book 3164/1194, Modification of Cross-Easement Agreement in Deed Book 3791/418, and Amendment of Cross-Easement Agreement in Deed Book 5113/168 made by Plainbridge, Inc.

Exception No. 19:                            Subject to Real Property Waiver as contained in Deed Book 4242/Page 574.

Exception No. 21:                            Subject to temporary access and construction easement as contained in Deed Book 5114/Page 771

C.                               4055 Merrick Road, Seaford, NY

Exception No. 1:                                  Taxes, tax liens, tax sales, water rates, sewer rents and assessments not yet due and payable.

Exception No. 5A.                        Reservations for Easements contained in a deed by Avis A. Bond and Ruth Pine to Shop-Rite of Watchung, Inc., dated 6/1/67 recorded 6/6/67 in Liber 7676 cp 191.

9

Exception No. 5B. Agreement for Non-Exclusive easement of ingress and egress by and between Shop-Rite of Watchung, Inc. and Avis A. Bond and Ruth Pine dated as of 10/09/67 recorded 1/26/68 in Liber 7785 cp 277.

23.                            The tax search reveals that there are exemptions from real estate taxes. The exemptions will terminate upon a conveyance of the property and taxes restored to the date of such conveyance.

D.                               1764 Grand Avenue, Baldwin, NY

Exception No. 1:                                  Taxes, tax liens, tax sales, water rates, sewer rents and assessments not yet due and payable.

24.                            Premises are subject to a tax lot exemption which may terminate upon a transfer of title and taxes readjusted to the date of such transfer.

E.                                 92-10 Atlantic Avenue, Queens, NY

Exception No 1:                                     Taxes, tax liens, tax sales, water rates, sewer rents and assessments, not yet due and payable.

Exception No. 5:                                  Road Closing Waiver and Easement Agreement dated 8/2/84 between Supermarkets General Corporation and the City of New York recorded 10/16/85 in Reel 1942 cp 943.

Exception No. 6:                                  Reservation of a permanent perpetual easement contained in a deed between The City of New York and Supermarkets General Corporation dated 1/11/85 recorded 3/25/86 in Reel 2051, Page 235.

Exception No. 7:                                  Declaration of Easements by and between Supermarkets General Corporation and 7 Horizon Corp., dated as of 8/7/87 recorded 11/17/87 in Reel 2494, Page 1380.

Exception No. 8:                                  Grant of Easement by and between Supermarkets General Corporation and The Consolidated Edison Company dated 8/9/84 recorded 1/13/87 in Reel 2272, Page 2056.

Exception No. 9:                                  Declaration of Easement by Plainbridge, Inc., dated as of 1/11/96 recorded 2/16/96 in Reel 4278, Page 358.

Exception No. 11:                            Parking, Ingress and Egress Easement dated as of 11/26/08 by Plainbridge, Inc., converted into Plainbridge LLC on 4/18/01 and Clocknorse Realty LLC recorded 10/27/09 as CRFN 2009000351215.

Exception No. 12:                            Grant of Easement by Supermarkets General Corporation to the Brooklyn Union Gas Company dated 8/9/84 recorded 3/20/86 in Liber 2046 cp 358.

Exception No. 13                               Terms and Condition of an unrecorded lease dated 8/12/85 and between Supermarkets General Corporation and S.L.G. Burger as amended by the unrecorded First Amendment of Lease dated as of 1/5/99 by and between Pathmark Stores, Inc., (formerly known as Supermarkets General Corporation and Atlantic Restaurant Associates, Inc., (successor by merger to S.L.G. Burger, Inc., as evidenced by a Memorandum of Lease between the same parties dated as of 1/21/99 recorded 3/1/99 in Reel 5130 Page 2052 as amended by an

10

unrecorded Amendment of Lease between the same parties dated as of 5/1/06 as evidenced by a Modification of Memorandum of Lease dated as of 8/28/07, between the same parties, recorded 10/1/07 as CRFN 2007000499568.

Exception No. 36:                            UCC Financing Statement with 7 Horizon Corp, as Debtor, New York Community Bank, as Secured Party filed as No. 02Q00781 on 1/25/02 continued by CRFN200600063 1285 on 11/14/06. NOTE: This affects the fee interest in Parcel 3 only.

Exception No. 37:                            Terms and conditions of an unrecorded Lease dated as of August 8, 1987 between 7 Horizon Corp., as Landlord and Supermarkets General Corporation, as Tenant as evidenced by a Memorandum of Lease between the same parties dated as of August 7, 1987 recorded November 17, 1987 in Reel 2949 Page 1373, as amended by an unrecorded First Amendment to Lease dated as of September 10, 2010 by and between 7 Horizon Corp., Landlord and Pathmark Stores, Inc., Tenant, as affected by an Assignment and Assumption of Lease by and between 7 Horizon Corp., as Landlord, Pathmark Stores, Inc., as Assignor and WE APP WILMINGTON LLC, as Assignee dated            and recorded                                                in Reel       , Page       . NOTE: Title Insurance Company to certify that the insured has succeeded to the interests of Tenant under such lease and has a valid leasehold interest in the premises described therein.

Exception No. 38:                            The following mortgages affect the fee interest to Parcel 3:

1.                                       Mortgage by 7 Horizon Corp. to Metlife Capital Credit Corporation in the sum of $700,000,000.00 dated as of 3/29/90, recorded 4/20/90 in reel 2984, Page 1271.

Assigned by MetLife Capital Corporation (successor by merger to Metlife Capital Credit Corporation) to Greenpoint Bank dated 11/26/96, recorded 3/5/97 in Reel 4537 Page 808.

2.                                       Mortgage by 7 Horizon Corp. to Greenpoint Bank in the sum of $6,697.25 dated 11/27/96, recorded 3/5/97 in Reel 4537, Page 811.

Subordination Nondisturbance and Attornment Agreement dated as of 10/09/96 among Greenpoint Bank, 7 Horizon Corp and Pathmark Stores, Inc. recorded 11/5/97 subordinates lease, a memo of which was recorded in Reel 2494, cp 1373 to consolidated mortgages set forth in 1 and 2.

Assignment of Mortgage by Greenpoint Bank, successor by name change from The Greenpoint Savings Bank to New York Community Bank dated 10/02/0 1 recorded 2/12/02 assigns Mortgages set forth in 1 and 2.

3.                                         Mortgage by 7 Horizon Corp. to New York Community Bank in the sum of $91,761.54 dated 11/1/01, recorded 2/12/02 in Reel 6207, Page 1336.

Subordination Nondisturbance and Attornment Agreement dated as of 11/01/01 among New York Community Bank, 7 Horizon Corp and Pathmark Stores, Inc. recorded 2/12/02 in Reel 6207, cp 1362.

11

Consolidation Modification and Extension Agreement between New York Community Bank and 7 Horizon Park dated 11/1/01, recorded 2/12/02 in Reel 6207, Page 1346 consolidates Mortgages set forth in 1, 2, and 3.

Mortgage Modification Agreement between 7 Horizon Corp. and New York Community Bank effective as of 12/22/08, recorded 11/13/08 as CRFN 200800044006.

F.                                 3901 Lancaster Pike, Wilmington, DE

Subject to sanitary sewer assessment and rent, not yet due and payable.

Right of Way Agreements recorded in Deed Record M, Vol. 98, Page 39, Deed Record K, Vol. 113, Page 270 and Deed Record W, Vol. 122, Page 75

The following mortgage affects the fee interest in Premises B only:

MORTGAGE: $5,175,000.00 from 3801 Wilmington Corporation to DCFS USA LLC, dated 9/1/09 and recorded 9/8/09 in Document No. 20090908-0058597.

LEASE SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT as set forth in Document No. 20090908-0058599.

ASSIGNMENT OF LEASES AND RENTS as set forth in Document No. 20090908-0058598.

12

EXHIBIT D-1

FORM OF NEW JERSEY DEED

[see attached]

13

DEED - BARGAIN AND SALE (COVENANT AS TO GRANTOR’S ACTS)

Plain Language

Prepared by:

Name:

DEED

This Deed is made as of the              day of                    , 20      ,

BETWEEN ,

whose address is

referred to as the Grantor,

AND

whose address is *

referred to as the Grantee. The words “Grantor” and “Grantee” shall mean all Grantors and all Grantees listed above.

Transfer of Ownership. The Grantor grants and conveys (transfers ownership of) the property described below to the Grantee. This transfer is made for                                                              the sum of                                        DOLLARS. The Grantor acknowledges receipt of this money.

Tax Map Reference. (N.J.S.A. 46:15-2.1) Municipality of                                                               Block No.                                       *                                           Lot No.                                 Account No.

14

[ ] No property tax identification number is available on the date of this deed. (Check box if applicable).

Property. The property consists of the land and all the buildings and structures on the land in the County of                                                            and State of New Jersey. The legal description is:

See Schedule A-Description attached.

Being the same premises conveyed to Grantor by deed from                                             dated                                           and recorded office of the Clerk/Register of                                                           County in Deed Book                   , Page       .

Promises by Grantor. The Grantor promises that the Grantor has done no act to encumber the property. This promise is called a “covenant as to grantor’s acts” (N.J.S.A. 46:4-6). This promise means that the Grantor has not allowed anyone else to obtain any legal rights which affect the property (such as by making a mortgage or allowing a judgment to be entered against the Grantor).

Signatures. The Grantor signs this Deed as of the date at the top of the first page.

Witnessed by:

	*	*

15

STATE OF NEW JERSEY, COUNTY OF MIDDLESEX SS.:

I CERTIFY that on                                                , 20      ,                                                          personally came before me and this person acknowledged under oath, to my satisfaction, that:

(a)                                  this person is the                                                     of                                                     , the                             named in this Deed;

(b)                                 this Deed was signed and delivered by the said person on behalf of said                              as its                                  voluntary act duly authorized by                                               ; and

(c)                                                  the full and actual consideration paid or to be paid for the transfer of title is $                               . (Such consideration is defined in N.J.S.A. 46:15-5.).

NOTARY PUBLIC My Commission Expires:

16

EXHIBIT D-2

FORM OF NEW YORK DEED

[see attached]

17

BARGAIN AND SALE DEED

With Covenant Against Grantor’s Acts

THIS INDENTURE, made the        of                                      , 2010

BETWEEN

                     , a                                              existing                                           under the laws of GRANTOR, having an address of                                              ,

AND

                                                   a                                                   existing under the laws of                                                     , GRANTEE, having an address of                                                ,

WITNESSETH, THAT GRANTOR, in consideration of $                                       dollars, lawful money of the United States, paid by Grantee,

DOES HEREBY GRANT AND RELEASE UNTO GRANTEE, its successors and assigns forever,

ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, with the buildings and improvements thereon erected, more particularly described on Exhibit “A” annexed to this indenture,

BEING THE SAME PREMISES CONVEYED TO GRANTOR by deed dated                                 recorded                                 in [***] [***],

TOGETHER WITH all right, title and interest, if any, of Grantor of, in and to any streets and roads abutting said premises to the center lines thereof,

TOGETHER WITH the appurtenances and all the estate and rights of Grantor in and to said premises,

SUBJECT TO the encumbrances and reservations described on Exhibit “B” annexed to this indenture,

TO HAVE AND TO HOLD the said premises herein granted unto Grantee, its successors and assigns forever.

AND GRANTOR COVENANTS that it has not done or suffered anything whereby the said premises have been encumbered in any way whatever, except as aforesaid.

AND GRANTOR COVENANTS that it will receive the consideration for such conveyance and will hold the right to receive such consideration as a trust fund to be applied first

18

for the purpose of paying the cost of the improvement and will apply the same first to the payment of cost of the improvement before using any part of the total of the same for any other purpose.

IN WITNESS WHEREOF, Grantor has caused these presents to be signed by its duly authorized officer the day and year first above written.

GRANTOR:

By:
Name:
Title:

19

SIGNATORY ACKNOWLEDGEMENT:

STATE OF NEW YORK	}
COUNTY OF	}

On the                day of                                    , 2010, before me, the undersigned, personally appeared                                       personally known to me or proved to me to on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

Section: Block:
Lot:
County: Address:

RETURN BY MAIL TO:

Daniel A. Taylor
DLA Piper LLP (US)
33 Arch Street, 26th Floor Boston, MA 02110-1447

20

EXHIBIT “A”

21

EXHIBIT “B”

22

EXHIBIT D-3

FORM OF PENNSYLVANIA DEED

[see attached]

23

PREPARED BY:

RECORD & RETURN TO:

CHICAGO TITLE INSURANCE COMPANY

1515 Market Street, Suite #1 325

Philadelphia, PA 19102

Parcel No.:

NAME OF DOCUMENT

(INSERT NAME OF PARTY OF THE FIRST PART)

(INSERT NAME OF PARTY OF THE SECOND PART)

24

Record & Return to:

Chicago Title Insurance Company

1515 Market Street, Suite 1325

Philadelphia, PA 19102

Parecel No.

S P E C I A L W A R R A N T Y D E E D

Made this          day of                      , 2010

BETWEEN

           , a                 [corporation] (the “Grantor”);

AND

, a                          [corporation] (the “Grantee”);

WITNESSETH, that intending to be legally bound and in consideration of the sum of                                    AND 00/100 DOLLARS ($                                    .00) in hand paid, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby grants, sells and conveys to the Grantee, [its successors and assigns] [his/her/their heirs, personal representatives and assigns], forever:

All that certain lot or piece of ground situate in the                                                  , County of                            and Commonwealth of Pennsylvania, more particularly described on Exhibit A attached hereto and made a part hereof.

SUBJECT to coal and mining rights and oil and gas leases, rights-of-way; building restrictions; and other easements, covenants, reservations, restrictions, exceptions, rights, agreements and other matters of public record and other matters which would be apparent upon an accurate survey and/or upon inspection of the property.

TOGETHER with all and singular ways, waters, water-courses, rights, liberties, privileges, hereditaments and appurtenances whatsoever thereunto belonging or in anywise appertaining, and the reversions and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, use, trust, property, possession, claim and demand whatsoever, of the Grantor in law, equity, or otherwise howsoever, of, in, to or out of the same, and every part thereof.

25

Prepard by:

TO HAVE AND TO HOLD the said buildings, improvements, hereditaments and premises hereby granted and released, or mentioned and intended so to be, with the appurtenances, unto the said Grantee, [its successors and assigns] [his/her/their heirs, personal representatives and assigns], and the said Grantor, for [itself/and its] [himself/herself/themselves and his/her/their heirs, personal representatives] and assigns does covenant, promise and agree to and with the said Grantee, [its successors] [his/her/their heirs, personal representatives] and assigns, by these presents, that it/he/she/they will WARRANT [GENERALLY] [SPECIALLY] the property hereby conveyed.

26

NOTICE: THIS DOCUMENT MAY NOT SELL, CONVEY, TRANSFER, INCLUDE OR INSURE THE TITLE TO THE COAL AND RIGHT OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN, AND THE OWNER OR OWNERS OF SUCH COAL MAY HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL AND, IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND. THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY ANY LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT. (This notice is set forth in the manner provided in Section 1 of the Act of July 17, 1957, P.L. 984, as amended, and is not intended as notice of unrecorded instruments, if any).

WITNESS the due execution hereof as of the day and year first written above.

WITNESS/ATTEST:	GRANTOR:

By:
Name:
Title:

COMMONWEALTH OF PENNSYLVANIA	)
) SS:
COUNTY OF	)

On this        day of                            , 2010 before me, a Notary Public, personally appeared                              , who acknowledged himself/herself to be the                     of                               , and that he/she, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of said corporation by himself/herself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year first above written.

Notary Public

My commission expires:

27

NOTICE: THE UNDERSIGNED, AS EVIDENCED BY THE SIGNATURE TO THIS NOTICE AND THE ACCEPTANCE AND RECORDING OF THIS DEED, IS/ARE FULLY COGNIZANT OF THE FACT THAT THE UNDERSIGNED MAY NOT BE OBTAINING THE RIGHT OF PROTECTION AGAINST SUBSIDENCE, AS TO THE PROPERTY HEREIN CONVEYED, RESULTING FROM COAL MINING OPERATIONS AND THAT THE PURCHASED PROPERTY, HEREIN CONVEYED, MAY BE PROTECTED FROM DAMAGE DUE TO MINE SUBSIDENCE BY A PRIVATE CONTRACT WITH THE OWNERS OF THE ECONOMIC INTEREST IN THE COAL. THIS NOTICE IS INSERTED HEREIN TO COMPLY WITH THE BITUMINOUS MINE SUBSIDENCE AND LAND CONSERVATION ACT OF 1966, AS AMENDED.

WITNESS/ATTEST:	GRANTEE:

By:
Name:
Title:

CERTIFICATE OF RESIDENCE

The undersigned hereby certifies that the Grantee’s precise address is

.

Agent

[If more than one notice address is applicable:

I hereby certify that (1) FOR THE PURPOSE OF DELIVERY OF TAX STATEMENTS ONLY the precise residence of the Grantees is and (2) FOR ALL OTHER PURPOSES (including delivery of assessment change notices) the precise residence of Grantees is
                                                                                                            .]

28

EXHIBIT A

Legal Description

29

EXHIBIT D-4

FORM OF DELAWARE DEED

[see attached]

30

Tax Parcel No.

Prepared by and return to:
[Name]
[Address]

[Note: header appears in upper right-hand corner for New Castle and Sussex Counties and upper left-hand corner for Kent County]

THIS DEED, MADE this          day of                          , 20        ,

BETWEEN                                  , a                                  , party of the first part,

                                                                                             -AND-

, a                                          , party of the second part,

WITNES SETH, that the said party of the first part, for and in consideration of                          Dollars ($                       ) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants and conveys unto the said party of the second part, its successors and assigns,

ALL that certain lot, piece or parcel of land, together with the improvements thereon, situate in                        Hundred,                      County, Delaware, and described on Exhibit “A” attached hereto and made a part hereof.

SUBJECT to all easements, covenants, restrictions, reservations, agreements and other matters of record, to the extent valid and enforceable:

BEING a part of the same lands and premises which                                             , by deed dated                              and recorded in the Office of the Recorder of Deeds in and for                                         County, State of Delaware, in Deed Book          , page         , did grant and convey unto                             , a                             and grantor herein, in fee.

GRANTEE(S) ADDRESS:

IN WITNESS WHEREOF, the said party of the first part has caused this Deed to be duly executed as a sealed instrument the day and year aforesaid.

Signed, sealed and delivered in the presence of:

	By:	(SEAL)
Witness		[Name]
[Title]

31

Attest:
[Name] [Title]

[Corporate Seal]

STATE OF	)
) SS.
COUNTY OF	)

Be It Remembered, That on this                           day of                           , 20      , personally came before me, the Subscriber, a Notary Public for the State and County aforesaid,                                                         , the                                                             of                                               , party to this Deed, known to me to be such, and he acknowledged before me this Indenture to be his act; that the signature thereto is in his own proper handwriting and that his act of sealing, executing, acknowledging and delivering said Deed was duly authorized by resolution.

GIVEN under my hand and seal of office, the day and year aforesaid.

Notary Public, Delaware
Print Name:
[Notary Seal]	My commission expires:

32

EXHIBIT E

FORM OF ASSIGNMENT

ASSIGNMENT AND ASSUMPTION OF EXISTING LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (the “Assignment”) is made as of November          , 2010 between                                              LLC, a Delaware corporation, having an address at Two Paragon Drive, Montvale, New Jersey 07645 (“Assignor”), and WE APP           , a Delaware limited liability company, having an address at 150 Baker Avenue Extension, Suite 303, Concord, Massachusetts 07142 (“Assignee”).

R E C I T A L S :

A.    Assignor is the owner of certain property commonly known as                                and more particularly described on Schedule A attached hereto and made a part hereof (the “Premises”).

B.    The Property is subject to certain leases and agreements, as more fully set forth in the rent roll attached hereto as Schedule B (collectively, the “Leases”).

C.    Assignor, on the date hereof, has conveyed the Property to Assignee.

D.    In connection with the conveyance of the Property, Assignor has agreed to assign its interest in the Leases, and Assignee has agreed to assume Assignor’s interest therein from and after such conveyance.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, the parties agrees as follows:

ASSIGNOR HEREBY ASSIGNS, transfers and delivers all of the Assignor’s right, title and interest in and to the Leases.

ASSIGNEE HEREBY ACCEPTS the foregoing assignment and assumes all of the obligations of Assignor under the Leases arising or to be performed by Assignor under the Leases on and after the date hereof; and

ASSIGNEE FURTHER AGREES to indemnify assignor against and to hold Assignor harmless from any liabilities, losses, damages, claims, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements incurred by Assignor and arising from or as a result of the failure of Assignee to perform the obligations of lessor under the Leases applicable to the period occurring from and after the date as of which this Assignment has been executed and delivered to Assignee, including without limitation, claims for the return of any security deposit listed on Schedule B.

ASSIGNOR AGREES to indemnify Assignee against and to hold Assignee harmless from any liabilities, losses, damages, claims, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements incurred by Assignee and arising from or as a result

33

of the failure of Assignor to perform the Assignor’s obligations under the Leases, applicable to the period occurring prior to the date as of which this Assignment has been executed and during the period of Assignor’s ownership of the Property, including without limitation, claims for the return of any security deposit not listed on Schedule B.

IN WITNESS WHEREOF, this Assignment has been executed by the duly authorized officers of Assignor and Assignee as of the day and year first above written.

WITNESS:	ASSIGNOR:

LLC, a Delaware limited
liability company

BY:
Name: Craig H. Feldman	Name: Christopher W. McGarry
Title: President

WITNESS:	ASSIGNEE:

WE APP , a Delaware limited liability
company

Name:	Name:
Title:

34

EXHIBIT F

FORM OF GROUND LEASE ASSIGNMENTS

[see attached]

35

ASSIGNMENT AND ASSUMPTION OF LEASE

FOR VALUABLE CONSIDERATION,                                         , a                                         , with an address of                                         (“Assignor”), does hereby sell, transfer, and assign unto                                         , a                             with an address of                                         (“Assignee”), all of its right, title and interest as Tenant in and to that certain Lease Agreement dated September 8, 1977, with Commonwealth Trust Co., Trustee for Lancaster Trust, as said Lease appears of record in the Office for the Recording of Deeds in and for New Castle County, Delaware, in Deed Record M, Volume 98, Page 32, as amended, for certain parcel of land situate on Lancaster Turnpike, Christiana Hundred, New Castle County and State of Delaware, more particularly bounded and described therein.

Assignee does hereby accept said assignment and covenants and agrees to perform all obligations of Tenant as set forth in said Lease, as amended.

[remainder of page intentionally left blank – signature page follows]

36

IN WITNESS WHEREOF, the parties hereto have executed these presents, this        day of November, 2010.

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:

[ASSIGNOR]

By
President

Attest
Secretary

[ASSIGNEE]

By

Attest

37

STATE OF DELAWARE	)
) SS.
NEW CASTLE COUNTY	)

BE IT REMEMBERED, That on this      day of November, 2010, personally came before me, the Subscriber, a Notary Public for the State of Delaware,                                                                       ,                              of                              , a                                                  , party to this Instrument, known to me personally to be such, and acknowledged this Instrument to be his act and deed and the act and deed of said                                 , that the signature of the                                 thereto is in his own proper handwriting and the seal affixed is the common and corporate seal of said                                          , and that his act of sealing, executing, acknowledging and delivering said Instrument was duly authorized.

GIVEN under my Hand and Seal of office, the day and year aforesaid.

Notary Public

STATE OF DELAWARE	)
) SS.
NEW CASTLE COUNTY	)

BE IT REMEMBERED, That on this      day of November, 2010, personally came before me, the Subscriber, a Notary Public for the State of Delaware,                                 ,                    of                                               , a                                 , party to this Instrument, known to me personally to be such, and acknowledged this Instrument to be his act and deed and the act and deed of said                                 , that the signature of the                                 thereto is in his own proper handwriting and the seal affixed is the common and corporate seal of said                                 , and that his act of sealing, executing, acknowledging and delivering said Instrument was duly authorized.

GIVEN under my Hand and Seal of office, the day and year aforesaid.

Notary Public

38

EXHIBIT G

FORM OF EXISTING TENANT ATTORNMENT LETTER

PATHMARK STORES, INC
Legal Department
2 Paragon Drive
Montvale, NJ 07645

As of November    , 2010

Certified Mail, RRR

Re: Lease between Pathmark Stores, Inc., as “Landlord”, and                                 , a                                 , as “Tenant”, dated as of                                 (the “Lease”) for premises located at 92 [10] Atlantic Avenue, Queens, NY (“Demised Premises”).

Dear Sir/Madam:

Please be advised that Pathmark Stores, Inc. has sold all of its right, title and interest in the Demised Premises and the Lease to WE APP                                 , a Delaware limited liability company (“New Landlord”) effective November        , 2010.

All payments and all inquiries and notices concerning rent should be directed as follows: All property management related inquiries should be directed to New Landlord at:

Your security deposit in the amount of $                                 has been transferred to New Landlord, and you are to look to                                 for the return of same.

Please update your records and best of luck in the future.

Very truly yours,

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By:
Name: Christopher W. McGarry

Title: [Vice President and Secretary]

CC: WE APP          LLC

40

EXHIBIT H -FORM OF FIRPTA CERTIFICATE

STATE OF NEW JERSEY)
) ss
COUNTY OF BERGEN)

Christopher W. McGarry, being first duly sworn deposes and states under penalty of perjury:

1.               That he is the President of                                      LLC, the transferor of the Property located on Schedule 1 attached hereto.

2.               That the transferor’s office address is Two Paragon Drive, Montvale, New Jersey 07645.

3.               That the United States taxpayer identification number for the transferor is [22-2879612].

4.             That the transferor is not a “foreign person” as that term is defined in Section 1445(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”).

5.             This affidavit is given to WE APP                                      LLC, a Delaware limited liability company, the transferee of the property described in Paragraph 1 above, for the purpose of establishing and documenting the non-foreign affidavit exemption to the withholding requirement of Section 1445 of the Code. The transferor understands that this affidavit may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Very truly yours,

, LLC

By:
Name: Christopher W. McGarry
Title: President

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Subscribed and sworn to before me this day of November, 2010

42

EXHIBIT I - ENVIRONMENTAL REPORTS

1.             Environmental Assessment Report prepared for Supermarkets General Corporation, 301 Blair Road, Woodbridge, NJ, BCM Project No. 06-7554-0 1, Pathmark Supermarket, Rickels Home Center and Satellite Stores, 130 White Horse Pike, Lawnside, NJ, prepared by BCM Engineers, Inc., December 1989

2.             Phase I Environmental Site Assessment, Existing Pathmark Supermarket & Shopping Center Site, 130 White Horse Pike and Gloucester Pike, Lawnside Borough, Camden County, New Jersey, prepared for The Great Atlantic & Pacific Tea Co., Inc., 2 Paragon Drive, Montvale, NJ, prepared by Whitestone Associates, Inc., 35 Technology Drive, Warren, NJ, Whitestone Project #WP07-0023, dated October 10, 2007

3.             Environmental Assessment prepared for Supermarkets General Corporation, 301 Blair Road, Woodbridge, NJ, BCM Project No. 06-7554-01, Pathmark Supercenter, 1764 Grand Avenue, Baldwin, NY, prepared by BCM Engineers, Inc., December 1989

4.             Phase I Environmental Site Assessment, Existing Pathmark Supermarket, 1764 Grand Avenue, Section 36, Block 409, Lots 580, 592-595, 598 and 600, Baldwin, Town of Hempstead, Nassau County, NY, prepared for The Great Atlantic & Pacific Tea Co., Inc., 2 Paragon Drive, Montvale, NJ, prepared by Whitestone Associates, Inc., 35 Technology Drive, Warren, NJ, Whitestone Project #WJ07-9914, dated October 4, 2007

5.             Environmental Assessment prepared for Supermarkets General Corporation, 301 Blair Road, Woodbridge, NJ, BCM Project No. 06-7554-01, Pathmark Supercenter, 4055 Merrick Rd., Seaford, NY, prepared by BCM Engineers, Inc., December 1989

6.             Phase I Environmental Site Assessment, Existing Pathmark Supermarket, 4055 Merrick Road, Section 57, Block G, Lot 323, Seaford, Town of Hempstead, Nassau County, NY, prepared for The Great Atlantic & Pacific Tea Co., Inc., 2 Paragon Drive, Montvale, NJ, prepared by Whitestone Associates, Inc., 35 Technology Drive, Warren, NJ, Whitestone Project #WJ07-99 18, dated October 4, 2007

7.             Environmental Assessment Report prepared for Supermarkets General Corporation, 301 Blair Road, Woodbridge, NJ, BCM Project No. 06-7554-0 1, Clocktower Plaza, 92-10 Atlantic Ave., Ozone Park, NY, prepared by BCM Engineers, Inc., December 1989

8.             Phase I Environmental Site Assessment, Existing Pathmark Supermarket and Retail Stores, 92-10 Atlantic Avenue, Block 9027, Lot 11 and Block 9028, Lot 1, Ozone Park, Queens County, NY, prepared for The Great Atlantic & Pacific Tea Co., Inc., 2 Paragon Drive, Montvale, NJ, prepared by Whitestone Associates, Inc., 35 Technology Drive, Warren, NJ, Whitestone Project #WJ07-9912, dated October 11, 2007

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9.             Phase II Site Investigation, Existing Pathmark Supermarket and Retail Stores, 92-10 Atlantic Avenue, Ozone Park, Queens, NY, prepared for The Great Atlantic & Pacific Tea Co., Inc., 2 Paragon Drive, Montvale, NJ, prepared by Whitestone Associates, Inc., 35 Technology Drive, Warren, NJ, Whitestone Project #WJ07-99 12, dated January 18, 2008

10.           Phase I Environmental Site Assessment, Existing Pathmark Supermarket, 421 South 69th Street, Upper Darby, Delaware County, PA, prepared for The Great Atlantic & Pacific Tea Co., Inc., 2 Paragon Drive, Montvale, NJ, prepared by Whitestone Associates, Inc., 35 Technology Drive, Warren, NJ, Whitestone Project #WP07-9926, dated October 5, 2007

11.           Phase I Environmental Site Assessment, Existing Pathmark Supermarket, 3901 Lancaster Pike, Wilmington, New Castle County, DE, prepared for The Great Atlantic & Pacific Tea Co., Inc., 2 Paragon Drive, Montvale, NJ, prepared by Whitestone Associates, Inc., 35 Technology Drive, Warren, NJ, Whitestone Project #WP07-9924, dated October 9, 2007

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EXHIBIT J - SALES AND EBITDA INFORMATION

Location(s):	Pathmark 2009 Sales	Pathmark 2009 EBITDA
421 South 69th Blvd., Upper Darby, PA	$32,642,502	$1,243,921
130 White Horse Pike, Lawnside, NJ	$25,177,038	$733,730
4055 Merrick Road, Seaford, NY	$38,816,306	$4,171,857
1764 Grand Avenue, Baldwin, NY	$34,067,154	$2,005,495
9210 Atlantic Avenue, Queens, NY	$62,742,162	$5,841,968
3901 Lancaster Pike, Wilmington, DE	$21,387,807	$131,536
Total(s) / Average(s)	$214,832,969	$14,128,507

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EXHIBIT K

FORM OF EXISTING TENANT ESTOPPEL

ESTOPPEL CERTIFICATE

2010

PATHMARK STORES, INC.

Two Paragon Drive

Montvale, New Jersey 07645

[PURCHASER]

RE:
Store # (if any)
Lease Dated:
Landlord:
Tenant:
Term Ending:
Options:
Purchaser:

Gentlemen:

             (“Landlord”) has notified                                              (“Tenant”) that it is under contract to sell the Premises to                                              , a                                              limited liability company (“Purchaser”). This certificate will be delivered to Purchaser, any party providing financing or equity funding to Purchaser or any successor or assign thereof in connection with such sale, and all such parties may rely upon the certifications set forth herein with respect to such sale and/or financing. Tenant hereby certifies as follows:

1.             A true and complete copy of the lease, including all amendments, modifications, and extensions (as amended, modified, and extended, the “Lease”), is annexed hereto and made a part hereof. The Lease, including all amendments, modifications, and extensions consists of the following documents:

(a)

(b)

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2.               The Lease is in full force and effect and is valid and enforceable according to its terms.

3.               The Landlord is not in default under any of the terms of the Lease, nor has any event occurred which with the passage of time or the giving of notice would constitute a default under the Lease.

4.               All rent, charges or other payments due the Landlord under the Lease have been paid as of the date of this certification.

5.               Tenant has not paid any of the rents, charges or other payments due under the Lease more than one (1) month in advance as of the date of this certification. The fixed annual or base rent currently payable under the Lease is $                                              per annum payable in advance in fixed monthly installments of $                                              each per month and is due to be increased to $                                              on                                              . In addition, Tenant is currently paying $                                              monthly, which is Tenant’s pro rata share of common area charges; $                       monthly, which is Tenant’s pro rate share of taxes, and $       monthly, which is Tenant’s pro rata share of insurance premiums.

6.               Landlord is holding a security deposit in the amount of $                                              . If such blank is left blank, then Landlord is not holding any security deposit.

7.               Tenant has no claims, counterclaims, defenses or set-offs against the Landlord arising from the Lease as of the date hereof.

8.               All required construction has been completed to the Tenant’s satisfaction and Tenant is occupying the Premises. Tenant has been paid all sums (if any) with respect to allowances for construction performed at the premises under the Lease or any other allowances or other tenant inducements provided for in the Lease.

9.               Tenant’s interest in the premises under the Lease has not been assigned or encumbered, and no portion of such premises has been encumbered.

10.           Any notices which may or shall be given to Tenant under the terms of the Lease are to be sent to Tenant at the following address:

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11. Tenant has not requested any rent relief or other concessions from Landlord concerning any Lease obligation. Tenant does not presently perceive any reason it can not continue to meets its Lease obligations as same accrue in the ordinary course.

The undersigned has all requisite authority to execute this certificate on behalf of Tenant. The undersigned acknowledges that the parties entitled to rely on this certificate will rely on this certificate in connection with the decision to purchase the Property and/or provide financing in connection therewith.

Very truly yours,

TENANT:

By:
Name:
Title:

48

EXHIBIT L

FORMS OF GROUND LANDLORD CONSENT AND ESTOPPEL

[see attached]

49

GROUND LESSOR ESTOPPEL (WILMINGTON, DE)

[GROUND LESSOR ENTITY AND ADDRESS INFO]

November           , 2010

WE APP Wilmington LLC (“Assignee”)

c/o Winstanley Enterprises LLC

130 Baker Avenue Extension, Suite 303

Concord, Massachusetts 01742

RE:	Pathmark Key #:	72-589B
	Ground Lease Dated:	September 8, 1977
	Ground Lessor:	3801 Wilmington Corporation.
	Ground Lessee:	Pathmark Stores, Inc.
	Demised Premises:	4001 Lancaster Pike
Wilmington, DE

Ladies and Gentlemen:

Ground Lessor hereby certifies as follows:

1. That certain Lease between Commonwealth Trust Co., your predecessor in interest, (Lessor) and 909 Group, L.P., our predecessor in interest (Lessee) dated as of September 8, 1977 (as amended or otherwise modified by the documents listed below, the “Ground Lease”) has not been modified either orally or in writing except as follows:

(a)             Amendment of Lease dated February 28, 1979

(b)             Amendment of Lease dated December 11, 1979

(c)             Assignment of Lease date November 29, 1994

(f)              Assignment of Lease dated June 11, 1980

(e)             Renewal Notice [9/8/97 – 9/7/02] dated March 3, 1997

(f)              Renewal Notice [9/8/02 – 9/7/07] dated January 31, 2002

(g)             Notice [Transfer of Ownership] dated August 9, 2007

(h)             Notice [Transfer of Ownership] dated February 6, 2009

(i)              Assignment and Assumption of Lease dated September 3, 2009

The Ground Lease is in full force and effect and is valid and enforceable according to its terms. A true and complete copy of the Ground Lease (including all documents listed above) is attached hereto and made a part hereof.

2.                                  The term of the Ground Lease expires on September 7, 2012. Ground Lessee has six (6) remaining renewal options of five (5) ears each.

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3.                                  Neither Ground Lessee nor Ground Lessor is in default of its obligations under the Ground Lease and, to the best of Ground Lessor’s knowledge, there is no state of facts that with the giving of notice, the passage of time, or both, could ripen into such a default.

4.                                  All rent, charges or other payments due the Ground Lessor under the Ground Lessee have been paid as of the date of this Ground Lessor Estoppel.

5.                                  Ground Lessee has not paid any of the rents, charges or other payments due under the Ground Lease more than one (1) month in advance as of the date of this Ground Lessor Estoppel. The fixed annual or base rent currently payable under the Ground Lease is $3,500.04 pr annum payable in advance in fixed monthly installments of $291.67 each per month.

6.                                  There is no security deposit under the Ground Lease.

7.                                  Ground Lessor confirms that its address for purposes of notice under the Ground Lease is as follows:                  .

8.                                  Ground Lessor’s consent is not required in connection with the assignment of Ground Lessee’s interest in the Ground Lease to Assignee.

9.                                  Ground Lessor has not assigned the Ground Lease or any of its interests therein.

10.                            Ground Lessor has no claims, counterclaims, defenses or set-offs against Ground Lessee arising from the Ground Lease as of the date hereof.

This Ground Lessor’s Estoppel shall be binding upon Ground Lessor and its successors and assigns (if any). Ground Lessor understands and agrees that this Ground Lessor’s Estoppel may be relied upon by (i) Assignee and its successors or assigns, (ii) each lender of Assignee that finances all or any portion of the price paid in connection with the assignment of the Ground Lessee’s interest in the Ground Lease to Assignee or otherwise provides debt financing to Assignee (and any successor or assign of any of the foregoing) and (iii) any title insurance provider of any of the foregoing. The person executing this Ground Lessor’s Estoppel on behalf of Ground Lessor represents and warrants that he or she has full power and authority to execute this Ground Lessor’s Estoppel on the Ground Lessor’s behalf. The Ground Lessor shall cooperate in recording a memorandum of this Ground Lessor’s Estoppel upon Assignee’s request.

Very truly yours,

GROUND LESSOR:

3801 WILMINGTON CORPORATION, a Delaware corporation

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By:
Name:
Title:

52

GROUND LESSOR ESTOPPEL (OZONE PARK, NY)

[GROUND LESSOR ENTITY AND ADDRESS INFO]

October           , 2010

WE APP Ozone Park LLC (“Assignee”)

c/o Winstanley Enterprises LLC

130 Baker Avenue Extension, Suite 303

Concord, Massachusetts 01742

RE:	Pathmark Key #:	72-626B
	Ground Lease Dated:	August 7, 1987
	Ground Lessor:	7 Horizon Corp.
	Ground Lessee:	Pathmark Stores, Inc.
	Demised Premises:	92-10 Atlantic Avenue
Ozone Park, NY

Ladies and Gentlemen:

Ground Lessor hereby certifies as follows:

1. That certain Lease between 7 Horizon Corp. (Landlord) and Pathmark Stores, Inc. formerly known as Supermarkets General Corporation (Tenant) dated as of August 7, 1987 (as amended or otherwise modified by the documents listed below, the “Ground Lease”) has not been modified either orally or in writing except as follows:

(a)             Declaration of Easement dated August 7, 1987

(b)             Letter Agreement dated March 28, 1990

(c)             Assignment of Lessor’s Interest in Lease date March 29, 1990

(g)            Renewal Notice {6/1/8 – 5/31/13] dated July 25, 2007

(e)             First Amendment to Lease dated September 10, 2010

The Ground Lease is in full force and effect and is valid and enforceable according to its terms. A true and complete copy of the Ground Lease (including all documents listed above) is attached hereto and made a part hereof.

11.         The term of the Ground Lease expires on May 31, 2013. Ground Lessee has five (5) remaining renewal options of five (5) ears each.

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12.                            Neither Ground Lessee nor Ground Lessor is in default of its obligations under the Ground Lease and, to the best of Ground Lessor’s knowledge, there is no state of facts that with the giving of notice, the passage of time, or both, could ripen into such a default.

13.                            All rent, charges or other payments due the Ground Lessor under the Ground Lessee have been paid as of the date of this Ground Lessor Estoppel.

14.                            Ground Lessee has not paid any of the rents, charges or other payments due under the Ground Lease more than one (1) month in advance as of the date of this Ground Lessor Estoppel. The fixed annual or base rent currently payable under the Ground Lease is $57,500 per annum payable in advance in fixed monthly installments of $4,791.60 each per month.

15.                            There is no security deposit under the Ground Lease.

16.                            Ground Lessor confirms that its address for purposes of notice under the Ground Lease is as follows:

17.                            Ground Lessor’s consent is not required in connection with the assignment of Ground Lessee’s interest in the Ground Lease to Assignee.

18.                            Ground Lessor has not assigned the Ground Lease or any of its interests therein.

19.                            Ground Lessor has no claims, counterclaims, defenses or set-offs against Ground Lessee arising from the Ground Lease as of the date hereof.

This Ground Lessor’s Estoppel shall be binding upon Ground Lessor and its successors and assigns (if any). Ground Lessor understands and agrees that this Ground Lessor’s Estoppel may be relied upon by (i) Assignee and its successors or assigns, (ii) each lender of Assignee that finances all or any portion of the price paid in connection with the assignment of the Ground Lessee’s interest in the Ground Lease to Assignee or otherwise provides debt financing to Assignee (and any successor or assign of any of the foregoing) and (iii) any title insurance provider of any of the foregoing. The person executing this Ground Lessor’s Estoppel on behalf of Ground Lessor represents and warrants that he or she has full power and authority to execute this Ground Lessor’s Estoppel on the Ground Lessor’s behalf. The Ground Lessor shall cooperate in recording a memorandum of this Ground Lessor’s Estoppel upon Assignee’s request.

Very truly yours,

GROUND LESSOR:

7 HORIZON CORP., a New York corporation

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By:
Name:
Title:

55

EXHIBIT M

FORM OF SECRETARY’S CERTIFICATE

[see attached]

56

PLAINBRIDGE LLC
(a Delaware limited liability company)

Written Consent of
the Board of Managers in Lieu of a Meeting

The undersigned, being all the members of the Board of Managers (the “Board”) of Plainbridge, LLC, a Delaware limited liability company (the “Company”), do hereby consent to the following actions and do hereby adopt the following resolutions by unanimous written consent in lieu of a meeting pursuant to the laws of the state in which the Company is organized, as the act of and for the Company in the same manner as if duly presented to and approved at a meeting of the Board duly called and held for such purposes:

RESOLVED, that the Board of Managers hereby ratifies, authorizes and approves the following: that Plainbridge, LLC sell all of its right, title and interest in and to certain plots, pieces or parcels of land, with the buildings and improvements thereon erected, situate, lying and related to certain premises, known as: 130 White Horse Pike, Lawnside, NJ; 4055 Merrick Road, Seaford, New York; 1764 Grand Avenue, Baldwin, New York and 9210 Atlantic Avenue, Queens, New York to Winstanley, LLC or its assigns, as Buyer, and it is further

RESOLVED, that the officers of the Company are hereby authorized and empowered to do and perform all acts, matters and things and to execute and deliver and cause to be executed and delivered all certifications, instruments and documents deemed by them to be necessary, proper, convenient or advisable to carryout the purposes and intent of the foregoing resolutions; and it is further

RESOLVED, that the following officer of the Company is hereby authorized to sign agreements, closing statements, certifications and other documents in furtherance of these resolutions - Christopher McGarry as President.

Board of Managers:

. :
Brenda Galgano

Michael Gualtieri

Christopher McGarry

Dated: November 1, 2010

57

UPPER DARBY STUART, LLC
(a Delaware limited liability company)

Written Consent of
the Board of Managers in Lieu of a Meeting

The undersigned, being all the members of the Board of Managers (the “Board”) of Upper Darby Stuart, LLC, a Delaware limited liability company (the “Company”), do hereby consent to the following actions and do hereby adopt the following resolutions by unanimous written consent in lieu of a meeting pursuant to the laws of the state in which the Company is organized, as the act of and for the Company in the same manner as if duly presented to and approved at a meeting of the Board duly called and held for such purposes:

RESOLVED, that the Board of Managers hereby ratifies, authorizes and approves the following: that Upper Darby Stuart, LLC sell all of its right, title and interest in and to that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and related to that certain premise, known as: 421 South 69th Boulevard, Upper Darby, PA to Winstanley, LLC or its assigns, as Buyer, and it is further

RESOLVED, that the officers of the Company are hereby authorized and empowered to do and perform all acts, matters and things and to execute and deliver and cause to be executed and delivered all certifications, instruments and documents deemed by them to be necessary, proper, convenient or advisable to carryout the purposes and intent of the foregoing resolutions; and it is further

RESOLVED, that the following officer of the Company is hereby authorized to sign agreements, closing statements, certifications and other documents in furtherance of these resolutions - Christopher McGarry as President.

Board of Managers:

. :
Brenda Galgano

Michael Gualtieri

Christopher McGarry

Dated: November 1, 2010

58

LANCASTER PIKE STUART LLC
(a Delaware limited liability company)

Written Consent of
the Board of Managers in Lieu of a Meeting

The undersigned, being all the members of the Board of Managers (the “Board”) of Lancaster Pike Stuart, LLC, a Delaware limited liability company (the “Company”), do hereby consent to the following actions and do hereby adopt the following resolutions by unanimous written consent in lieu of a meeting pursuant to the laws of the state in which the Company is organized, as the act of and for the Company in the same manner as if duly presented to and approved at a meeting of the Board duly called and held for such purposes:

RESOLVED, that the Board of Managers hereby ratifies, authorizes and approves the following: that Lancaster Pike Stuart, LLC sell all of its right, title and interest in and to certain plots, pieces or parcels of land, with the buildings and improvements thereon erected, situate, lying and related to certain premises, known as: 3901 Lancaster Pike, Wilmington, DE to Winstanley, LLC or its assigns, as Buyer, and it is further

RESOLVED, that the officers of the Company are hereby authorized and empowered to do and perform all acts, matters and things and to execute and deliver and cause to be executed and delivered all certifications, instruments and documents deemed by them to be necessary, proper, convenient or advisable to carryout the purposes and intent of the foregoing resolutions; and it is further

RESOLVED, that the following officer of the Company is hereby authorized to sign agreements, closing statements, certifications and other documents in furtherance of these resolutions - Christopher McGarry as President.

Board of Managers:

. :
Brenda Galgano

Michael Gualtieri

Christopher McGarry

Dated: November 1, 2010

59

PATHMARK STORES, INC.

UNANIMOUS WRITTEN CONSENT
OF DIRECTORS IN LIEU OF MEETING

The undersigned, being all of the Directors of Pathmark Stores, Inc., a Delaware corporation (the “Company”) in lieu of a meeting of the Board of Directors, hereby consents to and adopts the following resolutions with the full force and effect as if the same has been duly adopted at a meeting of the Board of Directors held pursuant to notice duly given:

RESOLVED, that the Board of Directors hereby ratifies, authorizes and approves the following: that Pathmark Stores, Inc. agrees to lease the properties listed on Exhibit A from the respective companies, and it is further

RESOLVED, that the President, and any Vice President be and hereby is, authorized and directed to execute and deliver contracts for the purchase and/or sale of real and personal property, mortgages and/or deeds in connection therewith, leases, lease assignments, assumption agreements, estoppel certificates, lease terminations, lease amendments and other forms of contracts or agreements in connection with any of the foregoing for the Company or any of its subsidiaries, on such occasion and in such form as he in his discretion shall determine.

RESOLVED, that the President or any Vice President be, and each of them acting alone hereby is, authorized to take all such action and to prepare, execute, deliver and file all such agreements, instruments, documents and certificates in the name and on behalf of the Company, under its corporate seal or otherwise, and to incur and to pay all such fees and expenses as they, or any on of them, shall deem necessary, proper or advisable in order to carry out the intent and effectuate the purpose of the foregoing resolution.

. Directors:
Brenda Galgano

Michael Gualtieri

Christopher McGarry

Dated: November 1, 2010

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Exhibit A

PROPERTY:	421 South 69th Blvd.
Upper Darby, PA

130 White Horse Pike
Lawnside, NJ

4055 Merrick Road
Seaford, NY

1764 Grand Avenue
Baldwin, NY

9210 Atlantic Avenue
Queens, NY

3901 Lancaster Pike
Wilmington, DE

LESSORS:
WE APP Baldwin LLC
WE APP Lawnside LLC
WE APP Ozone Park LLC
WE APP Seaford LLC
WE APP Upper Darby LLC
WE APP Wilmington LLC

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CERTIFICATION

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

I, Christopher W. McGarry, do hereby certify that I am the Senior Vice President, General Counsel and Secretary of THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation, and that the following is a true and correct copy of a resolution duly adopted by the Board of Directors of The Great Atlantic & Pacific Tea Company, Inc. at a meeting held on December 4, 1990 at which a quorum was present and acting throughout; and that said resolution has not been amended, revoked or rescinded and is now in full force and effect:

“RESOLVED, that this Corporation is hereby authorized and empowered to enter into guarantees of obligations due to suppliers, lenders, mortgagees, lessors or any other person, providing for the prompt payment when due, whether by acceleration or otherwise, of all debts, rents and other amounts whatsoever payable by Waldbaum, Inc., or any wholly owned subsidiary of the Corporation or payable by any subsidiary of Waldbaum, Inc. or payable by any subsidiary of any other wholly owned subsidiary of the Corporation, to such a person, its successors and assigns, in such form as the Chairman and Chief Executive Officer, any Vice Chairman, the Executive Vice President and Chief Financial Officer, or the Senior Vice President and General Counsel shall deem appropriate, and each such officer is authorized and empowered to execute and deliver such guaranty in the name of and on behalf of this Corporation, and such officer is further authorized to affix the seal of this Corporation to such guaranty and to furnish such certificates and instruments as such officer deems appropriate in connection therewith.”

I FURTHER CERTIFY that Pathmark Stores, Inc., a Delaware corporation, is a subsidiary of The Great Atlantic & Pacific Tea Company, Inc.

AND I FURTHER CERTIFY that the following individual has been duly elected to the office indicated in said Company and holds the same as of the date hereof, that he is authorized pursuant to the foregoing resolution to execute and deliver contracts, agreements, leases, deeds, mortgages and other instruments and that his true and correct signature appears below:

NAME	OFFICE	SIGNATURE

David Kelly	Vice President
Pathmark Stores, Inc.

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IN WITNESS WHEREOF, I have set my hand and affixed the official seal of the Corporation this 3rd day of November, 2010.

Christopher W. McGarry
Senior Vice President,
General Counsel & Secretary

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